      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON _______, 2003

                                                   REGISTRATION NO. 333-


================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ==========================

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ==========================

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                                 ACE GAMING, LLC
           (Exact name of each registrant as specified in its charter)

               DELAWARE                                  7011                                54-2131349
              NEW JERSEY                                 7011                                54-2131351
        ----------------------               ----------------------------                 -------------
    (State or Other Jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
    Incorporation or Organization)            Classification Code Number)              Identification Number)

                            C/O SANDS HOTEL & CASINO
                         INDIANA AVENUE & BRIGHTON PARK
                         ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 441-4000
          ------------------------------------------------------------
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              PHYLLIS LETART, ESQ.
                            C/O SANDS HOTEL & CASINO
                         INDIANA AVENUE & BRIGHTON PARK
                         ATLANTIC CITY, NEW JERSEY 08401
                                 (609) 441-4633

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ==========================

                                 WITH A COPY TO:

                               JOEL A. YUNIS, ESQ.
                               WAYNE A. WALD, ESQ.
                          KATTEN MUCHIN ZAVIS ROSENMAN
                               575 MADISON AVENUE
                            NEW YORK, NEW YORK 10022
                                 (212) 940-8800

                           ==========================

Approximate date of commencement of proposed sale to the public: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT IS DECLARED EFFECTIVE AND THE CONDITIONS TO THE CONSUMMATION OF THE OFFER DESCRIBED HEREIN HAVE BEEN SATISFIED OR, TO THE EXTENT PERMITTED, WAIVED.

                             ----------------------

         If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                                                 CALCULATION OF REGISTRATION FEE
===================================== ==================== ========================= ======================== ====================

                                           AMOUNT TO           PROPOSED MAXIMUM         PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF                 BE                OFFERING PRICE         AGGREGATE OFFERING          AMOUNT OF
  SECURITIES TO BE REGISTERED (1)         REGISTERED               PER UNIT                   PRICE            REGISTRATION FEE
------------------------------------- -------------------- ------------------------- ------------------------ --------------------
3% Notes due 2008                     $110,000,000 (2)                  N/A             $110,000,000 (3)           $8,899 (3)
------------------------------------- -------------------- ------------------------- ------------------------ --------------------
Common Stock, par value                       (4)                       N/A                    N/A                    N/A
     $.01 per share (4)
===================================== ==================== ========================= ======================== ====================

(1) This registration statement relates to the offer by Atlantic Coast Entertainment Holdings, Inc. to exchange an aggregate of up to $110,000,000 principal amount of its 3% Notes due 2008 for all of GB Property Funding Corp.'s outstanding 11% Notes due 2005.

(2) This amount represents the maximum principal amount of 3% Notes due 2008 that may be issued by Atlantic Coast Entertainment Holdings, Inc. to tendering holders.

(3) The amount of the registration fee paid herewith was calculated pursuant to Rule 457(f)(1) under the Securities Act of 1933, as amended, based on the face value of the 11% Notes due 2005 to be received by Atlantic Coast Entertainment Holdings, Inc. from tendering holders.

(4) Such indeterminate number of shares of common stock as shall be issuable in payment of the 3% Notes due 2008 being registered hereunder. No additional consideration will be received for the common stock and, therefore, no registration fee is required pursuant to Rule 457(i) under the Securities Act of 1933, as amended.

                              --------------------

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                              --------------------

THE INFORMATION IN THIS PRELIMINARY PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Solicitation Statement and Prospectus
                                     Subject to completion, dated ________, 2003

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                              CONSENT SOLICITATION

                                       AND

                                OFFER TO EXCHANGE

  $110,000,000 3% NOTES DUE 2008 OF ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
   FOR ANY AND ALL OUTSTANDING 11% NOTES DUE 2005 OF GB PROPERTY FUNDING CORP.

         Atlantic Coast Entertainment Holdings, Inc. (referred to herein as "we", "us" or "our") is a newly formed wholly-owned subsidiary of Greate Bay Hotel and Casino, Inc., a New Jersey corporation. We are offering to exchange $1,000 principal amount of our newly issued 3% Notes due 2008 (which we refer to as the "New Notes") plus $100 in cash for each $1,000 principal amount of 11% Notes due 2005 (which we refer to as the "Existing Notes") of GB Property Funding Corp., a Delaware corporation, that are properly tendered and accepted by us for exchange on the terms and conditions set forth in this solicitation statement and prospectus and the accompanying Consent and Letter of Transmittal, which we refer to together as the "exchange offer." In connection with the exchange, if you tender your Existing Notes you will also receive in cash all accrued but unpaid interest on the Existing Notes through the date we complete the exchange.

         Concurrently with the exchange offer, we are also soliciting consents, on behalf of GB Holdings, Inc., from holders of the Existing Notes, which we refer to as the "consent solicitation", to eliminate certain restrictive covenants of the Amended and Restated Indenture, dated as of October 12, 2001, among GB Property Funding Corp., as issuer, GB Holdings, Inc. and Greate Bay Hotel and Casino, Inc., as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee (which we refer to as the "Existing Indenture"), to release the liens on the collateral securing the Existing Notes pursuant to the Existing Indenture under which the Existing Notes were issued and to consent to the terms of the new indenture governing the New Notes.

         Among other conditions, the consent solicitation and exchange offer is conditioned upon our receipt of valid consents and tenders from holders of not less than a majority of the aggregate principal amount of the Existing Notes outstanding. The holders of approximately 58% of the Existing Notes have indicated their support of the transaction and their intent to tender for exchange their Existing Notes, and thereby consent to the amendments to the Existing Indenture. The minimum tender condition would be satisfied upon the tender of the Existing Notes held by such holders.

         The exchange offer will expire at 5:00 p.m., New York City time, on [___________], the expiration date, unless we extend it. We will announce any extensions by press release or other form of public announcement no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. You may withdraw any Existing Notes tendered until the expiration of the exchange offer.

         Holders of Existing Notes who tender into the exchange offer (whether directly by you, your broker or your depository) will automatically be deemed to have given their consent to the proposed amendments to the Existing Indenture. The proper completion, execution and delivery of a Consent and Letter of Transmittal with respect to Existing Notes will confirm your consent to the proposed amendments to such Existing Indenture. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER."

         The Existing Notes are traded on the American Stock Exchange and the market price for $1,000 in principal amount of the Existing Notes was $___________ on __________________, 2003.

         GB Holdings, Inc. has filed with the American Stock Exchange and the Securities and Exchange Commission an application to have the Existing Notes delisted.

         GB HOLDINGS, INC. HAS THE ABILITY IN ITS SOLE DISCRETION, TO TERMINATE THE TRANSACTIONS SET FORTH HEREIN AT ANY TIME PRIOR TO CONSUMMATION.


 SEE "RISK FACTORS" BEGINNING ON PAGE 30 FOR A DISCUSSION OF ISSUES THAT YOU
  SHOULD CONSIDER WITH RESPECT TO THE CONSENT SOLICITATION AND EXCHANGE OFFER.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE
      SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES
         OR THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS
          TRANSACTION, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS
            SOLICITATION STATEMENT AND PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

  THE NEW JERSEY CASINO CONTROL COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS SOLICITATION STATEMENT AND PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


  [The Solicitation Agent for the consent solicitation and exchange offer is:
                              ___________________]

    The date of this solicitation statement and prospectus is _________, 2003

                                TABLE OF CONTENTS

                                                                                                               PAGE
QUESTIONS AND ANSWERS ABOUT THE CONSENT SOLICITATION AND EXCHANGE OFFER...........................................1
SUMMARY..........................................................................................................11
SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA....................................................21
SELECTED PRO FORMA FINANCIAL DATA FOR PARENT AND ATLANTIC GIVING EFFECT
    TO THE TRANSACTION...........................................................................................23
CAPITALIZATION...................................................................................................28
RISK FACTORS.....................................................................................................30
    Risk Factors Related to Holders Tendering in the Exchange Offer..............................................30
    Risk Factors Related to Holders Not Tendering in the Exchange Offer..........................................35
    Risk Factors Related to the Business of Atlantic.............................................................39
    Risk Factors Related to the Gaming Industry..................................................................43
FORWARD-LOOKING STATEMENTS.......................................................................................44
USE OF PROCEEDS..................................................................................................45
DESCRIPTION OF THE TRANSACTION...................................................................................46
    Background of the Consent Solicitation and Exchange Offer....................................................46
    Background of the Transaction................................................................................46
    Description of the Transaction...............................................................................48
THE CONSENT SOLICITATION AND EXCHANGE OFFER......................................................................53
    Conditions of the Consent Solicitation and Exchange Offer....................................................53
    Timing of the Consent Solicitation and Exchange Offer........................................................55
    Extension, Termination and Amendment.........................................................................55
    Exchange of the Existing Notes...............................................................................56
    Procedures for Tendering and Consenting......................................................................56
    Guaranteed Delivery..........................................................................................57
    Effects of Tenders and Consents..............................................................................58
    Acceptance of the Existing Notes and Delivery of the New Notes...............................................58
    Withdrawal of Tenders and Revocation of Consents.............................................................59
    Appraisal Rights.............................................................................................60
    Certain Legal and Regulatory Matters.........................................................................60
    Accounting Treatment.........................................................................................60
    Solicitation Agent...........................................................................................60
    Information Agent............................................................................................60
    Exchange Agent...............................................................................................60
    Transfer Taxes...............................................................................................60
    Interests of Certain Persons in the Exchange Offer...........................................................61
PROPOSED AMENDMENTS .............................................................................................62
DESCRIPTION OF THE NEW NOTES.....................................................................................65
COMPARISON OF THE EXISTING NOTES, THE EXISTING NOTES, AS AMENDED, AND THE NEW NOTES..............................69
DESCRIPTION OF ATLANTIC CAPITAL STOCK............................................................................77
DESCRIPTION OF THE COMPANY'S OTHER INDEBTEDNESS..................................................................79
GOVERNMENT REGULATION............................................................................................80
DESCRIPTION OF THE BUSINESS OF PARENT AND ITS SUBSIDIARIES.......................................................85
LEGAL PROCEEDINGS ...............................................................................................91
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
     OF OPERATIONS OF PARENT AND ITS SUBSIDIARIES................................................................92
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK......................................................105
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE............................106
MANAGEMENT OF PARENT AND ATLANTIC...............................................................................108
EXECUTIVE COMPENSATION OF PARENT AND ITS SUBSIDIARIES...........................................................111
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF
     ATLANTIC AND PARENT........................................................................................114



                                      iii


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..................................................................116
MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS.................................................................116
    General.....................................................................................................116
    Issue Price and Publicly Traded.............................................................................117
    U.S. Holders................................................................................................118
    Treatment of U.S. Holders Exchanging the Existing Notes for the New Notes...................................118
    Treatment of U.S. Holders Retaining the Existing Notes......................................................120
    Non-U.S. Holders............................................................................................121
    Treatment of Non-U.S. Holders Exchanging the Existing Notes for the New Notes...............................121
    Treatment of Non-U.S. Holders Retaining the Existing Notes..................................................122
    Backup Withholding and Information Reporting................................................................122
LEGAL MATTERS...................................................................................................123
EXPERTS.........................................................................................................123
WHERE YOU CAN FIND MORE INFORMATION.............................................................................123
INDEX TO FINANCIAL STATEMENTS...................................................................................F-i
GB HOLDINGS, INC. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDED DECEMBER
     31, 2002...................................................................................................F-1
GB HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL QUARTER
     ENDED JUNE 30, 2003.......................................................................................F-25
ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.  AND SUBSIDIARY CONSOLIDATED FINANCIAL STATEMENTS..................F-35
GB HOLDINGS, INC. AND SUBSIDIARIES  UNAUDITED PRO FORMA  CONDENSED CONSOLIDATED FINANCIAL STATEMENTS............P-1
ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.  AND SUBSIDIARY UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
     FINANCIAL STATEMENTS......................................................................................P-16

Annex A:      Certificate of Incorporation of Atlantic Coast Entertainment
              Holdings, Inc.
Annex B:      By-Laws of Atlantic Coast Entertainment Holdings, Inc.
Annex C:      Contribution Agreement
Annex D:      Form of Warrant Agreement
Annex E:      Existing Indenture
Annex F:      Form of the Amendment to the Indenture and Form of the Second
              Amended and Restated Indenture, which is attached as Exhibit A thereto
Annex G:      Form of the Indenture

                           QUESTIONS AND ANSWERS ABOUT
                   THE CONSENT SOLICITATION AND EXCHANGE OFFER

         The following are some questions regarding the consent solicitation and exchange offer that you may have as a holder of 11% Notes due 2005 (which we refer to as the "Existing Notes") of GB Property Funding Corp. (which we refer to as "Funding"), a wholly-owned subsidiary of GB Holdings, Inc. (which we refer to as "Holdings"), and the answers to those questions. We urge you to read carefully the remainder of this solicitation statement and prospectus and the related Consent and Letter of Transmittal because the information in this section is not complete. Additional important information is contained in the remainder of this solicitation statement and prospectus and the Consent and Letter of Transmittal.

Q:       WHO IS CURRENTLY OBLIGATED TO MAKE PAYMENTS UNDER THE EXISTING NOTES?

A: The Existing Notes were issued by Funding and guaranteed by Parent and Greate Bay Hotel and Casino, Inc. (which we refer to as "Operating"), a wholly-owned subsidiary of Parent. The Existing Notes are governed by the Amended and Restated Indenture (which we refer to as the "Existing Indenture"), dated as of October 12, 2001, among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee.

Q:       WHO IS MAKING THE EXCHANGE OFFER FOR THE EXISTING NOTES?

A: The exchange offer is being made by Atlantic Coast Entertainment Holdings, Inc. (referred to herein as "Atlantic", "we", "us" or "our"). Atlantic is a newly formed wholly-owned subsidiary of Operating.

Q:       WHY IS THE EXCHANGE OFFER BEING MADE?

A: The exchange offer is one aspect of a series of events (which we refer to as the "Transaction") initiated by Parent to refinance the Existing Notes on terms that Parent believes are more favorable than those currently available to it in the capital markets. The Existing Notes, in the aggregate principal amount of $110,000,000, are due and payable, together with accrued but unpaid interest, on September 29, 2005. If Parent is not able to refinance the Existing Notes on favorable terms, or at all, or accumulate enough cash to pay the Existing Notes when the Existing Notes become due in 2005, Funding and the guarantors of the Existing Notes will be in default under the Existing Indenture.

Q:       WHY IS THE CONSENT SOLICITATION BEING MADE?

A: The consent solicitation (which we are commencing on behalf of Parent, Funding and Operating) is necessary in order to complete the exchange offer because the holders of the Existing Notes need to consent to amendments to the Existing Indenture, to permit the release of the collateral securing the Existing Notes and the elimination of many of the restrictive covenants in the Existing Indenture in order to accomplish the exchange offer. Additionally, the consent solicitation provides the holders of Existing Notes that elect to tender their Existing Notes in the exchange offer, the opportunity to consent to the terms of the Indenture (which we refer to as the "New Indenture"), among Atlantic, as issuer, ACE Gaming, LLC (which we refer to as "Licensee"), a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic, as guarantor, and the trustee.

Q:       WHAT IS BEING OFFERED IN EXCHANGE FOR THE EXISTING NOTES?

A: Atlantic is offering the holders of the outstanding Existing Notes the opportunity to exchange the Existing Notes for (a) $100 in cash (which we refer to as the "Cash Payment") for each $1,000 principal amount of Existing Notes exchanged; (b) on a dollar for dollar basis, 3% Notes due 2008 (which we refer to as the "New Notes") issued by Atlantic; and
         (c) the accrued but unpaid interest on the Existing Notes. The New Notes will, at the election of the holders of a majority of the aggregate principal amount of the New Notes, be payable at or prior to maturity by issuance of up to 72.5% of the outstanding common stock, par value $0.01 per share, of Atlantic (which we refer to as the "Atlantic Common Stock") or a lesser proportionate amount if less than all of the holders of the Existing Notes participate in the exchange offer.

Q:       WHAT IS THE EFFECT OF THE EXCHANGE?

A: The exchange of Existing Notes for New Notes will result in the cancellation of all of the Existing Notes that Atlantic receives from the holders that elect to exchange such Existing Notes for New Notes. Additionally, any holder that elects to exchange the Existing Notes for New Notes will automatically be deemed to have consented to the amendments to the Existing Indenture.

Q:       WHAT WILL ATLANTIC OWN AFTER THE TRANSACTION?

A: Atlantic's sole asset will be 100% of the membership interest of Licensee. The assets of Licensee will consist of substantially all of the assets currently owned by Parent and Operating (The Sands Hotel & Casino in Atlantic City, New Jersey) other than the stock of Operating, Funding and Atlantic, at that time except for an amount of cash that Atlantic will pay to the holders of the Existing Notes that elect to exchange their Existing Notes for New Notes.

Q:       WHAT WILL PARENT, FUNDING, AND OPERATING OWN AFTER THE TRANSACTION?

A: As part of the Transaction, Parent, Funding and Operating will in a series of events merge (which we refer to as the "Merger") with Parent as the surviving entity. Parent will be the sole obligor under the Existing Notes. If all of the Existing Notes are not exchanged, Parent will receive and its sole asset will be Atlantic Common Stock representing the Existing Notes that were not exchanged (i.e., a proportionate amount of 72.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock). Parent will also receive and thereafter distribute to its stockholders warrants to purchase shares of Atlantic Common Stock at a purchase price of $0.01 per share (which we refer to as the "Warrants" and which we refer to collectively with the Atlantic Common Stock, as the "Atlantic Securities"), representing 27.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock. If 100% of the Existing Notes are exchanged for New Notes, Parent will receive and distribute to its stockholders 27.5% of the outstanding Atlantic Common Stock (on a fully diluted basis).

Q: IF I OWN $1,000 OF EXISTING NOTES, WHAT WILL I RECEIVE IN THE EXCHANGE OFFER IF I ELECT TO EXCHANGE?

A: You will receive (a) $1,000 of New Notes; (b) a Cash Payment equal to $100; and (c) a cash payment for all interest which has accrued but has not been paid on the Existing Notes. Prior to or at maturity of the New Notes, upon the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding, you will receive 65 shares of Atlantic Common Stock that represents 0.0000065% (on a fully diluted basis) of the outstanding Atlantic Common Stock as full payment of the principal and accrued interest due under the New Notes. We describe the terms of the exchange offer in more detail in the section entitled "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 52. In addition, you may, at the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding, be allowed to convert your New Notes, in whole or in part, into Atlantic Common Stock at your election.

Q:       WILL THE NEW NOTES BE LISTED ON ANY STOCK EXCHANGE OR ON NASDAQ?

A:       No. Atlantic does not currently anticipate listing the New Notes.

Q:       WILL THE EXISTING NOTES CONTINUE TO BE LISTED ON THE AMERICAN STOCK
         EXCHANGE?

A: No. Prior to the consummation of the Transaction, it is currently anticipated that the Existing Notes will be delisted from the American Stock Exchange.

Q:       WILL THE ATLANTIC COMMON STOCK BE LISTED ON ANY STOCK EXCHANGE OR ON
         NASDAQ?

A:       No. Atlantic does not currently anticipate listing the Atlantic Common
         Stock.

Q: CAN EITHER ATLANTIC OR PARENT ESTIMATE HOW MANY HOLDERS OF THE EXISTING NOTES WILL ELECT TO EXCHANGE FOR NEW NOTES?

A: No. Neither Atlantic nor Parent can estimate how many holders of the Existing Notes will elect to exchange for New Notes. Affiliates of Carl
         C. Icahn own approximately 58% of the Existing Notes and have indicated their intent to consent to the proposed amendments to the Existing Indenture and tender for exchange their Existing Notes and if they exchange they will own at least 58% of the aggregate principal amount of the New Notes outstanding.

Q:       WHO MAY PARTICIPATE IN THE EXCHANGE OFFER?

A: All holders of the Existing Notes may participate in the exchange offer.

Q: WHAT ARE THE RISKS TO ME IF I TENDER MY EXISTING NOTES IN THIS CONSENT SOLICITATION AND EXCHANGE OFFER?

A: There are a number of risks if you tender Existing Notes in the consent solicitation and exchange offer, including:

                  - The maturity date of the New Notes is later than the maturity date of the Existing Notes.

                  - The New Notes bear interest at 3% per annum which accrues annually, but is only payable at maturity in 2008, while the Existing Notes bear interest at 11% per annum which accrues and is payable semi-annually.

                  - If a majority in aggregate principal amount of the New Notes outstanding elects to be paid in the form of Atlantic Common Stock, the New Notes will effectively be converted prior to maturity and you will not receive a cash payment for either the principal or accrued interest. The decision to be paid in Atlantic Common Stock prior to or at maturity instead of in cash at maturity will be made by the holders of a majority in aggregate principal amount of the New Notes outstanding. Affiliates of Carl C. Icahn own approximately 58% of the Existing Notes and have indicated their intent to consent to the proposed amendments to the Existing Indenture and tender for exchange their Existing Notes and if they exchange they will own at least 58% of the aggregate principal amount of the New Notes outstanding. As such, if such affiliates exchange, they will, in their sole discretion, have the ability to determine whether and when the New Notes will be paid in Atlantic Common Stock or cash.

         For a discussion of these and other risks, see "RISK FACTORS -- Risk Factors Related to Holders Tendering in the Exchange Offer" as set forth on page 30.

Q:       WHEN DOES THE CONSENT SOLICITATION AND EXCHANGE OFFER EXPIRE?

A: Unless we extend this consent solicitation and exchange offer, it will expire at 5:00 p.m., New York City time, on [___________]. We do not currently intend to extend the expiration date of the consent solicitation and exchange offer. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Timing of the Consent Solicitation and Exchange Offer" as set forth on page 54.

Q: HOW WILL I BE NOTIFIED IF THE CONSENT SOLICITATION AND EXCHANGE OFFER IS EXTENDED?

A: If we decide to extend the consent solicitation and exchange offer, we will notify the information agent. We also will issue a press release or make another form of public announcement of the extension no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Extension, Termination and Amendment" as set forth on page 55.

Q:       CAN THE TRANSACTION BE TERMINATED?

A: Yes. Parent can choose to terminate the Transaction at any time prior to the consummation of the Transaction, including by the Board of Directors of Parent. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Extension, Termination and Amendment" as set forth on page 55.

Q: HOW DO I CONSENT TO THE AMENDMENTS TO THE EXISTING INDENTURE AND THE RELEASE OF THE COLLATERAL?

A: By tendering for exchange your Existing Notes (whether directly by you, your broker or your depository), you will automatically be deemed to have given your consent to the amendments to the Existing Indenture, agreed to release the lien on the collateral for the Existing Notes which is currently restricted by the Existing Indenture and consented to the terms of the New Indenture. You cannot tender your Existing Notes without consenting to the amendments to the Existing Indenture, agreeing to release the lien on the collateral securing the Existing Notes and agreeing to accept the terms of the New Indenture. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Procedures for Tendering and Consenting" as set forth on page 56.

Q:       WHAT ARE THE NEW NOTES?

A: Our newly-issued 3% Notes due 2008. The New Notes will be guaranteed by Licensee to which we will transfer (i) all of our cash (except for an amount of cash that Atlantic will pay to the holders of the Existing Notes that elect to exchange for New Notes) which was transferred to Atlantic by Parent and Operating and (ii) substantially all of the assets of Operating and Parent contributed to Atlantic which includes the collateral released from the Existing Indenture. The New Notes will be issued under the New Indenture and secured by all of the assets of Atlantic and Licensee including The Sands Hotel and Casino (located in Atlantic City, New Jersey). We describe the New Notes in more detail in the section entitled "DESCRIPTION OF THE NEW NOTES" beginning on page 64 of this solicitation statement and prospectus.

Q:       ARE THE NEW NOTES PAYABLE IN THE FORM OF ATLANTIC COMMON STOCK?

A: Yes, at the election of the holders of a majority in aggregate principal amount of the New Notes outstanding, the holders of the New Notes will receive payment for such notes in the form of Atlantic Common Stock in full satisfaction and full payment for the principal and accrued interest of the New Notes, in which event you will not be paid in cash. See "DESCRIPTION OF THE NEW NOTES" as set forth on page 64.

Q:       CAN I BE PAID IN ATLANTIC COMMON STOCK FOR THE NEW NOTES AT ANY TIME?

A: No. Holders of the New Notes will not be paid in the form of Atlantic Common Stock at their option. It is necessary for the holders of a majority of the aggregate principal amount of the New Notes outstanding to approve payment in the form of Atlantic Common Stock. A holder or a group of holders that own less than a majority of the aggregate principal amount of the New Notes outstanding does not have the option to unilaterally determine whether or not to be paid in Atlantic Common Stock. Affiliates of Carl C. Icahn hold approximately 58% of the aggregate principal amount of the Existing Notes outstanding and have indicated their intent to consent to the proposed amendments to the Existing Indenture and tender for exchange their Existing Notes. Therefore, if they exchange, they will own at least 58% of the aggregate principal amount of the New Notes outstanding and will have the ability in their sole discretion to determine whether and when the New Notes will be paid in Atlantic Common Stock or cash. See "DESCRIPTION OF THE NEW NOTES" as set forth on page 65.

Q: IS PAYMENT OF THE PRINCIPAL AND THE ACCRUED INTEREST OF THE NEW NOTES AUTOMATICALLY DUE AND PAYABLE IN CASH UPON MATURITY IN 2008?

A: No. The holders of a majority of the aggregate principal amount of the New Notes outstanding can elect, at any time following consummation of the Transaction, to determine whether the New Notes (i) will be paid in the form of Atlantic Common Stock instead of a cash payment of the principal and accrued interest or (ii) will be convertible, in whole or in part, at the election of the holder into Atlantic Common Stock. If the New Notes are convertible into or payable in the form of Atlantic Common Stock, (i) the holders of all of the New Notes will receive their pro rata percentage of Atlantic Common Stock, in the aggregate, expressed as a percentage equal to 72.5% (on a fully diluted basis) of the total outstanding Atlantic Common Stock, multiplied by a fraction, the numerator of which is the aggregate principal amount of the

         Existing Notes outstanding exchanged for the New Notes and the denominator of which is the aggregate principal amount of the Existing Notes outstanding immediately prior to the consummation of the exchange offer and (ii) the holders of the New Notes will receive payment for such notes in the form of Atlantic Common Stock in full satisfaction and full payment of the New Notes and immediately thereafter the New Notes will be cancelled. See "RISK FACTORS -- Risk Factors Related to Holders Tendering in the Exchange Offer" as set forth on page 30 and "DESCRIPTION OF THE NEW NOTES" as set forth on page 65.

Q:       MAY I TENDER FOR EXCHANGE A PORTION OF THE EXISTING NOTES THAT I HOLD?

A: Yes. You do not have to tender for exchange all of the Existing Notes that you hold in order to participate in the consent solicitation and exchange offer. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 52.

Q: CAN I TENDER FOR EXCHANGE MY EXISTING NOTES WITHOUT CONSENTING TO THE PROPOSED AMENDMENTS OR CONSENT TO THE PROPOSED AMENDMENTS WITHOUT TENDERING FOR EXCHANGE MY EXISTING NOTES?

A: No. If you tender for exchange your Existing Notes (whether directly by you, your broker or your depository), you will automatically be deemed to have given your consent to the proposed amendments to the Existing Indenture. If you decide not to exchange your Existing Notes, you will automatically be deemed to not have given your consent to the proposed amendments to the Existing Indenture. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 53.

Q: WILL MY RIGHTS AS A HOLDER OF THE EXISTING NOTES CHANGE IF I TENDER FOR EXCHANGE MY EXISTING NOTES IN THIS CONSENT SOLICITATION AND EXCHANGE OFFER?

A: Yes. Currently, your rights as a holder of the Existing Notes are governed by the Existing Indenture. If you exchange your Existing Notes for New Notes, your rights as a holder of the New Notes will be governed by the New Indenture, the terms of which are described in this solicitation statement and prospectus under "DESCRIPTION OF THE NEW NOTES" as set forth on page 65.

Q: HOW WILL THE CONSENT SOLICITATION AND EXCHANGE OFFER AFFECT MY RIGHTS AS A HOLDER OF EXISTING NOTES IF I DO NOT TENDER FOR EXCHANGE MY EXISTING NOTES IN THIS CONSENT SOLICITATION AND EXCHANGE OFFER?

A: If you do not tender for exchange your Existing Notes in the exchange offer and we successfully complete the consent solicitation and exchange offer, your Existing Notes will no longer be secured by collateral, and you will no longer be entitled to the benefits of the restrictive covenants that will be eliminated or modified by the proposed amendments. The New Notes will be secured by a mortgage on all of the assets of Licensee. Parent as the obligor of the Existing Notes will have no assets other than that portion of the Atlantic Common Stock, representing that portion of the unexchanged Existing Notes, which has the effect of structurally subordinating the unexchanged Existing Notes to the New Notes. The New Indenture will contain restrictive covenants similar to those that will be eliminated from the Existing Indenture. In addition, the sole payments that are permitted under the New Indenture are payments for interest on the Existing Notes, operating expenses and payments and reimbursements to the trustee under the Existing Indenture, as amended by the proposed amendments. Payments to Parent by Atlantic for the payment of principal on the Existing Notes will be a "restricted payment" under the New Indenture and are not permissible. Actions by Atlantic or its subsidiaries which are a violation of these covenants will be an event of default under the New Indenture, giving the trustee and the holders of a majority of the aggregate principal amount of the New Notes outstanding a right to declare the New Notes immediately due and payable. However, such actions may not cause an event of default under the Existing Indenture, as amended by the proposed amendments, and holders of the Existing Notes may not have a corresponding right to declare the remaining Existing Notes due and payable. The Existing Notes will likely have a limited marketability due to Parent's decision to delist the Existing Notes and because of the material reduction in the principal amount, or "float," of the Existing Notes outstanding if we complete the exchange offer. A debt security with a smaller outstanding float may command a lower price than a comparable debt security with a larger float. The reduced float may also make trading prices, if any, more volatile. Moreover, the market for the Existing Notes also may be adversely affected by the existence of a market for the New Notes. See "RISK FACTORS -- Risk Factors Related to Holders Not Tendering in the Exchange Offer" as set forth on page 35. In addition, you should, for U.S. federal income tax purposes, be deemed to have exchanged your Existing Notes for the Existing Notes, as amended. This deemed exchange may have U.S. federal income tax consequences for holders of Existing Notes. See "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS -- Treatment of U.S. Holders Retaining the Existing Notes" as set forth on page 120.

Q:       WHAT ARE THE CONDITIONS OF THE CONSENT SOLICITATION AND EXCHANGE OFFER?

A:       This consent solicitation and exchange offer are conditioned upon:

                  o Parent receiving the approval of a majority of its stockholders for the Transaction;

                  o Operating receiving the required third party and governmental consents, including from the New Jersey Casino Control Commission (relating to the Transaction and the issuance of a casino license to Licensee on substantially the same terms and conditions as the casino license issued to Operating);

                  o holders of not less than a majority of the aggregate principal amount of the Existing Notes outstanding exchanging their Existing Notes for New Notes; and

                  o the effectiveness of the Amendment to the Amended and Restated Indenture among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee, the Second Amended and Restated Indenture, among Parent, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee, and the New Indenture.

         Affiliates of Carl C. Icahn, which own approximately 77% of the outstanding common stock of Parent and approximately 58% of the aggregate principal amount of the Existing Notes outstanding, have indicated they intend to vote in favor of the Transaction, consent to the proposed amendments to the Existing Indenture and tender for exchange their Existing Notes for New Notes. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 53.

Q:       WHAT HAPPENS IF THE EXCHANGE OFFER IS NOT COMPLETED?

A: If the exchange offer is not completed, Parent will have to pursue other alternatives, including attempting to refinance the Existing Notes in the capital markets, seeking additional financing or other methods of restructuring the Existing Notes. If Parent is unable to refinance the Existing Notes on favorable terms, or at all, or accumulate enough cash to pay the principal amount and accrued interest of the Existing Notes when the Existing Notes are due, the Existing Notes will be in default and it is reasonably likely that Parent will file for, or be forced to resort to, bankruptcy protection. In that event, no assurances can be given as to the amount of assets, if any, which will be realized by the holders of the Existing Notes. See "RISK FACTORS -- Risk Factors Related to Holders Not Tendering in the Exchange Offer" as set forth on page 35.

Q: WILL I HAVE TO PAY ANY FEES OR COMMISSIONS IF I ELECT TO PARTICIPATE IN THE EXCHANGE OFFER AND TENDER FOR EXCHANGE MY EXISTING NOTES?

A: If you are the record owner of your Existing Notes and you tender for exchange your Existing Notes (whether directly by you, your broker or your depository) directly to the exchange agent, you will not have to pay any fees or commissions. If you hold your Existing Notes through a broker, bank or other nominee, and your broker trades the Existing Notes on your behalf, your broker may charge you a fee for doing so. You should consult your broker or nominee to determine whether any charges will apply. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Effects of Tenders and Consents" as set forth on page 58.

Q: WHAT ARE THE TAX CONSEQUENCES OF MY PARTICIPATION IN THE CONSENT SOLICITATION AND EXCHANGE OFFER?

A: We believe that, if you are a U.S. person, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116, you should recognize gain or loss for U.S. federal income tax purposes if you exchange Existing Notes solely for New Notes and the Cash Payment pursuant to this consent solicitation and exchange offer. Such gain or loss, if any, would be equal to the amount, if any, by which (1) the "Issue Price," as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116, of the New Notes and the Cash Payment exceeds (2) your adjusted tax basis in the Existing Notes. The Issue Price of the New Notes may be based on either the face value of the New Notes or the fair market value of the New Notes or the Existing Notes, depending on whether the New Notes or the Existing Notes are "Publicly Traded," as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116. Parent anticipates taking the position that neither the New Notes nor the Existing Notes will be Publicly Traded if no active market is made in the New Notes or the Existing Notes. No assurance can be given, however, that the Internal Revenue Service (which we refer to as the "IRS") will agree with this position. In the event that neither the New Notes nor the Existing Notes are Publicly Traded, the Issue Price of the New Notes should equal their face value so that, assuming your tax basis in the Existing Notes is not above the face value of the New Notes (e.g., you did not purchase your Existing Notes at a premium) you should have taxable gain from participating in the consent solicitation and exchange offer at least equal to the Cash Payment. If your tax basis in the Existing Notes is below the face value of the New Notes (e.g., if you purchased your Existing Notes at a discount) your taxable gain should be increased by the amount, if any, by which the face value of the New Notes exceeds your tax basis in the Existing Notes. Assuming that you hold your Existing Notes as a capital asset, any such gain or loss should be capital gain or loss, except to the extent of accrued but unpaid interest (which amount would be treated as ordinary income). If you are a non-U.S. person, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116, you should be exempt from U.S. federal income or withholding tax on the income or gain from your tendering your Existing Notes in the consent solicitation and exchange offer. We suggest that you consult your own tax advisor as to the consequences to you of participating in the consent solicitation and exchange offer. For more information, see "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116.

Q: WHAT ARE THE TAX CONSEQUENCES TO ME IF I DO NOT TENDER MY EXISTING NOTES IN THE CONSENT SOLICITATION AND EXCHANGE OFFER?

A: We believe that, if you are a U.S. person, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115, you should recognize gain or loss for U.S. federal income tax purposes even if you do not tender your Existing Notes in this consent solicitation and exchange offer. We believe that because the modifications of the Existing Notes will be considered "significant modifications" for U.S. federal income tax purposes, you will be deemed to have exchanged your Existing Notes for the Existing Notes, as amended. Therefore, you should recognize gain or loss, if any, equal to the amount, if any, by which (1) the Issue Price of the Existing Notes, as amended, exceeds (2) your adjusted tax basis in the Existing Notes. The Issue Price of the Existing Notes, as amended, may be based on either the face value of the Existing Notes, as amended, or the fair market value of the Existing Notes, as amended, or the Existing Notes, depending on whether the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the Existing Notes, as amended, nor the Existing Notes will be Publicly Traded if no active market is made in either the Existing Notes, as amended, or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the Existing Notes, as amended, nor the Existing Notes are Publicly Traded, the Issue Price of the Existing Notes, as amended, should equal their face value and you should recognize taxable gain if your tax basis in the Existing Notes is below the face value of the Existing Notes, as amended (e.g., if you purchased your Existing Notes at a discount), even though you do not participate in the consent solicitation and exchange offer. Assuming that you hold your Existing Notes as a capital asset, any such gain or loss should be capital gain or loss, except to the extent of accrued but unpaid interest (which amount would be treated as ordinary income). If you are a non-U.S. person, you should be exempt from U.S. federal income or withholding tax on your income or gain from the deemed exchange of the Existing Notes that you do not tender in the consent solicitation and exchange offer. We suggest that you consult your own tax advisor. For more information, see "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116.

Q: HAS THE BOARD OF DIRECTORS OF ATLANTIC, FUNDING OR ANY OTHER PARTY RECOMMENDED THAT I TENDER MY EXISTING NOTES UNDER THIS CONSENT SOLICITATION AND EXCHANGE OFFER?

A: No. Neither the special committee of the Board of Directors of Parent (which we refer to as the "Special Committee"), nor the Board of Directors of Parent, the Board of Directors of Funding, the Board of Directors of Operating, the Board of Directors of Atlantic, the trustee, the solicitation agent, the exchange agent or the information agent expresses any opinion, and each is remaining neutral, regarding any recommendation to you whether or not to tender your Existing Notes. In addition, we have not authorized anyone to make a recommendation regarding this consent solicitation and exchange offer. You must make your own decision whether to tender for exchange your Existing Notes based upon your own assessment of the market value of those notes and the likely value of the New Notes, your liquidity needs and your investment objectives. You should consult your financial advisor as to whether you should tender for exchange your Existing Notes for New Notes. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 53.

Q: IF I TENDER FOR EXCHANGE MY EXISTING NOTES AND CONSENT TO THE PROPOSED AMENDMENTS, WILL I BE ABLE TO REVOKE THIS DECISION IF I LATER CHANGE MY MIND?

A: Yes. You may validly withdraw Existing Notes that you tender for exchange before the consent solicitation and exchange offer expires. A valid withdrawal of tendered Existing Notes will revoke the related consent to the proposed amendments to the Existing Indenture. After the expiration date, you cannot withdraw Existing Notes that you previously tendered or withdraw your consent to the proposed amendment.

         For a withdrawal to be effective:

                  - If you hold your Existing Notes through The Depository Trust Company, known as DTC, you must comply with the appropriate procedures of DTC's automated program.

                  - If you do not hold your Existing Notes through DTC, you must send written notice of withdrawal to the exchange agent at its address on the inside back cover of this solicitation statement and prospectus.

         For additional information regarding a withdrawal of Existing Notes, please see the section of this solicitation statement and prospectus entitled "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Withdrawal of Tenders and Revocation of Consents" as set forth on page 59.

Q: IF I TENDER FOR EXCHANGE MY EXISTING NOTES, WILL I AUTOMATICALLY RECEIVE THE CASH PAYMENT AND THE NEW NOTES?

A: No. The exchange of New Notes and cash for Existing Notes is conditioned upon a number of factors, including:

                  -        The completion of the conditions described above; and

                  - Receipt from you of a properly executed Consent and Letter of Transmittal for the Transaction or if your Existing Notes are held by DTC, then the receipt of an agent's message.

         For additional information regarding the exchange of Existing Notes, please see the section of this solicitation statement and prospectus entitled "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 53.

Q:       HOW DO I TENDER FOR EXCHANGE THE EXISTING NOTES THAT I HOLD?

A: To tender for exchange your Existing Notes you must comply with one of the following procedures before the expiration date:

                  - If you hold your position through DTC, you must provide a timely confirmation of a book-entry transfer of your Existing Notes into the account of the exchange agent and deliver a properly completed and executed Consent and Letter of Transmittal;

                  - If you hold your position through a broker dealer, commercial bank, trust company or other nominee, you must contact the holder of record promptly and instruct the holder of record to tender your Existing Notes and deliver your consent on your behalf to DTC, and deliver a properly completed and executed Consent and Letter of Transmittal or an agent's message, which may be required in the case of a book-entry transfer "Agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Existing Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal, and that Atlantic may enforce that agreement against the participant. Delivery of the agent's message will satisfy the terms of the consent solicitation and exchange offer as to execution and delivery of a Consent and Letter of Transmittal by the participant identified in the agent's message; or

                  - If you do not hold your position through any of the above options you must send certificates for your Existing Notes to the exchange agent along with a properly completed and duly executed Consent and Letter of Transmittal including any required signature guarantees.

         For more detailed information regarding the tender of your notes, please see the section of this solicitation statement and prospectus entitled "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Procedures for Tendering and Consenting" as set forth on page 56.

Q:       DO I HAVE APPRAISAL RIGHTS?

A: No, you do not have any appraisal rights under the Existing Indenture or Delaware law. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 52.

Q:       WHERE CAN I FIND MORE INFORMATION ABOUT ATLANTIC AND PARENT?

A: You can find more information about Atlantic and Parent from various sources. Please see the section of this solicitation statement and prospectus entitled "WHERE YOU CAN FIND MORE INFORMATION" as set forth on page 123.

Q:       WHO CAN ANSWER MY QUESTIONS?

A: If you have any questions about the consent solicitation and exchange offer, you should contact:

                     ______________________________________

                     ______________________________________

                       (    ) _______________________ (toll free)

                       (    ) _______________________

         If you need additional copies of this solicitation statement and prospectus and the Consent and Letter of Transmittal, and for copies of the incorporated documents, you should contact:

                          ____________________________

                          ____________________________

                       Banks and Brokers Call Collect: ( )
                         All others Call Toll-Free: ( )

                                     SUMMARY

         This summary highlights selected information from this document and may not contain all the information that is important to you. To understand the transaction fully and for a more complete description of the legal terms of the transaction, you should carefully read this entire document, including the annexes, and the other documents to which we have referred you. For information on how to obtain the documents that we have filed with the Securities and Exchange Commission, see "WHERE YOU CAN FIND MORE INFORMATION" as set forth on page 123. For a discussion of the risk factors that you should consider in evaluating the transaction, see "RISK FACTORS" beginning on page 30.

         In this solicitation statement and prospectus, unless the context otherwise requires and except with respect to any description of the New Notes, the words "we," "us," "our," and "Atlantic" refer to Atlantic Coast Entertainment Holdings, Inc. The word "Licensee" refers to ACE Gaming, LLC, a wholly-owned subsidiary of Atlantic, the word "Parent" refers to GB Holdings, Inc., the word "Funding" refers to GB Property Funding Corp. and the word "Operating" refers to Greate Bay Hotel and Casino, Inc. The following summary contains basic information about us and this exchange offer. In addition, in this solicitation statement and prospectus, outstanding 11% Notes due 2005 are referred to as the "Existing Notes"; newly registered 3% Notes due 2008 offered herein are referred to as the "New Notes"; and the Existing Notes and the New Notes are collectively referred to as the "Notes." Furthermore, in this solicitation statement and prospectus, the Amended and Restated Indenture, dated as of October 12, 2001, among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee, is referred to as the "Existing Indenture"; the form of the Amendment to the Amended and Restated Indenture among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee, shall be referred to as the "Amendment to the Indenture"; the form of the Second Amended and Restated Indenture, among Parent, as issuer, and Wells Fargo Bank Minnesota, National Association, as trustee, governing the Existing Notes, as amended, is referred to as the "Second Amended and Restated Indenture"; and the form of the Indenture among Atlantic, as issuer, Licensee, as guarantor, and the trustee, governing the New Notes is referred to as the "New Indenture." All percentages expressed in this solicitation statement and prospectus, unless otherwise stated, are measured immediately following consummation of the Transaction (as defined below) and do not reflect or account for any issuance of Atlantic Common Stock (as defined below) that may occur following consummation of the Transaction. Any such issuances may result in the percentage ownership being lowered at any given point. This summary does not contain all the information that is important to you. For a more complete understanding of this offering, we encourage you to read this entire document and the documents we have referred you to. See "WHERE YOU CAN FIND MORE INFORMATION" as set forth on page 123.

         The Certificate of Incorporation of Atlantic; the By-Laws of Atlantic; the Contribution Agreement among Parent, Operating, Atlantic and Licensee; the form of Warrant Agreement; the Existing Indenture; the form of the Amendment to the Indenture and the form of the Second Amended and Restated Indenture (which is attached as Exhibit A thereto), and the form of the Indenture (collectively, the "Transaction Documents") are attached as Annexes A, B, C, D, E, F and G, respectively, to this document. We encourage you to read the Transaction Documents carefully and in their entirety. They are the principal documents governing the transaction.

BACKGROUND OF ATLANTIC AND LICENSEE

         Atlantic was incorporated in the State of Delaware on October 31, 2003, and is currently a wholly-owned subsidiary of Operating. Licensee was formed in the State of New Jersey on November 5, 2003 and is a wholly-owned subsidiary of Atlantic. Following the consummation of the Transaction (as defined below), our sole asset will be 100% of the membership interests in Licensee. As a result of the Transaction, Licensee will own substantially all of the assets currently owned by Operating and Parent (except an amount of cash that Atlantic will pay to the holders of the Existing Notes that elect to exchange for New Notes), which constitutes The Sands Hotel and Casino located in Atlantic City, New Jersey ("The Sands"). Atlantic's and Licensee's principal executive offices are located at c/o Sands Hotel & Casino, Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401 and their telephone number is (609) 441-4633.

BACKGROUND OF OPERATING

         Operating was incorporated in the State of New Jersey on October 30, 1978 and became a wholly-owned subsidiary of Parent in February 1994. Operating's principal business activity is its ownership of The Sands. Operating's principal executive offices are located at c/o Sands Hotel & Casino, Indiana Avenue & Brighton Park,

Atlantic City, New Jersey 08401 and its telephone number is (609) 441-4517. For more detailed information regarding Operating, please see "DESCRIPTION OF THE BUSINESS OF PARENT AND ITS SUBSIDIARIES" as set forth on page 85.

BACKGROUND OF PARENT

                  Parent is a Delaware corporation. In February 1994, Parent acquired Operating. Operating's principal business activity is its ownership of The Sands. Funding, a wholly-owned subsidiary of Parent, was incorporated in September 1993 as a special purpose subsidiary of Parent for the purpose of borrowing funds for the benefit of Operating. Parent has no operating activities and its only source of income, other than income derived from the business of Operating, is interest on cash equivalent investments. Parent's only significant assets are its investment in Operating and Parent's cash balance was $28.9 million on June 30, 2003.

         Parent has two wholly-owned subsidiaries: Funding and Operating. Its principal executive offices are located at c/o Sands Hotel & Casino, Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401 and its telephone number is (609) 441-4517. For more detailed information regarding Parent, please see "DESCRIPTION OF THE BUSINESS OF PARENT AND ITS SUBSIDIARIES" as set forth on page 85.

BACKGROUND OF THE TRANSACTION

         The consent solicitation (which we are commencing on behalf of Parent, Funding, and Operating) and exchange offer are two aspects of a series of events (the "Transaction") initiated by Parent to enable it to refinance its existing debt on terms more favorable than Parent believes is available to it in the capital markets. The outstanding principal of the Existing Notes is due and payable, together with accrued but unpaid interest, on September 29, 2005 and if Parent is not able to refinance the Existing Notes on favorable terms, or at all, or accumulate enough cash to pay the principal amount of the Existing Notes when the Existing Notes become due in 2005, Funding and the guarantors of the Existing Notes will be in default under the Existing Indenture.

         We will offer to the holders of the Existing Notes the opportunity to exchange their Existing Notes on a dollar for dollar basis for (a) the New Notes, (b) $100 in cash (the "Cash Payment") for each $1,000 principal amount of Existing Notes exchanged, and (c) accrued but unpaid interest on the Existing Notes. By exchanging their Existing Notes (whether directly by the noteholders, their brokers or their depositories), noteholders will automatically be deemed to have given their consent to (a) the amendment of the Existing Indenture, (b) the release of the liens on the collateral securing the Existing Notes, and (c) the terms of the New Indenture.

         Parent will transfer all of its assets (except the stock of Operating and Funding) to Operating, and Operating will transfer all of the assets it received from Parent and all of its assets to Licensee (except the stock of Atlantic) to Atlantic (the "Asset Transfer") and Atlantic will subsequently transfer such assets (except for an amount of cash that Atlantic will pay to the holders of the Existing Notes that elect to exchange their Existing Notes for New Notes). The holders of the New Notes, under certain circumstances, will have the right to acquire up to 72.5% (on a fully diluted basis) of the outstanding common stock, par value $0.01 per share, of Atlantic (the "Atlantic Common Stock"), in exchange for all of the New Notes (or a pro rata amount of Atlantic Common Stock if less than all of the Existing Notes are exchanged). Atlantic will issue to Operating (a) Atlantic Common Stock equal to a pro rata amount of 72.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock which shall be proportional to the number of Existing Notes are not exchanged and (b) either (y) Atlantic Common Stock (the "Holders Equity") or (z) warrants to purchase shares of Atlantic Common Stock at a purchase price of $0.01 per share ("Warrants," and collectively with the Holders Equity, the "Atlantic Securities"), representing 27.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock and simultaneously with the issuance of the Atlantic Securities, Atlantic will cancel the Existing Notes that it receives in the exchange offer.

         Through a series of mergers, Operating, Funding and Parent will merge (the "Merger"), with Parent as the surviving entity so that when the Existing Notes are exchanged and cancelled, Parent will be the sole obligor of the Existing Notes and will own the Holders Equity or the Atlantic Common Stock and the Warrants, which had been issued by Atlantic, and Atlantic will be a wholly-owned subsidiary of Parent. Parent will distribute Warrants (if less than 100% of the holders of the Existing Notes elected to exchange for New Notes) or Holders Equity (if all of the Existing Notes are exchanged), as the case may be, representing 27.5% on a fully diluted basis of the outstanding Atlantic Common Stock to the common stockholders of Parent.

         Parent has applied to the American Stock Exchange and the Securities and Exchange Commission to delist the Existing Notes from the American Stock Exchange. It is also currently anticipated that following consummation of the Transaction, the common stock of Parent will be delisted from the American Stock Exchange. Additionally, following an election of the holders of a majority of the aggregate principal amount of the New Notes outstanding to receive Atlantic Common Stock as full payment of the principal and accrued interest owed under the New Notes, Parent may be dissolved if it does not own any assets. Following such dissolution, Atlantic will be the only entity with common stock registered under the Securities Act of 1933, as amended, and Atlantic will, through its wholly-owned subsidiary, continue to hold all of the cash of Parent (less the cash which Atlantic paid to the holders of Existing Notes that elected to exchange such Existing Notes for New Notes) and substantially all of the assets of Operating.

         This consent solicitation and exchange offer are conditioned upon (a) Parent receiving the approval of a majority of its stockholders for the Transaction, (b) Operating receiving the required third party and governmental consents, including from the New Jersey Casino Control Commission ("CCC"), relating to the Asset Transfer, (c) holders of not less than a majority of the aggregate principal amount of the Existing Notes outstanding exchanging their Existing Notes, and (d) the Amendment to the Indenture, the Second Amended and Restated Indenture and the New Indenture being effective. If Parent does not obtain the approval of a majority of its stockholders, we are unable to obtain the required consents or if holders of less than a majority of the aggregate principal amount outstanding exchange their Existing Notes, Parent will be unable to complete the Transaction. As indicated, holders of approximately 77% of the outstanding common stock of Parent and approximately 58% of the aggregate principal amount of the Existing Notes outstanding have indicated their intention to vote in favor of the Transaction, consent to the proposed amendments to the Existing Indenture and tender for exchange their Existing Notes.

         For more detailed information regarding the background of the consent solicitation and exchange offer, please see the section of this solicitation statement and prospectus entitled "DESCRIPTION OF THE TRANSACTION -- Background of the Consent Solicitation and Exchange Offer" as set forth on page 46.

REASONS FOR THE CONSENT SOLICITATION AND EXCHANGE OFFER

         The consent solicitation and exchange offer are an integral part of the Transaction. Parent determined that it is reasonably likely that at maturity in September 2005 the Existing Notes may not be able to be refinanced on favorable terms, or at all, and that there may not be sufficient cash accumulated to pay off the Existing Notes, thereby resulting in a default on the Existing Notes. In order to avoid refinancing on unfavorable terms or not at all or defaulting on the Existing Notes and the possibility of filing for or being forced to seek bankruptcy court protection, Parent determined to refinance the Existing Notes by means of the Transaction. The Transaction is being undertaken to allow Parent to refinance its existing long-term debt, represented by the Existing Notes, on more favorable terms which include interest at a rate of 3% (which is substantially below the prevailing rate currently being paid in the capital markets) which accrues and is not payable until maturity in 2008. Also, the holders of a majority of the aggregate principal amount of the New Notes outstanding may elect to have the New Notes paid in Atlantic Common Stock at any time up to and including the date of maturity. If such election is made, Atlantic will not be obligated to pay the principal or accrued interest on the New Notes, and instead, the holders of the New Notes will receive equity in Atlantic in full payment of the principal and accrued interest due under New Notes. Additionally, interest on the New Notes is not payable semi-annually, but rather accrues and is payable at maturity and if such notes are paid in Atlantic Common Stock, the accrued interest will also not be paid in cash.

         For more detailed information regarding the reasons for the consent solicitation and exchange offer and the New Indenture, see "DESCRIPTION OF THE TRANSACTION -- Description of the Transaction" as set forth on page 48.

                                  [Flowchart]

THE CONSENT SOLICITATION AND EXCHANGE OFFER

         The terms of the consent solicitation and exchange offer are set forth below.

The Consent Solicitation and
Exchange Offer.................    For each $1,000 principal amount of Existing
                                   Notes you tender in the exchange offer, you will receive $1,000 principal amount of New
                                   Notes and $100 in cash. You will also receive cash in respect of accrued and unpaid interest on your Existing Notes up to, and including, the date we complete the exchange offer. In addition, you will also be consenting to (i) the elimination of certain covenants of the Existing Indenture; (ii) the release of the liens on the collateral securing the Existing Notes; and (iii) the terms of the New Indenture which will govern the New Notes. See "PROPOSED AMENDMENTS" as set forth on page 62 and see "THE CONSENT
                                   SOLICITATION AND EXCHANGE OFFER" as set forth on page 53.

Conditions to the Consent
Solicitation and Exchange
Offer .........................    The consent solicitation and the exchange
                                   offer are conditioned upon, among other
                                   conditions, our receipt of valid consents and tenders from holders of not less than a majority of the aggregate principal amount of the Existing Notes outstanding. The holders of approximately 58% of the aggregate principal amount of the Existing Notes outstanding have indicated their support of the Transaction and their intent to consent to the proposed amendments to the Existing
                                   Indenture and tender for exchange their
                                   Existing Notes. The minimum tender condition will be satisfied upon the tender of the Existing Notes held by such holders.

                                   Holders of the Existing Notes who tender into the exchange offer (whether directly by the holders thereof, their brokers or their depositaries) will be deemed, to have given their consent to (i) eliminate certain covenants of the Existing Indenture, (ii) the release of the liens on the collateral securing the Existing Notes, and (iii) the terms of the New Indenture. The proper completion, execution and delivery of a Consent and Letter of Transmittal with respect to the Existing Notes will confirm your consent.

                                   Also, the Transaction must comply with the applicable provisions of the Trust Indenture Act of 1939, as amended.

                                   See "THE CONSENT SOLICITATION AND EXCHANGE
                                   OFFER -- Conditions of the Consent
                                   Solicitation and Exchange Offer" as set forth on page 53.

Expiration Date................    The exchange offer will expire at 5:00 p.m.,
                                   New York City time, on [___________], the expiration date, unless we extend it. See
                                   "THE CONSENT SOLICITATION AND EXCHANGE OFFER" as set forth on page 55.

Certain Consequences to Holders
Tendering in the Exchange
Offer .........................    Holders of the Existing Notes who participate
                                   in the exchange offer, by validly tendering their Existing Notes by sending the Consent and Letter of Transmittal to the Exchange
                                   Agent as set forth herein, will receive (a) the New Notes on a dollar for dollar basis,
                                   (b) payment of $100 for each $1,000 of
                                   principal amount of Existing Notes exchanged and (c) accrued but unpaid interest on the Existing Notes. The holders of the New Notes will have those rights as set forth in the

                                   New Indenture. For a description of the New
                                   Notes, see "DESCRIPTION OF THE NEW NOTES" as set forth on page 65.

Certain Consequences to Holders
Not Tendering in the Exchange
Offer..........................    Consummation of the exchange offer and
                                   adoption of the proposed amendments to the Existing Indenture will have certain consequences to the holders of the Existing
                                   Notes who elect not to tender in the exchange offer. The Existing Notes will no longer be collateralized by assets, will be structurally subordinated to the New Notes and will no longer be entitled to the benefits of the restrictive covenants that will be eliminated or modified by the proposed amendments. In addition, the limited market that currently exists for the Existing
                                   Notes will likely be adversely affected due to the material reduction in the principal amount, or "float," of the Existing Notes outstanding if we complete the exchange offer. A debt security with a smaller outstanding float may command a lower price than a comparable debt security with a larger float. The reduced float may also make trading prices, if any, more volatile.
                                   Moreover, the market for Existing Notes also may be affected adversely by the existence of a market for the New Notes. See "RISK FACTORS
                                   -- Risk Factors Related to Holders Not
                                   Tendering in the Exchange Offer" as set forth on page 35.

Procedure for Tendering
Existing Notes and Giving
Consents.......................    Holders holding a position through The
                                   Depository Trust Company ("DTC") must provide a timely confirmation of a book-entry transfer of your Existing Notes into the account of the exchange agent and deliver a properly completed and executed Consent and Letter of Transmittal. Holders holding a position through a broker dealer, commercial bank, trust company or other nominee, must contact the holder of record promptly and instruct the holder of record to tender the Existing Notes and deliver the consent on behalf of such holder to DTC. All holders must deliver either a properly completed and executed Consent and Letter of Transmittal or an agent's message, which may be used in the case of a book-entry transfer. "Agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering
                                   Existing Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal, and that Atlantic may enforce that agreement against the participant.
                                   Delivery of the agent's message will satisfy the terms of the consent solicitation and exchange offer as to execution and delivery of a Consent and Letter of Transmittal by the participant identified in the agent's message; or if you do not hold your position through any of the aforementioned options, you must send certificates for your Existing
                                   Notes to the exchange agent along with a properly completed and duly executed Consent and Letter of Transmittal, including any required signature guarantees. For more detailed information regarding the tendering of Existing Notes, see "THE CONSENT
                                   SOLICITATION AND EXCHANGE OFFER -- Procedures for Tendering and Consenting" as set forth on page 56.

                                   CONSENTS AND LETTERS OF TRANSMITTAL MUST BE
                                   SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND
                                   CONSENTS AND LETTERS OF TRANSMITTAL TO US,
                                   THE INFORMATION AGENT OR THE SOLICITATION
                                   AGENT.

Acceptance of Existing Notes
and Delivery of New Notes......    Upon satisfaction or waiver of the conditions
                                   to the exchange offer, we will accept for exchange any and all Existing Notes that are properly tendered in the exchange offer and not withdrawn on or before 5:00 p.m., New
                                   York City time, on the expiration date, and we will deliver the New Notes, make the Cash
                                   Payment and pay accrued and unpaid interest in cash on the Existing Notes surrendered.
                                   See "THE CONSENT SOLICITATION AND EXCHANGE
                                   OFFER -- Acceptance of the Existing Notes and
                                   Delivery of the New Notes" as set forth on page 58.

Withdrawal Rights and
Revocation of Consents.........    Tenders of the Existing Notes may be
                                   withdrawn before the expiration date. If you hold your Existing Notes through DTC you must comply with the appropriate procedures of DTC's automated program. If you do not hold your Existing Notes through DTC, you must send written or facsimile transmission notice of withdrawal to the exchange agent at its address on the inside back cover of this solicitation statement and prospectus.
                                   Withdrawal of tendered Existing Notes will be deemed a revocation of the consent with respect to such Existing Notes. Any Existing
                                   Notes not accepted for exchange for any
                                   reason will be returned to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. See "THE CONSENT SOLICITATION AND
                                   EXCHANGE OFFER -- Withdrawal of Tenders and
                                   Revocation of Consents" as set forth on page
                                   59.

Certain Regulatory and Legal
Matters........................    The Transaction is subject to the approval of
                                   the CCC. See "THE CONSENT SOLICITATION AND
                                   EXCHANGE OFFER -- Certain Legal and
                                   Regulatory Matters" as set forth on page 59.

Dissenters' Rights.............    Holders of the Existing Notes do not have any
                                   appraisal or dissenters' rights under the Delaware General Corporation Law or the
                                   Existing Indenture in connection with the exchange offer. See "THE CONSENT SOLICITATION
                                   AND EXCHANGE OFFER" as set forth on page 53.

Solicitation Agent.............    [________________________________] See "THE
                                   CONSENT SOLICITATION AND EXCHANGE OFFER --
                                   Solicitation Agent" as set forth on page 60.

Exchange Agent.................    [________________________________] See "THE
                                   CONSENT SOLICITATION AND EXCHANGE OFFER --
                                   Exchange Agent" as set forth on page 60.

Information Agent..............    [________________________________] See "THE
                                   CONSENT SOLICITATION AND EXCHANGE OFFER --
                                   Information Agent" as set forth on page 60.

Toll Free Information Numbers..    [TO BE INSERTED]

USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the New Notes in the exchange offer. See "USE OF PROCEEDS" as set forth on page 44.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER

         Carl C. Icahn is the Chairman of the Board of Directors of Funding, Parent and Operating and will be the Chairman of the Board of Directors of Atlantic and Licensee. Affiliates of Mr. Icahn own approximately 77% of the outstanding common stock of Parent (which owns 100% of Funding and Operating) and approximately 58% of the aggregate principal amount of the Existing Notes outstanding. Mr. Icahn's affiliates have indicated their support of the Transaction and their intent to (i) consent to (A) the elimination of certain covenants of the Existing Indenture, (B) the release of the liens on the collateral securing the Existing Notes, and (C) the terms of the New Indenture and (ii) tender for exchange their Existing Notes, thereby satisfying the minimum tender condition of the exchange offer. After the Transaction is completed, if they exchange, affiliates of Mr. Icahn may beneficially own approximately 63.4% (on a fully diluted basis) of the outstanding Atlantic Common Stock if more than 58%, but less than 100% of the Existing Notes exchange for the New Notes, such affiliate may own up to an additional 23.5% of the outstanding Atlantic Common Stock because of such affiliates ownership of 77% of the common stock of Parent. As a result, affiliates of Mr. Icahn will have substantial influence and control over matters voted upon by stockholders (such as the election of the directors to the Board of Directors of each of Parent and Atlantic, mergers and sale of assets involving Parent and Atlantic and other matters upon which stockholders, of either Parent or Atlantic, vote), as well as matters to be consented to by the holders of the New Notes, such as the determination of whether and when the payment in the form of Atlantic Common Stock shall be made in satisfaction of the New Notes shall occur, or whether to amend the New Indenture (i.e. release of the collateral securing the New Notes or waiver of events of default). See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Interests of Certain Persons in the Exchange Offer" as set forth on page 61.

ACCOUNTING TREATMENT

         Based on the current third party valuation, the exchange will be accounted for as a modification of debt. The fees paid in connection with the exchange (i.e., consent fee) are amortized over the term of the New Notes using the effective yield method. All external costs (i.e., legal, accountants, etc.) associated with the issuance of New Notes will be expensed. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Accounting Treatment" as set forth on page 60.

SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

         U.S. holders, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115, of Existing Notes who participate in the exchange offer should recognize gain or loss on the exchange equal to the amount which (i) the "Issue Price," as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116, of the New Notes and (ii) the Cash Payment exceeds their adjusted tax basis in their Existing Notes. The Issue Price of the New Notes may be based on either the face value of the New Notes or the fair market value of the New Notes or the Existing Notes, depending on whether the New Notes or the Existing Notes are "Publicly Traded," as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS as set forth on page 116. Parent anticipates taking the position that neither the New Notes nor the Existing Notes will be Publicly Traded if no active market is made in the New Notes or the Existing Notes. No assurance can be given, however, that the Internal Revenue Service ("IRS") will agree with this position. In the event that neither the New Notes nor the Existing Notes are Publicly Traded, the Issue Price of the New Notes should equal their face value so that, assuming your tax basis in the Existing Notes is not above the face value of the New Notes (e.g., you did not purchase your Existing Notes at a premium) you should have taxable gain from participating in the consent solicitation and exchange offer at least equal to the Cash Payment. If your tax basis in the Existing Notes is below the face value of the New Notes (e.g., if you purchased your Existing Notes at a discount) your taxable gain should be increased by the amount which, if any, the face value of the New Notes exceeds your tax basis in the Existing Notes. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest (including the contemplated payment of all accrued but unpaid interest on the Existing Notes through the date of the exchange) and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the exchange. The deduction of capital losses is subject to certain limitations under the Internal Revenue Code of 1986, as amended (the "Code"). The holding period of the New Notes should commence on the date of the exchange. The tax basis of the New Notes should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the New Notes or the Existing Notes if either the New Notes or the Existing Notes are Publicly Traded.

         The New Notes will, for U.S. federal income tax purposes, likely be issued with original issue discount ("OID"). In addition, the New Notes could have additional OID if and to the extent that the face value of the New Notes exceeds their Issue Price (which, as discussed above, is not anticipated). Under the OID accrual rules, you would, regardless of your method of accounting, currently include, as ordinary income each year, the interest that accrues on the New Notes using the constant-yield-to-maturity method of accrual. In addition, any actual payments of interest you receive on the New Notes previously included in income as OID would not be reported separately as taxable income. Finally, any amount of OID included in your gross income with respect to the New Notes would increase your tax basis in such New Notes and the amount of distributions in respect to such accrued OID would reduce your tax basis in such New Notes.

         The payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should both be treated, for U.S. federal income tax purposes, as a conversion of the New Notes into Atlantic Common Stock. As such, either the payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should be a tax-free transaction in which no gain or loss is realized by you. Your tax basis in the Atlantic Common Stock received upon such a payment or conversion of the New Notes should equal your adjusted tax basis in your New Notes. Your holding period of the Atlantic Common Stock received should include the period during which you held your New Notes.

         U.S. holders of Existing Notes who do not participate in the exchange offer should nonetheless be deemed, for U.S. federal income tax purposes, to have exchanged their Existing Notes for the Existing Notes, as amended, because the proposed amendments to the Existing Indenture should result in a "significant modification" for U.S. federal income tax purposes. It is anticipated that such a deemed exchange would be taxable. Specifically, if you are deemed to have exchanged your Existing Notes for the Existing Notes, as amended (i.e., if you do not tender your Existing Notes in the exchange offer), you should recognize gain or loss equal to the amount, if any, by which the Issue Price of the Existing Notes, as amended, exceeds your adjusted tax basis in your Existing Notes. The Issue Price of the Existing Notes, as amended, may be based on either the face value of the Existing Notes, as amended, or the fair market value of the Existing Notes, as amended, or the Existing Notes, depending on whether the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the Existing Notes, as amended, nor the Existing Notes will be Publicly Traded if no active market is made in the Existing Notes, as amended, or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the Existing Notes, as amended, nor the Existing Notes are Publicly Traded, the Issue Price of the Existing Notes, as amended, should equal their face value and you should recognize taxable gain if your tax basis in the Existing Notes is below the face value of the Existing Notes, as amended (e.g., if you purchased your Existing Notes at a discount), even though you do not participate in the consent solicitation and exchange offer. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the deemed exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the deemed exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the Existing Notes, as amended, should commence on the date of the deemed exchange. The tax basis of the Existing Notes, as amended, should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the Existing Notes, as amended, or the Existing Notes if either the Existing Notes, as amended, or the Existing Notes are Publicly Traded.

         The Existing Notes, as amended, could have OID if and to the extent that the face value of the Existing Notes, as amended, exceeds their Issue Price (which, as discussed above, is not anticipated). If the Existing Notes, as amended, have OID, then under the OID accrual rules, you will, regardless of your method of accounting, currently include, as ordinary income each year, the interest that accrues on the Existing Notes, as amended, using the constant-yield-to-maturity method of accrual. In addition, the actual cash payments of interest you receive on the Existing Notes, as amended, previously included in income as OID would not be reported separately as taxable income. Finally, any amount of OID included in your gross income with respect to the Existing Notes, as amended would increase your tax basis in such Notes and the amount of distributions in respect of such accrued OID would reduce your tax basis in such Notes.

         For non-U.S. holders of the Existing Notes participating in the exchange offer, payments of interest (including accrued and unpaid original issue discount) made on the New Notes and any gain recognized on the exchange of the Existing Notes for the New Notes should be exempt from U.S. income or withholding tax, provided that: (i) you (x) do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the stock of Atlantic entitled to vote, (y) are not a controlled foreign corporation related, directly or indirectly, to Atlantic through stock ownership, or (z) are not a bank receiving certain types of interest; (ii) the statement requirement set forth in the Code has been fulfilled with respect to the beneficial owner; and (iii) such payments or amounts received are not effectively connected with your conduct of a trade or business in the U.S. Amounts received from the sale, exchange or redemption of the New Notes, or amounts received from the sale, exchange, or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes should be exempt from U.S. income or withholding tax, provided that (i) such amounts received are not effectively connected with your conduct of a trade or business in the U.S., and
(ii) Atlantic is not, and has not been, a U.S. real property holding corporation ("USRPHC") as defined in the Code. Atlantic believes that it is a USRPHC. As such, amounts received from the sale, exchange or redemption of the New Notes, or amounts received from the sale, exchange, or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes, should be treated, for U.S. federal income tax purposes, as amounts received from the sale of a United States real property interest and subject to 10% gross withholding. Gain from the sale, exchange or redemption of the New Notes, or gain from the sale, exchange, or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes should be subject to U.S. net income tax (for which the 10% gross withholding can be credited against any U.S. income tax owed.)

         The payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should both be treated, for U.S. federal income tax purposes, as a conversion of the New Notes into Atlantic Common Stock. As such, either the payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should be a tax-free transaction in which no gain or loss is realized by you. Your tax basis in the Atlantic Common Stock received upon such a payment or conversion of the New Notes should equal your adjusted tax basis in your New Notes. Your holding period of the Atlantic Common Stock received should include the period during which you held your New Notes.

         Non-U.S holders of the Existing Notes not participating in the exchange offer are similarly exempt from U.S. income or withholding tax as to payments of interest (including accrued and unpaid original issue discount) made on the Existing Notes, as amended, under the same conditions described above, except that references to Atlantic should now refer to Parent and issues related to USRPHC status should be ignored.

         You should consult your own tax advisor as to the consequences of the exchange offer and the Distribution of Atlantic Securities. This section is only a brief summary of some of the U.S. federal tax implications of the Transaction, for more information, see "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 116.

          SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA

         The following table presents Parent and its subsidiaries' (the "Parent Company") selected historical consolidated financial and operating data. The selected historical financial and operating data should be read in conjunction with, and is qualified in its entirety by reference to, "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF PARENT AND ITS SUBSIDIARIES" as set forth on page 91, and the historical consolidated financial statements and notes to the Parent Company's historical consolidated financial statements, each of which is included elsewhere in this solicitation statement and prospectus. The unaudited consolidated statements of operations data for the six month period ended June 30, 2002 and 2003, and the unaudited consolidated balance sheet data as of the last day of each of these periods are derived from the Parent Company's unaudited consolidated interim financial statements for those periods and have been prepared on a basis consistent with the audited consolidated financial statements and, in the opinion of management, include all adjustments consisting only of normal recurring adjustments, necessary for a fair presentation of such data. The results for the six month period ended June 30, 2003 are not necessarily indicative of the results to be expected for a full year. The consolidated statements of operations data for 1998, 1999, 2000, 2001 and 2002 and the consolidated balance sheet data as of the last day of each of these years are derived from the Parent Company's historical audited consolidated financial statements. The financial statements for 1998, 1999, 2000 and 2001 have been audited by Arthur Andersen LLP, independent public accountants, whose report is included elsewhere in this solicitation statement and prospectus. The financial statements for 2002 have been audited by KPMG LLP, independent accountants, whose report is included elsewhere in this solicitation statement and prospectus.

         The historical financial information is not indicative of Parent's or Atlantic's future performance. For additional information, see "SELECTED PRO FORMA FINANCIAL DATA FOR PARENT AND ATLANTIC GIVING EFFECT TO THE TRANSACTION" as set forth on page 23.

         Parent implemented Statement of Position 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code," and, therefore, adopted "fresh start reporting" as of September 30, 2000. Parent's emergence from its proceedings under Chapter 11 of the United States Bankruptcy Code resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 30, 2000. Accordingly, Parent's consolidated financial statements for periods prior to September 30, 2000 are not comparable to consolidated financial statements presented on or subsequent to September 30, 2000. Column headings have been included on the accompanying Consolidated Statement of Operations Data and Consolidated Balance Sheet Data to distinguish between the pre-reorganization and post-reorganization entities. A black line has been drawn on the accompanying consolidated financial statements data to distinguish between the pre-reorganization and post-reorganization entities.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
               (dollars in thousands except income per share data)

STATEMENT OF OPERATIONS DATA:                                              POST-ORGANIZATION
                                                ----------------------------------------------------------------------
                                                Six Months      Six Months                                  10/01/00
                                                  Ended           Ended       Year Ended     Year Ended      through
                                                 6/30/03         6/30/02       12/31/02       12/31/01     12/31/00(1)
                                                ---------       ---------     ----------     ----------    -----------
Net revenues                                    $  85,831       $102,826       $ 193,473      $ 215,749    $   46,711
                                                ---------       --------       ---------      ---------    ----------
Expenses
   Departmental..............................      71,857         80,963         159,714        185,255        45,427
   General and administrative................       5,261          6,944          12,799         11,512         2,175
   Depreciation and amortization including
     provision for obligatory investments....       7,678          6,865          15,457         12,133         3,834
   Loss on impairment of fixed assets........           -          1,282           1,282              -             -
   Loss (gain) on disposal of fixed assets...           3            (52)            185             20            11
                                                ---------       --------       ---------      ---------    ----------
         Total Expenses......................      84,799         96,002         189,437        208,920        51,447
                                                ---------       --------       ---------      ---------    ----------
   Income (loss) from operations.............       1,032          6,824           4,036          6,829        (4,736)
                                                ---------       --------       ---------      ---------    ----------
Non-operating income (expense):
   Interest income...........................         361            530           1,067          2,671         1,338
   Interest expense..........................      (5,958)        (5,682)        (11,640)       (11,279)       (3,133)
   Reorganization and other related costs....           -              -               -              -            34
   Gain on prepetition debt discharge........           -              -               -              -             -
                                                ---------       --------       ---------      ---------    ----------
         Total non-operating income (expense),
         net.................................      (5,597)        (5,152)        (10,573)        (8,608)       (1,761)
                                                ---------       --------       ---------      ---------    ----------
Income (loss) before income taxes............      (4,565)         1,672          (6,537)        (1,779)       (6,497)
Income tax provision.........................        (343)          (632)           (784)           (55)            -
                                                ---------       --------       ---------      ---------    ----------
Net income (loss)............................     $(4,908)       $ 1,040       $  (7,321)     $  (1,834)    $  (6,497)
                                                =========       ========       =========      =========    ==========
Basic/diluted income (loss) per common share.     $ (0.49)       $  0.10       $   (0.73)      $  (0.18)    $   (0.65)
                                                =========       ========       =========      =========    ==========
   Weighted average common shares
     outstanding.............................   10,000,000      10,000,000     10,000,000     10,000,000    10,000,000
                                                ==========      ==========     ==========     ==========   ===========
   Ratio of earnings to fixed charges (3)               -            1.2               -              -             -
                                                ---------       --------       ---------      ---------    ----------


STATEMENT OF OPERATIONS DATA:                                     PRE-ORGANIZATION
                                                   -------------------------------------------
                                                     1/1/00
                                                    through         Year Ended      Year Ended
                                                   9/30/00(1)      12/31/99 (1)    12/31/98 (1)
                                                   ----------      ------------    ------------
Net revenues                                       $162,463          $209,811        $199,918
                                                   --------          --------        --------
Expenses
   Departmental..............................       131,985           178,188         165,106
   General and administrative................         7,663            10,586          12,497
   Depreciation and amortization including
     provision for obligatory investments....         9,414            16,215          12,795
   Loss on impairment of fixed assets........             -                -                -
   Loss (gain) on disposal of fixed assets...            10              (259)           (252)
                                                   --------          --------        --------
         Total Expenses......................       149,072           204,730         190,146
                                                   --------          --------        --------
   Income (loss) from operations.............        13,391             5,081           9,772
                                                   --------          --------        --------
Non-operating income (expense):
   Interest income...........................           518               649             961
   Interest expense..........................          (366)             (295)           (313)
   Reorganization and other related costs....        (2,807)           (2,154)         (4,069)
   Gain on prepetition debt discharge........        14,795                 -               -
                                                   --------          --------        --------
         Total non-operating income (expense),
         net.................................        12,140            (1,800)         (3,421)
                                                   --------          --------        --------
Income (loss) before income taxes............        25,531             3,281           6,351
Income tax provision.........................             -              (133)              -
                                                   --------          --------        --------
Net income (loss)............................       $25,531           $ 3,148         $ 6,351
                                                   ========          ========        ========
Basic/diluted income (loss) per common share.        $ 2.55(2)         $ 0.32(2)       $ 0.64 (2)
                                                   ========          ========        ========
   Weighted average common shares
     outstanding.............................      10,000,000      10,000,000      10,000,000
                                                   ==========      ==========      ==========
   Ratio of earnings to fixed charges (3)              20.2               6.2             9.3
                                                   ---------       ----------      ----------


BALANCE SHEET DATA:                                                              POST-REORGANIZATION
                                               ------------------------------------------------------------------------------------
                                                6/30/03        6/30/02       12/31/02       12/31/01      12/31/00        9/30/00
                                               --------       ---------     ----------     ----------    -----------     ----------
   Total assets..............................  $240,060       $254,094       $ 244,712      $ 255,922    $  264,247       272,676
   Total long-term debt......................   110,000        110,342         110,000        110,371       110,838       110,858
   Shareholder's equity (deficit)............   104,440        117,709         109,348        116,669       118,503       125,000


BALANCE SHEET DATA:                                    PRE-REORGANIZATION
                                                ----------------------------
                                                  12/31/99         12/31/98
                                                ------------    ------------
   Total assets..............................     $208,416        $199,148
   Total long-term debt......................      197,898         198,234
   Shareholder's equity (deficit)............      (39,593)        (42,741)


-----------------
(1) On January 5, 1998, Holdings, GB Property Funding and GBHC filed petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey. The accrual of interest expense on the First Mortgage Notes, the Subordinated Notes (as hereafter defined) and other affiliate advances for periods subsequent to the filing was suspended.

(2) Income (loss) per share information is presented on a pro forma basis for periods presented prior to the effective date of the plan of reorganization.

(3) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus one-third of operating lease expense that we believe is representative of the interest factor. There was a deficiency of earnings to fixed charges for the three months ended December 31, 2000, for the years ended December 31, 2001 and 2002 and the six months ended June 30, 2003 of $6.5 million, $3.0 million, $7.3 million and $4.8 million, respectively.

   SELECTED PRO FORMA FINANCIAL DATA FOR PARENT AND ATLANTIC GIVING EFFECT TO
                                THE TRANSACTION

         The following table sets forth the historical net loss and the book value per share of the common stock of Parent, and the combined per share data for Atlantic on an unaudited pro forma basis after giving effect to the Transaction, assuming alternatively that (i) holders of 58% of the aggregate principal amount of the Existing Notes outstanding elect to exchange their Existing Notes for New Notes (but the holders of a majority of the aggregate principal amount of the New Notes outstanding have not elected to be paid in or allow conversion, in whole or in part, into Atlantic Common Stock); (ii) holders of 80% of the aggregate principal amount of the Existing Notes elect to exchange their Existing Notes for New Notes (but the holders of a majority of the aggregate principal amount outstanding have not elected to either be paid in or allow conversion, in whole or in part, into Atlantic Common Stock); and (iii) holders of 100% of the aggregate principal amount of the Existing Notes outstanding elect to exchange their Existing Notes for New Notes (but the holders of a majority of the aggregate principal amount of the New Notes outstanding have not elected to be paid in or allow conversion, in whole or in part, into Atlantic Common Stock). The following data should be read in connection with the separate historical consolidated financial statements of Parent and pro forma combined financial statements which are included in this solicitation statement and prospectus.

         The unaudited pro forma combined per share data is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Transaction had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position. The pro forma adjustments are estimates based on information and assumptions available at the time of the filing of this solicitation statement and prospectus.

                  Additional information regarding the pro forma information of Parent and Atlantic is set forth in the "Notes to the Financial Statements" beginning on page F-23.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
               (dollars in thousands except income per share data)

PRO FORMA STATEMENT OF OPERATIONS DATA:

                                                                              YEAR ENDED DECEMBER 31, 2002
                                                           ---------------------------------------------------------------
                                                                                             PRO FORMA AT
                                                                           -----------------------------------------------
                                                                                 100%              80%            58%
                                                            HISTORICAL        EXCHANGED         EXCHANGED      EXCHANGED
                                                           ------------    ----------------   ------------    ------------
Net revenues ...........................................   $    193,473    $             --   $    193,473    $    193,473
                                                           ------------    ----------------   ------------    ------------

Expenses:
      Departmental .....................................        159,714                  --        159,714         159,714
      General and administrative .......................         12,799                  --         14,299          14,299
      Depreciation and amortization including
           provision for obligatory investments ........         15,457                  --         15,210          15,210
      Loss on impairment of assets .....................          1,282                  --          1,282           1,282
      Loss (gain) on disposal of fixed assets ..........            185                  --            185             185
                                                           ------------    ----------------   ------------    ------------
          Total Expenses ...............................        189,437                  --        190,690         190,690
                                                           ------------    ----------------   ------------    ------------
      Income from operations ...........................          4,036                  --          2,783           2,783
                                                           ------------    ----------------   ------------    ------------
Non-operating income (expense):
      Interest income ..................................          1,067                  --            931             961
      Interest expense .................................        (11,640)                 --         (6,044)         (7,498)
                                                           ------------    ----------------   ------------    ------------
          Total non-operating expense, net .............        (10,573)                 --         (5,113)         (6,537)
                                                           ------------    ----------------   ------------    ------------

Loss before income taxes ...............................         (6,537)                 --         (2,330)         (3,754)
Income tax provision ...................................           (784)             (1,900)          (784)           (784)
                                                           ------------    ----------------   ------------    ------------
Net loss ...............................................   $     (7,321)   $         (1,900)  $     (3,114)   $     (4,538)
                                                           ============    ================   ============    ============
Basic/diluted income (loss) per common share ...........   $      (0.73)   $          (0.19)  $      (0.31)   $      (0.45)
                                                           ============    ================   ============    ============
      Weighted average common shares
          outstanding ..................................     10,000,000          10,000,000     10,000,000      10,000,000
                                                           ============    ================   ============    ============
      Ratio of earnings to fixed charges (1) ...........             --                 N/A             --              --
                                                           ------------    ----------------   ------------    ------------
      Book value per share .............................   $      10.93                 N/A            N/A             N/A
                                                           ------------    ----------------   ------------    ------------
      Income (loss) per share from continuing operations   $      (0.65)   $           0.00   $      (0.23)   $      (0.38)
                                                           ------------    ----------------   ------------    ------------
BALANCE SHEET DATA:
Total assets ...........................................   $    244,712
Total long-term debt ...................................        110,000
Shareholder's equity ...................................        109,348

     (1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus one-third of operating lease expense that we believe is representative of the interest factor. There was a deficiency of earnings to fixed charges for the year ended December 31, 2002 as historically reported and assuming an 80% and 58% exchange of $7.3 million, $2.7 million and $4.3 million, respectively.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
               (dollars in thousands except income per share data)

PRO FORMA STATEMENT OF OPERATIONS DATA:

                                                                          SIX MONTHS ENDED JUNE 30, 2003
                                                           ---------------------------------------------------------------
                                                                                              PRO FORMA AT
                                                                           -----------------------------------------------
                                                                                100%              80%              58%
                                                            HISTORICAL        EXCHANGED        EXCHANGED        EXCHANGED
                                                           ------------    ----------------   ------------    ------------
Net revenues ...........................................   $     85,831    $             --   $     85,831    $     85,831
                                                           ------------    ----------------   ------------    ------------

Expenses:
      Departmental .....................................         71,857                  --         71,857          71,857
      General and administrative .......................          5,261                  --          5,261           5,261
      Depreciation and amortization including
          provision for obligatory investments .........          7,678                  --          7,555           7,555
      Loss (gain) on disposal of assets ................              3                  --              3               3
                                                           ------------    ----------------   ------------    ------------
          Total Expenses ...............................         84,799                  --         84,676          84,676
                                                           ------------    ----------------   ------------    ------------
      Income from operations ...........................          1,032                  --          1,155           1,155
                                                           ------------    ----------------   ------------    ------------
Non-operating income (expense):
      Interest income ..................................            361                  --            355             354
      Interest expense .................................         (5,958)                 --         (3,094)         (3,849)
                                                           ------------    ----------------   ------------    ------------
          Total non-operating expense, net .............         (5,597)                 --         (2,739)         (3,495)
                                                           ------------    ----------------   ------------    ------------

Loss before income taxes ...............................         (4,565)                 --         (1,583)         (2,340)
Income tax provision ...................................           (343)                 --           (344)           (343)
                                                           ------------    ----------------   ------------    ------------
Net loss ...............................................   $     (4,908)   $             --   $     (1,927)   $     (2,683)
                                                           ============    ================   ============    ============
Basic/diluted income (loss) per common share ...........   $      (0.49)   $             --   $      (0.19)   $      (0.27)
                                                           ============    ================   ============    ============
      Weighted average common shares
          outstanding ..................................     10,000,000          10,000,000     10,000,000      10,000,000
                                                           ============    ================   ============    ============
      Ratio of earnings to fixed charges (1) ...........             --                 N/A             --              --
                                                           ------------    ----------------   ------------    ------------
      Book value per share .............................   $      10.44                 N/A   $      10.29    $      10.29
                                                           ------------    ----------------   ------------    ------------
      Income (loss) per share from continuing operations   $      (0.46)                N/A   $      (0.16)   $      (0.23)
                                                           ------------    ----------------   ------------    ------------
BALANCE SHEET DATA:
Total assets ...........................................   $    240,060    $             --   $    236,140    $    236,805
Total long-term debt ...................................        110,000                  --        110,000         110,000
Shareholder's equity ...................................        104,440                  --        102,904         102,940

     (1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus one-third of operating lease expense that we believe is representative of the interest factor. There was a deficiency of earnings to fixed charges for the six months ended June 30, 2003 as historically reported and assuming an 80% exchange and a 58% exchange of $4.8 million, $1.7 million and $2.5 million, respectively.

            ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. & SUBSIDIARY
               (dollars in thousands except income per share data)

PRO FORMA STATEMENT OF OPERATIONS DATA:

                                                                                  YEAR ENDED DECEMBER 31, 2002
                                                             ------------------------------------------------------------
                                                                                            PRO FORMA AT
                                                                             --------------------------------------------
                                                                                 100%            80%             58%
                                                               HISTORICAL      EXCHANGED      EXCHANGED       EXCHANGED
                                                             -------------   -------------  --------------  -------------
Net revenues                                                 $               $    193,473   $     193,473   $    193,473
                                                             -------------   -------------  --------------  -------------

Expenses:
      Departmental .......................................                        159,714         159,714        159,714
      General and administrative .........................                         14,299          14,299         14,299
      Depreciation and amortization including
           provision for obligatory investments ..........                         14,902          14,902         14,902
      Loss on impairment of fixed assets .................                          1,282           1,282          1,282
      Loss on disposal of assets .........................                            185             185            185
                                                             -------------   -------------  --------------  -------------
          Total Expenses .................................              --        190,382         190,382        190,382
                                                             -------------   -------------  --------------  -------------
      Income from operations .............................              --          3,091           3,091          3,091
                                                             -------------   -------------  --------------  -------------
Non-operating income (expense):
      Interest income ....................................                            905             931            961
      Interest expense ...................................                         (4,721)         (3,735)        (2,650)
                                                             -------------   -------------  --------------  -------------
          Total non-operating expense, net ...............              --         (3,816)         (2,804)        (1,689)
                                                             -------------   -------------  --------------  -------------

Income (loss) before income taxes ........................                           (725)            287          1,402
Income tax provision .....................................                           (784)           (784)          (784)
                                                             -------------   -------------  --------------  -------------
Net income (loss) ........................................   $          --   $     (1,509)  $        (497)  $        618
                                                             =============   =============  ==============  =============
Basic income (loss) per common share .....................   $               $      (0.55)  $       (0.34)  $       0.20
                                                             =============   =============  ==============  =============
      Weighted average common shares
          outstanding ....................................              0       2,750,000       1,450,000      3,045,000
                                                             =============   =============  ==============  =============
Fully diluted income per common share ....................   $         N/A   $        N/A   $         N/A   $       0.10
                                                             =============   =============  ==============  =============
      Weighted average fully diluted common shares
          outstanding ....................................               0      2,750,000       1,450,000      7,250,000
                                                             =============   =============  ==============  =============
      Ratio of earnings to fixed charges (1) .............             N/A              -            1.02           1.41
                                                             -------------   -------------  --------------  -------------
      Book value per share ...............................             N/A            N/A             N/A            N/A
                                                             -------------   -------------  --------------  -------------
      Income (loss) per share from continuing operations..             N/A          (0.26)           0.20           0.46
                                                             -------------   -------------  --------------  -------------

     (1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of income (loss) before income taxes plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus one-third of operating lease expense that we believe is representative of the interest factor. There was a deficiency of earnings to fixed charges for the year ended December 31, 2002 assuming a 100% exchange of $934,000.

            ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. & SUBSIDIARY
               (dollars in thousands except income per share data)

PRO FORMA STATEMENT OF OPERATIONS DATA:

                                                                             SIX MONTHS ENDED JUNE 30, 2003
                                                             ---------------------------------------------------------------
                                                                                              PRO FORMA AT
                                                                             -----------------------------------------------
                                                                                  100%             80%              58%
                                                              HISTORICAL       EXCHANGED        EXCHANGED        EXCHANGED
                                                             ------------    -------------    -------------    -------------
Net revenues                                                  $              $     85,831     $     85,831     $     85,831
                                                             ------------    -------------    -------------    -------------

Expenses:
      Departmental .......................................                         71,857           71,857           71,857
      General and administrative .........................                          5,261            5,261            5,261
      Depreciation and amortization including
           provision for obligatory investments ..........                          7,401            7,401            7,401
      Loss on disposal of assets .........................                              3                3                3
                                                             ------------    -------------    -------------    -------------
          Total Expenses .................................             --          84,522           84,522           84,522
                                                             ------------    -------------    -------------    -------------
      Income from operations .............................             --           1,309            1,309            1,309
                                                             ------------    -------------    -------------    -------------
Non-operating income (expense):
      Interest income ....................................                            357              355              354
      Interest expense ...................................                         (2,407)          (1,914)          (1,372)
                                                             ------------    -------------    -------------    -------------
          Total non-operating expense, net ...............             --          (2,050)          (1,559)          (1,018)
                                                             ------------    -------------    -------------    -------------

Loss before income taxes .................................                           (741)            (250)             291
Income tax provision .....................................                           (343)            (343)            (343)
                                                             ------------    -------------    -------------    -------------
Net income (loss) ........................................    $        --    $     (1,084)    $       (593)    $        (52)
                                                             ============    =============    =============    =============
Basic/diluted loss per common share ......................    $              $      (0.39)    $      (0.41)    $      (0.02)
                                                             ============    =============    =============    =============
      Weighted average common shares
          outstanding ....................................              0       2,750,000        1,450,000        3,045,000
                                                             ============    =============    =============    =============
      Ratio of earnings to fixed charges (1) .............            N/A               -                -             1.16
                                                             ------------    -------------    -------------    -------------
      Book value per share ...............................            N/A    $      37.46     $      71.46     $      34.25
                                                             ------------    -------------    -------------    -------------
      Income (loss) per share from continuing operations .            N/A    $      (0.27)    $      (0.17)    $       0.10
                                                             ------------    -------------    -------------    -------------
BALANCE SHEET DATA:
Total assets .............................................   $        N/A    $    235,535     $    236,140     $    236,806
Total long-term debt .....................................            N/A         110,000          110,000          110,000
Shareholder's equity .....................................            N/A         103,007          103,612          104,277

     (1) For purposes of computing the ratio of earnings to fixed charges, earnings consist of loss before income taxes plus fixed charges. Fixed charges consist of interest and amortization of debt expense plus one-third of operating lease expense that we believe is representative of the interest factor. There was a deficiency of earnings to fixed charges for the six months ended June 30, 2003 assuming a 100% exchange and an 80% exchange of $799,000 and $307,000, respectively.

                                 CAPITALIZATION

ATLANTIC

         The following table sets forth the consolidated capitalization of Atlantic and its subsidiary as of June 30, 2003 on an actual basis, as adjusted to give effect to the exchange offer assuming 58% exchange, as adjusted to give effect to the exchange offer assuming 80% exchange, and as adjusted to give effect to the exchange offer assuming 100% exchange:

                                                                         As of June 30, 2003
                                             ----------------------------------------------------------------------------
                                                                  As adjusted          As adjusted           As adjusted
                                                Actual           (58% exchange)       (80% exchange)        100% exchange)
                                             ------------        --------------       --------------        -------------
                                                                          ($ in thousands)
Cash and cash equivalents ..........         $          -         $     36,868         $     33,782         $     30,977
                                             ------------         ------------         ------------         ------------

Long-term debt, net of current
   maturities ......................         $          -         $    110,000         $    110,000         $    110,000
                                             ------------         ------------         ------------         ------------

Shareholders' Equity:
   Preferred stock, par value $.01
    per share; 5,000,000 shares
    authorized, 0 shares outstanding                    -                    -                    -                    -
   Common stock, par value $0.01 per
    share; 20,000,000 shares
    authorized, 3,045,000, 1,450,000
    and 2,750,000 shares outstanding
    on an as adjusted basis ........                    -                   30                   15                   28
   Additional paid in capital ......                    -               70,248               70,597              102,979
   Warrants outstanding ............                    -               34,000               33,000                    -
   Accumulated deficit .............                    -                    -                    -                    -
                                             ------------         ------------         ------------         ------------

   Total shareholders' equity ......                    -              104,278              103,612              103,007
                                             ------------         ------------         ------------         ------------

Total capitalization ...............         $          -         $    251,146         $    247,394         $    243,984
                                             ============         ============         ============         ============

PARENT

         The following table sets forth the consolidated capitalization of Parent and its subsidiaries as of June 30, 2003 on an actual basis, as adjusted to give effect to the exchange offer assuming 58% exchange, as adjusted to give effect to the exchange offer assuming 80% exchange, and as adjusted to give effect to the exchange offer assuming 100% exchange:

                                                                      As of June 30, 2003
                                             ---------------------------------------------------------------------
                                                               As adjusted         As adjusted       As adjusted
                                               Actual         (58% exchange)     (80% exchange)     (100% exchange)
                                             ----------       --------------     --------------     ---------------
                                                                      ($ in thousands)
Cash and cash equivalents ..........         $  46,502          $  36,867          $  33,782          $        -
                                             ---------          ---------          ---------          ----------

Long-term debt, net of current .....
   maturities ......................         $ 110,000          $ 110,000          $ 110,000          $        -
                                             ---------          ---------          ---------          ----------

Shareholders' Equity:
   Preferred stock, par value $.01
    per share; 5,000,000 shares
    authorized, 0 shares outstanding                 -                  -                  -                   -
   Common stock, par value $0.01 per
    share; 20,000,000 shares
    authorized; 10,000,000 shares
    issued and outstanding .........               100                100                100                   -
   Additional paid in capital ......           124,900             90,900             91,900                   -
   Warrants outstanding ............                 -             34,000             33,000                   -
   Accumulated deficit .............           (20,560)           (22,060)           (22,096)                  -
                                             ---------          ---------          ---------          ----------

   Total shareholders' equity ......           104,440            102,940            102,904                   -
                                             ---------          ---------          ---------          ----------

Total capitalization ...............         $ 260,942          $ 249,807          $ 246,686          $        -
                                             =========          =========          =========          ==========

                                  RISK FACTORS

         In deciding whether to tender Existing Notes pursuant to the exchange offer and deliver related consents pursuant to the consent solicitation, we urge you to read this solicitation statement and prospectus and the documents incorporated by reference into this solicitation statement and prospectus carefully. You should also consider the risk factors described below.

         RISK FACTORS RELATED TO HOLDERS TENDERING IN THE EXCHANGE OFFER

THE INTEREST ON THE NEW NOTES IS DIFFERENT THAN THE INTEREST ON THE EXISTING NOTES.

         The Existing Notes have an interest rate of 11% per annum with interest being paid semi-annually on March 29 and September 29 until September 29, 2005. Interest on the New Notes is payable at a rate of 3% per year, but accrues and is not payable until maturity in 2008, and, if the holders of a majority of the aggregate principal amount of the New Notes outstanding elect to be paid in Atlantic Common Stock, the holders of the New Notes will receive Atlantic Common Stock in full payment of the New Notes. Moreover, as the New Notes bear interest at 3% per annum with interest that accrues annually, but is not payable until maturity in 2008 (a five year period), holders of the New Notes will actually be receiving a lower effective interest rate than the 3% annually accrued amount and there can be no assurance that we will have the cash to pay out either the principal or the interest on the New Notes at maturity.

PAYMENT OF THE NEW NOTES IN THE FORM OF ATLANTIC COMMON STOCK MAY OCCUR AT THE ELECTION OF THE HOLDERS OF A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE NEW NOTES OUTSTANDING AND, IN SUCH CASE, A HOLDER'S RIGHT TO RECEIVE PAYMENT OF THE NEW NOTES IN CASH WILL TERMINATE.

         The New Notes are payable either in (i) cash for the principal and accrued interest at maturity or (ii) Atlantic Common Stock, at and upon the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding. Following such election, the entire class of New Notes will be paid in shares of Atlantic Common Stock and all of the New Notes will thereby be extinguished. As a result, it is possible that holders of the New Notes may no longer be entitled to receive the principal and the accrued interest in cash upon maturity because payment of the New Notes in Atlantic Common Stock is mandatory upon the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding. Upon the exchange of the New Notes, the holders that elect to exchange are also consenting to the payment of the New Notes in the form of Atlantic Common Stock instead of cash. Affiliates of Carl C. Icahn have indicated their intent to exchange their Existing Notes for New Notes and upon consummation of the Transaction will own at least 58% of the aggregate principal amount of the New Notes outstanding and they will have the ability to determine whether and when the payment of the New Notes shall occur and whether such payment shall be in cash at maturity or Atlantic Common Stock at or prior to maturity.

THE VALUE OF THE COLLATERAL SECURING THE NEW NOTES MAY NOT BE SUFFICIENT TO PAY ALL AMOUNTS OWED UNDER THE NEW NOTES IF AN EVENT OF DEFAULT OCCURS.

         The New Notes will be secured by a lien on substantially all of our and Licensee's existing and after acquired assets. If we are forced to liquidate the collateral, there may be a deficiency in proceeds for payment in full of the New Notes. In addition, the collateral includes certain personal property, the value of which will depreciate over time. As a result, if any event of default occurs with respect to the New Notes, we cannot assure you that liquidation of the collateral at any time will produce sufficient proceeds to pay all amounts owed under the New Notes. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. If the proceeds are insufficient, the deficiency would be an unsecured obligation. We cannot assure you that you would be able to recover any deficiency.

THE TRUSTEE'S ABILITY TO REALIZE ON THE COLLATERAL SECURING THE NEW NOTES MAY BE LIMITED.

         In bankruptcy, the full value of the New Notes may not be able to be collected by foreclosing upon the collateral. The trustee's ability to foreclose upon the pledged equity interests and other gaming collateral comprising our subsidiary's gaming businesses is limited by relevant gaming laws. Under New Jersey gaming laws, the trustee under the New Indenture could be precluded from or otherwise limited or delayed in exercising powers of attorney or selling collateral at a foreclosure sale, including slot machines, as only licensed persons may have slot machines in their possession. In addition, the trustee may encounter difficulty in selling collateral due to various legal restrictions, including requirements that the purchaser or the operator of the gaming facility be licensed by state authorities or that prior approval of a sale or disposition of collateral is required. If the trustee sought to operate, or retain an operator for, The Sands, the trustee or its agents would be required to be licensed under applicable gaming laws in order to conduct gaming operations in such casino. Because potential purchasers who wish to operate The Sands must satisfy such requirements, the number of potential purchasers in a sale of The Sands could be less than in the sale of other types of facilities. Gaming laws in New Jersey prohibit the granting of a lien on the gaming license. Therefore, the trustee will not have a lien on Licensee's gaming license necessary to operate the casino properties unless and until the applicable laws are amended to permit such a lien. These requirements and prohibitions may delay the sale of and may adversely affect the price paid for the collateral.

         The trustee's ability to foreclose upon and sell the collateral will be subject to the procedural restrictions of state real estate and commercial law and the Uniform Commercial Code. Furthermore, the right of the trustee to foreclose upon and sell the collateral is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy proceeding were to be commenced by or against us or any of our affiliates prior to, or possibly even after, the trustee has repossessed and disposed of the collateral. Under bankruptcy law, secured creditors, such as holders of the New Notes, are prohibited from obtaining possession of their security from a debtor in a bankruptcy case, or from disposing of security obtained from such debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use the collateral (and the proceeds, products, rent or profits of such collateral) so long as the secured creditor is given "adequate protection." The meaning of the term "adequate protection" may vary according to circumstances, but it is intended in general to protect the value of the secured creditor's interest in the collateral. The court may find "adequate protection" if the debtor pays cash or grants additional security for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral during the pendency of the bankruptcy case. Due to the lack of a precise definition of the term "adequate protection" and the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the New Notes could be delayed following commencement of a bankruptcy case, whether or when the trustee could repossess or dispose of the collateral or whether or to what extent holders of the New Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of "adequate protection."

         Finally, the trustee's ability to foreclose on the collateral on your behalf may be subject to perfection issues, the consent of third parties and practical problems associated with the realization of the trustee's security interest in the collateral. To the extent that liens granted to third parties encumber property owned by us or the guarantor of the New Notes, such third parties have rights and remedies with respect to such property that, if exercised, could adversely affect the value of the collateral and the ability of the trustees or the holders of the New Notes to realize or foreclose on the collateral.

THE CONCENTRATION OF VOTING POWER HELD BY AFFILIATES OF CARL C. ICAHN GIVES THEM SUBSTANTIAL CONTROL OVER US, AND SUCH AFFILIATES MAY HAVE INTERESTS WHICH DIFFER FROM HOLDERS OF NEW NOTES.

         Affiliates of Carl C. Icahn own approximately 58% of the aggregate principal amount of the Existing Notes outstanding and following the consummation of the Transaction may own at least 58% of the aggregate principal amount of the New Notes outstanding and 77% of the outstanding common stock of Parent. Because Mr. Icahn and his affiliates may be in the unique position of being both holders of a majority of the aggregate principal amount of the New Notes outstanding and holders of a majority of the outstanding common stock of Parent, they may have interests which may differ from other holders of the New Notes, and the ability to effect decisions made by Atlantic and Parent is not available to other holders of the New Notes or the other stockholders of Parent. As such, Mr. Icahn's affiliates will have substantial influence and control over matters voted upon by stockholders of Parent and Atlantic (such as the election of the directors to the Board of Directors of each of Parent and Atlantic, mergers and sale of assets involving Parent and Atlantic and other matters upon which stockholders, of either Parent or Atlantic, vote). This power, in turn, gives them substantial control over the business of both Parent and Atlantic. Upon completion of the Transaction, affiliates of Mr. Icahn may own approximately 63.4% (on a fully diluted basis) of the outstanding Atlantic Common Stock, if more than 58%, but less than 100%, of the Existing Notes exchange for the New Notes, such affiliates may own up to an additional 23.5% of the outstanding Atlantic Common Stock because of the affiliates ownership of 77% of the outstanding common stock of Parent.

         Consequently, Mr. Icahn's affiliates have the ability to:

         o determine when and whether the New Notes will be paid in cash, at maturity, or paid in or converted into Atlantic Common Stock at, or prior to, maturity;

         o        waive events of default under the New Indenture;

         o        approve certain amendments to the New Indenture;

         o        approve the release of the collateral securing the New Notes;

         o direct the actions of the trustee under the New Indenture governing the New Notes;

         o        elect the Board of Directors of Parent and Atlantic; and

         o approve transactions that may have a significant impact, including mergers or a sale of all or substantially all of the assets of Parent.

         Additionally, affiliates of Mr. Icahn are actively involved in the gaming industry and casinos owned or managed by him or his affiliates may directly or indirectly compete with Parent and Atlantic. Furthermore, the potential for conflicts of interest exists among Parent or Atlantic, and Mr. Icahn for future business opportunities. Mr. Icahn may pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to Parent or Atlantic.

THERE MAY NOT BE A TRADING MARKET FOR THE NEW NOTES.

         There is currently no existing trading market for the New Notes. We do not currently intend to apply for listing of the New Notes on any exchange and if we do decide to apply for listing on a securities exchange, there can be no assurance that we will be approved for listing. There can be no assurance that a trading market for the New Notes will develop and the market price of the New Notes, as well as a holder's ability to sell the New Notes, could be adversely affected.

OUR ABILITY TO CONSUMMATE THE TRANSACTION IS CONTINGENT ON RECEIVING THE REQUIRED CONSENTS FROM THIRD-PARTY AND GOVERNMENTAL AUTHORITIES.

         There is no assurance that we will be able to obtain the required consent from either third-party relationships or governmental authorities, including the CCC. Any entity from whom consent is required may not view the Transaction favorably or may determine that it is not in such entity's best interest to consent to the Transaction.

OUR FAILURE TO GENERATE SUFFICIENT CASH FLOW COULD PREVENT US FROM MEETING OUR DEBT SERVICE OBLIGATIONS OR OBTAINING REFINANCING.

         Our ability to make the principal and interest payments on the New Notes in 2008 when the same become due and payable, depends on our ability to generate cash from the operations of The Sands. The future operating performance of us and The Sands, is subject to general economic conditions, industry conditions, including competition, consumer preference and regulatory matters, and numerous other factors, many of which are unforeseeable or are beyond our or their control. There can be no assurance that the future operating performance of us or The Sands will be sufficient to generate the cash flows required to meet our debt service obligations on the New Notes.

OUR FAILURE TO GENERATE SUFFICIENT CASH FLOW COULD PREVENT US FROM HAVING ENOUGH CASH TO PROVIDE PARENT WITH CASH TO SATISFY ITS INTEREST OBLIGATIONS UNDER THE EXISTING NOTES.

         Our ability to provide Parent with sufficient funds to make the interest payments on the Existing Notes, depends on our ability to generate cash from operations of The Sands. The future operating performance of us, Parent and The Sands is subject to general economic conditions, industry conditions, including competition, consumer preference and regulatory matters, and numerous other factors, many of which are unforseeable or beyond our or their control. There can be no assurance that the future operating performance of us or The Sands will be sufficient to generate the cash flows required to allow us to provide Parent with sufficient funds to make interest payments on the Existing Notes. If we are unable to provide Parent with sufficient funds, Parent may be forced to default on the Existing Notes which may result in Parent and Atlantic being involved in litigation.

THE SUBSTANTIAL DEBT OF ATLANTIC AND PARENT COULD ADVERSELY AFFECT ATLANTIC.

         After the exchange, it is anticipated that Atlantic and Parent will have a significant amount of debt outstanding. Pursuant to the terms of the Contribution Agreement between Parent, Operating, Atlantic and Licensee, Atlantic will undertake to provide to Parent the funds necessary to continue to pay scheduled interest on the Existing Notes through the maturity date on September 29, 2005, subject to sufficient funds being available to make such payments. You should be aware that this level of debt could have important consequences to you if the Transaction is consummated. Parent and Atlantic have identified some of the material potential consequences resulting from this significant amount of debt.

         o significant payments may be required to be paid to Parent for interest expenses of the unexchanged Existing Notes and operating costs pursuant to the terms of the Contribution Agreement between Parent, Operating, Atlantic and Licensee, thereby reducing the amount of cash we have available for other purposes, including reinvestment in Atlantic;

         o Atlantic may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes; and

         o Atlantic's ability to adjust to changing market conditions may be hampered;

         Atlantic cannot assure you that it will continue to generate sufficient cash flow in amounts sufficient to enable it to meet its working capital and capital expenditure requirements or pay our principal and interest obligations under the New Notes when the same become due and payable in 2008. If Atlantic is not able to generate sufficient cash flow from operations or to borrow sufficient funds to pay its debt, it may be required to sell assets or allow Parent to default on the Existing Notes, reduce capital expenditures, refinance all or a portion of Atlantic's or Parent's existing debt, including the unexchanged Existing Notes, or obtain additional financing.

         Atlantic and its affiliates will be able to incur substantial additional indebtedness in the future. Although Atlantic's ability to incur additional debt will be restricted under the covenants contained in the New Indenture, these restrictions are subject to a number of qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. To the extent new debt is added, Atlantic's currently anticipated debt levels would increase. Also, these restrictions do not prevent Atlantic from incurring obligations that do not constitute indebtedness.

NEITHER THE SPECIAL COMMITTEE, THE BOARD OF DIRECTORS OF PARENT NOR THE BOARD OF DIRECTORS OF ATLANTIC HAVE MADE A RECOMMENDATION WITH REGARD TO WHETHER OR NOT YOU SHOULD TENDER YOUR EXISTING NOTES IN THE EXCHANGE OFFER.

         Neither the Special Committee of the Board of Directors of Parent (the "Special Committee") nor the Board of Directors of Atlantic, the Board of Directors of Funding, the Board of Directors of Operating, the Board of Directors of Parent, the trustee, the solicitation agent, the exchange agent or the information agent expresses any opinion, and each is remaining neutral, regarding any recommendation whether holders of Existing Notes should exchange their notes. We cannot assure holders of the Existing Notes that the value of the New Notes received in the exchange offer will in the future equal or exceed the value of the Existing Notes tendered and we do not take a position as to whether you ought to participate in the exchange offer.

THE ASSETS OF OPERATING AND PARENT MAY BE SUBJECT TO A CLAIM OF A FRAUDULENT CONVEYANCE.

         Under relevant federal and state fraudulent conveyance statutes, generally stated and subject to certain exceptions, if a court found that at the time the consent solicitation and exchange offer was completed, (i) we effected the consent solicitation and exchange offer with the actual intent of hindering, delaying or defrauding creditors, including the holders who did not exchange their Existing Notes or (ii) Funding or the guarantors' of the

Existing Notes (which are Parent and Operating) remaining property after consummation of the Transaction constituted unreasonably small capital to pay its debt, including the Existing Notes (i.e. the value of the Atlantic Common Stock is insufficient), or (iii) we, Funding or the guarantors of the Existing Notes were insolvent at the time the Transaction was consummated or became insolvent as a result of the Transaction, such court could take action and apply remedies detrimental to the holders of the New Notes, including voiding the transfer of the assets to us and the liens securing the New Notes. While we believe that the Transaction does not constitute a fraudulent conveyance, there is no assurance that a court would agree with such belief.

THE EXCHANGE OFFER IS DEPENDENT UPON THE CONSENT OF THE STOCKHOLDERS OF PARENT.

         The offering of the New Notes is dependent upon the transfer of assets of Parent and Operating to us. This is because these assets (less the cash Atlantic will pay to the holders of the Existing Notes that elect to exchange for New Notes) will be pledged as security for the New Notes. In order for the transfer of the assets of Parent and Operating to occur, the stockholders of Parent must consent to the Transaction, including the transfer of assets. Accordingly, the stockholders of Parent are being solicited to approve this transfer of assets. If the stockholders do not approve the Transaction including the transfer of assets, the exchange offer will be terminated. Affiliates of Carl C. Icahn own approximately 77% of the outstanding common stock of Parent and have indicated they intend to vote in favor of the Transaction.

YOU SHOULD CONSIDER THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF EXCHANGING YOUR EXISTING NOTES FOR NEW NOTES IN THE EXCHANGE OFFER.

         U.S. holders, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115, of Existing Notes who participate in the exchange offer should recognize gain or loss on the exchange in an amount by which (i) the Issue Price of the New Notes and (ii) the Cash Payment, exceeds their adjusted tax basis in their Existing Notes. The Issue Price of the New Notes may be based on either the face value of the New Notes or the fair market value of the New Notes or the Existing Notes, depending on whether the New Notes or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the New Notes nor the Existing Notes will be Publicly Traded if no active market is made in the New Notes or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the New Notes nor the Existing Notes are Publicly Traded, the Issue Price of the New Notes should equal their face value so that, assuming your tax basis in the Existing Notes is not above the face value of the New Notes (e.g., you did not purchase your Existing Notes at a premium) you should have taxable gain from participating in the consent solicitation and exchange offer at least equal to the Cash Payment. If your tax basis in the Existing Notes is below the face value of the New Notes (e.g., if you purchased your Existing Notes at a discount) your taxable gain should be increased by the amount, if any, by which the face value of the New Notes exceeds your tax basis in the Existing Notes. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest (including the contemplated payment of all accrued but unpaid interest on the Existing Notes through the date of the exchange) and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the New Notes should commence on the date of the exchange. The tax basis of the New Notes should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the New Notes or the Existing Notes if either the New Notes or the Existing Notes are Publicly Traded. Non-U.S. holders participating in the exchange offer should be exempt from U.S. income or withholding tax, provided that they meet certain requirements. Please see the section of this solicitation statement and prospectus entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115 for these requirements and for a more detailed description of the U.S. federal income tax consequences of participating in the exchange offer. You should consult your tax advisor as to the U.S. federal, state, local and any foreign tax consequences of exchanging your Existing Notes.

YOU MUST COMPLY WITH THE PROCEDURES FOR THE EXCHANGE OFFER IN ORDER TO RECEIVE THE NEW NOTES.

         You are responsible for complying with all of the exchange offer procedures. You should allow sufficient time to ensure that the exchange agent receives all required documents before the expiration date. Neither we nor the exchange agent has any duty to inform you of any defects or irregularities with respect to the tender for exchange of your Existing Notes for New Notes. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Procedures for Tendering and Consenting" as set forth on page 56.

       RISK FACTORS RELATED TO HOLDERS NOT TENDERING IN THE EXCHANGE OFFER

THE COLLATERAL CURRENTLY SECURING THE EXISTING NOTES WILL BE ELIMINATED AFTER THE EXCHANGE OFFER IS COMPLETED.

         Upon consummation of the Transaction, substantially all of the assets of Operating and Parent will be transferred to us, and ultimately to Licensee (less the cash Atlantic will pay to the holders of the Existing Notes that elect to exchange for New Notes), after the exchange offer is completed and the proposed amendments are effective. All of our assets and all of the assets of Licensee, including any after acquired assets of Atlantic and its subsidiaries, including Licensee, will be pledged to secure our obligations under the New Notes. As a result, there will be no collateral securing the Existing Notes, the only asset of Parent will be Atlantic Common Stock and the holders of the Existing Notes will be structurally subordinated to our obligations to the holders of the New Notes. In addition, after the exchange offer is completed, Funding and Operating will merge with and into Parent which will thereby result in Parent becoming the sole obligor of the Existing Notes and there will no longer be any guarantors for the Existing Notes. As a result, the holders of the Existing Notes will only have recourse against Parent, whose sole asset will be Atlantic Common Stock. Pursuant to the Transaction, the Special Committee obtained a written opinion dated July 14, 2003 from Libra Securities, LLC ("Libra Securities") that as of the date of its written opinion and based upon the assumptions made, matters considered and review described in its written opinion, the consideration to be received by the common stockholders of Parent in the Transaction is fair, from a financial point of view, to the common stockholders of Parent.

THE PROPOSED AMENDMENTS TO THE EXISTING INDENTURE WILL SIGNIFICANTLY REDUCE THE PROTECTIONS AFFORDED NON-TENDERING HOLDERS OF EXISTING NOTES.

         Promptly after receipt of the requisite consents from the holders of the Existing Notes, Parent and the trustee in respect of the Existing Notes will execute a Second Amended and Restated Indenture which will reflect the Existing Indenture as revised by the proposed amendments. Upon the execution of the Second Amended and Restated Indenture, the Second Amended and Restated Indenture will become a legally binding obligation and govern the rights, obligations and benefits of the holders of the Existing Notes. However, the proposed amendments will not become effective unless and until the exchange offer is completed. If the proposed amendments become effective, each proposed amendment will apply to all of the Existing Notes that remain outstanding and each holder of Existing Notes not tendered hereunder will be bound by the Second Amended and Restated Indenture, regardless of whether such holder consented to the proposed amendments. The most significant amendment in the Second Amended and Restated Indenture is the release of the collateral securing the Existing Notes. Additionally, the proposed amendments would, among other things, eliminate many of the covenants contained in the Existing Indenture including, among other things, those that restrict: (i) the sale of assets; (ii) the payment of net cash proceeds in event of loss; (iii) the changing or altering of the business of Funding and its affiliates; and (iv) the granting of a security interest in investments (the "CRDA Investments") in securities issued by, and monies deposited with, the Casino Reinvestment Development Authority of the State of New Jersey ("CRDA"). In the event the proposed amendments are adopted, each non-exchanging holder of Existing Notes will be bound by the proposed amendments, even though such holder did not deliver a consent to the proposed amendments. See "PROPOSED AMENDMENTS" as set forth on page 62.

THE RESTRICTIVE COVENANTS CONTAINED IN THE NEW INDENTURE MAY LIMIT PARENT'S ABILITY TO REPAY THE EXISTING NOTES.

         The New Indenture will contain numerous restrictive covenants that will effect the ability of Parent to pay the Existing Notes at maturity. For example, the New Indenture prohibits the payment of dividends on the Atlantic Common Stock. The sole payments to Parent that are permitted under the New Indenture are payments for interest of the Existing Notes, operating expenses and payments and reimbursements to the trustee under the Second Amended and Restated Indenture, all other payments for Parent are "restricted payments" including payments for the principal of the Existing Notes. As long as sufficient funds are available from Atlantic, the New Indenture permits the payment to Parent of funds that are necessary to pay the interest on the unexchanged Existing Notes and the operating expenses of Parent and such expenses will be paid pursuant to the terms of the Contribution Agreement. However, Atlantic will make such payments until the maturity date of the Existing Notes, and only if the New Notes are not in default and no event that could result in such a default has occurred or is incipient and only if sufficient funds are available. In addition, because the only assets available to satisfy the unexchanged Existing

Notes will be the Atlantic Common Stock owned by Parent, Parent's ability to obtain funds to pay the principal of the Existing Notes at maturity will depend upon its ability to refinance such notes or to borrow against or sell such Atlantic Common Stock.

THE EXISTING NOTES WILL BE STRUCTURALLY SUBORDINATED TO ALL OF THE DEBT AND OTHER LIABILITIES, INCLUDING TRADE PAYABLES, OF US AND LICENSEE.

         Holders of the Existing Notes will not have any claim as a creditor against Atlantic or Licensee, which will own the assets constituting The Sands. Therefore, debt and other liabilities, including the New Notes and trade payables, whether secured or unsecured, of Atlantic and Licensee will effectively be senior to the claims of the holders of the Existing Notes against the assets of those subsidiaries. In addition, the Second Amended and Restated Indenture does not restrict these affiliates from incurring additional debt and does not contain any limitations on the amount of other liabilities such as trade payables, that they might incur. No subsidiary or affiliate of Parent will be a guarantor of the Existing Notes.

IF THE TRANSACTION IS NOT APPROVED, FUNDING AND THE GUARANTORS OF THE EXISTING NOTES MAY BE UNABLE TO PAY THE PRINCIPAL DUE ON THE EXISTING NOTES AT MATURITY.

         The Existing Notes mature on September 29, 2005. Funding and the guarantors of the Existing Notes (which are Parent and Operating) do not currently anticipate having sufficient cash to repay the Existing Notes at maturity, absent a refinancing of the Existing Notes. The purpose of the Transaction is to extend the maturity date of the Existing Notes, reduce the rate of interest and delay the payment of interest until maturity in order for us and our affiliates to improve our financial performance. If the Transaction is not approved, Parent will need to pursue alternative methods of refinancing the Existing Notes, or seek other forms of financing. Parent currently has no plan or arrangement for alternative refinancing of the Existing Notes or seeking new financing, and there can be no assurance that such alternatives can be arranged on favorable terms, if at all. If all of the Existing Notes are not tendered, there will be two forms of debentures outstanding which may affect Parent's ability to refinance the Existing Notes.

IF THE TRANSACTION IS NOT CONSUMMATED, OPERATING MAY BE UNABLE TO OBTAIN RENEWAL FROM THE CCC OF THE CASINO LICENSE THAT IS NECESSARY TO OPERATE THE SANDS DUE TO THE OUTSTANDING DEBT OF PARENT.

         Pursuant to New Jersey law, Operating is required to maintain a casino license in order to operate The Sands. See "-- Risk Factors Related to the Gaming Industry -- Gaming is a regulated industry and changes in the law could have a material adverse effect on our ability to conduct gaming" as set forth on page 43. The gaming licenses required to own and operate The Sands must be renewed in 2004 and if the Transaction is not consummated and, as a result, Parent is unable to make the required payments pursuant to the Existing Notes or Parent is unable to pay the principal when it becomes due in 2005, Operating may be unable to obtain renewal of the casino license required to own and operate The Sands. Operating's inability to obtain renewal of its casino license will have a material adverse effect on Parent.

WHETHER OR NOT THE TRANSACTION IS COMPLETED, THERE CAN BE NO ASSURANCE THAT WE AND/OR PARENT WILL BE ABLE TO PAY, OR PROVIDE FOR THE PAYMENT OF, ALL OF THE OUTSTANDING LIABILITIES AND OBLIGATIONS OF US AND/OR PARENT INCLUDING THE EXISTING NOTES.

         If the Transaction is not completed, Parent believes that it is reasonably likely that the Existing Notes may not be refinanced on favorable terms or at all and that there may not be sufficient cash accumulated to pay off the Existing Notes at maturity, thereby resulting in a default on the Existing Notes when they become due and payable in September 2005 which could result in Parent being forced into or required to seek protection in bankruptcy. In such event, assets of Parent (which include The Sands and cash), may not be sufficient to pay off the Existing Notes when they become due and payable.

         Even if the Transaction is completed, Parent may not be able to refinance or pay the on-going obligations associated with the Existing Notes and this could result in Parent defaulting on the Existing Notes at any point and could result in Parent being forced into or required to seek protection in bankruptcy. Parent may be unable to satisfy its interest or principal obligations in relation to the Existing Notes because cash generated from operations of The Sands may not be sufficient to pay, or provide for the payment of, all of Atlantic's liabilities and obligations, and therefore, Atlantic may not have sufficient funds to provide Parent with the cash to satisfy its obligations. If Parent defaults on its obligations under the Existing Notes because The Sands has not generated sufficient funds, Parent's sole asset, Atlantic Common Stock, may not be sufficient to satisfy the obligations of the Existing Notes if Parent was forced into or required to seek protection in bankruptcy.

EVEN IF A MAJORITY OF THE AGGREGATE PRINCIPAL AMOUNT OF THE EXISTING NOTES OUTSTANDING ELECTS TO EXCHANGE SUCH NOTES FOR THE NEW NOTES, THE TRANSACTION MAY NOT BE COMPLETED.

         The completion of the Transaction is subject to numerous conditions. Even if a majority of the aggregate principal amount of the Existing Notes outstanding elects to exchange such notes for the New Notes, neither Parent nor Atlantic can guarantee that the Transaction will be completed. If the Transaction is not completed, Parent may not be able to refinance the Existing Notes on favorable terms, or at all, or accumulate enough cash to pay the Existing Notes at their maturity in September 2005.

THE CONCENTRATION OF VOTING POWER HELD BY AFFILIATES OF CARL C. ICAHN GIVES THEM SUBSTANTIAL CONTROL OVER US.

         Affiliates of Carl C. Icahn own approximately 77% of the outstanding common stock of Parent and 58% of the aggregate principal amount of the Existing Notes outstanding. Following the consummation of the Transaction such affiliates may own at least 58% of the aggregate principal amount of the New Notes outstanding. Because Mr. Icahn and his affiliates are in the unique position of being both holders of a majority of the aggregate principal amount of the New Notes outstanding and holders of a majority of the outstanding common stock of Parent, they may have interests which may differ from other holders and the ability to effect decisions made by Atlantic. As such, Mr. Icahn's affiliates will have substantial influence and control over matters voted upon by stockholders of Parent and Atlantic (such as the election of the directors to the Board of Directors of each of Parent and Atlantic, mergers and sale of assets involving Parent and Atlantic and other matters upon which stockholders, of either Parent or Atlantic, vote). This power, in turn, gives them substantial control over the business of both Parent and Atlantic. Mr. Icahn's affiliates have the ability to:

         o        elect the Board of Directors of Parent; and

         o approve transactions that may have a significant impact including: mergers, a sale of all or substantially all of the assets of Parent.

         Additionally, affiliates of Mr. Icahn are actively involved in the gaming industry and casinos owned or managed by him or his affiliates may directly or indirectly compete with Parent and Atlantic. Furthermore, the potential for conflicts of interest exists among Parent or Atlantic, and Mr. Icahn for future business opportunities. Mr. Icahn may pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to Parent or Atlantic.

UPON CONSUMMATION OF THE TRANSACTION, PARENT'S SOLE ASSET WILL BE ATLANTIC COMMON STOCK WHICH WILL HAVE LIMITED LIQUIDITY.

         Upon consummation of the Transaction, assuming less than 100% of the Existing Notes are exchanged, Parent will be the sole owner of Atlantic Common Stock and such stock will be its sole asset. If less than 100% of the Existing Notes are exchanged, there will be no "public float" of Atlantic Common Stock (i.e., shares owned by persons and entities unaffiliated with Atlantic) immediately upon consummation of the Transaction. This may limit Parent's ability to sell the Atlantic Common Stock or refinance the Existing Notes through a financing with the Atlantic Common Stock as the collateral. Upon completion of the Transaction, we anticipate that affiliates of Carl C. Icahn will beneficially own approximately 63.4% (on a fully diluted basis) of the outstanding Atlantic Common Stock, if more than 58%, but less than 100% of the Existing Notes exchange for the New Notes, such affiliates may own up to an additional 23.5% of the outstanding Atlantic Common Stock because of such affiliates ownership of 77% of the outstanding common stock of Parent. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ATLANTIC AND PARENT" as set forth on page 113. The market price of Atlantic Common Stock, accordingly, may not be indicative of the market price of Atlantic Common Stock in a more liquid market or of Atlantic's financial performance or business prospects.

OUR FAILURE TO GENERATE SUFFICIENT CASH FLOW COULD PREVENT PARENT FROM PAYING INTEREST OR BEING ABLE TO REFINANCE THE UNEXCHANGED EXISTING NOTES.

         Our ability to generate cash from the operations of The Sands will impact on our ability to pay Parent the funds necessary to pay the interest on the Existing Notes, and Parent's ability to refinance the Existing Notes by using its Atlantic Common Stock as collateral. The future operating performance of us, Parent and The Sands, is subject to general economic conditions, industry conditions, including competition, consumer preference and regulatory matters, and numerous other factors, many of which are unforeseeable or are beyond our or their control. There can be no assurance that the future operating performance of us, Parent or The Sands will be sufficient to generate the cash flows required to meet our debt service obligations on the Existing Notes.

THE SUBSTANTIAL DEBT OF PARENT COULD ADVERSELY AFFECT IT.

         After the consummation of the Transaction if all of the holders of Existing Notes do not exchange, it is anticipated that Parent may have a significant amount of debt outstanding. Parent will no longer directly own the assets which provide the cash flow to satisfy such debt. If Parent is unable to pay the principal amount outstanding of the Existing Notes at maturity, to refinance the Existing Notes prior to maturity, or to obtain additional financing from another source, Parent may be forced to default because Atlantic is not required to provide sufficient funds to satisfy Parent's obligation to pay the principal amount outstanding of the Existing Notes at maturity. If Parent defaults on the Existing Notes on September 29, 2005, Parent may be forced into or required to seek protection in bankruptcy. We cannot assure you that Parent will be able to refinance the Existing Notes or that we will be able to sell assets or borrow more money on favorable terms to us and Parent, if at all

THERE MAY BE A SUBSTANTIALLY SMALLER PUBLIC TRADING MARKET FOR YOUR EXISTING NOTES AND THE MARKET PRICE OF YOUR EXISTING NOTES MAY DECLINE.

         Parent has applied to the American Stock Exchange and the Securities and Exchange Commission to delist the Existing Notes and the trading market which currently exists for the Existing Notes will no longer exist; at such time, it may be significantly more difficult to sell the Existing Notes. The consummation of the Transaction may adversely effect the price of the Existing Notes due to the lack of publicly-traded market and because of structural subordination of the Existing Notes to the New Notes, resulting from the transfer of the collateral to Atlantic. If the Transaction is consummated, the trading and the liquidity of the market for the Existing Notes may be significantly limited. As a result, the non-tendered Existing Notes may trade at a discount to the price at which they traded prior to delisting. We do not anticipate that a trading market in the non-tendered Existing Notes will exist or be maintained and we cannot assure you as to the prices at which the non-tendered Existing Notes may be traded.

YOU SHOULD CONSIDER THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF NOT EXCHANGING YOUR EXISTING NOTES FOR NEW NOTES IN THE EXCHANGE OFFER.

         U.S. holders, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115, of Existing Notes who do not participate in the exchange should nonetheless be deemed, for U.S. federal income tax purposes, to have exchanged their Existing Notes for the Existing Notes, as amended, because the Proposed Amendments should result in a "significant modification" for U.S. federal income tax purposes. It is anticipated that such a deemed exchange would be taxable. Specifically, if you are deemed to have exchanged your Existing Notes for the Existing Notes, as amended (i.e., if you do not tender your Existing Notes in the exchange offer), you should recognize gain or loss equal to the amount, if any, by which the Issue Price of the Existing Notes, as amended, exceeds your adjusted tax basis in your Existing Notes. The Issue Price of the Existing Notes, as amended, may be based on either the face value of the Existing Notes, as amended, or the fair market value of the Existing Notes, as amended, or the Existing Notes, depending on whether the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the Existing Notes, as amended, nor the Existing Notes will be Publicly Traded if no active market is made in the Existing Notes, as amended, or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the Existing Notes, as amended, nor the Existing Notes are Publicly Traded, the Issue Price of the Existing Notes, as amended, should equal their face value and you should recognize taxable gain if your tax basis in the Existing Notes is below the face value of the Existing Notes, as amended (e.g., if you purchased your Existing Notes at a discount), even though you do not participate in the consent solicitation and exchange offer. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the deemed exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the deemed exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the Existing Notes, as amended, should commence on the date of the deemed exchange. The tax basis of the Existing Notes, as amended, should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the Existing Notes, as amended, or the Existing Notes if either the Existing Notes, as amended, or the Existing Notes are Publicly Traded, within the meaning of the Treasury Regulations. Non-U.S. holders not participating in the exchange offer will similarly be deemed to have exchanged their Existing Notes for the Existing Notes, as amended. Nonetheless, non-U.S. holders should be exempt from U.S. income or withholding tax, provided that they meet certain requirements. Please see the section of this solicitation statement and prospectus entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115 for these requirements and for a more detailed description of the U.S. federal income tax consequence of not participating in the exchange offer. You should consult your tax advisor as to the U.S. federal, state, local and any foreign tax consequences of not exchanging your Existing Notes.

                RISK FACTORS RELATED TO THE BUSINESS OF ATLANTIC

WE ARE A NEWLY FORMED COMPANY AND HAVE NO OPERATING HISTORY.

         We are a newly formed wholly-owned subsidiary of Operating. Upon consummation of the Transaction, Parent will transfer all of its assets to Operating (except the stock of Funding and Operating) and Operating will transfer the assets it received from Parent and all of its assets (except the stock of Atlantic) to us. We will subsequently assign all of our assets (except an amount of cash to pay the holders of Existing Notes that exchange for New Notes), not including 100% of the membership interest in Licensee, to Licensee. Following this transfer, our sole asset will be 100% of the membership interest in Licensee. We have no operating history nor historical financial results on our company for investors to evaluate except for Parent's historical consolidated financial results. As a result, no assurances can be given that we will be successful or profitable. As a result of the Transaction, the management, the assets, and the business of Atlantic will be substantially similar to the current management, assets, and business of Parent and because Atlantic will be substantially similar to Parent, Atlantic does not believe that the business or operations of The Sands will be substantially affected.

OUR QUARTERLY OPERATING RESULTS ARE SUBJECT TO FLUCTUATIONS AND SEASONALITY, AND IF WE FAIL TO MEET THE EXPECTATIONS OF INVESTORS, THE VALUE OF ATLANTIC COMMON STOCK AND THE NEW NOTES MAY DECREASE SIGNIFICANTLY.

         Our quarterly operating results are highly volatile and subject to unpredictable fluctuations due to unexpectedly high or low losses, changing customer tastes and trends, unpredictable patron gaming volume, the proportion of table game revenues to slot game revenues, weather and discretionary decisions by our patrons regarding frequency of visits and spending amounts. Our operating results for any given quarter may not conform to the operating results of our local, regional or national competitors. If our operating results do not conform to such competitors the value of the shares of Atlantic Common Stock and the New Notes may be adversely affected. Conversely, favorable operating results in any given quarter may be followed by an unexpected downturn in subsequent quarters.

WE NEED TO INCREASE CAPITAL EXPENDITURES TO COMPETE EFFECTIVELY.

         Capital expenditures, such as room refurbishment, amenity upgrades and new gaming equipment, are necessary from time to time to preserve the competitiveness of our property. The gaming industry market is very competitive and is expected to become more competitive in the future. If cash from our operations is insufficient to provide for needed levels of capital expenditures, our competitive position could deteriorate if we are unable to borrow funds for such purposes. In addition, the New Indenture governing the New Notes limits our ability to make capital expenditures.

IF WE FAIL TO OFFER COMPETITIVE PRODUCTS AND SERVICES OR MAINTAIN THE LOYALTY OF THE SANDS PATRONS, OUR BUSINESS WILL BE ADVERSELY AFFECTED.

         In addition to capital expenditures, we are required to anticipate the changing tastes of The Sands patrons and offer both competitive and innovative products and services to ensure that repeat patrons return and new patrons visit The Sands. The demands of meeting our debt service payments and the need to make capital expenditures limits the available cash to finance such products and services. In addition, the consequences of incorrect strategic decisions may be difficult or impossible to anticipate or correct in a timely manner.

A SECURED LENDER, MAY BE SUBJECT TO CLAIMS AND LIABILITIES UNDER SOME ENVIRONMENTAL LAWS AND REGULATIONS.

         Lenders that hold a security interest in real property may be held liable under environmental laws for the costs of remediating or preventing releases or threatened releases of hazardous substances at the mortgaged property. Lenders who foreclose on or participate in the management of a mortgaged property are at risk of incurring environmental liability unless they monitor their activities carefully in accordance with applicable governmental rules. In this regard, the collateral agent, the trustees or the holders of the New Notes would need to evaluate the impact of these potential liabilities before determining to foreclose on the mortgaged properties securing such New Notes and exercising other available remedies. In addition, the collateral agents or the trustees, as the case may be, may decline to foreclose upon the mortgaged properties or exercise remedies available to the extent that they do not receive indemnification to their satisfaction from the holders of such New Notes.

INCREASED STATE TAXATION OF GAMING AND HOSPITALITY REVENUES COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         The casino industry represents a significant source of tax revenues to the State of New Jersey. Gaming companies are currently subject to significant state and local taxes and fees in addition to normal federal and state corporate income taxes. For example, casinos in Atlantic City pay for licenses as well as special taxes to the city and state. New Jersey taxes annual gaming revenues at the rate of 8.0%. New Jersey also levies an annual investment alternative tax of 2.5% on annual gaming revenues in addition to normal federal and state income taxes. This 2.5% obligation, however, can be satisfied by purchasing certain bonds or making certain investments in the amount of 1.25% of annual gaming revenues. On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act, which, among other things, suspended the use of the New Jersey net operating loss carryforwards for two years and introduced a new alternative minimum assessment under the New Jersey corporate business tax based on gross receipts or gross profits. For the year ended December 31, 2002 and the six months ended June 30, 2003, Parent incurred charges to operations of $774,000 and $343,000, respectively, related to the impact of the New Jersey Business Tax Reform Act.

         On July 1, 2003, the State of New Jersey amended the New Jersey Casino Control Act (the "NJCCA") to impose various tax increases on Atlantic City casinos, including The Sands. Among other things, the amendments to the NJCCA include the following new tax provisions:

         (i) a new 4.25% tax on casino complimentaries, with proceeds deposited to the Casino Revenue Fund;

         (ii) an 8% tax on casino service industry multi-casino progressive slot machine revenue, with the proceeds deposited to the Casino Revenue Fund;

         (iii) a 7.5% tax on adjusted net income of licensed casinos in State fiscal years 2004 through 2006, with the proceeds deposited to the Casino Revenue Fund;

         (iv) a fee of $3.00 per day on each hotel room in a casino hotel facility that is occupied by a guest with the proceeds deposited into the Casino Revenue Fund in State fiscal years 2004 through 2006, and beginning in State fiscal year 2007, $2.00 of the fee deposited into the Casino Revenue Fund and $1.00 transferred to the CRDA;

         (v) an increase in the fee for parking paid to the CRDA from $1.50 to $3.00, with the additional $1.50 of the fee to be deposited into the Casino Revenue Fund in State fiscal years 2004 through 2006, and beginning in State fiscal year 2007, $0.50 to be deposited into the Casino Revenue Fund and $1.00 transferred to the CRDA for its purposes pursuant to law, and for use by the CRDA to post a bond for $30 million for deposit into the Casino Capital Construction Fund, which was also created by the amendments to the NJCCA; and

         (vi) the elimination of the deduction from casino licensee calculation of gross revenue for uncollectible gaming debt.

         These changes to the NJCCA, and the new taxes imposed on The Sands and other Atlantic City casinos, will reduce our profitability and cash flow from operations.

         Future changes in state taxation of casino gaming companies in New Jersey, where Parent and Atlantic operate, cannot be predicted and any such changes could adversely affect our profitability.

ENERGY PRICE INCREASES MAY ADVERSELY AFFECT OUR COSTS OF OPERATIONS AND REVENUES OF THE SANDS.

         The Sands uses significant amounts of electricity, natural gas and other forms of energy. While no shortages of energy have been experienced, substantial increases in the cost of forms of energy in the U.S. will negatively affect our operating results. The extent of the impact is subject to the magnitude and duration of the energy price increases, but this impact could be material. In addition, higher energy and gasoline prices which affect The Sands' customers may result in reduced visitation to The Sands' properties and a reduction in revenues.

A DOWNTURN IN GENERAL ECONOMIC CONDITIONS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

         Our business operations are affected by international, national and local economic conditions. A recession or downturn in the general economy, or in a region constituting a significant source of customers for The Sands' property, could result in fewer customers visiting our property and a reduction in spending by customers who do visit our property, which would adversely affect our revenues while some of our costs remain fixed, resulting in decreased earnings.

         A majority of The Sands' patrons visit via automobile travel and bus tours. Higher gasoline prices could reduce automobile travel to our location and could increase bus fares to The Sands. In addition, adverse winter weather conditions could reduce automobile and bus travel to our location. Accordingly, our business, assets, financial condition and results of operations could be adversely affected by a weakening of regional economic conditions and higher gasoline prices or adverse winter weather conditions.

ACTS OF TERRORISM AND THE UNCERTAINTY OF THE OUTCOME AND DURATION OF THE ACTIVITY IN IRAQ, AS WELL AS OTHER FACTORS AFFECTING DISCRETIONARY CONSUMER SPENDING, HAVE IMPACTED THE GAMING INDUSTRY AND MAY HARM OUR OPERATING RESULTS AND OUR ABILITY TO INSURE AGAINST CERTAIN RISKS.

         The terrorist attacks of September 11, 2001 had an immediate impact on hotel and casino volume. The Sands hotel occupancy was down approximately ten percentage points during the week that followed the attacks. Bus passenger volume for The Sands was lower than normal, especially from those bus tours originating from the New York metropolitan area. There were approximately 22.5% less bus passengers at The Sands during September 2001 than during the same month in the prior year. These events, the potential for future terrorist attacks, the national and international responses to terrorist attacks and other acts of war or hostility have created many economic and political uncertainties which could adversely affect our business and results of operations. Future acts of terror in the U.S. or an outbreak of hostilities involving the U.S., may again reduce our guests' willingness to travel with the result that our operations will suffer.

WE MAY INCUR LOSSES THAT WOULD NOT BE COVERED BY INSURANCE AND THE COST OF INSURANCE WILL INCREASE.

         Although we have agreed in the New Indenture governing the New Notes to maintain insurance customary and appropriate for our business, we cannot assure you that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. In connection with insurance renewals subsequent to September 11, 2001, the insurance coverage for certain types of damages or occurrences has been diminished substantially and is unavailable at commercial rates. Consequently, we are self-insured for certain risks.

The lack of insurance for certain types or levels of risk could expose us to significant losses in the event that an uninsured catastrophe occurred. Any losses we incur that are not covered by insurance may decrease our future operating income, require us to find replacements or repairs for destroyed property and reduce the funds available for payments of our obligations on the New Notes.

THERE ARE RISKS RELATED TO THE CREDITWORTHINESS OF PATRONS OF THE CASINOS.

         The Sands is exposed to certain risks related to the creditworthiness of their patrons. Historically, The Sands has extended credit on a discretionary basis to certain qualified patrons. For the year ended December 31, 2002 and the six months ended June 30, 2003, The Sands' credit play as a percentage of overall table game wagering was approximately 18.6% and 18.7%, respectively, and table game wagering accounted for approximately 9.8% and 12.3%, respectively, of overall casino wagering during the period. There can be no assurance that defaults in the repayment of credit by patrons of The Sands would not have a material adverse effect on the results of operations of The Sands and, consequently of Parent, Atlantic and Licensee.

OUR SUCCESS DEPENDS IN PART ON THE AVAILABILITY OF QUALIFIED MANAGEMENT AND PERSONNEL AND ON OUR ABILITY TO RETAIN SUCH EMPLOYEES.

         The quality of individuals hired for positions in the hotel and gaming operations will be critical to the success of our business. It may be difficult to attract, retain and train qualified employees due to the competition for employees with other gaming companies and their facilities in our jurisdictions and nationwide. The Borgata, a casino that opened in the Marina district of Atlantic City in the summer of 2003, has aggravated this problem in Atlantic City. We cannot assure you that we will be successful in retaining current personnel or in hiring or retaining qualified personnel in the future. A failure to attract or retain qualified management and personnel at all levels or the loss of any of our key executives could have a material adverse effect on our financial condition and results of operations.

PARENT'S FORMER USE OF ARTHUR ANDERSEN LLP AS ITS INDEPENDENT PUBLIC ACCOUNTANTS MAY POSE RISKS TO US AND PARENT AND WILL LIMIT YOUR ABILITY TO SEEK POTENTIAL RECOVERIES FROM ARTHUR ANDERSEN LLP RELATED TO THEIR WORK.

         Arthur Andersen LLP, independent certified public accountants, was engaged as the principal accountants to audit Parent and its subsidiaries' (the "Parent Company") consolidated financial statements until the Parent Company dismissed them on May 16, 2002 and engaged KPMG LLP. In June 2002, Arthur Andersen was convicted on a federal obstruction of justice charge. Some investors, including institutional investors, may choose not to invest in or hold securities of a company whose prior financial statements were audited by Arthur Andersen, which may serve to, among other things, suppress the price of our securities. In addition, rules promulgated by the Securities and Exchange Commission ("SEC") require the Parent Company to present its audited financial statements in various SEC filings, along with Arthur Andersen's consent to inclusion of its audit report in those filings. The SEC has provided temporary regulatory relief designed to allow companies that file reports with them to dispense with the requirement to file a consent of Arthur Andersen in certain circumstances. Notwithstanding the SEC's temporary regulatory relief, the inability of Arthur Andersen to provide its consent or to provide assurances services to us and Parent with regard to future SEC filings could negatively affect our and Parent's ability to, among other things, access capital markets. Any delay or inability to access capital markets as a result of this situation could have a material adverse impact on our business.

         We cannot assure you that we will be able to continue to rely on the temporary relief granted by the SEC. If the SEC no longer accepts financial statements audited by Arthur Andersen, requires audits of other financial statements or financial information or requires changes to financial statements previously audited by Arthur Andersen, this may affect our ability to access the public capital markets in the future, unless our current independent auditors or another independent accounting firm is able to audit the consolidated financial statements originally audited by Arthur Andersen in a timely manner. Any delay or inability to access the capital markets may have an adverse impact on our business.

         After reasonable efforts, Parent has not been able to obtain Arthur Andersen's consent to the inclusion in this solicitation statement and prospectus of its audit reports dated March 8, 2002 for fiscal years ended December 31, 2000 and 2001. Accordingly, investors will not be able to sue Arthur Andersen under Section 11(a) of the

Securities Act of 1933, as amended (the "Securities Act") for material misstatements or omissions, if any, in this solicitation statement and prospectus or the registration statement of which it is a part, including the financial statements covered by Arthur Andersen's previously issued reports. Moreover, because Arthur Andersen ceased conducting business it is unlikely you would be able to recover damages from Arthur Andersen for any claim against them. In addition, any recovery you may have from Arthur Andersen related to any claims that you may assert related to the financial statements audited by Arthur Andersen may be limited as a result of the lack of Arthur Andersen's consent as well as by the financial circumstances of Arthur Andersen.

         The consolidated financial statements of the Parent Company as of and for the year ended December 31, 2002 have been audited by KPMG LLP, independent public accountants.

                   RISK FACTORS RELATED TO THE GAMING INDUSTRY

THE GAMING INDUSTRY IS HIGHLY COMPETITIVE.

         The gaming industry is highly competitive and our competitors may have greater resources than us. If other properties operate more successfully, if existing properties are enhanced or expanded, or if additional hotels and casinos are established in and around the location in which we conduct business, we may lose market share. In particular, expansion of gaming in or near the geographic area from which we attract or expect to attract a significant number of our customers could have a significant adverse effect on our business, financial condition and results of operations. Our casino competes, and will in the future compete, with all forms of existing legalized gaming and with any new forms of gaming that may be legalized in the future. Additionally, we face competition from all other types of entertainment.

         On July 3, 2003, The Borgata, owned by Boyd Gaming Corporation and MGM Mirage, opened in the marina district of Atlantic City. The Borgata features a 40-story tower with 2,010 rooms and suites as well as a 135,000 square-foot casino, restaurants, retail shops, a spa and pool, and entertainment venues. This project represents a significant increase in capacity in that market. In addition, other of our competitors in Atlantic City have recently completed expansions of their hotels or have announced expansion projects. For example, Tropicana Atlantic City has commenced construction of a 502-room hotel tower, a 25-room conference center, a 2,400 space parking garage, an expanded casino floor and a 200,000 square foot themed shopping, dining and entertainment complex called The Quarter. Tropicana intends to complete the project in 2004. Resorts is currently constructing a hotel room addition of approximately 400 to 500 rooms and is set to open in the second quarter of 2004. In addition, during 2003 Showboat Atlantic City opened a new 544-room hotel tower and expanded its gaming space to 101,000 square feet and increased its slot machines to 3,976. Our business may be adversely impacted (i) by the additional gaming and room capacity generated by this increased competition in Atlantic City and/or (ii) by other projects not yet announced in New Jersey or in other markets (e.g. Pennsylvania, New York and Connecticut).

GAMING IS A REGULATED INDUSTRY AND CHANGES IN THE LAW COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR ABILITY TO CONDUCT GAMING.

         Gaming in New Jersey is regulated extensively by federal and state regulatory bodies, including the CCC and state and federal taxing, law enforcement and liquor control agencies. The ownership and operation of The Sands is subject to strict state regulation under the NJCCA. We and our affiliates have received the licenses, permits and authorizations required to operate The Sands. Failure to maintain or obtain the requisite casino licenses would have a material adverse effect on us.

PENDING AND ENACTED GAMING LEGISLATION FROM NEW YORK AND NEW JERSEY MAY HARM THE SANDS.

         In the summer of 2003, the State of New Jersey considered approving video lottery terminals ("VLTs") at the racetracks in the state and on July 1, 2003, the NJCCA was amended to impose various new and increased taxes on casino license revenues. There is no guarantee that New Jersey will not consider approving VLTs in the future, and if VLTs are approved, it could adversely affect our operations, and an increase in the gross gaming tax without a significant simultaneous increase in revenue would adversely affect our results of operations. See "-- Risk Factors Related to the Business of Atlantic -- Increased state taxation of gaming and hospitality revenues could adversely affect our results of operations" as set forth on page 40.

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

         We also compete with legalized gaming from casinos located on Native American tribal lands. In October 2001, the New York State Legislature enacted a bill, which the governor signed, authorizing a total of six Indian casinos in the State of New York--three in Western New York and three in the Catskill Region--and approved the use of video lottery terminals at racetracks and authorized the participation of New York State in a multi-state lottery. On January 29, 2002, a lawsuit was commenced contesting the above legislation package on the grounds that certain of its provisions were adopted in violation of the State's constitution. The likely outcome of this lawsuit cannot be ascertained at this time. The implementation of VLT'S and the outcome of this lawsuit could adversely affect visitation of The Sands from New York.

         Pennsylvania and Maryland are among the other states currently contemplating some form of gaming legislation. Legislative proposals introduced in Pennsylvania would potentially allow for a wide range of gaming activities, including riverboat gaming, slot machines at racetracks, video lottery terminals at liquor stores and the formation of a gaming commission. Maryland's proposed legislation would authorize video lottery terminals at some of Maryland's racing facilities. The results of the gubernatorial elections in Pennsylvania and Maryland in 2002 have also increased the likelihood of gaming legislation in such states. Since our market is primarily a drive-to-market, legalized gambling in Pennsylvania or one or more states neighboring or within close proximity to New Jersey could have a material adverse effect on the Atlantic City gaming industry overall, including The Sands.

HOLDERS OF THE NEW NOTES AND THE EXISTING NOTES ARE SUBJECT TO THE CCC AND THE NJCCA.

         The holders of the New Notes and the Existing Notes will be subject to certain regulatory restrictions on ownership. While holders of secured obligations such as the New Notes are generally not required to be investigated and found suitable to hold such securities, the CCC has the discretionary authority to (i) require holders of debt securities of corporations governed by New Jersey gaming law to file applications; (ii) investigate such holders; and
(iii) require such holders to be found suitable or qualified to be an owner or operator of a gaming establishment. Pursuant to the regulations of the CCC such gaming corporations may be sanctioned, including the loss of its approvals, if, without prior approval of the CCC, it (i) pays to the unsuitable or unqualified person any dividend, interest or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable or unqualified person in connection with the securities; (iii) pays the unsuitable or unqualified person remuneration in any form; or (iv) makes any payments to the unsuitable or unqualified person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction. If we are served with notice of disqualification of any holder, such holder will be prohibited by the NJCCA from receiving any payments on, or exercising any rights under, the New Notes or the Existing Notes, as the case may be.

                           FORWARD-LOOKING STATEMENTS

         This solicitation statement and prospectus contains statements that are forward-looking. The statements are based on management's belief as well as assumptions made by and information currently available to management. When used in this document, the words "anticipate", "estimate", "estimated", "project", "intend", "expect", "will likely result", "will continue", "intends", "plans", and "projection", and similar expressions are intended to identify forward-looking statements. Such statements involve certain risks, uncertainties and assumptions that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statement contained in this solicitation statement and prospectus. Any forward-looking statements are qualified in their entirety by the reference to the factors discussed throughout this solicitation statement and prospectus.

         All of these forward-looking statements are based on estimates and assumptions made by our management which, although believed to be reasonable, are inherently uncertain. They are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Many factors mentioned in this solicitation statement and prospectus, including the risks outlined under "RISK FACTORS" as set forth on page 30 will be important in determining future results.

         Therefore, undue reliance should not be placed upon such estimates and statements. No assurance can be given that any of such estimates will be realized and it is likely that actual results will differ materially from those contemplated by such forward-looking statements.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the issuance of the New Notes in the exchange offer. In consideration for issuing the New Notes, we will receive the Existing Notes in like principal amount. All Existing Notes received in the exchange offer will be canceled.

                         DESCRIPTION OF THE TRANSACTION

BACKGROUND OF THE CONSENT SOLICITATION AND EXCHANGE OFFER

         Pursuant to this solicitation statement and prospectus, Atlantic is offering the holders of the Existing Notes the opportunity to exchange such notes for the New Notes, thereby consenting to (i) the amendments to the Existing Indenture, (ii) the release of the liens on the collateral securing the Existing Notes, and (iii) the terms of the New Indenture. The consent solicitation and exchange offer are necessary aspects of the Transaction and, upon consummation of the Transaction, Parent and Operating will have transferred substantially all of their assets to Atlantic subject to the right of the holders of the New Notes to acquire 72.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock in exchange for all of the New Notes or a pro rata amount of the Atlantic Common Stock if less than all of the Existing Notes are exchanged. In addition to the consent solicitation and exchange offer, the Transaction is composed of the Asset Transfer, the Merger and the Distribution of Atlantic Securities.

BACKGROUND OF THE TRANSACTION

         On or about March 11, 2003, Cyprus, LLC ("Cyprus"), an entity controlled by Carl C. Icahn submitted a proposal to Parent detailing a proposal for refinancing the Existing Notes in which a newly formed subsidiary of Parent would offer the holders of the Existing Notes an opportunity to exchange the Existing Notes for notes that were convertible into 75% of the outstanding common stock of such new entity and accrued interest. Additionally, under this proposal, the holders of the Existing Notes would be asked to consent to amendments to the Existing Indenture which would result in the release of the collateral securing the Existing Notes and the removal of most of the covenants (the "Cyprus Proposal").

         Pursuant to a Unanimous Written Consent in lieu of a meeting of the Board of Directors of Parent (the "Board"), dated as of March 12, 2003, the Board formed the Special Committee which includes the independent directors of the Board. The Special Committee, which consists of Michael L. Ashner, Harold First, and Auguste E. Rimpel, Jr., was delegated the authority to approve or reject a possible restructuring transaction pursuant to which Parent would restructure its existing indebtedness, negotiate the terms of such a transaction, and consider, authorize, and implement such a transaction.

         On March 12, 2003, Mr. Ashner, on behalf of the Special Committee, retained Katten Muchin Zavis Rosenman ("KMZR"), subject to the approval and formal ratification by the Special Committee, as the legal counsel to the Special Committee. At Mr. Ashner's request, KMZR contacted representatives of several investment banking firms regarding their possible retention as the financial advisor to the Special Committee.

         On April 10, 2003, the Special Committee held its inaugural meeting at which the retention of KMZR as legal counsel to the Special Committee was ratified and approved. Representatives of KMZR explained to the Special Committee the role of the Special Committee in this matter, the Cyprus Proposal submitted to Parent, and the legal documents necessary to consummate the transaction consummated by the Cyprus Proposal. Additionally, representatives of KMZR presented to the Special Committee information concerning the various investment banking firms contacted by KMZR on behalf of the Special Committee. The Special Committee decided to retain Libra Securities, LLC ("Libra Securities"), subject to the execution of a definitive engagement letter. The Special Committee authorized Mr. Ashner to negotiate the terms of and enter into such an engagement letter.

         On April 14, 2003, a definitive engagement letter was executed and Libra Securities was retained as the financial advisor to the Special Committee.

         On April 25, 2003, the Special Committee met and elected Mr. Ashner as the Chairman of the Special Committee and approved resolutions empowering Mr. Ashner and KMZR to negotiate the terms of the Cyprus Proposal on behalf of Parent.

         Between April 25, 2003 and July 10, 2003, Mr. Ashner and representatives of KMZR discussed the terms of the Cyprus Proposal with management of Parent and with the representatives of Cyprus and negotiated various terms of the proposal including the percentage of ownership which the stockholders of Parent would retain in Atlantic, the structure of the proposed transaction, the terms of the convertible notes to be exchanged for the

Existing Notes, the security issued to Parent's stockholder, and the amendments to be made to the Existing Indenture.

         On July 10, 2003, the Special Committee met and Mr. Ashner and KMZR explained the details of the Transaction to the members of the Special Committee. Counsel for the Special Committee explained to the Special Committee their role, duties, and obligations in determining whether the Transaction would be fair to and in the best interest of the common stockholders of Parent. Additionally, counsel explained the Transaction and the key changes between the Transaction and the Cyprus Proposal, submitted by Cyprus, including that (a) the stockholders of Parent would receive 27.5% (i.e. an additional 2.5%) of the outstanding common stock of Atlantic (on a fully diluted basis), (b) the stockholders would receive either shares of Atlantic Common Stock or Warrants to purchase shares of Atlantic Common Stock depending on whether all of the Existing Notes were tendered for exchange, and (c) certain covenants in the Existing Indenture would be amended or removed. Following such presentation, representatives of Libra Securities reviewed with the Special Committee its fairness analysis of the Transaction, as documented in a written summary of its analysis dated July 14, 2003, and orally expressed (and subsequently confirmed in a written opinion dated as of July 14, 2003) that as of the date of its written opinion and based upon the assumptions made, matters considered and review described in its written opinion, the consideration to be received by the common stockholders of Parent in the Transaction was fair, from a financial point of view, to the common stockholders of Parent.

         On July 14, 2003, Libra Securities presented to the Special Committee its fairness opinion and the Special Committee unanimously determined, among other things, that:

         o The Transaction is fair to and in the best interests of the common stockholders of Parent to consummate the Transaction;

         o The Transaction be submitted to the common stockholders of Parent for their review and, if necessary, approval; and

         o The Special Committee recommends to the Board that the Board recommend to the common stockholders of Parent that they vote in favor of the Transaction if approval of the stockholders of Parent is required.

         On November 12, 2003, the Special Committee met and representatives of KMZR explained the content of the Transaction Documents to be filed with the SEC and executed in connection with the Transaction. The Special Committee recommended to the Board that it authorize the filing of the Transaction Documents and any amendments thereto in form and substance as the officers of Parent determine to be appropriate and necessary.

         On November 12, 2003, the Board met and representatives of KMZR explained the Transaction and Libra Securities reviewed its fairness opinion with the Board. Additionally, the Board reviewed the recommendation of the Special Committee. Mr. Icahn did not attend the meeting, Martin L. Hirsch and John P. Saldarelli abstained, and following the abstention of Messrs. Hirsch and Saldarelli, the remaining directors unanimously determined, among other things, that:

         o The officers of Parent are authorized to file the Transaction Documents, and any amendments thereto, underlying the Transaction with the SEC in form and substance as they reasonably determine;

         o It is fair to and in the best interests of the stockholders of Parent to consummate the Transaction;

         o The Transaction should be submitted to the stockholders of Parent for their vote and approval;

         o The Board recommends to the stockholders of Parent that they vote in favor of the Transaction; and

         o The consent solicitation and exchange offer to the holders of the Existing Notes be implemented.

DESCRIPTION OF THE TRANSACTION

         Manner of Effecting the Asset Transfer and the Distribution of Atlantic Securities

         In order to consummate the Transaction, the consent of the stockholders of Parent and of the holders of a majority of the aggregate principal amount of the Existing Notes outstanding is necessary prior to the following actions: (i) Parent's transfer of all of its assets (except the stock of Operating and Funding) to Operating and (ii) Operating's transfer of the assets it received from Parent and all of its assets (except the stock of Atlantic) to Atlantic which will then transfer such assets to Licensee (except an amount of cash to be used for the Cash Payment). In exchange for the transfer by Operating, Atlantic will distribute to Operating (i) the Atlantic Securities (i.e. either Holders Equity or Warrants representing 27.5% of the outstanding Atlantic Common Stock, in each case, on a fully diluted basis) to Operating and (ii) Atlantic Common Stock, expressed as a percentage, equal to the product of 72.5% multiplied by a fraction in which the principal of the unexchanged Existing Notes is divided by the total aggregate principal amount of the Existing Notes outstanding immediately prior to the consummation of the exchange offer, representing the unexchanged Existing Notes. Simultaneously with such transfer Atlantic will cancel all Existing Notes which it receives in the exchange offer. Once Operating receives the Atlantic Securities through a series of transactions, Funding, Operating, and Parent will merge, with Parent as the surviving corporation, resulting in Parent owning the Atlantic Securities, Parent being the obligor of the Existing Notes and Atlantic being a wholly-owned subsidiary of Parent. After the completion of the Merger, Parent will distribute the Atlantic Securities pro rata to the stockholders of Parent as of the effective date of the Merger. It is expected that certificates representing the Atlantic Securities will be mailed to the stockholders of Parent as soon as practicable after the consummation of the Transaction.

         Manner of Effecting the Consent Solicitation and Exchange Offer

         In order to consummate the Transaction, the holders of a majority of the aggregate principal amount of the Existing Notes outstanding are required to elect to tender for exchange the Existing Notes (whether directly by the noteholders, their broker or their depository) for the New Notes on a dollar for dollar basis thereby consenting to (a) the elimination of certain of the covenants under the Existing Indenture; (b) the release of the liens on the collateral securing the Existing Notes; and (c) the terms of the New Indenture. Atlantic will pay each holder of the Existing Notes that elects to exchange, the Cash Payment and all interest accrued on the Existing Notes through the date of such exchange. If holders of 100% of the Existing Notes elect to exchange the Existing Notes for the New Notes, the common stockholders of Parent will receive 27.5% (on a fully diluted basis), of the outstanding Atlantic Common Stock, pro rata, from Parent in connection with the Transaction. If holders of less than 100% of the aggregate principal amount of the Existing Notes outstanding elect to exchange the Existing Notes for the New Notes, the common stockholders of Parent will receive Warrants for 27.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock, pro rata from Parent in connection with the Transaction. Additionally, if holders of less than 100% of the Existing Notes elects to exchange the Existing Notes for the New Notes, Parent shall receive a percent of Atlantic Common Stock representing the exchange of the Existing Notes, on a fully diluted basis, equal to the product of 72.5% multiplied by a fraction, the numerator of which is the principal amount of the Existing Notes which were not exchanged and the denominator of which is the total outstanding principal amount of the Existing Notes on the day immediately prior to the consummation of the exchange offer.

         Terms of the Consent Solicitation

         Pursuant to the consent solicitation and exchange offer, the holders of the Existing Notes will have the opportunity to consent to amendments to the Existing Indenture by electing to exchange their Existing Notes for New Notes. As a result of the amendments to the Existing Indenture, the Second Amended and Restated Indenture will not apply to Atlantic or Licensee. If the holders of the Existing Notes, consent to the amendments to the Existing Indenture, significant provisions of the Existing Indenture that restrict Parent's ability to transfer or sell the assets, limit the opportunities of the subsidiaries of Parent, and limit the actions of Parents and its subsidiaries will be removed or significantly altered. Additionally, pursuant to the amendments, Parent will have the ability to transfer the collateral securing the Existing Notes, because following the amendments, the Existing Notes will no longer be secured. For more information about the proposed amendments to the Existing Indenture, please see "PROPOSED AMENDMENTS" as set forth on page 61.

         Terms of the New Notes

         Pursuant to the exchange offer, the holders of the Existing Notes will be offered the choice of retaining the Existing Notes, modified pursuant to the consent solicitation, or exchanging the Existing Notes for the New Notes which will be issued by Atlantic, which bear interest at the rate of 3% interest per annum, which will accrue and be payable at maturity, and, at the election of the holders of a majority in aggregate principal amount of the New Notes outstanding, be paid in or convertible into Atlantic Common Stock. If less than 100% of the holders of the aggregate principal amount of the Existing Notes outstanding elect to exchange such notes for the New Notes, the New Notes may be paid in or convertible into Atlantic Common Stock (if elected by a majority of the holders of the aggregate principal amount of the New Notes) equal to 72.5% (on a fully diluted basis) of the total outstanding Atlantic Common Stock multiplied by a fraction, the numerator of which is the aggregate principal amount of the Existing Notes outstanding that elects to exchange and the denominator of which is the amount of aggregate principal amount of the Existing Notes outstanding on the day immediately prior to the consummation of the exchange offer. Affiliates of Carl C. Icahn have indicated their intent to tender for exchange the Existing Notes and if they tender will own at least 58% of the aggregate principal amount of the New Notes outstanding, thereby giving them the ability to determine whether the principal and accrued interest on the New Notes be paid in or converted into Atlantic Common Stock instead of cash. Additionally, the New Notes will be paid in Atlantic Common Stock at the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding and will have customary anti-dilution protection. For more information about the New Notes, please see "DESCRIPTION OF THE NEW NOTES" as set forth on page 64.

         Results of the Asset Transfer and Distribution of Atlantic Securities

         Upon the completion of the Transaction, Atlantic may be a wholly-owned subsidiary of Parent and the operating assets and cash, less the amount of cash paid to the holders of Existing Notes that elect to exchange for New Notes, of Parent and Operating will be owned by Licensee. Atlantic's capitalization will include: (i) the New Notes having a principal amount equal to the principal amount of the Existing Notes that are exchanged; (ii) the Atlantic Securities representing 27.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock (assuming conversion of the Warrants and the New Notes); and (iii) Atlantic Common Stock equal to the pro rata portion of the 72.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock representing the unexchanged Existing Notes. Pursuant to the terms of the Warrants, under certain conditions, the Warrants will be exercisable for 27.5% (on a fully diluted basis) of the outstanding Atlantic Common Stock. Assuming exercise of the Warrants, the exchange of 100% of the Existing Notes for New Notes and payment or conversion of all New Notes and Atlantic Common Stock, Atlantic expects to have approximately ten million shares of outstanding Atlantic Common Stock, but because the date of conversion and exercise cannot be determined at this point, Atlantic is not able to anticipate the number of holders of record of Atlantic Common Stock.

         No Issuance of Fractional Shares of Atlantic Common Stock

         All fractions of shares of Atlantic Common Stock will be rounded down to the nearest whole number of shares and no certificates or scrip representing fractional interests in shares of Atlantic Common Stock (the "Fractional Shares") will be issued to the holders of the New Notes upon the election of the majority of the holders of the New Notes to be paid in Atlantic Common Stock instead of cash.

         U.S. Federal Tax Consequences of the Asset Transfer and Exchange Offer

         It is anticipated that the transfer of Operating's assets to Atlantic should, for U.S. federal income tax purposes, qualify as a tax-free reorganization. Therefore, Operating should recognize no gain or loss on the transfer of its assets to Atlantic and Atlantic should recognize no gain or loss from its issuance of stock or warrants and should have a tax basis in the transferred assets equal to Operating's tax basis in those assets.

         U.S. holders, as defined in the section entitled "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115, of Existing Notes who participate in the exchange offer should recognize gain or loss on the exchange equal to the amount, if any, by which the sum of (i) the Issue Price of the New Notes and (ii) the Cash Payment, exceeds their adjusted tax basis in your Existing Notes. The Issue Price of the New Notes may be based on either the face value of the New Notes or the fair market value of the New Notes or the Existing Notes, depending on whether the New Notes or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the New Notes nor the Existing Notes will be Publicly Traded if no active market is made in the New Notes or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the New Notes nor the Existing Notes are Publicly Traded, the Issue Price of the New Notes should equal their face value so that, assuming your tax basis in the Existing Notes is not above the face value of the New Notes (e.g., you did not purchase your Existing Notes at a premium) you should have taxable gain from participating in the consent solicitation and exchange offer at least equal to the Cash Payment. If your tax basis in the Existing Notes is below the face value of the New Notes (e.g., if you purchased your Existing Notes at a discount) your taxable gain should be increased by the amount, if any, by which the face value of the New Notes exceeds your tax basis in the Existing Notes. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest (including the contemplated payment of all accrued but unpaid interest on the Existing Notes through the date of the exchange) and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the New Notes should commence on the date of the exchange. The tax basis of the New Notes should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the New Notes or the Existing Notes if either the New Notes or the Existing Notes are Publicly Traded. Non-U.S. holders participating in the exchange offer should be exempt from United States income or withholding tax, provided that they meet certain requirements. See "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115 for these requirements and for a more detailed description of the U.S. federal income tax consequence of participating in the exchange offer. You should consult your own tax advisor as to the U.S. federal, state, local and any foreign tax consequences of exchanging your Existing Notes.

         U.S. holders of Existing Notes who do not participate in the exchange offer should nonetheless be deemed, for U.S. federal income tax purposes, to have exchanged their Existing Notes for the Existing Notes, as amended, because the proposed amendments to the Existing Indenture should result in a "significant modification for U.S. Federal income tax purposes." It is anticipated that such a deemed exchange would be taxable. Specifically, if you are deemed to have exchanged your Existing Notes for the Existing Notes, as amended (i.e., if you do not tender your Existing Notes in the exchange offer), you should recognize gain or loss equal to the amount, if any, by which the Issue Price of the Existing Notes, as amended, exceeds your adjusted tax basis in your Existing Notes. The Issue Price of the Existing Notes, as amended, may be based on either the face value of the Existing Notes, as amended, or the fair market value of the Existing Notes, as amended, or the Existing Notes, depending on whether the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the Existing Notes, as amended, nor the Existing Notes will be Publicly Traded if no active market is made in the Existing Notes, as amended, or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the Existing Notes, as amended, nor the Existing Notes are Publicly Traded, the Issue Price of the Existing Notes, as amended, should equal their face value and you should recognize taxable gain if your tax basis in the Existing Notes is below the face value of the Existing Notes, as amended (e.g., if you purchased your Existing Notes at a discount), even though you do not participate in the consent solicitation and exchange offer. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the deemed exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the Existing Notes, as amended, should commence on the date of the deemed exchange. The tax basis of the Existing Notes, as amended, should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the Existing Notes, as amended, or the Existing Notes if either the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Non-U.S. holders not participating in the exchange offer will similarly be deemed to have exchanged their Existing Notes for the Existing Notes, as amended. Nonetheless, non-U.S. holders should be exempt from United States income or withholding tax, provided that they meet certain requirements. See "MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS" as set forth on page 115 for these requirements and for a more detailed description of the U.S. federal income tax consequences of participating in the exchange offer. You should consult your tax advisor as to the U.S. federal, state, local and any foreign tax consequences of not exchanging your Existing Notes.

         Listing and Trading of the Securities

         There is not currently a public market for the New Notes and currently we do not plan to list the New Notes on any exchange. Following payment (or conversion) of the New Notes in Atlantic Common Stock, such common stock is not intended to be listed on any exchange.

         In addition, Parent has applied to the American Stock Exchange (the "AMEX") and the SEC to have the Existing Notes delisted from AMEX. Parent anticipates that, prior to the consummation of the Transaction, the Existing Notes will be delisted from the AMEX, and although a trading market presently exists for the Existing Notes, there can be no assurances of any market once the Existing Notes are delisted.

         We do not currently intend to list on any stock exchange or on Nasdaq the Atlantic Common Stock to be issued. The prices at the which the Atlantic Common Stock may trade after the Transaction or after such time certificates are actually available or issued cannot be predicted. Until the shares of Atlantic Common Stock are fully distributed and, if and when an orderly market develops, trading prices for the Atlantic Common Stock may fluctuate significantly. The prices at which the Atlantic Common Stock trade will be determined by the marketplace and may be influenced by many factors including, among others, the depth and liquidity of the market for the Atlantic Common Stock, investor perception of Atlantic and its business, market conditions for interest rates and fixed incomes and Atlantic's results and general economic and market conditions.

         In addition, Parent currently anticipates that upon the consummation of the Transaction, the common stock of Parent will be delisted from the AMEX , and although a trading market presently exists for Parent's common stock, there can be no assurances of any market once the stock is delisted.

         The Atlantic Securities distributed to the stockholders of Parent following the payment of the New Notes will be freely transferable under the Securities Act, except for Atlantic Securities received by persons who may be deemed to be affiliates of Atlantic pursuant to Rule 405 under the Securities Act. Persons who may be deemed to be affiliates of Atlantic after the Transaction generally include individuals or entities that control, are controlled by or are under common control with Atlantic or Parent, and such persons include directors of Atlantic. Persons who are affiliates of Atlantic will be permitted to sell their Atlantic Securities received pursuant to the Transaction pursuant to Rule 144 of the Securities Act except for the holding period requirements of Rule 144 which are not applicable in this instance. As a result, Atlantic Securities received by affiliates of Atlantic as payment (or conversion) of the New Notes may be sold if certain provisions of Rule 144 under the Securities Act are complied with (e.g., the amount sold within a three month period does not exceed the greater of one percent of the outstanding Atlantic Securities or the average weekly trading volume for the Atlantic Securities during the preceding four week period and the securities are sold in "brokers' transactions" and in compliance with certain notice provisions of Rule 144).

         Accounting Treatment of the Transaction

         Based on the current third party valuation, the exchange will be accounted for as a modification of debt. The fees paid in connection with the exchange (i.e., consent fee) are amortized over the term of the New Notes using the effective yield method. All external costs (i.e., legal, accountants, etc.) associated with the issuance of New Notes will be expensed.

         Potential Benefits Associated with the Transaction

         The Special Committee of the Board of Directors of Parent determined that the Transaction will be beneficial to Atlantic's business and the stockholders of Parent for, among other things, the following reasons:

         o As a result of the Transaction, Atlantic will have a significantly reduced interest obligation because the New Notes will accrue interest at 3% per annum, rather than the 11% per annum which is currently paid semi-annually;

         o Payment in Atlantic Common Stock, in full satisfaction of the principal and accrued interest, may be made at the election of the holders of a majority of the aggregate principal amount outstanding of the New Notes and upon such election, Atlantic will not be obligated to repay the principal or accrued but unpaid interest on the New Notes in cash upon such election;

         o If Parent does not undertake the Transaction, it may not be able to refinance the Existing Notes on favorable terms, or at all, or accumulate enough cash to pay the principal amount and accrued but unpaid interest, on the Existing Notes when such amounts become due and payable in September 2005 and it is reasonably likely that Funding and the guarantors of the Existing Notes will not be able to pay off the Existing Notes in September 2005 when they become due and payable. If Funding and the guarantors of the Existing Notes do not refinance or pay off the Existing Notes, Parent may be forced to file for bankruptcy protection;

         o If Parent does not consummate the Transaction, Operating may be unable to obtain renewal of the casino license when renewal is required in 2004 due to the outstanding debt of Parent;

         o If Parent does not undertake the Transaction and chooses to pursue an alternative method of refinancing the Existing Notes, Parent may not be able to refinance on terms as favorable or comparable to the terms of the Transaction and the differences may be adverse to the interest of the stockholders of Parent and the holders of the Existing Notes;

         o As a result of the Transaction, the management, the assets and the business of Atlantic will be substantially similar to the current management, assets and business of Parent and because Atlantic will be substantially similar to Parent, we do not believe that the business or operations of The Sands will be substantially effected; and

         o Management of Atlantic will be better able to grow and develop Atlantic's business because it will no longer have to pay the interest ($12.1 million per annum) on the Existing Notes which were exchanged, and can instead use that money for business needs.

                   THE CONSENT SOLICITATION AND EXCHANGE OFFER

         In exchange for every $1,000 in principal amount of 11% Notes due 2005 issued by Funding (the "Existing Notes") that are validly tendered and not properly withdrawn prior to the expiration date of the consent solicitation and exchange offer (the "Expiration Date"), we are offering $1,000 in principal amount of our 3% Notes due 2008, plus $100 in cash (the "Cash Payment"), plus accrued and unpaid interest on the tendered Existing Notes up to the Expiration Date. Interest on the New Notes will accrue at the applicable rate from and after the day immediately following the Expiration Date. For a summary of the material differences between the Existing Notes, the Existing Notes, as amended, and the New Notes, see "COMPARISON OF THE EXISTING NOTES, THE EXISTING NOTES, AS AMENDED, AND THE NEW NOTES" as set forth on page 69.

         Concurrently with the exchange offer, we are soliciting consents, on behalf of Parent, from the holders of Existing Notes to the proposed amendments to consent to (i) the elimination of certain covenants of the Existing Indenture; (ii) the release of the liens on the collateral securing the Existing Notes; and (iii) the terms of the New Indenture. For a description of the proposed amendments to the Existing Indenture, see "PROPOSED AMENDMENTS" as set forth on page 61. Holders of the Existing Notes who tender into the exchange offer (whether directly by such note holders, their brokers or their depositories) will, by tendering the Existing Notes, be deemed to consent to the proposed amendments to the Existing Indenture. The proper completion, execution and delivery of a Consent and Letter of Transmittal by a holder tendering the Existing Notes pursuant to the exchange offer will constitute the consent of such holder to the proposed amendments unless properly withdrawn in the manner and during the period described herein.

         Subject to the instructions herein and in the Consent and Letter of Transmittal, holders who tender their Existing Notes pursuant to the exchange offer (whether directly by such noteholders, their brokers or their depositories) will not be obligated to pay transfer taxes, if any, on the exchange of their Existing Notes for New Notes. We will pay all charges and expenses (except as provided below and in the Consent and Letter of Transmittal) in connection with the exchange offer, see "-- Effects of Tenders and Consents" as set forth on page 58.

         The Expiration Date shall be 5:00 p.m., New York City time, on _______, 2003, unless we extend the period of the time for which the consent solicitation and exchange offer is open, in which case the Expiration Date shall be the latest time and date on which the consent solicitation and exchange offer, as so extended, expire.

         Our obligation to exchange the New Notes for the Existing Notes tendered pursuant to the exchange offer is subject to several conditions referred to below under "-- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 52. In order to exchange your Existing Notes for New Notes, you must properly execute your Consent and Letter of Transmittal, enclosed herein, and deliver it to the exchange agent by the Expiration Date.

         None of our Board of Directors, the Special Committee, the Board of Directors of Funding, the Board of Directors of Operating, the Board of Directors of Parent, the trustee, the solicitation agent, the exchange agent or the information agent expresses any opinion, and each is remaining neutral, regarding any recommendation to you whether or not to tender for exchange your Existing Notes because the risks and benefits of the consent solicitation and exchange offer to you will depend on your particular situation or status. In addition, we have not authorized anyone to make a recommendation regarding this consent solicitation and exchange offer. You must make your own decision whether to tender for exchange your Existing Notes based upon your own assessment of the market value of those notes and the likely value of the New Notes, your liquidity needs and your investment objectives.

CONDITIONS OF THE CONSENT SOLICITATION AND EXCHANGE OFFER

         Notwithstanding any other provision of this solicitation statement and prospectus, and without prejudice to our other rights, we will not be required to accept for exchange or, subject to any applicable rules of the SEC, exchange any of the Existing Notes for the New Notes, and we may terminate, extend or amend the consent solicitation and exchange offer if, at the Expiration Date, any of the following conditions have not been satisfied or, to the extent permitted, waived. We will not waive the minimum tender or registration statement effectiveness conditions. Affiliates of Carl C. Icahn, the Chairman of the Board of Directors of Parent, own approximately 58% of the aggregate principal amount of the Existing Notes outstanding and have indicated their intentions to support the Transaction and tender their Existing Notes thereby consenting to the proposed amendments. The minimum tender condition will be satisfied upon the tender of the Existing Notes held by such holders.

         Requisite Percentage of Notes Tendered

         There must be validly tendered and not properly withdrawn prior to the Expiration Date a majority of the aggregate principal amount of the Existing Notes outstanding. Affiliates of Carl C. Icahn hold approximately 58% of the aggregate principal amount of the Existing Notes outstanding and have indicated their support of the Transaction and their intent to tender their Existing Notes thereby consenting to the proposed amendments. The minimum tender condition will be satisfied upon the tender of the Existing Notes held by affiliates of Carl C. Icahn on the date we accept the Existing Notes for exchange pursuant to the consent solicitation and exchange offer.

         Registration Statement Effectiveness

         The consent solicitation and exchange offer are conditioned upon the registration statement on Form S-4, of which this solicitation statement and prospectus is a part, and not being subject to any stop order suspending its effectiveness or any proceedings seeking a stop order.

         Additionally, the consent solicitation and exchange offer are conditional upon the proxy statement/prospectus on Form S-4, being simultaneously filed on the date hereof and distributed to the stockholders of Parent, not being subject to any stop order suspending its effectiveness, or any proceeding seeking a stop order, and upon Parent obtaining the consent of its common stockholders for the Asset Transfer.

         Furthermore, the consent solicitation and exchange offer is conditioned upon Operating receiving the required consents from third party and governmental authorities.

         Other Conditions to the Consent Solicitation and Exchange Offer

         The consent solicitation and exchange offer are also subject to the condition that, at the time of the Expiration Date of the exchange offer, none of the following shall have occurred which, in our good faith judgment, regardless of the circumstances, makes it impossible or inadvisable to proceed with the exchange offer or consent solicitation:

         (a) The CCC shall have failed to deliver its approval of the Transaction;

         (b) The Amendment to the Indenture, the Second Amended and Restated Indenture or the New Indenture shall not have been declared effective;

         (c) There shall be, or Parent shall have knowledge of, the existence of any threatened or pending litigation or other legal action relating to the Transaction;

         (d) There shall be an order, stay, judgment or decree issued by a court, government, governmental authority or other regulatory or administrative authority which is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the exchange offer, any of which would or might restrain, prohibit or delay completion of the Transaction or impair the contemplated benefits of the Transaction to us;

         (e) The occurrence of the following and the adverse effect of such occurrence shall, in our reasonable judgment, be continuing:

                  (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market in the U.S.;

                  (ii) any extraordinary or material adverse change in U.S. financial markets generally;

                  (iii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the U.S.;

                  (iv) any limitation, whether or not mandatory, by any governmental entity on, or any other event that would reasonably be expected to materially adversely affect, the extension of credit by banks or other lending institutions; or

                  (v) a commencement of a war or other national or international calamity directly or indirectly involving the U.S., which would reasonably be expected to affect materially and adversely, or to delay materially, the completion of the exchange offer;

         (f) The existence at the time of commencement of the exchange offer of any of the situations described above and that situation deteriorates materially after commencement of the exchange offer;

         (g) The proposal or announcement by any person or entity of any tender or exchange offer, other than this exchange offer by us, with respect to some or all of Parent or our outstanding Atlantic Common Stock or any merger, acquisition or other business combination proposal involving us; or

         (h) The occurrence of any event or events that resulted or may result, in our judgment, in an actual or threatened change in the business condition, income, operations, stock ownership or prospects of us and our subsidiaries, taken as a whole.

If any of the above events occur, we may:

         (a) Terminate the exchange offer and as promptly as practicable return all tendered Existing Notes to tendering noteholders;

         (b) Extend the exchange offer and, subject to the withdrawal rights described in "-- Withdrawal of Tenders and Revocation of Consents" as set forth on page 58, retain all tendered Existing Notes until the extended exchange offer expires;

         (c) Amend the terms of the exchange offer, which may result in an extension of the period of time for which the exchange offer is kept open; or

         (d) THE BOARD MAY TERMINATE THIS EXCHANGE OFFER OR TRANSACTION AT ANY TIME PRIOR TO CONSUMMATION. Waive the unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

         The foregoing conditions are solely for our benefit and we may assert them regardless of the circumstances giving rise to any such conditions. We may also, in our reasonable discretion, waive these conditions in whole or in part (subject to the limitations on waiver described in the first paragraph of this section). The determination by us as to whether any condition has been satisfied shall be conclusive and binding on all parties. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed a continuing right which may be asserted at any time and from time to time.

TIMING OF THE CONSENT SOLICITATION AND EXCHANGE OFFER

         We hope to complete the consent solicitation and exchange offer by [_______________________]. The consent solicitation and exchange offer are currently scheduled to expire on [______________]; however, we may extend the consent solicitation and exchange offer from time to time as necessary until all conditions to the consent solicitation and exchange offer have been satisfied or waived. For more information, see "-- Extension, Termination and Amendment" as set forth on page 55.

EXTENSION, TERMINATION AND AMENDMENT

         We expressly reserve the right, in our sole discretion, at any time or from time to time, to extend the period of time during which the consent solicitation and exchange offer will remain open if any condition to the consent solicitation and exchange offer has not been satisfied, and we can do so by giving oral or written notice of such extension to the exchange agent. If we decide to extend the consent solicitation and exchange offer, we will make an announcement to that effect no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled Expiration Date. We are not making any assurances that we will exercise our right to extend the consent solicitation and exchange offer, although we may do so until all conditions have been satisfied or, where permissible, waived. During any such extension, all of the Existing Notes previously tendered and not properly withdrawn and all related consents previously delivered and not properly revoked will remain subject to the consent solicitation and exchange offer, respectively, subject to your right to withdraw your Existing Notes and revoke the related consents. See "-- Withdrawal of Tenders and Revocation of Consents" as set forth on page 58.

         Subject to the SEC's applicable rules and regulations, we also reserve the right, in our sole discretion, at any time or from time to time, to:

         (1) delay our acceptance for exchange of any Existing Notes pursuant to the exchange offer, regardless of whether we previously accepted Existing Notes for exchange, or to terminate the exchange offer and not accept for exchange or exchange any Existing Notes not previously accepted for exchange or exchanged, upon the failure of any of the conditions of the exchange offer, consent solicitation and Merger to be satisfied; and

         (2) waive any condition (subject to the limits on waiver described under "-- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 52) or otherwise amend or terminate, pursuant to the exercise of the fiduciary duty of the Special Committee or the Board of Directors of Parent, the exchange offer in any respect, by giving oral notice followed by written notice of such delay, termination or amendment to the exchange agent and by making a public announcement.

We will follow any extension, termination, amendment or delay, as promptly as practicable, with a public announcement. In the case of an extension, any such announcement will be issued no later than 9:00 a.m., New York City time, on the first business day following the previously scheduled Expiration Date.

EXCHANGE OF THE EXISTING NOTES

         Upon the terms and subject to the conditions of the exchange offer (including, if the exchange offer is extended or amended, the terms and conditions of any such extension or amendment), we will accept for exchange and will exchange, all Existing Notes validly tendered and not properly withdrawn as promptly as practicable after the Expiration Date. In addition, subject to the applicable rules of the SEC, we expressly reserve the right to delay acceptance of or the exchange of shares of the Existing Notes in order to comply with any applicable law.

         For purposes of the exchange offer, we will be deemed to have accepted for exchange the Existing Notes validly tendered and not properly withdrawn if and when we notify the exchange agent of our acceptance of the tenders of the Existing Notes pursuant to the exchange offer. The exchange agent will deliver the New Notes in exchange for the Existing Notes pursuant to the exchange offer and the Cash Payment and the accrued and unpaid interest in cash as soon as practicable. The exchange agent will act as agent for holders tendering Existing Notes for the purpose of receiving New Notes from us and transmitting such notes to you.

         If we do not accept any tendered Existing Notes for exchange pursuant to the terms and conditions of the exchange offer for any reason, we will return the Existing Notes without expense to the tendering noteholder or, in the case of notes tendered by book-entry transfer of such notes into the exchange agent's account at The Depository Trust Company, or "DTC", pursuant to the procedures set forth below under "-- Procedures for Tendering and Consenting" as set forth on page 56, those Existing Notes will be credited to an account maintained within DTC as soon as practicable following expiration or termination of the exchange offer. If we do not accept at least a majority of the aggregate principal amount of the Existing Notes outstanding for exchange, the exchange offer will not be completed and the proposed amendment to the Existing Indenture will not be effected.

PROCEDURES FOR TENDERING AND CONSENTING

         For you to validly tender Existing Notes pursuant to the exchange offer and deliver the related consents to the proposed amendments, either:

         (1) you must (i) submit a properly completed and duly executed Consent and Letter of Transmittal, together with any required signature guarantees, and any other required documents, which must be transmitted to and received by the exchange agent at its address set forth on the back cover of this solicitation statement and prospectus or (ii) have DTC properly transmit an agent's message and either (x) the Existing Notes must be received by the exchange agent at such address or (y) such Existing Notes must be tendered pursuant to the procedures for book-entry tender set forth below (and a confirmation of receipt of such tender received (we refer to this confirmation below as a

                  "book-entry confirmation")), in each case, before the Expiration Date. "Agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Existing Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the Consent and Letter of Transmittal, and that Atlantic may enforce that agreement against the participant. Delivery of the agent's message will satisfy the terms of the consent solicitation and exchange offer as to execution and delivery of a Consent and Letter of Transmittal by the participant identified in the agent's message; or

         (2) you must comply with the guaranteed delivery procedure described below.

Holders of Existing Notes tendered via book-entry or the guaranteed delivery procedure will still be required to properly complete and execute the Consent and Letter of Transmittal or have DTC transmit an agent's message.

         The exchange agent will establish accounts with respect to the Existing Notes at DTC for purposes of the consent solicitation and exchange offer within two business days after the commencement of the exchange offer. Any financial institution that is a participant in DTC may make book-entry delivery of the Existing Notes by having DTC transfer such Existing Notes into the exchange agent's account at DTC in accordance with DTC's procedures for such transfer. However, although delivery of the Existing Notes may be effected through book-entry at DTC, the Consent and Letter of Transmittal (or an agent's message or a manually-signed facsimile of such document), with any required signature guarantees, and any other required documents, must, in any case, be transmitted to and received by the exchange agent at its address specified on the back cover of this solicitation statement and prospectus prior to the Expiration Date, or the guaranteed delivery procedures described below must be followed.

         Any beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder of the Existing Notes promptly and instruct such registered holder of the Existing Notes to tender on behalf of the beneficial owner. If such beneficial owner wishes to tender on its own behalf, such beneficial owner must, before completing and executing the Consent and Letter of Transmittal and delivering its Existing Notes, either make appropriate arrangements to register ownership of the Existing Notes in such beneficial owner's name or obtain a properly completed bond power from the registered holder of the Existing Notes. The transfer of record ownership may take considerable time.

         CONSENTS AND LETTERS OF TRANSMITTAL MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND CONSENTS AND LETTERS OF TRANSMITTAL TO US, THE INFORMATION AGENT OR THE SOLICITATION AGENT.

         Signatures on all Consents and Letters of Transmittal must be guaranteed by an eligible institution, as defined in the section entitled "-- Withdrawal of Tenders and Revocation of Consents" as set forth on page 58, except in cases in which the Existing Notes are tendered either by a registered holder of the shares who has not completed the box entitled "Special Issuance Instructions" on the Consent and Letter of Transmittal or for the account of an eligible institution.

         The method of delivery of the Existing Notes and all other required documents, including delivery through DTC, is at your option and risk, and the delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, you should allow sufficient time to ensure timely delivery.

GUARANTEED DELIVERY

         If you wish to tender for exchange your Existing Notes pursuant to the exchange offer and you cannot complete the procedure for book-entry transfer on a timely basis, your Existing Notes may nevertheless be tendered, so long as all of the following conditions are satisfied:

         (a)      you make your tender by or through an eligible institution;

         (b) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by us, is received by the exchange agent as provided below on or prior to the Expiration Date; and

         (c) Existing Notes (or a confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), in proper form for transfer, together with a properly completed and duly executed Consent and Letter of Transmittal (or an agent's message or a manually signed facsimile of such document), with any required signature guarantees and all other documents required by the Consent and Letter of Transmittal are received by the exchange agent within three business days after the date of execution of such Notice of Guaranteed Delivery.

         You may deliver the Notice of Guaranteed Delivery by hand or transmit it by facsimile transmission or mail it to the exchange agent and must include a guarantee by an eligible institution in the form set forth in that notice.

         In all cases, we will exchange the Existing Notes tendered and accepted for exchange pursuant to the exchange offer only after timely receipt by the exchange agent of the Existing Notes (or timely confirmation of a book-entry transfer of such securities into the exchange agent's account at DTC as described above), properly completed and duly executed consent(s) and letter(s) of transmittal and any other required documents.

EFFECTS OF TENDERS AND CONSENTS

         Tenders of Existing Notes may be withdrawn before the Expiration Date. Tenders of Existing Notes pursuant to the consent solicitation and exchange offer and in the Consent and Letter of Transmittal will constitute a binding agreement between the tendering holder of the Existing Notes and us upon the terms and subject to the conditions of the exchange offer. The acceptance of the exchange offer by a tendering holder of the Existing Notes will constitute the agreement by such holder to deliver good and marketable title to the tendered Existing Notes free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

         Tendering holders of Existing Notes will not be required to pay any fee or commission to the solicitation agent. However, if the tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

ACCEPTANCE OF THE EXISTING NOTES AND DELIVERY OF THE NEW NOTES

         Once all of the conditions to the exchange offer are satisfied or waived and Parent has not terminated the Transaction, we will accept all of the Existing Notes properly tendered and not withdrawn as of the Expiration Date and will issue the New Notes promptly after the Expiration Date. See "-- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 52. For purposes of the exchange offer, our giving of oral or written notice of our acceptance to the exchange agent will be considered our acceptance of the exchange offer.

         In all cases, we will issue the New Notes in exchange for the Existing Notes that are accepted for exchange only after timely receipt by the exchange agent of:

         o the Existing Notes or a timely book-entry confirmation of transfer of the Existing Notes into the exchange agent's account at DTC using the book-entry transfer procedures described above;

         o a properly completed and duly executed Consent and Letter of Transmittal unless either an electronic confirmation of the submitting holder's acceptance is used or an agent's message is received; and

         o        all other required documents, if any.

         We will have accepted validly tendered Existing Notes if and when we have given oral or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the New Notes from us, and will make the exchange on, or promptly after, the Expiration Date. Following this exchange the holders in whose names the New Notes will be issuable upon exchange will be deemed the holders of record of the New Notes.

         The reasons we may not accept tendered Existing Notes are:

         o the Existing Notes were not validly tendered pursuant to the procedures for tendering; see "--Procedures for Tendering and Consenting" as set forth on page 56.

         o we determine in our reasonable discretion that any of the conditions to the exchange offer have not been satisfied; see "-- Conditions of the Consent Solicitation and Exchange Offer" as set forth on page 52;

         o a holder has validly withdrawn a tender of Existing Notes as described under; see "-- Withdrawal of Tenders and Revocation of Consents" as set forth on page 58; or

         o we have prior to the Expiration Date of the exchange offer, delayed or terminated the exchange offer; see "-- Extension, Termination and Amendment" as set forth on page 55.

         If we do not accept any tendered Existing Notes for any reason included in the terms and conditions of the exchange offer, we will return any unaccepted packages of non-exchanged Existing Notes to you as promptly as practicable after the expiration or termination of the exchange offer.

         The Existing Notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and remain subject to the Existing Indenture, as amended by the proposed amendments.

         Any validly tendered Existing Notes acquired in the exchange offer will be retired and will not be reissuable.

         The New Notes will bear interest from the issue date, but such interest shall accrue and be payable upon maturity. The Existing Notes accepted for exchange will cease to accrue interest from and after the date of the exchange.

WITHDRAWAL OF TENDERS AND REVOCATION OF CONSENTS

         The Existing Notes tendered for exchange pursuant to the exchange offer maybe withdrawn at any time prior to the Expiration Date. Consents given pursuant to the consent solicitation (which we commenced on behalf of Parent) may be revoked at any time prior to the Expiration Date by the withdrawal of a tender of the Existing Notes. Any withdrawal of tendered Existing Notes prior to the Expiration Date will be deemed to be a revocation of the related consent. Tenders may not be withdrawn and consents may not be revoked after the Expiration Date.

         For your withdrawal to be effective, the exchange agent must receive from you a written or facsimile transmission notice of withdrawal at its address set forth on the back cover of this solicitation statement and prospectus, and your notice must include your name, address, social security number and the aggregate amount of Existing Notes to be withdrawn as well as the name of the registered holder, if it is different from that of the person who tendered the shares.

         An eligible institution (as defined below) must guarantee all signatures on the notice of withdrawal, unless the Existing Notes to be withdrawn have been tendered for the account of any eligible institution. Most banks, savings and loan associations and brokerage houses are able to effect these signature guarantees for you. An "eligible institution" is a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program. If the Existing Notes have been tendered pursuant to the procedures for book-entry tender as set forth below under "-- Procedures for Tendering and Consenting" as set forth on page 56, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Existing Notes and must otherwise comply with DTC's procedures. If certificates have been delivered or otherwise identified to the exchange agent, the name of the registered holder and the serial numbers of the particular certificates evidencing the Existing Notes withdrawn must also be furnished to the exchange agent, as stated above, prior to the physical release of the certificates. We will decide all questions as to the form and validity (including time of receipt) of any notice of withdrawal, in our sole discretion, and our decision shall be final and binding.

         Neither we, the exchange agent, the trustee, the solicitation agent, the information agent nor any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or will incur any liability for failure to give any such notification. Any Existing Notes properly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer. However, you may re-tender withdrawn Existing Notes by following one of the procedures described under "-- Procedures for Tendering and Consenting" as set forth on page 56 or "-- Guaranteed Delivery" as set forth on page 57 at any time prior to the Expiration Date.

APPRAISAL RIGHTS

         Under Delaware General Corporation Law or the Existing Indenture, you do not have appraisal rights in connection with the consent solicitation and exchange offer.

CERTAIN LEGAL AND REGULATORY MATTERS

         The Transaction is subject to the approval of the CCC. The CCC must, among other things, approve the issuance of the New Notes and the issuance of a casino license to Licensee on the same terms and conditions as the license held by Operating. A petition will be timely filed with the CCC seeking the required approvals.

         From time to time, we and certain of our officers, directors, agents and employees, are subject to various legal and administrative proceedings incidental to our business. We do not believe any proceedings currently pending are material to the conduct of our business.

ACCOUNTING TREATMENT

         Based on the current third party valuation, the exchange will be accounted for as a modification of debt. The fees paid in connection with the exchange (i.e., consent fee) are amortized over the term of the New Notes using the effective yield method. All external costs (i.e. legal, accountants, etc.) associated with the issuance of New Notes will be expensed. See "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Accounting Treatment" as set forth on page 60.

SOLICITATION AGENT

         We have retained [_______________________] to act as solicitation agent for the consent solicitation. The solicitation agent will solicit consents and receive customary compensation for such services and will be reimbursed for reasonable out-of-pocket expenses incurred in performing its services.

INFORMATION AGENT

         We have retained [_______________________] to act as information agent for the consent solicitation and exchange offer. The information agent will receive customary compensation for such services and will be reimbursed for reasonable out-of-pocket expenses incurred in performing its services. Questions concerning tender procedures and requests for additional copies of this solicitation statement and prospectus, consents and letters of transmittal or notices of guaranteed delivery should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this solicitation statement and prospectus.

EXCHANGE AGENT

         We have retained [_______________________] to act as the exchange agent for the exchange offer. All tendered Existing Notes, executed consents and letters of transmittal, notices of guaranteed delivery and all other related documents should be sent to the exchange agent at the address and telephone numbers set forth on the back cover page of this solicitation statement and prospectus.

TRANSFER TAXES

         Holders who tender their Existing Notes for exchange will not be obligated to pay any related U.S. federal transfer taxes, except that holders who instruct us to register New Notes in the name of, or request that Existing Notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer taxes. You should consult with your own tax adviser as to the applicability of state or local transfer taxes, if any.

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER

         Carl C. Icahn serves as the Chairman of the Board of Directors of Funding, Operating and Parent and will serve in such capacity at Atlantic. Affiliates of Mr. Icahn own approximately 77% of the outstanding common stock of Parent, which owns 100% of Funding and Operating, and approximately 58% of the aggregate principal amount of the Existing Notes outstanding. After the Transaction is completed, Mr. Icahn's affiliates may own approximately 63.4% (on a fully diluted basis) of the outstanding Atlantic Common Stock, if more than 58%, but less than 100%, of the Existing Notes exchange for the New Notes, such affiliates may own up to an additional 23.5% of the outstanding Atlantic Common Stock because of such affiliates ownership of 77% of the outstanding common stock of Parent. As such, Mr. Icahn's affiliates may have substantial influence and control over matters voted upon by stockholders of Parent and Atlantic (such as the election of the directors to the board of directors of each of Parent and Atlantic, mergers and sale of assets involving Parent and Atlantic and other matters upon which stockholders, of either Parent or Atlantic, vote), as well as matters to be consented to by the holders of the New Notes, such as the determination of whether and when the payment in the form of Atlantic Common Stock shall be made in satisfaction of the principal and accrued interest of the New Notes shall occur, or whether to amend the New Indenture (i.e. release of the collateral securing the New Notes or waiver of events of default).

                               PROPOSED AMENDMENTS

GENERAL

         The valid tender of your Existing Notes in accordance with the procedures set forth in "THE CONSENT SOLICITATION AND EXCHANGE OFFER -- Procedures for Tendering and Consenting" as set forth on page 56, will automatically be deemed your consent (i) to the elimination of certain covenants of the Existing Indenture; (ii) the release of the liens on the collateral securing the Existing Notes; and (iii) the terms of the New Indenture. If you tender for exchange your Existing Notes (whether directly by you, your broker or your depository), you must deliver a corresponding consent to the proposed amendments. You may not deliver consents without tendering for exchange your Existing Notes. The proposed amendments must be approved by the holders of a majority of the aggregate principal amount of the Existing Notes outstanding. Affiliates of Carl C. Icahn hold approximately 58% of the aggregate principal amount of the Existing Notes outstanding and have indicated their support of the Transaction and their intent to tender their Existing Notes, thereby giving their consent to approve the proposed amendments. The minimum consent requirement will be satisfied and the proposed amendments will be adopted if Mr. Icahn's affiliates tender for exchange their Existing Notes.

         The Second Amended and Restated Indenture will become effective when the consent solicitation and exchange offer are consummated. The Existing Indenture states that it is not necessary for consenting holders of the Existing Notes to approve the particular form of any proposed amendment. Rather it will be sufficient if such consent approves the substance of any proposed amendment. Accordingly, Parent reserve the right to modify the form of the proposed amendments, if the modifications would not, in the aggregate, materially alter the substance of the proposed amendments described in this solicitation statement and prospectus. Consents validly given under this solicitation statement and prospectus will remain valid and effective and will be treated as consents to the proposed amendments as so modified.

         Upon effectiveness of the Transaction, the terms of the Existing Indenture and Second Amended and Restated Indenture will not apply to Atlantic or Licensee.

         Set forth below is a brief description of the proposed amendments to be made to the Existing Indenture. This description is qualified by reference to the full provisions of the Existing Indenture which is attached to this solicitation statement and prospectus as Annex E.

THE AMENDMENTS

         Collateral. Currently, the Existing Notes are secured by certain of the assets owned by Operating and Parent constituting The Sands. After the Transaction is completed, all of the collateral will be released and transferred to Atlantic (and subsequently transferred to Licensee) subject to a mortgage in favor of the New Notes and, under the Second Amended and Restated Indenture, all references to collateral would be eliminated and the Existing Notes will be unsecured.

         Events of Default. Section 501 of the Existing Indenture specifies the types of events that could constitute an event of default under the Existing Indenture, including, without limitation, cross default to other indebtedness, certain litigations resulting in significant judgments, bankruptcy proceedings and cessation of gaming operations. Under the Second Amended and Restated Indenture, all events of default would be eliminated, other than the failure to pay interest on the Existing Notes when due and such default continues for 30 days, failure to pay the principal at maturity, default or breach of any covenants or warranty by Parent (which remains uncured for more than 60 days after notice of such default or breach), the entry of a bankruptcy or insolvency decree against Parent, and the initiation of bankruptcy or insolvency proceedings by Parent.

         Successors. Section 801(a) and (b) of the Existing Indenture contemplate that transferees of all or substantially all of the properties of Parent or its subsidiaries will assume the obligations of Parent under the Existing Indenture. Under the Second Amended and Restated Indenture, this section would be modified to eliminate that requirement with respect to the Asset Transfer and any subsequent transfers.

         Corporate Existence. Section 1004 of the Existing Indenture requires that Parent and its subsidiaries maintain corporate existence and franchises and protect the security interest granted under the Existing Indenture. Under the Second Amended and Restated Indenture, this section would be modified to remove all references to Security Interest and Security Documents.

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

         Payment of Taxes. Section 1005 of the Existing Indenture requires Parent and its subsidiaries to pay all of their taxes and all lawful claims for labor, materials and supplies. Under the Second Amended and Restated Indenture, this section would be modified to remove all references to Security Documents.

         Maintenance of Properties. Section 1006 of the Existing Indenture requires Parent to cause all properties owned by it and its subsidiaries used in the business to be maintained and kept in good condition, repair and working order. Under the Second Amended and Restated Indenture, this section would be modified to remove all references to Security Documents.

         Insurance. Section 1007 of the Existing Indenture requires Parent and its subsidiaries to maintain insurance with responsible and reputable insurance companies covering risk usually covered by companies engaged in similar businesses. Under the Second and Amended and Restated Indenture, this section would be deleted.

         Change of Control. Section 1010 of the Existing Indenture requires Parent to offer to purchase all of the Existing Notes at an amount equal to 100% of the principal amount plus accrued interest in the event of the occurrence of a change of control. Under the Second Amended and Restated Indenture, this section would be deleted.

         Limitation on Restricted Payments. Section 1013 of the Existing Indenture prohibits Parent and its subsidiaries from making any restricted payment including any declaration or payment of dividends or purchase or redemption of any common stock. Under the Second Amended and Restated Indenture, this section would be modified to prohibit dividends on the common stock of Parent only if an event of default has occurred and is continuing under section 501.

         Limitation on Asset Sales. Section 1017 of the Existing Indenture requires Parent to sell assets at fair market value for consideration of which at least 85% is in the form of cash and further requires that the proceeds thereof be applied to purchase the Existing Notes from the holders thereof at a price equal to 100% of the principal amount of the Existing Notes plus accrued interest. Parent is not required to make an offer to acquire the Existing Notes, unless the aggregate cash proceeds from the asset sale exceeds $5 million. Excess cash must be maintained in a collateral account. Under the Second Amended and Restated Indenture, this section would be modified to eliminate the collateral account requirement.

         Application Net Cash Proceeds in Event of Loss. Section 1018 of the Existing Indenture requires proceeds received by Funding with respect to an event of loss (which includes destruction, condemnation or seizure of property) to be used to provide an opportunity to holders of the Existing Notes to sell the same to Funding for a purchase price equal to 100% of the principal plus accrued interest. Certain retained amounts not utilized for that purpose would be held in a cash collateral account. Under the Second Amended and Restated Indenture, this section would be deleted.

         Ownership of Stock of Subsidiaries. Section 1019 of the Existing Indenture requires Parent to maintain at all times ownership of each class of voting stock of and all other equity securities in each entity that as of September 29, 2000 was a subsidiary of Parent and further requires that such stock be subject to a first priority security interest in favor of the trustee. Under the Second Amended and Restated Indenture, this section would be deleted.

         Limitation Transactions with Affiliate. Section 1020 of the Existing Indenture prohibits Parent and its subsidiaries from engaging in transactions with affiliates without satisfying the criteria specified therein unless the same are approved in writing by Parent's Board of Directors (including the majority of the independent members thereof) and that the terms of the transaction shall be on terms no less favorable than Parent would obtain in an arm's length transaction with an independent third party. Under the Second Amended and Restated Indenture, this section would be deleted.

         Change In Nature of Business. Section 1021 of the Existing Indenture prohibits Funding from owning, managing or conducting any operations other than in a permitted line of business (which includes the casino gaming business or any business related to such business). Under the Second Amended and Restated Indenture, this section would be deleted.

         Additional Collateral. Section 1022 of the Existing Indenture requires Funding to grant a valid and effective first priority security interest in any collateral which it owns in favor of the Existing Notes and to execute all related documents necessary to perfect such security interest. Under the Second Amended and Restated Indenture, this section would be deleted.

         Casino Reinvestment Development Authority. Section 1023 of the Existing Indenture prohibits Parent from granting any security interest in any CRDA Investments except to the Casino Reinvestment Development Authority of the State of New Jersey or other entities as required by applicable law, or to convey such assets other than for fair value. Under the Second Amended and Restated Indenture, this section would be deleted.

         Subsidiaries. Section 1024 of the Existing Indenture requires Funding and Parent to pledge the stock of its subsidiaries as of September 29, 2000. This section also prohibits any person becoming a subsidiary if the event of default would result therefrom. Under the Second Amended and Restated Indenture, this section would be deleted.

         Security Documents. Section 1025 of the Existing Indenture requires Funding and Parent to execute security documents creating liens on their respective assets which secure their respective obligations under the Existing Indenture. Under the Second Amended and Restated Indenture, this section would be deleted.

         Validity of Security Interests. Section 1026 of the Existing Indenture provides that Parent and its subsidiaries represent and warrant that they shall continue to have full power and lawful authority to grant the security interests and will preserve the same. Under the Second Amended and Restated Indenture, this section would be deleted.

         Security Interests. Sections 1401, 1402, 1403, 1404, 1405, 1406, 1407
and 1408 of the Existing Indenture provide the security interests in favor of the trustee under the Existing Indenture with respect to the collateral contemplated therein. Under the Second Amended and Restated Indenture, these sections would be deleted.

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                          DESCRIPTION OF THE NEW NOTES

         The following summarizes the terms of the New Notes:

                                                      New Notes
                                    --------------------------------------------

Issuer...........................   Atlantic Coast Entertainment Holdings, Inc.

Notes Offered....................   $110 million in aggregate principal amount
                                    of 3% Notes due 2008 issued under the New
                                    Indenture.

Interest Payments................   3% which will accrue annually but not will
                                    not be payable until maturity.

Maturity.........................   September 29, 2008, or upon demand (a
                                    "Demand Payment") of the "Requisite Lenders"
                                    (holders of a majority of the aggregate
                                    principal amount of the New Notes
                                    outstanding). In the event of a Demand
                                    Payment, all principal and accrued interest under all of the New Notes will be satisfied through the payment of Atlantic Common
                                    Stock, and all of the New Notes will thereby be extinguished.

Conversion Rights................   At the election of the Requisite Lenders,
                                    each of the holders of the New Notes will be permitted to convert, in whole or in part, their New Notes into Atlantic Common Stock.

Stated Ratio.....................   The ratio shall equal 65.909 shares of
                                    Atlantic Common Stock per $1,000 principal amount of New Notes, subject to adjustments for stock dividends, stock splits, recapitalizations and the like that shall be paid upon payment in or conversion into Atlantic Common Stock.

Underlying Securities............   The shares issuable upon payment, will be
                                    registered under the Securities Act.

                                    The maximum number of shares of Atlantic
                                    Common Stock issued upon payment of the New
                                    Notes will represent 72.5% (on a fully
                                    diluted basis) of the Atlantic Common Stock outstanding (prorated if less than all of the Existing Notes are paid in the form of Atlantic Common Stock), subject to antidilution provisions set forth herein.

Security Interest/Guaranties.....   Secured by a first lien on all of our and
                                    Licensee's assets, including after acquired property. Such liens will not be released or subordinated without the consent of the Requisite Lenders. Through Carl C. Icahn's control over his affiliates, who will own at least 58% of the New Notes, Mr. Icahn will have the ability to release the assets securing the New Notes.

                                    The New Notes are guaranteed by Licensee.

Sinking Fund.....................   None.

Optional Redemption..............   At any time prior to the trustee's receipt
                                    of a notice that the New Notes are to be paid in or convertible into Atlantic Common
                                    Stock, the New Notes are redeemable at our option (but only if consented to by the Requisite Lenders), in whole or in part, on not less than 30 days or more than 60 days' notice, at a price equal to 100% of the principal amount of the New Notes, plus accrued and unpaid interest up to, but not including, the date of redemption, payable in cash.

Mandatory Redemption.............   None.

Special Redemption...............   Each holder, by accepting a note, shall be
                                    deemed to have agreed that if the CCC
                                    requires that a holder or the beneficial owner of notes be licensed, qualified or found suitable under applicable gaming laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period. If such person fails to apply or become licensed or qualified or is found unsuitable, we shall have the right, at our option: (a) to require such person to dispose of their New
                                    Notes or beneficial interest therein within 30 days of receipt of notice from our election, or (b) to purchase such New Notes at a redemption price equal to the lesser of
                                    (1) the amount the holder or the beneficial owner paid for the New Notes, plus accrued and unpaid interest, if any, to the date of determination of disqualification, (2) 100% of the principal amount or (3) the market value of the New Notes. In addition, Atlantic has the right, with the consent of the Requisite Lenders, in lieu of a purchase pursuant to (b) above, to pay the holder in the form of Atlantic Common Stock.

Events of Default................   An event of default shall occur upon any
                                    action taken by us which will cause any of the following to occur:

                                    -    Failure to make payments on any
                                         principal or interest of the New Notes;

                                    -    Default in performance or breach of any
                                         warranty or covenant, of the New
                                         Indenture (which remains uncured for
                                         more than 60 days following notice of
                                         such breach or default);

                                    -    Defaults on the payment of principal or
                                         premium for any debt aggregating $5
                                         million or more prior to the stated
                                         maturity date of such debt;

                                    -    Notification to the trustee of action
                                         to be taken to collect on any
                                         indebtedness in excess of $5 million
                                         which resulted from an event of default
                                         under an agreement evidencing such
                                         indebtedness;

                                    -    Judgment entered into against it for
                                         more than $10 million under certain
                                         conditions;

                                    -    Certain events of bankruptcy,
                                         insolvency;

                                    -    Alteration of security documents
                                         underlying this Transaction which
                                         adversely affects the creditors;

                                    -    All gaming activity at The Sands ceases
                                         substantially for more than 60
                                         consecutive days, except if it is a
                                         result of an Event of Loss;

                                    -    If Licensee or its affiliates lose the
                                         legal right to own or operate The Sands
                                         for more than 60 consecutive days.

Transfer Restrictions............   At the closing of the exchange offer, the
                                    New Notes will be registered under the
                                    Securities Act, and, so long as not held by affiliates, will be freely tradable.

Change of Control................   The New Notes are assumable by a third-party
                                    acquiror and will neither be callable (by a third-party acquiror) nor putable (by the holders of the New

                                    Notes) as a result of such sale or change of control.

Principal Affirmative
Covenants........................   Atlantic is required to:

                                    -    Make payment as required pursuant to
                                         the New Indenture;

                                    -    Maintain offices in the City of New
                                         York where the New Notes may be
                                         presented or surrendered for payment,
                                         surrendered for registration of
                                         transfer, exchange, conversion or in
                                         respect of a Demand Payment, and where
                                         notices and demands to or upon Atlantic
                                         may be served;

                                    -    Transfer funds to the designated agent;

                                    -    Maintain its corporate existence;

                                    -    Pay taxes and similar assessments prior
                                         to delinquency;

                                    -    Maintain properties used by the
                                         business;

                                    -    Maintain adequate insurance in ordinary
                                         course of business;

                                    -    Deliver to the trustee an annual
                                         officer's statement indicating
                                         compliance with the terms of the New
                                         Indenture;

                                    -    Deliver to the trustee notice regarding
                                         a default;

                                    -    Maintain ownership of Licensee;

                                    -    Execute the necessary documents to
                                         secure its obligations under the New
                                         Indenture;

                                    -    Grant a valid security interest in the
                                         collateral; and

                                    -    Cooperate with the CCC.

Principal Restrictive
Covenants........................   Atlantic is limited in or prohibited from:

                                    -    Making restricted payments;

                                    -    Selling assets;

                                    -    Paying net cash proceeds in the event
                                         of loss;

                                    -    Transacting with affiliates;

                                    -    Changing or altering its business and
                                         the business of its
                                             subsidiaries;

                                    -    Granting a security interest in the
                                         CRDA Investments;

                                    -    Paying dividends on the Atlantic Common
                                         Stock other than as required in order
                                         to implement the Transaction;

                                    -    Incurring or having our subsidiaries
                                         incur additional indebtedness;

                                    -    Incurring or having our subsidiaries
                                         incur liens; and

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

                                    -    Entering into or having our
                                         subsidiaries enter into a
                                         sale-leaseback transaction.

Amendments to the
New Indenture....................

                                    o    The consent of holders of New Notes,
                                         are not needed for the following
                                         amendments to the New Indenture:

                                         -    succession and assumption of
                                              another Person to Atlantic or
                                              guarantor;

                                         -    addition of covenants for the
                                              benefit of the holders of the New
                                              Notes;

                                         -    addition of additional events that
                                              would constitute an Event of
                                              Default;

                                         -    evidence and provide for the
                                              appointment of successor trustee;

                                         -    correction of ambiguities;

                                         -    maintain the lien of the New
                                              Indenture and the Security
                                              Documents;

                                         -    additional types of collateral for
                                              securing the New Notes;

                                         -    addition of additional guarantors;
                                              and

                                         -    any other changes that does not
                                              adversely affect the rights of any
                                              holder.

                                    o    The consent of the holders of 100% of
                                         the aggregate principal amount of the
                                         New Notes outstanding is required for
                                         amendments regarding:

                                         -    changes to the maturity date,
                                              interest installments or coin or
                                              currency in which premium or
                                              interest is payable; reduction of
                                              the principal amount or interest
                                              rate or any premium payable upon
                                              the redemption thereof; or
                                              impairment of the right to
                                              institute suit for enforcement of
                                              any payment; and

                                         -    reduction in the percentage in
                                              principal amount of the
                                              outstanding New Notes, the consent
                                              of whose holders is required for
                                              any such supplemental indenture or
                                              any waiver of compliance with
                                              certain provisions of the New
                                              Indenture or certain defaults and
                                              their consequences.

                                    o    The consent of the holders of a
                                         majority of the aggregate principal
                                         amount of the New Notes outstanding is
                                         required for any other amendments,
                                         including the release of the collateral
                                         securing the New Notes. Affiliates of
                                         Carl C. Icahn will own at least 58% of
                                         the aggregate principal amount of the
                                         New Notes outstanding. As such, Mr.
                                         Icahn's affiliates will have
                                         substantial influence and control over
                                         matters to be consented to by the
                                         holders of the New Notes.

Trustee..........................   [___________].

 COMPARISON OF THE EXISTING NOTES, THE EXISTING NOTES, AS AMENDED, AND THE NEW
                                     NOTES

         The following summary compares certain differences among the Existing Notes (before giving effect to the consent solicitation and exchange offer), the Existing Notes, as amended by the proposed amendments, and the New Notes. The statements set forth below do not purport to be complete and are qualified in their entirety by reference to the Existing Indenture (before giving effect to the consent solicitation and exchange offer), the Second Amended and Restated Indenture, and the New Indenture, and the information contained elsewhere in this solicitation statement and prospectus, including the information under "RISK FACTORS" as set forth on page 30, "PROPOSED AMENDMENTS" as set forth on page 62, and "DESCRIPTION OF THE NEW NOTES" as set forth on page 65.

                                Existing Notes                Existing Notes, as amended                  New Notes
                        --------------------------------     ------------------------------     ------------------------------
Issuer..............    GB Property Funding Corp.            GB Holdings, Inc.                  Atlantic Coast Entertainment
                                                                                                Holdings,  Inc.

Notes Offered.......    $110 million in aggregate            Up to $46.2 million in             Up to $110 million in
                        principal amount of 11% Notes        aggregate principal amount of      aggregate principal amount of
                        due 2005 issued under the            11% Notes due 2005 issued          3% Notes due 2008 issued under
                        Existing Indenture.                  under the Existing Indenture,      the New Indenture.
                                                             as amended by the proposed
                                                             amendments (assumes affiliates
                                                             of Carl C. Icahn are the sole
                                                             participants in the exchange
                                                             offer).

Interest
Payments............    11% payable on September 29 and      11% payable on September 29        3% will accrue annually, but
                        March 29 of each year.               and March 29 of each year.         will not be payable until
                                                                                                maturity.

Maturity............    September 29, 2005                   September 29, 2005                 (i) September 29, 2008, (ii)
                                                                                                upon demand (a "Demand
                                                                                                Payment") of the "Requisite
                                                                                                Lenders" (holders of  a
                                                                                                majority of the aggregate
                                                                                                principal amount of the New
                                                                                                Notes outstanding) or (iii) if
                                                                                                the Requisite Lenders elect,
                                                                                                each holder may be permitted
                                                                                                to convert its New Notes, in
                                                                                                whole or in part, into
                                                                                                Atlantic Common Stock and such
                                                                                                Notes are satisfied and
                                                                                                extinguished. In the event of
                                                                                                a Demand Payment, all
                                                                                                principal and accrued interest
                                                                                                under all of the New Notes
                                                                                                will be satisfied through the
                                                                                                payment of Atlantic Common
                                                                                                Stock, and all of the New
                                                                                                Notes will thereby be
                                                                                                extinguished.


                                       69

Conversion
Rights..............    None.                                None.                              At the election of the
                                                                                                Requisite Lenders, each of the
                                                                                                holders of the New Notes will
                                                                                                be allowed to determine if and
                                                                                                when to convert their New
                                                                                                Notes, in whole or in part,
                                                                                                into Atlantic Common Stock.

Stated Ratio........    Not Applicable.                      Not Applicable.                    The ratio shall equal 65.909
                                                                                                shares of Atlantic Common
                                                                                                Stock per $1,000 principal
                                                                                                amount of New Notes, subject
                                                                                                to adjustments for stock
                                                                                                dividends, stock splits,
                                                                                                recapitalizations, and the
                                                                                                like and shall be provided
                                                                                                upon the payment in or
                                                                                                conversion into Atlantic
                                                                                                Common Stock.

Underlying Securities   Not Applicable.                      Not Applicable.                    The shares of Atlantic Common
                                                                                                Stock  issuable upon payment,
                                                                                                will be registered under the
                                                                                                Securities Act.

                                                                                                The maximum number of shares
                                                                                                of Atlantic Common Stock
                                                                                                issued upon payment of the New
                                                                                                Notes will represent 72.5% (on
                                                                                                a fully diluted basis) of the
                                                                                                outstanding Atlantic Common
                                                                                                Stock (prorated if less than
                                                                                                all of the Existing Notes are
                                                                                                paid in Atlantic Common
                                                                                                Stock), subject to
                                                                                                antidilution provisions set
                                                                                                forth herein.

Security Interest/
Guaranties..........    Secured by a first lien on           No collateral to secure the        Secured by a first lien on all
                        certain of the assets owned by       general obligations of Parent.     of Atlantic's and Licensee's
                        Parent and its subsidiaries                                             assets, including after
                        (does not include after acquired     Not guaranteed.                    acquired property.  Such liens
                        property, cash or cash                                                  will not be released or
                        equivalents).  Affiliates of                                            subordinated without the
                        Carl C. Icahn own at least 58%                                          consent of the Requisite
                        of the New Notes, and as such                                           Lenders.  Affiliates of Carl
                        they will have the ability to                                           C. Icahn own at least 58% of
                        release the collateral securing                                         the New Notes, and as such
                        the New Notes.                                                          they will have the ability to
                                                                                                release the collateral
                        Guaranteed by Parent and                                                securing the New Notes.  The
                        Operating.                                                              New Notes are guaranteed by
                                                                                                Licensee.


                                                              70

Optional
Redemption...........   At any time on or after January      At any time on or after            At any time prior to the
                        1, 2001, the Existing Notes are      January 1, 2001, the Existing      trustee's receipt of a notice
                        redeemable at Funding's option,      Notes, as amended, are             that the New Notes are to be
                        in whole or in part, on not less     redeemable at Parent's option,     paid in or converted into
                        than 30 days or more than 60         in whole or in part, on not        Atlantic Common Stock, the New
                        days' notice, at a price equal       less than 30 days or more than     Notes are redeemable at our
                        to 100% of the principal amount      60 days' notice, at a price        option (but only if consented
                        of the Existing Notes, plus          equal to 100% of the principal     to by the Requisite Lenders),
                        accrued and unpaid interest up       amount of the Existing Notes,      in whole or in part, on not
                        to, but not including, the date      as amended, plus accrued and       less than 30 days or more than
                        of redemption, payable in cash.      unpaid interest up to, but not     60 days' notice, at a price
                                                             including, the date of             equal to 100% of the principal
                                                             redemption, payable in cash.       amount of the New Notes, plus
                                                                                                accrued and unpaid interest up
                                                                                                to, but not including, the
                                                                                                date of redemption, payable in
                                                                                                cash.
Mandatory Redemption
                        None.                                None.                              None.
Special Redemption..
                         If after a request from the         If after a request from the        If after a request from the
                        CCC, a holder or the beneficial      CCC, a holder or the               CCC, a holder or the
                        owner of the Existing Notes          beneficial owner of the            beneficial owner of the New
                        fails to submit for                  Existing Notes, as amended,        Notes fails to submit for
                        qualification or is not              fails to submit for                qualification or is not
                        qualified under NJCCA, such          qualification or is not            qualified under NJCCA, such
                        holder may be required at the        qualified under NJCCA, such        holder may be required at the
                        option of Funding to dispose of      holder may be required at          option of Atlantic to dispose
                        such holder's Existing Notes.        the option of Parent to            of such holder's New Notes and
                                                             dispose of such holder's           Atlantic may choose to
                                                             Existing Notes, as amended.        purchase such notes in
                                                                                                exchange for Atlantic Common
                                                                                                Stock.

Events of
Default.............    An event of default shall            An event of default shall          An event of default shall
                        occur upon any action taken by       occur upon any action taken        occur upon any action taken
                        Funding which will cause:            by Parent which will cause:        by us which will cause:

                        -    Default in payment of           -    Default in payment            -    Failure to make
                             principal or premium at              of principal or premium            payments on any principal
                             maturity, or default for 30          at maturity, or default            or interest of the New
                             days in payment of any               for 30 days in payment of          Notes;
                             interest;                            any interest;
                                                                                                -    Default or breach
                        -    Failure to cure                 -    Failure to cure,                   in the performance of any
                             within 60 days of notice a           within 60 days following           warranty or covenant of
                             default in performance or            notice, a default in               the New Indenture (which
                             breach of any of the                 performance or breach of           remains uncured for more
                             covenants or warranties;             any of the covenants or            than 60 days following
                                                                  warranties; or                     notice of such breach);

                                                              71

                        -    Defaults on the
                             payment of principal or         -    Entry of decree of            -    Defaults on the
                             premium for any debt                 bankruptcy or insolvency           payment of principal or
                             aggregating $5 million or            against, or initiation of          premium for any debt
                             more;                                bankruptcy or insolvency           aggregating $5 million or
                                                                  by Parent.                         more prior to the stated
                        -    Acceleration of                                                         maturity date of such
                             indebtedness or required                                                debt;
                             prepayments or repurchases
                             aggregating $5 million                                             -    Notification to the
                             prior to the stated                                                     trustee of action to be
                             maturity date of such debt;                                             taken to collect on any
                                                                                                     indebtedness in excess of
                        -    Judgment entered into                                                   $5 million which resulted
                             against it for more than                                                from an event of default
                             $10 million under certain                                               under an agreement
                             conditions;                                                             evidencing such
                                                                                                     indebtedness;
                        -    Certain events of
                             bankruptcy, insolvency;                                            -    Judgment entered
                                                                                                     into against us for more
                        -    Security documents no                                                   than $10 million under
                             longer in full force or                                                 certain conditions;
                             effect or ceases to create
                             in favor of the trustee a                                          -    Certain events of
                             valid and perfected first                                               bankruptcy, insolvency;
                             priority lien on the
                             collateral underlying this                                         -    Alteration of
                             transaction;                                                            security documents
                                                                                                     underlying this
                        -    All gaming activity                                                     transaction which
                             at The Sands ceases                                                     adversely affects the
                             substantially for 60                                                    creditors;
                             consecutive days; or
                                                                                                -    All gaming activity
                        -    Parent or its                                                           at The Sands ceases
                             affiliates lose the legal                                               substantially for more
                             right to own or operate The                                             than 60 consecutive days,
                             Sands.                                                                  except if it is a result
                                                                                                     of an Event of Loss;

                                                                                                -    Atlantic or its
                                                                                                     affiliates lose the legal
                                                                                                     right to own or operate
                                                                                                     The Sands for more than
                                                                                                     60 consecutive days.

Transfer
Restrictions .......    The Existing Notes are               The Existing Notes, as             At the closing of the exchange
                        registered under the Securities      amended, are registered under      offer, the New Notes will be
                        Act of 1933, as amended, and, so     the Securities Act of 1933, as     registered under the
                        long as not held by affiliates,      amended, and, so long as not       Securities Act of 1933, as
                        are freely tradeable.                held by affiliates, are freely     amended, and, so long as not
                                                             tradeable.                         held by affiliates, will be
                                                                                                freely tradeable.


                                                              72

Change of
Control.............    Holders may require Funding to       None.                              Assumable by a third-party
                        repurchase the Existing Notes at                                        acquiror and will neither be
                        a purchase price equal to 100%                                          callable (by a third-party
                        of the principal amount of the                                          acquiror)  nor putable (by the
                        Existing Notes, plus accrued and                                        holders of the New Notes) as a
                        unpaid interest.                                                        result of such sale or change
                                                                                                of control.
Principal
Affirmative
Covenants...........    Funding is required to:              Parent is required to:             We are required to:

                        -    Make payment as                 -    Make payment as               -    Make payment as
                             required pursuant to the             required pursuant to the           required pursuant to the
                             Existing Indenture;                  Second Amended and                 New Indenture;
                                                                  Restated Indenture;
                        -    Maintain offices in                                                -    Maintain offices in
                             the City of New York where      -    Maintain offices in                the City of New York
                             the Existing Notes may be            the City of New York               where the New Notes may
                             presented or surrendered             where the Existing Notes,          be presented or
                             for payment, surrendered             as amended, may be                 surrendered for payment,
                             for registration of                  presented or surrendered           surrendered for
                             transfer or exchange, and            for payment, surrendered           registration of transfer,
                             where notices and demands            for registration of                exchange, conversion or
                             to or upon Funding may be            transfer or exchange, and          in respect of a Demand
                             served;                              where notices and demands          Payment, and where
                                                                  to or upon Parent may be           notices and demands to or
                        -    Transfer funds to the                served;                            upon Atlantic may be
                             designated agent;                                                       served;
                                                             -    Transfer funds to
                        -    Maintain its                         the designated agent;         -    Transfer funds to
                             corporate existence;                                                    the designated agent;
                                                             -    Maintain its
                        -    Pay taxes and similar                corporate existence;          -    Maintain its
                             assessments prior to                                                    corporate existence;
                             delinquency;                    -    Pay taxes and
                                                                  similar assessments prior     -    Pay taxes and
                        -    Maintain properties                  to delinquency;                    similar assessments prior
                             used by the business;                                                   to delinquency;
                                                             -    Maintain properties
                        -    Maintain adequate                    used by the business;         -    Maintain properties
                             insurance in ordinary                                                   used by the business;
                             course of business;             -    Deliver to the
                                                                  trustee an annual             -    Maintain adequate
                        -    Deliver to the                       officer's statement                insurance in ordinary
                             trustee an annual officer's          indicating compliance              course of business;
                             statement indicating                 with the terms of the
                             compliance with the terms            Existing Indenture; and       -    Deliver to the
                             of the Existing Indenture;                                              trustee an annual
                                                             -    Deliver to the                     officer's statement
                        -    Deliver to the                       trustee notice regarding           indicating compliance
                             trustee notice regarding a           a default.                         with the terms of the New
                             default;                                                                Indenture;

                        -    Execute necessary                                                  -    Deliver to the
                             documents to secure its                                                 trustee  notice regarding
                             obligations under the                                                   a default;
                             Existing Indenture;

                                                              73

                                                                                                -    Maintain ownership
                        -    Grant a valid                                                           of Licensee;
                             security interest in the
                             collateral; and                                                    -    Execute the
                                                                                                     necessary documents to
                        -    Cooperate with the                                                      secure its obligations
                             CCC.                                                                    under the New Indenture;

                                                                                                -    Grant a valid
                                                                                                     security interest in the
                                                                                                     collateral; and

                                                                                                -    Cooperate with the
                                                                                                     CCC.
Principal
Restrictive
Covenants...........    There are restrictions on the        There are restrictions on the      There are restrictions on our
                        activities of Funding, such as:      activities of Parent, such as:     activities, such as:

                        -    Prohibition against             -    Prohibition against           -    Prohibition against
                             restricted payments;                 restricted payments; and           restricted payments;

                        -    Limitation on the               -    Limitation on the             -    Limitation on the
                             sale of assets;                      sale of assets except to           sale of assets;
                                                                  Atlantic.
                        -    Limitation on                                                      -    Limitation of the
                             transactions with                                                       incurrence of liens or
                             affiliates;                                                             additional indebtedness
                                                                                                     by us or our
                        -    Payment net cash                                                        subsidiaries;
                             proceeds in the event of
                             loss;                                                              -    Limitation on
                                                                                                     entering into or having
                        -    Prohibition against                                                     our subsidiaries enter
                             changing or altering the                                                into a sale-leaseback
                             business of Funding and its                                             transaction;
                             affiliates; and
                                                                                                -    Limitation on
                        -    Prohibition against                                                     transactions with
                             granting a security                                                     affiliates;
                             interest in the CRDA
                             Investments.                                                       -    Payment net cash
                                                                                                     proceeds in the event of
                                                                                                     loss;

                                                                                                -    Prohibition against
                                                                                                     changing or altering our
                                                                                                     business and the business
                                                                                                     of our subsidiaries;

                                                                                                -    Prohibition against
                                                                                                     granting a security
                                                                                                     interest in the CRDA
                                                                                                     Investments; and

                                                                                                -    Limitation on the payment
                                                                                                     of dividends on the
                                                                                                     Atlantic Common Stock.

                                                              74

Amendments .........    The consent of holders of            The consent of holders of          The consent of holders of New
                        Existing Notes are not needed        Existing Notes, as amended,        Notes are not needed for
                        for amendments to the Existing       are not needed to the Existing     amendments to the New
                        Indenture which are beneficial       Indenture, as amended,  for        Indenture which are beneficial
                        to the holders, such as,             amendments which are               to the holders, such as,
                        addition of additional events        beneficial to the holders,         addition of additional events
                        that would constitute an Event       such as, addition of               that would constitute an Event
                        of Default; correction of            additional events that would       of Default; correction of
                        ambiguities; maintain the lien;      constitute an Event of             ambiguities; maintain the
                        and addition of additional           Default; correction of             lien; and addition of
                        guarantors.                          ambiguities; adding a lien;        additional guarantors.
                                                             and addition of guarantors.

                        The consent of the holders of
                        100% of the aggregate                The consent of the holders of      The consent of the holders of
                        principal amount of the              100% of the aggregate              100% of the aggregate
                        Existing Notes outstanding is        principal amount of the            principal amount of the New
                        required for amendments              Existing Notes outstanding, as     Notes outstanding is required
                        regarding:                           amended, is required for           for amendments regarding:
                                                             amendments regarding:
                        -    changes to the                                                     -    changes to the
                             maturity date, interest                                                 maturity date, interest
                             installments or coin or         -    changes to the                     installments or coin or
                             currency in which premium            maturity date, interest            currency in which premium
                             or interest is payable;              installments or coin or            or interest is payable;
                             reduction of the principal           currency in which premium          reduction of the
                             amount or interest rate or           or interest is payable;            principal amount or
                             any premium payable upon             reduction of the                   interest rate or any
                             the redemption thereof; or           principal amount or                premium payable upon the
                             impairment of the right to           interest rate or any               redemption thereof; or
                             institute suit for                   premium payable upon the           impairment of the right
                             enforcement of any payment;          redemption thereof; or             to institute suit for
                                                                  impairment of the right            enforcement of any
                        -    reduction in the                     to institute suit for              payment;
                             percentage in principal              enforcement of any
                             amount of the outstanding            payment;                      -    reduction in the
                             Existing Notes, the consent                                             percentage in principal
                             of whose holders is             -    reduction in the                   amount of the outstanding
                             required for any such                percentage in principal            New Notes, the consent of
                             supplemental indenture or            amount of the outstanding          whose holders is required
                             any waiver of compliance             Existing Notes, as                 for any such supplemental
                             with certain provisions of           amended, the consent of            indenture or any waiver
                             the Existing Indenture or            whose holders is required          of compliance with
                             certain defaults and their           for any such supplemental          certain provisions of the
                             consequences; and                    indenture or any waiver            New Indenture or certain
                                                                  of compliance with                 defaults and their
                        -    modification of any                  certain provisions of the          consequences; and
                             part of the Existing                 Second Amended and
                             Indenture except to                  Restated Indenture or         -    modification of any
                             increase any percentage or           certain defaults and               part of the New Indenture
                             provide for holder consent           their consequences; and            except to increase any
                             to other modifications                                                  percentage or provide for
                             which currently do not          -    modification of any                holder consent to other
                             provide for holder consent.          part of the Second                 modifications which
                                                                  Amended and Restated               currently do not provide

                                                              75

                        The consent of the holders of a           Indenture except to                for holder consent.
                        majority of the aggregate                 increase any percentage
                        principal amount of the Existing          or provide for holder         The consent of the holders of
                        Notes outstanding is required             consent to other              a majority of the aggregate
                        for any other amendments,                 modifications which           principal amount of the New
                        including the release of the              currently do not provide      Notes outstanding is required
                        collateral.                               for holder consent.           for any other amendments,
                                                                                                including the release of the
                                                             The consent of the holders of      collateral.
                                                             a majority of the aggregate
                                                             principal amount of the
                                                             Existing Notes outstanding, as
                                                             amended, is required for any
                                                             other amendments.

Trustee.............    Wells Fargo Bank Minnesota,          Wells Fargo Bank Minnesota,        [__________].
                        National Association.                National Association.

                      DESCRIPTION OF ATLANTIC CAPITAL STOCK

         The following summary of the proposed terms of Atlantic's capital stock is subject in all respects to applicable provisions of the Delaware General Corporation Law and our certificate of incorporation. See "WHERE YOU CAN FIND MORE INFORMATION" as set forth on page 123.

GENERAL

         The total authorized shares of Atlantic's capital stock consists of 20 million shares of Atlantic Common Stock, par value $0.01 per share, and 5 million shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

ATLANTIC COMMON STOCK

         Holders of Atlantic Common Stock are entitled to one vote on each matter submitted to a vote at a meeting of the stockholders of Atlantic. The Atlantic Common Stock does not have cumulative voting rights, which means that the holders of a majority (or a plurality in the event of individual candidates) of voting shares voting for the election of directors can elect all of the members of Atlantic's Board of Directors. The Atlantic Common Stock has no preemptive rights and no redemption or conversion privileges. Subject to the preferences of any outstanding Preferred Stock, the holders of the outstanding shares of Atlantic Common Stock are entitled to (1) receive dividends out of funds legally available for that purpose, payable in cash, stock or otherwise, at such times and in such amounts as Atlantic's Board of Directors may, from time to time, determine, and (2) receive, upon liquidation and dissolution, all assets available for distribution to the stockholders. A majority vote of shares represented at a meeting at which a quorum is present is sufficient for all actions that require the vote of stockholders. All of the outstanding shares of Atlantic Common Stock will be fully paid and nonassessable.

         Except as discussed under "Preferred Stock" below, Atlantic is not authorized to create, designate, authorize or cause to be issued any nonvoting classes or series of stock. The NJCCA also imposes certain restrictions upon the ownership of securities issued by a corporation that holds a casino license or is a holding company of a corporate licensee. Among other restrictions, the sale, assignment, transfer, pledge or other disposition of any security issued by a corporate licensee or holding company is subject to the regulation of the CCC. The CCC may require divestiture of any security held by a disqualified holder such as an officer, director or controlling stockholder who is required to be qualified under the NJCCA.

PREFERRED STOCK

         Pursuant to the Certificate of Incorporation, Atlantic is authorized to issue one or more series of Preferred Stock, which may be issued from time to time in one or more series upon authorization by Atlantic's Board of Directors. Atlantic's Board of Directors, without further approval of the stockholders, will be authorized to fix the dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, preferences, privileges and restrictions to each series of the Preferred Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes could, among other things, adversely affect the voting power of the holders of Atlantic Common Stock and, in certain circumstances, make it more difficult for a third party to gain control of Atlantic, discourage bids for the Atlantic Common Stock at a premium or otherwise adversely affect the market price of the Atlantic Common Stock.

WARRANTS

         The Warrants will be issued pursuant to an agreement (the "Warrant Agreement") between Atlantic and __________, as warrant agent (the "Warrant Agent"). The following discussion of the material terms and provisions of the Warrants is qualified in its entirety by referring to the detailed provision of the Warrant Agreement, the form of which is attached to this solicitation statement and prospectus as Annex [D].

         The Warrants will have the following terms:

         (a) The Warrants will initially be exercisable for an aggregate of 2,750,000 million shares of Atlantic Common Stock or 27.5% of the outstanding shares of Atlantic Common Stock, at an exercise price of $.01 per share (the "Exercise Price"), subject to adjustments.

         (b) The Warrants will expire seven years from the date of issuance, but will be subject to cancellation as set forth below.

         (c) The Warrants will become exercisable, at the election of the holders, following the earlier of (i) the payment in cash or Atlantic Common Stock of the New Notes or conversion of one or more of the New Notes into Atlantic Common Stock in full satisfaction of the principal and accrued interest due pursuant to such New Notes; (ii) a determination of the Board of Directors of Atlantic that the Warrants may be exercised; and (iii) payment in full of the outstanding principal of the Existing Notes which have not been exchanged for the New Notes. We cannot make an accurate prediction as to exactly if and when the first of these conditions will be satisfied.

         (d) In addition, the Board of Directors of Atlantic may elect at any time following the date on which the Warrants become exercisable to provide notice to the holders of the Warrants that the Warrants will automatically be cancelled at least 90 days following the date of such notice, unless exercised prior to such date. Consequently, if the Board of Directors of Atlantic elects, you may have only a 90-day period beginning on the date the Warrants become exercisable to exercise the Warrants.

         (e) The holders may exercise the Warrants by providing notice to the Warrant Agent and paying the Exercise Price.

         (f) The Exercise Price and number of shares of Atlantic Common Stock issuable upon exercise of the Warrants will be subject to adjustments for certain capital structure changing events (such as stock dividends, stock splits, recapitalizations, and the like).

         (g) A holder is unable to exercise the Warrants, unless Atlantic has a current registration statement or there is a valid exemption and Atlantic will use reasonable efforts to have a current registration statement in effect with the SEC and qualification with or approval from various state securities agencies with respect to the Atlantic Common Stock underlying the Warrants, or an opinion of counsel for Atlantic that there is an effective exemption from registration. As long as the Warrants remain outstanding and exercisable, Atlantic will use its reasonable efforts to file a registration statement with the SEC and have such registration statement declared effective and remain effective. There can be no assurance, however, that such registration statement can be kept current. If a registration statement covering such shares of Atlantic Common Stock is not kept current for any reason, and if the shares underlying the Warrants are not registered in the state in which a holder resides, the Warrants will not be exercisable and will be deprived of any value.

         (h)      The Warrants will be transferable.

Prior to exercise, the Warrants have no voting rights.

                 DESCRIPTION OF THE COMPANY'S OTHER INDEBTEDNESS

11% NOTES DUE 2005, AS AMENDED

         The 11% Notes due 2005 were originally issued by Funding in September 2000. After the completion of the Transactions and as a result of the Merger, Parent will be the obligor of these notes and there will be no guarantors (since Funding, the original issuer, and Operating, a guarantor, will be merged with and into Parent). The interest on the Existing Notes, as amended, will be payable on September 29 and March 29 of each year until the maturity date of September 29, 2005. The Existing Notes, as amended, will not be secured and guaranteed by Parent's subsidiaries.

         The Existing Notes, as amended, are redeemable at Parent's option, in whole or in part, on not less than 30 days or more than 60 days' notice, at a price equal to 100% of the principal amount of the Existing Notes, as amended, plus accrued and unpaid interest up to, but not including, the date of redemption, payable in cash. Holders of the Existing Notes, as amended, may be required by Parent to dispose of their notes if, after a request by the CCC, they fail to be licensed, qualified or found suitable under applicable gaming laws. The Existing Notes, as amended, are not redeemable after a change of control of Parent.

         Upon (a) a default in payment of any principal or premium at maturity,
(b) a default in any payment of interest for 30 days, (c) a failure to cure within 60 days of notice a default in performance or breach of any covenants or warranty by Parent or (d) an entry of a decree of bankruptcy or insolvency against, or initiation of bankruptcy or insolvency by, Parent, the trustee and the holders of a majority of the aggregate principal amount of the Existing Notes outstanding, as amended, may declare the principal amount of the notes immediately due and payable.

         The Second Amended and Restated Indenture contains certain covenants that will restrict certain activities of Parent, such as prohibiting Parent against declaring and paying dividends on its common stock until the interest on the Existing Notes, as amended, have first been paid and limits the sale of assets of Parent (except to Atlantic). However, there are no restrictions on changing or altering the business, payment of net cash proceeds in the event of loss, transaction with affiliates or granting a security interest in the CRDA Investments.
























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                              GOVERNMENT REGULATION

         Casino gaming is strictly regulated in Atlantic City under the New Jersey Casino Control Act (the "NJCCA") and the regulations of the New Jersey Casino Control Commission ("CCC"), which affect virtually all aspects of the operations of The Sands. The NJCCA and regulations affecting Atlantic City casino licensees concern primarily the financial stability, integrity and character of casino operators, their employees, their debt and equity security holders and others financially interested in casino operations; the nature of casino/hotel facilities; the operation methods (including rules of games and credit granting procedures); and financial and accounting practices used in connection with casino operations. A number of these regulations require practices that are different from those in casinos in Nevada and elsewhere, and some of these regulations result in casino operating costs greater than those in comparable facilities in Nevada and elsewhere. The following is only a summary of the applicable provisions of the NJCCA. It does not purport to be a full description and is qualified in its entirety by reference to the NJCCA and such other applicable laws and regulations.

NEW JERSEY GAMING REGULATIONS

         In general, the NJCCA and the regulations promulgated thereunder contain detailed provisions concerning, among other things:

         o        the granting and renewal of casino licenses;

         o the suitability of the approved hotel facility, and the amount of authorized casino space and gaming units permitted therein;

         o the qualification of natural persons and entities related to the casino licensee;

         o the licensing of certain employees and vendors of casino licensees;

         o        the rules of the games;

         o        the selling and redeeming of gaming chips;

         o the granting and duration of credit and the enforceability of gaming debts;

         o management control procedures, accounting and cash control methods and reports to gaming agencies;

         o        the security standards;

         o        the manufacture and distribution of gaming equipment; and

         o the simulcasting of horse races by casino licensees, advertising, entertainment and alcoholic beverages.

         Casino Control Commission

         The ownership and operation of casino/hotel facilities in Atlantic City are the subject of strict state regulation under the NJCCA. The CCC is empowered to regulate a wide spectrum of gaming and non-gaming related activities and to approve the form of ownership and financial structure of not only a casino licensee, but also its entity qualifiers and intermediary and holding companies and any other related entity required to be qualified.

         Casino License

         No casino hotel facility may operate unless the appropriate license and approvals are obtained from the CCC, which has broad discretion with regard to the issuance, renewal, revocation and suspension of such licenses and approvals, which are non-transferable. The qualification criteria with respect to the holder of a casino license


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include its financial stability, integrity and responsibility; the integrity and adequacy of its financial resources which bear any relation to the casino project; its good character, honesty and integrity; and the sufficiency of its business ability and casino experience to establish the likelihood of a successful, efficient casino operation. A plenary license authorizes the operation of a casino with the games authorized in an operation certificate issued by the CCC, and the operation certificate may be issued only on a finding that the casino conforms to the requirements of the NJCCA and applicable regulations and that the casino is prepared to entertain the public. Under such determination, Operating has been issued a plenary casino license. The plenary license issued to The Sands was renewed by the CCC in September 2000 for a period of four years. The CCC may reopen licensing hearings at any time, and must reopen a licensing hearing at the request of the Division of Gaming Enforcement.

         To be considered financially stable, a licensee must demonstrate the following abilities: to pay winning wagers when due; to achieve an annual gross operating profit; to pay all local, state and federal taxes when due; to make necessary capital and maintenance expenditures to insure that it has a superior first-class facility; and to pay, exchange, refinance or extend debts which will mature or become due and payable during the license term.

         In the event a licensee fails to demonstrate financial stability, the CCC may take such action as it deems necessary to fulfill the purposes of the NJCCA and protect the public interest, including: issuing conditional licenses, approvals or determinations; establishing an appropriate cure period; imposing reporting requirements; placing restrictions on the transfer of cash or the assumption of liabilities; requiring reasonable reserves or trust accounts; denying licensure; or appointing a conservator. See "-- Conservatorship" as set forth on page 84.

         Pursuant to the NJCCA and the regulations and precedent of the CCC, no entity may hold a casino license unless each officer, director, principal employee, person who directly or indirectly holds any beneficial interest or ownership in the licensee, each person who in the opinion of the CCC has the ability to control or elect a majority of the board of directors of the licensee (other than a banking or other licensed lending institution which makes a loan or holds a mortgage or other lien acquired in the ordinary course of business) and any lender, underwriter, agent or employee of the licensee or other person whom the CCC may consider appropriate, obtains and maintains qualification approval from the CCC. Qualification approval means that such person must, but for residence, individually meet the qualification requirements as a casino key employee.

         Control Persons

         An entity qualifier or intermediary or holding company, such as The Sands, Parent, Atlantic or Licensee is required to register with the CCC and meet the same basic standards for approval as a casino licensee; provided, however, that the CCC, with the concurrence of the Director of the Division of Gaming Enforcement, may waive compliance by a publicly-traded corporate holding company with the requirement that an officer, director, lender, underwriter, agent or employee thereof, or person directly or indirectly holding a beneficial interest or ownership of the securities thereof, individually qualify for approval under casino key employee standards so long as the CCC and the Director of the Division of Gaming Enforcement are, and remain, satisfied that such officer, director, lender, underwriter, agent or employee is not significantly involved in the activities of the casino licensee, or that such security holder does not have the ability to control the publicly-traded corporate holding company or elect one or more of its directors. Persons holding 5.0% or more of the equity securities of such holding company are presumed to have the ability to control the company or elect one or more of its directors and will, unless this presumption is rebutted, be required to individually qualify. Equity securities are defined as any voting stock or any security similar to or convertible into or carrying a right to acquire any security having a direct or indirect participation in the profits of the issuer.

         Financial Sources

         The CCC may require all financial backers, investors, mortgagees, bond holders and holders of notes or other evidence of indebtedness, either in effect or proposed, which bear any relation to any casino project, including holders of publicly-traded securities of an entity which holds a casino license or is an entity qualifier, subsidiary or holding company of a casino licensee, to qualify as financial sources. In the past, the CCC has waived the qualification requirement for holders of less than 15.0% of a series of publicly-traded mortgage bonds so long as the bonds remained widely distributed and freely traded in the public market and the holder had no ability to control the


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

casino licensee. The CCC may require holders of less than 15.0% of a series of debt to qualify as financial sources even if not active in the management of the issuer or casino licensee.

         Institutional Investors

         An institutional investor is defined by the NJCCA as any retirement fund administered by a public agency for the exclusive benefit of federal, state or local public employees; any investment company registered under the Investment Company Act of 1940, as amended; any collective investment trust organized by banks under Part Nine of the Rules of the Comptroller of the Currency; any closed end investment trust; any chartered or licensed life insurance company or property and casualty insurance company; any banking and other chartered or licensed lending institution; any investment advisor registered under the Investment Advisers Act of 1940, as amended; and such other persons as the CCC may determine for reasons consistent with the policies of the NJCCA.

         An institutional investor may be granted a waiver by the CCC from financial source or other qualification requirements applicable to a holder of publicly-traded securities, in the absence of a prima facie showing by the Division of Gaming Enforcement that there is any cause to believe that the holder may be found unqualified, on the basis of CCC findings that: (i) its holdings were purchased for investment purposes only and, upon request by the CCC, it files a certified statement to the effect that it has no intention of influencing or affecting the affairs of the issuer, the casino licensee or its holding or intermediary companies; provided, however, that the institutional investor will be permitted to vote on matters put to the vote of the outstanding security holders; and (ii) if (x) the securities are debt securities of a casino licensee's holding or intermediary companies or another subsidiary company of the casino licensee's holding or intermediary companies which is related in any way to the financing of the casino licensee and represent either (A) 20.0% or less of the total outstanding debt of the company or (B) 50.0% or less of any issue of outstanding debt of the company, (y) the securities are equity securities and represent less than 10.0% of the equity securities of a casino licensee's holding or intermediary companies or (z) the securities so held exceed such percentages, upon a showing of good cause. There can be no assurance, however, that the CCC will make such findings or grant such waiver and, in any event, an institutional investor may be required to produce for the CCC or the Antitrust Division of the Department of Justice upon request, any document or information which bears any relation to such debt or equity securities.

         Ownership and Transfer of Securities

         The NJCCA imposes certain restrictions upon the issuance, ownership and transfer of securities of a regulated company and defines the term "security" to include instruments which evidence a direct or indirect beneficial ownership or creditor interest in a regulated company including, but not limited to, mortgages, debentures, security agreements, notes and warrants. Each of The Sands, Parent, Atlantic and Licensee will be deemed to be a regulated company and instruments evidencing a beneficial ownership or creditor interest therein, including a partnership interest, are deemed to be the securities of a regulated company.

         If the CCC finds that a holder of such securities is not qualified under the NJCCA, it has the right to take any remedial action it may deem appropriate, including the right to force divestiture by such disqualified holder of such securities. In the event that certain disqualified holders fail to divest themselves of such securities, the CCC has the power to revoke or suspend the casino license affiliated with the regulated company which issued the securities. If a holder is found unqualified, it is unlawful for the holder
(i) to exercise, directly or through any trustee or nominee, any right conferred by such securities or (ii) to receive any dividends or interest upon such securities or any remuneration, in any form, from its affiliated casino licensee for services rendered or otherwise.

         With respect to non-publicly-traded securities, the NJCCA and regulations of the CCC require that the corporate charter or partnership agreement of a regulated company establish a right in the CCC of prior approval with regard to transfers of securities, shares and other interests and an absolute right in the regulated company to repurchase at the market price or the purchase price, whichever is less, any such security, share or other interest in the event that the CCC disapproves a transfer. With respect to publicly-traded securities, such corporate charter or partnership agreement is required to establish that any such securities of the entity are held subject to the condition that if a holder thereof is found to be disqualified by the CCC, such holder shall dispose of such securities.

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         Under the terms of the indentures governing the Notes, if a holder of the Notes does not qualify under the NJCCA when required to do so, such holder must dispose of its interest in such securities, and the respective issuer or issuers of such securities may redeem the securities at the lesser of the outstanding amount or fair market value.

         License Fees

         The CCC is authorized to establish annual fees for the renewal of casino licenses. The renewal fee is based upon the cost of maintaining control and regulatory activities prescribed by the NJCCA, and may not be less than $200,000 for a four-year casino license. Additionally, casino licensees are subject to potential assessments to fund any annual operating deficits incurred by the CCC or the Division of Gaming Enforcement. There is also an annual license fee of $500 for each slot machine maintained for use or in use in any casino.

         Gross Revenue Tax

         Each casino licensee is also required to pay an annual tax of 8.0% on its gross casino revenues. On July 3, 2002, the State of New Jersey passed the New Jersey Business Tax Reform Act which, among other things, suspended the use of the New Jersey net operating loss carryforwards for two years and introduced a new alternative minimum assessment under the New Jersey corporate business tax based on gross receipts or gross profits.

         On July 1, 2003, the State of New Jersey amended the NJCCA to impose new and increased taxes on casino revenues, complimentaries and hotel occupancies, among other things. See "RISK FACTORS -- Risk Factors Related to the Business of Atlantic -- Increased state taxation of gaming and hospitality revenues could adversely affect our results of operations" as set forth on page 39.

         Investment Alternative Tax Obligations

         The Sands conducts gaming operations in Atlantic City, New Jersey and operates a hotel and several restaurants, as well as related support facilities. The operation of an Atlantic City casino/hotel is subject to significant regulatory control. Under the NJCCA, Operating was required to obtain and is required to periodically renew its operating license. A casino license is not transferable and, after the initial licensing and two one-year renewal periods, is issued for a term of up to four years. The plenary license issued to The Sands was renewed by the CCC in September 2000 and extended through September 2004. The CCC may reopen licensing hearings at any time. If it were determined that gaming laws were violated by a licensee, the gaming license could be conditioned, suspended or revoked. In addition, the licensee and other persons involved could be subject to substantial fines.

         The NJCCA requires casino licensees to pay an investment alternative tax of 2.5% of gross revenue (the "2.5% Tax") or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly gross revenue with the CRDA (the "Deposits"). The Deposits are then used to purchase bonds at below-market interest rates from the CRDA or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments made by casino licensees and is required to expend the monies received by it for eligible projects as defined in the NJCCA. The Sands has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.

         As of December 31, 2002 and 2001, The Sands had purchased bonds totaling $6,946,000 and $6,980,000, respectively. In addition, The Sands had remaining funds on deposit and held in escrow by the CRDA at December 31, 2002 and 2001, of $13,151,000 and $11,612,000, respectively. The bonds purchased and the amounts on deposit and held in escrow are collectively referred to as "obligatory investments" on the consolidated financial statements of Parent and its subsidiaries.

         Obligatory investments at December 31, 2002 and 2001, are net of accumulated valuation allowances of $10,028,000 and $9,290,000, respectively, based upon the estimated realizable values of the investments. Provisions for valuation allowances for the years ended December 31, 2002 and 2001 amounted to $1,521,000 and $1,341,000, respectively. Provisions for valuation allowances for the three months ended December 31, 2000 and the nine months ended September 30, 2000 amounted to $243,000 and $1,044,000, respectively.

         The Sands has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2002, The Sands contributed $925,000 of its escrowed funds to CRDA sponsored


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projects and received $116,000 in a cash refund. In 2001, The Sands contributed
$322,000 of its escrowed funds to CRDA sponsored projects and received $80,000 in a cash refund and $84,000 in waivers of certain future Deposit obligations. During the three months ended December 31, 2000, The Sands contributed $3,310,000 of its escrowed funds to a CRDA sponsored project and received a cash refund of $828,000 in consideration for the contribution. Prior to this, the CRDA had granted The Sands waivers of certain of its future Deposit obligations in consideration of similar contributions. The Sands had made such contributions of Deposits during the nine months ended September 30, 2000, totaling $142,000, resulting in waivers granted by the CRDA totaling $72,000. Other assets aggregating $811,000 and $1,010,000, respectively, have been recognized on the accompanying consolidated balance sheets at December 31, 2002 and 2001, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $199,000, $202,000, $51,000 and $151,000 for the years ended December 31, 2002 and 2001, the three months ended December 31, 2000 and the nine months ended September 30, 2000, respectively.

         Atlantic City Fund

         On each October 31st during the years 1996 through 2003, each casino licensee shall pay into an account established in the CRDA and known as the Atlantic City Fund, its proportional share of an amount related to the amount by which annual operating expenses of the CCC and the Division of Gaming Enforcement are less than a certain fixed sum. Additionally, a portion of the investment alternative tax obligation of each casino licensee for the years 1994 through 1998 allocated for projects in northern New Jersey shall be paid into and credited to the Atlantic City Fund. Amounts in the Atlantic City Fund will be expended by the CRDA for economic development projects of a revenue-producing nature that foster the redevelopment of Atlantic City other than the construction and renovation of casino hotels.

         Conservatorship

         If, at any time, it is determined that The Sands, Parent, Atlantic or Licensee or any other entity qualifier has violated the NJCCA or that any of such entities cannot meet the qualification requirements of the NJCCA, such entity could be subject to fines or the suspension or revocation of its license or qualification. If a casino license is suspended for a period in excess of 120 days or is revoked, or if the CCC fails or refuses to renew such casino license, the CCC could appoint a conservator to operate and dispose of such licensee's casino hotel facilities. A conservator would be vested with title to all property of such licensee relating to the casino and the approved hotel subject to valid liens and/or encumbrances. The conservator would be required to act under the direct supervision of the CCC and would be charged with the duty of conserving, preserving and, if permitted, continuing the operation of the casino hotel. During the period of the conservatorship, a former or suspended casino licensee is entitled to a fair rate of return out of net earnings, if any, on the property retained by the conservator. The CCC may also discontinue any conservatorship action and direct the conservator to take such steps as are necessary to effect an orderly transfer of the property of a former or suspended casino licensee. Such events could result in an event of default under the terms of the indentures governing the Notes.

         Treasury Regulations

         The United States Department of the Treasury has adopted regulations pursuant to which a casino is required to file a report of each deposit, withdrawal, exchange of currency, gambling tokens or chips, or other payments or transfers by, through or to such casino which involves a transaction in currency of more than $10,000 per patron, per gaming day. Such reports are required to be made on forms prescribed by the Secretary of the Treasury and are filed with the Commissioner of the Internal Revenue Service. In addition, Licensee is required to maintain detailed records (including the names, addresses, social security numbers and other information with respect to its gaming customers) dealing with, among other items, the deposit and withdrawal of funds and the maintenance of a line of credit.

         In the past, the Internal Revenue Service had taken the position that winnings from table games by nonresident aliens were subject to a 30.0% withholding tax. The Internal Revenue Service, however, subsequently adopted a practice of not collecting such tax. Recently enacted legislation exempts from withholding tax table game winnings by nonresident aliens, unless the Secretary of the Treasury determines by regulation that such collections have become administratively feasible.





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           DESCRIPTION OF THE BUSINESS OF PARENT AND ITS SUBSIDIARIES

GENERAL

         Parent is a Delaware corporation and was a wholly-owned subsidiary of Pratt Casino Corporation, a Delaware corporation ("PCC"), through December 31, 1998. PCC was incorporated in September 1993 and was wholly-owned by PPI Corporation, a New Jersey corporation ("PPI") and a wholly-owned subsidiary of Greate Bay Casino Corporation ("GBCC"). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in Parent to PBV, Inc., a newly formed entity controlled by certain stockholders of GBCC ("PBV"). As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in Parent was transferred to Greate Bay Holdings, LLC ("GBLLC"), whose sole member as a result of the same reorganization was PPI. In February 1994, Parent acquired Operating through a capital contribution by its then parent. Operating's principal business activity is its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey. Funding, a Delaware corporation and a wholly-owned subsidiary of Parent, was incorporated in September 1993 as a special purpose subsidiary of Parent for the purpose of borrowing funds for the benefit of Operating. Atlantic, a Delaware corporation and a wholly-owned subsidiary of Operating, was incorporated on October 31, 2003. Licensee, a New Jersey limited liability company and a wholly-owned subsidiary of Atlantic, was formed on November 5, 2003. Parent has no operating activities and its only source of income is interest on cash equivalent investments. Parent's only significant assets are its investment in Operating and its cash balance at June 30, 2003 of $28.9 million.

         On January 5, 1998, Parent and its subsidiaries filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). On August 14, 2000, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Modified Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Official Committee of Unsecured Creditors and High River Limited Partnership and its affiliates (the "Plan") for the Parent Company. High River Limited Partnership ("High River") is an entity controlled by Carl C. Icahn. On September 13, 2000, the CCC approved the Plan. On September 29, 2000, the Plan became effective (the "Effective Date"). All material conditions precedent to the Plan becoming effective were satisfied on or before September 29, 2000. Accordingly, the accompanying consolidated financial statements have been prepared in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). In addition, as a result of the Confirmation Order and the occurrence of the Effective Date, and in accordance with SOP 90-7, Parent and its subsidiaries adopted "fresh start reporting" in the preparation of the accompanying consolidated financial statements. Parent and its subsidiaries' emergence from Chapter 11 resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 30, 2000. As a result, the consolidated financial statements for the periods subsequent to September 30, 2000, reflect the new basis of accounting and are not comparable to consolidated financial statements presented prior to September 30, 2000. A black line has been drawn on the accompanying consolidated financial statements to distinguish between the pre-reorganization and post-reorganization entities.

         On the Effective Date, Funding's existing debt securities, consisting of its 10 7/8% First Mortgage Notes due January 15, 2004 (the "10 7/8% Old Notes") and all of Parent's issued and outstanding shares of common stock owned by PBV and GBLLC were cancelled. As of the Effective Date, an aggregate of 10,000,000 shares of new common stock of Parent (the "New Parent Common Stock") were issued and outstanding, and the Existing Notes were issued by Funding. Holders of the 10 7/8% Old Notes received a distribution of their pro rata shares of (i) the Existing Notes and (ii) 5,375,000 shares of the New Parent Common Stock.

         Parent and Funding listed the New Parent Common Stock and the Existing Notes, respectively, on AMEX on March 27, 2001.

THE SANDS

         The Sands has segregated its gaming customers into three broad categories:

         o The Premium Categories - Those customers who have a high potential loss per trip. This category has the lowest profit margin percentage per customer.

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         o        The Middle Categories - Those customers who have a high repeat trip frequency along with a potential loss per trip that equates to a high annual potential loss per customer.

         o The Mass Categories - Those customers who have a low casino loyalty and a low potential loss per trip. This category has the highest profit margin percentage per customer.

         Business Strategy

         Traditionally, The Sands' marketing strategy in the highly competitive Atlantic City market has consisted of seeking premium category patrons. In the past, The Sands has been successful in its marketing efforts towards these premium patrons through its offering of private, limited-access facilities, related amenities and use of sophisticated information technology to monitor patron play, control certain casino operating costs and target marketing efforts toward frequent visitors with above average gaming budgets. While The Sands strived to maintain market share within this category, competition within the industry for the premium category (both table and slot) reduced The Sands' ability to attract this type of player on a profitable basis.

         In 2001, The Sands focused on the "Value Gaming" concept. The general concept in "Value Gaming" is to provide the customer with the best possible gaming experience for the amount of time that the customer is on property. Whether that experience is enhanced by competitive odds on games, the ability to find a food outlet that provides an affordable quality food product, or superior service, the intent is to provide all categories with an expanded and improved entertainment experience that would lead to an increase in subsequent trips.

         As part of its commitment to make the "Value Gaming" concept a reality for its customers, The Sands continued to provide the "loosest" slots in the Atlantic City market during 2001 and through the first quarter of 2002. That is, The Sands provided the best overall odds for winning at slots of any casino in Atlantic City, according to monthly data filed with the CCC.

         Additionally in 2001, The Sands invested approximately $4.6 million in new slot machines, gaming equipment and casino renovations. The Boardwalk Buffet reopened after renovations in the summer of 2001, providing guests with an expanded buffet outlet featuring a wide variety of culinary choices at an affordable price in a nostalgic Atlantic City atmosphere.

         In the second quarter of 2002, The Sands changed its marketing strategy to reduce its focus on the lower profit margin table games business and focus almost exclusively on the slot machine business. In the process, The Sands reduced the number of table games from 69 to 26 and increased its number of slot machines by approximately 400 units. The Sands began to market its product predominantly to the mass slot player categories. As part of this strategy, The Sands, in keeping with its "Value Gaming" concept, increased the number of lower denomination slot machines, thus making the product more available to this mass category. However, the increase in the number of lower denomination slot machines created a more competitive slot machine hold percentage and, as a result, caused The Sands to move away from its "loosest" slots in Atlantic City. The "Value Gaming" concept continued to be reinforced through the availability of slot machines, discounted food product and availability of hotel rooms to the mass category.

         At the end of the third quarter of 2002, it had become apparent that the gain in slot machine revenue could not offset the loss of table game revenue. In addition, the volume required from the mass slot player categories, to make up the loss of the middle to premium slot player categories, could not be accommodated in a property with the physical constraints of The Sands. Subsequent review of marketing data revealed that the loss in table game play had a direct effect on the loss in some slot machine play, as many slot patrons who frequented The Sands with family and friends were forced to patronize competitors to find the variety of gaming experience they desired. As a result, by the end of the fourth quarter of 2002, The Sands had added fourteen table games to bring the total number of table games to forty, and changed its marketing strategy to focus more on the middle to premium categories of slot players.

         During 2002 and 2003, The Sands continued to invest in improvements and upgrades to the casino hotel complex. These improvements included new slot machines, renovations to the first floor casino, bus depot, porte-cochere, bus patron lobby and hotel room renovations to both The Sands and the Madison House Hotel, see "-- Description of Properties" as set forth on page 90. With the ongoing upgrades to the property, The Sands will be


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able to broaden its appeal to both the premium category as well as increase its marketing effort towards the middle and mass categories of the gaming market.

         In 2002, The Sands had also introduced a new comprehensive customer service program that includes customer service training for new employees, customer service monitoring for operations and customer service recovery programs. During the six months ended June 30, 2003, 21 more table games were added and 151 slot machines were removed. This brought the total number of table games to 61 and the total number of slot machines to 2,171 as of June 30, 2003.

         As part of The Sands capital expenditure program, certain improvements, additions and enhancements have been made, or are planned to be made, to the facility, including slot machines, other gaming equipment and physical plant renovations. These additions and enhancements will primarily benefit guests in a variety of services and will compliment the "Value Gaming" marketing strategy.

         The Sands uses sophisticated information technology that enables it to track and rate patrons' play through the use of identification cards, which it issues to patrons. All of the slot machines at The Sands are connected with, and information with respect to table games activity can be input into, a computer network. When patrons insert their casino players' card into slot machines or present them to supervisors at table games, meaningful information, including amounts wagered and duration of play, is transmitted in real-time to a casino management database. The information contained in the database facilitates the implementation of targeted and cost effective marketing programs, which appropriately recognize and reward patrons during current and future visits to The Sands, certain of these marketing programs allow patrons to automatically obtain complimentaries based on levels of play. Such complimentaries include free meals, hotel accommodations, entertainment, retail merchandise, parking, and sweepstakes giveaways. Management believes that its ability to reward its customers on a "same-visit" basis is valuable in encouraging the loyalty of repeat visits. Management of The Sands believes this is a unique benefit and strategy in the Atlantic City market providing a marketing edge over its competitors. The computer systems also allow The Sands to monitor, analyze and control the granting of gaming credit, promotional expenses and other marketing costs.

         Management primarily focuses its marketing efforts on patrons who have been identified by its casino management computer system as profitable patrons. Management believes that its philosophy of encouraging participation in its casino players' card program, using the information obtained thereby to identify the relative playing patterns of patrons and tailoring specific marketing programs and property amenities to this market category enhances profitability of The Sands.

         The Sands also markets to the mass casino patron market through various forms of direct and indirect advertising, and group and bus tour programs. Once new patrons are introduced to The Sands' "Value Gaming" concept and the casino players' card program, management uses its information technology capabilities to directly market to these patrons to encourage repeat patronage.

         Competition

         The Sands faces intense competition from the eleven other existing Atlantic City casinos, including the newly opened Borgata. According to reports of the CCC, the twelve Atlantic City casinos currently offer approximately 1.2 million square feet of gaming space. After completion of the acquisition of Caesars by Park Place Entertainment Corp. in December 1999, Park Place Entertainment connected Caesars to Bally's Park Place and added slot machines in the connecting space. In January 2001, over the objections of The Sands, the CCC determined that the proposed acquisition of the Claridge Hotel and Casino by Park Place Entertainment which is located adjacent to The Sands and with whom The Sands jointly operates the "People Mover" walkway from the Boardwalk would not violate the NJCCA's prohibition against undue economic concentration. As a result of the confirmation of the Claridge Chapter 11 Plan by the Bankruptcy Court, Park Place Entertainment acquired the Claridge, and Park Place Entertainment constructed a connection between the Claridge and Bally's Park Place Casino, which was already interconnected to the Park Place Entertainment controlled Caesars Hotel and Casino. In 2003, Bally's Park Place Casino merged the Claridge operations into its corporate structure and under its casino license similar to its operation of the Wild, Wild West Casino. Currently, Park Place Entertainment controls three casinos, the Trump Organization controls three and the Harrah's Organization controls two of the twelve Atlantic


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City casinos. Park Place Entertainment also controls the so-called Traymore site located between the boardwalk and The Sands and has acquired a lot contiguous to The Sands parking garage that formerly contained the Continental Motel property. Park Place Entertainment announced that it may develop another hotel-casino complex on this site but has not announced specific plans at this time. In addition, several companies have announced plans to build and operate additional casino/hotels over the next few years. On July 3, 2003, Boyd Gaming Corporation, in partnership with MGM Mirage, opened a 40 story 2,010-room hotel and 120,000 square foot casino, the Borgata, in the Marina District of Atlantic City. The Borgata is situated on approximately 30 acres and includes specialty restaurants, distinct boutiques, a European style spa and several entertainment venues. In connection with that project, construction was completed on a tunnel connecting the Atlantic City Expressway with the Marina District. Other casino companies and individuals have submitted applications and have been qualified in New Jersey to hold casino licenses. Tropicana Atlantic City is nearing completion of an expansion of its existing facility. The expansion will include a 502-room hotel tower, a 25-room conference center, a 2,400 space-parking garage and an expanded casino floor. The plans will also include a 200,000 square foot themed shopping, dining and entertainment complex called The
Quarter. Tropicana intends to complete the project in 2004. Resorts is currently constructing a hotel room addition of approximately 400 to 500 rooms and is set to open in the second quarter of 2004. During 2003, Showboat Atlantic City opened a new 544-room hotel tower in 2003 and expanded its gaming space to 101,000 square feet and increased its slot machines to 3,972. Accordingly, the existing and future competing forces could have a materially adverse impact on the operations of The Sands.

         CRDA is a governmental agency that administers the statutorily mandated investments required to be funded by casino licensees. Legislation enacted during 1993 and 1996 allocated an aggregate of $175 million of CRDA funds and credits to subsidize and encourage the construction of additional hotel rooms by Atlantic City casino licensees. Competitors of The Sands that have the financial resources to construct hotel rooms can take advantage of such credits more readily than The Sands. The Sands has an approved hotel expansion program with the CRDA and a retail entertainment development project. Plans have been announced by other casino operators to complete expansions within the required subsidy period. The expansion of existing gaming facilities and the addition of new casinos will continue to increase competition within the Atlantic City market.

         In this highly competitive environment, each property's relative success is affected by a great many factors that relate to its location and facilities. These include the number of parking spaces and hotel rooms it possesses, close proximity to Pacific Avenue, the Boardwalk and to other casino/hotels and access to the main expressway entering Atlantic City. Parent and its subsidiaries believe that, in prior years, its operating strategy enabled The Sands to compete against most other Atlantic City casino/hotels. In the past, many of their competitors had greater financial resources for capital improvements and marketing and promotional activities than Parent and its subsidiaries and, as a result, The Sands' facilities and amenities fell behind many of the other casinos. In order to improve Parent's and its subsidiaries' competitive position, they sought the approval of the Bankruptcy Court for a capital expenditure program to renovate the majority of its hotel rooms and suites and to purchase approximately 700 slot machines. The Bankruptcy Court approved the capital expenditure program in the amount of approximately $13.6 million in March 1998. In addition, the lack of access to Pacific Avenue hampered The Sands' efforts to expand its "drive-in" patron base. However, in 1999, The Sands acquired land parcels on Pacific Avenue, demolished the existing structures and constructed a new front entrance to The Sands' facility on Pacific Avenue, which opened in June 2000. During 2003, the new front entrance was redesigned and refurbished as an exclusive entrance for its bus patrons, complete with a new and expanded bus waiting lounge. Also during 2003, the porte cochere was renovated and expanded in order to make the Sands more easily accessible to the drive-in customer.

         In order to enhance its competitive position in the marketplace, The Sands may determine to incur substantial additional costs and expenses to maintain, improve and expand its facilities and operations. Those activities may require the Parent to consider seeking additional financing.

         A significant amount of The Sands' revenues is derived from patrons living within a 120-mile radius of Atlantic City, New Jersey, particularly northern New Jersey, southeastern Pennsylvania and metropolitan New York City. Proposals to allow casino gaming in certain areas of Pennsylvania have been defeated within the past three years. If casino gaming were to be legalized in those areas or in other venues that are more convenient to those areas, it could have a material adverse effect on The Sands. Gaming is currently conducted on Indian lands in nearby states, including the Foxwoods and Mohegan Sun Casinos in Connecticut and the Turning Stone Casino in Oneida, New York near Syracuse. Casino Niagra, which has operated a temporary casino facility in Niagra Falls,


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Ontario, since 1996, intends to open an expanded permanent facility in the spring of 2004. In addition, New York State passed legislation that was signed by the Governor in October 2001 to allow slot machines at racetracks and six Indian owned casinos within the State of New York. The legislation also allowed the State to join the multi-state Powerball lottery. The gaming portion of the legislation may face legal challenges including a challenge based on the New York State Constitution. Therefore, it is not possible to determine the timing or financial impact of this legislation on Atlantic City at this time.

         Industry Developments

         On July 1, 2003, the State of New Jersey amended the NJCCA to impose various tax increases on Atlantic City casinos, including The Sands. Among other things, the amendments to the NJCCA include the following new tax provisions:
(i) a new 4.25% tax on casino complimentaries, with proceeds deposited to the Casino Revenue Fund; (ii) an 8% tax on casino service industry multi-casino progressive slot machine revenue, with the proceeds deposited to the Casino Revenue Fund; (iii) a 7.5% tax on adjusted net income of licensed casinos in State fiscal years 2004 through 2006 based on 2003 Net Income with a minimum payment of $350,000, with the proceeds deposited to the Casino Revenue Fund;
(iv) a fee of $3.00 per day on each hotel room in a casino hotel facility that is occupied by a guest, for consideration or as a complimentary item, with the proceeds deposited into the Casino Revenue Fund in State fiscal years 2004 through 2006 and, beginning in State fiscal year 2007, $2.00 of the fee deposited into the Casino Revenue Fund and $1.00 transferred to the CRDA; (v) an increase in the amount paid by the casino hotel for patron cars parked from $1.50 to $3.00, of the minimum casino hotel parking charge from $2.00 to $3.00, with $1.50 of the fee to be deposited into the Casino Revenue Fund in State fiscal years 2004 through 2006 and, beginning in State fiscal year 2007, $0.50 to be deposited into the Casino Revenue Fund and $1.00 transferred to the CRDA for its purposes pursuant to law, and for use by the CRDA to bond for $30 million for deposit into the Casino Capital Construction Fund, which was also created by the July 1, 2003 Act that amended the NJCCA; and (vi) the elimination of the deduction from casino licensee calculation of gross revenue for uncollectible gaming debt. These changes to the NJCCA, and the new taxes imposed on The Sands and other Atlantic City casinos, will reduce our profitability. It is anticipated that these new and increased taxes will cost The Sands approximately $1.5-2.0 million annually in additional expenses.

         New Jersey regulators have approved a number of significant changes to the regulations governing the casino industry in recent years. Significant deregulation of the industry began in 1995 with the enactment of legislation amending the NJCCA and has continued with additional rule modifications to stimulate industry growth. Partly as a result of such regulatory changes, industry-wide revenues in New Jersey have remained steady at $4.3 billion in 2002, 2001 and 2000, despite the adverse market conditions. However, the general economic uncertainties and additional tax burdens specific to the casino industry may continue to have an adverse impact on the results of The Sands.

         Casino/hotel operators have also benefited in recent years from a trend toward increased slot play as slot machines have become increasingly more popular than table games particularly with frequent patrons and with recreational and other casual visitors. Casino operators have been catering increasingly to slot patrons through new forms of promotions and incentives such as slot machines that are linked among the various casinos enabling the pay out of large pooled jackpots, and through more attractive and entertaining gaming machines. Slot machines generally produce higher margins and profitability than table games because they require less labor and have lower operating costs. As a result, slot machine revenue growth has outpaced table game revenue growth in recent years. In 2002, according to CCC filings, slot win accounted for approximately 75% of total Atlantic City gaming win. However, table games remain important to a select category of gaming patrons. Management believes the availability of table games provides a varied gaming experience that benefits both slot and table game revenues.

         Casino Credit

         Casino operations are conducted on both a credit and a cash basis. Patron gaming debts incurred in accordance with the NJCCA are enforceable under New Jersey law. For the six months ended June 30, 2002 and the year ended December 31, 2002, gaming credit extended to The Sands' table game patrons accounted for approximately 20.0% and 18.6%, respectively, of overall table game wagering. Table game wagering accounted for approximately 9.0% and 9.8%, respectively, of overall casino wagering during the six months ended June 30, 2003, and the year ended December 31, 2002. Gaming receivables amounted to $12.2 million before an allowance for


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uncollectible gaming receivables of $8.5 million as of June 30, 2003. At
December 31, 2002, gaming receivables amounted to $15.3 million before an allowance for uncollectible gaming receivables of $11.0 million. Management believes that such allowances are adequate.

         License Agreement

         Operating's rights to the trade name "The Sands" (the "Trade Name") were derived from a license agreement between GBCC and an unaffiliated third party. Amounts payable by The Sands for these rights were equal to the amounts paid to the unaffiliated third party. As a result of the Confirmation Order and the occurrence of the Effective Date and under the terms of the Plan, Operating was assigned by High River the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of the Effective Date. High River received no payments for its assignment of these rights. Payment is made directly to the owner of the Trade Name. The calculation of the license fee is the same as under the previous agreement. For the six months ended June 30, 2003 and the year ended December 31, 2002, the license fee amounted to $130,000 and $272,000, respectively. For the year ended December 31, 2001, such charges amounted to $268,000.

         Employees and Labor Relations

         In Atlantic City, all employees, except certain hotel employees, must be licensed under the NJCCA. Due to the seasonality of the operations of The Sands, the number of employees varies during the course of the year. At June 30, 2003, The Sands had approximately 2,400 employees. The Sands has collective bargaining agreements with three unions that represent approximately 1,000 employees, most of whom are represented by the Hotel, Restaurant Employees and Bartenders International Union, AFL-CIO, Local 54. The collective bargaining agreement with Local 54 expires in September 2004. The collective bargaining agreements with the Carpenters, Local 623 and Entertainment Workers, Local 68 expire in April and July 2005, respectively. Management considers its labor relations to be good.

         Casino Licenses

         The NJCCA provides for a casino license fee of not less than $200,000 based upon the cost of the investigation and consideration of the license application, and a renewal fee of not less than $100,000 or $200,000 for a one year or four year renewal, respectively, based upon the cost of maintaining control and regulatory activities. In addition, a licensee must pay annual taxes of 8% of casino win (as defined in the NJCCA), net of a provision for uncollectible gaming debts of up to 4% of casino win up to June 30, 2003, and then not allowed as a deduction ("Gross Revenue"). During the six months ended June 30, 2003 and the years ended December 31, 2002, 2001 and 2000, the taxes and the license and other fees incurred by The Sands amounted to $9.8 million, $21.3 million, $23.0 million and $22.7 million, respectively.

         The NJCCA also requires casino licensees to pay an investment alternative tax of 2.5% of gross revenue (the "2.5% Tax") or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly Gross Revenue with the CRDA (the "Deposits"). The Deposits are then used to purchase bonds at below-market interest rates from the CRDA or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments required to be funded by casino licensees and is required to expend the monies received by it for eligible projects as defined in the NJCCA. The Sands has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.

         The Sands has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2002, The Sands contributed $925,000 of its escrowed funds to CRDA sponsored projects and received $116,000 in a cash refund. In 2001, The Sands contributed $322,000 of its escrowed funds to CRDA sponsored projects and received $80,000 in a cash refund and $84,000 in waivers of certain future Deposit obligations. During the three months ended December 31, 2000, The Sands contributed $3,310,000 of its escrowed funds to a CRDA sponsored project and received a cash refund of $828,000 in consideration for the contribution. Prior to this, the CRDA had granted The Sands waivers of certain of its future Deposit obligations in consideration of similar contributions. The Sands had made such contributions of Deposits during the nine months ended September 30, 2000, totaling $142,000, resulting in waivers granted by the CRDA totaling $72,000. Intangible assets aggregating $811,000 and $1,010,000, respectively, have been recognized on Parent's consolidated balance


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sheets in other assets at December 31, 2002 and 2001, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $199,000, $202,000, $51,000 and $151,000 for the years ended December 31, 2002 and 2001, the three months ended December 31, 2000 and the nine months ended September 30, 2000, respectively.

DESCRIPTION OF PROPERTIES

         The Sands is located in Atlantic City, New Jersey, on approximately 6.1 acres of land one-half block from the Boardwalk at Brighton Park between Indiana Avenue and Dr. Martin Luther King, Jr. Boulevard. The Sands facility currently consists of a casino and simulcasting facility with approximately 79,000 square feet of gaming space containing approximately 2,322 slot machines and approximately 61 table games; a hotel with 637 rooms (including 57 suites); six restaurants; one cocktail lounge; two private lounges for invited guests; an 800-seat cabaret theater; retail space; an adjacent nine-story office building with approximately 77,000 square feet of office space for its executive, financial and administrative personnel; the "People Mover", an elevated, enclosed, one-way moving sidewalk connecting The Sands to the Boardwalk using air rights granted by an easement from the City of Atlantic City and a garage and surface parking for approximately 1,750 vehicles.

         In April 2000, Operating entered into an agreement with the entities controlling the Claridge to acquire the Claridge Administration Building. The purchase price was $3.5 million, consisting of $1.5 million in cash at closing and $2.0 million consideration tendered through the elimination for 40 months of a $50,000 monthly license fee paid by the Claridge to Operating, under an agreement between the Claridge and Operating governing the development and operation of the "People Mover" leading from the Boardwalk to The Sands and the Claridge. The present value of the $2.0 million consideration has been recorded in other current and other noncurrent liabilities sections of the balance sheet of Parent and its subsidiaries.

         The Sands entered into a long-term lease of the Madison House Hotel. The initial lease period is from December 2000 to December 2012 with lease payments ranging from $1.8 million per year to $2.2 million per year. The Madison House is physically connected at two floors to the existing Sands casino-hotel complex. The Sands recently completed renovations to upgrade and combine the rooms of the Madison House into a total of 113 suites and 13 single rooms. It is the intention of The Sands to maintain and operate the Madison House at the same quality level as The Sands.

                               LEGAL PROCEEDINGS

         Tax appeals on behalf of Parent and its subsidiaries and the City of Atlantic City challenging the amount of Parent's real property assessments for tax years 1996 through 2003 are pending before the NJ Tax Court. Parent discovered certain failures relating to currency transaction reporting and self-reported the situation to the applicable regulatory agencies. Parent conducted an internal examination of the matter and the New Jersey Division of Gaming Enforcement conducted a separate review. Parent has revised internal control processes and taken other measures to address the situation. Parent was advised by the Department of the Treasury that it will not pursue a civil penalty.

         Parent is a party in various legal proceedings with respect to the conduct of casino and hotel operations and has received employment related claims. Although a possible range of losses cannot be estimated, in the opinion of management, based upon the advice of counsel, Parent does not expect settlement or resolution of these proceedings or claims to have a material adverse impact upon their consolidated financial position or results of operations, but the outcome of litigation and the resolution of claims is subject to uncertainties and no assurances can be given. The consolidated financial statements do not include any adjustments that might result from these uncertainties.

         From time to time, Parent and certain of its officers, directors, agents and employees, are subject to various legal and administrative proceedings incidental to the business of Parent. Parent does not believe any proceedings currently pending are material to the conduct of the business of Parent.





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   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
                   OPERATIONS OF PARENT AND ITS SUBSIDIARIES

GENERAL

         This management's discussion and analysis of financial condition and results of operations of Parent and its subsidiaries and other portions of this solicitation statement and prospectus contain forward-looking statements about the business, financial condition and prospects of Parent and its subsidiaries (hereinafter collectively referred to as the "Parent Company"). The actual results could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties. Such risks and uncertainties are beyond management's ability to control and, in many cases, cannot be predicted by management. When used in this solicitation statement and prospectus, the words "believes", "estimates", "anticipates", "expects", "intends" and similar expressions as they relate to the Parent Company or its management are intended to identify forward-looking statements (see "-- Results of Operation for the Year Ended December 31, 2002 -- Private Securities Litigation Reform Act" as set forth on page 105).

LIQUIDITY AND CAPITAL RESOURCES FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003

         Operating Activities

         At June 30, 2003, the Parent Company had cash and cash equivalents of $46.5 million. The Parent Company provided $3.5 million of net cash from operations during the six months ended June 30, 2003 compared to generating $8.9 million during the same prior year period.

         On July 1, 2003, the State of New Jersey enacted certain legislation that established a 7.5% tax on a casino's calendar year 2002 adjusted net income, as defined in the legislation (the "Casino Income Tax"). The Casino Income Tax is payable annually at a minimum of $350,000 per casino through June 2006. Since Operating operated at an adjusted net loss in 2002, it is subject to the minimum annual Casino Income Tax. This tax is payable in equal quarterly installments of $87,500. Casinos can receive a portion of this amount in the form of a distribution from the CRDA for approved capital construction projects. Eligible projects include expansions that "increase the square footage of retail space, parking spaces, or hotel rooms or to create a significant physical amenity or improvement."

         Also enacted on July 1, 2003, was legislation to tax complimentaries at a rate of 4.25%. The minimum complimentary tax each casino will have to pay is equivalent to the tax it would have paid in calendar year 2002 if this tax were already in existence. In addition, parking fees payable to the State of New Jersey increased from $1.50 per vehicle to $3.00 per vehicle. The legislation also disallows deduction of uncollectible gaming receivables in calculating the gross revenue tax on gambling winnings. Management estimates the impact of these new taxes, fees and calculations to be approximately $725,000 over the next four quarters. The incremental cost of the new taxes, fees and calculations includes $350,000 for the Casino Income Tax, approximately $260,000 for taxes on complimentaries and increased parking fees and approximately $115,000 attributable to the disallowance of deducting uncollectible gaming receivables for gross revenue tax purposes.

         Investing Activities

         Capital expenditures at The Sands for the six months ended June 30, 2003 amounted to approximately $6.6 million. These expenditures included, but were not limited to, renovations to the new 'Swingers' Lounge, Pacific Avenue bus center, the Platinum Club players lounge and the new bus patron lobby. In order to enhance its competitive position in the market place, The Sands may determine to incur additional substantial costs and expenses to maintain, improve and expand its facilities and operations. The Parent Company may require additional financing in connection with those activities.

         The Sands is required by the NJCCA to make certain quarterly deposits based on gross revenue with the CRDA in lieu of a certain investment alternative tax. Deposits for the six months ended June 30, 2003 amounted to $1.1 million.



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         Financing Activities

         There were no financing activities during the six months ended June 30, 2003. As of June 30, 2003, the only scheduled payment of long-term debt is the Existing Notes.

         On July 14, 2003, a Form 8-K was filed with the Securities and Exchange Commission (the "SEC") reporting that a committee of the independent directors of Parent approved a proposed restructuring of the Existing Notes together with various other corporate changes to be accomplished in connection with the proposed restructuring and issued a press release describing the restructuring and other aspects of the proposed transaction. The proposed transaction would involve the following:

         o An amendment of the Existing Indenture to remove certain provisions and covenants and the release of the lien on the assets of Parent, Operating and Funding which is the collateral for the Existing Notes, thereby allowing the transfer of such assets to Licensee free and clear of all liens and all obligations under the Existing Indenture. Licensee will guarantee the obligations of Atlantic under the New Indenture.

         o An offer to the holders of the Existing Notes to exchange their Existing Notes, on a dollar for dollar basis, for up to $110 million of New Notes. The New Notes will be secured by a first lien on the assets of Atlantic and Licensee. Atlantic will undertake to provide the funds to Parent to meet scheduled interest payments on the Existing Notes through their scheduled maturity.

         o The payment of $100 by the Parent Company to the holders of the Existing Notes for each $1,000 in principal amount exchanged together with all interest accrued on such Existing Notes through the date of such exchange.

         o The distribution to Parent's common stockholders of either Atlantic Common Stock or Warrants representing 27.5% of Atlantic Common Stock (on a fully diluted basis).

         o The holders of a majority of the aggregate principal amount of the New Notes outstanding have the option at any time prior to maturity to cause the New Notes to be paid in the form of Atlantic Common Stock equal to either (a) 72.5% of the Atlantic Common Stock outstanding (on a fully diluted basis) if all of the holders of the Existing Notes tender in the exchange offer, or (b) if less than all of the holders of the Existing Notes tender in the exchange offer, the number of shares of Atlantic Common Stock equal to the product of (i) 72.5% and (ii) a fraction, the numerator of which is the aggregate principal amount of the Existing Notes outstanding that elects to exchange and the denominator of which is the aggregate principal amount of the Existing Notes on the day immediately prior to the consummation of the exchange offer.

         o At the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding, each of the holders of the New Notes may be given the ability to decide if they want to be paid in the form of Atlantic Common Stock.

         o If all the holders of the Existing Notes do not participate in the exchange offer, the Transaction will result in Parent owning shares of Atlantic Common Stock which would represent on a fully diluted basis a percentage of the Atlantic Common Stock equal to the product of (a) 72.5% and (b) a fraction, the numerator of which is the aggregate principal amount of the Existing Notes that are not exchanged for New Notes and the denominator of which is the aggregate principal amount of the Existing Notes outstanding immediately prior to the exchange offer.

         The Transaction is subject to the consent of the holders of a majority of the Existing Notes, the exchange of a majority in aggregate principal amount outstanding of the Existing Notes, the approval of stockholders owning a majority of the common stock of Parent, the effectiveness of all required filing under applicable securities law, and the receipt of all required governmental and third party approvals.

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         Summary

         Management believes that cash flows to be generated from operations during 2003, as well as available cash reserves, will be sufficient to meet its operating plan and provide for scheduled capital expenditures of approximately $7.5 million for the remaining six months of 2003. However, any significant other capital expenditures may require additional financing.

         Critical Accounting Policies and Estimates

         The Parent Company's discussion and analysis of its financial condition and results of operations are based upon its consolidated financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses, and the disclosure of contingent assets and liabilities. Estimates and assumptions are evaluated on an ongoing basis and are based on historical and other factors believed to be reasonable under the circumstances. The results of these estimates may form the basis of the carrying value of certain assets and liabilities and may not be readily apparent from other sources. Actual results, under conditions and circumstances different from those assumed, may differ from estimates. The impact and any associated risks related to estimates, assumptions and accounting policies are discussed within this management's discussion and analysis of financial condition and results of operations as well as in the Notes to the Condensed Consolidated Financial Statements, if applicable, where such estimates, assumptions, and accounting policies affect the Parent Company's reported and expected financial results.

         The Parent Company believes the following accounting policies are critical to its business operations and the understanding of its results of operations and affect the more significant judgments and estimates used in the preparation of its condensed consolidated financial statements:

         Allowance for Doubtful Accounts - The Parent Company maintains accounts receivable allowances for estimated losses resulting from the inability of its customers to make required payments. Additional allowances may be required if the financial condition of the Parent Company's customers deteriorates.

         Commitments and Contingencies - Litigation - On an ongoing basis, the Parent Company assesses the potential liabilities related to any lawsuits or claims brought against the Parent Company. While it is typically very difficult to determine the timing and ultimate outcome of such actions, the Parent Company uses its best judgment to determine if it is probable that it will incur an expense related to the settlement or final adjudication of such matters and whether a reasonable estimation of such probable loss, if any, can be made. In assessing probable losses, the Parent Company makes estimates of the amount of insurance recoveries, if any. The Parent Company accrues a liability when it believes a loss is probable and the amount of loss can be reasonably estimated. Due to the inherent uncertainties related to the eventual outcome of litigation and potential insurance recovery, it is possible that certain matters may be resolved for amounts materially different from any provisions or disclosures that the Parent Company has previously made.

         Impairment of Long-Lived Assets - The Parent Company periodically reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Assumptions and estimates used in the determination of impairment losses, such as future cash flows and disposition costs, may affect the carrying value of long-lived assets and possible impairment expense in the Parent Company's condensed consolidated financial statements.

         Self-Insurance - The Parent Company retains the obligation for certain losses related to customer's claims of personal injuries incurred while on Parent Company property as well as major-medical and dental claims for non-union employees in 2003 and beginning in 2002 for Workers Compensation claims. The Parent Company accrues for outstanding reported claims, claims that have been incurred but not reported and projected claims based upon management's estimates of the aggregate liability for uninsured claims using historical experience, an adjusting company's estimates and the estimated trends in claim values. Although management believes it has the ability to adequately project and record estimated claim payments, it is possible that actual results could differ significantly from the recorded liabilities.

         Allowance for Obligatory Investments - The Parent Company maintains obligatory investment allowances for its investments made in satisfaction of its CRDA obligation. The obligatory investments may ultimately take the form of CRDA issued bonds, which bear interest at below market rates, direct investments or donations. Management bases its reserves on the type of investments the obligation has taken or is expected to take. CRDA bonds bear interest at approximately one-third below market rates. Donations of The Sands' quarterly deposits to the CRDA have historically yielded a 51% future credit or refund of obligations. Therefore, management has reserved the predominant balance of its obligatory investments at between 33% and 49%.

RESULTS OF OPERATIONS FOR THE SIX MONTH PERIOD ENDED JUNE 30, 2003

         Gaming Operations

         Information contained herein, regarding Atlantic City casinos other than The Sands, was obtained from reports filed with the CCC.

         The following table sets forth certain unaudited financial and operating data relating to The Sands' and all other Atlantic City casinos' capacities, volumes of play, hold percentages and revenues:

                                                                                         SIX MONTHS ENDED
                                                                                             JUNE 30,
                                                                                ---------------------------------
                                                                                    2003                  2002
                                                                                -----------            ----------
                                                                                      (Dollars in Thousands)
UNITS: (AT END OF PERIOD)
-------------------------
     Table Games      -   Sands                                              $            61      $           38
                      -   Atlantic City (ex. Sands)                                    1,154               1,181
     Slot Machines    -   Sands                                                        2,171               2,438
                      -   Atlantic City (ex. Sands)                                   36,034              35,441

GROSS WAGERING (1)
------------------
     Table Games      -   Sands                                              $        98,315      $      159,349
                      -   Atlantic City (ex. Sands)                                3,130,602           3,223,664
     Slot Machines    -   Sands                                                      993,880           1,140,582
                      -   Atlantic City (ex. Sands)                               18,502,770          18,694,900

HOLD PERCENTAGES (2)
--------------------
     Table Games      -   Sands                                                        14.7%                15.0%
                      -   Atlantic City (ex. Sands)                                    16.5%                16.1%
     Slot Machines    -   Sands                                                         7.9%                 7.2%
                      -   Atlantic City (ex. Sands)                                     8.1%                 8.1%

REVENUES (2)
------------
     Table Games      -   Sands                                              $        14,404      $       23,925
                      -   Atlantic City (ex. Sands)                                  517,194             517,416
     Slot Machines    -   Sands                                                       78,421              82,586
                      -   Atlantic City (ex. Sands)                                1,496,331           1,516,526
     Other (3)        -   Sands                                                          461               1,013
                      -   Atlantic City (ex. Sands)                                      N/A                 N/A
-------------------------------

(1) Gross wagering consists of the total value of chips purchased for table games (excluding poker) and keno wagering (the "drop") and coins wagered in slot machines (the "handle").

(2) Casino revenues consist of the portion of gross wagering that a casino retains and, as a percentage of gross wagering, is referred to as the "hold percentage." The Sands' hold percentages and revenues are reflected on an accrual basis. Comparable accrual basis data for the remainder of the Atlantic City gaming industry as a whole is not available; consequently, industry hold percentages and revenues are based on information available from the CCC.

(3) Consists of revenues from poker and simulcast horse racing wagering. Comparable information for the remainder of the Atlantic City gaming industry is not available.

         Patron Gaming Volume

         Information contained herein, regarding Atlantic City casinos other than The Sands, was obtained from reports filed with the CCC.

         For the six months ended June 30, 2003, the table game drop decreased $61.0 million (38.3%) compared to the comparable period in 2002. These results are compared to the Atlantic City industry table drop results of a decrease of $93 million (2.9%) for the six months ended June 30, 2003 compared to the same period in 2002. During this 2003 period, the Parent Company reestablished its table games to 61 units compared to 38 units in the prior year. It was during May of 2002 that the Parent Company reduced its table games and related business for the purpose of focusing entirely on the mass slot customer business. The Parent Company changed its business strategy in late 2002 to refocus on the mid to high-end slot customer along with a balanced table game business. It should be noted that marketing adjustments regarding target audience refocus take time to come to fruition. The number of slot machine units as of the end of June 2003 was 2,171 compared to 2,438 at the same time in 2002. Table game hold percentage for the Parent Company declined 0.3 percentage points to 14.7% for the six month period ended June 30, 2003 compared to the same period in 2002.

         Slot machine handle for the Parent Company decreased $146.7 million (12.9%) for the six-month period ended June 30, 2003 compared to the same period in 2002. By comparison, the percentage change in slot machine handle for all other Atlantic City casinos during this period in 2003 compared to the same period in 2002 was a 1.0% decrease for the six month period. The Parent Company's 2003 decrease in handle is attributed to (i) reduced hotel room occupancy from the tour and travel groups during mid-week, a carryover effect from the focus on mass slot play during the first three months of 2003; and (ii) the heavy weighting of lower denomination slot machines remaining from the 2002 mass customer strategy; and (iii) the change in strategy from early 2002 of a "Lowest Slot Hold Percentage" to a more competitive hold percentage in 2003. During June 2003, the Parent Company shifted its weighting of denomination of slot machine units back toward the mid to high end levels. This decrease in slot machine handle was offset by an increase in the hold percentage of 0.7 percentage points to 7.9% for the six month period ended June 30, 2003 compared to the same period in 2002. This positive variance in hold percentage was not enough to offset the decrease in slot machine handle and resulted in a decrease in slot revenue of $4.2 million (5%) for the six-month period ended June 30, 2003 compared to the same period in 2002. The number of slot machine units as of the end of June 2003 was 2,171 compared to 2,438 as of the end of June 2002. On an industry-wide basis, the number of slot machines increased 1.6% at June 30, 2003 compared to the same period in 2002.

         The following table sets forth the changes in operating revenues and expenses (unaudited) for the six month period ended June 30, 2003 and 2002:

                                                       SIX MONTHS ENDED JUNE 30,
                                      ----------------------------------------------------------------
                                                                            INCREASE (DECREASE)
                                        2003              2002               $                     %
                                      ---------        -----------        ----------         ----------
                                                        (DOLLARS IN THOUSANDS)
REVENUES:
Casino ............................   $ 93,286          $ 107,524         $ (14,238)          (13.24)
Rooms .............................      5,415              5,795              (380)           (6.56)
Food and Beverage .................     10,175             12,217            (2,042)          (16.71)
Other .............................      1,963              1,978               (15)           (0.76)

Promotional Allowances ............     25,008             24,688              (320)           (1.30)

EXPENSES:
Casino ............................     64,958             72,123            (7,165)           (9.93)
Rooms .............................      1,030              2,120            (1,090)          (51.42)
Food and Beverage .................      4,481              5,312              (831)          (15.64)
Other .............................      1,388              1,408               (20)           (1.42)
General and Administrative ........      5,261              6,944            (1,683)          (24.24)
Depreciation and Amortization .....      7,678              6,865               813            11.84
Loss on impairment of fixed assets           -              1,282            (1,282)         (100.00)
Loss (gain) on disposal of assets .          3                (52)               55          (105.77)

INCOME FROM OPERATIONS ............      1,032              6,824            (5,792)          (84.88)

Non-operating expense, net ........     (5,597)            (5,152)             (445)           (8.64)
Income Tax (Provision) Benefit ....       (343)              (632)              289            45.73
Net income (loss) .................     (4,908)             1,040            (5,948)         (571.94)

         Revenues

         Overall casino revenues decreased $14.2 million (13.2%) for the six-month period ended June 30, 2003 compared to the same period in 2002. The decrease in casino revenues are attributable to the decreases in table game drop and slot machine handle as described above, along with the related changes in hold percentage.

         Room revenue decreased $380,000 (6.6%) for the six-month period ended June 30, 2003 compared to the same period in 2002. The decrease in room revenue is attributable to a decrease in occupancy percentage along with a decrease in average room rate for the six months ended June 30, 2003 compared to the same period in 2002.

         Food and Beverage revenues decreased $2.0 million (16.7%) for the six-month period ended June 30, 2003 compared to the same period in 2002. This decrease is directly attributable to the decrease in gaming volume and hotel occupancy primarily in the first three months of 2003.

         Other revenues decreased $15,000 (0.8%) for the six-month period ended June 30, 2003 compared to the same period in 2002. The decrease for the six-month period is due to a reduction in commissions ($207,000), offset by increases in entertainment ($101,000) and parking revenues ($97,000).

         Promotional Allowances

         Promotional allowances are comprised of (i) the estimated retail value of goods and services provided free of charge to casino customers under various marketing programs, (ii) the cash value of redeemable points earned under a customer loyalty program based on the amount of slot play and (iii) coin and cash coupons and discounts. The dollar amount of promotional allowances increased $320,000 (1.3%) for the six-month period ended June 30, 2003 compared to the same period in 2002. As a percentage of casino revenues, promotional allowances increased to 26.8% from 23% for the six-month period ended June 30, 2003 compared to the same period in 2002. The increase in this ratio is directly attributable to the Parent Company's focus on recapture of lost market share related to its table game enhancement and refocus on the mid to high end slots.

         Departmental Expenses

         Casino expenses at The Sands decreased by $7.2 million for the six months ended June 30, 2003 compared to the same prior year period. The decrease in casino expenses is primarily due to the reduction of payroll expenses ($2.6 million) due to the reduction in table games. Also, the lower complimentary costs associated with amenities provided free of charge contributed to the favorable variance ($1.8 million). Expenses allocated to the casino department were lower by $1.1 million for the six months ended June 30, 2003 as a result of overall cost reductions in other operating departments. Gaming revenue tax was reduced by $1.1 million for the six months ended June 30, 2003 as a result of lower casino revenues. Direct mail and radio advertising increased by $966,000 for the six months ended June 30, 2003 due to a marketing campaign aimed at spreading the new Sands "All The Way" image to key markets.

         Rooms expenses decreased $1.1 million for the six months ended June 30, 2003 compared to the same prior year period. Rooms payroll and benefits decreased $547,000 for the six months ended June 30, 2003 due to a reorganization of management. Also contributing to the favorable variance were reduced costs for linen usage ($64,000) and outside laundry expense ($37,000). The decreases were also due to a larger share of costs allocated to casino expenses ($206,000) as a result of increased room complimentaries generated by casino operations. Total complimentary room nights increased by 15,584 or 24.4% for the six months ended June 30, 2003 over the same prior year period.

         Food and beverage expenses decreased $831,000 for the six months ended June 30, 2003 compared to the same prior year period. The decrease was due to reductions in payroll and benefits ($2.5 million) and food and beverage cost of sales ($1.2 million), which were a result of a reorganization of management, a reduction in unproductive operating hours in certain outlets and closing the employee cafeteria production kitchen. Food and beverage costs allocated to casino expenses declined $1.8 million for the six months ended June 30, 2003 compared to the same prior year period as a result of a combination of lower complimentary food and beverage activity and lower food and beverage production costs.

         General and Administrative Expenses

         General and administrative expenses decreased $1.7 million for the six months ended June 30, 2003, compared to the same prior year period. The decrease was due to lower payroll and benefits as a result of a reduction in workforce at the beginning of 2003 ($1.3 million) and the cost of a 2002 severance package ($1.0 million) that had no comparable cost in 2003. These were offset by increases in insurance ($628,000), property taxes ($446,000) and trash removal ($240,000) compared to the same prior year period.

         Depreciation and Amortization, including Provision for Obligatory Investments

         Depreciation and amortization expense increased $813,000 for the six-month period ended June 30, 2003, compared to the same prior year period due to an increase in depreciation expense ($794,000) as a result of the continued investment in infrastructure and equipment during the current and preceding year. These were offset by lower amortization of CRDA losses ($27,000) as a result of reduced casino revenues.

         Interest Income and Expense

         Interest income decreased by $169,000 during the six-month period ended June 30, 2003 compared to the same prior year period. The decrease was due to smaller earnings on decreased cash reserves and lower interest rates.

         Interest expense increased $276,000 during the six-month period ended June 30, 2003 compared to the same period in 2002. The increase is due to a larger accrual of capitalized interest in 2002 ($532,000) compared to 2003 ($211,000). It is the Parent Company's policy to capitalize interest on construction projects in excess of $250,000.

         Income Tax (Provision) Benefit

         Federal and State income tax benefits or provisions are based upon the results of operations for the current period and the estimated adjustments for income tax purposes of certain nondeductible expenses.

         Due to recurring losses, the Parent Company has not recorded Federal income tax for the six months ended June 30, 2003.

         The State income tax provision of $343,000 for the six months ended June 30, 2003 is a result of applying the statutory Alternative Minimum Assessment rate of 0.4% to gross receipts, as defined in the Business Tax Reform Act.

         Management believes that, in the near term, modest inflation and increased competition within the gaming industry for qualified and experienced personnel will continue to cause increases in operating expenses, particularly labor and employee benefits costs.

LIQUIDITY AND CAPITAL RESOURCES FOR THE YEAR ENDED DECEMBER 31, 2002

         Operating Activities

         At December 31, 2002, the Parent Company had cash and cash equivalents of $50.6 million. The Parent Company generated $9.7 million of net cash from operations during the year ended December 31, 2002 compared to $5.7 million during the same prior year period. Despite a net loss in 2002, depreciation and amortization expense of $15.5 million and a decrease in accounts receivables of $2.4 million contributed to the positive cash flow from operations. During 2002, based upon a periodic review of long-lived assets for impairment in conjunction with a review of the Parent Company's marketing programs and product mix, certain expenditures incurred for property expansion plans, that were included in construction in progress, were determined to be unusable and resulted in a loss on asset impairment in the amount of $1.3 million.

         Investing Activities

         Capital expenditures at The Sands for the year ended December 31, 2002 amounted to approximately $14.1 million. In order to enhance its competitive position in the market place, The Sands may determine to incur additional substantial costs and expenses to maintain, improve and expand its facilities and operations. Management anticipates that capital expenditures for 2003 will be approximately $14.9 million. The Parent Company may require additional financing in connection with those activities.

         The Sands is required by the NJCCA to make certain quarterly deposits based on gross revenue with the CRDA in lieu of a certain investment alternative tax. Deposits for the year ended December 31, 2002 amounted to $2.5 million. The Sands has agreed to contribute certain of its future investment obligations to the CRDA in connection with the renovation related to the Atlantic City Boardwalk Convention Center. The projected total contribution will amount to $6.9 million, which will be paid through 2011 based on an estimate of certain of The Sands' future CRDA deposit obligations. As of December 31, 2002, The Sands had satisfied $2.0 million of this obligation.

         Financing Activities

         During 2002, the Parent Company repaid $371,000 in long-term debt. There were no other financing activities during the year ended December 31, 2002.

         As of December 31, 2002, the only scheduled payment of long-term debt is the $110 million for New Notes, due September 29, 2005.

         Summary

         Management believes that cash flows generated from operations during 2002, as well as available cash reserves, will be sufficient to meet its operating plan and provide for scheduled capital expenditures. However, any significant other capital expenditures may require additional financing.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2002

Gaming Operations

         Information contained herein, regarding Atlantic City casinos other than The Sands, was obtained from reports filed with the CCC.

         The following table sets forth certain unaudited financial and operating data relating to The Sands' and all other Atlantic City casinos' capacities, volumes of play, hold percentages and revenues:

                                                                              YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------------

                                                                     2002               2001               2000
                                                                     ----               ----               ----
                                                                               (DOLLARS IN THOUSANDS)
UNITS: (AT YEAR END)
--------------------

TABLE GAMES

       -  SANDS ........................................             $    40            $    69           $    92

       -  ATLANTIC CITY (EX. SANDS) ....................               1,167              1,061             1,238

SLOT MACHINES

       -  SANDS ........................................               2,322              2,060             1,987

       -  ATLANTIC CITY (EX. SANDS) ....................              35,795             35,423            34,291

GROSS WAGERING (1)
------------------

TABLE GAMES

       -  SANDS ........................................             242,731            457,992           471,769

       -  ATLANTIC CITY (EX. SANDS) ....................           6,684,168          6,773,640         7,157,418

SLOT MACHINES

       -  SANDS ........................................           2,227,830          2,348,180         2,114,444

       -  ATLANTIC CITY (EX. SANDS) ....................          38,237,932         36,772,969        35,714,927

HOLD PERCENTAGES (2)
--------------------

TABLE GAMES

       -  SANDS ........................................              15.00%             14.92%            14.09%

       -  ATLANTIC CITY (EX. SANDS) ....................              15.73%             15.65%            15.52%

                                                                              YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------------

                                                                     2002               2001               2000
                                                                     ----               ----               ----
                                                                               (DOLLARS IN THOUSANDS)
SLOT MACHINES

       -  SANDS ........................................               7.57%              6.87%             7.58%

       -  ATLANTIC CITY (EX. SANDS) ....................               8.08%              8.09%             8.18%

REVENUES (2)
------------

TABLE GAMES

       -  SANDS ........................................           $  36,401          $  68,351         $  66,456

       -  ATLANTIC CITY (EX. SANDS) ....................           1,051,103          1,059,881         1,110,512

SLOT MACHINES

       -  SANDS ........................................             168,697            161,503           160,224

       -  ATLANTIC CITY (EX. SANDS) ....................           3,089,067          2,974,610         2,923,224

OTHER (3)

       -  SANDS ........................................               1,319              2,515             3,077

       -  ATLANTIC CITY (EX. SANDS) ....................                 N/A                N/A               N/A

----------------------------------------

         (1) Gross wagering consists of the total value of chips purchased for table games (excluding poker) and keno wagering (the "Drop") and coins wagered in slot machines (the "Handle").

         (2) Casino revenues consist of the portion of gross wagering that a casino retains and, as a percentage of gross wagering, is referred to as the "hold percentage" The Sands' hold percentages and revenues are reflected on an accrual basis. Comparable accrual basis data for the remainder of the Atlantic City gaming industry as a whole is not available, consequently, industry hold percentages and revenues are based on information available from the CCC.

         (3) Consists of revenues from poker and simulcast horse racing wagering. Comparable information for the remainder of the Atlantic City gaming industry is not available.

         Patron Gaming Volume

         Information contained herein, regarding Atlantic City casinos other than The Sands, was obtained from reports filed with the CCC.

         Table game drop decreased by $215.3 million (47.0%) during 2002 compared with 2001 and by $13.8 million (2.9%) in 2001 compared to 2000. By comparison, according to CCC reports, table game drop at all other Atlantic City casinos during the same periods decreased 1.3% and 5.4%, respectively. The decrease in table game drop is attributable to the reduction of the number of table games from 69 in 2001 to 40 by the end of 2002. The decrease in the number of table games was the result of a change in business strategy, begun in the second quarter of 2002 by newly appointed President, Herbert Wolfe, to reduce the table game business and increase the slot machine business. Historically, the table game business has a lower profit margin percentage than the slot machine business. The strategy was to focus specifically on the higher profit margin mass slot player business. The original strategy reduced the number of table games from 69 to 26. By late in the third quarter of 2002, it became apparent that this strategy, among other things, could not generate an increase in slot revenue sufficient to overcome the loss in table revenue. Mr. Wolfe resigned on September 30, 2002, and Richard Brown was appointed Chief Executive Officer on October 9, 2002. The Parent Company strategy shifted to, among other things, increase the number of table games to 40 by the end of 2002. During the second quarter of 2002, there was considerable disruption of the casino floor related to the removal of table games and their replacement with slot machines. For the year ended December 31, 2002, the table game hold percentage decreased
0.08 percentage points to 15.0% compared to the same prior year period. The 2001 decrease in table game drop was due to a 25.0% decrease in the number of table games compared to 2000.

         Slot machine handle decreased $120.4 million (5.1%) during 2002 compared with 2001 and increased by $234 million (11.1%) in 2001 compared to 2000. By comparison, according to CCC reports, the percentage increase in slot machine handle for all other Atlantic City casinos for the same periods was 4.0% and 3.0%, respectively. The decrease in slot handle during 2002 can be attributed to the strategic change in the denominational mix of slot machines from higher denomination, lower hold percentage machines, toward lower denomination, higher hold percentage machines, which caused the hold percentage to increase to 7.6% in 2002 from 6.9% in 2001. The number of slot machines increased 12.7% at The Sands to 2,322 at December 31, 2002 compared to December 31, 2001. On an industry-wide basis, the number of slot machines increased 1.1% in 2002 compared to 2001.

         Aggregate gaming space at all other Atlantic City casinos increased by approximately 35,000 square feet (3.0%) at December 31, 2002 compared to December 31, 2001. The amount of gaming space at The Sands decreased approximately 209 square feet (0.3%) between periods.

         Revenues

         Casino revenues at The Sands decreased by $26.0 million (11.2%) in 2002 compared to 2001 and increased by $2.6 million (1.1%) in 2001 compared to 2000. The 2002 decrease was due to the $32.1 million decline in table game revenues, which was a result of the $215.3 million (47.0%) decrease in table game drop. The decrease in table game drop was primarily due to fewer table games available during the peak third quarter. Slot revenues increased during 2002 as result of increased hold percentage despite a decrease in handle of $120.4 million. The increase in slot machine revenue was not enough to offset the decrease in table game revenue. As a result, the Parent Company, by the end of 2002, had replaced 14 of the table games removed in the second quarter of 2002 and shifted its marketing strategy to focus on the middle to premium slot player business. The increase in 2001 was attributed to increased revenue in both table games and slots. Slot win increased due to higher handle, despite a lower hold percentage. Table game win increased due to a higher hold percentage, despite lower drop. The 2001 slot results were due to a 5.8% increase in the number of slot machines and the "loosest" slots strategy in effect at that time. The 2001 table game results were due to a marketing focus that attracted profitable customer categories and offset the impact of fewer table games.

         Room revenues decreased by $430,000 (3.7%) in 2002 compared to 2001 and increased by $2.1 million (22.0%) in 2001 compared to 2000. The 2002 decrease is due to a decrease in occupied room nights and a slightly lower average daily room rate. The decrease in 2002, occupied room nights is due to a decrease in complimentary rooms. The increase in 2001 was a result of increased occupied room nights and a higher average daily room rate. The increase in 2001 occupied room nights was due to the increase in rooms inventory related to the Madison House Addition.

         Food and beverage revenues decreased $6.1 million (20.8%) in 2002 compared to 2001 and increased by $1.1 million (3.8%) in 2001 compared to 2000. The 2002 decrease was due to a decrease in the average check of $6.89 (25.6%) as a result of fewer complimentaries to premium outlets. The increase in 2001 was a result of an increase in the number of patrons by 42,000 (3.2%).

         Other revenues decreased $944,000 (20.2%) in 2002 compared to 2001 and increased by $183,000 (4.1%) in 2001 compared to 2000. The 2002 decrease is predominantly due to the decline in entertainment revenues, $470,000 (47.9%) which was primarily a result of discontinuation of review shows in 2002. The increase in 2001 was due to more entertainment revenue offset by a reduction in parking revenue.

         Promotional Allowances

         Promotional allowances are comprised of (i) the estimated retail value of goods and services provided free of charge to casino customers under various marketing programs, (ii) the cash value of redeemable points earned under a customer loyalty program based on the amount of slot play and (iii) coin and cash coupons and discounts. As a percentage of casino revenues, promotional allowances decreased to 24.8% during 2002 compared to 26.8% during 2001 and 27.4% in 2000. The decrease is primarily attributable to the elimination of marketing programs and other promotional activities that were deemed less profitable and a continued focus on, and development of, the segments of play that created more volume with less expense.

         Departmental Expenses

         Casino expenses at The Sands decreased by $25.5 million (15.1%) in 2002 compared to 2001 and increased by $6.3 million in 2001 compared to 2000. The decrease in casino expenses is primarily due to the reduction of complimentary costs associated with food and beverage provided free of charge. Casino payroll expenses decreased due to the reduction in table games. The decrease in the provision for doubtful accounts expense was caused by a reduction in credit issuance due to lower table game activity. Lower costs for customer transportation were a result of reduced volume in air travel and ground transportation. Reductions in advertising expense and gaming revenue tax also contributed significantly to the decreases in casino expenses in 2002. The increase in 2001 was due to increased television advertising and complimentary expenses.

         Rooms expenses decreased by $406,000 (12.0%) in 2002 compared to 2001 and increased $1.6 million in 2001 compared to 2000. The 2002 decreases were due to a decrease in housekeeping supplies expense, amenity package costs, linen and uniform usage, which resulted from fewer occupied room nights and also outside maintenance contracts. The 2001 increase was due to costs associated with operating the Madison House, which had no similar costs in 2000.

         Food and beverage expenses increased by $1.1 million (11.2%) in 2002 compared to 2001 and by $837,000 in 2001 compared to 2000. The increases were due to a smaller share of costs allocated to casino expense as a result of a decrease in food and beverage complimentaries generated by casino operations. These were offset slightly by decreases in payroll, benefits and food and beverage cost of sales as a result of the lower volume. The 2001 increase was due to higher volume of business offset by a greater allocation of costs to casino expense.

         Other expenses decreased by $749,000 (22.2%) in 2002 compared to 2001 and by $367,000 in 2001 compared to 2000. The decrease in 2002 is primarily due to savings resulting from discontinuation of review shows in the theatre. The 2001 decrease was due to promoter fees for special events in 2000 that had no similar costs in 2001.

         General and Administrative Expenses

         General and administrative expenses increased by $1.3 million (11.2%) in 2002 compared to 2001 and by $1.7 million in 2001 compared to 2000. The 2002 increase was due to costs arising from severance packages and higher costs for insurance, property taxes and utilities. The increase in 2001 was due to costs associated with the attempted acquisition of the Claridge Hotel and Casino and severance packages.

         Depreciation and Amortization

         Depreciation and amortization expense increased by $3.3 million (27.4%) in 2002 compared to 2001 and decreased by $1.1 million in 2001 compared to 2000. The 2002 increase is a result of the continued investment in and renovation of the casino, hotel and administrative complex at The Sands. The 2001 decrease was a result of depreciation expense being impacted by the asset valuation reduction associated with "fresh start reporting" implemented in September 2000.

         Interest Income and Expense

         Interest income decreased by $1.6 million (60.1%) in 2002 compared to 2001 and increased by $815,000 (43.9%) in 2001 compared to 2002. The decrease in 2002 was due to earnings on decreased cash reserves and lower interest rates.

         Interest expense increased by $361,000 (3.2%) in 2002 compared to 2001 and $7.8 million (222.3%) in 2001 compared to 2000. The 2002 increase is due to a lower amount of capitalized interest partially offset by the elimination of debt. The increase in 2001 is due to a full year of interest expense associated with the New Notes.

         Income Tax Provision

         On July 2, 2002, the Business Tax Reform Act ("BTR") was signed into law. The BTR revises and updates the New Jersey corporation business tax and establishes filing fees for certain returns. Included in the BTR is a deferral on the use of State net operating loss carryforwards ("NOLs") until tax year 2005. Those State NOLs that would have been utilized in tax years 2002 and 2003 will be granted a two year extension of their expiration period. Additionally, the BTR imposes an alternative minimum assessment ("AMA") based on gross receipts or gross profits. The taxpayer pays the greater of the AMA or the regular corporate business tax ("CBT") and to the extent AMA exceeds CBT, an AMA tax credit is generated. The AMA provision is discontinued for tax years beginning after June 30, 2006 and any remaining AMA tax credit is allowed as a non-expiring future tax credit carryforward. Due to various uncertainties, management is unable to determine that realization of the future tax credit carryforward is more likely than not and, thus, has provided a valuation allowance for the entire amount at December 31, 2002 and 2001.

         The State income tax provision of $784,000 for the year ended December 31, 2002 includes $774,000 of AMA for Operating and $10,000 of CBT for Parent.

         Contractual Obligations

                                                                 PAYMENTS DUE BY PERIOD
                                    -------------------------------------------------------------------------------------
                                                                                                                 MORE
                                                       LESS THAN           1-3                3-5                THAN
CONTRACTUAL OBLIGATIONS                  TOTAL           1 YEAR           YEARS              YEARS             5 YEARS
-----------------------             ---------------   -----------      -----------         ---------       ---------------
Long-Term Debt ...................  $  110,000,000   $          -     $   110,000,000   $             -   $             -
Operating Leases:
   Madison House .................      19,826,000       1,800,000          5,598,000         3,996,000         8,432,000
   Equipment .....................         688,000         336,000            352,000                 -                 -
                                    ---------------   ------------      -------------    --------------    --------------
Total Contractual Obligations .      $  130,514,000   $   2,136,000    $   115,950,000   $     3,996,000   $     8,432,000
                                    ===============   ============      =============    ==============    ==============

         Inflation

         Management believes that, in the near term, modest inflation and increased competition within the gaming industry for qualified and experienced personnel will continue to cause increases in operating expenses, particularly labor and employee benefits costs.

         Seasonality

         Historically, The Sands' operations have been highly seasonal in nature, with the peak activity occurring from May to September. Consequently, the results of operations for the first and fourth quarters are traditionally less profitable than the other quarters of the fiscal year. Any excess cash flow achieved from operations during peak periods is used to subsidized non-peak periods. Performance in non-peak periods is usually dependent on favorable weather and a long-weekend holiday calendar. In the event that we are unable to generate excess cash flow in one or more peak periods, it may not be able to subsidize non-peak periods, if necessary.

         New Accounting Pronouncements

         In November 2002, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45"). FIN 45 requires the disclosure of certain guarantees existing at December 31, 2002. The Parent Company had no guarantees meeting the requirements of FIN 45 at December 31, 2002. In addition, FIN 45 requires the recognition of a liability for the fair value of the obligation of qualifying guarantee activities that are initiated or modified after December 31, 2002. Accordingly, the Parent Company will apply the recognition provisions of FIN 45 prospectively to applicable guarantee activities initiated after December 31, 2002.

         On January 1, 2003, the Parent Company will adopt Statement of Financial Accounting Standards ("SFAS") No. 143, "Asset Retirement Obligations" ("SFAS 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. SFAS 143 requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS 143 is not expected to have a material impact on the Parent Company's consolidated financial statements.

         In June 2002, FASB issued SFAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS 146"). SFAS 146 nullifies EITF Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3") and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value in the period in which the liability is incurred. Under EITF 94-3, a liability for an exit cost was recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS 146 is expected to result in delayed recognition for certain types of costs as compared to the provisions of EITF 94-3. SFAS 146 is effective for new exit or disposal activities that are initiated after December 31, 2002. SFAS 146 will affect the types and timing of costs included in future restructuring programs, if any, but is not expected to have a material impact on the Parent Company's financial position or results of operations.

         On January 1, 2003, the Parent Company adopted SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. The adoption of SFAS 148 did not have any impact on the Parent Company's consolidated financial statements.

         Seasonality

         Historically, The Sands' operations have been highly seasonal in nature, with the peak activity occurring from May to September. Consequently, the results of operations for the first and fourth quarters are traditionally less profitable than the other quarters of the fiscal year. In addition, The Sands' operations may fluctuate significantly due to a number of factors, including chance. Such seasonality and fluctuations may materially affect casino revenues and profitability.

         Private Securities Litigation Reform Act

         The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. Certain information included in this solicitation statement and prospectus and other materials filed or to be filed by the Parent Company with the SEC (as well as information included in oral statements or other written statements made by such companies) contains statements that are forward-looking, such as statements relating to future expansion plans, future construction costs and other business development activities including other capital spending, economic conditions, financing sources, competition and the effects of tax regulation and state regulations applicable to the gaming industry in general or the Parent Company in particular. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Parent Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, leverage and debt service (including sensitivity to fluctuations in interest rates), domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preference and attitudes, changes in federal or state tax laws or the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions).

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

         Market risk is the risk of loss arising from changes in market rates and prices, such as interest rates and foreign currency exchange rates. The Parent Company does not have securities subject to interest rate fluctuations and has not invested in derivative-based financial instruments.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                     ON ACCOUNTING AND FINANCIAL DISCLOSURE

         On March 27, 2002, the CCC entered an order prohibiting the Parent Company, as well as all other New Jersey casino licensees, from conducting business with Arthur Andersen LLP after May 15, 2002. On May 16, 2002, the Parent Company's Board of Directors' dismissed Arthur Andersen LLP as independent auditors and appointed KPMG LLP to serve as the Parent Company's independent auditors for the fiscal year ended December 31, 2002. The decision to appoint KPMG LLP was made after an extensive evaluation process by the Parent Company's Board of Directors, Audit Committee and management.

         Arthur Andersen LLP's reports on the Parent Company's consolidated financial statements for the years ended 2000 and 2001, included elsewhere in this solicitation statement and prospectus, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

         During the years ended December 31, 2000 and 2001 and through the date of this solicitation statement and prospectus, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP's satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Parent Company's consolidated financial statements for such years; and there were no reportable events as set forth in applicable SEC regulations.

         The Parent Company provided Arthur Andersen LLP with a copy of the above disclosures. In a letter dated May 21, 2002, Arthur Andersen LLP confirmed its agreement with these statements.

         During the years ended December 31, 2000 and 2001 and through the date of their engagement, the Parent Company did not consult KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Parent Company's consolidated financial statements, or any other matters or reportable events as set forth in applicable SEC regulations.

         On June 15, 2002, Arthur Andersen LLP was convicted of federal obstruction of justice charges arising from the government's investigation of its role as auditors for Enron Corp. None of the Arthur Andersen LLP personnel who were involved with the Enron account were involved with the audit of the Parent Company's financial statements for the years ended December 31, 2000 and 2001.

         Arthur Andersen LLP did not participate in the preparation of this registration statement or reissue its report, dated March 8, 2002, on the Parent Company's 2001 financial statements included in this solicitation statement and prospectus. You are unlikely to have any effective remedies against Arthur Andersen LLP in connection with a material misstatement or omission in these financial statements. See "RISK FACTORS -- Risk Factors Related to the Business of Atlantic" as set forth on page 39.

         Although the Parent Company does not believe that the conviction of Arthur Andersen LLP will materially adversely affect it, should the Parent Company seek to access the public capital markets after the Transaction is completed, SEC rules will require it to include or incorporate by reference in any prospectus three years of audited financial statements. Until our audited financial statements for the year ending December 31, 2004 become available in the first quarter of 2005, the SEC's current rules would require the Parent Company to present audited financial statements audited by Arthur Andersen LLP. On August 31, 2002, Arthur Andersen LLP ceased practicing before the SEC, but the SEC has continued to accept financial statements audited by Arthur Andersen LLP. However, if the SEC ceases to accept financial statements audited by Arthur Andersen LLP, the Parent Company would be unable to access the public capital markets unless KPMG LLP, the Parent Company's current independent accounting firm, or another independent accounting firm, is able to audit the 2000 and 2001 financial statements, which Arthur Andersen LLP originally audited.

         Additionally, Arthur Andersen LLP cannot consent to the inclusion or incorporation by reference in any prospectus of their report on the Parent Company's audited financial statements for the years ended December 31, 2000 and 2001 and investors in any future offerings for which we use their audit report will not be entitled to recovery against them under Section 11 of the Securities Act of 1933 for any material misstatements or omissions in those financial statements. The Parent Company may not be able to bring to the market successfully an offering of its securities in the absence of Arthur Andersen LLP's participation in the transaction, including its consent. Consequently, the Parent Company's financing costs may increase or the Parent Company may miss attractive market opportunities if either the Parent Company's annual financial statements for 2000 and 2001 audited by Arthur Andersen LLP should cease to satisfy the SEC's requirements or those statements are used in a prospectus but investors are not entitled to recovery against auditors for material misstatements or omissions in them. See "RISK FACTORS -- Risk Factors Related to the Business of Atlantic" as set forth on page 39.

                        MANAGEMENT OF PARENT AND ATLANTIC

DIRECTORS AND EXECUTIVE OFFICERS

         Prior to and immediately following the consummation of the Transaction, the Board of Directors and executive officers of Atlantic shall be identical to the Board of Directors and executive officers of Parent and, consequently, the following information is applicable to both Parent and Atlantic.

         The Board of Directors of each of Parent and Atlantic consists of: Carl
C. Icahn, Michael L. Ashner, Martin Hirsch, Harold First, Auguste E. Rimpel, Jr. and John P. Saldarelli. Messrs. Ashner, First and Rimpel, Jr. are independent members of the Board of Directors of Parent and Atlantic, members of the Audit Committee of Parent and Atlantic and, for purposes of the Transaction, were Members of the Special Committee.

         Set forth below is information concerning each of the directors and executive officers of Parent and Atlantic, including information furnished by them as to principal occupations, certain other directorships held by them, any arrangements pursuant to which they were elected as directors and their ages.

         Name                  Age                     Position
         ----                  ---                     --------
Carl C. Icahn (1) ..........    67      Chairman of the Board of Directors

Martin Hirsch (2) ..........    48      Director

John P. Saldarelli (3) .....    61      Director

Michael L. Ashner (4) ......    50      Director

Harold First (5) ...........    67      Director

Auguste E. Rimpel, Jr. (6) .    63      Director

Richard P. Brown (7) .......    56      Chief Executive Officer

Timothy A. Ebling (8) ......    45      Executive Vice President, Chief Financial Officer and
                                        Principal Accounting Officer

Thomas Davis (9) ...........    53      President

-----------------

         (1) Carl C. Icahn has served as Chairman of the Board of Directors and a director of Starfire Holding Corporation (formerly Icahn Holding Corporation), a privately-held holding company, and Chairman of the Board of Directors and a director of various subsidiaries of Starfire, including ACF Industries, Incorporated, a privately-held railcar leasing and manufacturing company, since 1984. He has also been Chairman of the Board of Directors and President of Icahn & Co., Inc., a registered broker-dealer and a member of the NASD Inc., since 1968. Since November 1990, Mr. Icahn has been Chairman of the Board of Directors of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. Icahn has been a director of Cadus Pharmaceutical Corporation, a firm which holds various biotechnology patents, since 1993. Since August 1998 he has also served as Chairman of the Board of Directors of Lowestfare.com, LLC, an internet travel reservations company. From October 1998, Mr. Icahn has been the President and a director of Stratosphere Corporation which operates the Stratosphere Hotel and Casino. Mr. Icahn received his B.A. from Princeton University. Since September 29, 2000, Mr. Icahn has served as the Chairman of the Board of Directors of Parent, Funding and Operating. Since October 31, 2003, Mr. Icahn has served as Atlantic's Chairman of the Board of Directors.

         (2) Martin Hirsch has served as a Vice President of American Property Investors, Inc. since March 18, 1991, where he is involved in investing, managing and disposing of real estate properties and securities. Mr. Hirsch was elected as Executive Vice President and Director of Acquisitions of American Property Investors, Inc. in 2000. From January 1986 to January 1991, he was at Integrated Resources, Inc. as a Vice President where he was involved in the acquisition of commercial real estate properties and asset management. From 1985-1986, he was a Vice President of Hall Financial Group where he acquired and financed commercial and residential properties. Mr. Hirsch currently serves on the Board of Directors of Stratosphere Corp. He received his M.B.A. from The Emory University Graduate School of Business. Mr. Hirsch has served as a director of Parent and Funding since September 29, 2000 and as a director of Operating since February 28, 2001. Since October 31, 2003, Mr. Hirsch has served as a member of Atlantic's Board of Directors.

         (3) John P. Saldarelli has served as Vice President, Secretary and Treasurer of American Property Investors, Inc. (general partner of American Real Estate Partners) since March 18, 1991. Mr. Saldarelli was also President of Bayswater Realty Brokerage Corp. from June 1987 until November 19, 1993, and Vice President of Bayswater Realty & Capital Corp. from September 1979 until April 15, 1993. In October 1998, Mr. Saldarelli was appointed to the Board of Directors of Stratosphere and in June 2000, Mr. Saldarelli was given the additional title of Chief Financial Officer. Mr. Saldarelli has served as a director of Parent, Funding and Operating since February 28, 2001. Since October 31, 2003, Mr. Saldarelli has served as a member of Atlantic's Board of Directors.

         (4) Michael L. Ashner has served as Chairman, President and CEO of Winthrop Associates, a real estate consulting firm, since 1995. Mr. Ashner has also served as General Partner of Cecil Associates, a limited liability company which owns twenty Comfort Inns, since 1996. Mr. Ashner has been CEO of Newkirk Associates, a limited liability company which owns and manages more than 40 million square feet of office and retail space, since 1997. Mr. Ashner has also been Managing Director of AP-USX, LLC, a limited liability company which owns a 28 million square foot office tower, since 1998. Since 1999, Mr. Ashner has served as President and CEO of Presidio Capital Corporation, an investment banking firm, Mr. Ashner has been President and CEO since 2000 of GFB-AP Fort, LLC, a limited liability company involved in independent and assisted living communities. Mr. Ashner has been President and sole shareholder since 1981 of Exeter Capital Corporation, which provides real estate consulting to real estate investors. Mr. Ashner currently serves as a director of NBTY, Inc. and Burnham Pacific Properties, which are publicly-traded companies. Mr. Ashner has served as a director of Parent and Funding since September 29, 2000, as a member of the Audit Committee of Parent since October 3, 2000, and as a member of the Board of Directors of Operating since June 6, 2001. Since March 12, 2003, Mr. Ashner has been a member of Parent's Special Committee. Since October 31, 2003, Mr. Ashner has served as a member of Atlantic's Board of Directors.

         (5) Harold First has been a financial consultant since 1993. From December 1990 through January 1993, Mr. First served as Chief Financial Officer of Icahn Holding Corp., a privately held holding company. He has served as a director of Taj Mahal Holding Corporation, a public casino and gaming corporation, Trump Taj Mahal Realty Corporation, a privately held real estate company, Memorex Telex N.V., a public technology company, Trans World Airlines, Inc., a public airline company, ACF Industries, Inc., a privately-held railcar leasing and manufacturing company, Cadus Pharmaceutical Corporation, a biotech research company, Talk.com, a public long distance telephone service company, Marvel Entertainment Group, Inc., a public entertainment company, Toy Biz, Inc., a public toy company and Vice Chairman of the Board of Directors of American Property Investors, Inc., the general partner of American Real Estate Partners, L.P., a public limited partnership that invests in real estate. Mr. First currently serves on the Boards of Directors of Panaco Inc., an oil and gas drilling company, and Philip Services Corporation, a leading integrated provider of industrial and metals services. He is a Certified Public Accountant and holds a B.S. from Brooklyn College. He has served as a member of the Audit Committee and Board of Directors of Parent since April 25, 2001, and as a director of Funding and Operating since June 6, 2001. Since March 12, 2003, Mr. First has been a member of Parent's Special Committee. Since October 31, 2003, Mr. First has served as a member of Atlantic's Board of Directors.

         (6) Auguste E. Rimpel, Jr. has been a retired partner of PricewaterhouseCoopers LLP ("PwC") since 2000. He was with PwC and its predecessor firm, Price Waterhouse, since 1983, most recently as Managing Partner of International Consulting services for the Washington Consulting Practice of the firm. Prior to his tenure at PwC, he served as a Partner with Booz Allen & Hamilton, Inc. and as a Vice President of Arthur D. Little International, Inc. Dr. Rimpel currently serves as Chairman of the Board of Trustees of the University of the Virgin Islands. Dr. Rimpel received a Ph.D. in chemical engineering from Carnegie Institute of Technology and was an International Fellow at Columbia University Graduate School of Business. He has served as a member of the Audit Committee and Board of Directors of Parent since April 25, 2001, and as a director of Funding and Operating since June 6, 2001. Since March 12, 2003, Mr. Rimpel has been a member of Parent's Special Committee. Since October 31, 2003, Mr. Rimpel has served as a member of Atlantic's Board of Directors.

         (7) Richard P. Brown, serves as President and Chief Executive Officer for Carl C. Icahn's Nevada gaming properties, the Stratosphere Casino Hotel and Tower, Arizona Charlie's Decatur and Arizona Charlie's Boulder. All three properties are located in Las Vegas. In addition, Mr. Brown serves as Chief Executive Officer of Operating, Parent and Funding. Mr. Brown reports directly to Mr. Icahn and oversees strategic planning, operating, financial and capital investment direction for the Icahn gaming properties. His role also encompasses development of new business opportunities and company policies. Mr. Brown joined Mr. Icahn's gaming properties in March 2000 as Executive Vice President of Marketing for the Stratosphere and both Arizona Charlie's properties while also serving as one of three key executives responsible for overall operations of the Stratosphere. In January 2001, he was promoted to Chief Operating Officer, responsible for the operations of all three properties. Mr. Brown was promoted to the position of President and Chief Executive Officer of Mr. Icahn's gaming properties in Nevada in June 2002. In addition, he was promoted to the role of Chief Executive Officer of Operating, Parent and Funding in September 2002. Prior to joining the Stratosphere, Mr. Brown held executive positions with Harrah's Entertainment (1994-2000) and the Hilton Corporation (1992-1994). In addition, he has held vice president positions with the New York Racing Association, the Travelers Companies of Hartford, Connecticut and the J. Walter Thompson Company in New York, New York. Mr. Brown earned a bachelor's degree in business economics from Southern Connecticut State College. Since October 31, 2003, Mr. Brown has served as Atlantic's Chief Executive Officer.

         (8) Timothy A. Ebling was formerly Executive Vice President, Chief Financial Officer and Principal Accounting Officer of Operating and appointed Interim Chief Operating Officer beginning January 2002 and ending March 18, 2002 and as President from October 1, until January 10, 2003. Since January 10, 2003, Mr. Ebling has served as Parent's Executive Vice President, Chief Financial Officer and Principal Accounting Officer. Since October 31, 2003, Mr. Ebling has served as Atlantic's Chief Financial Officer and Principal Accounting Officer.

         (9) Thomas Davis, served as President of Operating since February 2003. Previously, Mr. Davis served as Vice President of Business Development at Stratosphere Corporation from November 2002 until February 2003, General Manager of Little River Casino Resort, General Manager at Chinook Winds Resort-Casino and General Manager of Pioneer Gambling Hall & Hotel.

         There are no arrangements or understandings pursuant to which any person has been elected as a director. Directors are elected annually by the stockholders and hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. Executive officers are elected by the Board of Directors and hold office until their respective successors are elected and qualified. No family relationships exist between any of our directors or executive officers.

              EXECUTIVE COMPENSATION OF PARENT AND ITS SUBSIDIARIES

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         Neither Parent nor Funding pays any compensation to any employee, executive officer or director. Operating pays the compensation of the independent directors (see "-- Compensation of Directors" as set forth on page
112). The following table provides certain summary information concerning compensation paid or accrued by Operating, to or on behalf of (i) Operating's Chief Executive Officer; (ii) each of the other executive officers of Operating determined as of the end of the last fiscal year; and (iii) additional individuals who would have qualified as among the executive officers of Operating but for the fact that the individual was not serving as an executive officer at the end of the last year (hereafter referred to as the named executive officers), for the years ended December 31, 2002, 2001 and 2000. It is anticipated that Licensee will pay comparable compensation to such officers and directors such that the overall compensation paid to such officers and directors remains constant.

                                             Annual           Compensation
                                             -----------------------------
                                                                                Other Annual      All Other
Name and Principal Position         Year     Salary           Bonus             Compensation      Compensation (1)
---------------------------         ----     ------           -----             ------------      ----------------
Richard P. Brown (2) ...........    2002     $      -         $      -          $      -          $           -
   Chief Executive Officer          2001            -                -                 -                      -
                                    2000            -                -                 -                      -

Herbert R. Wolfe (3) ...........    2002     $   184,167      $      -          $      -          $           -
   Chief Executive Officer,         2001            -                -                 -                      -
   and President                    2000            -                -                 -                      -

Timothy A. Ebling ..............    2002         250,000             -               8,400                  4,500
   Executive Vice President,        2001         250,000             -               8,400                  4,250
   Chief Financial Officer,         2000         207,610        149,349 (4)          8,400                  4,000
   Principal Accounting Officer

Frederick H. Kraus (5) .........    2002         235,815             -               10,800                 4,500
   Executive Vice President,        2001         235,815             -               10,800                 4,250
   General Counsel, Secretary       2000         235,815        176,861 (4)          10,800                 4,000

Signe C. Huff (6) ..............    2002         140,900             -             200,816 (7)              2,352
   Senior Vice President Hotel      2001         188,166             -               8,400                  4,250
   Operations and Human             2000         186,522        41,147 (4)           8,400                  4,000
   Resources

Thomas Biglan (8) ..............    2002          83,468             -             171,504 (7)              1,054
   Vice President Food and          2001         168,703             -               8,400                  4,218
   Beverage                         2000         166,243        41,147 (4)           8,400                  4,000

-----------------

         (1) Includes matching contributions by Operating to The Sands Retirement Savings Plan on behalf of the named executive officer.

         (2) Richard P. Brown has served as Chief Executive Officer of Parent since November 13, 2002. Commencing in 2003, Operating will fund a percentage of Mr. Brown's salary on an annual basis.

         (3) Herbert R. Wolfe has served as President and Chief Executive Officer of Parent, Funding and Operating from March 18, 2002 until he resigned September 30, 2002. Prior to that, Mr. Wolfe served as President of Showboat Casino-Hotel in Atlantic City (Showboat) from July 1994 until October 2000. During 2001, Mr. Wolfe completed his B.A. degree in Liberal Studies at Rider University. Mr. Wolfe also served as Senior Vice President of Marketing of Showboat from January 1989 until July 1994.

         (4) Represents payment of a Bankruptcy Court approved bonus for certain management employees as an incentive for them to stay through the bankruptcy proceedings (Stay Bonus).

         (5) Frederick H. Kraus served as Executive Vice President, General Counsel & Secretary until his resignation February 26, 2003.

         (6) Signe C. Huff served as Senior Vice President of Hotel Operations and Human Resources from January 2002 until her resignation on August 9, 2002. During 2001, Ms. Huff served as Senior Vice President of Marketing Operations and Human Resources. Ms. Huff served as Senior Vice President of Hotel Operations from 1995 to 2000. From 1989 to 1995, Ms. Huff served as Vice President of Hotel Operations. Prior to 1989, Ms. Huff held various senior hotel operating positions with Operating.

         (7)      Includes severance compensation.

         (8) Thomas Biglan served as Vice President Food and Beverage from April 1996 until his resignation April 24, 2002.

OPTION GRANTS IN LAST FISCAL YEAR

         The Company does not have a stock option plan.

EMPLOYMENT CONTRACTS

         Timothy A. Ebling, Chief Financial Officer and Principal Accounting Officer of Operating, formerly Executive Vice President, Chief Financial Officer and Principal Accounting Officer and appointed as Interim Chief Operating Officer beginning January 2002 and ending March 18, 2002 and as President from October 2002 until January 10, 2003, is under an employment agreement, amended as of March 11, 1998, in his present capacity continuing through November 30, 2003. The terms of the agreement provide for an annual base salary of $190,000, subject to annual increases on each anniversary date of the agreement equal to no less than the change in the Consumer Price Index, as defined in the agreement, and no more than five percent. In October 2000, Mr. Ebling's base salary was increased to $250,000.

                  The agreement provides for automatic renewal for additional one year periods in accordance with the terms thereof. In addition, the Bankruptcy Court approved a Stay Bonus and Severance Plan for certain management employees, including Mr. Ebling. Under the Stay Bonus Plan, Mr. Ebling received a bonus equal to 75% of his base salary. To the extent provided in the Severance Plan, if the Reorganized Entity, as defined in the Severance Plan, terminated the employment of Mr. Ebling without cause, as defined in the employment agreement, Mr. Ebling would be entitled to a lump sum payment equal to the greater of two years of his base salary or the remaining terms of his employment agreement.

EMPLOYEE RETIREMENT SAVINGS PLAN

         Effective January 1, 1999, Operating created The Sands Retirement Savings Plan, a qualified defined contribution plan, as a spinoff from the Hollywood Casino Corporation Retirement Savings Plan, as the same existed as of December 31, 1998 (the "Predecessor Plan"). The Predecessor Plan was established by Operating effective as of November 1, 1984 and subsequently became the basic section 401(k) retirement plan sponsored by a controlled group of corporations, of which Operating had been a component.

         The Sands Retirement Savings Plan is qualified under the requirements of Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), allowing participating employees to benefit from the tax deferral opportunities provided therein. The Sands Retirement Savings Plan is for the benefit of Operating's employees, excluding employees covered by a Collective Bargaining Agreement ("CBA") unless the CBA specifically provides for coverage, who satisfy certain eligibility requirements - the completion of one year of service, as defined under such plan, and having attained the age of 21.

         The Sands Retirement Plan provides for a matching contribution by Operating based upon certain criteria, including levels of participation by Operating's employees. Operating incurred matching contributions totaling $575,000, $700,000, $192,000 and $561,000, for the years ended December 31, 2002 and 2001, the three months ended December 31, 2000, and the nine months ended September 30, 2000, respectively.

COMPENSATION OF DIRECTORS

         Prior to September 29, 2000, independent directors of Parent, Funding and Operating received an annual fee of $10,000 for service on the Boards of Directors and a fee of $500 for each meeting attended. Independent directors of the Board of Directors of Parent are entitled to receive an annual fee of $22,500. The Board of Directors of Parent held 11 meetings either in person or by unanimous consent during the year ended December 31, 2002. All directors attended at least 75% of all meetings of the Board of Directors and committees thereof for which they were eligible to serve.

         The Board of Directors of Parent also has an Audit Committee. Prior to September 29, 2000, the external members of the Audit Committee received an annual fee of $5,000 for service on the committee and a fee of $500 for each meeting attended. As of September 29, 2000, compensation for members of the Audit Committee is included in the compensation described above.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         On October 3, 2000, Parent established a Compensation Committee consisting of Messrs. Hirsch and Ashner.

         Mr. Icahn (including certain related entities) is actively involved in the gaming industry and currently owns 77.49% of the outstanding common stock of Parent. Casinos owned or managed by Mr. Icahn may directly or indirectly compete with Atlantic. In addition, the potential for conflicts of interest exists among Atlantic and Mr. Icahn for future business opportunities. Mr. Icahn may pursue other business opportunities and there is no agreement requiring that such additional business opportunities be presented to Atlantic.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                             OF ATLANTIC AND PARENT

ATLANTIC

         The following table sets forth as of __________, 2003, certain information regarding the beneficial ownership of shares of Atlantic Common Stock by each director and executive officer of Atlantic, each person known to Atlantic to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. A person is deemed to beneficially own a security if such person has or shares the power to vote or dispose of the security or has the right to acquire it within 60 days.

                                            Number
Name                                        of Shares                   Percent
----                                        ---------                   -------
Carl C. Icahn (1)                                   -                         -
Martin Hirsch                                       -                         -
John P. Saldarelli                                  -                         -
Michael L. Ashner                                   -                         -
Harold First                                        -                         -
Auguste E. Rimpel, Jr.                              -                         -
Timothy A. Ebling                                   -                         -
Richard P. Brown                                    -                         -
Thomas Davis                                        -                         -
All Directors and Officers                          -                         -
------------------
(1) It is anticipated that Carl C. Icahn and his affiliates will acquire beneficial ownership of a majority of the Atlantic Common Stock outstanding after consummation of the Transaction.

PARENT

         The following table sets forth as of October 10, 2003, certain information regarding the beneficial ownership of shares of common stock of Parent by each director and executive officer of Parent, each person known to Parent to be the beneficial owner of more than 5% of the outstanding shares and all directors and executive officers as a group. Except as otherwise indicated, each such stockholder has sole voting and investment power with respect to the shares beneficially owned by such stockholder. A person is deemed to beneficially own a security if such person has or shares the power to vote or dispose of the security or has the right to acquire it within 60 days.

                                            Number
Name                                        of Shares                   Percent
----                                        ---------                   -------
HMC Investors, L.L.C. (1) ...............   1,165,471                    11.65%
c/o International Fund Services
3rd Floor, Bishops Square
Redmonds Hill
Dublin, Ireland

Carl C. Icahn (2) .......................  7,748,744                     77.49%
Martin Hirsch ...........................          -                         -
John P. Saldarelli ......................          -                         -
Michael L. Ashner .......................          -                         -
Harold First ............................          -                         -
Auguste E. Rimpel, Jr. ..................          -                         -
Timothy A. Ebling .......................          -                         -
Richard P. Brown ........................          -                         -
Thomas Davis ............................          -                         -
All Directors and Officers ..............  7,748,744                     77.49%

-----------------------------

         (1) Includes 1,118,851 shares held by Harbert Distressed Investment Master Fund Ltd. (the "Fund"). HMC Investors, L.L.C. is the managing member of the investment manager of the Fund. Phillip Falcone, portfolio manager of the Fund, and Raymond Harbert and Michael D. Luce, members of HMC Investors, L.L.C, may be deemed to share beneficial ownership of the shares of common stock of Parent held by HMC Investors, L.L.C. Information concerning HMC Investors, L.L.C. and its affiliates is derived from a Statement of Changes in Beneficial Ownership on Form 4 filed with the SEC on October 23, 2003.

         (2) As of October 10, 2003, Cyprus LLC, an entity controlled by Mr. Icahn, directly beneficially owned 4,121,033 shares of common stock of Parent and American Real Estate Holdings L.P., a limited partnership controlled by Mr. Icahn, directly beneficially owned 3,627,711 shares of common stock of Parent.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Pursuant to the Plan, entities controlled by Mr. Icahn purchased 5,375,000 shares of common stock of Parent for an aggregate purchase price of $65,000,000 and received 1,850,561 shares of common stock of Parent in connection with the exchange of $62,833,000 principal amount of 10 7/8% Old Notes for $37,870,000 principal amount of Existing Notes. See "DESCRIPTION OF THE BUSINESS OF PARENT AND ITS SUBSIDIARIES" as set forth on page 85.

         Operating's rights to the Trade Name "The Sands" were derived from a license agreement between GBCC and an unaffiliated third party. Amounts payable by The Sands for these rights were equal to the amounts paid to the unaffiliated third party. As a result of the entry of an order confirming the Plan by the Bankruptcy Court and the occurrence of the Effective Date and under the terms of the Plan, Operating was assigned by High River the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of the Effective Date. High River received no payments for its assignment of these rights. Payment is made directly to the owner of the Trade Name. The calculation of the license fee is the same as under the previous agreement.

         On October 12, 2001, the entities controlled by Mr. Icahn, as holders of the Existing Notes, received a payment in the aggregate amount of $1,118,670 in connection with Funding's solicitation of consents of holders to certain amendments to the Indenture, dated as of September 29, 2000, among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo Bank Minnesota, National Association, as Trustee.

                 MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

         The following is a discussion of certain material U.S. federal income tax consequences resulting from the exchange offer to holders of Existing Notes that either participate in the exchange or retain their Existing Notes. The discussion is based on the Code, Treasury Regulation promulgated under the Code, and administrative and judicial decisions interpreting the Code and the Treasury Regulations. The discussion assumes that you hold your Existing Notes, Existing Notes, as amended, and New Notes as capital assets for U.S. federal income tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

         -     a dealer in securities or currencies;

         - a person related, for U.S. federal income tax purposes, to Parent or its subsidiaries;

         - a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings;

         -     a bank, an insurance company or other financial institution;

         -     a tax-exempt organization;

         - a person that owns Existing Notes, Existing Notes, as amended, or New Notes that are a hedge or that are hedged against interest rate risks;

         - a person that acquired its Existing Notes through the exercise of options or otherwise as compensation;

         - a person that has entered into a constructive sale of its Existing Notes under the Code;

         - a person that owns Existing Notes, Existing Notes, as amended, or New Notes as part of a straddle, conversion or other risk reduction transaction for U.S. federal income tax purposes; or

         - a U.S. holder (as defined below) whose functional currency for U.S. income tax purposes is not the U.S. dollar.

         The discussion below does not address all of the tax consequences that may be relevant to you. In particular, it does not address:

         - the U.S. federal estate, gift or alternative minimum tax consequences of the exchange offer; or

         -     state, local or foreign tax consequences of the exchange offer.

         We have not sought, and will not seek, a ruling from the Internal Revenue Service ("IRS") with respect to any of the U.S. federal income tax consequences discussed below. No assurance can be given that the IRS will not take positions contrary to the U.S. federal income tax consequences discussed below. As a result, no assurance can be given that the IRS will agree with the tax characterizations and tax consequences described below.

         BECAUSE INDIVIDUAL CIRCUMSTANCES MAY VARY, EACH HOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR TO DETERMINE THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES AND ANY OTHER TAX CONSEQUENCES OF THE OFFER, INCLUDING THE APPLICATION AND EFFECT OF THE ALTERNATIVE MINIMUM TAX, ANY STATE, LOCAL AND FOREIGN TAX LAWS AND THE EFFECT OF ANY CHANGES IN SUCH LAWS.

ISSUE PRICE AND PUBLICLY TRADED

         As further described below, the Issue Price of the New Notes and the Existing Notes, as amended, is relevant to holders of the Existing Notes, in part, because the determination of your gain, if any, from the Transaction (regardless of whether you participate in the consent solicitation and exchange offer) is based on the Issue Price of either the New Notes or the Existing Notes, as amended. The Issue Price of the New Notes and the Existing Notes, as amended, is also relevant to Parent, in part, because the determination of whether the Parent consolidated group recognizes any cancellation of indebtedness income ("COD Income") is based on the Issue Price of either the New Notes or the Existing Notes, as amended. The determination of the Issue Price of the New Notes depends on whether either the New Notes or the Existing Notes are "Publicly Traded," as defined below. The determination of the Issue Price of the Existing Notes, as amended, depends on whether either the Existing Notes, as amended, or the Existing Notes are Publicly Traded. We believe that neither the Existing Notes, the Existing Notes, as amended, nor the New Notes will be Publicly Traded. The "Issue Price" of a new non-Publicly Traded debt instrument exchanged, or deemed to be exchanged, for an existing non-Publicly Traded debt instrument equals the face value of the new debt instrument.

         A debt instrument is considered to be "Publicly Traded" if it

         (1)      is listed on a national or international securities exchange;

         (2) appears on a "quotation medium", defined as a system of general circulation that provides a reasonable basis to determine the fair market value;

         (3) is of a kind of property either traded in the futures market or an interbank market; or

         (4) the price of the debt instrument readily available from dealers, brokers or traders, unless, among other things, no other debt instrument of the issuers is described in items (1) through (3) above.

         None of the Existing Notes, the Existing Notes, as amended, nor the New Notes should be the kind of property traded on a futures or interbank market and Parent and its subsidiaries have not issued any other debt instrument that is described in items (1) through (3) above. Therefore, the Existing Notes, the Existing Notes, as amended, and the New Notes should not be considered Publicly Traded, provided that the Existing Notes are de-listed at least 30 days prior to the Transaction and that none of the Existing Notes, the Existing Notes, as amended, or the New Notes are either listed on a national securities exchange or appear on a "quotation medium," defined as a system of general circulation that provides a reasonable basis to determine the fair market value. Parent does not anticipate that either the Existing Notes, the Existing Notes, as amended, or the New Notes will appear on such a quotation medium or otherwise be Publicly Traded. If so, the "Issue Price" of the New Notes should equal their face value and the "Issue Price" of the Existing Notes, as amended, should equal their face value. If the Issue Price of the New Notes and the Existing Notes, as amended, is based on their respective face values, the Parent consolidated group should not recognize any COD Income. It should also be noted that US GAAP requires that the Selected Unaudited Pro Forma Condensed Consolidated Financial Statements and the

Unaudited Pro Forma Condensed Consolidated Financial Statements contained in this exchange offer assume that the Transaction will result in the Parent consolidated group recognizing COD Income for federal income tax purposes. There would not be any such taxes if there is no recognition of COD Income. Such assumption and estimate is required under US GAAP because Parent's determination that there should be no COD Income incurred is based upon events which will occur after the Transaction is completed and under US GAAP, such a determination cannot be made where post transaction events will affect the results. Although no assurances can be given, Parent does not believe that COD Income will result because Parent does not believe an active trading market in the Existing Notes existed 30 days prior to the transaction or an active trading market in the New Notes or the Existing Notes will develop after the Transaction is completed, and unless such an active trading market develops, a tax liability related to COD income will not be incurred.

         However, either the New Notes or the Existing Notes, as amended, may be Publicly Traded. The "Issue Price" of a new Publicly Traded debt instrument exchanged, or deemed to be exchanged, for an existing debt instrument equals the fair market value of the new debt instrument, measured at the time of the exchange. Therefore, if the New Notes are Publicly Traded, their Issue Price should be their fair market value at the time of the exchange. If the Existing Notes, as amended, are Publicly Traded, their Issue Price should be their fair market value at the time of the deemed exchange.

         It is also possible that, although neither the New Notes nor the Existing Notes, as amended, will be Publicly Traded, the Existing Notes will be Publicly Traded. The Issue Price of a new non-Publicly Traded debt instrument exchanged, or deemed to be exchanged, for an existing Publicly Traded debt instrument equals the fair market value of the existing Publicly Traded debt instrument, measured at the time of the exchange. In such a situation, the Issue Price of both the New Notes and the Existing Notes, as amended, should be the fair market value of the Existing Notes at the time of the exchange.

U.S. HOLDERS

         You are a "U.S. holder" if you are a beneficial owner of an Existing Note and you are, for U.S. federal income tax purposes:

         -     a citizen or resident of the United States;

         -     a domestic corporation;

         - an estate whose income is subject to U.S. federal income tax regardless of its source;

         - a trust over whose administration a U.S. court can exercise primary supervision and all substantial decisions of which one or more U.S. persons are authorized to control; or

         - a trust that was in existence on August 20, 1996 and treated as a domestic trust on August 19, 1996 and made an election to continue to be treated as a domestic trust.

         This Section does not apply to you if you are a "non-U.S. holder." You are a non-U.S. holder if you are a beneficial owner of an Existing Note and you are, for U.S. federal income tax purposes, not a U.S. holder.

         If you are a non-U.S. holder, please see the section entitled "-- Non-U.S. Holders" as set forth on page 121.

TREATMENT OF U.S. HOLDERS EXCHANGING THE EXISTING NOTES FOR THE NEW NOTES

         Exchange Offer

         The exchange should be a taxable transaction. If so, you should recognize gain or loss on the exchange equal to the amount, if any, by which the sum of (i) Issue Price of the New Notes and (ii) Cash Payment, exceeds your adjusted tax basis in your Existing Notes. As discussed above, the Issue Price of the New Notes may be based on either the face value of the New Notes or the fair market value of the New Notes or the Existing Notes, depending on whether the New Notes or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the New Notes nor the Existing Notes will be Publicly Traded if no active market is made in the New Notes or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the New Notes nor the Existing Notes are Publicly Traded, the Issue Price of the New Notes should equal their face value so that, assuming your tax basis in the Existing Notes is not above the face value of the New Notes (e.g., you did not purchase your Existing Notes at a premium) you should have taxable gain from participating in the consent solicitation and exchange offer at least equal to the Cash Payment. If your tax basis in the Existing Notes is below the face value of the New Notes (e.g., if you purchased your Existing Notes at a discount) your taxable gain should be increased by the amount, if any, by which the face value of the New Notes exceeds your tax basis in the Existing Notes. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the exchange of the Existing Notes would be capital gain or loss, except to the extent attributable to accrued but unpaid interest (including the contemplated payment of all accrued but unpaid interest on the Existing Notes through the date of the exchange) and accrued market discount that has not previously been included in your gross income (which amount would be treated as ordinary income), and should be long-term capital gain or loss if the Existing Notes had been held for more than one year at the time of the exchange. The deduction of capital losses is subject to certain limitations under the Code. The holding period of the New Notes should commence on the date of the exchange. The tax basis of the New Notes should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the New Notes or the Existing Notes if either the New Notes or the Existing Notes are Publicly Traded.

         Accrual of Interest on the New Notes

         The New Notes should, for U.S. federal income tax purposes, be issued with original issue discount ("OID") because interest on the New Notes is not paid until they mature in 2008. In addition, the New Notes could have additional OID if and to the extent that the face value of the New Notes exceeds their Issue Price (which, as discussed above, is not anticipated). Under the OID accrual rules, the following occurs:

         - regardless of your method of accounting you would currently include, as ordinary income each year, the interest that accrues on the New Notes using the constant-yield-to-maturity method of accrual;

         - the actual cash payments of interest you receive on the New Notes previously included in income as OID would not be reported separately as taxable income;

         - any amount of OID included in your gross income with respect to the New Notes would increase your tax basis in such New Notes; and

         - the amount of distributions in respect to such accrued OID would reduce your tax basis in such New Notes.

         Sale, Exchange or Redemption of the New Notes

         Generally, the sale or exchange of the New Notes or the redemption of the New Notes for cash will result in taxable gain or loss to you (for the tax treatment of the payment of the New Notes with shares of Atlantic Common Stock or the conversion of the New Notes into shares of Atlantic Common Stock, see the section entitled "-- Treatment of U.S. Holders Exchanging the Existing Notes for the New Notes -- Payment of the New Notes with Shares of Atlantic Common Stock or Conversion of the New Notes into Shares of Atlantic Common Stock" as set forth on page 119). The amount of gain or loss on a taxable sale, exchange or redemption should equal the amount, if any, by which the amount of cash plus the fair market value of any other property received by you exceeds your adjusted tax basis in your New Notes. Your adjusted tax basis in your New Notes generally should equal the Issue Price of the New Notes, increased by any unpaid interest income previously accrued by you with respect to your New Notes. Assuming that you hold your New Notes as a capital asset, gain recognized upon a sale, exchange or redemption of the New Notes generally should be treated as capital gain or loss (which will be long-term capital gain or loss if the New Notes are held for more than one year). The deductibility of net capital losses is subject to limitations. To the extent that interest has been accrued but not included in your income, gain recognized upon a sale, exchange or redemption of the New Notes generally should be treated as ordinary interest income.

         Payment of the New Notes with Shares of Atlantic Common Stock or Conversion of the New Notes into Shares of Atlantic Common Stock

         The payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should both be treated, for U.S. federal income tax purposes, as a conversion of the New Notes into Atlantic Common Stock. As such, either the payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should be a tax-free transaction in which no gain or loss is realized by you. Your tax basis in the Atlantic Common Stock received upon such a payment or conversion of the New Notes should equal your adjusted tax basis in your New Notes. Your holding period of the Atlantic Common Stock received should include the period during which you held your New Notes.

         Sale, Exchange or Redemption of Atlantic Common Stock Received as Payment for the New Notes

         Generally, the sale or exchange of the Atlantic Common Stock received as payment for or in conversion of the New Notes, or the redemption of such Atlantic Common Stock for cash, should result in taxable gain or loss to you. The amount of gain or loss on a taxable sale, exchange or redemption should equal the amount, if any, by which the amount of cash plus the fair market value of any other property you receive exceeds your adjusted tax basis of such Atlantic Common Stock. As described above, the adjusted tax basis of such Atlantic Common Stock generally should equal your tax basis in the New Notes. Gain recognized upon a sale, exchange or redemption of such Atlantic Common Stock generally should be treated as capital gain or loss (which will be long-term capital gain or loss if your holding period for such Atlantic Common Stock, which includes your holding period for the New Notes, is more than one year). The deductibility of net capital losses is subject to limitations.

TREATMENT OF U.S. HOLDERS RETAINING THE EXISTING NOTES

         If you do not elect to exchange your Existing Notes for the New Notes pursuant to the exchange offer, the proposed modifications of the Existing Notes (see "PROPOSED AMENDMENTS" as set forth on page 61) should constitute a "significant modification" of the Existing Notes, for U.S. federal income tax purposes. As such, even if you do not exchange your Existing Notes for the New Notes, for U.S. federal tax purposes, you should be deemed to have exchanged your Existing Notes for the Existing Notes, as amended.

         The Deemed Exchange

         The deemed exchange of the Existing Notes for the Existing Notes, as amended, should be a fully taxable transaction unless it qualifies as a recapitalization under the Code. The exchange will qualify as a recapitalization only if both the Existing Notes and the Existing Notes, as amended, are considered "securities" for U.S. federal income tax purposes. The Company believes it is unlikely that a debt instrument with approximately a five-year maturity, as in the case of the Existing Notes, and a debt instrument with approximately a two-year maturity, as in the case of the Existing Notes, as amended, will both be considered to be securities for U.S. federal income tax purposes.

         As we do not believe that both the Existing Notes and the Existing Notes, as amended, will qualify as securities, the deemed exchange should be a taxable transaction. Specifically, if you are deemed to have exchanged your Existing Notes for the Existing Notes, as amended (i.e., if you do not tender your Existing Notes in the exchange offer), you should recognize gain or loss equal to the amount, if any, by which the Issue Price of the Existing Notes, as amended, exceeds your adjusted tax basis in your Existing Notes. As discussed above, the Issue Price of the Existing Notes, as amended, may be based on either the face value of the Existing Notes, as amended, or the fair market value of the Existing Notes, as amended, or the Existing Notes, depending on whether the Existing Notes, as amended, or the Existing Notes are Publicly Traded. Parent anticipates taking the position that neither the Existing Notes, as amended, nor the Existing Notes will be Publicly Traded if no active market is made in the Existing Notes, as amended, or the Existing Notes. No assurance can be given, however, that the IRS will agree with this position. In the event that neither the Existing Notes, as amended, nor the Existing Notes are Publicly Traded, the Issue Price of the Existing Notes, as amended, should equal their face value and you should recognize taxable gain if your tax basis in the Existing Notes is below the face value of the Existing Notes, as amended (e.g., if you purchased your Existing Notes at a discount), even though you do not participate in the consent solicitation and exchange offer. Assuming that you hold your Existing Notes as a capital asset, gain or loss generally recognized on the deemed exchange of the Existing Notes should have the same tax character as gain or loss recognized on the exchange of the Existing Notes for the New Notes as described in the section entitled "-- Treatment of U.S. Holders Exchanging the

Existing Notes for the New Notes -- Exchange Offer" above. The holding period of the Existing Notes, as amended, should commence on the date of the deemed exchange. The tax basis of the Existing Notes, as amended, should be their Issue Price, which, though anticipated to be based on their face value, may be based instead on the fair market value of the Existing Notes, as amended, or the Existing Notes if either the Existing Notes, as amended, or the Existing Notes are Publicly Traded.

         In the event that both the Existing Notes and the Existing Notes, as amended, are securities for U.S. federal income tax purposes, then the exchange offer should qualify as a recapitalization. If the exchange qualifies as a recapitalization, no gain or loss would be recognized by you. Your initial tax basis in the Existing Notes, as amended, would equal the tax basis you had in your Existing Notes. Your holding period for your Existing Notes, as amended, would include the period during which you held your Existing Notes.

         Payment and Accrual of Interest on the Existing Notes, as Amended

         Interest paid on the Existing Notes, as amended, will generally be taxable as ordinary income at the time it is paid or accrued based on your method of accounting for U.S. federal income tax purpose. In addition, the Existing Notes, as amended, could have OID if and to the extent that the face value of the Existing Notes, as amended, exceeds their Issue Price (which, as discussed above, is not anticipated). As such, you may have to include, as ordinary income each year, the OID that accrues on the Existing Notes, as amended, in the same manner as described in the section entitled "-- Treatment of U.S. Holders Exchanging Existing Notes for New Notes -- Accrual of Interest on the New Notes" above.

         Sale, Exchange, or Redemption of the Existing Notes, as Amended

         Generally, the sale or exchange of the Existing Notes, as amended, or the redemption of the Existing Notes, as amended, for cash, should result in taxable gain or loss to you in the same manner as the sale, exchange or redemption of the New Notes as described in the section entitled "-- Treatment of U.S. Holders Exchanging the Existing Notes for the New Notes -- Sale, Exchange, or Redemption of the New Notes" above.

NON-U.S. HOLDERS

         The following section discusses the U.S. federal income tax consequences of the exchange offer and the ownership and disposition of the New Notes or the ownership and disposition of the Existing Notes, as amended, to non-U.S. holders (as defined above).

TREATMENT OF NON-U.S. HOLDERS EXCHANGING THE EXISTING NOTES FOR THE NEW NOTES

         Exchange Offer

         Payments of interest (including accrued and unpaid original issue discount) made on the New Notes, any gain recognized on the sale, exchange, redemption or conversion of the New Notes, and any gain recognized on the exchange of the Existing Notes for the New Notes should be exempt from U.S. income or withholding tax, provided that: (i) you (x) do not own, actually or constructively, 10% or more of the total combined voting power of all classes of the stock of Atlantic entitled to vote, (y) are not a controlled foreign corporation related, directly or indirectly, to the Atlantic through stock ownership, or (z) are not a bank receiving certain types of interest; (ii) the statement requirement set forth in Section 871(h) or Section 881(c) of the Code has been fulfilled with respect to the beneficial owner, as discussed below; and
(iii) such payments or gain are not effectively connected with your conduct of a trade or business in the U.S. Amounts received from the sale, exchange or redemption of the New Notes, or amounts received from the sale, exchange or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes should be exempt from U.S. income or withholding tax provided that
(i) such amounts received are not effectively connected with your conduct of a trade or business in the U.S. and (ii) Atlantic is not, and has not been, a U.S. real property holding corporation ("USRPHC"). Atlantic believes that it is a USRPHC. As such, amounts received from the sale, exchange or redemption of the New Notes, or amounts received from the sale, exchange or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes, should be treated, for U.S. federal income tax purposes, as gain from the sale of a U.S. real property interest and subject to 10% gross withholding. Gain from the sale, exchange or redemption of the New Notes, or gain from the sale, exchange, or redemption of the Atlantic Common Stock received in a payment or conversion of the New Notes should be subject to U.S. net income tax (for which the 10% gross withholding can be credited against any U.S. income tax owed).

         The statement requirement referred to above will be fulfilled if you certify on the IRS Form W-8BEN, under penalties of perjury, that you are not a U.S. person and provide your name and address or otherwise satisfy applicable documentation.

         Payment of the New Notes with Shares of Atlantic Common Stock or Conversion of the New Notes into Shares of Atlantic Common Stock

         The payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should both be treated, for U.S. federal income tax purposes, as a conversion of the New Notes into Atlantic Common Stock. As such, either the payment of the New Notes with Atlantic Common Stock or the conversion of the New Notes into Atlantic Common Stock should be a tax-free transaction in which no gain or loss is realized by you. Your tax basis in the Atlantic Common Stock received upon such a payment or conversion of the New Notes should equal your adjusted tax basis in your New Notes. Your holding period of the Atlantic Common Stock received should include the period during which you held your New Notes

TREATMENT OF NON-U.S. HOLDERS RETAINING THE EXISTING NOTES

         For non-U.S. Existing Note holders who do not elect to exchange their Existing Notes for the New Notes pursuant to the exchange offer, the proposed modifications of the Existing Notes (see "PROPOSED AMENDMENTS" as set forth on page 61) should constitute a "significant modification" of the Existing Notes, for U.S. federal income tax purposes. As such, even if you do not exchange your Existing Notes for the New Notes, for U.S. federal tax purposes, you will be deemed to have exchanged your Existing Notes for the Existing Notes, as amended.

         The Deemed Exchange

         Payments of interest (including accrued and unpaid original issue discount) made on the Existing Notes, as amended, any gain recognized on the sale, exchange or redemption of the Existing Notes, as amended, and any gain recognized on the deemed exchange of the Existing Notes for the Existing Notes, as amended, will be exempt from U.S. income or withholding tax, in the same manner and under the same conditions as for the New Notes described in the section entitled "-- Treatment of Non-U.S. Holders Exchanging the Existing Notes for the New Notes -- Exchange Offer" above (except that any references to Atlantic in that section now refer to Parent and issues related to USRPHC status should be ignored).

BACKUP WITHHOLDING AND INFORMATION REPORTING

         Proceeds from the exchange offer, payments of principal and interest (including interest accrued under the OID rules discussed above and a payment in Atlantic common stock pursuant to a conversion of the New Notes) on the New Notes or Existing Notes, as amended, and the proceeds of dispositions of the New Notes or Existing Notes, as amended, may be subject to information reporting and U.S. federal backup withholding tax if the U.S. holder thereof fails to supply an accurate taxpayer identification number or otherwise fails to comply with applicable U.S. information or reporting certification requirements. A non-U.S. holder may be subject to U.S. backup withholding tax on the exchange offer or payments on the New Notes or Existing Notes, as amended, unless the non-U.S. holder complies with the certification procedures to establish that such holder is not a U.S. person. Any amounts so withheld will be allowed as a credit against the holder's U.S. federal income tax liability and may entitle a holder to a refund, provided the required information is timely furnished to the IRS.

         THE PROPER TAX TREATMENT OF A HOLDER OF A NEW NOTE OR OF AN EXISTING NOTE, AS AMENDED, IS UNCERTAIN. HOLDERS OF EXISTING NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE OFFER AND AN INVESTMENT IN THE NEW NOTES OR RETENTION OF THE EXISTING NOTES, AS AMENDED.

                                  LEGAL MATTERS

         Katten Muchin Zavis Rosenman, counsel to Atlantic, Parent and their subsidiaries, will pass on the validity of the New Notes and the Atlantic Common Stock to be issued upon the election of the holders of a majority of the aggregate principal amount of the New Notes outstanding to be paid in Atlantic Common Stock offered by this solicitation statement and prospectus.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule of Parent as of December 31, 2002 and for the year then ended, have been included herein in reliance upon the report of KPMG LLP, independent accountants, included herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002, consolidated financial statements refers to the Parent Company's adoption of Emerging Issues Task force 01-09, "Accounting for consideration given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)," as of January 1, 2002.

                       WHERE YOU CAN FIND MORE INFORMATION

         Requests for documents relating to GB Holdings, Inc. c/o Sands Hotel & Casino, Indiana Avenue & Brighton Avenue, Atlantic City, New Jersey 08401.
Attention: Public Relations, telephone: 609-441-4000.

         Parent files, and after the Transaction will file, reports, proxy statements and other information with the SEC. Copies of our reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

                                 Judiciary Plaza
                                    Room 1024
                             450 Fifth Street, N.W.
                             Washington, D.C. 20549

         Reports, proxy statements and other information concerning Parent, and, after completion of the Transaction, Atlantic, may be inspected at: The American Stock Exchange, 86 Trinity Place, New York, NY 10006, 212-306-1000.

         Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a web site that contains reports, proxy statements and other information regarding Parent and, after completion of the Transaction, Atlantic. The address of the SEC's web site is http://www.sec.gov.

         Atlantic filed a proxy solicitation/prospectus statement on Form S-4 under the Securities Act with the SEC with respect to the offer and sale of shares of Atlantic Common Stock, Warrants and Atlantic Common Stock issuable upon exercise of the Warrants in connection with the Transaction. This document constitutes our consent solicitation and exchange offer in connection with the exchange offer that is part of the Transaction.

         If you have any questions about the Transaction, please call Parent Public Relations at 609-441-4000.

         This document does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this document, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this document nor any distribution of securities pursuant to this document shall, under any circumstances, create any implication that there has been no change in the information set forth in this document or in our affairs since the date of this document. The information contained in this document with respect to Parent was provided by Parent.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                                         PAGE
                                                                                                         ----
GB HOLDINGS, INC. AND SUBSIDIARIES
   Reports of Independent Public Accountants............................................................ F-1

   Consolidated Balance Sheets of GB Holdings, Inc.
     and Subsidiaries as of December 31, 2002 and 2001 ................................................. F-3

   Consolidated Statements of Operations of GB Holdings, Inc.
     and Subsidiaries for the Years Ended December 31, 2002 and 2001 (Post-reorganization), the Period October 1, 2000 through December 31, 2000 (Post-reorganization), the Period January 1, 2000 through September 30, 2000 (Pre-reorganization).........................  F-5

   Consolidated Statement of Changes in Shareholder's Equity (Deficit) of GB
     Holdings, Inc. and Subsidiaries for the Years Ended December 31, 2002 and
     2001 (Post-reorganization), Period October 1, 2000 through December 31,
     2000 (Post-reorganization), the Period January 1, 2000
     through September 30, 2000 (Pre-reorganization) ...................................................  F-6

   Consolidated Statements of Cash Flows of GB Holdings, Inc.
     and Subsidiaries for the Years Ended December 31, 2002 and 2001, the Period October 1,
     2000 through December 31, 2000 (Post-reorganization), the Period January 1,
     2000 through September 30, 2000 (Pre-reorganization)...............................................  F-7

   Notes to Consolidated Financial Statements of GB Holdings, Inc.
     and Subsidiaries ..................................................................................  F-8

   Schedule II, Valuation and Qualifying Accounts of GB Holdings, Inc.
     and Subsidiaries for the Years Ended December 31, 2002 and 2001
      (Post-reorganization), Period October 1, 2000 through December 31, 2000
      (Post-reorganization), the Period
     January 1, 2000 through September 30, 2000 (Pre-reorganization) ................................... F-24

   Unaudited Consolidated Balance Sheets of GB Holdings, Inc. and Subsidiaries as of
       June 30, 2003 and December 31, 2002.............................................................. F-26

   Unaudited Consolidated Statements of Operations of GB Holdings, Inc. and Subsidiaries
       as of the six months ended June 30, 2003 and June 30, 2002....................................... F-28

   Unaudited Consolidated Statements of Cash Flows of GB Holdings, Inc. and Subsidiaries
       as of the six months ended June 30, 2003 and June 30, 2002....................................... F-29

   Notes to Unaudited Consolidated Financial Statements of GB Holdings, Inc. and
       Subsidiaries..................................................................................... F-30

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY

   Atlantic Coast Entertainment Holdings, Inc. Consolidated Financial Statements........................ F-35

GB HOLDINGS, INC. AND SUBSIDIARIES

   GB Holdings, Inc. and Subsidiaries Unaudited Pro Forma Condensed Consolidated
       Financial Statements ............................................................................  P-1

ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY

   Atlantic Coast Entertainment Holding, Inc. Pro Forma Condensed Consolidated
       Financial Statements .............................................................................P-16

                          INDEPENDENT AUDITORS' REPORT

To the Shareholders of GB Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of GB Holdings, Inc. and subsidiaries as of December 31, 2002 and the related consolidated statements of operation, shareholders' equity, and cash flows for the year then ended, as listed in the accompanying index. In connection with our audit of the 2002 consolidated financial statements, we also have audited the 2002 consolidated financial statement schedule as listed in the accompanying index. These consolidated financial statements and financial statement schedule are the responsibility of the company's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial statement schedule based on our audit. The 2001 and 2000 consolidated financial statements of GB Holdings, Inc. and subsidiaries as listed in the accompanying index were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements, before the revision related to the adoption of Emerging Issues Task Force 01-09 "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" ("EITF 01-09"), described in Note 3 to the consolidated financial statements, in their report dated March 8, 2002.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the 2002 consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of GB Holdings, Inc. and subsidiaries as of December 31, 2002, and the results of their operations and their cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related 2002 consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

As discussed in Note 3 to the consolidated financial statements, the company adopted EITF 01-09, as of January 1, 2002.

As discussed above, the 2001 and 2000 consolidated financial statements of GB Holdings, Inc. and subsidiaries as listed in the accompanying index were audited by other auditors who have ceased operations. As described in Note 3, these consolidated financial statements have been revised to include application of EITF 01-09, which was adopted by the company as of January 1, 2002. In our opinion, the disclosures required by EITF 01-09 for 2001 and 2000 as discussed in Note 3 are appropriate. However, we were not engaged to audit, review, or apply any procedures to the 2001 and 2000 consolidated financial statements of GB Holdings, Inc. and subsidiaries other than with respect to such disclosures and, accordingly, we do not express an opinion or any other form of assurance on the 2001 and 2000 consolidated financial statements taken as a whole.

/s/ KPMG LLP

Short Hills, New Jersey

February 20, 2003

INFORMATION REGARDING PREDECESSOR INDEPENDENT PUBLIC ACCOUNTANTS' REPORT

THE FOLLOWING REPORT IS A COPY OF A PREVIOUSLY ISSUED REPORT BY ARTHUR ANDERSEN LLP ("ANDERSEN"). THE REPORT HAS NOT BEEN REISSUED BY ANDERSEN NOR HAS ANDERSEN CONSENTED TO ITS INCLUSION IN THIS ANNUAL REPORT ON FORM 10-K. THE ANDERSEN REPORT REFERS TO THE CONSOLIDATED BALANCE SHEET AS OF DECEMBER 31, 2000 AND THE CONSOLIDATED STATEMENTS OF INCOME, SHAREHOLDERS' EQUITY/DEFICIT AND CASH FLOWS FOR THE YEAR ENDED DECEMBER 31, 1999 (PRE-REORGANIZATION) WHICH ARE NO LONGER INCLUDED IN THE ACCOMPANYING FINANCIAL STATEMENTS.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of GB Holdings, Inc.:

We have audited the accompanying consolidated balance sheets of GB Holdings, Inc. and subsidiaries (the Company, a Delaware corporation) as of December 31, 2001 and 2000, and the related consolidated statements of operations, shareholders' equity (deficit) and cash flows for the period ended December 31, 2001 (post-reorganization), the periods from October 1, 2000 through December 31, 2000 (post-reorganization), January 1, 2000 through September 30, 2000 (pre-reorganization) and the period ended December 31, 1999 (pre-reorganization). These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GB Holdings, Inc. and subsidiaries as of December 31, 2001 and 2000, and the results of their operations and their cash flows for the period ended December 31, 2001 (post-reorganization), the periods from October 1, 2000 through December 31, 2000 (post-reorganization), January 1, 2000 through September 30, 2000 (pre-reorganization), and the period ended December 31, 1999 (pre-reorganization) in conformity with accounting principles generally accepted in the United States.


ARTHUR ANDERSEN LLP
Roseland, New Jersey
March 8, 2002

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                              (POST-REORGANIZATION)

                                     ASSETS

                                                                                DECEMBER 31,         DECEMBER 31,
                                                                                    2002                 2001
                                                                                ------------         ------------

Current Assets:
     Cash and cash equivalents .........................................     $       50,645,000   $       57,369,000
     Accounts receivable, net of allowances
       of $11,301,000 and $14,406,000, respectively ....................              4,976,000            8,911,000
     Inventories .......................................................              1,857,000            2,431,000
     Income tax deposits ...............................................              1,359,000              759,000
     Prepaid expenses and other current assets .........................              3,067,000            2,266,000
                                                                                   ------------         ------------

         Total current assets ..........................................             61,904,000           71,736,000
                                                                                   ------------         ------------

Property and Equipment:
     Land ..............................................................             54,344,000           54,814,000
     Buildings and improvements ........................................             91,657,000           84,890,000
     Equipment .........................................................             46,119,000           27,321,000
     Construction in progress ..........................................              3,597,000           17,003,000
                                                                                   ------------         ------------
                                                                                    195,717,000          184,028,000

     Less - accumulated depreciation and amortization ..................            (26,095,000)         (13,016,000)
                                                                                   ------------         ------------

     Property and equipment, net .......................................            169,622,000          171,012,000
                                                                                   ------------         ------------

Other Assets:
     Obligatory investments, net of allowances of $10,028,000 and
       $9,290,000, respectively ........................................             10,069,000            9,302,000
     Other assets ......................................................              3,117,000            3,872,000
                                                                                   ------------         ------------

         Total other assets ............................................             13,186,000           13,174,000
                                                                                   ------------         ------------

                                                                             $      244,712,000   $      255,922,000
                                                                                   ============         ============

                The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                              (POST-REORGANIZATION)

                      LIABILITIES AND SHAREHOLDER'S EQUITY

                                                                                DECEMBER 31,         DECEMBER 31,
                                                                                    2002                 2001
                                                                                ------------         ------------
Current Liabilities:
     Current maturities of long-term debt ..............................     $                -   $           19,000
     Accounts payable ..................................................              5,598,000            6,843,000
     Accrued liabilities -
         Salaries and wages ............................................              3,717,000            4,144,000
         Interest ......................................................              3,092,000            3,092,000
         Gaming obligations ............................................              3,752,000            4,692,000
         Insurance .....................................................              1,805,000            1,670,000
         Other .........................................................              3,955,000            4,602,000
                                                                                   ------------         ------------

         Total current liabilities .....................................             21,919,000           25,062,000
                                                                                   ------------         ------------

Long-Term Debt, net of current maturities ..............................            110,000,000          110,352,000
                                                                                   ------------         ------------

Other Noncurrent Liabilities ...........................................              3,445,000            3,839,000
                                                                                   ------------         ------------

Commitments and Contingencies

Shareholder's Equity:
     Preferred stock, $.01 par value per share;
       5,000,000 shares authorized; 0 shares outstanding ...............                      -                    -
     Common Stock, $.01 par value per share;
       20,000,000 shares authorized;
       10,000,000 shares issued and outstanding ........................                100,000              100,000
     Additional paid-in capital ........................................            124,900,000          124,900,000
     Accumulated deficit ...............................................            (15,652,000)          (8,331,000)
                                                                                   ------------         ------------

         Total shareholder's equity ....................................            109,348,000          116,669,000
                                                                                   ------------         ------------

                                                                             $      244,712,000   $      255,922,000
                                                                                   ============         ============

                The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                   POST-REORGANIZATION                    PRE-REORGANIZATION
                                                   --------------------------------------------------     ------------------
                                                     YEAR ENDED      YEAR ENDED       OCTOBER 1, 2000      JANUARY 1, 2000
                                                    DECEMBER 31,    DECEMBER 31,          THROUGH              THROUGH
                                                        2002            2001         DECEMBER 31, 2000    SEPTEMBER 30, 2000
                                                   --------------   ------------     -----------------    ------------------
Revenues:
   Casino .......................................  $  206,417,000  $  232,369,000   $      52,026,000    $     177,731,000
   Rooms ........................................      11,140,000      11,570,000           2,307,000            7,173,000
   Food and beverage ............................      23,305,000      29,408,000           7,201,000           21,122,000
   Other ........................................       3,739,000       4,683,000             951,000            3,549,000
                                                   --------------   -------------    ----------------    -----------------

                                                      244,601,000     278,030,000          62,485,000          209,575,000
   Less - promotional allowances ................     (51,128,000)    (62,281,000)        (15,774,000)         (47,112,000)
                                                   --------------   -------------    ----------------     ----------------

       Net revenues .............................     193,473,000     215,749,000          46,711,000          162,463,000
                                                   --------------   -------------    ----------------     ----------------

Expenses:
   Casino .......................................     143,189,000     168,676,000          41,581,000          120,343,000
   Rooms ........................................       2,985,000       3,391,000             664,000            2,106,000
   Food and beverage ............................      10,915,000       9,814,000           2,292,000            6,685,000
   Other ........................................       2,625,000       3,374,000             890,000            2,851,000
   General and administrative ...................      12,799,000      11,512,000           2,175,000            7,663,000
   Depreciation and amortization ................      15,457,000      12,133,000           3,834,000            9,414,000
   Loss on impairment of fixed assets ...........       1,282,000               -                   -                    -
   Loss on disposal of assets ...................         185,000          20,000              11,000               10,000
                                                   --------------   -------------    ----------------     ----------------

       Total expenses ...........................     189,437,000     208,920,000          51,447,000          149,072,000
                                                   --------------   -------------    ----------------     ----------------

Income (loss) from operations ...................       4,036,000       6,829,000          (4,736,000)          13,391,000
                                                   --------------   -------------    ----------------     ----------------

Non-operating income (expense):
   Interest income ..............................       1,067,000       2,671,000           1,338,000              518,000
   Interest expense (contractual interest of
       $16,545,000 for the nine months
       ended September 30, 2000) ................     (11,640,000)    (11,279,000)         (3,133,000)            (366,000)
   Reorganization and other related costs                       -               -              34,000           (2,807,000)
                                                   --------------   -------------    ----------------     -----------------

   Total non-operating expense, net .............     (10,573,000)     (8,608,000)         (1,761,000)          (2,655,000)
                                                   --------------   -------------    ----------------     -----------------

Income (loss) before income taxes,
   and extraordinary items ......................      (6,537,000)     (1,779,000)         (6,497,000)          10,736,000
   Income tax provision .........................        (784,000)        (55,000)                  -                    -
                                                   --------------   -------------    ----------------     ----------------

   Income (loss) before extraordinary items .....      (7,321,000)     (1,834,000)         (6,497,000)          10,736,000
   Extraordinary gain on prepetition debt
       discharge                                                -               -                   -           14,795,000
                                                   --------------   -------------    ----------------     ----------------

Net income (loss) ...............................  $   (7,321,000) $   (1,834,000)  $      (6,497,000)   $      25,531,000
                                                   ==============   =============    ================     ================

Basic/diluted loss per common share .............  $        (0.73) $        (0.18)  $           (0.65)
                                                   ==============   =============    ================

Weighted average common shares outstanding ......      10,000,000      10,000,000          10,000,000
                                                   ==============   =============    ================

                The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF CHANGES
                        IN SHAREHOLDER'S EQUITY (DEFICIT)
                  FOR THE YEAR ENDED DECEMBER 31, 2002 AND 2001
                             (POST-REORGANIZATION),
            FOR THE PERIOD OCTOBER 1, 2000 THROUGH DECEMBER 31, 2000
                             (POST-REORGANIZATION),
         JANUARY 1, 2000 THROUGH SEPTEMBER 30, 2000 (PRE-REORGANIZATION)

                                                                                        ADDITIONAL
                                                            COMMON STOCK                  PAID-IN            ACCUMULATED
                                                       SHARES          AMOUNT             CAPITAL              DEFICIT
                                                       ------          ------           ----------           -----------
BALANCE, JANUARY 1, 2000 ........................           1,000           1,000          27,946,000          (67,540,000)
   Net Income Pre-reorganization ................               -               -                   -           25,531,000
   Cancellation of old common stock
     pursuant to the plan for reorganization ....          (1,000)         (1,000)              1,000                    -
   Issuance of new common stock pursuant
     to the plan for reorganization .............      10,000,000         100,000          64,954,000                    -
   Elimination of accumulated deficit
     pursuant to the plan of reorganization .....               -               -         (42,009,000)          42,009,000
   Additional paid in capital pursuant to the
     plan of reorganization .....................               -               -          74,008,000                 -

------------------------------------------------------------------------------------------------------------------------------

BALANCE, SEPTEMBER 30, 2000 .....................      10,000,000         100,000         124,900,000                    -

   Net Loss Post-reorganization                                 -               -                   -           (6,497,000)
                                                       ----------        --------         -----------           ----------

BALANCE, DECEMBER 31, 2000 ......................      10,000,000         100,000         124,900,000           (6,497,000)

   Net Loss Post-reorganization                                 -               -                   -           (1,834,000)
                                                       ----------        --------         -----------           ----------


BALANCE, DECEMBER 31, 2001 ......................      10,000,000  $      100,000         124,900,000    $      (8,331,000)

   Net Loss Post-reorganization                                 -               -                   -           (7,321,000)
                                                       ----------        --------         -----------           ----------


BALANCE, DECEMBER 31, 2002 ......................      10,000,000  $      100,000         124,900,000    $     (15,652,000)
                                                       ----------        --------         -----------           ----------




                The accompanying notes to consolidated financial statements are an integral part of these consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                   POST-REORGANIZATION                    PRE-REORGANIZATION
                                                   ---------------------------------------------------    ------------------
                                                     YEAR ENDED      YEAR ENDED       OCTOBER 1, 2000      JANUARY 1, 2000
                                                    DECEMBER 31,    DECEMBER 31,          THROUGH              THROUGH
                                                        2002            2001         DECEMBER 31, 2000    SEPTEMBER 30, 2000
                                                   -------------    ------------     -----------------    ------------------
OPERATING ACTIVITIES:
Net income (loss) ................................ $   (7,321,000) $   (1,834,000)  $      (6,497,000)   $      25,531,000
Adjustments to reconcile net income (loss) to
    net cash provided by (used in) operating
    activities:
    Depreciation and amortization ................     15,457,000      12,133,000           3,834,000            9,414,000
    Loss on impairment of fixed assets ...........      1,282,000               -                -                    -
    Loss on disposal of assets ...................        185,000          20,000              11,000               10,000
    Provision for doubtful accounts, net .........      1,586,000       4,991,000           1,423,000            1,637,000
    Deferred income tax benefit ..................              -         292,000                   -                    -
    Decrease (increase) in accounts receivable ...      2,349,000      (2,930,000)         (3,157,000)            (184,000)
    (Decrease) increase in accounts payable and
      accrued liabilities ........................     (3,124,000)     (5,605,000)          5,370,000            1,956,000
Net change in other current assets ...............     (1,026,000)      1,261,000            (405,000)           3,452,000
Net change in other noncurrent assets and
liabilities ......................................        285,000      (2,580,000)         (4,708,000)         (11,083,000)
Extraordinary gain on prepetition debt discharge                -               -                   -          (14,795,000)
                                                      -----------     -----------         -----------         ------------
    Net cash (used in) provided by operating
    activities ...................................      9,673,000       5,748,000          (4,129,000)          15,938,000
                                                      ===========     ===========         ===========         ============

INVESTING ACTIVITIES:
Purchase of property and equipment ...............    (14,058,000)    (23,095,000)         (2,934,000)         (14,422,000)
Proceeds from disposition of assets ..............        320,000           4,000                   -               13,000
Proceeds from sale of obligatory investments .....        208,000         114,000             111,000              330,000
Purchase of obligatory investments ...............     (2,496,000)     (2,838,000)           (803,000)          (2,014,000)
                                                      -----------     -----------         -----------         ------------

  Net cash used in investing activities ..........    (16,026,000)    (25,815,000)         (3,626,000)         (16,093,000)
                                                      -----------     -----------         -----------         ------------

FINANCING ACTIVITIES:
Proceeds from issuance of common stock ...........              -               -                   -           65,000,000
Repayments of long-term debt .....................       (371,000)       (467,000)            (20,000)             (64,000)
                                                      -----------     -----------         -----------         ------------

  Net cash (used in) provided by financing
    activities ...................................       (371,000)       (467,000)            (20,000)          64,936,000
                                                      -----------     -----------         -----------         ------------

  Net (decrease) increase in cash and cash
    equivalents ..................................     (6,724,000)    (20,534,000)         (7,775,000)          64,781,000
     Cash and cash equivalents at beginning of
     period ......................................     57,369,000      77,903,000          85,678,000           20,897,000
                                                      ===========     ===========         ===========         ============

     Cash and cash equivalents at end of period .. $   50,645,000  $   57,369,000   $      77,903,000    $      85,678,000
                                                      ===========     ===========         ===========         ============


                The accompanying notes to consolidated financial statements are an integral part of these consolidated statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)      ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

         GB Holdings, Inc. ("Holdings") is a Delaware corporation and was a wholly owned subsidiary of Pratt Casino Corporation ("PCC") through December 31, 1998. PCC, a Delaware corporation, was incorporated in September 1993 and was wholly owned by PPI Corporation ("PPI"), a New Jersey corporation and a wholly-owned subsidiary of Greate Bay Casino Corporation ("GBCC"). Effective after December 31, 1998, PCC transferred 21% of the stock ownership in Holdings to PBV, Inc. ("PBV"), a newly formed entity controlled by certain stockholders of GBCC. As a result of a certain confirmed plan of reorganization of PCC and others in October 1999, the remaining 79% stock interest of PCC in Holdings was transferred to Greate Bay Holdings, LLC ("GBLLC"), whose sole member as a result of the same reorganization was PPI. In February 1994, Holdings acquired Greate Bay Hotel and Casino, Inc. ("GBHC"), a New Jersey corporation, through a capital contribution by its then parent. GBHC's principal business activity is its ownership of The Sands Hotel and Casino located in Atlantic City, New Jersey ("The Sands"). GB Property Funding Corp. ("GB Property Funding"), a Delaware corporation and a wholly-owned subsidiary of Holdings, was incorporated in September 1993 as a special purpose subsidiary of Holdings for the purpose of borrowing funds for the benefit of GBHC. Holdings has no operating activities and its only source of income is interest on cash equivalent investments. Holding's only significant assets are its investment in GBHC and its cash and cash equivalents of $31.8 million and $37.9 million as of December 31, 2002 and 2001, respectively.

         The accompanying consolidated financial statements include the accounts and operations of Holdings and its subsidiaries (Holdings, GBHC and GB Property Funding, collectively, the "Company"). All significant intercompany balances and transactions have been eliminated. Throughout this document, references to Notes are referring to the Notes to Consolidated Financial Statements contained herein.

         The Sands is located in Atlantic City, New Jersey on approximately 6.1 acres of land one-half block from the Boardwalk at Brighton Park between Indiana Avenue and Dr. Martin Luther King, Jr. Boulevard. The Sands facility currently consists of a casino and simulcasting facility with approximately 79,000 square feet of gaming space containing approximately 2,322 slot machines and approximately 40 table games; a hotel with 637 rooms (including 57 suites); six restaurants; one cocktail lounge; two private lounges for invited guests; an 800-seat cabaret theater; retail space; an adjacent nine-story office building with approximately 77,000 square feet of office space for its executive, financial and administrative personnel; the "People Mover", an elevated, enclosed, one-way moving sidewalk connecting The Sands to the Boardwalk using air rights granted by an easement from the City of Atlantic City and a garage and surface parking for approximately 1,750 vehicles.

         On January 5, 1998, the Company filed petitions for relief under Chapter 11 of the United States Bankruptcy Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of New Jersey (the "Bankruptcy Court"). On August 14, 2000, the Bankruptcy Court entered an order (the "Confirmation Order") confirming the Modified Fifth Amended Joint Plan of Reorganization Under Chapter 11 of the Bankruptcy Code Proposed by the Official Committee of Unsecured Creditors and High River Limited Partnership and its affiliates (the "Plan") for the Company. High River Limited Partnership ("High River") is an entity controlled by Carl C. Icahn. On September 13, 2000, the New Jersey Casino Control Commission (the "Commission") approved the Plan. On September 29, 2000, the Plan became effective (the "Effective Date") (see Note
2). All material conditions precedent to the Plan becoming effective were satisfied on or before September 29, 2000. Accordingly, the accompanying consolidated financial statements have been prepared in accordance with Statement of Position No. 90-7, "Financial Reporting by Entities in Reorganization under the Bankruptcy Code" ("SOP 90-7"). In addition, as a result of the Confirmation Order and the occurrence of the Effective Date, and in accordance with SOP 90-7, the Company has adopted "fresh start reporting" in the preparation of the accompanying consolidated financial statements. The Company's emergence from Chapter 11 resulted in a new reporting entity with no retained earnings or accumulated deficit as of September 30, 2000. As a result, the consolidated financial statements for the periods subsequent to September 30, 2000 reflect the new basis of accounting and are not comparable to consolidated financial statements presented prior to September 30, 2000. A black line has been drawn on the accompanying consolidated financial statements to distinguish between the pre-reorganization and post-reorganization entities.

         A significant amount of The Sands' revenues are derived from patrons living in northern New Jersey, southeastern Pennsylvania and metropolitan New York City. Competition in the Atlantic City gaming market is intense and management believes that this competition will continue or intensify in the future, especially with the expected opening of a new gaming property in Atlantic City in 2003.

(2)      FINANCIAL REORGANIZATION

         On the Effective Date, GB Property Funding's existing debt securities, consisting of its 10 7/8% First Mortgage Notes due January 15, 2004 (the "Old Notes") and all of Holdings' issued and outstanding shares of common stock owned by PBV and GBLLC (the "Old Common Stock"), were cancelled. As of the Effective Date, an aggregate of 10,000,000 shares of new common stock of Holdings (the "New Common Stock") were issued and outstanding, and $110,000,000 of 11% First Mortgage Notes due 2005 were issued by GB Property Funding (the "New Notes"). Holders of the Old Notes received a distribution of their pro rata shares of (i) the New Notes and (ii) 5,375,000 shares of the New Common Stock (the "Stock Distribution"). In addition, $65,000,000 in cash was obtained from affiliates of the majority shareholder.

         Pursuant to SOP 90-7, "fresh start reporting" has been reflected as of September 30, 2000 in the accompanying consolidated financial statements because: (i) the sum of the allowed claims, plus postpetition liabilities, exceeded the reorganization value of the preconfirmation assets of the emerging entity and (ii) Holdings experienced a change of control (as defined in SOP 90-7). SOP 90-7 requires under these circumstances the creation of a new reporting entity and the recording of assets and liabilities at their fair values. In support of the restructuring process, the Company retained an independent third party to determine, among other things, the value of the equity of Holdings. This independent third party set the value of the equity between a range of $11 and $14 per share. The Bankruptcy Court, considering the testimony of that third party and others offered at the confirmation hearing on the Plan, accepted this range and used the mid-point of $12.50 per share for the purpose of determining the value of the unsecured portion of the claim of the holders of the Old Notes. For these reasons, Holdings has set the value of the post confirmation assets of the reorganized entity based upon that value of the equity and the New Notes and by the post petition liabilities assumed. The resulting difference between the equity, New Notes and post petition liability assumed and the liabilities subject to compromise and equity eliminated has been allocated to long term assets based upon a pro rata determination of their fair values, as required by SOP 90-7.

         The discharge of debt and "fresh start reporting" have been reflected in the accompanying September 30, 2000 consolidated financial statements. The gain from discharge of debt has been regarded as an extraordinary item.

         Assuming the reorganization had been effective January 1, 2000, depreciation and amortization expense would have decreased an estimated $1,100,000 and interest expense would have increased an estimated $9,008,000 for the year ended December 31, 2000. On a pro forma basis, reorganization costs of $2,773,000 and the extraordinary gain on pre-petition debt discharge of $14,795,000 would not have been reported in 2000.

(3)      SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies followed in the preparation of the accompanying consolidated financial statements are discussed below. The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the balance sheets, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


         The accompanying consolidated financial statements include the accounts and operations of Holdings and its subsidiaries (Holdings, GBHC and GB Property Funding, collectively, the "Company"). All significant intercompany balances and transactions have been eliminated. Throughout this document, references to Notes are referring to the Notes to Consolidated Financial Statements contained herein.

CASINO REVENUES, PROMOTIONAL ALLOWANCES AND DEPARTMENTAL EXPENSES -

         The Sands recognizes the net win from gaming activities (the difference between gaming wins and losses) as casino revenues. Casino revenues are net of accruals for anticipated payouts of progressive and certain other slot machine jackpots. Such anticipated jackpots and payouts are included in gaming liabilities on the accompanying consolidated balance sheets.

         In 2001, the Emerging Issues Task Force (the "EITF") reached a consensus on Issue No. 01-09: "Accounting for Consideration Given by a Vendor to a Customer (Including a Reseller of the Vendor's Products)" ("EITF 01-09"). For a sales incentive offered voluntarily by a vendor to its patrons, EITF 01-09 requires the vendor to recognize the cost of the sales incentive at the later of the date at which the related revenue is recorded by the vendor, or the date at which the sales incentive is offered. Application of EITF 01-09 is required in annual or interim financial statements for periods beginning after December 15, 2001. EITF 01-09 requires, among other things, that cash or other consideration provided to customers as part of a transaction is presumed to be a reduction in revenue unless the vendor is able to establish both that it received or will receive a separate identifiable benefit and the fair value of the benefit can be reasonably estimated. The Company offers cash inducements to encourage visitation and play at the casino and, as the Company was unable to meet the criteria as discussed in EITF 01-09, these costs have been classified as promotional allowances on the accompanying consolidated statements of operations.

         With the adoption of the new standards, the prior year periods presented have been reclassified to conform to the new presentation. This resulted in a $20.1 million, $5.1 million and $16.5 million increase in promotional allowances (and a corresponding reduction in casino expenses) for the year ended December 31, 2001, the three months ended December 31, 2000 and the nine months ended September 30, 2000, respectively. Application of the requirements of EITF 01-09 do not have an impact on previously reported operating income or net income and have no impact on the previously reported consolidated financial statements other than the reclassifications noted above.

         The estimated value of rooms, food and beverage and other items that were provided to customers without charge has been included in revenues and a corresponding amount has been deducted as promotional allowances. The costs of such complimentaries have been included in casino expenses on the accompanying consolidated statements of operations. Costs of complimentaries allocated from the rooms, food and beverage and other operating departments to the casino department were as follows:

                                                 Post-reorganization                             Pre-reorganization
                          ------------------------------------------------------------------    ----------------------

                                                                          October 1, 2000          January 1, 2000
                              Year Ended             Year Ended          through December         through September
                          December 31, 2002      December 31, 2001           31, 2000                 30, 2000
                          -------------------    -------------------    --------------------    ----------------------
Rooms ..................        $  8,194,000           $  8,139,000           $   1,630,000            $    4,299,000

Food and Beverage ......          19,846,000             26,409,000               6,867,000                18,745,000

Other ..................           2,223,000              4,614,000                 602,000                 3,172,000
                          -------------------    -------------------    --------------------    ----------------------

                               $  30,263,000          $  39,162,000           $   9,099,000            $   26,216,000
                          ===================    ===================    ====================    ======================


CASH AND CASH EQUIVALENTS -

         Cash and cash equivalents are generally comprised of cash and investments with original maturities of three months or less, such as commercial paper, certificates of deposit and fixed repurchase agreements.

ALLOWANCE FOR DOUBTFUL ACCOUNTS -

         In its normal course of business The Sands incurs receivables arising from credit provided to casino customers, hotel customers and accrued interest receivable. The allowance for doubtful accounts adjusts these gross receivables to management's estimate of their net realizable value. The provision for doubtful accounts charged to expense is determined by Management based on a periodic review of the receivable portfolio. This provision is based on estimates, and actual losses may vary from these estimates. The allowance for doubtful accounts is maintained at a level that Management considers adequate to provide for possible future losses. Provisions for doubtful accounts amounting to $1,586,000 and $4,991,000 for the years ended December 31, 2002 and 2001, respectively, $1,423,000 for the period October 1, 2000 through December 31, 2000 and $1,637,000 for the period January 1, 2000 through September 30, 2000 were recorded in Casino Expenses on the accompanying consolidated statements of operations.

INVENTORIES -

         Inventories are stated at the lower of cost (on a first-in, first-out basis) or market.

PROPERTY AND EQUIPMENT -

         As of the Effective Date, property and equipment were restated pursuant to SOP 90-7 (see Note 2) and are being depreciated utilizing the straight line method over their remaining estimated useful lives.

         Property and equipment purchased after the Effective Date have been recorded at cost and are being depreciated utilizing the straight-line method over their estimated useful lives as follows:

         Buildings and improvements .............  25-40 years
         Operating equipment ....................    3-7 years

         Interest costs related to property and equipment acquisitions are capitalized during the acquisition period and are being amortized over the useful lives of the related assets (see Note 11).

DEFERRED FINANCING COSTS -

         The costs of issuing long-term debt, including all related underwriting, legal, directors and accounting fees, were capitalized and are being amortized over the term of the related debt issue. Deferred financing costs of $180,000 were incurred in connection with GB Property Funding's offering of $110,000,000 11% New Notes. During 2001, additional costs associated with a Consent Solicitation by GB Property Funding to modify the original indenture for the $110,000,000 New Notes were capitalized and are also being amortized over the remaining term of the New Notes. Total Consent Solicitation costs, including expenses, amounted to $2,083,000 in 2001 (see Note
4). For the years ended December 31, 2002 and 2001 and the three months ended December 31, 2000, amortization of deferred financing costs were $555,000, $174,000 and $10,000 respectively. There was no amortization of deferred financing costs for the nine months ended September 30, 2000.

 LONG-LIVED ASSETS -

         In 2002, the Company adopted FASB Statement No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" ("FAS No. 144"), which excludes from the definition of long-lived assets goodwill and other intangibles that are not amortized in accordance with FAS No. 142. FAS No. 144 requires that long-lived assets to be disposed of by sale be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. FAS No. 144 also expands the reporting of discontinued operations to include components of an entity that have been or will be disposed of rather than limiting such discontinuance to a segment of a business. The adoption of FAS No. 144 did not have an impact on the Company's consolidated financial statements.

         The Company periodically reviews long-lived assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Impairments are recognized when the expected future undiscounted cash flows derived from such assets are less than their carrying value. For such cases, losses are recognized for the difference between the fair value and the carrying amount. Assets to be disposed of by sale or abandonment, and where management has the current ability to remove such assets from operations, are recorded at the lower of carrying amount or fair value less cost of disposition. Depreciation for these assets is suspended during the disposal period, which is generally less than one year. Assumptions and estimates used in the determination of impairment losses, such as future cash flows and disposition costs, may affect the carrying value of long-lived assets and possible impairment expense in the Company's consolidated financial statements.

          As of September 30, 2000, assets were valued in accordance with SOP 90-7 (see Note 2). As a result of this and subsequent reviews and adjustment, Management does not believe that any material impairment currently exists related to its long-lived assets.

ACCRUED INSURANCE -

         GBHC is self insured for a portion of its general liability, certain health care and other liability exposures. A third party insures losses over prescribed levels. Accrued insurance includes estimates of such accrued liabilities based on an evaluation of the merits of individual claims and historical claims experience. Accordingly, GBHC's ultimate liability may differ from the amounts accrued.

 INCOME TAXES -

         Prior to 1997, Holdings was included in the consolidated federal income tax return of Hollywood Casino Corporation ("HCC"). Holdings' operations were included in GBCC's consolidated federal income tax returns for the years ended December 31, 1998 and 1997, but GBCC agreed to allow Holdings to become deconsolidated from the GBCC group effective after December 31, 1998. In accordance therewith, HCC transferred 21% of the stock ownership in Holdings to PBV, effecting the deconsolidation of Holdings from the GBCC group for federal income tax purposes (the "Deconsolidation"). Accordingly, beginning in 1999, Holdings' provision for federal income taxes is calculated and paid on a consolidated basis with GB Property Funding and GBHC (see Note 5).

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted rates expected to apply to taxable income in the years in which temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in the tax rates is recognized in income in the period of the enactment date.

INCOME (LOSS) PER SHARE -

         Financial Accounting Standards No. 128, "Earnings Per Share" ("FAS 128"), requires, among other things, the disclosure of basic and diluted earnings per share for public companies. Since the capital structure of Holdings is simple, in that no potentially dilutive securities were outstanding during the periods presented, basic income (loss) per share is equal to diluted income
(loss) per share. Basic income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding.

         Additionally, FAS 128 requires among other things, the income (loss) per share effect of extraordinary items and is computed by dividing the extraordinary item by the weighted average number of common shares outstanding.

         On a pro forma basis, for the period presented prior to the Effective Date, the income per share would have been as follows:

                                                         Pre-reorganization
                                                      -------------------------

                                                      January 1, 2000 through
                                                         September 30, 2000
                                                      -------------------------

Basic/diluted income per common share:

     Before extraordinary item ....................             $         1.07

     Extraordinary item ...........................                       1.48

Net income per share ..............................                       2.55
                                                      =========================

Weighted average common shares outstanding ........           $     10,000,000
                                                      =========================

NEW ACCOUNTING PRONOUNCEMENTS -

         On January 1, 2003, the Company adopted FAS No. 143, "Asset Retirement Obligations" ("SFAS No. 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of FAS No. 143 is not expected to have a material impact on the Company's consolidated financial statements.

         In June 2002, FASB issued FAS No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("FAS 146"). FAS No. 146 nullifies Emerging Issues Task Force ("EITF") Issue No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)" ("EITF 94-3"), and requires that a liability for a cost associated with an exit or disposal activity be recognized and measured initially at fair value in the period in which the liability is incurred. Under EITF 94-3, a liability for an exit cost was required to be recognized at the date of an entity's commitment to an exit plan. The adoption of SFAS No. 146 is expected to result in delayed recognition for certain types of costs as compared to the provisions of EITF 94-3. FAS No. 146 is effective for new exit or disposal activities that are initiated after December 31, 2002, and does not affect amounts currently reported in the Company's consolidated financial statements. FAS No. 146 will affect the types and timing of costs included in future restructuring programs, if any.

         On January 1, 2003, the Company adopted FAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("FAS 148"), which provides alternative methods of transition for companies that choose to switch to the fair value method of accounting for stock options. SFAS No. 148 also makes changes in the disclosure requirements for stock-based compensation, regardless of which method of accounting is chosen. The adoption of SFAS No. 148 is not expected to have any impact on the Company's consolidated financial statements.

         In November 2002, the FASB issued Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("Interpretation No. 45"). Interpretation No. 45 requires the disclosure of certain guarantees existing at December 31, 2002. The Company had no guarantees meeting the requirements of Interpretation No. 45 at December 31, 2002. In addition, Interpretation No. 45 requires the recognition of a liability for the fair value of the obligation of qualifying guarantee activities that are initiated or modified after December 31, 2002. Accordingly, the Company will apply the recognition provisions of Interpretation No. 45 prospectively to applicable guarantee activities initiated after December 31, 2002.

RECLASSIFICATIONS -

         Certain reclassifications have been made to prior years' consolidated financial statements to conform to the current year consolidated financial statement presentations.

(4)      LONG-TERM DEBT

         LONG-TERM DEBT IS COMPRISED OF THE FOLLOWING:

                                              December 31, 2002             December 31, 2001
                                           -------------------------     -------------------------
11% Notes, due September 29, 2005 (a) ...          $    110,000,000            $    110,000,000

Other ...................................                         -                     371,000
                                           -------------------------     -------------------------

     Total indebtedness .................               110,000,000                 110,371,000

Less - current maturities ...............                         -                     (19,000)
                                           -------------------------     -------------------------

     Total long-term debt ...............          $    110,000,000              $  110,352,000
                                           =========================     =========================

 (a) As a result of the Confirmation Order and the occurrence of the Effective Date and under the terms of the Plan, the Old Notes were cancelled and replaced with $110,000,000 of 11% notes due 2005 ("New Notes"). Interest on the New Notes is payable on March 29 and September 29, beginning March 29, 2001. The outstanding principal is due on September 29, 2005. The New Notes are unconditionally guaranteed, on a joint and several basis, by both Holdings and GBHC, and are secured by substantially all of the assets, as of the Effective Date, other than cash and gaming receivables of Holdings and GBHC.

       The original indenture for the New Notes contained various provisions, which, among other things, restricted the ability of Holdings and GBHC to incur certain senior secured indebtedness beyond certain limitations, and contained certain other limitations on the ability to merge, consolidate, or sell substantially all of their assets, to make certain restricted payments, to incur certain additional senior liens, and to enter into certain sale-leaseback transactions.

       In a Consent Solicitation Statement and Consent Form dated September 14, 2001, GB Property Funding sought the consent of holders of the New Notes to make certain changes to the original indenture (the "Modifications"). The Modifications included, but were not limited to, a deletion of, or changes to, certain provisions the result of which would be (i) to permit Holdings and its subsidiaries to incur any additional indebtedness without restriction, to issue preferred stock without restriction, to make distributions in respect of preferred stock and to prepay indebtedness without restriction, to incur liens without restriction and to enter into sale-leaseback transactions without restriction, (ii) to add additional exclusions to the definition of "asset sales" to exclude from the restrictions on "asset sales" sale-leaseback transactions, conveyances or contributions to any entity in which Holdings or its subsidiaries has or obtains equity or debt interests, and transactions (including the granting of liens) made in accordance with another provision of the Modifications relating to collateral release and subordination or any documents entered into in connection with an "approved project" (a new definition included as part of the Modifications which includes, if approved by the Board of Directors of Holdings, incurrence of indebtedness or the transfer of assets to any person if Holdings or any of its subsidiaries has or obtain debt or equity interests in the transferee or any similar, related or associated event, transaction or activity) in which a release or subordination of collateral has occurred including, without limitation, any sale or other disposition resulting from any default or foreclosure, (iii) to exclude from the operation of covenants related to certain losses to collateral, any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (iv) to permit the sale or other conveyances of Casino Reinvestment Development Authority investments in accordance with the terms of a permitted security interest whether or not such sale was made at fair value, (v) to exclude from the operation of covenants related to the deposit into a collateral account of certain proceeds of "asset sales" or losses to collateral any assets and any proceeds thereof, which have been subject to the release or subordination provisions of the Modifications, (vi) to add new provisions authorizing the release or subordination of the collateral securing the New Notes in connection with, in anticipation of, as a result of, or in relation to, an

       "approved project", and (vii) various provisions conforming the text of the original indenture to the intent of the preceding summary of the Modifications.

       Holders representing approximately 98% in principal amount of the New Notes provided consents to the Modifications. Under the terms of the original indenture, the consent of holders representing a majority in principal amount of New Notes was a necessary condition to the Modifications. Accordingly, GB Property Funding, as issuer, and Holdings and GBHC, as guarantors, and Wells Fargo Bank Minnesota, National Association, as trustee, entered into an Amended and Restated Indenture dated as of October 12, 2001, containing the Modifications to the original indenture described in the Consent Solicitation Statement (the "Amended and Restated Indenture"). In accordance with the terms of the Consent Solicitation Statement, holders of New Notes, who consented to the Modifications and who did not revoke their consents ("Consenting Noteholders"), were entitled to $17.50 per $1,000 in principal amount of New Notes, subject to certain conditions including entry into the Amended and Restated Indenture. Upon entry into the Amended and Restated Indenture on October 12, 2001, the Company transferred approximately $1.9 million to the Trustee for distribution to Consenting Noteholders.

         As of December 31, 2002 the only scheduled payment of long-term debt is the $110 million for New Notes, due September 29, 2005.

         Interest paid amounted to $12,128,000 and $12,156,000 for the years ended December 31, 2002 and 2001, respectively. Interest paid amounted to $18,000 for the three months ended December 31, 2000 and $57,000 for the nine months ended September 30, 2000. At December 31, 2002 and 2001, accrued interest on the New Notes was $3,092,000 and $3,092,000, respectively.

(5)      INCOME TAXES

         The components of the (provision) benefit for income taxes are as follows:

                                                    Post-reorganization                           Pre-reorganization
                              ----------------------------------------------------------------    --------------------

                                                                            October 1, 2000         January 1, 2000
                                  Year Ended            Year Ended          through December       through September
                              December 31, 2002      December 31, 2001          31, 2000               30, 2000
                              -------------------    ------------------    -------------------    --------------------
Federal income tax
(provision) benefit ........  $                      $                     $                      $

     Current ...............                   -             (292,000)                      -                       -

     Deferred ..............                   -               292,000                      -                       -

State income tax
(provision) benefit

     Current ...............           (784,000)              (55,000)                      -                       -

     Deferred ..............                   -                     -                      -                       -
                              -------------------    ------------------    -------------------    --------------------

                              $        (784,000)     $        (55,000)     $                -     $                 -
                              ===================    ==================    ===================    ====================

         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes, and the amounts used for income tax purposes. The major components of deferred tax liabilities and assets as of December 31, 2002 were as follows:

                                                                    2002
                                                             -------------------
    Deferred tax assets:
          Bad debt reserve ................................  $      5,137,000
          Deferred financing costs ........................         1,053,000
          Group insurance .................................           936,000
          Accrued vacation ................................           732,000
          Action cash awards accrual ......................           499,000
          Jackpot accrual .................................           337,000
          Medical reserve .................................           109,000
          Other ...........................................           101,000
          CRDA ............................................         5,512,000
          Federal and state net operating loss carryforward         8,163,000
          Grantors trust income ...........................         3,570,000
          Credit carryforwards ............................         2,421,000
          Other ...........................................           229,000
                                                             -------------------
              Total deferred tax assets ...................        28,799,000

    Deferred tax liabilities:
        Noncurrent:
          Depreciation of plant and equipment .............       (18,466,000)
          Chips and tokens ................................           (76,000)
                                                             -------------------

              Total deferred tax liabilities ..............       (18,542,000)
                                                             -------------------

              Less valuation allowance ....................       (10,257,000)
                                                             -------------------

              Net deferred tax assets (liabilities) .......  $              -
                                                             ===================

         Federal net operating loss carryforwards were generated in 2002 and will expire in the year 2022. The enactment of the Business Tax Reform Act ("BTR") on July 2, 2002 deferred New Jersey net operating losses ("State NOL's") set to expire in 2003, for a two year period. The general business credit carryforwards expire in 2003 through 2022.

         Financial Accounting Standards No. 109 ("FAS 109") requires that the tax benefit of NOL's and deferred tax assets resulting from temporary differences be recorded as an asset and, to the extent that management can not assess that the utilization of all or a portion of such NOL's and deferred tax assets is more likely than not, requires the recording of a valuation allowance. Due to various uncertainties, management is unable to determine that realization of the Company's deferred tax asset is more likely than not and, thus, has provided a valuation allowance for the entire amount at December 31, 2002 and 2001.

         The provision for income taxes differs from the amount computed at the federal statutory rate as a result of the following:

                                                         Year Ended
                                                     December 31, 2002
                                                  -------------------------

       Federal statutory rate ..................            35.0%
       State taxes net of federal benefit ......             1.6%
       Permanent differences ...................            (0.9)%
       Tax credits .............................            13.2%
       Deferred tax valuation allowance ........           (57.8)%
       Other                                                (3.1)%
                                                  -------------------------
                                                           (12.0)%
                                                  =========================

         The Internal Revenue Service has completed the examination of the consolidated federal income tax returns of HCC for the years 1995 and 1996 and the consolidated federal income tax returns for GBCC for the years 1997 and 1998 in which the Company was included (the "Audit"). The Company has fulfilled all obligations pertaining to its share of adjustments stemming from the audit and accounted for all impacts on its Federal NOL's and credit carryforwards.

         The State of New Jersey is examining the state corporate business tax return of GBHC for the years 1996, 1997 and 1998. It is management's position that any claims by the State of New Jersey against GBHC attributable to anytime prior to January 5, 1998 is barred by applicable provisions of the Bankruptcy Code. Management is presently unable to estimate the impact of New Jersey's tax audit on the financial position or results of operations of GBHC.

         As a result of the Confirmation Order and the occurrence of the Effective Date and under the terms of the Plan, the Company's outstanding debt was discharged (see Note 2). Pursuant to the Internal Revenue Code, debt that is cancelled or discharged under the Bankruptcy Code does not generate taxable income in the current period to the debtor. Instead, certain tax attributes otherwise available to the debtor are reduced. This attribute reduction is effective for tax purposes beginning January 1, 2001. Approximately $14.9 million of the Company's tax attributes relating to the tax bases of noncurrent assets were reduced as of January 1, 2001. Holdings also had a change of ownership as defined under Internal Revenue Code Section 382 upon the effective date of the plan. Management currently estimates there will be no significant limitations on the ability of the Company to use its tax credit carryforwards on a post confirmation basis as a result of this change of ownership.

         The State income tax provision of $784,000 for the year ended December 31, 2002 includes $774,000 of alternative minimum assessment for GBHC and $10,000 of corporate business tax for GBH.

(6)      TRANSACTIONS WITH RELATED PARTIES

         GBHC's rights to the trade name "Sands" (the "Trade Name") were derived from a license agreement between GBCC and an unaffiliated third party. Amounts payable by the Sands for these rights were equal to the amounts paid to the unaffiliated third party. As a result of the Confirmation Order and the occurrence of the Effective Date and under the terms of the Plan, GBHC was assigned by High River the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of the Effective Date. High River received no payments for its assignment of these rights. Payment is made directly to the owner of the Trade Name. The calculation of the license fee is the same as under the previous agreement. For the years ended December 31, 2002 and 2001, the license fee amounted to $272,000 and $268,000, respectively. Such charges amounted to $66,000 for the three months ended December 31, 2000 and $215,000 during the nine months ended September 30, 2000.

         During the year ended December 31, 2002, GBHC borrowed $6.5 million from Holdings. This borrowing is eliminated in the consolidation of, and has no impact on, the accompanying consolidated financial statements.

(7)      NEW JERSEY REGULATIONS AND OBLIGATORY INVESTMENTS

         The Sands conducts gaming operations in Atlantic City, New Jersey and operates a hotel and several restaurants, as well as related support facilities. The operation of an Atlantic City casino/hotel is subject to significant regulatory control. Under the New Jersey Casino Control Act (the "Casino Act"), GBHC was required to obtain and is required to periodically renew its operating license. A casino license is not transferable and, after the initial licensing and two one-year renewal periods, is issued for a term of up to four years. The plenary license issued to the Sands was renewed by the Commission in September 2000 and extended through September 2004. The Commission may reopen licensing hearings at any time. If it were determined that gaming laws were violated by a licensee, the gaming license could be conditioned, suspended or revoked. In addition, the licensee and other persons involved could be subject to substantial fines.

         The Casino Act requires casino licensees to pay an investment alternative tax of 2.5% of Gross Revenue (the "2.5% Tax") or, in lieu thereof, to make quarterly deposits of 1.25% of quarterly Gross Revenue with the CRDA (the "Deposits"). The Deposits are then used to purchase bonds at below-market interest rates from the CRDA or to make qualified investments approved by the CRDA. The CRDA administers the statutorily mandated investments made by casino licensees and is required to expend the monies received by it for eligible projects as defined in the Casino Act. The Sands has elected to make the Deposits with the CRDA rather than pay the 2.5% Tax.

         As of December 31, 2002 and 2001, the Sands had purchased bonds totaling $6,946,000 and $6,980,000, respectively. In addition, the Sands had remaining funds on deposit and held in escrow by the CRDA at December 31, 2002 and 2001, of $13,151,000 and $11,612,000, respectively. The bonds purchased and the amounts on deposit and held in escrow are collectively referred to as "obligatory investments" on the accompanying consolidated financial statements.

         Obligatory investments at December 31, 2002 and 2001, are net of accumulated valuation allowances of $10,028,000 and $9,290,000, respectively, based upon the estimated realizable values of the investments. Provisions for valuation allowances for the years ended December 31, 2002 and 2001 amounted to $1,521,000 and $1,341,000, respectively. Provisions for valuation allowances for the three months ended December 31, 2000 and the nine months ended September 30, 2000 amounted to $243,000 and $1,044,000, respectively.

         The Sands has, from time to time, contributed certain amounts held in escrow by the CRDA to fund CRDA sponsored projects. During 2002, the Sands contributed $925,000 of its escrowed funds to CRDA sponsored projects and received $116,000 in a cash refund. In 2001, the Sands contributed $322,000 of its escrowed funds to CRDA sponsored projects and received $80,000 in a cash refund and $84,000 in waivers of certain future Deposit obligations. During the three months ended December 31, 2000, the Sands contributed $3,310,000 of its escrowed funds to a CRDA sponsored project and received a cash refund of $828,000 in consideration for the contribution. Prior to this, the CRDA had granted the Sands waivers of certain of its future Deposit obligations in consideration of similar contributions. The Sands had made such contributions of Deposits during the nine months ended September 30, 2000, totaling $142,000, resulting in waivers granted by the CRDA totaling $72,000. Other assets aggregating $811,000 and $1,010,000, respectively, have been recognized on the accompanying consolidated balance sheets at December 31, 2002 and 2001, and are being amortized over a period of ten years commencing with the completion of the projects. Amortization of other assets totaled $199,000, $202,000, $51,000 and $151,000 for the years ended December 31, 2002 and 2001, the three months ended December 31, 2000 and the nine months ended September 30, 2000, respectively.

(8)      LEGAL PROCEEDINGS

         The Company filed tax appeals with the New Jersey Tax Court (the "NJ Tax Court") challenging the amount of its real property assessment for calendar years 1996 through 2001, inclusive, and filed an appeal for calendar year 2002 with the Atlantic County Tax Board ("AC Tax Board"). The City of Atlantic City also appealed the amount of assessments for the years 1996 through 2001, inclusive, and filed a cross-petition with the Atlantic County Tax Board for calendar year 2002. The AC Tax Board declined to hear the appeal and therefore the appeal and cross-petition for calendar year 2002 is now pending before the NJ Tax Court. The Sands has also filed a tax appeal for calendar year 2003 with the New Jersey Tax Court and it is expected that the City of Atlantic City will file a counterclaim.

         The Company discovered certain failures relating to currency transaction reporting and self-reported the situation to the applicable regulatory agencies. The Company conducted an internal examination of the matter and the New Jersey Division of Gaming Enforcement conducted a separate review. The Company has revised internal control processes and taken other measures to address the situation. The Company may be subjected to regulatory sanctions, which may include cash penalties. However, the potential cash penalties cannot be estimated at this time.

         The Company is a party in various legal proceedings with respect to the conduct of casino and hotel operations and has received employment related claims. Although a possible range of losses cannot be estimated, in the opinion of management, based upon the advice of counsel, the Company does not expect settlement or resolution of these proceedings or claims to have a material adverse impact upon the consolidated financial position or results of operations of the Company, but the outcome of litigation and the resolution of claims is subject to uncertainties and no assurances can be given. The accompanying consolidated financial statements do not include any adjustments that might result from these uncertainties.

         On February 26, 2003, the Sands received a letter from counsel for Mr. Frederick H. Kraus, Executive Vice President, General Counsel and Secretary, indicating that he had been retained to represent Mr. Kraus "in regards to a constructive discharge, breach of contract, severance pay" and other claims. This matter has been referred to legal counsel for evaluation. Management does not believe this matter will have a material impact, if any, on the financial position or results of operations of the Company.

(9)      ACQUISITION OF CLARIDGE ADMINISTRATION BUILDING

         In April 2000, GBHC entered into an agreement with the entities controlling the Claridge Hotel and Casino (the "Claridge") to acquire the Claridge Administration Building. The purchase price was $3.5 million, consisting of $1.5 million in cash at closing and $2.0 million consideration tendered through the elimination for 40 months of a $50,000 monthly license fee paid by the Claridge to GBHC, under an agreement between the Claridge and GBHC governing the development and operation of the "People Mover" leading from the boardwalk to the Sands and the Claridge. The present value of the $2.0 million consideration has been recorded in other accrued and other noncurrent liabilities sections of the balance sheet. GBHC reduces and adjusts the respective liabilities as it records the People Mover license fee in other income and interest expense at an imputed rate of 10%. At December 31, 2002, $339,000 remained in other accrued liabilities related to the Claridge Administration Building acquisition.

(10)     EMPLOYEE RETIREMENT SAVINGS PLAN

         Effective January 1, 1999, GBHC administers and participates in the Sands Retirement Plan, a qualified defined contribution plan for the benefit of all of GBHC's employees, who satisfy certain eligibility requirements.

         The Sands Retirement Plan is qualified under the requirements of
Section 401(k) of the Internal Revenue Code allowing participating employees to benefit from the tax deferral opportunities provided therein. All employees of GBHC, who have completed one year of service, as defined, and who have attained the age of 21, are eligible to participate in the Savings Plan.

         The Sands Retirement Plan provides for a matching contribution by GBHC based upon certain criteria, including levels of participation by GBHC's employees. GBHC incurred matching contributions totaling $575,000, $700,000, $192,000 and $561,000, for the years ended December 31, 2002 and 2001, the three months ended December 31, 2000 and the nine months ended September 30, 2000, respectively.

(11)     SUPPLEMENTAL CASH FLOW INFORMATION

         Interest Paid, Interest Capitalized and Income Taxes paid during the periods presented are set forth below:

                                                   POST-REORGANIZATION                    PRE-REORGANIZATION
                                    --------------------------------------------------    ------------------
                                      YEAR ENDED      YEAR ENDED       OCTOBER 1, 2000      JANUARY 1, 2000
                                     DECEMBER 31,    DECEMBER 31,          THROUGH              THROUGH
                                         2002            2001         DECEMBER 31, 2000    SEPTEMBER 30, 2000
                                    -------------    ------------     -----------------    ------------------
Interest paid ..................    $   12,128,000  $   12,156,000   $       18,000       $          57,000
                                    ==============  ==============   ==============       =================
Interest Capitalized ...........    $      766,000  $    1,207,000   $            -       $               -
                                    ==============  ==============   ==============       =================
Interest Taxes paid ............    $    1,764,000  $      205,000   $            -       $         932,000
                                    ==============  ==============   ==============       =================

(12)     DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

         Disclosure of the estimated fair value of financial instruments is required under FAS No 107, "Disclosure About Fair Value of Financial Instruments." The fair value estimates are made at discrete points in time based on relevant market information and information about the financial instruments. These estimates may be subjective in nature and involve uncertainties and significant judgment and therefore cannot be determined with precision.

         Cash and cash equivalents are valued at the carrying amount. Such amount approximates the fair value of cash equivalents because of the short maturity of these instruments.

         Obligatory investments are valued at a carrying amount which includes an allowance reflecting the below market interest rate associated with such investments.

         Other debt obligations with a short remaining maturity are valued at the carrying amount.

         New Notes are valued at the market closing price on December 31, 2002 and 2001, respectively.

         The estimated carrying amounts and fair values of Holdings' financial instruments at December 31, 2002 and 2001 are as follows:

                                                          DECEMBER 31, 2002                     DECEMBER 31, 2001
                                                     --------------------------          -------------------------------
                                                      CARRYING                           CARRYING
                                                       AMOUNT        FAIR VALUE           AMOUNT              FAIR VALUE
                                                     ----------      ----------          ---------          --------------
Financial Assets
   Cash and cash equivalents ................      $   50,645,000  $   50,645,000   $     57,369,000     $      57,369,000
   Obligatory investments, net ..............         10,069,000      10,069,000           9,302,000             9,302,000

Financial Liabilities:
   Interest payable .........................          3,092,000        3,092,000          3,092,000             3,092,000
   New Notes ................................        110,000,000       88,000,000        110,000,000            90,750,000
   Other Notes Payable ......................                  -                -            371,000               371,000

(13)     OPERATING LEASES

         The Company leases certain equipment and property. Total lease expense was $2.5 million for the year ended December 31, 2002. The following table sets forth the future minimum rental commitments for operating leases:

                            2003 ........   $ 2,136,000
                            2004 ........     1,986,000
                            2005 ........     1,966,000
                            2006 ........     1,998,000
                            2007 ........     1,998,000
                            Thereafter ..   $10,430,000
                                            -----------

                             Total ......   $ 20,514,000
                                            ============

(14)     SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

                                                                                    QUARTER
                                                    ----------------------------------------------------------------------
                                                         FIRST             SECOND              THIRD             FOURTH
                                                    --------------       ----------          ---------         ----------
YEAR ENDED DECEMBER 31, 2002

     Net revenues ............................     $     53,244,000   $     49,582,000   $     49,797,000   $     40,850,000
                                                   ================   ================   ================   ================
     Income (loss) from operations ...........     $      5,958,000   $        867,000   $      1,938,000   $      4,727,000
                                                   ================   ================   ================   ================
     Net Income/(loss) .......................     $      2,258,000   $     (1,218,000)  $       (906,000)  $     (7,455,000)
                                                   ================   ================   ================   ================
     Net income (loss) per share .............     $          0.23    $         (0.12)   $         (0.09)   $         (0.75)
                                                   ================   ================   ================   ================

YEAR ENDED DECEMBER 31, 2001

     Net revenue (A) .........................     $     48,601,000   $     56,888,000   $     60,985,000   $     49,275,000
                                                   ================   ================   ================   ================
     Income (loss) from operations ...........     $     (2,509,000)  $      3,913,000   $      7,187,000   $     (1,762,000)
                                                   ================   ================   ================   ================
     Net income/(loss) .......................     $     (3,056,000)  $        837,000   $      3,086,000   $     (2,701,000)
                                                   ================   ================   ================   ================
     Net income (loss) per share .............     $         (0.31)   $          0.08    $          0.31    $         (0.27)
                                                   ================   ================   ================   ================

(A) Restated for EIIF 01-09 to conform to 2002 presentation.

                      INDEX TO FINANCIAL STATEMENT SCHEDULE



GB HOLDINGS, INC. AND SUBSIDIARIES

        -         Report of Independent Public Accountants

        -         Schedule II; Valuation and Qualifying Accounts

INFORMATION REGARDING PREDECESSOR INDEPENDENT PUBLIC ACCOUNTANTS' REPORT

THE FOLLOWING REPORT IS A COPY OF A PREVIOUSLY ISSUED REPORT BY ARTHUR ANDERSEN LLP ("ANDERSEN"). THE REPORT HAS NOT BEEN REISSUED BY ANDERSEN NOR HAS ANDERSEN CONSENTED TO ITS INCLUSION IN THIS ANNUAL REPORT ON FORM 10-K.







                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of GB Holdings, Inc.:

We have audited in accordance with auditing standards generally accepted in the United States, the consolidated financial statements of GB Holdings, Inc. and subsidiaries included in this Form 10-K and have issued our report thereon dated March 8, 2002. Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to financial statement schedule is the responsibility of Atlantic's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.



                                         ARTHUR ANDERSEN LLP



Roseland, New Jersey
March 8, 2002

SCHEDULE II

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                          ADDITIONS
                                                     --------------------------------------------------------------------
                                                                           AMOUNTS
                                                      BALANCE OF         CHARGED TO                              BALANCE
                                                       BEGINNING          COSTS AND                              AT END
                                                       OF PERIOD          EXPENSES          DEDUCTIONS          OF PERIOD
                                                     ------------       ------------      --------------      -------------
POST-REORGANIZATION
   YEAR ENDED DECEMBER 31, 2002:
       Allowance for doubtful
           accounts receivable ..................  $  14,406,000      $   1,586,000      $  (4,691,000) (1) $  11,301,000
       Allowance for obligatory
           investments ..........................      9,290,000          1,521,000           (783,000) (2)    10,028,000
                                                    ------------       ------------       ------------       ------------
                                                   $  23,696,000      $   3,107,000      $  (5,474,000)     $  21,329,000
                                                    ============       ============       ============       ============
   YEAR ENDED DECEMBER 31, 2001:
       Allowance for doubtful
           accounts receivable ..................  $  11,408,000      $   4,991,000      $  (1,993,000) (1) $  14,406,000
       Allowance for obligatory
           investments ..........................      8,418,000          1,341,000           (469,000) (2)     9,290,000
                                                    ------------       ------------       ------------       ------------
                                                   $  19,826,000      $   6,332,000      $  (2,462,000)     $  23,696,000
                                                    ============       ============       ============       ============
   October 1, 2000 through December 31, 2000:
       Allowance for doubtful
           accounts receivable ..................  $  10,366,000      $   1,423,000      $    (381,000) (1) $  11,408,000
       Allowance for obligatory
           investments ..........................      9,806,000            243,000         (1,609,000) (2)     8,418,000
                                                    ------------       ------------       ------------       ------------
                                                   $  20,172,000      $   1,666,000      $  (1,990,000)     $  19,826,000
                                                    ============       ============       ============       ============
POST-REORGANIZATION
   January 1, 2000 through September 30, 2000:
       Allowance for doubtful
           accounts receivable ..................  $  11,413,000      $   1,636,000      $  (2,683,000) (1) $  10,366,000
       Allowance on
           affiliate receivables ................     11,522,000            624,000        (12,146,000) (3)             -
       Allowance for obligatory
           Investments ..........................      9,122,000          1,044,000           (360,000) (2)     9,806,000
                                                    ------------       ------------       ------------       ------------
                                                   $  32,057,000      $   3,304,000      $ (15,189,000)     $  20,172,000
                                                    ============       ============       ============       ============

-----------------------------

(1)      Represents net write-offs of uncollectible accounts.

(2) Represents write-offs of obligatory investments in connection with the contribution of certain obligatory investments to CRDA approved projects.

(3)      Represents write-off of affiliated receivables.

            GB HOLDINGS, INC. AND SUBSIDIARIES UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL QUARTER ENDED JUNE 30, 2003

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                     ASSETS
                                   (UNAUDITED)

                                                                                  JUNE 30,           DECEMBER 31,
                                                                                    2003                 2002
                                                                               ------------         --------------
Current Assets:
     Cash and cash equivalents ..........................................    $       46,502,000   $       50,645,000
     Accounts receivable, net of allowances
       of $8,833,000 and $11,301,000, respectively ......................             4,637,000            4,976,000
     Inventories ........................................................             2,031,000            1,857,000
     Income tax deposits ................................................             1,363,000            1,359,000
     Prepaid expenses and other current assets ..........................             2,705,000            3,067,000
                                                                                   ------------         ------------
         Total current assets ...........................................            57,238,000           61,904,000
                                                                                   ------------         ------------
Property and Equipment:
     Land ...............................................................            54,344,000           54,344,000
     Buildings and improvements .........................................            92,132,000           91,657,000
     Equipment ..........................................................            49,925,000           46,119,000
     Construction in progress ...........................................             5,760,000            3,597,000
                                                                                   ------------         ------------
                                                                                    202,161,000          195,717,000

     Less - accumulated depreciation and amortization ...................           (32,687,000)         (26,095,000)
                                                                                   ------------         ------------
     Property and equipment, net ........................................           169,474,000          169,622,000
                                                                                   ------------         ------------
Other Assets:
     Obligatory investments, net of allowances of $10,511,000 and
       $10,028,000, respectively ........................................            10,601,000           10,069,000
     Other assets .......................................................             2,747,000            3,117,000
                                                                                   ------------         ------------
         Total other assets .............................................            13,348,000           13,186,000
                                                                                   ------------         ------------
                                                                             $      240,060,000   $      244,712,000
                                                                                   ============         ============

     The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                      LIABILITIES AND SHAREHOLDERS' EQUITY
                                   (UNAUDITED)

                                                                                  JUNE 30,           DECEMBER 31,
                                                                                    2003                 2002
                                                                                ------------       ----------------
Current Liabilities:
     Accounts payable ................................................       $        5,685,000   $        5,598,000
     Accrued liabilities -
         Salaries and wages ..........................................                3,847,000            3,717,000
         Interest ....................................................                3,092,000            3,092,000
         Gaming obligations ..........................................                2,618,000            3,752,000
         Self-insurance ..............................................                2,193,000            1,805,000
         Other .......................................................                4,599,000            3,955,000
                                                                                   ------------         ------------
         Total current liabilities ...................................               22,034,000           21,919,000
                                                                                   ------------         ------------
Long-Term Debt, net of current maturities ............................              110,000,000          110,000,000
                                                                                   ------------         ------------
Other Noncurrent Liabilities .........................................                3,586,000            3,445,000
                                                                                   ------------         ------------

Commitments and Contingencies

Shareholder's Equity:
     Preferred stock, $.01 par value per share;
       20,000,000 shares authorized; 0 shares outstanding ............                        -                    -
     Common Stock, $.01 par value per share;
       20,000,000 shares authorized;
       10,000,000 shares issued and outstanding ......................                  100,000              100,000
     Additional paid-in capital ......................................              124,900,000          124,900,000
     Accumulated deficit .............................................              (20,560,000)         (15,652,000)
                                                                                   ------------         ------------
         Total shareholder's equity ..................................              104,440,000          109,348,000
                                                                                   ------------         ------------
 .....................................................................       $      240,060,000   $      244,712,000
                                                                                   ============         ============

     The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (UNAUDITED)

                                                                                        SIX MONTHS
                                                                                      ENDED JUNE 30,
                                                                             --------------------------------------
                                                                                 2003                      2002
                                                                             ------------             -------------
Revenues:
     Casino ............................................................     $ 93,286,000             $ 107,524,000
     Rooms .............................................................        5,415,000                 5,795,000
     Food and beverage .................................................       10,175,000                12,217,000
     Other .............................................................        1,963,000                 1,978,000
                                                                             ------------              ------------
                                                                              110,839,000               127,514,000
     Less - promotional allowances .....................................      (25,008,000)              (24,688,000)
                                                                             ------------              ------------
         Net revenues ..................................................       85,831,000               102,826,000
                                                                             ------------              ------------
Expenses:
     Casino ............................................................       64,958,000                72,123,000
     Rooms .............................................................        1,030,000                 2,120,000
     Food and beverage .................................................        4,481,000                 5,312,000
     Other .............................................................        1,388,000                 1,408,000
     General and administrative ........................................        5,261,000                 6,944,000
     Depreciation and amortization, including provision for
         obligatory investments ........................................        7,678,000                 6,865,000
     Loss on impairment of fixed assets                                                 -                 1,282,000
     Loss (gain) on disposal of assets .................................            3,000                   (52,000)
                                                                             ------------              ------------
         Total expenses ................................................       84,799,000                96,002,000
                                                                             ------------              ------------
Income from operations .................................................        1,032,000                 6,824,000
Non-operating income (expense):
     Interest income ...................................................          361,000                   530,000
     Interest expense ..................................................       (5,958,000)               (5,682,000)
                                                                             ------------              ------------
     Total non-operating expense, net ..................................       (5,597,000)               (5,152,000)
                                                                             ------------              ------------
Income (loss) before income taxes ......................................       (4,565,000)                1,672,000
     Income tax provision ..............................................         (343,000)                 (632,000)
                                                                             ------------              ------------
Net income .............................................................     $ (4,908,000)             $  1,040,000
                                                                             ============              ============
Basic/diluted income (loss) per common share ...........................     $      (0.49)             $       0.10
                                                                             ============              ============
Weighted average common shares outstanding .............................       10,000,000                10,000,000
                                                                             ============              ============

     The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

                       GB HOLDINGS, INC. AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)

                                                                                           SIX MONTHS
                                                                                         ENDED JUNE 30,
                                                                             --------------------------------------
                                                                                 2003                       2002
                                                                             -----------                -----------

OPERATING ACTIVITIES
     Net income (loss) ..................................................    $ (4,908,000)             $ 1,040,000
     Adjustments to reconcile net income (loss) to net cash
       provided by operating activities:
       Depreciation and amortization, including provision for
         obligatory investments .........................................       7,678,000                 6,865,000
       Loss on impairment of fixed assets ...............................               -                 1,282,000
       Loss (gain) on disposal of assets ................................           3,000                   (52,000)
       Provision for doubtful accounts ..................................         688,000                   912,000
       (Increase) decrease in income tax deposits .......................          (4,000)                  318,000
       (Decrease) increase in accounts receivable .......................        (349,000)                1,470,000
       Increase (decrease) in accounts payable and accrued
         liabilities ....................................................          63,000                (1,634,000)
       Decrease (increase) in other current assets ......................         182,000                (1,481,000)
       Decrease in other noncurrent assets and liabilities ..............         176,000                   131,000
                                                                             ------------              ------------
       Net cash provided by operating activities ........................       3,529,000                 8,851,000
                                                                             ------------              ------------
INVESTING ACTIVITIES:
     Purchase of property and equipment .................................      (6,576,000)               (9,696,000)
     Proceeds from disposition of assets ................................           2,000                    52,000
     Purchase of obligatory investments .................................      (1,098,000)               (1,281,000)
                                                                             ------------              ------------
       Net cash used in investing activities ............................      (7,672,000)              (10,925,000)
                                                                             ------------              ------------
FINANCING ACTIVITIES:

     Repayments of long-term debt .......................................               -                   (10,000)
                                                                             ------------              ------------
       Net cash used in financing activities ............................               -                   (10,000)
                                                                             ------------              ------------
       Net decrease in cash and cash equivalents ........................      (4,143,000)               (2,084,000)
         Cash and cash equivalents at beginning of period ...............      50,645,000                57,369,000
                                                                             ------------              ------------
         Cash and cash equivalents at end of period .....................    $ 46,502,000              $ 55,285,000
                                                                             ============              ============


     The accompanying notes to condensed consolidated financial statements are an integral part of these condensed consolidated financial statements.

(1)      ORGANIZATION, BUSINESS AND BASIS OF PRESENTATION

         The condensed consolidated financial statements include the accounts of GB Holdings, Inc. and subsidiaries ("Holdings" or the "Company"). All significant intercompany transactions and balances have been eliminated in consolidation. In management's opinion, all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the condensed consolidated financial position as of June 30, 2003 and the condensed consolidated results of operations for the six months ended June 30, 2003 and 2002 have been made. The results set forth in the condensed consolidated statement of operations for the six months ended June 30, 2003 are not necessarily indicative of the results to be expected for the full year.

         The condensed consolidated financial statements were prepared following the requirements of the Securities and Exchange Commission (SEC) for interim reporting. As permitted under those rules, certain footnotes or other financial information that are normally required by GAAP (accounting principles generally accepted in the United States of America) can be condensed or omitted.

         The Company is responsible for the unaudited financial statements included in this document. As these are condensed financial statements, they should be read in conjunction with the audited consolidated financial statements and notes included in the Company's Form 10-K.

(2)      INCOME TAXES

         The components of the provision for income taxes are as follows:

                                                       Six Months Ending June 30,
                                         -------------------------------------------------------

                                                   2003                          2002
                                         -------------------------     -------------------------
Federal income tax provision:

     Current .........................           $              -             $       (632,000)

     Deferred ........................                          -                           -

State income tax provision:

     Current .........................                  (343,000)                           -

     Deferred ........................                          -                           -
                                         -------------------------     -------------------------

                                                 $      (343,000)             $       (632,000)
                                         =========================     =========================

         Federal and State income tax benefits or provisions are based upon the results of operations for the current period and the estimated adjustments for income tax purposes of certain nondeductible expenses.

         Due to recurring losses, the Company has not recorded a Federal income tax benefit for the six months ended June 30, 2003. Management is unable to determine that realization of the Parent Company's deferred tax assets are more likely than not, and, thus has provided a valuation allowance for the entire amount.

         The State income tax provision of $343,000 for the six months ended June 30, 2003 is a result of applying the statutory Alternative Minimum Assessment rate of 0.4% to gross receipts, as defined in the Business Tax Reform Act.

(3)      TRANSACTIONS WITH RELATED PARTIES

         Greate Bay Hotel and Casino, Inc.'s ("GBHC") rights to the trade name "Sands" (the "Trade Name") were derived from a license agreement between Greate Bay Casino Corporation and an unaffiliated third party. Amounts payable by GBHC for these rights were equal to the amounts paid to the unaffiliated third party. GBHC was assigned by High River Limited Partnership ("High
River") the rights under a certain agreement with the owner of the Trade Name to use the Trade Name as of September 29, 2000 through May 19, 2086 subject to termination rights for a fee after a certain minimum term. High River is an entity controlled by Carl C. Icahn. High River received no payments for its assignment of these rights. Payment is made directly to the owner of the Trade Name. Such charges amounted to $130,000 and $144,000, respectively, for the six months ended June 30, 2003 and 2002.

         The Stratosphere Casino Hotel & Tower (the "Stratosphere"), an entity controlled by Carl C. Icahn, allocates a portion of certain executive salaries, including Richard P. Brown, as well as other charges for tax preparation, legal fees, travel and entertainment to GBHC. Charges incurred from the Stratosphere for the six months ended June 30, 2003 were $108,000. There were no similar charges for the six months ended June 30, 2002.

         On February 28, 2003, GBHC entered into a two year agreement with XO New Jersey, Inc. a long-distance phone carrier controlled by Carl C. Icahn. The agreement can be extended beyond the minimum two year term on a month-to-month basis. Charges incurred for the six months ended June 30, 2003 were $26,000.

(4)      LEGAL PROCEEDINGS

         Tax appeals on behalf of the Company and the City of Atlantic
City challenging the amount of the Company's real property assessments for tax years 1996 through 2003 are pending before the New Jersey Tax Court.

         The Company discovered certain failures relating to currency transaction reporting and self-reported the situation to the applicable regulatory agencies. The Company conducted an internal examination of the matter and the New Jersey Division of Gaming Enforcement conducted a separate review. The Company has revised internal control processes and taken other measures to address the situation. The Company was advised by the Department of the Treasury that it will not pursue a civil penalty.

         The Company is a party in various legal proceedings with respect to the conduct of casino and hotel operations and has received employment related claims. Although a possible range of losses cannot be estimated, in the opinion of management, based upon the advice of counsel, the Company does not expect settlement or resolution of these proceedings or claims to have a material adverse impact upon the consolidated financial position or results of operations of the Company, but the outcome of litigation and the resolution of claims is subject to uncertainties and no assurances can be given. The accompanying condensed consolidated financial statements do not include any adjustments that might result from these uncertainties.

         On February 26, 2003, the Company received a letter from counsel for Mr. Frederick H. Kraus, Executive Vice President, General Counsel and Secretary, indicating that he had been retained to represent Mr. Kraus "in regards to a constructive discharge, breach of contract, severance pay" and other claims. This matter has been amicably resolved.

(5)      INCOME (LOSS) PER SHARE

         Statement of Financial Accounting Standards  No. 128, "Earnings
Per Share", requires, among other things, the disclosure of basic and diluted earnings per share for public companies. Since the capital structure of the Company is simple, in that no potentially dilutive securities were outstanding during the periods presented, basic and diluted income (loss) per share are the same. Basic and diluted income (loss) per share is computed by dividing net income (loss) by the weighted average number of common shares outstanding.

(6)      SUPPLEMENTAL CASH FLOW INFORMATION

         Cash paid for interest and income taxes during the six months ended June 30, 2003 and 2002 are set forth below:



                                        Six Months Ended June 30,
                               -----------------------------------------
                                      2003                   2002
                               -----------------     -------------------

Interest paid ..............    $     6,050,000        $      6,068,000
                               =================     ===================

Interest capitalized .......    $       211,000        $        532,000
                               =================     ===================

Income taxes paid ..........    $       376,000        $      1,006,000
                               =================     ===================

(7)      NEW ACCOUNTING PRONOUNCEMENT

         On January 1, 2003, the Company adopted FAS No. 143, "Asset
Retirement Obligations" ("SFAS No. 143"), which provides the accounting requirements for retirement obligations associated with tangible long-lived assets. This statement requires entities to record the fair value of a liability for an asset retirement obligation in the period in which it is incurred. The adoption of SFAS No. 143 did not have a material impact on the Company's condensed consolidated financial statements.

                          Independent Auditors' Report



The Board of Directors and Stockholders
Atlantic Coast Entertainment Holdings, Inc.:

We have audited the accompanying consolidated balance sheet of Atlantic Coast Entertainment Holdings, Inc. and subsidiary as of November 13, 2003. This consolidated balance sheet is the responsibility of the Company's management. Our responsibility is to express an opinion on this consolidated balance sheet based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Atlantic Coast Entertainment Holdings, Inc. and subsidiary as of November 13, 2003, in conformity with accounting principles generally accepted in the United States of America.

KPMG LLP
/S/ KPMG LLP
Short Hills, New Jersey
November 13, 2003

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET

                                     ASSETS

                                                                 November 13,
                                                                -------------
                                                                     2003
                                                                -------------

Current asset:

      Cash ...............................................           $ 1,000
                                                                -------------

                                                                     $ 1,000
                                                                =============


                      LIABILITIES AND SHAREHOLDER'S EQUITY

Shareholder's equity (Note 1)

      Preferred stock, $.01 par value per share
        5,000,000 shares authorized, 0 outstanding .......                 -

      Common stock, $.01 par value per share,
        20,000,000 shares authorized, 1 share outstanding.                 -

      Additional paid-in capital .........................             1,000
                                                                -------------

                                                                     $ 1,000
                                                                =============



           The accompanying note to the consolidated balance sheet is an integral part of the consolidated financial statement.

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY

                       NOTE TO CONSOLIDATED BALANCE SHEET



NOTE 1:  Description of Business and Basis of Presentation

         Atlantic Coast Entertainment Holdings, Inc. ("Atlantic" or the "Company") is a Delaware corporation and a newly formed, wholly-owned subsidiary of Greate Bay Hotel and Casino, Inc. which is a wholly-owned subsidiary of GB Holdings, Inc. Atlantic was formed for the purpose of the contemplated exchange of $110 million 11% Notes due 2005 (of GB Property Funding Corp., a wholly owned subsidiary of GB Holdings Inc.) for $110 million 3% Notes due 2008 to be issued by Atlantic. The contemplated exchange includes the transfer of substantially all of the assets of GB Holdings, Inc. to Atlantic.

         The exchange is to be accounted for as a debt modification and the New Notes will be recorded at face value.

         The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the balance sheet. All intercompany accounts have been eliminated.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                               UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Capitalized terms used herein shall have the meaning set forth in the body of the registration statement to which these statements are attached.

         The following unaudited pro forma condensed consolidated balance sheet and related notes of GB Holdings, Inc. and Subsidiaries have been prepared to give effect to the Transaction as if it occurred on June 30, 2003.

         The following unaudited pro forma condensed consolidated statement of operations and related notes reflect adjustments to GB Holdings, Inc. and Subsidiaries' for the year ended December 31, 2002 and the six months ended June 30, 2003 to give effect to:

         o The proposed Transaction, including, without limitation, the exchange of the Existing Notes for the New Notes as if it occurred on January 1, 2002 assuming alternatively that:

                  o 100% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes;

                  o 80% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes; and

                  o 58% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes.

         o The assumption that all Existing Notes held by affiliates of Carl C. Icahn (58% of the Existing Notes) will be exchanged in their entirety for the New Notes in each of the three alternatives referred to above.

         o Adjustments required to reflect the impact of modification of debt, changes to interest income and expense (including amortization of the consent fee) and income tax provisions.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                             ASSUMING 100% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                               PRO FORMA                PRO FORMA
                                                            HISTORICAL        ADJUSTMENTS              AS ADJUSTED
                                                            ----------        -----------              -----------
Revenues:
         Casino ......................................      $     206,417         $  (206,417) (A)          $       -
         Rooms .......................................             11,140             (11,140) (A)                  -
         Food and beverage ...........................             23,305             (23,305) (A)                  -
         Other .......................................              3,739              (3,739) (A)                  -
                                                         --------------------------------------      -----------------
                                                                  244,601            (244,601)                      -
         Less - promotional allowances ...............           (51,128)               51,128 (A)                  -
                                                         --------------------------------------      -----------------
                   Net revenues ......................            193,473            (193,473)                      -

Expenses:
         Casino ......................................            143,189            (143,189) (A)                  -
         Rooms .......................................              2,985              (2,985) (A)                  -
         Food and beverage ...........................             10,915             (10,915) (A)                  -
         Other .......................................              2,625              (2,625) (A)                  -
         General and administrative ..................             12,799             (12,799) (A)                  -
         Depreciation and amortization, including
                   provision for obligatory investments            15,457             (15,457) (A)                  -
         Loss on impairment of fixed assets ..........              1,282              (1,282) (A)                  -
         Loss on disposal of assets ..................                185                (185) (A)                  -
                                                         --------------------------------------      -----------------
                   Total expenses ....................            189,437            (189,437)                      -
                                                         --------------------------------------      -----------------
Income from operations ...............................              4,036              (4,036)                      -
Non-operating income (expense):
         Interest income .............................              1,067              (1,067) (A)                  -
         Interest expense ............................           (11,640)               11,640 (A)                  -
                                                         --------------------------------------      -----------------
         Total non-operating expense, net ............           (10,573)               10,573                      -
                                                         --------------------------------------      -----------------
Income (loss) before income taxes ....................            (6,537)                6,537                      -
         Income tax provision                                       (784)              (1,116) (H)                  -
                                                         --------------------------------------      -----------------


Net income (loss).....................................       $    (7,321)         $      5,421              $ (1,900)
                                                         ======================================      =================

Basic/diluted income (loss) per common share .........       $     (0.73)         $       0.54              $  (0.19)
                                                         ======================================      =================
Weighted average common shares outstanding ...........         10,000,000           10,000,000             10,000,000
                                                         ======================================      =================
Ratio of earnings to fixed charges                                                                                  -
                                                                                                     -----------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                              ASSUMING 80% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA               PRO FORMA
                                                                       HISTORICAL       ADJUSTMENTS             AS ADJUSTED
                                                                       ----------       -----------             -----------
Revenues:
         Casino ................................................     $      206,417  $               -       $        206,417
         Rooms .................................................             11,140                  -                 11,140
         Food and beverage .....................................             23,305                  -                 23,305
         Other .................................................              3,739                  -                  3,739
                                                                     -----------------------------------     ------------------
                                                                            244,601                  -                244,601
         Less - promotional allowances .........................            (51,128)                 -                (51,128)
                                                                     -----------------------------------     ------------------
                Net revenues ...................................            193,473                  -                193,473

Expenses:
         Casino ................................................            143,189                  -                143,189
         Rooms .................................................              2,985                  -                  2,985
         Food and beverage .....................................             10,915                  -                 10,915
         Other .................................................              2,625                  -                  2,625
         General and administrative ............................             12,799                  -                 14,299
                Transaction fees - New Notes....................                                 1,500  (B)
         Depreciation and amortization, including provision
                for obligatory investments .....................             15,457                  -                 15,210
                Adjust deferred financing fees - Existing Notes                                   (247) (C)
         Loss on impairment of fixed assets ....................              1,282                  -                  1,282
         Loss on disposal of assets ............................                185                  -                    185
                                                                     -----------------------------------     ------------------
                Total expenses .................................            189,437              1,253                190,690
                                                                     -----------------------------------     ------------------
Income from operations .........................................              4,036             (1,253)                 2,783
Non-operating income (expense):
         Interest income .......................................              1,067                  -                    931
                Adjust for lower invested balances .............                                  (136) (D)
         Interest expense ......................................            (11,640)             6,580  (E)            (6,044)
                Amortize Consent fee - New Notes ...............                                (1,304) (F)
                Adjust capitalized interest ....................                                   320  (G)
                                                                     -----------------------------------     ------------------
         Total non-operating expense, net ......................            (10,573)             5,460                 (5,113)
                                                                     -----------------------------------     ------------------
Income (loss) before income taxes ..............................             (6,537)             4,207                 (2,330)
         Income tax provision ..................................               (784)                 -                   (784)
                                                                     -----------------------------------     ------------------

Net income (loss)...............................................     $       (7,321)   $         4,207       $         (3,114)
                                                                     ===================================     ==================

Basic/diluted income (loss) per common share ...................     $        (0.73)   $          0.42       $          (0.31)
                                                                     ===================================     ==================

Weighted average common shares outstanding .....................         10,000,000         10,000,000             10,000,000
                                                                     ===================================     ==================
Ratio of Earnings to Fixed Charges                                                                                          -
                                                                                                             ------------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                              ASSUMING 58% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                     PRO FORMA               PRO FORMA
                                                                   HISTORICAL       ADJUSTMENTS             AS ADJUSTED
                                                                   ----------       -----------             -----------
Revenues:
         Casino ..............................................     $    206,417     $            -           $     206,417
         Rooms ...............................................           11,140                  -                  11,140
         Food and beverage ...................................           23,305                  -                  23,305
         Other ...............................................            3,739                  -                   3,739
                                                                 -----------------------------------     ------------------
                                                                        244,601                  -                 244,601
         Less - promotional allowances .......................          (51,128)                 -                 (51,128)
                                                                 -----------------------------------     ------------------
                Net revenues .................................          193,473                  -                 193,473
Expenses:
         Casino ..............................................          143,189                  -                 143,189
         Rooms ...............................................            2,985                  -                   2,985
         Food and beverage ...................................           10,915                  -                  10,915
         Other ...............................................            2,625                  -                   2,625
         General and administrative ..........................           12,799                  -                  14,299
                Transaction fees - New Notes..................                               1,500  (B)
         Depreciation and amortization, including
                provision for obligatory investments .........           15,457                  -                  15,210
                Adjust transaction fees - Existing Notes .....                                (247) (C)
         Loss on impairment of fixed assets ..................            1,282                  -                   1,282
         Loss on disposal of assets ..........................              185                  -                     185
                                                                 -----------------------------------     ------------------
                Total expenses ...............................          189,437              1,253                 190,690
                                                                 -----------------------------------     ------------------
Income from operations .......................................            4,036             (1,253)                  2,783

Non-operating income (expense):
         Interest income .....................................            1,067                  -                     961
                Adjust for lower invested balances                                            (106) (D)
         Interest expense ....................................          (11,640)             4,644  (E)             (7,498)
                Amortize consent fee - New Notes                                              (945) (F)
                Adjust capitalized interest                                                    443  (G)
                                                                 -----------------------------------     ------------------
         Total non-operating expense, net ....................          (10,573)             4,036                  (6,537)
                                                                 -----------------------------------     ------------------
Income (loss) before income taxes ............................           (6,537)             2,783                  (3,754)
         Income tax provision ................................             (784)                 -                    (784)
                                                                 -----------------------------------     ------------------

Net income (loss).............................................     $     (7,321)    $        2,783           $      (4,538)
                                                                 ===================================     ==================

Basic/diluted income (loss) per common share .................     $      (0.73)    $         0.28           $       (0.45)
                                                                 ===================================     ==================
Weighted average common shares outstanding ...................       10,000,000         10,000,000              10,000,000
                                                                 ===================================     ==================
Ratio of earnings to fixed charges ...........................                                                           -
                                                                                                         ------------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
                    ASSUMING 100%, 80% AND 58% NOTE EXCHANGE


PRO FORMA ADJUSTMENTS

Statement of Operations Adjustments:

(A) Represents the removal of the amounts presented in the statement of operations of GB Holdings, Inc. and Subsidiaries for the year ended December 31, 2002 as the result of the operations are to be recorded by Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

(B) Represents the estimated transaction fees associated with the issuance of the New Notes.

(C) Represents reduction in amortization expense of deferred financing fees of Existing Notes due to the extension of the amortization period associated with the term of the New Notes, which mature in 2008.

(D) Represents a decrease in interest income as a result of lower cash balances due to payments of consent fee, estimated transaction fees and accelerated interest payments.

(E) Represents a decrease in interest expense due to the modification in the interest rate from 11% on the Existing Notes to 3% on the New Notes.

(F) Represents amortization expense using the interest method of the consent fee paid (10% of the face value of the Existing Notes exchanged) upon exchange of the Existing Notes for New Notes.

(G) Represents the capitalized interest using the lower effective interest rate as a result of the issuance of the New Notes.

(H) Represents the impact on the income tax provision as a result of Transaction and the aforementioned Pro Forma adjustments based on a Federal tax rate of 35% and a state tax rate of 9%.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                             ASSUMING 100% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                PRO FORMA             PRO FORMA
                                                              HISTORICAL       ADJUSTMENTS           AS ADJUSTED
                                                              ----------       -----------           -----------
Revenues:
         Casino .........................................      $    93,286  $        (93,286) (A)  $
                                                                                                                  -
         Rooms ..........................................            5,415             (5,415)(A)                 -
         Food and beverage ..............................           10,175            (10,175)(A)                 -
         Other ..........................................            1,963             (1,963)(A)                 -
                                                            ----------------------------------     -----------------
                                                                   110,839           (110,839)                    -
         Less - promotional allowances ..................          (25,008)            25,008 (A)                 -
                                                            ----------------------------------     -----------------
                Net revenues ............................           85,831            (85,831)

Expenses:
         Casino .........................................           64,958            (64,958)(A)                 -
         Rooms ..........................................            1,030             (1,030)(A)                 -
         Food and beverage ..............................            4,481             (4,481)(A)                 -
         Other ..........................................            1,388             (1,388)(A)                 -
         General and administrative .....................            5,261             (5,261)(A)                 -
         Depreciation and amortization, including
                provision for obligatory investments ....            7,678             (7,678)(A)                 -
         Loss on disposal of assets .....................                3                 (3)(A)                 -
                                                            ----------------------------------     -----------------
                Total expenses ..........................           84,799            (84,799)                    -
                                                            ----------------------------------     -----------------

Income from operations ..................................            1,032             (1,032)                    -
                                                            ----------------------------------     -----------------
Non-operating income (expense):
         Interest income ................................              361               (361)(A)                 -
         Interest expense ...............................           (5,958)             5,958 (A)                 -
                                                            ----------------------------------     -----------------

         Total non-operating expense, net ...............           (5,597)             5,597                     -
                                                            ----------------------------------     -----------------
Income (loss) before income taxes .......................           (4,565)             4,565                     -
         Income tax provision ...........................             (343)               343 (A)                 -
                                                            ----------------------------------     -----------------

Net income (loss)........................................           (4,908)             4,908                     -
                                                            ==================================     =================

Basic/diluted income (loss) per common share ............      $     (0.49)      $       0.49      $              -
                                                            ==================================     =================

Weighted average common shares outstanding ..............       10,000,000         10,000,000            10,000,000
                                                            ==================================     =================

Ratio of earnings to fixed charges ......................                                                         -
                                                                                                   -----------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                             ASSUMING 100% EXCHANGE

                                                                          PRO FORMA                PRO FORMA
ASSETS:                                                  HISTORICAL      ADJUSTMENTS              AS ADJUSTED
-------                                                  ----------      -----------              -----------
Current Assets:
    Cash and cash equivalents ........................ $         46,502  $     (46,502)  (B)   $               -
    Accounts receivable, net of allowance of $8,833 ..            4,637         (4,637)  (B)                   -
    Inventories ......................................            2,031         (2,031)  (B)                   -
    Income tax deposits ..............................            1,363         (1,363)  (B)                   -
    Prepaid expenses and other current assets ........            2,705         (2,705)  (B)                   -
                                                       ---------------------------------       ------------------

       Total current assets ..........................           57,238        (57,238)                        -
                                                       ---------------------------------       ------------------

Property and Equipment:
    Land .............................................           54,344        (54,344)  (B)                   -
    Buildings and improvements .......................           92,132        (92,132)  (B)                   -
    Equipment ........................................           49,925        (49,925)  (B)                   -
    Construction in progress .........................            5,760         (5,760)  (B)                   -
                                                       ---------------------------------       ------------------
                                                                202,161       (202,161)                        -
Less - accumulated depreciation and amortization .....          (32,687)         32,687  (B)                   -
                                                       ---------------------------------       ------------------

Property and equipment, net ..........................          169,474       (169,474)                        -
                                                       ---------------------------------       ------------------

Other Assets:
    Obligatory investments, net of allowances of
    $10,511 ..........................................           10,601        (10,601)  (B)                   -
    Other assets......................................            2,747         (2,747)  (B)                   -
                                                       ---------------------------------       ------------------

       Total other assets ............................           13,348        (13,348)                        -
                                                       ---------------------------------       ------------------

                                                       $        240,060  $     (240,060)       $               -
                                                       =================================       ==================

LIABILITIES:
Current Liabilities
    Accounts payable ................................. $          5,685  $      (5,685)  (B)   $               -
    Accrued liabilities -
       Salaries and wages ............................            3,847         (3,847)  (B)                   -
       Interest ......................................            3,092         (3,092)  (B)                   -
       Gaming obligations ............................            2,618         (2,618)  (B)                   -
       Self-insurance ................................            2,193         (2,193)  (B)                   -
       Other .........................................            4,599         (4,599)  (B)                   -
                                                       ---------------------------------       ------------------

       Total current liabilities .....................           22,034        (22,034)                        -
                                                       ---------------------------------       ------------------

Long-Term Debt, net of current maturities ............          110,000       (110,000)  (B)                   -
                                                       ---------------------------------       ------------------

Other Noncurrent Liabilities .........................            3,586         (3,586)  (B)                   -
                                                       ---------------------------------       ------------------

Commitments and Contingencies ........................                -              -                         -

Shareholders' Equity:
    Preferred stock, $.01 par value per share;
     5,000,000 shares authorized; 0 shares
     outstanding......................................                -              -                         -
    Common Stock, $.01 par value per share;
     20,000,000 shares authorized;
     10,000,000 shares issued and outstanding ........              100           (100)  (B)                   -
    Additional paid-in capital .......................          124,900       (124,900)  (B)                   -
    Dividends ........................................              -                 -                        -
    Accumulated deficit ..............................          (20,560)         20,560  (B)                   -
                                                       ---------------------------------       ------------------

       Total shareholders' equity ....................          104,440       (104,440)                        -
                                                       ---------------------------------       ------------------

                                                       $        240,060  $    (240,060)        $               -
                                                       =================================       ==================

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2003
                           ASSUMING 100% NOTE EXCHANGE


PRO FORMA ADJUSTMENTS

         Statement of Operations Adjustments:

         (A) Represents the removal of the amounts presented in the statement of operations of GB Holdings, Inc. and Subsidiaries for the six months ended June 30, 2003 as the result of operations is to be recorded by Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

         Balance Sheet Adjustments

         (B) Represents the removal of the net assets presented in the balance sheet of GB Holdings, Inc. and Subsidiaries as of June 30, 2003 as the result of the transfer of all assets of Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                              ASSUMING 80% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                            PRO FORMA              PRO FORMA
                                                          HISTORICAL          ADJUSTMENTS         AS ADJUSTED
                                                          ----------          -----------         -----------
Revenues:
         Casino ......................................     $     93,286     $          -          $      93,286
         Rooms .......................................            5,415                -                  5,415
         Food and beverage ...........................           10,175                -                 10,175
         Other .......................................            1,963                -                  1,963
                                                        ----------------------------------     ------------------
                                                                110,839                -                110,839
         Less - promotional allowances ...............          (25,008)               -                (25,008)
                                                        ----------------------------------     ------------------
                Net revenues .........................           85,831                -                 85,831

Expenses:
         Casino ......................................           64,958                -                 64,958
         Rooms .......................................            1,030                -                  1,030
         Food and beverage ...........................            4,481                -                  4,481
         Other .......................................            1,388                -                  1,388
         General and administrative ..................            5,261                -                  5,261
         Depreciation and amortization, including
         provision for obligatory investments ........            7,678                -                  7,555
                Adjust deferred financing fees -
                Existing Notes .......................                -             (123) (A)
         Loss on disposal of assets ..................                3                -                      3
                                                        ----------------------------------     ------------------
                Total expenses .......................           84,799             (123)                84,676
                                                        ----------------------------------     ------------------

Income from operations ...............................            1,032             (123)                 1,155
Non-operating income (expense):
         Interest income .............................              361                -                    355
                Adjust for lower invested balances                                    (6) (B)
         Interest expense ............................           (5,958)           3,428  (C)            (3,094)
                Amortize consent fee - New Notes                                    (652) (D)
                Adjust capitalized interest ..........                                88  (E)
                                                        ----------------------------------     ------------------
         Total non-operating expense, net ............           (5,597)           2,858                 (2,739)
                                                        ----------------------------------     ------------------
Income (loss) before income taxes ....................           (4,565)           2,981                 (1,583)
         Income tax provision ........................             (343)               -                   (344)
                                                        ----------------------------------     ------------------

Net income (loss).....................................           (4,908)           2,981                 (1,927)
                                                        ==================================     ==================
Basic/diluted income (loss) per common share .........     $      (0.49)     $      0.30           $      (0.19)
                                                        ==================================     ==================
Weighted average common shares outstanding ...........       10,000,000       10,000,000             10,000,000
                                                        ==================================     ==================
Ratio of earnings to fixed charges ...................                                                        -
                                                                                               ------------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                              ASSUMING 80% EXCHANGE

                                                                             PRO FORMA                PRO FORMA
ASSETS:                                                    HISTORICAL       ADJUSTMENTS              AS ADJUSTED
-------                                                    ----------       -----------              -----------
Current Assets:
     Cash and cash equivalents ........................      $    46,502          $       -             $     33,782
         Adjust for decreased cash balances                                        (12,720)  (F)
     Accounts receivable, net of allowance of $8,833 ..            4,637                  -                    4,637
     Inventories ......................................            2,031                  -                    2,031
     Income tax deposits ..............................            1,363                  -                    1,363
     Prepaid expenses and other current assets ........            2,705              1,304  (G)               4,009
                                                        ------------------------------------      -------------------
        Total current assets ..........................           57,238           (11,416)                   45,822
                                                        ------------------------------------      -------------------
Property and Equipment:
     Land .............................................           54,344                  -                   54,344
     Buildings and improvements .......................           92,132                  -                   92,132
     Equipment ........................................           49,925                  -                   49,925
     Construction in progress .........................            5,760                  -                    5,760
                                                        ------------------------------------      -------------------
                                                                 202,161                  -                  202,161
     Less - accumulated depreciation and amortization .         (32,687)                  -                 (32,687)
                                                        ------------------------------------      -------------------
     Property and equipment, net ......................          169,474                  -                  169,474
                                                        ------------------------------------      -------------------

Other assets:
     Obligatory investments, net of allowances
         of $10,511 ...................................           10,601                  -                   10,601
     Other assets .....................................            2,747                  -                   10,243
         Add Consent Fee - New Notes ..................                               7,496  (G)
                                                        ------------------------------------      -------------------

Total other assets ....................................           13,348              7,496                   20,844
                                                        ------------------------------------      -------------------

                                                             $   240,060            (3,920)             $    236,140
                                                        ====================================      ===================

LIABILITIES:
Current Liabilities
     Accounts payable .................................      $     5,685          $       -              $     5,685
     Accrued liabilities -                                                                                         -
        Salaries and wages ............................            3,847                  -                    3,847
        Interest ......................................            3,092            (2,420) (H)                  672
        Gaming obligations ............................            2,618                  -                    2,618
        Self-insurance ................................            2,193                  -                    2,193
        Other .........................................            4,599                 36 (I)                4,635
        Adjust tax liability...........................
                                                        ------------------------------------      -------------------
Total current liabilities .............................           22,034            (2,384)                   19,650
                                                        ------------------------------------      -------------------
Total Long-Term Debt ..................................          110,000                  -                  110,000
                                                        ------------------------------------      -------------------
Other Noncurrent Liabilities ..........................            3,586                  -                    3,586
                                                        ------------------------------------      -------------------

Commitments and Contingencies

Shareholders' Equity:
     Preferred stock, $.01 par value per share;
      5,000,000 shares authorized; 0 shares
     outstanding.......................................                -                  -                        -
     Common Stock, $.01 par value per share;
      20,000,000 shares authorized;
      10,000,000 shares issued and outstanding ........              100                  -                      100
     Additional paid-in capital .......................          124,900           (33,000) (J)               91,900
     Warrants outstanding .............................                -            33,000  (J)               33,000
     Accumulated deficit ..............................         (20,560)            (1,536) (K)             (22,096)
                                                        ------------------------------------      -------------------

        Total shareholders' equity ....................          104,440            (1,536)                  102,904
                                                        ------------------------------------      -------------------

                                                             $   240,060     $      (3,920)             $    236,140
                                                        ====================================      =====================

                       GB HOLDINGS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                              ASSUMING 58% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA             PRO FORMA
                                                                      HISTORICAL        ADJUSTMENTS           AS ADJUSTED
                                                                   ----------------  -----------------      -----------------
Revenues:
          Casino .................................................    $      93,286      $           -        $      93,286
          Rooms ..................................................            5,415                  -                5,415
          Food and beverage ......................................           10,175                  -               10,175
          Other ..................................................            1,963                  -                1,963
                                                                   ------------------------------------     -----------------
                                                                            110,839                  -              110,839
          Less - promotional allowances ..........................          (25,008)                 -              (25,008)
                                                                   ------------------------------------     -----------------
                   Net revenues ..................................           85,831                  -               85,831
Expenses:
          Casino .................................................           64,958                  -               64,958
          Rooms ..................................................            1,030                  -                1,030
          Food and beverage ......................................            4,481                  -                4,481
          Other ..................................................            1,388                  -                1,388
          General and administrative .............................            5,261                  -                5,261
          Depreciation and amortization, including provision
                   for obligatory investments ....................            7,678                  -                7,555
                   Adjust deferred financing fees - Existing Notes                -               (123)(A)
          Loss on disposal of assets .............................                3                  -                    3
                                                                   ------------------------------------     -----------------
                   Total expenses ................................           84,799               (123)              84,676
                                                                   ------------------------------------     -----------------
Income from operations ...........................................            1,032               (123)               1,155
Non-operating income (expense):
          Interest income ........................................              361                  -                  354
                   Adjust for lower invested balances                                               (7)(B)
          Interest expense .......................................           (5,958)             2,460 (C)           (3,849)
                   Amortize consent fee - New Notes ..............                                (473)(D)
                   Adjust capitalized interest ...................                                 122 (E)
                                                                   ------------------------------------     -----------------
          Total non-operating expense, net .......................           (5,597)             2,102               (3,495)
                                                                   ------------------------------------     -----------------
Income (loss) before income taxes ................................           (4,565)             2,225               (2,340)
          Income tax provision ...................................             (343)                 -                 (343)
                                                                   ------------------------------------     -----------------

Net income (loss).................................................    $      (4,908) $          2,225         $      (2,683)
                                                                   ====================================     =================

Basic/diluted income (loss) per common share .....................    $       (0.49) $           0.22         $       (0.27)
                                                                   ====================================     =================
Weighted average common shares outstanding .......................       10,000,000        10,000,000            10,000,000
                                                                   ====================================     =================
Ratio of earnings to fixed charges ...............................                                                        -
                                                                                                            -----------------

                       GB HOLDINGS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                              ASSUMING 58% EXCHANGE

                                                                               PRO FORMA             PRO FORMA
ASSETS:                                                        HISTORICAL     ADJUSTMENTS           AS ADJUSTED
-------                                                        ----------     -----------           -----------
Current Assets:
    Cash and cash equivalents .............................   $      46,502                       $        36,867
      Adjust for decreased cash balances ..................                    $     (9,635) (F)
    Accounts receivable, net of allowance of $8,833 .......           4,637               -                 4,637
    Inventories ...........................................           2,031               -                 2,031
    Income tax deposits ...................................           1,363               -                 1,363
    Prepaid expenses and other current assets .............           2,705             945  (G)            3,650
                                                              ------------------------------      ----------------
      Total current assets ................................          57,238          (8,690)               48,548
                                                              ------------------------------      ----------------
Property and Equipment:
    Land ..................................................          54,344               -                54,344
    Buildings and improvements ............................          92,132               -                92,132
    Equipment .............................................          49,925               -                49,925
    Construction in progress ..............................           5,760               -                 5,760
                                                              ------------------------------      ----------------
                                                                    202,161               -               202,161
    Less - accumulated depreciation and amortization ......         (32,687)              -               (32,687)
                                                              ------------------------------      ----------------
    Property and equipment, net ...........................         169,474               -               169,474
                                                              ------------------------------      ----------------
Other Assets:
    Obligatory investments, net of allowances
    of $10,511 ............................................          10,601               -                10,601
    Other assets ..........................................           2,747               -                 8,182
    Add Consent Fees - New Notes                                                      5,435  (G)
                                                              ------------------------------      ----------------
      Total other assets ..................................          13,348           5,435                18,783
                                                              ------------------------------      ----------------
                                                                    240,060    $     (3,255)       $      236,805
                                                              ==============================      ================


LIABILITIES:
Current Liabilities
    Accounts payable ......................................   $       5,685               -       $         5,685
    Accrued liabilities -
      Salaries and wages ..................................           3,847               -                 3,847
      Interest ............................................           3,092          (1,755) (H)            1,337
      Gaming obligations ..................................           2,618               -                 2,618
      Self-insurance ......................................           2,193               -                 2,193
      Other ...............................................           4,599               -                 4,599
                                                              ------------------------------      ----------------
      Total current liabilities ...........................          22,034          (1,755)               20,279
                                                              ------------------------------      ----------------
Total Long-Term Debt ......................................         110,000               -               110,000
                                                              ------------------------------      ----------------
Other Noncurrent Liabilities ..............................           3,586               -                 3,586
                                                              ------------------------------      ----------------

Commitments and Contingencies

Shareholders' Equity:
    Preferred stock, $.01 par value per share;
     5,000,000 shares authorized; 0 shares outstanding ....               -               -                     -
    Common Stock, $.01 par value per share;
     20,000,000 shares authorized;
     10,000,000 shares issued and outstanding .............             100               -                   100
    Additional paid-in capital ............................         124,900         (34,000) (J)           90,900
    Warrants outstanding...................................               -          34,000  (J)           34,000
    Accumulated deficit....................................         (20,560)         (1,500) (K)          (22,060)
                                                              ------------------------------      ----------------

      Total shareholders' equity ..........................         104,440          (1,500)              102,940
                                                              ------------------------------      ----------------

                                                               $    240,060     $    (3,255)       $      236,805
                                                              ==============================      ================

                       GB HOLDINGS, INC. AND SUBSIDIARIES
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2003
                          ASSUMING 80% AND 58% EXCHANGE


PRO FORMA ADJUSTMENTS

Statement of Operations Adjustments:

(A) Represents reduction in amortization expense of deferred financing fees of Existing Notes due to the extension of the amortization period associated with the term of the New Notes, which mature in 2008.

(B) Represents a decrease in interest income as a result of lower cash balances due to payments of consent fee, estimated transaction fees and accelerated interest payments, net of the benefit of discontinued interest payments on Existing Notes.

(C) Represents a decrease in interest expense due to the modification in the interest rate from 11% on the Existing Notes to 3% on the New Notes.

(D) Represents amortization expense uisng the interest method of the consent fee paid (10% of the face value of Existing Notes exchanged) upon exchange of the Existing Notes for New Notes.

(E) Represents the capitalized interest using the lower effective interest rate as a result of the issuance of the New Notes.

Balance Sheet Adjustments:

(F) Represents the net decrease in Cash and Cash Equivalents as of June 30, 2003. Amount is equal to the cumulative amount of cash payments for the following items by exchange scenario:

                                         80%                  58%
                                      exchanged            exchanged
                                      ---------            ---------

     Consent fees ..................  $ 8,800,000         $ 6,380,000
     Estimated financing fees ......    1,500,000           1,500,000
     Accrued interest
          Existing Notes ...........    2,420,000           1,755,000
                                      -----------         -----------

                                      $12,720,000         $ 9,635,000
                                      ===========         ===========

(G) Represents consent fee (10% of the face value of Existing Notes exchanged) paid upon exchange of Existing Notes for New Notes.

(H) Represents the payment of interest associated with the Existing Notes upon exchange.

(I) Represents the income tax liability as a result of the Transaction and the aforementioned Pro Forma adjustments based on a Federal tax rate of 35% and a state tax rate of 9%.

(J) Represents the value of the warrants to purchase Atlantic Coast Entertainment Holdings, Inc. common stock (as determined by third party valuation), ultimately dividended to the shareholders of GB Holdings, Inc., in a less than 100% exchange scenario.

(K)  Represents the net pro forma adjustment to retained earnings.

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
                       INTRODUCTION TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated balance sheet and related notes of Atlantic Coast Entertainment Holdings, Inc. and Subsidiary give effect to the Transaction as if it occurred on June 30, 2003.

         The following unaudited pro forma condensed consolidated statement of operations and related notes reflect adjustments to Atlantic Coast
Entertainment Holdings, Inc. and Subsidiary for the year ended December 31, 2002 and the six months ended June 30, 2003 to give effect to:

         o The proposed Transaction, including, without limitation, the exchange of the Existing Notes for the New Notes as if it occurred on January 1, 2002 assuming alternatively that:

                  o 100% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes;

                  o 80% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes; and

                  o 58% of the outstanding aggregate principal amount of the Existing Notes are exchanged for New Notes.

         o The assumption that all Existing Notes held by affiliates of Carl C. Icahn (58% of the Existing Notes) will be exchanged in their entirety for the New Notes in each of the three alternatives referred to above.

         o Adjustments required to reflect the changes to interest income and expense including (amortization of the consent fee) and income tax provisions.

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                             ASSUMING 100% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                        PRO FORMA               PRO FORMA
                                                     HISTORICAL        ADJUSTMENTS             AS ADJUSTED
                                                     ----------        -----------             -----------
Revenues:
        Casino ..................................  $            -   $         206,417  (A)  $         206,417
        Rooms ...................................               -              11,140  (A)             11,140
        Food and beverage .......................               -              23,305  (A)             23,305
        Other ...................................               -               3,739  (A)              3,739
                                                   ---------------  -------------------     ------------------
                                                                -             244,601                 244,601
        Less - promotional allowances ...........               -             (51,128) (A)            (51,128)
                                                   ---------------  -------------------     ------------------
               Net revenues .....................               -             193,473                 193,473

Expenses:
        Casino ..................................               -             143,189  (A)            143,189
        Rooms ...................................               -               2,985  (A)              2,985
        Food and beverage .......................               -              10,915  (A)             10,915
        Other ...................................               -               2,625  (A)              2,625
        General and administrative ..............               -              12,799  (A)             14,299
        Transaction fees - New Notes                                            1,500  (B)
        Depreciation and amortization, including
           provision for obligatory investments .               -              15,457  (A)             14,902
               Adjust deferred financing fees -
                  Existing Notes ................                                (555) (C)
        Loss on impairment of fixed assets ......               -               1,282  (A)              1,282
        Loss on disposal of assets ..............               -                 185  (A)                185
                                                   ---------------  -------------------     ------------------
               Total expenses ...................               -             190,382                 190,382
                                                   ---------------  -------------------     ------------------
Income from operations ..........................               -               3,091                   3,091
Non-operating income (expense):
        Interest income .........................               -               1,067  (A)                905
               Adjust for lower invested balances                                (162) (D)
        Interest expense ........................               -              (3,300) (E)             (4,721)
               Amortize valuation allowance - New
                 Notes ..........................                              (1,630) (F)
               Adjust capitalized interest ......                                 209  (G)
                                                   ---------------  -------------------     ------------------
        Total non-operating expense, net ........               -              (3,816)                 (3,816)
                                                   ---------------  -------------------     ------------------
Loss before income taxes ........................               -                (725)                   (725)
        Income tax provision ....................               -                (784) (H)               (784)
                                                   ---------------  -------------------     ------------------

Net loss.........................................  $            -   $          (1,509)      $          (1,509)
                                                   ===============  ===================     ==================

Basic/diluted loss per common share .............  $            -   $           (0.55)      $           (0.55)
                                                   ===============  ===================     ==================

Weighted average common shares outstanding ......               -           2,750,000               2,750,000
                                                   ===============  ===================     ==================

Ratio of Earnings to Fixed Charges ..............                                                           -
                                                                                            ------------------

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                              ASSUMING 80% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                        PRO FORMA              PRO FORMA
                                                                    HISTORICAL         ADJUSTMENTS            AS ADJUSTED
                                                                    ----------         -----------            -----------
Revenues:
        Casino ................................................   $            -   $         206,417   (A) $       206,417
        Rooms .................................................                -              11,140   (A)          11,140
        Food and beverage .....................................                -              23,305   (A)          23,305
        Other .................................................                -               3,739   (A)           3,739
                                                                  ---------------  --------------------    ------------------
                                                                               -             244,601               244,601
        Less - promotional allowances .........................                -             (51,128)  (A)         (51,128)
                                                                  ---------------  --------------------    ------------------
              Net revenues ....................................                -             193,473               193,473

Expenses:
        Casino ................................................                -             143,189   (A)         143,189
        Rooms .................................................                -               2,985   (A)           2,985
        Food and beverage .....................................                -              10,915   (A)          10,915
        Other .................................................                -               2,625   (A)           2,625
        General and administrative ............................                -              12,799   (A)          14,299
        Transaction fees - New Notes...........................                                1,500   (B)
        Depreciation and amortization, including provision
              for obligatory investments ......................                -              15,457   (A)          14,902
              Adjust deferred financing fees - Existing Notes .                                 (555)  (C)
        Loss on impairment of fixed assets ....................                -               1,282   (A)           1,282
        Loss on disposal of assets ............................                -                 185   (A)             185
                                                                  ---------------  --------------------    ------------------
              Total expenses ..................................                -             190,382               190,382
                                                                  ---------------  --------------------    ------------------
Income from operations ........................................                -               3,091                 3,091
Non-operating income (expense):
        Interest income .......................................                -               1,067   (A)             931
              Adjust for lower invested balances ..............                                 (136)  (D)
        Interest expense ......................................                -              (2,640)  (E)          (3,735)
              Amortize consent fees - New Notes ...............                               (1,304)  (F)
              Adjust capitalized interest .....................                                  209   (G)
                                                                  ---------------  --------------------    ------------------
        Total non-operating expense, net ......................                -              (2,804)               (2,804)
                                                                  ---------------  --------------------    ------------------
Income before income taxes ....................................                -                 287                   287
        Income tax provision ..................................                -                (784)  (H)            (784)
                                                                  ---------------  --------------------    ------------------

Net income ....................................................   $            -   $            (497)      $          (497)
                                                                  ===============  ====================    ==================

Basic/diluted income  per common share ........................   $            -   $           (0.34)      $         (0.34)
                                                                  ===============  ====================    ==================

Weighted average common shares outstanding ....................                -           1,450,000             1,450,000
                                                                  ===============  ====================    ==================

Ratio of earnings to fixed charges ............................                                                       1.02
                                                                                                           ------------------

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 2002
                              ASSUMING 58% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                             PRO FORMA             PRO FORMA
                                                                         HISTORICAL         ADJUSTMENTS           AS ADJUSTED
                                                                         ----------         -----------           -----------
Revenues:
        Casino ...................................................     $            -   $         206,417   (A) $       206,417
        Rooms ....................................................                  -              11,140   (A)          11,140
        Food and beverage ........................................                  -              23,305   (A)          23,305
        Other ....................................................                  -               3,739   (A)           3,739
                                                                       ---------------  --------------------    -----------------
 .................................................................                  -             244,601               244,601
        Less - promotional allowances ............................                  -             (51,128)  (A)         (51,128)
                                                                       ---------------  --------------------    -----------------
              Net revenues .......................................                  -             193,473               193,473

Expenses:
        Casino ...................................................                  -             143,189   (A)         143,189
        Rooms ....................................................                  -               2,985   (A)           2,985
        Food and beverage ........................................                  -              10,915   (A)          10,915
        Other ....................................................                  -               2,625   (A)           2,625
        General and administrative ...............................                  -              12,799   (A)          14,299
        Transaction fees - New Notes..............................                                  1,500   (B)
        Depreciation and amortization, including provision
              for obligatory investments .........................                  -              15,457   (A)          14,902
              Adjust deferred financing fees - Existing Notes ....                                   (555)  (C)
        Loss on impairment of fixed assets .......................                  -               1,282   (A)           1,282
        Loss on disposal of assets ...............................                  -                 185   (A)             185
                                                                       ---------------  --------------------    -----------------
              Total expenses .....................................                  -             190,382               190,382
                                                                       ---------------  --------------------    -----------------
Income from operations ...........................................                  -               3,091                 3,091
Non-operating income (expense):
        Interest income ..........................................                  -               1,067   (A)             961
              Adjust for lower invested balances .................                                   (106)  (D)
        Interest expense .........................................                  -              (1,914)  (E)          (2,650)
              Amortize consent fee - New Notes ...................                                   (945)  (F)
              Adjust capitalized interest ........................                                    209   (G)
                                                                       ---------------  --------------------    -----------------
        Total non-operating expense, net .........................                  -              (1,689)               (1,689)
                                                                       ---------------  --------------------    -----------------
Income before income taxes .......................................                  -               1,402                 1,402
        Income tax provision .....................................                  -                (784)  (H)            (784)
                                                                       ---------------  --------------------    -----------------

Net income .......................................................     $            -   $             618       $           618
                                                                       ===============  ====================    =================

Basic income per common share.....................................     $            -   $            0.20       $          0.20
                                                                       ===============  ====================    =================

Weighted average basic common shares outstanding..................     $            -   $       3,045,000       $     3,045,000
                                                                       ===============  ====================    =================

Fully diluted income per common share ............................     $            -   $            0.10       $          0.10
                                                                       ===============  ====================    =================

Weighted average fully diluted common shares outstanding .........                  -           7,250,000             7,250,000
                                                                       ===============  ====================    =================

Ratio of earnings to fixed charges ...............................                                                         1.41
                                                                                                                -----------------

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                             ASSUMING 100% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                         PRO FORMA               PRO FORMA
                                                                      HISTORICAL        ADJUSTMENTS             AS ADJUSTED
                                                                      ----------        -----------             -----------
Revenues:
        Casino ..................................................   $            -   $          93,286  (A)  $        93,286
        Rooms ...................................................                -               5,415  (A)            5,415
        Food and beverage .......................................                -              10,175  (A)           10,175
        Other ...................................................                -               1,963  (A)            1,963
                                                                    ---------------  -------------------     ------------------
                                                                                 -             110,839               110,839
        Less - promotional allowances ...........................                -             (25,008) (A)          (25,008)
                                                                    ---------------  -------------------     ------------------
              Net revenues ......................................                -              85,831                85,831

Expenses:
        Casino ..................................................                -              64,958  (A)           64,958
        Rooms ...................................................                -               1,030  (A)            1,030
        Food and beverage .......................................                -               4,481  (A)            4,481
        Other ...................................................                -               1,388  (A)            1,388
        General and administrative ..............................                -               5,261  (A)            5,261
        Depreciation and amortization, including provision
              for obligatory investments ........................                -               7,678  (A)            7,401
              Adjust deferred financing fees - Existing Notes ...                                 (277) (C)
        Loss on disposal of assets ..............................                -                   3  (A)                3
                                                                    ---------------  -------------------     ------------------
              Total expenses ....................................                -              84,522                84,522
                                                                    ---------------  -------------------     ------------------
Income from operations ..........................................                -               1,309                 1,309
Non-operating income (expense):
        Interest income .........................................                -                 361  (A)              357
              Adjust for lower invested balances ................                                   (4) (D)
        Interest expense ........................................                -              (1,650) (E)           (2,407)
              Amortize consent fee - New Notes ..................                                 (815) (F)
              Adjust capitalized interest .......................                                   58  (G)
                                                                    ---------------  -------------------     ------------------
        Total non-operating expense, net ........................                -              (2,050)               (2,050)
                                                                    ---------------  -------------------     ------------------
Loss before income taxes ........................................                -                (741)                 (741)
        Income tax provision ....................................                -                (343) (H)             (343)
                                                                    ---------------  -------------------     ------------------

Net loss.........................................................   $            -   $          (1,084)      $        (1,084)
                                                                    ===============  ===================     ==================

Basic/diluted loss per common share .............................   $            -   $           (0.39)      $         (0.39)
                                                                    ===============  ===================     ==================

Weighted average common shares outstanding ......................                -           2,750,000             2,750,000
                                                                    ===============  ===================     ==================

Ratio of earnings to fixed charges ..............................                                                          -
                                                                                                             ------------------

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                             ASSUMING 100% EXCHANGE

                                                                                     PRO FORMA           PRO FORMA
ASSETS:                                                           HISTORICAL        ADJUSTMENTS         AS ADJUSTED
-------                                                           ----------        -----------         -----------
Current Assets:
    Cash and cash equivalents................................    $         -       $      46,502  (I)    $     30,977
      Adjust for decreased cash balances ....................                            (15,525) (J)
    Accounts receivable, net of allowance of $8,833 .........                              4,637  (I)           4,637
    Inventories .............................................              -               2,031  (I)           2,031
    Income tax deposits......................................              -               1,363  (I)           1,363
    Prepaid expenses and other current assets ...............              -               2,705  (I)           4,335
      Add Consent Fees - New Notes...........................              -               1,630  (K)
                                                                 --------------    ---------------    ----------------
      Total current assets ..................................              -               43,343              43,343
                                                                 --------------    ---------------    ----------------
Property and Equipment:
    Land ....................................................              -               54,344 (I)          54,344
    Buildings and improvements ..............................              -               92,132 (I)          92,132
    Equipment ...............................................                              49,925 (I)          49,925
    Construction in progress ................................                               5,760 (I)           5,760
                                                                 --------------    ---------------    ----------------
                                                                           -              202,161             202,161
    Less - accumulated depreciation and amortization.........              -              (32,687)(I)         (32,687)
                                                                 --------------    ---------------    ----------------
    Property and equipment, net .............................              -              169,474             169,474
                                                                 --------------    ---------------    ----------------
Other Assets:
    Obligatory investments, net of allowances ...............
    of $10,511 ..............................................              -               10,601 (I)          10,601
    Other assets ............................................              -                2,747 (I)          12,117
      Add Consent Fees - New Notes ..........................                               9,370 (K)
                                                                 --------------    ---------------    ----------------
      Total other assets ....................................              -               22,718              22,718
                                                                 --------------    ---------------    ----------------
                                                                  $        -         $    235,535      $      235,535
                                                                 ==============    ===============    ================


LIABILITIES:
Current Liabilities
    Accounts payable ........................................     $          -       $      5,685 (I)  $        5,685
    Accrued liabilities
      Salaries and wages ....................................                -              3,847 (I)           3,847
      Interest ..............................................                -                  -                   -
      Gaming obligations ....................................                -              2,618 (I)           2,618
      Self-insurance ........................................                -              2,193 (I)           2,193
      Other .................................................                -              4,599 (I)           4,599
                                                                 --------------    ---------------    ----------------

      Total current liabilities .............................                -             18,942              18,942
                                                                 --------------    ---------------    ----------------
Long-Term Debt, net of current maturities ...................                -            110,000 (I)         110,000
                                                                 --------------    ---------------    ----------------
Other Noncurrent Liabilities ................................                               3,586 (I)           3,586
                                                                 --------------    ---------------    ----------------

Commitments and Contingencies

Shareholders' Equity:
    Preferred stock, $.01 par value per share;                                                                      -
     5,000,000 shares authorized; 0 shares ..................                -               -                      -
    outstanding
    Common Stock, $.01 par value per share;
     20,000,000 shares authorized;
     2,750,000 shares issued and outstanding ................                -                 28 (L)              28
    Additional paid-in capital...............................                             102,979 (M)         102,979
    Dividends ...............................................                -                  -                   -
    Accumulated deficit .....................................                -                  -                   -
                                                                 --------------    ---------------    ----------------
               Total shareholders' equity ...................                -            103,007             103,007
                                                                 --------------    ---------------    ----------------

                                                                 $           -     $      235,535     $       235,535
                                                                 ==============    ===============    ================

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                              ASSUMING 80% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                                       PRO FORMA               PRO FORMA
                                                                   HISTORICAL         ADJUSTMENTS             AS ADJUSTED
                                                                   ----------         -----------             -----------
Revenues:
        Casino                                                   $            -    $           93,286 (A)  $           93,286
        Rooms                                                                 -                 5,415 (A)               5,415
        Food and beverage                                                     -                10,175 (A)              10,175
        Other                                                                 -                 1,963 (A)               1,963
                                                                 ----------------  -------------------     -------------------
                                                                              -               110,839                 110,839
        Less - promotional allowances                                         -               (25,008)(A)             (25,008)
                                                                 ----------------  -------------------     -------------------
              Net revenues                                                    -                85,831                  85,831

Expenses:
        Casino                                                                -                64,958 (A)              64,958
        Rooms                                                                 -                 1,030 (A)               1,030
        Food and beverage                                                     -                 4,481 (A)               4,481
        Other                                                                 -                 1,388 (A)               1,388
        General and administrative                                            -                 5,261 (A)               5,261
        Depreciation and amortization, including provision
              for obligatory investments                                      -                 7,678 (A)               7,401
              Adjust deferred financing fees -
              Existing Notes                                                  -                  (277)(C)
        Loss on disposal of assets                                            -                     3 (A)                   3
                                                                 ----------------  -------------------     -------------------
              Total expenses                                                  -                84,522                  84,522
                                                                 ----------------  -------------------     -------------------
Income from operations                                                        -                 1,309                   1,309
Non-operating income (expense):
        Interest income                                                       -                   361 (A)                 355
              Adjust for lower invested balances                                                   (6)(D)
        Interest expense                                                      -                (1,320)(E)              (1,914)
              Amortize valuation allowance - New Notes                                           (652)(F)
              Adjust capitalized interest                                                          58 (G)
                                                                 ----------------  -------------------     -------------------
        Total non-operating expense, net                                      -                (1,559)                 (1,559)
                                                                 ----------------  -------------------     -------------------
Loss before income taxes                                                      -                  (250)                   (250)
        Income tax provision                                                  -                  (343)(H)                (343)
                                                                 ----------------  -------------------     -------------------

Net loss                                                         $            -    $             (593)     $             (593)
                                                                 ================  ===================     ===================

Basic/diluted income (loss) per common share                     $            -    $            (0.41)    $             (0.41)
                                                                 ================  ===================     ===================

Weighted average common shares outstanding                                    -             1,450,000               1,450,000
                                                                 ================  ===================     ===================

Ratio of earnings to fixed charges                                                                                          -
                                                                                                           -------------------

           ATLANTIC COAST ENTERTAINMENT HONDINGS, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                              ASSUMING 80% EXCHANGE

                                                                                           PRO FORMA               PRO FORMA
ASSETS:                                                              HISTORICAL           ADJUSTMENTS             AS ADJUSTED
-------                                                              ----------           -----------             -----------
Current Assets:
    Cash and cash equivalents                                         $         -      $            46,502 (I)  $          33,782
      Adjust for decreased cash balances                                                           (12,720)(J)
    Accounts receivable, net of allowance                                       -                    4,637 (I)              4,637
      of $8,833
    Inventories                                                                 -                    2,031 (I)              2,031
    Income tax deposit                                                          -                    1,363 (I)              1,363
    Prepaid expenses and other current assets                                   -                    2,705 (I)              4,009
      Add consent fee - New Notes                                               -                    1,304 (K)                 -
                                                                 -------------------   -------------------     -------------------

      Total current assets                                                      -                   45,822                 45,822
                                                                 -------------------   -------------------     -------------------

Property and Equipment:
    Land                                                                        -                   54,344 (I)             54,344
    Buildings and improvements                                                  -                   92,132 (I)             92,132
    Equipment                                                                   -                   49,925 (I)             49,925
    Construction in progress                                                    -                    5,760 (I)              5,760
                                                                 -------------------   -------------------     -------------------
                                                                                -                  202,161                202,161
    Less - accumulated depreciation and amortization                            -                  (32,687)(I)            (32,687)
                                                                 -------------------   -------------------     -------------------

    Property and equipment, net                                                 -                  169,474                169,474
                                                                 -------------------   -------------------     -------------------

Other Assets:
    Obligatory investments, net of allowances of $10,511                        -                   10,601 (I)             10,601
    Other assets                                                                -                    2,747 (I)             10,243
      Add Consent Fee - New Notes                                               -                    7,496 (K)
                                                                 -------------------   --------------------    -------------------

      Total other assets                                                        -                   20,844                 20,844
                                                                 -------------------   -------------------     -------------------

                                                                      $         -      $          236,140      $          236,140
                                                                 ===================   ===================     ===================

LIABILITIES:
Current Liabilities:
    Accounts payable                                                  $         -      $             5,685 (I) $            5,685
    Accrued liabilities -
      Salaries and wages                                                        -                    3,847 (I)              3,847
      Interest                                                                  -                        -                      -
      Gaming obligations                                                        -                    2,618 (I)              2,618
      Self-insurance                                                            -                    2,193 (I)              2,193
      Other                                                                     -                    4,599 (I)              4,599
                                                                 -------------------   -------------------     -------------------

      Total current liabilities                                                 -                   18,942                 18,942
                                                                 -------------------   -------------------     -------------------

Long-Term Debt, New Notes, Net                                                  -                  110,000 (I)            110,000
                                                                 -------------------   -------------------     -------------------

Other Noncurrent Liabilities                                                    -                    3,586 (I)              3,586
                                                                 -------------------   -------------------     -------------------

Commitments and Contingencies

Shareholders' Equity:
    Preferred stock, $.01 par value per
    share; 5,000,000 shares authorized; 0 shares                                -                        -                     -
    outstanding
    Common stock, $.01 par value per share;
     20,000,000 shares authorized;
     1,450,000  shares issued and outstanding                                   -                       15 (L)                 15
    Additional paid-in capital                                                                      70,597 (M)             70,597

    Warrants outstanding                                                        -                   33,000 (N)             33,000
    Accumulated deficit                                                         -                        -                      -
                                                                 -------------------   -------------------     -------------------

      Total shareholders' equity                                                -                  103,612                103,612
                                                                 -------------------   -------------------     -------------------

                                                                      $         -      $          236,140      $          236,140
                                                                 ===================   ===================     ===================

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                         SIX MONTHS ENDED JUNE 30, 2003
                              ASSUMING 58% EXCHANGE
                     ($ IN THOUSANDS EXCEPT PER SHARE DATA)

                                                                       PRO FORMA           PRO FORMA
                                                     HISTORICAL       ADJUSTMENTS         AS ADJUSTED
                                                     ----------       -----------         -----------
Revenues:
        Casino                                     $           -  $         93,286 (A) $          93,286
        Rooms                                                  -             5,415 (A)             5,415
        Food and beverage                                      -            10,175 (A)            10,175
        Other                                                  -             1,963 (A)             1,963
                                                   -------------  -----------------    ------------------
                                                               -           110,839               110,839
        Less - promotional allowances                          -           (25,008)(A)           (25,008)
                                                   -------------  -----------------    ------------------
              Net revenues                                     -            85,831                85,831
Expenses:
        Casino                                                 -            64,958 (A)            64,958
        Rooms                                                  -             1,030 (A)             1,030
        Food and beverage                                      -             4,481 (A)             4,481
        Other                                                  -             1,388 (A)             1,388
        General and administrative                             -             5,261 (A)             5,261
        Depreciation and amortization, including provision
              for obligatory investments                       -             7,678 (A)             7,401
              Adjust deferred financing fees - Existing Notes                 (277)(C)
        Loss on disposal of assets                             -                 3 (A)                 3
                                                   -------------  -----------------    ------------------
              Total expenses                                   -            84,633                84,522
                                                   -------------  -----------------    ------------------
Income from operations                                         -             1,309                 1,309
Non-operating income (expense):
        Interest income                                        -               361 (A)               354
              Adjust for lower invested balances                                (7)(D)
        Interest expense                                       -              (957)(E)            (1,372)
              Amortize consent fee - New Notes                                (473)(F)
              Adjust capitalized interest                                       58 (G)
                                                   -------------  -----------------    ------------------
        Total non-operating expense, net                       -            (1,018)               (1,018)
                                                   -------------  -----------------    ------------------
Income (loss) before income taxes                              -               291                   291
        Income tax provision                                   -              (343)(H)              (343)
                                                   -------------  -----------------    ------------------

Net loss                                           $         -    $            (52)    $             (52)
                                                   =============  =================    ==================

Basic/diluted loss per common share                $         -    $          (0.02)    $           (0.02)
                                                   =============  =================    ==================

Weighted average common shares outstanding                     -         3,045,000             3,045,000
                                                   =============  =================    ==================

Ratio of earnings to fixed charges                                                                  1.16
                                                                                       ------------------

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               AS OF JUNE 30, 2003
                                ($ IN THOUSANDS)
                              ASSUMING 58% EXCHANGE

                                                                                        PRO FORMA             PRO FORMA
ASSETS:                                                               HISTORICAL       ADJUSTMENTS           AS ADJUSTED
-------                                                               ----------       -----------           -----------
Current Assets:
    Cash and cash equivalents                                         $         -       $       46,502 (I)   $      36,868
      Adjust for decreased cash balances                                                        (9,635)(J)
    Accounts receivable, net of allowance of $8,833                             -                4,637 (I)           4,637
    Inventories                                                                 -                2,031 (I)           2,031
    Income tax                                                                  -                1,363 (I)           1,363
    deposits
    Prepaid expenses and other current assets                                   -                2,705 (I)           3,650
      Add consent fee - New Notes                                               -                  945 (K)               -
                                                                    ---------------  -----------------     ----------------

      Total current assets                                                      -               48,549              48,549
                                                                    ---------------  -----------------     ----------------

Property and Equipment:
    Land                                                                        -               54,344 (I)          54,344
    Buildings and improvements                                                  -               92,132 (I)          92,132
    Equipment                                                                   -               49,925 (I)          49,925
    Construction in progress                                                    -                5,760 (I)           5,760
                                                                    ---------------  -----------------     ----------------
                                                                                -              202,161             202,161
    Less - accumulated depreciation and amortization                            -              (32,687)(I)          32,687)
                                                                    ---------------  -----------------     ----------------

    Property and equipment, net                                                 -              169,474             169,474
                                                                    ---------------  -----------------     ----------------

Other Assets:
    Obligatory investments, net of allowances of
      of $10,511                                                                -               10,601 (I)          10,601
    Other assets                                                                -                2,747 (I)           8,182
      Add Consent Fee - New Notes                                                                5,435 (K)
                                                                    ---------------  -----------------     ----------------

      Total other assets                                                        -               18,783              18,783
                                                                    ---------------  -----------------     ----------------

                                                                      $         -      $       236,806       $     236,806
                                                                    ===============  =================     ================

LIABILITIES:
Current Liabilities:
    Accounts payable                                                  $         -      $         5,685 (I)   $       5,685
    Accrued liabilities -
      Salaries and wages                                                        -                3,847 (I)           3,847
      Interest                                                                  -                    -                   -
      Gaming obligations                                                        -                2,618 (I)           2,618
      Self-insurance                                                            -                2,193 (I)           2,193
      Other                                                                     -                4,599 (I)           4,599
                                                                    ---------------  -----------------     ----------------

      Total current liabilities                                                 -               18,942              18,942
                                                                    ---------------  -----------------     ----------------

Long-Term Debt, New Notes, Net                                                  -              110,000 (I)         110,000
                                                                    ---------------  -----------------     ----------------

Other Noncurrent Liabilities                                                    -                3,586 (I)           3,586
                                                                    ---------------  -----------------     ----------------

Commitments and Contingencies

Shareholders' Equity:
    Preferred stock, $.01 par value per share;
     5,000,000 shares authorized; 0 shares
    outstanding                                                                 -                    -                   -
    Common stock, $.01 par value per share;
     20,000,000 shares authorized;
     3,045,000 shares issued and outstanding                                    -                   30 (L)              30
    Additional paid-in capital                                                  -               70,248 (M)          70,248
    Warrants outstanding                                                        -               34,000 (N)          34,000
    Dividends                                                                   -                    -                   -
    Accumulated deficit                                                         -                    -                   -
                                                                    ---------------  -----------------     ----------------

      Total shareholders' equity                                                -              104,278             104,278
                                                                    ---------------  -----------------     ----------------

                                                                      $         -      $       236,806        $    236,806
                                                                    ===============  =================     ================

           ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND SUBSIDIARY
                          NOTES TO UNAUDITED PRO FORMA
                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                      FOR THE YEAR ENDED DECEMBER 31, 2002
              AND AS OF AND FOR THE SIX MONTHS ENDED JUNE 30, 2003


PRO FORMA ADJUSTMENTS

     Statements of Operations Adjustments:

     (A) Represents the inclusion of the amounts presented in the respective statement of operations of GB Holdings, Inc. and Subsidiaries for the year ended December 31, 2002 and the six months ended June 30, 2003 as the result of operations are to be recorded by Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

     (B) Represents the estimated transaction fees associated with the issuance of the New Notes.

     (C) Represents the removal of deferred financing costs related to the Existing Notes contained in the amount of the "Depreciation and Amortization, including Provision for obligatory investments" of GB Holdings, Inc. and Subsidiaries.

     (D) Represents a decrease in interest income as a result of lower cash balances due to a payments of consent fee, estimated transaction fees and accelerated interest payments, net of the benefit of discontinued interest payments on Existing Notes.

     (E) Represent interest on the New Notes issued in exchange for Existing Notes which is accrued at 3% annually with the resulting expense as follows by period for each exchange scenario:



                                         100%                 80%                      58%
                                       exchanged           exchanged                exchanged
                                    ----------------    -----------------       -------------------

         Year ended 12/31/02          $3,300,000           $2,640,000           $1,914,000

         Six months ended 6/30/03     $1,650,000           $1,320,000             $957,000

     (F) Represents amortization expense using the interest method of the consent fee paid (10% of the face value of Existing Notes exchanged) upon exchange of the Existing Notes for New Notes, which mature in 2008.

     (G) Represent the capitalized interest using the lower effective interest rate as a result of the issuance of the New Notes.

     (H) Represents the impact on the income tax provision as a result of the Transaction and the aforementioned Pro Forma adjustments based on a Federal tax rate of 35% and a state tax rate of 9%.


Balance Sheet Adjustments :

     (I) Represents the inclusion of the net assets presented in the balance sheet of GB Holdings, Inc. and Subsidiaries as of June 30, 2003 as the result of the transfer of all assets to Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

     (J) Represents the net decrease in cash as of June 30, 2003. Amount is equal to the cumulative amount of estimated cash payments for the following items by each exchange scenario:

     (K)  Represents Consent fee paid upon exchange of Existing Notes for New
          Notes

                                                      100%                      80%                     58%
                                                   exchanged                 exchanged               exchanged
                                              ---------------------       -----------------     --------------------
         Consent fees                                  $11,000,000              $8,800,000               $6,380,000
         Estimated financing fees                        1,500,000               1,500,000                1,500,000
         Accrued interest                                3,025,000               2,420,000                1,755,000
                                              ---------------------       -----------------     --------------------
         Existing Notes                                $15,525,000             $12,720,000               $9,635,000
                                              =====================       =================     ====================


     (L) Represents: In a 100% exchange of the Existing Notes, the former shareholders of GB Holdings, Inc. and Subsidiaries receive their ownership in Atlantic Coast Entertainment Holdings, Inc. and Subsidiary. In a less than 100% exchange, GB Holdings, Inc. and Subsidiaries will own 100% of the outstanding shares of Common Stock of Atlantic Coast Entertainment Holdings, Inc. and Subsidiary.

     (M)  Represents the paid in capital as a result of the transaction.

     (N) Represents the value of the outstanding warrants to purchase Atlantic Coast Entertainment Holdings, Inc. common stock (as determined by third party valuation) ultimately dividended to the shareholders of GB Holdings Inc., in a less than 100% exchange scenario.

                                                                         ANNEX A

                          CERTIFICATE OF INCORPORATION
                                       OF
                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.




         The undersigned, being over the age of eighteen years, in order to form a corporation pursuant to the provisions of the Delaware General Corporation Law, does hereby certify as follows:

         FIRST: The name of this corporation shall be: ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. (the "Corporation").

         SECOND: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

         THIRD: The purpose or purposes of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware

         FOURTH: The total number of shares which the Corporation shall have authority to issue is 25,000,000, consisting of 20,000,000 shares of common stock, all of a par value of one cent ($.01) each ("Common Stock"), and 5,000,000 shares of preferred stock, all of a par value of one cent ($.01) each ("Preferred Stock"). The voting powers, designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation are as follows:

         (a)      Preferred Stock,

                  (i) The Preferred Stock of the Corporation may be issued from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized.

                  (ii) Authority is hereby vested in the Board of Directors from time to time to authorize the issuance of one or more series of Preferred Stock and, in connection with the creation of such series, to fix by resolution or resolutions providing for the issuance of shares thereof the characteristics of each such series including, without limitation, the following:

                           (1) the maximum number of shares to constitute such
                  series, which may subsequently be increased or decreased (but not below the number of shares of that series then outstanding) by resolution of the Board of Directors, the distinctive designation thereof and the stated value thereof if different than the par value thereof;

                           (2) whether the shares of such series shall have
                  voting powers, full or limited, or no voting powers, and if any, the terms of such voting powers;

                           (3)the dividend rate, if any, on the shares of such
                  series, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of capital stock and whether such dividend shall be cumulative or noncumulative;

                           (4)whether the shares of such series shall be subject
                  to redemption by the Corporation, and, if made subject to redemption, the times, prices and other terms, limitations, restrictions or conditions of such redemption;

                           (5) the relative amounts, and the relative rights or
                  preference, if any, of payment in respect of shares of such series, which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding-up of the Corporation;

                           (6) whether or not the shares of such series shall be
                  subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof;

                           (7) whether or not the shares of such series shall be
                  convertible into, or exchangeable for, shares of any other class, classes or series, or other securities, whether or nor issued by the Corporation, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting same;

                           (8) the limitations and restrictions, if any, to be
                  effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock (as defined below) or any other class or classes of stock of the Corporation ranking junior to the shares of such series either as to dividends or upon liquidation, dissolution or winding-up;

                           (9) the conditions or restrictions, if any, upon the
                  creation of indebtedness of the Corporation or upon the issuance of any additional stock (including additional shares of such series or of any other series or of any other class) ranking on a parity with or prior to the shares of such series as to dividends or distributions of assets upon liquidation, dissolution or winding-up; and

                           (10) any other preference and relative.
                  participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as shall not be inconsistent with law, this ARTICLE FOURTH or any resolution of the Board of Directors pursuant hereto.

       (b)               Common Stock

         (i) The Common Stock of the Corporation may be issued from time to time in any number of shares, provided that the aggregate number of shares issued and not canceled shall not exceed the total number of shares of Common Stock hereinabove authorized.

         (ii) Unless expressly provided by the Board of Directors of the Corporation in fixing the voting rights of any series of Preferred Stock, the holders of the outstanding shares of Common Stock shall exclusively possess all voting power for the election of directors and for all other purposes, each holder of record of shares of Common Stock being entitled to one vote for each share of such stock standing in his name on the books of the Corporation.

         (iii) Subject to the prior rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, dividends payable either in cash, stock or otherwise.

         (iv) In the event of any liquidation, dissolution or winding-up of the Corporation, either voluntary or involuntary, after payment shall have been made in full to the holders of Preferred Stock of any amounts to which they may be entitled and subject to the rights of the holders of Preferred Stock now or hereafter granted pursuant to this ARTICLE FOURTH, the holders of Common Stock shall be entitled, to the exclusion of the holders of Preferred Stock of any and all series, to share, ratably accordingly to the number of shares of Common Stock held by them, in all remaining assets of the Corporation available for distribution to its stockholders.

         FIFTH: The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the Corporation.

         SIXTH: No director shall be personally liable to the Corporation or its stockholders for monetary damages or any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this ARTICLE SIXTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

         SEVENTH: The Corporation shall, to the fullest extent permitted by
Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities or other matters referred to or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person

         EIGHTH: All securities (as defined by the New Jersey Casino Control Act, N.J.S.A. 5:12-1 et seq. (the "Act")) of the Corporation are held subject to the condition that, if a holder thereof is found to be disqualified by the New Jersey Casino Control Commission pursuant to the provisions of the Act, such holder shall (a) dispose of his or her interest in the Corporation; (b) not receive any dividends or interest upon any such securities; (c) not exercise, directly or through any trustee or nominee, any voting right conferred by such securities; and (d) not receive any remuneration in any form from the casino licensee for services rendered or otherwise. If any unsuitable or disqualified holder fails to dispose of his securities within 180 days following such disqualification, (i) such securities shall be subject to redemption by the Corporation, by action of the Board of Directors, if in the judgment of the Board of Directors such action should be taken, pursuant to Section 151 (b) of the General Corporation Law of Delaware, to the extent necessary to prevent the loss or secure the reinstatement of any government-issued license or franchise held by the Corporation, which license or franchise is conditioned upon some or all of the holders of the Corporation's securities possessing prescribed qualifications and (ii) such unsuitable or disqualified holder shall indemnify the Corporation for any and all direct or indirect costs, including attorneys' fees, incurred by the Corporation as a result of such holder's continuing ownership or failure to divest promptly. The redemption price for all securities to be redeemed by the Corporation pursuant to this ARTICLE EIGHTH shall be the par value per share thereof.

         NINTH: The Corporation shall not create, designate, authorize or cause to be issued any class or series of nonvoting stock.

         TENTH: The corporation elects not to be governed by the "Takeover Statute" (Section 203 of the General Corporation Law of the State of Delaware).

         NINTH: The name and address of the incorporator is Bernadette Fallows Davidson, Esq. 50 West State Street, Suite 1400, P.O. Box 1298, Trenton, New Jersey 08607-1298.

         IN WITNESS WHEREOF, the undersigned has set her hand this 30th day of October, 2003.




                                                     ---------------------------
                                                     Bernadette Fallows Davidson

                                                                         ANNEX B

                                   BY-LAWS OF
                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                   -------------------------------------------

                                    ARTICLE 1
                                     OFFICES

         Section 1.1. Principal Office. The principal office of the Corporation shall bec c/o Sands Hotel & Casino, Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401.

         Section 1.2. Other Offices. The corporation may also have offices, and keep the books and records of the corporation, at such other places, either within or without the State of Delaware, as the board of directors may from time to time determine or as the business of the corporation may require, except as may otherwise be required by law.

                                    ARTICLE 2
                            MEETINGS OF STOCKHOLDERS

         Section 2.1. Place of Meetings. All meetings of the stockholders shall be held at the office of the corporation or at such other places as may be fixed from time to time by the board of directors, either within or without the State of Delaware, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2.2. Annual Meetings. Annual meetings of stockholders shall be held at the time and place to be selected by the board of directors. If the day is a legal holiday, then the meeting shall be held on the next following business day. At the meeting, the stockholders shall elect a board of directors by written ballot and transact such other business as may properly be brought before the meeting.

         Section 2.3. Notice of Annual Meeting. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

         Section 2.4. Voting List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

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

         Section 2.5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board or the president of the corporation and shall be called by the president or the secretary at the request in writing of a majority of the board of directors, or by the holders of ten percent (10%) or more of the outstanding shares of stock of the corporation. Such request shall state the purpose or purposes of the proposed meeting.

         Section 2.6. Notice of Special Meetings. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting. Business transacted at any special meeting of the stockholders shall be limited to the purposes stated in the notice.

         Section 2.7. Quorum. The, holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except, as may otherwise be provided by statute or by the certificate of incorporation.

         If a quorum is present at a meeting of stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or the certificate of incorporation.

         If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, or if these Bylaws otherwise require, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 2.8. Order of Business. At each meeting of the stockholders, one of the following persons, in the order in which they are listed (and in the absence of the first, the next, and so on), shall serve as chairman of the meeting: chairman of the board, president, vice presidents (in the order of their seniority if more than one) and secretary. The order of business at each such meeting shall be as determined by the chairman of the meeting. Except as may otherwise be provided by statute, the certificate of incorporation or these Bylaws, the chairman of the meeting shall have, in his sole discretion, the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as are necessary or desirable for the proper conduct of the meeting, including, without limitation, the establishment of procedures for the maintenance of order and safety, limitations on the time allotted to questions or comments on the affairs of the corporation, restrictions on entry to such meeting after the time prescribed for the commencement thereof, and the opening and closing of the voting polls. Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.

         Section 2.9. Majority Vote. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

         Section 2.10. Method of Voting. Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder (i) at the time fixed pursuant to Section & 5 of these By Laws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, but no proxy shall be voted on or after three (3) years from its date, unless the proxy provides for a longer period.

         Section 2.11. Action of Stockholders by Written Consent Without Meetings. Unless otherwise provided in the certificate of incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (a) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent.

         If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of the meetings of stockholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the secretary that such notice was given shall be filed with the records of the-meetings of the stockholders.

         If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

         In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of the State of Delaware (the "DGCL") as amended, if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provisions shall state (i) that written consent has been given under Section 228 of the DGCL, as amended, in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is so required, and (ii) that written notice has been given as provided in such Section 228.

                                    ARTICLE 3
                                    DIRECTORS

         Section 3.1. General Powers. The business and affairs of the corporation shall be managed by or under the direction of the board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the certificate of incorporation of the corporation or by these Bylaws directed or required to be exercised or done by the stockholders.

         Section 3.2. Number of Directors. The number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors; provided, however, that no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be 6 and shall remain such number unless and until changed by resolution of the board of directors on or after the date hereof.

         Section 3.3. Election Qualification and Term of Office of Directors. Directors shall be elected at each annual meeting of stockholders at which a quorum is present to hold office until the next annual meeting. The persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of directors shall be, elected directors. Except as may otherwise be provided by law, the certificate of incorporation or these Bylaws, directors need not be stockholders nor residents of the State of Delaware. Except as may otherwise be provided by law, the certificate of incorporation or these Bylaws, each director, including a director elected to fill a vacancy, shall hold office until the next annual meeting and until his successor is elected and qualified or until his earlier death, disqualification, resignation or removal.

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

         Section 3.4. First Meetings. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

         Section 3.5. Regular Meetings. Regular meetings of the board of directors may be held without notice (except as may otherwise be required by law or these Bylaws) at such times and at such places as shall from time to time be determined by the board.

         Section 3.6. Special Meetings. Special meetings of the board of directors may be called by the chairman of the board or the president, and shall be called by the president or secretary on the written request of two (2) directors unless the board consists of only one director, in which case special meetings shall be called by the president or secretary in like manner and on like notice on the written request of the sole director.

         Section 3.7. Quorum; Majority Vote. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

         Section 3.8. Action Without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors may be taken without a meeting, if all members of the board consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the board.

         Section 3.9. Telephone and Similar Meetings. Unless otherwise restricted by the certificate of incorporation or these Bylaws, members of the board of directors may participate in any meeting of the board of directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the board.

         Section 3.10. Notice of Meetings. Unless otherwise required by law or specified herein, notice of regular meetings of the board of directors or of any adjourned meeting thereof need not be given. Notice of each special meeting of the board (and of each regular meeting for which notice shall be required) shall be sailed to each director, addressed to such director at such director's residence or usual place of business, at least two (2) days before the day on which the meeting is to be held or shall be sent to such director at such place by telex, cable, facsimile or telegram or be given personally or by telephone, not later than the day before the meeting is to be held, but notice need not be given to any director who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to such director. Every such notice shall state the time and place but need not state the purpose of the meeting.

         Section 3.11. Rules and Regulations. The board of directors may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these Bylaws for the conduct of its meetings and management of the affairs of the corporation, as the board may deem proper.

         Section 3.12. Resignations. Any director of the corporation may at any time resign by' giving written notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3.13. Removal of Directors. Unless otherwise restricted by statute, by the certificate of incorporation or by these Bylaws, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors; provided, however, that when the holders of any class or series of stock are entitled by the certificate of incorporation to elect one (1) or more directors, then, in respect to the removal without cause of a director or directors so elected, the required majority vote shall be of the holders of the outstanding shares of such class or series and not of the Outstanding shares as a whole.

         Section 3.14. Vacancies. Except as may otherwise be provided by, law, the certificate of incorporation or these By Laws, any vacancies on the board of directors resulting from death, disqualification, resignation, removal or other cause, and newly created directorships resulting from any increase in the number of directors shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the board of directors, or by a sole remaining director. Any director elected or chosen in accordance with the preceding sentence of this Section 3.15 shall hold office for the remainder of the term of the directorship to which he was appointed or until his successor shall have been elected and qualified or until his earlier death, disqualification, resignation or removal. Unless the certificate of incorporation or these Bylaws provide otherwise, when one or more directors shall resign from the board of directors, effective at future date, the majority of directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

         Section 3.15. Compensation of Directors. Unless otherwise restricted by the certificate of incorporation of these Bylaws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

                                    ARTICLE 4
                         EXECUTIVE AND OTHER COMMITTEES

         Section 4.1. Executive and Other Committees. The board of directors may, by resolution adopted by a majority of the entire board, designate from time to time one (1) or more of its members to constitute members or alternate members of an executive committee or one or more other committees, which committees shall have and may exercise, between meetings of -the board, all the powers and authority of the board in the management of the business and affairs of the corporation, including, if any such committee is so empowered and authorized ay resolution adopted by a majority of the entire board, the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL, as amended, and may authorize the seal of the corporation to be affixed to all papers which may require it, except that no such committee shall have such power or authority with reference to:

         (a) amending the certificate of incorporation of the corporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the board of directors pursuant to authority, if any, expressly vested in the board by the provisions of the certificate of incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series);

         (b) adopting an agreement of merger or consolidation involving the corporation;

         (c) recommending to the stockholders the sale, lease or exchange of all or substantially all of the property and assets of the corporation;

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


         (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution;

         (e) adopting, amending or repealing any Bylaw;

         (f) filling vacancies on the board;

         (g) fixing the compensation of directors for serving on the board or on any committee of the board, including the executive committee; or

         (h) amending or repealing any resolution of the board which by its terms may be amended or repealed only by the board.

         Section 4.2. Procedure; Meetings; Quorum. Regular meetings of the executive committee or any other committee of the board of directors, of which no notice shall be necessary, may be held at such times and places as shall be fixed by resolution adopted by a majority of the members thereof. Special meetings of the executive committee or any other committee of the board shall be called at the request of any member thereof. Notice of each special meeting of the executive committee or any other committee of the board shall be sent by mail, telex, cable, facsimile, telegram or telephone, or be delivered personally to each member thereof not later than the day before the day on which the meeting is to be held, but notice need not be given to any member who shall, either before or after the meeting, submit a signed written waiver of such notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of such notice to such member. Any special meeting of the executive committee or any other committee of the board shall be a legal meeting without any notice thereof having been given, if all the members thereof shall be present thereat. Notice of any adjourned meeting of any committee of the board need not be given. The executive committee or any other committee of the board may adopt such rules and regulations not inconsistent with the provisions of law, the certificate of incorporation of the corporation or these Bylaws for the conduct of its meetings as the executive committee or any other committee of the board may deem proper. A majority of the executive committee or any Other committee of the board shall constitute a quorum for the transaction of business at any meeting, and the vote of a majority of the members thereof present at any meeting at which a quorum is present shall be the act of such committee. In the absence or disqualification of a member, the remaining members, whether or not a quorum may fill a vacancy. The executive committee or any other committee of the board of directors shall keep written minutes of its proceedings, a copy of which is to be filed with the secretary of the corporation, and shall report on such proceedings to the board.

         Section 4.3. Compensation. Members of special or standing committees may be allowed compensation if the board of directors shall so determine pursuant to Section 3.16 of these Bylaws.

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


         Section 4.4 Action by Consent; Participation by Telephone or Similar Equipment. Unless the board of directors, the certificate of incorporation or these Bylaws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action, and the writing or writings are filed with the minutes of the proceedings of the committee. Unless the board of directors, the certificate of incorporation or these Bylaws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

         Section 4.5. Changes in Committees; Resignations; Removals. The board shall have powers, by the affirmative vote of a majority of the authorized number of directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the corporation, provided, however, that notice to the board, the chairman of the board, the president, the chairman of such committee or the secretary shall be deemed to constitute notice to the corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of 'the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE 5
                                     NOTICES

         Section 5.1. Method. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telex, cable, facsimile or telegram.

         Section 5.2. Waiver. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened, Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a

Committee of directors need be specified in any written waiver of notice unless so required by the certificate of incorporation or these Bylaws.

                                    ARTICLE 6
                                    OFFICERS

         Section 6.1. Election; Qualification. The officers of the corporation shall be chosen annually by the board of directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable and shall be a president, one or more vice presidents and a secretary. The board of directors may also choose as officers a chairman of the board, one or more vice chairmen of the board, a treasurer, one or more assistant secretaries and assistant treasurers and such other officers and agents as it shall deem necessary. Any number of offices may-be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide. The chairman of the board and any vice chairman of the board shall be elected from among the directors. With the foregoing exception, none of the other officers need be a director, and none of the officers need be a stockholder of the corporation unless otherwise required by the certificate of incorporation.

         Section 6.2. Salary. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors.

         Section 6.3. Term; Removal. The officers of the corporation shall hold office until their successors are chosen and qualify or until their death or the effective date of their removal or resignation (or until he shall cease to be a director in the case of the chairman of the board or any vice chairman of the board). Any officer elected or appointed by the board of directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the board of directors.

         Section 6.4. Resignation. Subject at all times to the right of removal as provided in Section 6.3 of this Article 6, any officer may resign at any time by giving notice to the board of directors, the chairman of the board, the president or the secretary of the corporation. Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein; provided that the president or, in the event of the resignation of the president, the board of directors may designate an effective date for such resignation which is earlier than the date specified in such notice but which is not earlier than the date of receipt of such notice; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6.5. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the board of directors and, in the case of any vacancy in an office other than the office of chairman of the board or vice chairman of the board (if any) or president, by the president.

         Section 6.6. Chairman of the Board. The chairman of the board shall, if there be such an officer, preside at meetings of the board of directors and preside at meetings of the stockholders. The chairman of the board shall counsel with and advise the president and perform such other duties as the president or the board or the executive committee may from time to time determine. Except as otherwise provided by resolution of the board, the chairman of the board shall be ex-officio a member of all committees of the board. The chairman of the board may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof "powered to authorize the same.

         Section 6.7. Vice Chairman of the Board. In the absence of the chairman of the board or, in the event of his inability or refusal to act, the vice chairman (or in the event there be more than one vice chairman, the vice chairmen in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the chairman of the board, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman of the board. The vice chairman shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. Any vice chairman may sign and execute in the name of the corporation any and all deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents authorized by the board or any committee thereof empowered to authorize the same.

         Section 6.8. President. The president shall be the chief executive officer of the corporation, shall preside at all meetings of the stockholders and the board of directors if there shall be no chairman or vice chairman of the board or if the chairman or vice chairman of the board shall not be present or shall be unable or unwilling to act at any such meeting, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. He shall execute deeds, mortgages, bonds, contracts, agreements, certificates or other instruments or documents requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

         Section 6.9. Vice Presidents. In the absence of the president, the chairman of the board and the vice chairmen of the board or, in the event of their inability or refusal to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by the directors or, in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 6.10. Secretary. Secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record-all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

         Section 6. 11. Assistant Secretary. The assistant secretary, or if there shall be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

         Section 6.12. Treasurer. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the, name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

         Section 6.13. Assistant Treasurer. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may-from time to time prescribe.

                                    ARTICLE 7
          INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

         Section 7.1. Third-Party Actions. The corporation shall indemnify to the fullest extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer or in any other capacity for another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit -)r proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful.

         The corporation may indemnify any employee or agent of the corporation, or any employee or agent serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in the manner and to the extent that it shall indemnify any director or officer under this Section 7.1.

         Section 7.2. Derivative Actions. The corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of such person's duty to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery of Delaware or such other court shall deem proper.

         Section 7.3. Determination of Indemnification. Any indemnification under Section 7.1 or 7.2 of this Article 7 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or
7.2 of this Article 7. Such determination shall be made (i) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in, a written opinion, or (iii) by the stockholders.

         Section 7.4. Right to Indemnification. Notwithstanding the other provisions of this Article 7, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 7.1 or 7.2 of this Article 7, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         Section 7.5. Advance of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation on behalf of a director, officer, employee or agent in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that such person is entitled to be indemnified by the corporation as authorized in this Article 7.

         Section 7.6. Indemnification Not Exclusive. The indemnification provided by this Article 7 shall not be deemed exclusive of any other rights to which any person seeking indemnification may be entitled under any law, any agreement, the certificate of incorporation, any vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7.7. Insurance. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the, power to indemnify such person against liability under the provisions of this
Article 7.

         Section 7.8. Definitions of Certain Terms. For purposes of this Article 7, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article 7 with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article 7, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Article 7.

         Section 7.9. Continuity. The indemnification and advancement of expenses provided for in this Article 7 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent of the corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                    ARTICLE 8
                              CERTIFICATES OF STOCK

         Section 8. 1. Certificates. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman or vice chairman of the board of directors, or the president or a vice president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

         If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock; provided that, except as otherwise stated in Section 202 of the DGCL, as amended, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

         Section 8.2. Facsimile Signatures. When any such certificate is countersigned by a transfer agent or registered by a registrar other than the corporation or an employee of the corporation, any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 8.3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sun as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

         Section 8.4. Transfers of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 8.5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

         In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the board and (ii) not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board.

         Section 8.6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

                                    ARTICLE 9
                               GENERAL PROVISIONS

          Section 9.1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, 'in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

          Section 9.2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

          Section 9.3. Annual Statement. The board of directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

          Section 9.4. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

          Section 9.5. Contracts. The board may authorize any officer or officers, agent or agents, in the name and on behalf of the corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the board, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable pecuniarily for any purpose or for any amount.

         Section 9.6. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

         Section 9.7. Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words "Seal" or "Corporate Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

         Section 9.8. Conflicts with Certificate of Incorporation. In the event of a conflict between the provisions of these Bylaws and the certificate of incorporation, the provisions of the certificate of incorporation shall control.

                                   ARTICLE 10
                                   AMENDMENTS

         Section 10.1. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by a majority of the entire board of directors, at any meeting of the board of directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting.

                                                                         ANNEX C

                             CONTRIBUTION AGREEMENT
                             ----------------------

         THIS CONTRIBUTION AGREEMENT (this "Agreement"), dated as of ____________, 2003, is made by and among GB Holdings, Inc., a Delaware corporation ("Parent") and Greate Bay Hotel and Casino, Inc., a New Jersey corporation ("Operating"; and together with Parent, sometimes referred to as "Transferors") and Atlantic Coast Entertainment Holding, Inc., a Delaware corporation ("Newco") and ACE LLC, a New Jersey limited liability company ("Licensee"; and together with Newco, sometimes referred to as "Transferees").

                                   BACKGROUND
                                   ----------

         A. Parent is the sole beneficial owner of Operating. Operating owns and operates the Sands Hotel and Casino in Atlantic City, New Jersey ("The Sands"). Newco is a newly formed, wholly-owned subsidiary of Operating. Operating owns one (1) share of the common stock of Newco, which (1) share represents all of the outstanding stock of Newco (the "Existing Newco Stock"). Licensee is a newly formed, wholly-owned subsidiary of Newco.

         B. Newco and Licensee engaged in that certain Consent Solicitation and Offer to Exchange detailed in that certain Form S-4 Registration Statement, No. 333-[__________], filed on [_________], 2003 by Newco and Licensee with the
United States Securities and Exchange Commission (the "Note Registration Statement"). Pursuant to the terms of the exchange offer detailed in the Note Registration Statement (the "Exchange Offer"), Newco is offering the holders of those certain 11% Notes due 2005 (the "Existing Notes") of GB Property Funding Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Funding"), the opportunity to exchange such notes for (1) $100 in cash for each $1,000 principal amount of Existing Notes exchanged (the "Cash Payment");
(2) on a dollar for dollar basis, 3% Notes due 2008 (the "New Notes") issued by Newco; and (3) the accrued but unpaid interest on the Existing Notes. The New Notes shall be governed by the terms of that certain Indenture dated [____], 2003 by and among Newco, Licensee and [_____________], as Trustee (the "New Note Indenture").

         C. Parent is also conducting a proxy solicitation under a Proxy Statement and Prospectus on Form S-4, No. 333-[__________], filed on [_________], 2003 by Newco as registrant with the United States Securities and Exchange Commission (the "Common Stock Registration Statement"). Pursuant to the terms of the Transaction (as defined in the Common Stock Registration Statement), prior to the consummation of the Transaction, the holders of a majority of the outstanding stock of Parent are required to vote in favor of the Transaction at a meeting of the stockholders of Parent on [______].

         D. As a predicate to the Exchange Offer, in connection with the capitalization of Newco and Licensee, and subject to receipt of the consent of
(1) the majority of the holders of the outstanding stock of Parent, and (2) the holders of a majority of the aggregate principal amount of the Existing Notes,
(a) (i) Parent desires to contribute to

Operating all of Parent's assets, other than the stock of Operating and Funding, and (ii) Operating desires to contribute to Newco all of Operating's assets including the assets obtained from Parent all as more fully set forth herein (the "Tier 1 Contribution"), and (b) Newco desires to contribute to Licensee all of the assets obtained in the Tier 1 Contribution, less cash in an amount necessary to fund the obligations relating to the Transaction all as more fully set forth herein (the "Tier 2 Contribution"; and together with the Tier 1 Contribution, the "Asset Contributions").

         E. In consideration of the Tier 1 Contribution, Newco, among other things, (1) shall issue to Operating certain securities of Newco and Newco shall assume all liabilities, other than the Excluded Liabilities (as defined herein), relating to the assets contributed to it by Transferors and (2) Newco shall distribute to Operating all Existing Notes received by Newco in conjunction with the Exchange Offer, all of which shall be cancelled. The securities to be issued by Newco shall be determined by reference to the outcome of the Exchange Offer. If 100% of the Existing Notes are exchanged for New Notes, then Newco will issue to Operating 27.5% (on a fully diluted basis immediately after consummation of the Transactions and without giving effect to any further issuance not related to such Transaction) of the outstanding common stock, par value $0.01 per share, of Newco (the "Newco Common Stock"), less the Existing Newco Stock. If less than 100% of the Existing Notes are exchanged for New Notes, then Newco will issue to Operating (1) warrants to purchase shares of Newco Common Stock at a purchase price of $0.01 per share (the "Warrants") representing 27.5% (on a fully diluted basis immediately after consummation of the Transaction and without giving effect to any further issuance not related to such Transaction) of the outstanding Newco Common Stock, and (2) a portion of the Newco Common Stock equal to the product of (y) 72.5% and (z) a fraction, the numerator of which is the total principal amount of the Existing Notes that are not exchanged for New Notes and the denominator of which is the total principal amount of the Existing Notes outstanding immediately prior to the completion of the Exchange Offer, less the Existing Newco Stock. The Newco Common Stock and the Warrants, if any, issued by Newco in connection with the Exchange Offer, as described above, are sometimes collectively referred to as the "Newco Securities".

         F. In consideration of the Tier 2 Contribution, Licensee, among other things, shall issue to Newco all of the outstanding limited liability company membership interests in Licensee (the "Licensee Membership Interests"), Licensee shall assume all liabilities relating to the assets contributed to it by Newco and Licensee shall guarantee the New Notes and grant liens upon substantially all of the assets of Licensee for the benefit of the holders of the New Notes, all as more fully set forth herein.

         G. Through a series of mergers, Operating, Funding and Parent shall merge, with Parent as the surviving entity, such that all of the assets and liabilities of Operating and Funding shall become the assets and liabilities of Parent (the "Merger"). Newco will thereby become a wholly-owned subsidiary of Parent.

         H. For Federal income tax purposes, it is intended that the asset contribution described in clause (ii) of the Tier 1 Contribution and the Merger qualify as a "Reorganization" under the provisions of Section 368(a)(i)(F) of the Internal Revenue Code of 1986, as amended (the "Code") and the Parent, Operating, and Newco hereby adopt this Agreement as a plan of reorganization.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and the other agreements being entered in connection with the Exchange Offer and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

         1.       Tier 1 Contribution.
                  -------------------

                  1.1 Capital Contribution. Effective as of the date hereof, (i) Parent hereby contributes, transfers, assigns and conveys to Operating all right, title and interest in and to all of the assets of Parent, both tangible and intangible, of every nature and type whatsoever, other than its stock in Operating and Funding, and (ii) Operating hereby contributes, transfers, assigns and conveys to Newco all right, title and interest in and to all of the assets both tangible and intangible of every nature and type whatsoever of Operating (including those obtained pursuant to clause (i) of this Section 1.1) less only those "Excluded Assets" listed on Schedule 1.1 hereto (the assets so transferred being referred to collectively as the "Tier 1 Assets").

                  1.2 Conveyance of the Tier 1 Assets. As of the date hereof, or as soon after the date hereof as practicable, Transferors shall:

                     (i) place Newco in effective possession, control and operation of the Tier 1 Assets and deliver to Newco all Tier 1 Assets, title to which is capable of passing by delivery; and

                     (ii) deliver to Newco duly executed assignments or other instruments and documentation reasonably required to transfer to Newco all right, title and interest in and to the Tier 1 Assets.

                  1.3. Consideration. In consideration of the Tier 1 Contribution, Newco, on behalf of itself and its subsidiaries now existing and hereafter acquired, hereby:

                     (i) accepts all right, title and interest in and to the Tier 1 Assets and does hereby assume and agree to promptly and fully pay, perform and discharge when due all obligations and liabilities associated with the Tier 1 Assets, less only those

"Excluded Liabilities" listed on Schedule 1.3(i) hereto (the obligations and liabilities so assumed collectively referred to as the "Newco Assumed Liabilities"); and

                     (ii) agrees to indemnify Transferors against all actions, proceedings, costs, liabilities, damages, claims and demands arising in connection with the Newco Assumed Liabilities or the operation of The Sands by Newco or its transferee subsequent to the date hereof except insofar as such actions, proceedings, costs, damages, claims and demands arise out of the gross negligence or willful misconduct of Transferors or a breach of any of the representations and warranties of Transferors contained in Section 1.4; and

                     (iii) agrees to issue to Operating or its designee the Newco Securities in such form and amounts as is required under the terms of the Exchange Offer and distribute to Operating for cancellation all Existing Notes received by Newco in conjunction with the Exchange Offer; and

                     (iv) undertakes to provide to Parent the Permitted Payment, as that term is defined in the New Note Indenture.

               1.4. Transferors' Representations and Warranties. Transferors hereby represent and warrant to Newco that, as of the date hereof:

                     1.4.1 Organization and Existence. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Operating is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey. Transferors have all requisite corporate power and authority to own and operate their properties, to carry on their business as now conducted and as proposed to be conducted, to enter into the Exchange Offer and to carry out the transactions contemplated by the Registration Statement.

                     1.4.2 Due Authorization. The execution, delivery and performance of all documents contemplated by the Registration Statement have been duly authorized by all necessary corporate action on the part of Transferors.

                     1.4.3 Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Transferors in accordance with its terms and represents the legal, valid and binding agreement of Transferors enforceable against Transferors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     1.4.4 No Conflicts. Except as set forth on Schedule 1.4.4, the execution, delivery and performance of this Agreement by Transferors, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default or cause an acceleration or any obligation under, or result in the imposition or creation of (or the obligation to create or impose), any security interest, mortgage, pledge, claim, lien, encumbrance or adverse interest of any nature (each, a "Lien") with respect to any obligation, bond agreement, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which Transferors or any of their affiliates is a party or by which Transferors or any of their affiliates is bound or to which any of the properties or assets of Transferors or any of their affiliates (including, without limitation, the Tier 1 Assets) may be subject or (ii) any Federal, state or local law, rule, administrative regulation or ordinance or order of any court or governmental agency, body or official having jurisdiction over Transferors or any of the Tier 1 Assets, except, in the case of clause (i), for such conflicts, breaches, violations, defaults or Liens that would not have a material adverse effect on the Tier 1 Assets or the condition or results of operations (financial or otherwise) of The Sands taken as a whole.

                     1.4.5 No Consents or Approvals. Except as set forth on
Schedule 1.4.5, no authorization, approval, consent or order of, or filing with,
(i) any court or governmental body, agency or official, including the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement and the New Jersey Department of Environmental Protection, or (ii) and other third party is necessary in connection with the transactions contemplated by this Agreement, except those that have been obtained or made, and are in full force and effect.

                     1.4.6 Title to Tier 1 Assets. Except as set forth on
Schedule 1.4.6, Transferors have good title to the Tier 1 Assets, free and clear of any Liens.

           2. Tier 2 Contribution.

              2.1 Capital Contribution. Immediately following the Tier 1 Contribution and the issuance of the Securities by Newco, Newco hereby contributes, transfers, assigns and conveys to Licensee all right, title and interest in and to all of the Tier 1 Assets, less only cash in an amount necessary to fund the Cash Payment and the accrued and unpaid interest paid on those Existing Notes being exchanged in the Exchange Offer (the assets so transferred being referred to collectively as the "Tier 2 Assets" and collectively with the Tier 1 Assets, the "Assets").

              2.2 Conveyance of the Tier 2 Assets. As of the date hereof, or as soon after the date hereof as practicable, Newco shall:

                  (i) place Licensee in effective possession, control and operation of the Tier 2 Assets and deliver to Licensee all Tier 2 Assets, title to which is capable of passing by delivery; and

                  (ii) deliver to Licensee duly executed assignments or other instruments and documentation reasonably required to transfer to Licensee all right, title and interest in and to the Tier 2 Assets.

              2.3. Consideration. In consideration of the Tier 2 Contribution, Licensee, on behalf of itself and its subsidiaries now existing and hereafter acquired, hereby:

                  (i) accepts all right, title and interest in and to the Tier 2 Assets and does hereby assume and agree to promptly and fully pay, perform and discharge when due all obligations and liabilities associated with the Tier 2 Assets, exclusive of the "Excluded Liabilities" listed on Schedule 2.3(i) hereto (the obligations and liabilities so assumed collectively referred to as the "Licensee Assumed Liabilities"); and

                  (ii) agrees to indemnify Newco against all actions, proceedings, costs, liabilities, damages, claims and demands arising in connection with the Licensee Assumed Liabilities or the operation of The Sands by Licensee or its transferee subsequent to the date hereof except insofar as such actions, proceedings, costs, damages, claims and demands arise out of the gross negligence or willful misconduct of Newco or a breach of any of the representations and warranties of Newco contained in Section 2.4; and

                  (iii) agrees to issue to Newco or its designee the Licensee Membership Interests; and

                  (iv) undertakes to provide to Newco the funds necessary to make the Permitted Payment.

                  (v) agrees to take such actions and execute such documents as may be necessary to effectively (a) guaranty each and every obligation of Newco described in the New Notes and the New Note Indenture, and (b) pledge as security for such guaranty all or substantially all of the assets of Licensee.

              2.4. Newco's Representations and Warranties. Newco hereby represents and warrants to Licensee that, as of the date hereof:

                  2.4.1 Organization and Existence. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New Jersey. Newco and Licensee have all requisite corporate power and authority to own and operate their properties, to carry on their business as now conducted and as proposed to be conducted, to enter into the Exchange Offer and to carry out the transactions contemplated by the Registration Statement.

                  2.4.2 Due Authorization. The execution, delivery and performance of all documents contemplated by the Registration Statement have been duly authorized by all necessary corporate action on the part of Transferors.

                  2.4.3 Due Execution and Delivery; Enforceability. This Agreement has been duly executed and delivered by Newco in accordance with its terms and represents the legal, valid and binding agreement of Newco enforceable against Newco in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  2.4.4 No Conflicts. Except as set forth on Schedule 2.4.4, the execution, delivery and performance of this Agreement by Newco, and the consummation of the transactions contemplated hereby, do not and will not conflict with or result in a breach or violation of (i) any of the terms or provisions of, or constitute a default or cause an acceleration or any obligation under, or result in the imposition or creation of (or the obligation to create or impose), Lien with respect to any obligation, bond agreement, note, debenture or other evidence of indebtedness or any indenture, mortgage, deed of trust or other agreement, lease or instrument to which Newco or any of its affiliates is a party or by which Newco or any of its affiliates is bound or to which any of the properties or Tier 2 Assets of Newco or any of its affiliates (including, without limitation, the Tier 2 Assets) may be subject or (ii) any Federal, state or local law, rule, administrative regulation or ordinance or order of any court or governmental agency, body or official having jurisdiction over Newco or any of the Tier 2 Assets, except, in the case of clause (i), for such conflicts, breaches, violations, defaults or Liens that would not have a material adverse effect on the Tier 2 Assets or the condition or results of operations (financial or otherwise) of The Sands taken as a whole.

                  2.4.5 No Consents or Approvals. Except as set forth on
Schedule 2.4.5, no authorization, approval, consent or order of, or filing with, any court or governmental body, agency or official, including the New Jersey Casino Control Commission, the New Jersey Division of Gaming Enforcement and the New Jersey Department of Environmental Protection, is necessary in connection with the transactions contemplated by this Agreement, except those that have been obtained or made, and are in full force and effect.

                  2.4.6 Title to Tier 2 Assets. Except as set forth on Schedule 2.4.6, Newco has good title to the Tier 2 Assets, free and clear of any Liens.

               3. Miscellaneous

                  3.1 Transfer of Assets. This Agreement shall not constitute an agreement to assign or transfer the Assets or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or affect adversely the rights of the Transferees thereunder; and any transfer or assignment to the Transferees of any interest under any Asset that requires the consent, waiver or approval of a third party shall be made subject to such consent, waiver or approval being obtained. The Transferors shall use commercially reasonable efforts to obtain any such approval, waiver or consent until such time as such consent, waiver or approval has been obtained, and the Transferors will reasonably cooperate with the Transferees in any lawful and economically feasible arrangement to provide that the Transferees shall receive the Transferors' interest in the benefits under any Asset; provided that the Transferees shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent the Transferees would have been responsible therefor hereunder if such consent, waiver or approval had been obtained.

                  3.2 Further Assurances. The Transferors shall at any time and from time to time after the date hereof, upon the request of the Transferees, execute and deliver such further instruments of conveyance and transfer, in form and substance reasonably satisfactory to Transferee's counsel, and take such other action as Transferee may reasonably request in order to more effectively convey, transfer and vest in Transferee full and complete ownership of the Assets and to enable Transferee to collect and reduce the Assets to its possession as contemplated hereby.

                  3.3 Waiver; Amendment. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing executed by Transferors and Transferees.

                  3.4 Entire Agreement. This Agreement, together with the schedules hereto, sets forth the entire agreement and understanding of the parties hereof with respect to the transactions contemplated hereby and supersedes any and all prior agreements and understandings relating to the subject matter thereof. No representation, promise or statement of intention has been made by any party hereto which is not embodied in this Agreement or the written schedules or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged representation, promise or statement of intention not set forth herein or therein. All of the documents referred to in the immediately preceding sentence are hereby incorporated by reference and shall be deemed a part of this Agreement with the same effect as if set forth in full herein.

                  3.5 Severability. If any provision of this Agreement or the application of any such provision to any person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, this Agreement shall continue in full force and effect without said provision; provided that no such severance of provision shall be effective if it materially changes the economic benefit of this Agreement to any party.

                  3.6 Section and Other Headings. The section headings contained in this Agreement and the schedules thereto are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  3.7 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPALS THEREOF. TRANSFERORS AND TRANSFEREES HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW JERSEY STATE COURT SITTING IN ATLANTIC CITY, NEW JERSEY OR ANY FEDERAL COURT SITTING IN CAMDEN, NEW JERSEY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR THEMSELVES AND IN RESPECT OF THEIR PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. TRANSFERORS AND TRANSFEREES IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM.

                  3.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

                  3.9 Notice. Each notice, demand, request, request for approval, consent, approval, disapproval, designation or other communication (each of the foregoing being referred to herein as "notice") required or desired to be given or made under this Agreement shall be in writing (except as otherwise provided in this Agreement), and shall be effective and deemed to have been received (i) when delivered in person, (ii) when sent by facsimile transmission with receipt acknowledged, (iii) three (3) days after having been mailed by certified or registered United States mail, postage prepaid, return receipt requested, or (iv) the next business day after having been sent by a nationally recognized overnight mail or courier service, receipt requested (a) if to Transferors, at [_____________________]; or (b) if to Transferees, at [_____________________].

                  3.10 Compliance with State Gaming Regulations. Each of the provisions of this Agreement is subject to and shall be enforced in compliance with the provisions, regulations or approvals required by any statement gaming authority, including, without limitation, the New Jersey Casino Control Commission and the New Jersey Division of Gaming Enforcement.

                  3.11 Third Party Rights. Nothing in this Agreement is intended or shall be construed to confer upon or give any person, other than the parties hereto and their respective successors, any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

                  3.12 Limitation on Damages. Except as otherwise provided in
Section 1.3(ii) and Section 2.3(ii), neither party shall be liable to the other party for any consequential damages resulting from a breach of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

ATTEST:                             GB HOLDINGS, INC., a Delaware corporation



_____________________________       By:___________________________________


ATTEST:                             GREATE BAY HOTEL AND CASINO, INC., a
                                    New Jersey corporation



_____________________________       By:___________________________________


ATTEST:                             ATLANTIC COAST ENTERTAINMENT
                                    HOLDINGS, INC., a Delaware corporation



_____________________________       By:___________________________________


ATTEST:                             ACE LLC, a New Jersey limited liability
                                    company



_____________________________       By:___________________________________

                                  SCHEDULE 1.1
                                  ------------

                                 EXCLUDED ASSETS


1. Policies of Directors and Officers Insurance.

                                 SCHEDULE 1.3(i)
                                 ---------------

                              EXCLUDED LIABILITIES


1. THAT CERTAIN GREATE BAY HOTEL AND CASINO, INC. 11% INTERCOMPANY NOTE IN THE PRINCIPAL AMOUNT OF $110,000,000.00 DUE 2005 MADE BY OPERATING TO FUNDING.

2. All obligations, duties, liabilities, indemnities, debts, guarantees, covenants, agreements and other obligations of any kind or description under, in respect of, associated with, arising under or otherwise relating to the Existing Notes, including any indenture, security agreements, guaranties or other instruments related thereto.

                                 SCHEDULE 1.4.4
                                 --------------

                                    CONFLICTS

                                 SCHEDULE 1.4.5
                                 --------------

                             CONSENTS AND APPROVALS

                                 SCHEDULE 1.4.6
                                 --------------

                                TITLE EXCEPTIONS

                                 SCHEDULE 2.3(i)
                                 ---------------

                              EXCLUDED LIABILITIES

1. All obligations under the New Notes, except Licensee's obligations as guarantor of Newco's obligations under the New Note Indenture and the New Notes arising under the guaranty of Licensee delivered in connection with the issuance of the New Notes.

                                 SCHEDULE 2.4.4
                                 --------------

                                    CONFLICTS

                                 SCHEDULE 2.4.5
                                 --------------

                             CONSENTS AND APPROVALS

                                 SCHEDULE 2.4.6
                                 --------------

                                TITLE EXCEPTIONS

                                                                         ANNEX D








                                WARRANT AGREEMENT

                                     BETWEEN

                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                                       AND

                             [name of warrant agent]




                            Dated as of _______, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

ARTICLE I DISTRIBUTION OF WARRANT CERTIFICATES.................................1
         Section 1.1     Appointment of Warrant Agent..........................1
         Section 1.2     Form of Warrant Certificates..........................1
         Section 1.3     Execution of Warrant Certificates.....................2
         Section 1.4     Issuance and Distribution of Warrant
                         Certificates..........................................2
         Section 1.5     Conditions to Distribution of Warrant
                         Certificates..........................................2
ARTICLE II WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS.....................2
         Section 2.1     Exercise Price........................................2
         Section 2.2     Registration of Common Stock and Exercisability
                         of Warrants...........................................3
         Section 2.3     Procedure for Exercise of Warrants....................4
         Section 2.4     Issuance of Common Stock..............................4
         Section 2.5     Certificates for Unexercised Warrants.................4
         Section 2.6     Reservation of Shares.................................4
         Section 2.7     Disposition of Proceeds...............................4
         Section 2.8     Cancellation of Warrants..............................4
ARTICLE III ADDITIONAL SECURITIES AND NOTICE PROVISIONS........................5
         Section 3.1     Additional Securities.................................5
         Section 3.2     Deferral of Adjustments to Warrant Shares.............5
         Section 3.3     Adjustment to Number of Warrant Shares................6
         Section 3.4     Reorganizations.......................................6
         Section 3.5     Verification of Computations..........................6
         Section 3.6     Exercise Price Not Less Than Par Value................7
         Section 3.7     Notice of Certain Actions.............................7
         Section 3.8     Notice of Certain Actions.............................7
         Section 3.9     Warrant Certificate Amendments........................7
         Section 3.10    Fractional Shares.....................................8
         Section 3.11    Current Market Price..................................8
         Section 3.12    Right to Adjust Exercise Price and Exercise
                         Deadline..............................................8
ARTICLE IV OTHER PROVISIONS RELATING TO RIGHTS OF REGISTERED HOLDERS OF
         WARRANT CERTIFICATES..................................................8
         Section 4.1     Rights of Warrant Holders.............................8
         Section 4.2     Lost, Stolen, Mutilated, or Destroyed Warrant
                         Certificates..........................................8
ARTICLE V SPLIT UP, COMBINATION, EXCHANGE, TRANSFER, AND CANCELLATION OF
         WARRANT CERTIFICATES..................................................9
         Section 5.1     Split Up, Combination, Exchange, and Transfer
                         of Warrant Certificates...............................9
         Section 5.2     Cancellation upon Surrender of Warrant
                         Certificates..........................................9
         Section 5.3     Agreement of Warrant Certificate Holders.............10
ARTICLE VI PROVISIONS CONCERNING THE WARRANT  AGENT AND OTHER MATTERS.........10
         Section 6.1     Payment of Taxes and Charges.........................10
         Section 6.2     Resignation or Removal of Warrant Agent..............10
         Section 6.3     Notice of Appointment................................11
         Section 6.4     Merger of Warrant Agent..............................11
         Section 6.5     Company Responsibilities.............................11

         Section 6.6     Certification for the Benefit of Warrant Agent.......11
         Section 6.7     Books and Records....................................12
         Section 6.8     Liability of Warrant Agent...........................12
         Section 6.9     Use of Attorneys, Agents, and Employees..............12
         Section 6.10    Indemnification......................................12
         Section 6.11    Acceptance of Agency.................................12
         Section 6.12    Changes to Agreement.................................12
         Section 6.13    Assignment...........................................13
         Section 6.14    Successor to Company.................................13
         Section 6.15    Notices..............................................13
         Section 6.16    Defects in Notice....................................13
         Section 6.17    Governing Law........................................14
         Section 6.18    Standing.............................................14
         Section 6.19    Headings.............................................14
         Section 6.20    Counterparts.........................................14
         Section 6.21    Conflict of Interest.................................14
         Section 6.22    Availability of the Agreement........................14

EXHIBIT A    FORM OF WARRANT CERTIFICATE

                                WARRANT AGREEMENT
                                -----------------

     WARRANT AGREEMENT, dated as of ______, 2003, between ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC., a Delaware corporation (the "Company") and [name of Warrant Agent] (the "Warrant Agent").


                              W I T N E S S E T H :
                              ---------------------

     WHEREAS, the Company is a wholly owned subsidiary of GB Holdings, Inc., a Delaware corporation (the "Parent");

     WHEREAS, the Company proposes to enter into the transaction (the "Transaction") described in that certain Proxy Statement and Registration Statement on Form S-4 (the "Form S-4") pursuant to which the Company shall distribute to the stockholders of Parent (the "Distribution") ______ warrants (the "Warrants") to purchase common stock, par value $.01 per share the ("Common Stock") of the Company, each Warrant entitling the holder thereof to purchase ..275 shares of Common Stock;

     WHEREAS, the Company proposes to issue certificates evidencing the Warrants (such Warrant certificates issued pursuant to this Agreement being hereinafter called the "Warrant Certificates");

     WHEREAS, the Company desires the Warrant Agent, and the Warrant Agent agrees, to act on behalf of the Company in connection with the issuance, transfer, exchange, replacement, redemption, and surrender of the Warrant Certificates; and

     WHEREAS, the Company and the Warrant Agent desire to set forth in this Warrant Agreement, among other things, the form and provisions of the Warrant Certificates and the terms and conditions under which they may be issued, transferred, exchanged, replaced, redeemed, and surrendered in connection with the exercise and redemption of the Warrants;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                      DISTRIBUTION OF WARRANT CERTIFICATES

     Section 1.1 Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act on behalf of the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

     Section 1.2 Form of Warrant Certificates. The Warrant Certificates shall be issued in registered form only and, together with the purchase and assignment forms to be printed on the reverse thereof, shall be substantially in the form of Exhibit A attached hereto and, in addition, may have such letters, numbers, or other marks of identification or designation and such legends, summaries, or endorsements stamped, printed, lithographed, or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement or as, in any particular case, may be required, in the opinion of counsel for the Company, to comply with any law or with any rule or regulation of any regulatory authority or agency, or to conform to customary usage.

     Section 1.3 Execution of Warrant Certificates. The Warrant Certificates shall be executed on behalf of the Company by its Chairman, Vice Chairman, President, or any Vice President and by its Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned and dated the date of countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned and dated. If any authorized officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company either before or after delivery thereof by the Company to the Warrant Agent, the signature of such person on such Warrant Certificates nevertheless shall be valid and such Warrant Certificates may be countersigned by the Warrant Agent and issued and delivered to those persons entitled to receive the Warrants represented thereby with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company.

     Section 1.4 Issuance and Distribution of Warrant Certificates. Upon completion of the Distribution, the Company shall deliver to the Warrant Agent an adequate supply of Warrant Certificates executed on behalf of the Company as described in Section 1.3 hereof. Upon receipt of an order from the Company, the Warrant Agent shall within three business days complete and countersign Warrant Certificates representing the total number of Warrants to be issued hereunder and shall deliver such Warrant Certificates pursuant to written instructions of the Company.

     Section 1.5 Conditions to Distribution of Warrant Certificates. If the Distribution or the Transaction is not consummated for any reason, no Warrant Certificates shall be distributed and this Agreement shall terminate and be of no further force or effect.


                                   ARTICLE II

                 WARRANT EXERCISE PRICE AND EXERCISE OF WARRANTS

     Section 2.1 Exercise Price. Each Warrant Certificate shall, when signed by the Chairman, Vice Chairman, President, or any Vice President and by the Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary of the Company and countersigned by the Warrant Agent, entitle the registered holder thereof to purchase from the Company .275 shares (each a "Warrant Share") of Common Stock for each Warrant evidenced thereby, at the purchase price of $.01 per share, or such adjusted number of shares at such adjusted purchase price as may be established from time to time pursuant to the provisions of Article III hereof, payable in full at the time of exercise of the Warrant. Except as the context otherwise requires, the term "Exercise Price" as used in this Agreement shall mean the purchase price of .275 shares of Common Stock upon exercise of a Warrant, reflecting all appropriate adjustments made in accordance with the provisions of Article III hereof.

     Section 2.2 Registration of Common Stock and Exercisability of Warrants. Each Warrant may be exercised at any time after the earliest to occur of the following events (the first date on which any such event occurs being referred to as the "Vesting Date"):

     (a) the payment in full of the entire principal amount and accrued interest on the Company's outstanding 3% Notes due 2008 issued by the Company (the "New Notes"), pursuant to and in accordance with the terms thereof whether such payment is in the form of cash or by issuance of shares of Common Stock to the holder thereof in lieu of cash payment;

     (b) a determination of the board of directors of the Company (the "Board") that the Warrants may be exercised; and

     (c) payment in full by the Parent of both the aggregate principal amount outstanding of and the accrued, but unpaid interest owed under the 11% Notes due 2005 issued by the Parent which have not been exchanged for the New Notes in the Transaction.

     Promptly after the Vesting Date, the Company shall send written notice to the Warrant Agent that such Vesting Date has occurred (the "Vesting Notice"). The Warrant Agent shall within ten days after receipt of the Vesting Notice cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

     The latest time and date at which the Warrants may be exercised (the "Exercise Deadline") shall be 5:00 P.M. New York City time on the earlier of (i) the date that is the seventh anniversary of the completion of the Distribution; or (ii) the Cancellation Date (as defined in Section 2.8 below).

     The Company shall use its reasonable efforts to secure the effective registration of the Warrant Shares under the Securities Act of 1933, as amended (the "Securities Act"), and register or qualify such shares under applicable state laws; provided, however, that the Company shall have no obligation to register the Warrant Shares in the event that, by amendment to the Securities Act or otherwise, such registration or qualification or the delivery of such prospectus is not required at the time said Warrant Shares are to be issued; and further that, if by amendment to the Securities Act or otherwise, some other or different requirement shall be imposed by act of the Congress of the United States which shall relate to the issuance of the Warrant Shares upon exercise of the Warrants, the Company shall use its reasonable efforts to comply with such requirements so long as the same shall not be more burdensome to the Company than the registration statement under the Securities Act. Promptly after a registration statement under the Securities Act covering the aforementioned Warrant Shares has become effective, or such other action as contemplated hereby and as may be required has been taken, as the case may be, the Company shall cause notice thereof or a copy of the prospectus covering the Warrant Shares to be mailed to each registered holder of a Warrant Certificate.

     Section 2.3 Procedure for Exercise of Warrants. During the period specified in and subject to the provisions of Section 2.2 hereof, Warrants may be exercised by surrendering the Warrant Certificates representing such Warrants to the Warrant Agent at the principal office of its corporate trust department (the "Principal Office"), which is presently at _________________, with the election to purchase form set forth on the Warrant Certificate duly completed and executed, with medallion signatures guaranteed by a member of a medallion guarantee program ("Signatures Guaranteed"), accompanied by payment in full of the Exercise Price as provided for in Section 2.1 hereof in effect at the time of such exercise, together with such taxes as are specified in Section 6.1 hereof, for each Warrant Share with respect to which such Warrant is being exercised. Such Exercise Price and taxes shall be paid in full by certified check or money order, payable in United States currency to the order of the Company. The date on which Warrants are exercised in accordance with this
Section 2.3 is sometimes referred to herein as the "Date of Exercise" of such Warrants.

     Section 2.4 Issuance of Common Stock. As soon as practicable after the Date of Exercise of any Warrants, the Company shall issue, or cause the transfer agent for the Common Stock, if any, to issue a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled, registered in accordance with the instructions set forth in the election to purchase. All Warrant Shares shall be validly authorized and issued, fully paid, and nonassessable, and free from all taxes, liens, and charges created by the Company in respect of the issue thereof. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on the Date of Exercise of the Warrants resulting in the issuance of such shares, irrespective of the date of issuance or delivery of such certificate for shares of Common Stock.

     Section 2.5 Certificates for Unexercised Warrants. If less than all of the Warrants represented by a Warrant Certificate are exercised, the Warrant Agent shall execute and mail, by first-class mail, within 30 days of the Date of Exercise, to the registered holder of such Warrant Certificate, or such other person as shall be designated in the election to purchase, a new Warrant Certificate representing the number of full Warrants not exercised. In no event shall a fraction of a Warrant be exercised, and the Warrant Agent shall distribute no Warrant Certificates representing fractions of Warrants under this or any other section of this Agreement. Final fractions of shares shall be treated as provided in Section 3.11 hereof.

     Section 2.6 Reservation of Shares. The Company shall at all times reserve and keep available for issuance upon the exercise of Warrants a number of its authorized but unissued shares of Common Stock that will be sufficient to permit the exercise in full of all outstanding Warrants.

     Section 2.7 Disposition of Proceeds. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently deliver to the Company all proceeds from such exercise.

     Section 2.8 Cancellation of Warrants. At any time after the Vesting Date, the Company by action of the Board, may at its option, cancel all, but not less than all of the Warrants provided that the Company is in compliance with its obligations under Section 2.2 hereof to register the Warrant Shares under the Securities Act. Notice of such cancellation shall be promptly given to the Warrant Agent by the Company and such notice (the "Cancellation Notice") shall be mailed to all registered holders of Warrant Certificates, not less than 90 days prior to the date established by the Board (the "Cancellation Date"). The Cancellation Notice will specify the Cancellation Date and will also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City time on the Cancellation Date. The Company will also make a prompt public announcement by news release and by notice to any national securities exchange on which the Warrants are listed for trading.

                                   ARTICLE III

                   ADDITIONAL SECURITIES AND NOTICE PROVISIONS

     Section 3.1 Additional Securities. In addition to the Warrant Shares issuable upon the exercise of this Warrant as contemplated in Section 2.1 above:

     (a) In case the Company shall, at any time after the date hereof and on or prior to the Date of Exercise (i) declare a dividend or make a distribution on the Common Stock in shares of the Common Stock, (ii) subdivide the outstanding shares of the Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then upon the exercise of a Warrant the holder of such Warrant shall be entitled to receive the aggregate number and kind of shares which, if such Warrant had been exercised immediately prior to such time, such holder would have been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification

     (b) In case the Company shall, at any time after the date hereof and on or prior to the Date of Exercise, issue to all holders of the Common Stock rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock), and if the same are not issued or otherwise provided to the holders of Warrants at such time pro rata on a fully-diluted basis as if all warrants, other rights, options or convertible securities in respect of Common Stock, and as if all such securities were exercised or paid, then upon the exercise of the Warrant, the holder of such Warrant exercised shall be entitled to receive the aggregate number and kind of rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock) which if, such holder would have received by virtue of such issuance of rights, options, or warrants to subscribe for or purchase the Common Stock (or securities convertible into or exchangeable for the Common Stock), if such Warrant had been exercised immediately prior to such time.

     Section 3.2 Deferral of Adjustments to Warrant Shares. In any case in which this Article III shall require that an adjustment in the Warrant Shares be made effective as of a record date for a specified event, the Company may elect to defer, until the occurrence of such event, issuing to the holders of the Warrants, if any holder has exercised a Warrant after such record date, the shares of Common Stock, if any, issuable upon such exercise over and above the Warrant Shares; provided, however, that the Company shall deliver to such exercising holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment. All calculations under this Article III shall be made to the nearest cent or one-hundredth of a share, as the case may be.

     Section 3.3 Adjustment to Number of Warrant Shares. Upon each action set forth in Section 3.1 that requires an adjustment in the number of Warrant Shares, each Warrant shall thereupon evidence the right to purchase that number of Warrant Shares (calculated to the nearest hundredth of a share) obtained by multiplying the number of shares of Common Stock purchasable immediately prior, after giving effect to Section 3.1, to such adjustment upon exercise of the Warrant by the Exercise Price in effect immediately prior to such adjustment.

     Section 3.4 Reorganizations. In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Common Stock or the conversion of such outstanding shares of Common Stock into shares of other stock or other securities or property) (such actions being hereinafter collectively referred to as "Mergers"), there shall thereafter be deliverable upon exercise of any Warrant (in lieu of the number of shares of Common Stock theretofore deliverable) the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise of such Warrant would have been entitled upon such Merger if such Warrant had been exercised in full immediately prior to such Merger. In case of any Merger, appropriate adjustment, as determined in good faith by the Board shall be made in the application of the provisions herein set forth with respect to the rights and interests of Warrant holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon exercise of Warrants. Any such adjustment shall be made by and set forth in a supplemental agreement between the Company, or any successor thereto, and the Warrant Agent and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Merger unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Merger and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Warrant Certificate such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

     Section 3.5 Verification of Computations. Whenever the Warrant Shares are adjusted as provided pursuant to Section 3.1 hereof, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by the Board (who may be the regular auditors of the Company) setting forth the Warrant Shares as so adjusted and a brief statement of the facts accounting for such adjustment, and will make available a brief summary thereof to the holders of the Warrant Certificates, at their addresses listed on the register maintained for that purpose by the Warrant Agent.

     Section 3.6 Exercise Price Not Less Than Par Value. In no event shall the Exercise Price be adjusted below the par value per share of the Common Stock.

     Section 3.7 Notice of Certain Actions. In the event the Company shall publicly announce its intention to:

     (a) pay any dividend or make any distribution on shares of Common Stock in shares of Common Stock or make any other distribution (other than regularly scheduled cash dividends which are not in an amount per share greater than the most recent such cash dividend) to all holders of Common Stock;

     (b) issue any rights, warrants, or other securities to all holders of Common Stock entitling them to purchase any additional shares of Common Stock or any other rights, warrants, or other securities;

     (c) effect any reclassification of its Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or Merger (other than a merger in which no distribution of securities or other property is made to holders of Common Stock); or

     (d) take any other action which would result in the issuance of additional consideration to the holders of Warrants;

then, in each such case, the Company shall cause notice of such proposed action to be mailed to the Warrant Agent. Such notice shall specify the date on which the books of the Company shall close, or a record be taken, for determining holders of Common Stock entitled to receive such stock dividend or other distribution or such rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution, winding up, or exchange or other action shall take place or commence, as the case may be, and the date as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action, if any such date has been fixed. The Company shall cause copies of such notice to be mailed to each registered holder of a Warrant Certificate not later than 30 days after such action.

     Section 3.8 Notice of Certain Actions. Whenever any additional consideration is required to is be made pursuant to this Article III, the Company shall cause notice of same to be mailed to the Warrant Agent within 15 days thereafter, such notice to include in reasonable detail (a) the events precipitating the adjustment, (b) the computation of any such actions, and (c) the Exercise Price and the number of shares or the securities or other property purchasable upon exercise of each Warrant, after giving effect thereto. The Warrant Agent shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

     Section 3.9 Warrant Certificate Amendments. Irrespective of any adjustments pursuant to this Article III, Warrant Certificates theretofore or thereafter issued need not be amended or replaced, but certificates thereafter issued shall bear an appropriate legend or other notice of any adjustments.

     Section 3.10 Fractional Shares. The Company shall not be required upon the exercise of any Warrant to issue fractional shares of Common Stock which may result from adjustments in accordance with this Article III to the Exercise Price or number of shares of Common Stock purchasable under each Warrant. If more than one Warrant is exercised at one time by the same registered holder, the number of full shares of Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate number of Warrants exercised. With respect to any final fraction of a share called for upon the exercise of any Warrant or Warrants, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Current Market Price (as defined below) of a share of Common Stock calculated in accordance with Section 3.12 hereof.

     Section 3.11 Current Market Price. The "Current Market Price" per share at any date shall be the average of the "closing prices" for the 30 consecutive trading days ending on the trading day immediately preceding the date in question, where the "closing price" on any day is (a) the last reported sales price regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (including, for purposes hereof, the Nasdaq National Market), if on such date the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information, or (c) if on such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by Nasdaq or any similar organization, as determined by reference to the "pink sheets" published by National Quotation Bureau or, if not so published, by such other method of determining market value as the Board shall in good faith from time to time deem to be fair and such other method shall be conclusive.

     Section 3.12 Right to Adjust Exercise Price and Exercise Deadline The Company may at any time, by notice to the Warrant Agent, reduce the Exercise Price to such price, or extend the Exercise Deadline to such date, as the Company may set forth in such notice. Any such reduction shall remain in effect for such period as may be set forth in such notice. The Warrant Agent shall promptly after receipt of any such notice from the Company cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

                                   ARTICLE IV

                          OTHER PROVISIONS RELATING TO
              RIGHTS OF REGISTERED HOLDERS OF WARRANT CERTIFICATES

     Section 4.1 Rights of Warrant Holders. No Warrant Certificate shall entitle the registered holder thereof to any of the rights of a stockholder of the Company, including without limitation the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholders or any other proceedings of the Company.

     Section 4.2 Lost, Stolen, Mutilated, or Destroyed Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen, or destroyed, the Company in its discretion may direct the Warrant Agent to execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Warrant Certificate, or in lieu of or in substitution for a lost, stolen, or destroyed

Warrant Certificate, a new Warrant Certificate for the number of Warrants represented by the Warrant Certificate so mutilated, lost, stolen, or destroyed but only upon receipt of evidence of such loss, theft, or destruction of such Warrant Certificate, and of the ownership thereof, and indemnity, if requested, all satisfactory to the Company and the Warrant Agent. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges incidental thereto as the Company or the Warrant Agent may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed Warrant Certificate shall be at any time enforceable by anyone.

                                   ARTICLE V

                   SPLIT UP, COMBINATION, EXCHANGE, TRANSFER,
                    AND CANCELLATION OF WARRANT CERTIFICATES

     Section 5.1 Split Up, Combination, Exchange, and Transfer of Warrant Certificates. Prior to the Exercise Deadline, Warrant Certificates, subject to the provisions of Section 5.2, may be split up, combined, or exchanged for other Warrant Certificates representing a like aggregate number of Warrants or may be transferred in whole or in part. Any holder desiring to split up, combine, or exchange a Warrant Certificate or Warrant Certificates shall make such request in writing delivered to the Warrant Agent at its Principal Office and shall surrender the Warrant Certificate or Warrant Certificates so to be split up, combined, or exchanged at said office. Subject to any applicable laws, rules, or regulations restricting transferability, any restriction on transferability that may appear on a Warrant Certificate in accordance with the terms hereof, or any "stop-transfer" instructions the Company may give to the Warrant Agent to implement any such restrictions (which instructions the Company is expressly authorized to give), transfer of outstanding Warrant Certificates may be effected by the Warrant Agent from time to time upon the books of the Company to be maintained by the Warrant Agent for that purpose, upon a surrender of the Warrant Certificate to the Warrant Agent at its Principal Office, with the assignment form set forth in the Warrant Certificate duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange, or transfer, the Warrant Agent shall execute and deliver to the person entitled thereto a Warrant Certificate or Warrant Certificates, as the case may be, as so requested. The Warrant Agent shall not be required to effect any split up, combination, exchange, or transfer which will result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant. The Warrant Agent may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange, or transfer of Warrant Certificates prior to the issuance of any new Warrant Certificate.

     Section 5.2 Cancellation upon Surrender of Warrant Certificates. Any Warrant Certificate surrendered upon the exercise of Warrants or for split up, combination, exchange, or transfer, or purchased or otherwise acquired by the Company, shall be cancelled and shall not be reissued by the Company; and, except as provided in Section 2.5 hereof in case of the exercise of less than all of the Warrants evidenced by a Warrant Certificate or in Section 5.1 hereof in case of a split up, combination, exchange, or transfer, no Warrant Certificate shall be issued hereunder in lieu of such cancelled Warrant Certificate. Any Warrant Certificate so cancelled shall be destroyed by the Warrant Agent unless otherwise directed by the Company.

     Section 5.3 Agreement of Warrant Certificate Holders. Every holder of a Warrant Certificate by accepting the same consents and agrees with the Company and the Warrant Agent and with every other holder of a Warrant Certificate that:

     (a) transfer of the Warrant Certificates shall be registered on the books of the Company maintained for that purpose by the Warrant Agent only if surrendered at the Principal Office of the Warrant Agent, duly endorsed or accompanied by a proper instrument of transfer, with Signatures Guaranteed; and

     (b) prior to due presentment for registration of transfer, the Company and the Warrant Agent may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company or the Warrant Agent) for all purposes whatsoever, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

                                   ARTICLE VI

                        PROVISIONS CONCERNING THE WARRANT
                             AGENT AND OTHER MATTERS

     Section 6.1 Payment of Taxes and Charges. The Company will from time to time promptly pay to the Warrant Agent, or make provisions satisfactory to the Warrant Agent for the payment of, all taxes and charges that may be imposed by the United States or any state upon the Company or the Warrant Agent in connection with the issuance or delivery of shares of Common Stock upon the exercise of any Warrants, but any transfer taxes in connection with the issuance of Warrant Certificates or certificates for shares of Common Stock in any name other than that of the registered holder of the Warrant Certificate surrendered shall be paid by such registered holder; and, in such case, the Company shall not be required to issue or deliver any Warrant Certificate or certificate for shares of Common Stock until such taxes shall have been paid or it has been established to the Company's satisfaction that no tax is due.

     Section 6.2 Resignation or Removal of Warrant Agent. The Warrant Agent may resign its duties and be discharged from all further duties and liabilities hereunder after giving 30 days notice in writing to the Company, except that such shorter notice may be given as the Company shall, in writing, accept as sufficient. Upon comparable notice to the Warrant Agent, the Company may remove the Warrant Agent; provided, however, that in such event the Company shall appoint a new Warrant Agent, as hereinafter provided, and the removal of the Warrant Agent shall not be effective until a new Warrant Agent has been appointed and has accepted such appointment. If the office of Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a new Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the registered holder of any Warrant Certificate, then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. Any new Warrant Agent appointed hereunder shall execute, acknowledge, and deliver to the former Warrant Agent last in office, and to the Company, an instrument accepting such appointment under substantially the same terms and conditions as are contained herein, and thereupon such new Warrant Agent without any further act or deed shall become vested with the rights, powers, duties, and responsibilities of the Warrant Agent and the former Warrant Agent shall cease to be the Warrant Agent; but if for any reason it becomes necessary or expedient to have the former Warrant Agent execute and deliver any further assurance, conveyance, act, or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the former Warrant Agent.

     Section 6.3 Notice of Appointment. Not later than the effective date of the appointment of a new Warrant Agent the Company shall cause notice thereof to be mailed to the former Warrant Agent and the transfer agent for the Common Stock, and shall forthwith cause a copy of such notice to be mailed to each registered holder of a Warrant Certificate. Failure to mail such notice, or any defect contained therein, shall not affect the legality or validity of the appointment of the successor Warrant Agent.

     Section 6.4 Merger of Warrant Agent. Any company into which the Warrant Agent may be merged or with which it may be consolidated, or any company resulting from any merger or consolidation to which the Warrant Agent shall be a party, shall be the successor Warrant Agent under this Agreement without further act, provided that such company would be eligible for appointment as a successor Warrant Agent under the provisions of Section 6.2 hereof. Any such successor Warrant Agent may adopt the prior countersignature of any predecessor Warrant Agent and distribute Warrant Certificates countersigned but not distributed by such predecessor Warrant Agent, or may countersign the Warrant Certificates in its own name.

     Section 6.5 Company Responsibilities. The Company agrees that it shall (a) pay the Warrant Agent reasonable remuneration for its services as Warrant Agent hereunder and will reimburse the Warrant Agent upon demand for all expenses, advances, and expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder (including fees and expenses of its counsel); and (b) perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing by the Warrant Agent of the provisions of this Agreement.

     Section 6.6 Certification for the Benefit of Warrant Agent. Whenever in the performance of its duties under this Agreement the Warrant Agent shall deem it necessary or desirable that any matter be proved or established or that any instructions with respect to the performance of its duties hereunder be given by the Company prior to taking or suffering any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established, or such instructions may be given, by a certificate or instrument signed by the Chairman, any Vice Chairman, the President, any Vice President, the Secretary, any Assistant Secretary, the Chief Financial Officer, Treasurer, or any Assistant Treasurer of the Company and delivered to the Warrant Agent. Such certificate or instrument may be relied upon by the Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement; but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such matter or may require such further or additional evidence as it may deem reasonable.

     Section 6.7 Books and Records. The Warrant Agent shall maintain the Company's books and records for registration and registration of transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each Warrant Certificate, and the date of each Warrant Certificate.

     Section 6.8 Liability of Warrant Agent. The Warrant Agent shall be liable hereunder for its own negligence or willful misconduct. The Warrant Agent shall act hereunder solely as an agent for the Company and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document, or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent, or presented by the proper party or parties. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate; nor shall it be responsible for the making of any adjustment required under the provisions of Article III hereof or responsible for the manner, method, or amount of any such adjustment or the facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or other securities to be issued pursuant to this Agreement or any Warrant Certificate or as to whether any shares of Common Stock or other securities will when issued be validly authorized and issued and fully paid and nonassessable.

     Section 6.9 Use of Attorneys, Agents, and Employees. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents, or employees.

     Section 6.10 Indemnification. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all losses, expenses, or liabilities, including judgments, costs, and counsel fees arising out of or in connection with its agency under this Agreement, except as a result of the negligence or willful misconduct of the Warrant Agent.

     Section 6.11 Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth.

     Section 6.12 Changes to Agreement. The Warrant Agent may, without the consent or concurrence of any registered holder of a Warrant Certificate, by supplemental agreement or otherwise, join with the Company in making any changes or corrections in this Agreement that they shall have been advised by counsel
(a) are required to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, (b) add to the covenants and agreements of the Company or the Warrant Agent in this Agreement such further covenants and agreements thereafter to be observed, or (c) result in the surrender of any right or power reserved to or conferred upon the Company or the Warrant Agent in this Agreement, but which changes or corrections do not or will not adversely affect, alter, or change the rights, privileges, or immunities of the registered holders of Warrant Certificates.

     Section 6.13 Assignment. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

     Section 6.14 Successor to Company. The Company will not merge or consolidate with or into any other corporation or sell or otherwise transfer its property, assets, and business substantially as an entirety to a successor corporation unless the corporation resulting from such merger, consolidation, sale, or transfer (if not the Company) shall expressly assume, by supplemental agreement satisfactory in form and substance to the Warrant Agent and delivered to the Warrant Agent, the due and punctual performance and observance of each and every covenant and condition of this Agreement to be performed and observed by the Company.

     Section 6.15 Notices. Any notice or demand required by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given if made in writing and shall be mailed by certified mail, return receipt requested or sent by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to whom it is to be given as follows:

                  if to the Company:


                  Atlantic Coast Entertainment Holdings, Inc.
                  c/o Sands Hotel & Casino
                  Indiana Avenue & Brighton Park
                  Atlantic City, New Jersey 08401
                  Phone:   (609) 441-4633
                  Attention: Phyllis LeTart, Esq.

                  If to the Warrant Agent:

                  [warrant agent address]

Any notice or demand required by this Agreement to be given or made by the Company or the Warrant Agent to or on the registered holder of any Warrant Certificate shall be sufficiently given or made, whether or not such holder receives the notice, if sent by first-class or registered mail, postage prepaid, addressed to such registered holder at his last address as shown on the books of the Company maintained by the Warrant Agent. Otherwise such notice or demand shall be deemed given when received by the party entitled thereto.

     Section 6.16 Defects in Notice. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice pursuant to this Agreement, shall not affect in any way the rights of any registered holder of a Warrant Certificate or the legality or validity of any adjustment made pursuant to Section 3.1 hereof, or any transaction giving rise to any such adjustment, or the legality or validity of any action taken or to be taken by the Company.

     Section 6.17 Governing Law. This Agreement and the Warrant Certificates shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each of the parties submits to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement or any of the transactions contemplated hereby, and hereby waives, to the maximum extent permitted by law, any objection, including an objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     Section 6.18 Standing. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, and the registered holders of the Warrant Certificates any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement contained herein; and all covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their successors, and the registered holders of the Warrant Certificates.

     Section 6.19 Headings. The descriptive headings of the articles and sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

     Section 6.20 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 6.21 Conflict of Interest. The Warrant Agent and any stockholder, director, officer, or employee of the Warrant Agent may buy, sell, or deal in any of the Warrant Certificates or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested or contract with or lend money to the Company or otherwise act as fully and freely as though the Warrant Agent were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company, including, without limitation, as trustee under any indenture or as transfer agent for any securities of the Company or for any other entity.

     Section 6.22 Availability of the Agreement. The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrants during normal business hours at its Corporate Trust Department. Copies of this Agreement may be obtained upon written request addressed to:

                              Phyllis LeTart, Esq.
                            c/o Sands Hotel & Casino
                         Indiana Avenue & Brighton Park

                         Atlantic City, New Jersey 08401
                                 (609) 441-4633

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.


                                     By: _______________________
                                     Name:
                                     Title:


                                     [Warrant Agent]


                                     By: _______________________
                                     Name:
                                     Title:

                                    Exhibit A


                          [FORM OF WARRANT CERTIFICATE]


                                       No.


                         Certificate for _____ Warrants


                   ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.
                    COMMON STOCK PURCHASE WARRANT CERTIFICATE

     THIS CERTIFIES that ____________________________________ or registered assigns is the registered holder (the "Registered Holder") of the number of Warrants set forth above, each of which represents the right to purchase .275 fully paid and nonassessable share of Common Stock, par value $.01 per share (the "Common Stock"), of Atlantic Coast Entertainment Holdings, Inc., (the "Company"), a Delaware corporation, at the initial exercise price (the "Exercise Price") of $.01, at any time after the shares of Common Stock issuable upon exercise of the Warrants evidenced hereby have been registered under the Securities Act of 1933, as amended, or such other action as may be required by Federal or state law relating to the issuance or distribution of securities shall have been taken, but not before the Vesting Date hereinafter referred to, and not after the Exercise Deadline hereinafter referred to, by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon duly executed with signatures guaranteed as provided below, at the office maintained pursuant to the Warrant Agreement hereinafter referred to for that purpose by _______, or its successor as warrant agent (any such warrant agent being herein called the "Warrant Agent"), and by paying in full the Exercise Price, plus transfer taxes, if any. Payment of the Exercise Price shall be made in United States currency, by certified check or money order payable to the order of the Company. Capitalized terms used herein, but not otherwise defined shall have the meaning set forth in the Warrant Agreement, (the "Warrant Agreement") dated as of [___ ___, 2003] by and between the Company and the Warrant Agent.

     Upon certain events provided for in the Warrant Agreement, the number of shares of Common Stock issuable upon the exercise of each Warrant is required to be adjusted.

     Each Warrant may be exercised at any time after the earliest to occur of the following events (the first date on which any such event occurs being referred to as the "Vesting Date"):

     (a) the payment in full of the entire principal amount and accrued interest on the Company's outstanding 3% Notes due 2008 issued by the Company (the "New Notes"), pursuant to and in accordance with the terms thereof whether such payment is in the form of cash or by issuance of shares of Common Stock to the holder thereof in lieu of cash payment;

     (b) a determination of the board of directors of the Company (the "Board") that the Warrants may be exercised; and

     (c) payment in full by the Parent of both the aggregate principal amount outstanding of and the accrued, but unpaid interest owed under the 11% Notes due 2005 issued by the Parent which have not been exchanged for the New Notes in the Transaction.

     Promptly after the Vesting Date, the Company shall send written notice to the Warrant Agent that such Vesting Date has occurred (the "Vesting Notice"). The Warrant Agent shall within ten days after receipt of the Vesting Notice cause a similar notice to be mailed to each registered holder of a Warrant Certificate.

     The latest time and date at which the Warrants may be exercised (the "Exercise Deadline") shall be 5:00 P.M. New York City time on the earlier of (i) the date that is the seventh anniversary of the completion of the Distribution; or (ii) the Cancellation Date (as defined below).

     At any time after the Vesting Date, the Company by action of the Board, may at its option, cancel all, but not less than all of the Warrants provided that the Company uses reasonable efforts to register the Warrant Shares under the Securities Act. Notice of such cancellation shall be promptly given to the Warrant Agent by the Company and such notice (the "Cancellation Notice") shall be mailed to all registered holders of Warrant Certificates, not less than 90 days prior to the date established by the Board (the "Cancellation Date"). The Cancellation Notice will specify the Cancellation Date and will also state that the right to exercise the Warrants will terminate at 5:00 p.m., New York City time on the Cancellation Date. The Company will also make a prompt public announcement by news release and by notice to any national securities exchange on which the Warrants are listed for trading.

     After the Exercise Deadline, all Warrants evidenced hereby shall thereafter become void.

     Prior to the Exercise Deadline, subject to any applicable laws, rules, or regulations restricting transferability and to any restriction on transferability that may appear on this Warrant Certificate in accordance with the terms of the Warrant Agreement, the Registered Holder shall be entitled to transfer this Warrant Certificate in whole or in part upon surrender of this Warrant Certificate at the office of the Warrant Agent maintained for that purpose with the form of assignment set forth hereon duly executed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or a savings and loan association) or a trust company located in the United States, a member of the National Association of Securities Dealers, Inc., or other eligible guarantor institution which is a participant in a signature guarantee program (as such terms are defined in Reg. 240.17Ad-15 under the Securities Exchange Act of 1934, as amended) acceptable to the Warrant Agent. Upon any such transfer, a new Warrant Certificate or Warrant Certificates representing the same aggregate number of Warrants will be issued in accordance with instructions in the form of assignment.

     Upon the exercise of less than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Registered Holder a new Warrant Certificate in respect of the Warrants not exercised.

     Prior to the Exercise Deadline, the Registered Holder shall be entitled to exchange this Warrant Certificate, with or without other Warrant Certificates, for another Warrant Certificate or Warrant Certificates for the same aggregate number of Warrants, upon surrender of this Warrant Certificate at the office maintained for such purpose by the Warrant Agent.

     No fractional shares will be issued upon the exercise of Warrants. As to any final fraction of a share which the registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction, would otherwise be entitled to purchase upon such exercise, the Company shall pay the cash value thereof determined as provided in the Warrant Agreement.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement and is subject to the terms and provisions contained in said Warrant Agreement, to all of which terms and provisions the Registered Holder consents by acceptance hereof.

     This Warrant Certificate shall not entitle the registered holder of such Certificate to any of the rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends and other distributions, or to attend or receive any notice of meetings of stockholders or any other proceedings of the Company.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its facsimile corporate seal.



                                     Atlantic Coast Entertainment Holdings, Inc.


                                     By:__________________________________
                                     President

Seal                                 Attest:


                                     -------------------------------------
                                     Secretary


Countersigned:                       [Warrant Agent]


                                     --------------------------------------
                                     as Warrant Agent

Dated

                                    [FORM OF]
                              ELECTION TO PURCHASE

     The undersigned hereby irrevocably elects to exercise __________ of the Warrants represented by this Warrant Certificate and to purchase the shares of Common Stock issuable upon the exercise of said Warrants, and requests that certificates for such shares be issued and delivered as follows:

ISSUE TO:

                                     (NAME)

                          (ADDRESS, INCLUDING ZIP CODE)

              (SOCIAL SECURITY OR OTHER TAX IDENTIFICATION NUMBER)


DELIVER TO:

                                     (NAME)

at

                          (ADDRESS, INCLUDING ZIP CODE)


     If the number of Warrants hereby exercised is less than all the Warrants represented by this Warrant Certificate, the undersigned requests that a new Warrant Certificate representing the number of full Warrants not exercised be issued and delivered as set forth below.

     In full payment of the purchase price with respect to the Warrants exercised and transfer taxes, if any, the undersigned hereby tenders payment of $_________ by certified check or money order payable in United States currency to the order of the Company.

Dated  ____________________, 20__

Name of Warrant Holder:
                        --------------------------------------------------------

Address:
         -----------------------------------------------------------------------


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

Signature:
          ----------------------------------------------------------------------

                              [FORM OF] ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned represented by the within Warrant Certificate, with respect to the number of Warrants set forth below:


Name of Assignee                     Address                   No. of Warrants
----------------                     -------                   ---------------





and does hereby irrevocably constitute and appoint ___________ Attorney to make such transfer on the books of Atlantic Coast Entertainment Holdings, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: ___.


                                                    Signature



SIGNATURE(S) GUARANTEED                             Signature

                                          NOTICE: The signature(s) on
By                                        this assignment must
  THE SIGNATURE(S) SHOULD BE              correspond with the name(s) as
  GUARANTEED BY AN ELIGIBLE               written upon the face of the
  GUARANTOR INSTITUTION (Banks,           Certificate, in every
  Stock Brokers, Savings and              particular, without alteration
  Loan Associations, and Credit           or enlargement or any change
  Unions) WITH MEMBERSHIP IN AN           whatever.
  APPROVED SIGNATURE GUARANTEE
  MEDALLION PROGRAM PURSUANT TO
  S.E.C. RULE 17Ad-15.

                                                                         ANNEX E

================================================================================


                           GB PROPERTY FUNDING CORP.,
                                   as Issuer,

                      GB HOLDINGS INC. and GREATE BAY HOTEL
                                and CASINO, INC.,
                                 as Guarantors,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee



                              --------------------

                         Amended and Restated Indenture

                          Dated as of October 12, 2001

                              --------------------



                                  $110 Million

                               11% Notes Due 2005

================================================================================

                            GB Property Funding Corp.

               Reconciliation and tie between Trust Indenture Act
                   of 1939 and Indenture, dated as of ________



  TIA                                                      INDENTURE
SECTION                                                      SECTION
-------                                                      -------
310(a)(1) .................................................   607
     (a)(2) ...............................................   607
     (a)(3) ...............................................   N.A.
     (a)(4) ...............................................   N.A.
     (a)(5) ...............................................   607
     (b) ..................................................   604, 608
     (c) ..................................................   N.A.
311 .......................................................   604
312 .......................................................   701
313 .......................................................   601, 702
314(a) ....................................................   703, 1008
     (b) ..................................................  1401(d)
     (c)(1) ...............................................   102
     (c)(2) ...............................................   102
     (c)(3) ...............................................   N.A.
     (d) ..................................................  1405
     (e) ..................................................   102
     (f) ..................................................   N.A.
315(a) ....................................................   602
     (b) ..................................................   601
     (c) ..................................................   602
     (d) ..................................................   602
     (e) ..................................................   N.A.
316(a) (last sentence) ....................................   101("Outstanding")
     (a)(1)(A) ............................................   512
     (a)(1)(B) ............................................   513
     (a)(2) ...............................................   N.A.
     (b) ..................................................   508
     (c) ..................................................   104(d)
317(a)(1) .................................................   503
     (a)(2) ...............................................   504
     (b) ..................................................  1003
318(a) ....................................................   111

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                              TABLE OF CONTENTS(1)

PARTIES ....................................................................   1
RECITALS ...................................................................   1

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions ..................................................    9
Section 102. Compliance Certificates and Opinions .........................   26
Section 103. Form of Documents Delivered to Trustee .......................   26
Section 104. Acts of Holders ..............................................   27
Section 105. Notices, etc., to Trustee, Company and Guarantors ............   28
Section 106. Notice to Holders; Waiver ....................................   29
Section 107. Effect of Headings and Table of Contents .....................   30
Section 108. Successors and Assigns .......................................   30
Section 109. Separability Clause ..........................................   30
Section 110. Benefits of Indenture ........................................   30
Section 111. Governing Law ................................................   30
Section 112. Legal Holidays ...............................................   31
Section 113. Casino Control Act ...........................................   31

                                  ARTICLE TWO

                                 SECURITY FORMS

Section 201. Forms Generally ..............................................   31
Section 202. Form of Face of Notes ........................................   31
Section 203. Form of Reverse of Notes .....................................   32
Section 204. Form of Trustee's Certificate of Authentication ..............   36

                                 ARTICLE THREE

                                 THE SECURITIES

Section 301. Title and Terms ..............................................   37
Section 302. Denominations ................................................   38
Section 303. Execution, Authentication, Delivery and Dating ...............   38
Section 304. Temporary Securities .........................................   39
Section 305. Registration, Registration of Transfer and Exchange ..........   39
Section 306. Mutilated, Destroyed, Lost and Stolen Securities .............   40
Section 307. Payment of Interest; Interest Rights Preserved ...............   41
Section 308. Persons Deemed Owners ........................................   42
Section 309. Cancellation .................................................   42
Section 310. Computation of Interest ......................................   43
Section 311. Maximum Interest Rate ........................................   43

----------
(1) This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture ......................   43
Section 402. Application of Trust Money ...................................   44

                                  ARTICLE FIVE

                                    REMEDIES

Section 501. Events of Default ............................................   45
Section 502. Acceleration of Maturity; Rescission and Annulment ...........   47
Section 503. Collection of Indebtedness and Suits for Enforcement
               by Trustee .................................................   48
Section 504. Trustee May File Proofs of Claim .............................   48
Section 505. Trustee May Enforce Claims Without Possession of Securities ..   49
Section 506. Application of Money Collected ...............................   49
Section 507. Limitation on Suits ..........................................   50
Section 508. Unconditional Right of Holders to Receive Principal Premium
               and Interest ...............................................   50
Section 509. Restoration of Rights and Remedies ...........................   50
Section 510. Rights and Remedies Cumulative ...............................   51
Section 511. Delay or Omission Not Waiver .................................   51
Section 512. Control by Holders ...........................................   51
Section 513. Waiver of Defaults and Compliance ............................   51

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601. Notice of Defaults ...........................................   52
Section 602. Certain Rights of Trustee ....................................   52
Section 603. Trustee Not Responsible for Recitals or Issuance of Securities   54
Section 604. May Hold Securities ..........................................   54
Section 605. Money Held in Trust ..........................................   54
Section 606. Compensation and Reimbursement ...............................   54
Section 607. Corporate Trustee Required: Eligibility ......................   55
Section 608. Resignation and Removal; Appointment of Successor ............   55
Section 609. Acceptance of Appointment by Successor .......................   57
Section 610. Merger, Conversion, Consolidation or Succession to Business ..   57

                                 ARTICLE SEVEN

         HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

Section 701. Disclosure of Names and Addresses of Holders .................   58
Section 702. Reports by Trustee ...........................................   58
Section 703. Reports by Company and Guarantors ............................   59

                                 ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801. Holdings and Subsidiaries May Consolidate, etc.,
               Only on Certain Terms ......................................   60
Section 802. Successor Substituted ........................................   61

                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Amendments to Security
               Documents Without Consent of Holders .......................   62
Section 902. Supplemental Indentures and Amendments to Security
               Documents with Consent of Holders ..........................   63
Section 903. Execution of Supplemental Indentures and Amendments
               to Security Documents ......................................   63
Section 904. Effect of Supplemental Indentures ............................   64
Section 905. Conformity with Trust Indenture Act ..........................   64
Section 906. Reference in Securities to Supplemental Indentures ...........   64
Section 907. Notice of Supplemental Indentures and Amendments
               to Security Documents ......................................   64

                                   ARTICLE TEN

                                    COVENANTS

Section 1001. Payment of Principal, Premium, if any, and Interest .........   64
Section 1002. Maintenance of Office or Agency .............................   65
Section 1003. Money for Security Payments to Be Held in Trust .............   65
Section 1004. Corporate Existence .........................................   66
Section 1005. Payment of Taxes and Other Claims ...........................   67
Section 1006. Maintenance of Properties ...................................   67
Section 1007. Insurance ...................................................   67
Section 1008. Statement by Officers as to Compliance ......................   67
Section 1009. Statement by Officers of Certain Defaults ...................   68
Section 1010. Purchase of Securities upon Change in Control ...............   68
Section 1011. [Intentionally Omitted.] ....................................   69
Section 1012. [Intentionally Omitted.] ....................................   69
Section 1013. Limitation on Restricted Payments ...........................   69
Section 1014. [Intentionally Omitted.] ....................................   69
Section 1015. [Intentionally Omitted.] ....................................   69
Section 1016. [Intentionally Omitted.] ....................................   70
Section 1017. Limitation on Asset Sales ...................................   70
Section 1018. Application of Net Cash Proceeds in Event of Loss ...........   71
Section 1019. Ownership of Stock of Subsidiaries ..........................   72
Section 1020. Limitation on Transactions with Affiliates ..................   72
Section 1021. Change in Nature of Business ................................   72
Section 1022. Additional Collateral .......................................   72
Section 1023. CRDA Investments ............................................   72
Section 1024. Subsidiaries ................................................   73
Section 1025. Security Documents ..........................................   73
Section 1026. Validity of Security Interest ...............................   73
Section 1027. Duty of Cooperation .........................................   74

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101. Optional Redemption .........................................   74
Section 1102. Applicability of Article ....................................   74
Section 1103. Election to Redeem; Notice to Trustee .......................   74
Section 1104. Selection by Trustee of Securities to Be Redeemed ...........   74
Section 1105. Notice of Redemption ........................................   75
Section 1106. Deposit of Redemption Price .................................   76
Section 1107. Securities Payable on Redemption Date .......................   76
Section 1108. Securities Redeemed in Part .................................   76
Section 1109. Redemption Pursuant to Gaming Laws ..........................   76

                                 ARTICLE TWELVE

                             GUARANTEE ARRANGEMENTS

Section 1201. Guarantee ...................................................   77
Section 1202. Execution and Deliver of Guarantee ..........................   79
Section 1203. Additional Guarantors .......................................   79

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Company's Option to Effect Defeasance or Covenant
                 Defeasance ...............................................   80
Section 1302. Defeasance and Discharge ....................................   80
Section 1303. Covenant Defeasance .........................................   80
Section 1304. Conditions to Defeasance or Covenant Defeasance .............   81
Section 1305. Deposited Money and U.S. Government Obligations To Be Held
                 in Trust; Other Miscellaneous Provisions .................   82
Section 1306. Reinstatement ...............................................   83

                                ARTICLE FOURTEEN

                                SECURITY INTEREST

Section 1401. Assignment of Security Interest .............................   83
Section 1402. Suits to Protect the Collateral .............................   84
Section 1403. Further Assurances and Security .............................   85
Section 1404. Collateral Account ..........................................   85
Section 1405. Release Notice; Subordination Request, Permitted Liens ......   86
Section 1406. Reliance on Opinion of Counsel ..............................   88
Section 1407. Purchaser May Rely ..........................................   88
Section 1408. Payment of Expenses .........................................   88

                                 ARTICLE FIFTEEN

                                  MISCELLANEOUS

Section 1501. Counterparts ................................................   89

                                    Exhibit A


TESTIMONIUM................................................................

SIGNATURE AND SEALS........................................................

                                    SCHEDULES

1.01      Permitted Indebtedness

1.02      Permitted Affiliate Transactions

         AMENDED AND RESTATED INDENTURE, dated as of October 12, 2001 among GB Property Funding Corp. (herein called the "Company"), GB Holdings, Inc. (herein called "Holdings") and Greate Bay Hotel and Casino, Inc. (herein called "GBHC", and, together with Holdings, herein called the "Guarantors"), each of which is a corporation duly organized and existing, in the case of the Company and Holdings, under the laws of the State of Delaware, and in the case of GBHC, under the laws of the State of New Jersey, and each having its principal office c/o Sands Hotel and Casino at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and Wells Fargo Bank Minnesota, National Association, Trustee (herein called the "Trustee").

         The Company has duly authorized and issued its 11% Notes Due 2005 (herein called "Notes" or the "Securities"), under an Indenture dated as of September 29, 2000 (the "Original Indenture") of substantially the tenor and amount set forth in the Original Indenture, and to provide therefore the Company has duly authorized the execution and delivery of the Original Indenture, as amended and restated by this Amended and Restated Indenture (this "Indenture"). The Company has duly authorized the creation of Liens to secure the Securities, and to provide therefore the Company has duly authorized the execution and delivery of the Security Documents to which it is a party.

         Each of the Guarantors has duly authorized its guarantee of the Securities, and to provide therefore each of the Guarantors has duly authorized the execution and delivery of this Indenture. Each of the Guarantors has duly authorized the creation of Liens to secure its guarantee of the Securities, and to provide therefore each of the Guarantors has duly authorized the execution and delivery of the Security Documents to which it is a party.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         All things necessary have been done to make the Securities, when executed by the Company and authenticated by the Trustee and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantees the valid obligation of each of the Guarantors and to make this Indenture a valid agreement of each of the Company and the Guarantors, in accordance with their and its terms.

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

         SECTION 101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                  (d) any reference herein to any "first priority lien", "first priority security interest" or words of similar import or otherwise regarding the priority of any Lien, shall apply and refer, and shall be deemed to apply and refer, only to the Collateral and all such Liens shall, and shall be deemed to be: (i) subject and inferior to any Lien to secure Working Capital Indebtedness; and (ii) subject to any release or subordination contemplated in Section 1405 hereof. Any reference herein to the "terms of any release or subordination contemplated in
         Section 1405 hereof" or "any release or subordination" or words of similar import shall be deemed to refer to and include, without limitation, any and all terms, provisions and conditions of any such release or subordination and of all agreements, documents and instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction; and

                  (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of Holdings or is combined or acquired through an asset acquisition, merger or otherwise, with Holdings or a Subsidiary of Holdings, including, without limitation, Indebtedness incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary of Holdings or of such acquisition, in each case which, if secured, is not secured by Collateral.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                  "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other Person having a relationship by blood, marriage or adoption, not more remote than first cousins with such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Allowed Indebtedness" means any Indebtedness or Preferred Stock, including, without limitation, Indebtedness or Preferred Stock that: (i) is not secured by a Lien; (ii) is (or to the extent that it is) secured by a Lien on assets other than the Collateral; (iii) is secured by a Lien on Collateral which, except for and subject to any release or subordination contemplated in Section 1405 hereof, is inferior to the Liens of the Trustee on such Collateral; (iv) constitutes Acquired Indebtedness, or (v) is incurred between or among Holdings and its Subsidiaries.

                  "Amortization Expense" means, for any Person for any period, the amount of the amortization expense (including, without limitation, the write-down of non-current assets, including CRDA Investments) that is reflected on the financial statements of such Person and its Subsidiaries consolidated in such financial statements for such period in accordance with GAAP.

                  "Approved Project" means any transaction that has been approved by the Board of Directors of Holdings or any of its Subsidiaries involving: (a) the incurrence of Indebtedness to be entered into or incurred by Holdings or any of its Subsidiaries; (b) any Approved Transfer; or (c) any similar, related or associated event, transaction or activity.

                  "Approved Transfer" means any sale, conveyance, transfer, disposition or contribution by a Person, or any Subsidiary of such Person, to any Person ("Transferee") if such Person or Subsidiary has or obtains debt or equity interests in the Transferee.

                  "Asset Acquisition" means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by Holdings or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of Holdings or any of its Subsidiaries or shall be merged with or into Holdings or any of its Subsidiaries or (b) any acquisition by Holdings or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

                  "Asset Sale" means, as applied to any Person, any direct or indirect sale, conveyance, transfer, lease or other disposition (other than a Sale-Leaseback Transaction) by such Person or any Subsidiary of such Person to any Person other than such Person or a wholly owned Subsidiary of such Person, in one transaction or a series of related transactions, of any Capital Stock of any Subsidiary of such Person or other similar equity interest of such Subsidiary or any other property or asset of such Person or any Subsidiary of such Person (provided that the term "Asset Sale" shall not include (a) sales, conveyances, transfers, leases or other dispositions in the ordinary course of business, (b) all other dispositions pursuant to which such Person receives, directly or indirectly, Net Cash Proceeds or fair market value of less than or equal to $5,000,000 in the aggregate in any twelve month period, (c) sales, conveyances, transfers, leases or other dispositions of CRDA Investments, (d) any Approved Transfer, (e) sales, conveyances, transfers, leases or other transactions or dispositions made in accordance with the provisions of Section 1405 of this Indenture or (f) sales, conveyances, transfers, leases or other transactions or dispositions made pursuant to the terms of any agreement, document or instrument entered into in connection with any Approved Project in respect of which any release or subordination has occurred in accordance with the provisions of Section 1405 of this Indenture, including, without limitation, any sale or other disposition resulting from any default or foreclosure).

                  "Assets" means, as applied to any Person, any tangible or intangible assets, or rights or real or personal properties of such Person or any of its Subsidiaries including capital stock of Subsidiaries.

                  "Board of Directors" means either the board of directors of a Person or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose hereof, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means any of the following, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens in favor of the Trustee or the Holders) and having a maturity of not greater than 270 days from the date of acquisition: (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof): (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $100,000,000; (c) commercial paper issued by a corporation (except an Affiliate of Holdings) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc.; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

                  "Casino Control Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq. (New Jersey Public Law 1977, C.110), and the regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq., as from time to time amended, or any successor provision of law.

                  "Casino Control Commission" means the New Jersey Casino Control Commission as established by Section 50 of the Casino Control Act or any successor agency appointed pursuant to the Casino Control Act.

                  "Change of Control" means, after the Issue Date, an event or series of events by which any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than Carl C. Icahn and his Affiliates, or Holdings and its Subsidiaries, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including through ownership of Voting Stock of a Person owning, directly or indirectly, Voting Stock of the Company, GBHC or Holdings) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company, GBHC or Holdings.

                  "Collateral" has the meaning attributed to it in the Security Agreement and the Mortgage and includes and is limited to, to the extent contemplated in such definition, assets (other than cash, cash equivalents, CRDA Investments and gaming receivables and revenues) owned by Holdings or its Subsidiaries as of the Issue Date and assets contemplated in Section 1404 of this Indenture; provided that for purposes of this Indenture and the Security Documents, the Collateral shall not include any asset to the extent that it has ceased to be subject to the Security Interest pursuant to Section 1405 hereof.

                  "Collateral Account" shall have the meaning ascribed to such term in the Security Agreement.

                  "Collateral Assignment of Leases" means the Assignment, dated as of September 29, 2000, by GBHC in favor of the Trustee for its own benefit and the benefit of the Holders, as the same may be amended from time to time.

                  "Collateral Proceeds" means, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, (a) any Net Cash Proceeds received or receivable by Holdings or GBHC or any other Grantor as a result of an Asset Sale or Event of Loss that involves all or a portion of the Collateral and (b) all interest or other earnings on amounts in deposit in the Collateral Account.

                  "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means GB Property Funding Corp., until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                  "Consolidated" or "consolidated" refers to the consolidation of accounts in accordance with GAAP, and each reference to any such consolidation in this Indenture including, without limitation, "Consolidated Cash Flow", "Consolidated Coverage Ratio", "Consolidated Fixed Charges", "Consolidated Income Tax Expense", and "Consolidated Net Income" shall include and be deemed to include, if, prior to the calculation date, one or more acquisitions have been engaged in by Holdings or any of its Subsidiaries (including through mergers or consolidations or other asset or business acquisitions or combination transactions), the accounts of such acquired person or business for the entire applicable reference period, and such acquisition shall be deemed to have occurred on the first day of the applicable reference period and shall be given pro forma effect, in all events exclusive of all obligations or charges: (x) of a non-recurring nature, (y) attributable to discontinued operations, and (z) otherwise attributable to operations or businesses disposed of prior to the Transaction Date.

                  "Consolidated Cash Flow" means, for any Person for any period, the sum of:

                  (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus

                  (b) the sum of the following items (to the extent deducted in determining Consolidated Net Income and without duplication): (i) all Consolidated Fixed Charges; (ii) Amortization Expense; (iii) Depreciation Expense; and (iv) Consolidated Income Tax Expense.

                  "Consolidated Coverage Ratio" means for any Person the ratio of (a) Consolidated Cash Flow of such Person and its Subsidiaries for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") (or, for purposes of clause (b) of the definition of the term "Permitted GBHC Indebtedness", projected as contemplated therein) to (b) the Consolidated Fixed Charges for the fiscal quarter in which the Transaction Date occurs and to be accrued during any balance of such quarter and during the three fiscal quarters immediately following such fiscal quarter (based upon the pro forma amount of Indebtedness of such Person and its Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question) (or, for purposes of clause (b) of the definition of the term "Permitted GBHC Indebtedness", projected as contemplated therein). For purposes of this definition, if the Transaction Date occurs before the date on which such Person's consolidated financial statements for the four full fiscal quarters after the Issue Date are first available, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to
(i) the incurrence or retirement of any Indebtedness of such Person and its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarters ended before the Transaction Date for which financial statements are available and (B) to, and including, the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or any of its Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis that cannot be determined in advance shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

                  "Consolidated Fixed Charges" means as applied to any Person for any period (a) the sum of the following items (without duplication): (i) the aggregate amount of interest reflected in the financial statements by such Person and its Subsidiaries in respect of their consolidated Indebtedness (including, without limitation, all interest capitalized by such Person and its Subsidiaries during such period, any amortization of debt discount and all commissions, discounts and other similar fees and charges owed by such Person or any of its Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest and Currency Rate Protection Obligations of such Person and its Subsidiaries); (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Subsidiaries; (iii) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness; (iv) dividends on Preferred Stock of any Subsidiary that is held by a Person other than such Person or a wholly owned Subsidiary; (v) the interest portion of any deferred payment obligation; and less (b) to the extent included in clause (a) above, amortization or write-off of deferred financing costs of such Person and its Subsidiaries and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness before its stated maturity, with the foregoing amounts in the case of both clauses (a) and (b) above, as determined in accordance with GAAP.

                  "Consolidated Income Tax Expense" means, as applied to any Person for any period, federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period, determined in accordance with GAAP; provided that, for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

                  "Consolidated Net Income" means, as applied to any Person for any period, the aggregate of the consolidated Net Income (or net loss) of such Person and its Subsidiaries (determined in accordance with GAAP) less (to the extent included in such Consolidated Net Income): (a) the Net Income of any other Person in which such Person and any of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person and its Subsidiaries in accordance with GAAP) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock actually paid (out of funds legally available therefrom) to and received by such Person or a Subsidiary, net of any taxes applicable thereto; (b) items (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits) classified as extraordinary; (c) the net income of any Subsidiary (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Subsidiary or its stockholders; (d) any net gain or loss resulting from an Asset Sale or Event of Loss or reserves relating thereto by such Person or any of its Subsidiaries; (e) any gain (but not loss), net of taxes, realized upon the termination of any employee pension benefit plan; and (f) all income taxes of such Person and its Subsidiaries accrued according to GAAP for such period attributable to extraordinary gains or losses.

                  "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 6th and Marquette, MAC N9303-120, Minneapolis, MN 55479, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

                  "Corporation" includes corporations, associations, companies and business trusts.

                  "CRDA Investments" means Investments in securities issued by, and monies deposited with, the Casino Reinvestment Development Authority of the State of New Jersey.

                  "Default" means any Event of Default, or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Interest" has the meaning specified in Section 307.

                  "Depreciation Expense" means, as applied to any Person for any period, the provision for depreciation that is reflected on the consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

                  "Disqualified Holders" shall have the meaning provided in
Section 1109.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Securities.

                  "Division of Gaming Enforcement" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety as established by Section 55 of the Casino Control Act or any successor division or agency.

                  "Event of Default" has the meaning specified in Section 501.

                  "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) the condemnation or seizure of such property or asset or the exercise of any right of eminent domain or navigational servitude; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; provided, that in any such case the Net Cash Proceeds relating thereto are in excess of $5 million.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of Holdings acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

                  "Federal Bankruptcy Code" means the 1978 Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance the acquisition or lease of furniture, fixtures or equipment ("FF&E") used by the Person incurring such Indebtedness in the ordinary course in the operation of a Permitted Line of Business and secured by a Lien on such FF&E.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable as of the Issue Date.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by Holdings or any of its Subsidiaries.

                  "Gaming Laws" means each gaming law of any applicable Gaming Authority as amended from time to time, and the regulations promulgated and rulings issued thereunder applicable to Holdings or any of its Subsidiaries or shareholders.

                  "Grantor" means (i) any "Grantor" as defined in the Security Agreement, (ii) any "Mortgagor" as defined in the Mortgage and (iii) any other Person that grants a security interest in its assets in favor of the Trustee for its benefit and the benefit of the Holders.

                  "Guarantee" means the guarantee of the Guarantors set forth in Article Twelve.

                  "Guarantor" means each of GBHC and Holdings and any successor thereto.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "incur" means to directly or indirectly create, assume, suffer to exist, guarantee in any manner, or in any manner become liable for the payment of.

                  "Indebtedness" of any Person means (a) any liability, contingent or otherwise, of such Person (whether or not the recourse of the lender is to the whole of the assets of such Person, or only to a portion thereof), (i) for borrowed money (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business) or (iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation); (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed including, without limitation, (x) to pay or purchase such liability, (y) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered and (z) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (e) all Interest and Currency Rate Protection Obligations; and (f) any and all deferrals, renewals, extensions and refundings of any liability of the kind described in any of the preceding clauses.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented, changed, modified or amended (by any addition to or elimination of, the provisions hereof, or otherwise) by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Independent", when used with respect to any Person, means such other Person who (a) does not have any material financial interest in Holdings or in any Affiliate of Holdings and (b) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for Holdings or a spouse, family member or other relative of any such Person; provided, that with respect to any director of any corporation, such director shall also be deemed to be "Independent" if such director meets the requirements for independence established by any "national securities exchange" (as contemplated in the Securities Exchange Act of 1934) for audit committee membership. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by Holdings.

                  "Interest and Currency Rate Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others (excluding unbilled or uncollected receivables), or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Issue Date" means September 29, 2000.

                  "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, or other title retention agreement relating to such Person.

                  "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Maturity Date", when used with respect to any Security, means the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable.

                  "Mortgage" means the Mortgage and Fixture Security Agreement, dated as of September 29, 2000, duly executed by GBHC in favor of the Trustee for the benefit of the Holders, as the same may be amended from time to time.

                  "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by Holdings or any of its Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss; (b) provisions for all taxes payable as a result of such Asset Sale or Event of Loss; (c) payments made to retire Indebtedness (other than payments on the Securities) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness; and (d) appropriate amounts to be provided by Holdings or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by Holdings or any of its Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at or around the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of Holdings or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

                  "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

                  "Officers' Certificate" for any Person means a certificate signed by the Chairman, the President, Executive Vice President or a Vice President, and by the Chief Financial Officer or the Secretary of such Person, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel for the Company or any of the Guarantors or any of their respective Affiliates, including an employee of any such Person, or any other counsel reasonably acceptable to the Trustee.

                  "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

                  (iv) Securities in respect of which, pursuant to Section 306, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder or taken any other action, Securities owned by Holdings or its Subsidiaries shall be disregarded and deemed not to be Outstanding (but the Securities of any other Affiliates shall be deemed for all such purposes to be Outstanding). In determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities owned by Holdings or its Subsidiaries which the Trustee knows to be so owned shall be so disregarded. Securities owned by Holdings or its Subsidiaries which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, a Guarantor or a Subsidiary of Holdings.

                  "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

                  "Permitted GBHC Indebtedness" means any of the following Indebtedness to the extent incurred by GBHC:

                  (a) Indebtedness under the Notes, the Indenture, the Guarantee or any Security Document;

                  (b) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the projected Consolidated Coverage Ratio of GBHC for the next full fiscal quarter, as determined by the Board of Directors of GBHC based upon its projections, would be no less than 1.5:1;

                  (c) Indebtedness, including borrowing from Affiliates, having a maturity at the time of its incurrence of one year or less incurred solely to provide funds for working capital purposes; provided that such Indebtedness (i) does not exceed $15 million outstanding in the aggregate at any one time and (ii) for a period of 60 consecutive days during any calendar year, does not exceed in the aggregate $5 million;

                  (d) FF&E Financing and/or Capitalized Lease Obligations so long as the sum of (x) the aggregate principal amount of such FF&E Financing and (y) the aggregate amount of such Capitalized Lease Obligations does not exceed $50 million in the aggregate at any time;

                  (e) Indebtedness of GBHC and Lieber Check Cashing LLC ("Lieber") that is outstanding on the Issue Date and the items listed on Schedule 1.01 hereof on the Issue Date; and

                  (f) purchase money mortgage notes or other Indebtedness to acquire Block 47, Lot 8 on the Tax Map of the City of Atlantic City, and to acquire Block 156, Lots 28, 40 and 41 on the Tax Map of the City of Atlantic City in fee simple or by long-term lease, which purchase money mortgage note or similar indebtedness encumbers only such Block and Lot numbers on the Tax Map of the City of Atlantic City, or any other Indebtedness for the purpose of engaging in any transaction in which the value of the assets acquired, for GAAP purposes (including applicable goodwill) is equal to or greater than the financing undertaken in connection with such transaction.

                  "Permitted Liens" means:

                  (i) Liens on property acquired after the Issue Date by way of a merger or other business combination of a Person with or into Holdings or any Subsidiary or the acquisition of a Person or its assets by Holdings or any Subsidiary or otherwise and provided that except as permitted in this Indenture such Liens do not extend to any Collateral;

                  (ii) statutory Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

                  (iii) licenses, leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of Holdings or any Subsidiary;

                  (iv) easement granted to the City of Atlantic City, New Jersey, pursuant to municipal ordinance to extend Mt. Vernon Avenue right-of-way upon part of Block 48, Lot 8 on the Tax Map of the City of Atlantic City;

                  (v) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of Holdings and its Subsidiaries as now conducted or as contemplated herein;

                  (vi) Liens granting a security interest in CRDA Investments to the Casino Redevelopment Authority of New Jersey or any other entity as required by applicable law;

                  (vii) Liens permitted by the Security Documents, including, without limitation, Liens granted under or to secure Permitted GBHC Indebtedness;

                  (viii) Liens: (a) on Assets or property of any kind other than Collateral and (b) on Collateral (including, without limitation, any such Liens incurred to secure Allowed Indebtedness) which, except for and subject to any release or subordination contemplated in Section 1405 hereof, shall be inferior to the Liens of the Trustee on such Collateral; and

                  (ix) Liens (which shall be superior to the Liens of the Trustee under the Security Documents) to secure Working Capital Indebtedness.

                  "Permitted Line of Business" means the casino gaming business and any business that is related to, ancillary or supportive of, connected with or arising out of the gaming business (including, without limitation, developing and operating lodging, dining, sports or entertainment facilities, transportation services, software development or other related activities or enterprises and any additions or improvements thereto).

                  "Permitted Related Investment" means the direct or indirect acquisition, repair or restoration (including, without limitation, as permitted in Article 9 of the Mortgage) of property or other Assets (including, without limitation, Securities of any person possessing any such Asset or with rights to, any Assets) to be used in connection with a Permitted Line of Business.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means 100% of the principal amount of such Security, together with accrued, unpaid interest.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the September 14 or March 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Release Notice" means a written notice of Holdings or any of its Subsidiaries in the form of a Company Order delivered pursuant to Section 1405(a).

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means either of the following: (a) the declaration or payment of any dividend or any other distribution on Common Stock of Holdings or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Common Stock of Holdings or any Subsidiary in respect of that stock (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (ii) in the case of a Subsidiary, dividends or distributions payable to Holdings or to a wholly owned Subsidiary) or (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Common Stock of Holdings or any Subsidiary (other than Common Stock of such Subsidiary held by Holdings or any of its wholly owned Subsidiaries).

                  "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by Holdings or any such Subsidiary to such Person or its Affiliates in contemplation of such leasing.

                  "Sands" means the Sands Hotel and Casino located in Atlantic City, New Jersey.

                  "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                  "Security Agreement" means the Security Agreement dated as of September 29, 2000 made by each of Holdings, GBHC and the Company to the Trustee for its benefit and the benefit of the Holders, as the same may be amended from time to time.

                  "Security Documents" means this Indenture, the Security Agreement, the Collateral Assignment of Leases, and the Mortgage and any other mortgage, deed of trust, security agreement or similar instrument securing the Company's, Holdings, or GBHC's obligations with respect to the Securities or under this Indenture or any of the other Security Documents.

                  "Security Interest" has the meaning specified in Section 1401(a).

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

                  "Subordination Determination" has the meaning specified in
Section 1405(b).

                  "Subordination Request" means a written request of Holdings or any of its Subsidiaries in the form of a Company Order delivered pursuant to
Section 1405(b).

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or
(c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "United States Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

                  "Working Capital Indebtedness" means Indebtedness designated as such by the Board of Directors of the borrower, the proceeds of which are to be held or applied for working capital purposes, not to exceed, at any one time outstanding, in the aggregate, principal of $25 million (plus interest accrued for not more than 365 days) for all such Indebtedness of Holdings and its Subsidiaries.

                  SECTION 102.  Compliance Certificates and Opinions.

                  Upon any application or request by the Company or the Guarantors to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantors shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103. Form of Documents Delivered to Trustee.

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantors stating that the information with respect to such factual matters is in the possession of the Company or the Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104.  Acts of Holders.

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or otherwise to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company or the Guarantors, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company or the Guarantors shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantors may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or the Guarantors shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Security.

                  (f) For the purpose of the Company or the Guarantors complying with any requirement of the Casino Control Commission, or the Division of Gaming Enforcement or of the Casino Control Act, every holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security shall be deemed to authorize any Holder and any other holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security, upon written request of an Officer of the Company, GBHC, Holdings, or the Trustee expressing reliance on this Section and enclosing a copy of this Section, to release, and any such holder, intermediary holder, intermediary beneficial holder and beneficial holder shall be required to release, to the Company, GBHC, Holdings, or the Trustee, as the case may be, the name, address, telephone number, principal contact person, and amount of such holdings, intermediary holdings, intermediary beneficial holdings and beneficial holdings of Securities of each such holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security.

                  SECTION 105. Notices, etc., to Trustee, Company and
                               Guarantors.

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder, the Company or the Guarantors shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Administration, or

                  (2) the Company or the Guarantors by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantors, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, with a copy to:
         Sands Hotel and Casino, Indiana Avenue and Brighton Park, Atlantic City, N.J. 08401, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantors, as the case may be.

                  SECTION 106.  Notice to Holders; Waiver.

                  Where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  Any notices hereunder that are required to be given to the Casino Control Commission shall be addressed to: Document Control Unit, Casino Control Commission, Tennessee Avenue and the Boardwalk, Arcade Building, Atlantic City, New Jersey 08401, Attention: Chief of Administrative Operations. Any notices hereunder that are required to be given to the Division of Gaming Enforcement shall be addressed to: Division of Gaming Enforcement, 140 East Front Street, CN-047, Trenton, New Jersey 08625, Attention: Deputy Director for the Division of Gaming Enforcement.

                  SECTION 107. Effect of Headings and Table of Contents.

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108.  Successors and Assigns.

                  All covenants and agreements in this Indenture and in the Security Documents by each of the Company or the Guarantors shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109.  Separability Clause.

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110.  Benefits of Indenture.

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111. Governing Law.

                  This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 112. Legal Holidays.

                  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

                  SECTION 113. Casino Control Act.

                  Notwithstanding the provisions of Section 111 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. The Securities are to be held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of the Securities in accordance with the provisions of Section 1109 hereof. The Company shall have the right to repurchase the Securities at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or (iii) the market value of such Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  SECTION 201. Forms Generally.

                  The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

                  SECTION 202. Form of Face of Notes.

                            GB PROPERTY FUNDING CORP.

                                11% Note Due 2005

No. _____________                                                     $_________

                  GB Property Funding Corp., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of __________ U.S. Dollars on September 29, 2005 at the office or agency of the Company referred to below, and to pay interest thereon on March 29, 2001 and thereafter, on September 29 and March 29 in each year, from September 29, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11% per annum, until the principal hereof is paid or duly provided for. Notwithstanding anything contained herein, the rate of interest on the Securities shall not exceed the highest rate permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 14 or March 14 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such defaulted interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                  Dated:  September 29, 2000        GB PROPERTY FUNDING
                                                    CORP.


                                                    By
                                                      --------------------------

Attest:

---------------------------------------
      Authorized Signature

                  SECTION 203. Form of Reverse of Notes

                  This Security is one of a duly authorized issue of securities of the Company designated as its 11% Notes Due 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $110 million, which may be issued under an indenture (herein called the "Indenture") dated as of September 29, 2000 between the Company, GB Holdings, Inc. and Greate Bay Hotel and Casino, Inc. (the "Guarantors") and Wells Fargo Bank Minnesota, National Association, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time after January 1, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued, unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

                  Upon the occurrence of a Change of Control, the Holder of this Security may require the Company, subject to certain limitations provided in the Indenture, to repurchase this Security at a purchase price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest.

                  Each of the provisions of this Security is subject to and shall be enforced in compliance with the provisions of the Casino Control Act and the regulations promulgated thereunder, to the extent applicable.

                  Each Holder by accepting a Security agrees that all Holders, whether initial holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act. As set forth more fully in the Indenture, in the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, no later than forty-five days after the date that the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have (i) no further right to exercise, directly or through any trustee or nominee, any right conferred by its Securities or (ii) no further right to receive any dividends, interest, or other distribution or payment with respect to any such Securities. In the event a Disqualified Holder fails to so sell its Securities within 30 days after the determination by the Casino Control Commission, the Company shall purchase such Securities within 15 days after the end of such 30 day period at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder paid for the Securities, together with accrued interest up to the date of the determination of disqualification or (iii) the market value of such Securities.

                  In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Any Lien that may from time to time secure the Securities is subject to subordination or termination as provided in Section 1405 of the Indenture.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors and the rights of the Holders under the Indenture at any time by the Company, the Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such amendment, modification, consent or waiver by or on behalf of the Holder of this Security, or otherwise in accordance with the terms of the Indenture, shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation thereof is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or the Guarantors, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amounts will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  The Securities are entitled to the benefit of the Guarantees by the Guarantors to the extent provided in the Guarantees.

                  Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                              Guarantors:

                                              GB HOLDINGS INC.



                                              By:
                                                 ----------------------------

                                              GREATE BAY HOTEL AND CASINO, INC.

                                              By:
                                                 ----------------------------

                  SECTION 204  Form of Trustee's Certificate of Authentication.

                  The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Securities referred to in the within-mentioned Indenture.

                                Wells Fargo Bank Minnesota, National Association
                                                  as Trustee



                                By:
                                   ---------------------------------------------
                                   Authorized Officer

                                  ARTICLE THREE

                                 THE SECURITIES

                  SECTION 301. Title and Terms.

                  (a) The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is limited to $110 million, except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities.

                  (b) The Notes shall be known and designated as the "11% Notes Due 2005" of the Company. Their Stated Maturity shall be September 29, 2005, and they shall bear interest at the rate of 11% per annum from September 29, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on March 29, 2001 and semiannually thereafter on September 29 and March 29 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

                  (c) The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

                  (d) The Securities shall be redeemable as provided in Article Eleven.

                  (e) If the Company is served with notice of the disqualification of any Holder under Section 105(d) of the Casino Control Act by the Casino Control Commission, such Holder will be prohibited under Section 105(e) of the Casino Control Act from (a) receiving interest on the Securities held by such Holder, (b) exercising, directly or through any trustee or nominee, any right conferred on such Securities, and (c) receiving any remuneration in any form from any Person licensed or qualified by the Casino Control Commission (including the Company, the Guarantors and the Trustee) for services rendered or otherwise. Notwithstanding the foregoing, the Trustee shall be entitled to exercise all rights with respect to the Securities held by such Holder including, but not limited to, accelerating the Securities (any monies or securities received by the Trustee on behalf of such Holder to be held in trust for such Holder pursuant to Section 605 hereof). If the Trustee exercises voting rights with respect to such Securities, such votes shall be cast in the same proportion as the votes of the other Outstanding Securities are cast on such issue. A copy of any notice served upon the Company as described above shall be promptly delivered by the Company to the Trustee. Any such notice to the Trustee shall be effective against the Trustee on the second Business Day after receipt thereof by a Responsible Officer of the Trustee.

                  SECTION 302.  Denominations.

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 303.  Execution, Authentication, Delivery and Dating.

                  The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, or the Chief Financial Officer. The signature of any officer on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

                  The initial Company Order shall be accompanied by the documents contemplated in Section 1401 and an Officers Certificate or other satisfactory confirmation indicating that: (i) the order of the United States Bankruptcy Court for the District of New Jersey confirming the Joint Plan of Reorganization (the "Plan") under Chapter 11 of the Bankruptcy Code Proposed by the Official Committee of Unsecured Creditors and High River (Case No. 98-10001)
(JW) has been entered and is not stayed and together with the Plan, allows for the execution and delivery of this Indenture, the Security Documents and the Securities; and (ii) that after compliance by the Trustee with the Company Order, the conditions specified in Section 7.02 of the Plan will have been satisfied or waived.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  SECTION 304.  Temporary Securities.

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 305. Registration, Registration of Transfer and
                               Exchange.

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount and like terms.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount and like terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

                  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 307.  Payment of Interest; Interest Rights Preserved.

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest ("Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

                  (1) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

                  (2) the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 308.  Persons Deemed Owners.

                  Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 309.  Cancellation.

                  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

                  SECTION 310.  Computation of Interest.

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 311.  Maximum Interest Rate.

                  Regardless of any provision contained herein, in the Securities or in any of the Security Documents, the Holders shall not be entitled to receive, collect or apply as interest (whether termed interest in the documents or deemed to be interest by judicial determination or operation of law) on the Securities, any amount in excess of the maximum amount allowed by applicable law, and, if any Holder ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Securities is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount of interest allowed by applicable law, the Company and the Holders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense fee, or premium rather than interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.  Satisfaction and Discharge of Indenture.

                  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all liens and security interests in the Collateral when

                  (1) either

                           (a) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (b) all such Securities not theretofore delivered to
                  the Trustee for cancellation

                                    (i) have become due and payable, or

                                    (ii) will become due and payable at their
                           Stated Maturity within one year, or

                                   (iii) are to be called for redemption within
                           one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                  and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 401 relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

                  SECTION 402.  Application of Trust Money.

                  Subject to the provisions of the last paragraph of Section 1003, all money and property deposited with the Trustee pursuant to Section 401 shall be held in trust and, at the direction of the Company, be invested prior to Maturity in United States Government Obligations, and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Any funds remaining following payment of all Securities and all other obligations of the Company hereunder shall be the property of the Company.

                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501.  Events of Default.

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of any principal of (or premium, if any, on) any Security at its Maturity; or

                  (3) default in the performance, or breach, of any covenant or warranty of Holdings or any of its Subsidiaries in this Indenture or of Holdings or any other Grantor in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantors by the Trustee or to the Company and the Guarantors and the Trustee by the Holders of a majority in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless Holdings, such Subsidiary, or such Grantor, is proceeding, and continues to proceed, diligently to cure any such default; or

                  (4) (A) there shall have occurred one or more defaults by Holdings or any of its Subsidiaries in the payment of the principal of or premium, if any, on Indebtedness aggregating $5 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) in accordance with the terms of an agreement or instrument binding upon Holdings or any of its Subsidiaries, Indebtedness of Holdings or any of its Subsidiaries aggregating $5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

                  (5) any Person entitled to take the actions described in this
         Section 501(5), after the occurrence of any event of default under any agreement or instrument evidencing any Indebtedness in excess of $5 million in the aggregate of Holdings or any of its Subsidiaries, shall notify the Trustee of the intended sale or disposition of any assets of Holdings or any of its Subsidiaries that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of Holdings or any of its Subsidiaries (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of Holdings or any of its Subsidiaries or in accordance with applicable law; or

                  (6) final judgments or orders rendered against Holdings or any of its Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $10 million and (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appea1 or otherwise, was not in effect; or

                  (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging Holdings or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition or in respect of Holdings or any such Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings or any such Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (8) the institution by Holdings or any of its Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Holdings or any such Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

                  (9) any of the Security Documents ceases to be in full force and effect in any material respect or any of the Security Documents ceases to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral purported to be covered thereby, except for any cessation, release or subordination contemplated or permitted (or resulting from any act contemplated or permitted) by Section 1405 hereof or as may be otherwise contemplated by this Indenture); or

                  (10) the cessation of substantially all gaming operations at the Sands for more than 60 consecutive days, except as a result of an Event of Loss; or

                  (11) the loss by GBHC or its successor or assigns of its legal right to own or operate the Sands and such loss continues for more than 60 consecutive days.

                  SECTION 502.  Acceleration of Maturity; Rescission and
                                Annulment.

                  If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8)) occurs and is continuing, then and in every such case, the Trustee and the Holders of not less than a majority in principal amount of the Securities Outstanding, may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantors, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501(7) or 501(8) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee and any Holder.

                  At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                           (A) all Defaulted Interest on all Outstanding
                  Securities,

                           (B) all unpaid principal of (and premium, if any, on)
                  any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities, and

                           (C) all sums paid or advanced by the Trustee
                  hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(4) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the same has been waived or stayed, and written notice of such discharge, rescission, waiver or stay, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

                  SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

                  The Company covenants that if

                  (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in any Security Document or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.  Trustee May File Proofs of Claim.

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantors or any other obligor upon the Securities or the property of the Company, the Guarantors or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 506.  Application of Money Collected.

                  Any money and property collected by the Trustee pursuant to this Article or in connection with the exercise of remedies under any Security Document shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 606;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

                  SECTION 507.  Limitation on Suits.

                  No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) the Holders of a majority in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (2) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Section 507 to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508. Unconditional Right of Holders to Receive Principal Premium and Interest.

                  Notwithstanding any other provision in this Indenture, the Holder of any of the Securities shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in the terms of each note representing such Securities of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Securities on the respective Stated Maturities expressed in such Securities (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.  Restoration of Rights and Remedies.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.  Rights and Remedies Cumulative.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.  Delay or Omission Not Waiver.

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or any Security Document or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.  Control by Holders.

                  Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture or the Security Documents, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action which might involve it in personal liability unless it has obtained appropriate indemnity.

                  SECTION 513.  Waiver of Defaults and Compliance.

                  Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded) the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities:

                           (1) waive any past default hereunder and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, and upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and released, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon; and

                           (2) waive future compliance with any term, provision or condition of this Indenture or the Security Documents or any related instruments, agreements or documents (but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived), in which event the Company and the Guarantors may omit to comply with any such term, provision or condition of this Indenture, the Security Documents or any related instrument, agreement or document.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601.  Notice of Defaults.

                  Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer in its Corporate Trust Department shall have actual knowledge thereof.

                  SECTION 602.  Certain Rights of Trustee.

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (9) the Trustee shall not be personally liable, in case of entry by it upon any property subject to the liens of the Security Documents, for debts contracted or liabilities or damages incurred in the management or operation thereof.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  The Trustee and its directors, officers, employees and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies.

                  The Trustee may rely on, and shall be protected with respect to any action taken or omitted to be taken in good faith in accordance with, the direction of the Holders of not less than a majority in principal amount of Outstanding Securities.

                  SECTION 603. Trustee Not Responsible for Recitals or Issuance
                               of Securities.

                  The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                  The Trustee makes no representations with respect to the effectiveness or adequacy of any Security Document, or the validity, perfection or priority, if any, of liens granted to it under this Indenture or the Security Documents. The Trustee shall not be responsible for ascertaining or maintaining such validity, perfection or priority, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

                  SECTION 604.  May Hold Securities.

                  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                  SECTION 605.  Money Held in Trust.

                  Except as otherwise provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed with the Company.

                  SECTION 606.  Compensation and Reimbursement.

                  The Company agrees:

                  (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and under the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

                  SECTION 607.  Corporate Trustee Required: Eligibility.

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 608.  Resignation and Removal; Appointment of
                                Successor.

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

                  (b) Subject to the provisions of the Casino Control Act, the Trustee may resign at any time by giving written notice thereof to the Company, the Casino Control Commission and the Division of Gaming Enforcement. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) Subject to the provisions of the Casino Control Act, the Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to the provisions of the Casino Control Act, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, any successor Trustee may be appointed only with the prior, express approval of the Casino Control Commission, in consultation with the Division of Gaming Enforcement, provided that such successor Trustee must first be qualified as a financial source by and cooperate with the Casino Control Commission and the Division of Gaming Enforcement.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 609.  Acceptance of Appointment by Successor.

                  Every successor Trustee appointed hereunder shall take all necessary steps to be approved by the Casino Control Commission and shall execute, acknowledge and deliver to the Company, to the Guarantors and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee, the Company and the Guarantors shall enter into a supplemental indenture evidencing the appointment of the successor Trustee and, as required, any amendment or modification to any Security Document or any additional Security Document. Thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 610. Merger, Conversion, Consolidation or Succession to Business.

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

                  SECTION 701.  Disclosure of Names and Addresses of
                                Holders.

                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.  Reports by Trustee.

                  (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                  The Trustee shall transmit to the Holders, within the times hereinafter specified a brief report with respect to the following:

                  (1) the release, or release and substitution, of property subject to any Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Officers' Certificate or Opinion of Counsel required by TIA Section 314(d), is less than 10 per centum of the aggregate principal amount of the Securities Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

                  (2) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of TIA Section 313(a) (or if no such report has yet been so transmitted, since the date of execution of the Indenture), for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Indenture Securities, on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this clause (2), if such advances remaining unpaid at any time aggregate more than 10 per centum of the aggregate principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days after such time.

                  To the extent required by applicable laws, rules and regulations, a copy of each such report shall, at the time of such transmission to the Holders, be filed with each stock exchange, if any, upon which the Securities are listed, and also with the Commission.

                  (b) The Trustee shall transmit by mail to the Casino Control Commission and the Division of Gaming Enforcement (i) an initial list of the beneficial Holders of the Securities promptly after the issuance of the Securities, (ii) current lists of the Holders appearing in the Security Register on a twice-per-year basis, no later than March 1 and September 1 of each year, and (iii) upon request by the Casino Control Commission or the Division of Gaming Enforcement, such additional information with respect to the beneficial Holders of the Securities as the Trustee may obtain through its good faith efforts.

                  (c) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement, simultaneously with any notice given to the Holders, of any default or acceleration under the Securities, this Indenture, the Security Documents, or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Securities, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

                  (d) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement of the removal or resignation of the Trustee promptly after such removal or resignation.

                   (e) The Trustee shall provide to the Casino Control Commission and the Division of Gaming Enforcement, promptly after the execution by the Trustee of the same, copies of any and all amendments or modifications to this Indenture, the Securities, the Security Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Securities.

                  SECTION 703.  Reports by Company and Guarantors.

                  The Company and the Guarantors shall, to the extent required by the TIA:

                  (1) file with the Trustee, within 15 days after the Company or any of the Guarantors, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or any of the Guarantors, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or any of the Guarantors, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                  (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or any of the Guarantors, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (4) comply in all material respects with all requirements and provisions of the Casino Control Act and notify the Trustee by mail of all formal hearings and formal proceedings materially relating to the Company, the Guarantors or their respective successors, before the Casino Control Commission relating to the plenary casino licenses for the Casino, as the same are scheduled. Such notice shall be in writing and given at least seven days prior to the hearing to which such notice relates, unless a shorter notice is given to the Company in which event the Company shall notify the Trustee promptly upon receiving such definite information as shall be contained in such notice. The Company hereby agrees that the Trustee may, but shall have no obligation to, attend such hearings and other proceedings if permitted to do so by the Casino Control Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                  SECTION 801. Holdings and Subsidiaries May Consolidate, etc., Only on Certain Terms.

                  Neither Holdings nor any of its Subsidiaries shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

                  (a) Holdings or any of its Subsidiaries may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets if (i) Holdings or such Subsidiary shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of Holdings or such Subsidiary, as applicable under the Securities, the Guarantee, this Indenture and the Security Documents, and Holdings or the surviving entity shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents, including, without limitation, the priority thereof, in the applicable Collateral, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments, security agreements, releases of security and subordination agreements; (iii) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of, such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (iv) such transaction will not result in the loss, unless appropriately replaced, of any gaming or other license necessary for the continued operation of Holdings or any Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and (v) neither Holdings nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property subject to any Lien, unless Holdings or such Subsidiary could incur such Indebtedness or create such Lien without violation of the terms of this Indenture;

                  (b) a Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to or with Holdings or any Subsidiary of Holdings if (i) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary under the Securities, the Guarantees, this Indenture and the Security Documents, and such Subsidiary or surviving entity, as the case may be, shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents, including, without limitation, the priority thereof, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments, security agreements, releases of security and subordination agreements, (ii) such transaction will not impair the pledge of the stock of such Subsidiary granted or purported to be granted pursuant to the Security Documents, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, and (iii) such transaction will not result in the loss (unless appropriately replaced) of any gaming or other license necessary for the continued operation of Holdings and its Subsidiaries as conducted immediately prior to such sale, assignment, conveyance, transfer or lease; and

                  (c) Holdings, the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 802.  Successor Substituted.

                  Upon any consolidation of the Company or any Guarantor with or merger of the Company or any Guarantor with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company or any Guarantor substantially as an entirety to any Person in accordance with Section 801, the successor Person formed by such consolidation or into which the Company or such Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or such Guarantor herein, and in the event of any such conveyance or transfer, the Company or such Guarantor (which term shall for this purpose mean the Person named as the "Company" or any "Guarantor," as the case may be, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  SECTION 901. Supplemental Indentures and Amendments to Security Documents Without Consent of Holders.

                  Without the consent of any Holders, the Company and the Guarantors, when each is authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendment to any Security Document, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company or any Guarantor and the assumption by any such successor of the covenants of the Company or such Guarantor, as the case may be, contained herein, in the Securities and in the Security Documents; or

                  (2) to add to the covenants of the Company or the Guarantors for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantors; or

                  (3) to add any additional Events of Default; or

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of
         Section 609; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be inconsistent with any other provision herein or in the Security Documents, or to make any other provisions with respect to matters or questions arising under this Indenture or under the Security Documents; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

                  (6) to establish or maintain the Lien of this Indenture and the other Security Documents or to correct or amplify the description of any Collateral subject to the Lien of this Indenture or the other Security Documents, or to subject additional property to the Lien of this Indenture or other Security Documents; or

                  (7) to add any additional Guarantor; or

                  (8) to make any other change that does not adversely affect the rights of any Holder; or

                  (9) to secure the Securities.

                  SECTION 902. Supplemental Indentures and Amendments to Security Documents with Consent of Holders.

                  Upon the request of the Company and the Guarantors, by a Board Resolution authorizing the execution thereof, together with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Trustee, the Trustee shall join the Company and the Guarantors in an indenture or indentures supplemental hereto or amendments to the Security Documents, for any purpose, including, without limitation, for the purpose of adding any provisions to or changing, modifying or amending in any manner or eliminating any of the provisions of this Indenture or the Security Documents or making additions to, changing, modifying, amending or eliminating in any manner the rights of the Holders hereunder or thereunder; provided, however, that no such supplemental indenture, or addition, change, amendment or modification to, or elimination of any provision of, any Security Document, shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendments to the Security Documents, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903. Execution of Supplemental Indentures and Amendments to Security Documents.

                  In executing, or accepting the additional trusts created by, any supplemental indenture or amendment to the Security Documents permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Security Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment to the Security Documents is authorized or permitted by this Indenture and all conditions precedent herein provided for relating to such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment to the Security Documents which affects the Trustee's own rights, duties, or immunities under this Indenture or under the Security Documents or otherwise.

                  SECTION 904.  Effect of Supplemental Indentures.

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905.  Conformity with Trust Indenture Act.

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act.

                  SECTION 906.  Reference in Securities to Supplemental
                                Indentures.

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                  SECTION 907 Notice of Supplemental Indentures and Amendments to Security Documents.

                  Promptly after the execution by the Company, the Guarantors and the Trustee of any supplemental indenture or amendment to the Security Documents pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture or amendment to the Security Documents.

                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001. Payment of Principal, Premium, if any, and Interest.

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  SECTION 1002.  Maintenance of Office or Agency.

                  The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.  Money for Security Payments to Be Held in
                                 Trust.

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.  Corporate Existence.

                  Subject to Article Eight, Holdings will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of Holdings and each of its Subsidiaries; provided, however, that Holdings shall not be required to preserve any such right or franchise if the Board of Directors of Holdings shall determine that the preservation thereof is no longer desirable in the conduct of the business of Holdings and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders and Holdings and its Subsidiaries shall have taken all steps necessary or desirable to protect or perfect the security interests granted or purported to be granted by the Security Documents, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements.

                  SECTION 1005.  Payment of Taxes and Other Claims.

                  Holdings will pay or discharge or cause to be paid or discharged, before the same shall become delinquent and in accordance with applicable provisions of the Security Documents, (a) all taxes, assessments and governmental charges levied or imposed upon Holdings or any of its Subsidiaries or upon the income, profits or property of Holdings or any such Subsidiary and
(b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon Collateral; provided, however, that Holdings shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006.  Maintenance of Properties.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, Holdings will cause all properties owned by Holdings or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Security Documents and as otherwise in the judgment of Holdings may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent Holdings from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of Holdings, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

                  SECTION 1007.  Insurance.

                  Holdings will, and will cause its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which Holdings or such Subsidiary operates; provided that with respect to the Collateral, Holdings will, and will cause its Subsidiaries to, maintain insurance on the terms required by each of the Security Documents or, if the Lien contemplated therein is released or subordinated as contemplated and permitted in Section 1405, then in accordance with the requirements of the holder of any other lien on the Collateral.

                  SECTION 1008.  Statement by Officer as to Compliance.

                  The Company and each of the Guarantors will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate, which may be in the form attached as Exhibit A, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's or such Guarantor's compliance with all conditions and covenants under this Indenture or the Security Documents. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or the Security Documents.

                  SECTION 1009.  Statement by Officers of Certain Defaults.

                  When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of Holdings or any of its Subsidiaries gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), Holdings shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1010.  Purchase of Securities upon Change in
                                 Control.

                  (a) Upon the occurrence of a Change in Control and subject to the compliance by the Company with the requirements of paragraph (b) of this
Section 1010, then each Holder shall have the right to require that the Company repurchase such Holder's Securities in whole or in part in integral multiples of $1,000, at a purchase price (the "Purchase Price") in cash in an amount equal to 100% of the outstanding principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (the "Change of Control Payment Date"), in accordance with the procedures set forth in paragraphs (b) and (c) of this Section.

                  (b) Not less than 15 days nor more than 45 days before the Change of Control Payment Date, the Company shall make an offer to purchase the Securities (the "Change of Control Offer") and shall give to the Trustee and to each Holder of the Securities in the manner provided in Section 106 a notice stating:

                  (1) that a Change of Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Securities at the Purchase Price;

                  (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

                  (3) the Change of Control Payment Date, which shall be no later than 60 days following the Change of Control; and

                  (4) the instructions a Holder must follow in order to have its Securities repurchased in accordance with paragraph (c) of this Section.

                  (c) The Change of Control Offer shall remain open for at least 20 Business Days and until the close of business on the Change of Control Payment Date. Holders electing to have Securities purchased will be required to surrender such Securities to the Company at the address specified in the notice at least five Business Days prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Securities purchased. Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

                  (d) Neither the Trustee nor the Board of Directors of the Company may amend or waive the Company's obligations to so offer to purchase all outstanding Securities in the event of a Change of Control without the Holders of not less than a majority of the aggregate principal amount of the Outstanding Securities consenting to such waiver or amendment.

                  SECTION 1011.  [Intentionally Omitted.].

                  SECTION 1012.  [Intentionally Omitted.].

                  SECTION 1013.  Limitation on Restricted Payments.

                  Holdings shall not make, directly or indirectly, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment, unless:

                  (a) no Default or Event of Default shall have occurred and be continuing at the time of and after giving effect to such Restricted Payment;

                  (b) with respect to a Restricted Payment, if any, to be made to Carl C. Icahn and his Affiliates by Holdings, the Company or GBHC (other than those to Holdings and its wholly owned Subsidiaries) at any time prior to the expiration of 5 years from the Issue Date, immediately after giving effect to such Restricted Payment, the Consolidated Coverage Ratio of Holdings would be no less than 3.5:1.0; and

                  (c) the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of (i) 50% of Consolidated Net Income of Holdings (or in the event such Consolidated Net Income shall be a deficit, minus 100% of such deficit) accrued during the period (treated as one accounting period) beginning on the last day of the fiscal quarter of Holdings immediately following the Issue Date and ending on the last day of Holdings' last fiscal quarter ending before the date of such proposed Restricted Payment plus (ii) an amount equal to the aggregate Net Cash Proceeds received by Holdings or any of its Subsidiaries from the issuance or sale (other than to a Subsidiary) of, and contribution to capital in respect of, any of its Capital Stock (excluding Disqualified Stock, but including Capital Stock issued upon conversion of convertible Indebtedness and from the exercise of options, warrants or rights to purchase Capital Stock (other than Disqualified Stock) of Holdings) after the Issue Date.

                  Notwithstanding the above, the Company shall not make any Restricted Payments and agrees that all amounts received from GBHC by the Company pursuant to the Guaranty shall be used solely to make payments on the Securities.

                  SECTION 1014. [Intentionally Omitted.].

                  SECTION 1015. [Intentionally Omitted.].

                  SECTION 1016. [Intentionally Omitted.].

                  SECTION 1017. Limitation on Asset Sales.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, Holdings shall not, directly or indirectly, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of Collateral unless (a) at the time of such Asset Sale, Holdings or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of (or in the case of a lease or similar arrangement, receives an agreement for the payment pursuant to the terms of such lease of rents from time to time at fair value); (b) the proceeds therefrom (in the case of a lease, when paid from time to time) consist of at least 85% cash and/or Cash Equivalents; (c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Asset Sale; and (d) unless otherwise expressly provided herein, the Net Cash Proceeds of such Asset Sale shall be applied in connection with the offer to purchase the Securities described below.

                  On or before the 180th day after the date on which Holdings or any Subsidiary consummates the relevant Asset Sale of Collateral and subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, the Company shall use all of the Net Cash Proceeds from such Asset Sale to make either (i) an offer to purchase (the "Asset Sale Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; or (ii) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by Holdings or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof; provided, that the Company shall not be required to make any Asset Sale Offer if the Net Cash Proceeds of all Asset Sales and Events of Loss that are not used to make a Permitted Related Investment within 180 days or 365 days, respectively, do not exceed $5 million. Each Asset Sale Offer shall remain open for a period of at least 20 business days. To the extent the Asset Sale Offer is not fully subscribed to by the holders of the Securities, Holdings or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Asset Sale Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than, $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, Holdings or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the sale of Collateral in an Asset Sale to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by Holdings or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with Section 1404.

                  Notwithstanding the above, the Company shall not engage, directly or indirectly, in any Asset Sale.

                  SECTION 1018.  Application of Net Cash Proceeds in Event of
                                 Loss.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, in the event that Holdings or any Subsidiary suffers any Event of Loss to any Collateral, on or before the 365th day after the date that Holdings or such Subsidiary receives any Net Cash Proceeds from such Event of Loss to Collateral, the Company shall use all of the Net Cash Proceeds from such Event of Loss to make either (i) an offer to purchase (the "Event of Loss Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; or (ii) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by Holdings or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof; provided, that the Company shall not be required to make any Event of Loss Offer if the Net Cash Proceeds of all Events of Loss to and Asset Sales of Collateral that are not used to make a Permitted Related Investment within 365 days or 180 days, respectively, do not exceed $5 million. Each Event of Loss Offer shall remain open for a period of at least 20 Business Days. To the extent the Event of Loss Offer is not fully subscribed to by the holders of the Securities, Holdings or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Event of Loss Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, Holdings or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the loss of Collateral to be deposited in the Collateral Account on the Business Day on which such Net Cash Proceeds are received by Holdings or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with
Section 1404.

                  SECTION 1019.  Ownership of Stock of Subsidiaries.

                  Holdings shall at all times maintain, or cause each Subsidiary to maintain, ownership of all of each class of Voting Stock of, and all other equity securities in, each Person that, as of the Issue Date was a Subsidiary of Holdings, to the extent the same is included in the Collateral, except any Subsidiary that shall be disposed of in its entirety, or consolidated or merged with or into Holdings or another Subsidiary, in each case in accordance with Article Eight. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, such stock will be subject to a first priority fully perfected security interest in favor of the Trustee.

                  SECTION 1020.  Limitation on Transactions with Affiliates.

                  Holdings shall not, and shall not permit, cause or suffer any Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantees with or for the benefit of any of their respective Affiliates, (each an "Affiliate Transaction") other than (i) transactions among Holding and its Subsidiaries;
(ii) transactions involving aggregate payments or other Fair Market Value, of less than $5 million in any consecutive 365-day period; (iii) transactions made available to all Holders on a basis pro rata to their holdings of Securities;
(iv) transactions set forth on Schedule 1.02 hereto and (v) those that are hereafter set forth in writing and are determined by the Board of Directors of Holdings (including a majority of the Independent members of such Board), to be on terms which are no less favorable to Holdings and its Subsidiaries than would be obtained in an arm's length transaction with an unaffiliated third party. Holdings shall deliver to the Trustee an Officers' Certificate certifying that any such Affiliate Transaction contemplated in clause (v) above has received the requisite approval of its Board of Directors.

                  SECTION 1021.  Change in Nature of Business.

                  GBHC shall not, and shall not permit any of its Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

                  SECTION 1022.  Additional Collateral.

                  Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, Holdings will, and will cause each of its Subsidiaries that owns any Collateral to, grant to the Trustee a valid and perfected first priority security interest in such Collateral enforceable against all third parties, and to execute and deliver all documents and to take all action reasonably necessary or desirable to perfect and protect such a security interest in favor of the Trustee, including the execution of the form of Security Agreement Supplement appended to the Security Agreement.

                  SECTION 1023.  CRDA Investments.

                  Holdings will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) grant a security interest in its CRDA Investments to any Person other than any grant of a security interest or other Lien (a "Permitted Grant:") to: (x) the Casino Reinvestment Development Authority of the State of New Jersey ("CRDA"); (y) any other entity as required by applicable law; or (z) any person so long as such action will not result in a violation of applicable law; or (ii) sell, convey, transfer, lease or otherwise dispose of its CRDA Investments otherwise than either (I) in accordance with the terms of a Permitted Grant, or (II) for fair value (in either case, except to or on behalf of the CRDA for a CRDA project), which shall be determined by, in their absolute discretion, and evidenced by a resolution of, the Board of Directors of Holdings or such Subsidiary, as the case may be.

                  SECTION 1024.  Subsidiaries.

                  The Trustee will receive a pledge of the stock of any Person that is a Subsidiary of Holdings on the Issue Date in accordance with the Security Agreement, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof. Except as otherwise provided in this Indenture, Holdings will not, and will not permit any Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions before and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

                  SECTION 1025.  Security Documents.

                  Holdings shall execute, and shall cause its Subsidiaries to execute, the respective Security Documents, as appropriate, securing its obligations under this Indenture, the Security Documents and the Securities. Each Holder, by accepting a Security, agrees to all terms and provisions of the Security Documents as the same may be amended or supplemented from time to time pursuant to the provisions hereof and thereof including, without limitation, the terms of any release or subordination contemplated in Section 1405 hereof. The terms of the release of the Collateral and the rights of the Holders with respect thereto shall be governed by the Security Documents and this Indenture, including, without limitation, the terms of any release or subordination contemplated in Section 1405 hereof.

                  SECTION 1026.  Validity of Security Interest.

                  Each of Holdings, GBHC and the Company represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Security Interest referred to in Article Fourteen; and subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, each of Holdings, GBHC and the Company shall warrant, preserve and defend the Security Interest of the Trustee in and to the Collateral or any asset that should constitute Collateral (other than real property with respect to matters covered by title insurance policies obtained by Holdings or its Subsidiaries) but for the fact that Holdings and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents against the claims of all persons, and will maintain and preserve the Security Interest contemplated by Article Fourteen. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, Holdings and its Subsidiaries shall be required to execute and deliver all documents and take all action reasonably necessary or desirable to perfect and protect a security interest in Collateral or any asset that would constitute Collateral but for the fact that Holdings and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents, before engaging in any sale, transfer, conveyance, or other disposition of such assets to Holdings or any of its wholly owned Subsidiaries.

                  SECTION 1027.  Duty of Cooperation.

                  The Guarantors and their respective directors, officers and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies unless being contested in good faith by appropriate proceedings.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  SECTION 1101.  Optional Redemption.

                  The Securities may be redeemed, at the election of the Company, as a whole or from time to time in part, at the times, subject to the conditions and at the Redemption Price specified in the form of Security, together with accrued interest to the Redemption Date.

                  SECTION 1102.  Applicability of Article.

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article, other than repurchases made from time to time in the open market.

                  SECTION 1103.  Election to Redeem; Notice to Trustee.

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

                  SECTION 1104.  Selection by Trustee of Securities to Be
                                 Redeemed.

                  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000 and, provided further that, so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), any such redemption shall be made by the Trustee in accordance with the provisions of such exchange.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.  Notice of Redemption.

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided, however, that in the case of an optional redemption in which the Company has called for redemption all outstanding Securities in connection with a refinancing of such Securities, the Company shall be permitted to (i) specify a proposed redemption date, (ii) change the proposed redemption date once to a final redemption date by notice mailed to Holders not later than five business days prior to the final redemption date, (iii) establish the final redemption date as a date not more than 90 days after the first notice from the Company calling the Securities for optional redemption was mailed to Holders and (iv) rescind the redemption offer at any time prior to the final redemption date, which rescission shall not cause the maturity of the Securities to have changed.

                  All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

                  (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.  Deposit of Redemption Price.

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 1107.  Securities Payable on Redemption Date.

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.  Securities Redeemed in Part.

                  Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                  SECTION 1109.  Redemption Pursuant to Gaming Laws.

                  (a) If required to qualify by the Casino Control Commission, all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. In the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act and/or such Holder fails to submit for qualification as required by the Casino Control Commission in its sole discretion, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, either directly, indirectly or beneficially, no later than forty-five days after the date the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Securities and (ii) to receive any dividends, interest, or any other distribution or payment with respect to any such Securities or any remuneration in any form from the Company or the Trustee; provided, however, that after such disqualification, interest on any such Securities shall continue to accrue for the benefit of any subsequent Holder thereof. The Company shall promptly provide to the Trustee a copy of each notice served to a Disqualified Holder.

                  (b) Upon receipt of the notice referred to in clause (a) above, the Disqualified Holder may sell its Securities either directly to any Person then qualified or previously qualified (and not subsequently disqualified) or through a bona fide brokerage transaction, conducted at arm's-length, to a Person not an Affiliate of the Disqualified Holder. In the event the Disqualified Holder fails to so sell its Securities within thirty (30) days after the determination by the Casino Control Commission, the Company shall purchase such Securities within fifteen (15) days after the end of such thirty
(30) day time period, at a time and place as designated by the Company, at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or
(iii) the market value of such Securities. The right of the Company to purchase such Security may be assigned by the Company to any Person approved by the Casino Control Commission.

                  (c) The provisions of this Section shall be construed in accordance with the applicable provisions of the Casino Control Act.

                                 ARTICLE TWELVE

                             GUARANTEE ARRANGEMENTS

                  SECTION 1201.  Guarantee.

                  Each Guarantor hereby unconditionally, jointly and severally, guarantees (such guarantees collectively referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, any of the Security Documents or the obligations of the Company or any other Guarantor to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, any interest on the Securities (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 501(7) and (8) hereof), premium, fees, expenses and all other amounts will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or any Guarantor to the Holders or the Trustee hereunder or thereunder including fees, expenses or other whether now or hereafter existing will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligations of the Company to the Holders, for whatever reason, each Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, any Security Document or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantors hereunder in the same manner and to the same extent as the obligations of the Company. The obligations of a Guarantor are independent of any obligation of the Company or any other Guarantor. Each of the Guarantors hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities, any Security Document, this Indenture or any other document relating thereto, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release or non-perfection of Collateral, any release of any other Guarantor, any delays in obtaining or realizing upon or failure to obtain or realize upon or application of Collateral, the recovery of any judgment against the Company or any other Person, any action to enforce the same or any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Guarantors hereby waives promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Security Documents and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Guarantor, any amount paid by the Company or such Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to such Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Securities and all other amounts payable under this Guarantee and the Maturity Date, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as Collateral for any obligations or other amounts payable under this Guarantee thereafter arising. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee.

                  SECTION 1202.  Execution and Delivery of Guarantee.

                  To further evidence the Guarantee set forth in Section 1201, each Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized Officer of such Guarantor.

                  Each of the Guarantors hereby agrees that its Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

                  If an Officer of a Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Guarantor's Guarantee of such Security shall be valid nevertheless.

                  The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

                  SECTION 1203.  Additional Guarantors.

                  Any Person that was not a Guarantor on the Issue Date may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1301. Company's Option to Effect Defeasance or Covenant Defeasance.

                  The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or
Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

                  SECTION 1302.  Defeasance and Discharge.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and releasing the liens and security interests created by the Security Documents, except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

                  SECTION 1303.  Covenant Defeasance.

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1005 through 1026 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 1304.  Conditions to Defeasance or Covenant
                                 Defeasance.

                  The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds, for a period of at least 123 days prior to the date of such defeasance, in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and
         (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is, pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                  (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

                  SECTION 1305. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1306.  Reinstatement.

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                                SECURITY INTEREST

                  SECTION 1401.  Assignment of Security Interest.

                  (a) In order to secure the performance of the Company's and the Guarantors' obligations to pay the principal amount of, premium, if any, and interest on the Securities (including, without limitation, any interest that accrues after the filing of a petition initiating any proceeding referred to in
Section 501(7) or (8) of this Indenture) when and as the same shall be due and payable, whether at maturity or on an Interest Payment Date, by acceleration, call for redemption or otherwise, and interest on the overdue principal of and interest on, if any, the Securities and performance of all other obligations of the Company and the Guarantors to the Holders and the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, any Grantor pursuant to the Security Documents has unconditionally and absolutely assigned to the Trustee for the benefit of itself and all Holders, a first priority security interest in the Collateral, subject to the limitations set forth in this Indenture, including, without limitation, Section 1405 hereof (the "Security Interest").

                  (b) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Securities without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance, sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Securities in accordance with their terms.

                  (c) Each of the Company, Holdings and GBHC has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary or desirable, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, to subject the Collateral to the Lien of the Security Documents. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in
Section 1405 hereof, each of the Company, Holdings and GBHC will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interest (including, without limitation, the first priority nature thereof) and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

                  (d) Each of the Company, Holdings and GBHC shall furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Documents and other security filings, an Opinion of Counsel (who may be counsel for the Company or the Guarantors) stating that in the opinion of such counsel the Security Documents and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the Security Interest intended to be created thereby and reciting the details of such action; and (ii) except for Collateral released as contemplated in Section 1405 hereof, at least annually on the anniversary date of the Issue Date, an Opinion of Counsel (who may be counsel for the Company or the Guarantors) either stating that in the opinion of such counsel such action with respect to the recording, filing, re-recording or re-filing of the Security Documents and other security filings has been taken as is necessary to maintain the Lien and Security Interest of the Security Documents and other security filings, subject to any subordination contemplated in Section 1405 hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and Security Interest. In giving the opinions required by this Section 1401(d) above, such counsel may rely, to the extent recited in such opinions, on (i) certificates of relevant public officials; (ii) certificates of an officer or officers of the Company, the Guarantors or any other Grantor; (iii) photocopies of filed and recorded documents certified by public officials as being accurate copies of such documents; (iv) the opinions of other counsel acceptable to the Trustee with respect to matters governed by law of any jurisdiction other than the state in which such counsel is licensed to practice law; and (v) title insurance policies and commitments. In addition, such opinions may contain such qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

                  SECTION 1402.  Suits to Protect the Collateral.

                  To the extent permitted under the Security Documents and this Indenture, the Trustee shall have power, but not be obliged, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Security Documents and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest thereunder or be prejudicial to the interest of the Holders or of the Trustee).

                  SECTION 1403.  Further Assurances and Security.

                  Each of the Company, Holdings and GBHC represents and warrants that at the time the Security Documents and this Indenture are executed, Holdings and/or its Subsidiaries (i) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except for the Liens created by the Security Documents or otherwise permitted by the Indenture or the Security Documents, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (ii) will execute, acknowledge and deliver to the Trustee, at Holdings' and/or its Subsidiaries' expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be required to effectuate the terms of this Indenture or the Security Documents; and (iii) will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Security Interest in the Collateral contemplated hereby and by the Security Documents, in each case, subject to and as permitted by the terms of this Indenture and any release or subordination contemplated in Section 1405 hereof.

                  SECTION 1404.  Collateral Account.

                  (a) Subject to and as permitted by the terms of this Indenture and any release or subordination contemplated in Section 1405 hereof, Holdings or any Subsidiary, as the case may be, shall cause such Net Cash Proceeds of any Asset Sale pursuant to Section 1017 that involves the sale of Collateral or any Event of Loss pursuant to Section 1018 that involves a loss of Collateral to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by Holdings or such Subsidiary. Subject to and as permitted by the terms of this Indenture and any release or subordination contemplated in Section 1405 hereof, Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account in order to, and in only such amount as is required to, (x) pay the principal amount of Securities tendered pursuant to an Asset Sale Offer or Event of Loss Offer or (y) make a Permitted Related Investment; provided that upon consummation of such Permitted Related Investment the Trustee shall, subject to and as permitted by the terms of this Indenture and any release or subordination contemplated in Section 1405 hereof, have received a first priority security interest in the property or assets acquired by Holdings or any of its Subsidiaries in connection therewith and Holdings delivers to the Trustee each of the following:

                  (1) an Officers' Certificate, dated the date on which Collateral Proceeds shall be released from the Collateral Account (the "Collateral Proceeds Release Date"), stating in substance as to the following matters (which statements shall, on the Collateral Proceeds Release Date, be true):

                           (A) the reason Holdings is requesting a release of
                  the Collateral Proceeds and a description of the use to be made of the Collateral Proceeds to be released;

                           (B) in the case of clause (x) above, the aggregate
                  principal amount of Securities purchased on the Collateral Proceeds Release Date and, in the case of clause (y) above, a description of the property or assets being acquired and the Fair Market Value and the purchase price of each such property or asset to be acquired by Holdings and/or its Subsidiaries (if more than one);

                           (C) that the amount to be released from the
                  Collateral Account does not exceed the aggregate principal amount of Securities to be purchased on the Collateral Proceeds Release Date or the purchase price of the property or assets to be acquired by Holdings or any of its Subsidiaries, as the case may be;

                           (D) that, in the case of clause (y) above, Holdings
                  and/or its Subsidiaries, as the case may be, have taken all steps necessary or desirable so that upon consummation of such Permitted Related Investment the Trustee shall, subject to the terms of any release or subordination contemplated in Section 1405 hereof, receive a first priority security interest in such property or assets; and

                           (E) that no Default or Event of Default has occurred
                  and is continuing at the time of or after giving effect to such release of Collateral Proceeds.

                  (2) An Opinion of Counsel stating that the certificate, opinions, other instruments or cash which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that the property to be released may be lawfully released from the Lien of the Security Documents and that all conditions precedent in this Indenture and the Security Documents relating to such release have been complied with.

                  (b) In connection with any release of any lien in favor of the Trustee granted pursuant to the Security Documents on Collateral, the Company and the Guarantors shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

                  SECTION 1405. Release Notice; Subordination Request; Permitted Liens.

                  (a) A Release Notice may only be delivered from time to time in connection with, in anticipation of, as a result of or in relation to, an Approved Project. A Release Notice shall be in the form of a Company Order and shall request that the Trustee execute one or more specifically described release instruments, documents and agreements (which release instruments, documents and agreements shall accompany such Release Notice) and shall (i) include a certified copy of the Board Resolution of Holdings or any of its Subsidiaries in which such Board of Directors approved the Approved Project,
(ii) be accompanied by an Officers' Certificate, including a certification that no Event of Default, or no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture, (iii) be accompanied by an opinion of outside counsel to the Company and the Guarantors (not by counsel which is an employee of the Company), which counsel shall be reasonably satisfactory to the Trustee, stating that the action contemplated by this Section 1405(a) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with and
(iv) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Release Notice the Trustee, at Holdings' expense, shall execute and deliver, within seven Business Days from the receipt of such Release Notice, any instruments, documents and agreements specified by Holdings or any of its Subsidiaries to release all or any part of the Collateral from the Security Interests or any other Liens created by the Security Documents or the Indenture including, without limitation, all instruments, documents and agreements necessary to release any and all Liens of record and to terminate the Security Documents.

                  (b) A Subordination Request may only be delivered from time to time in connection with, in anticipation of, as a result of or in relation to, any Approved Project. A Subordination Request shall be in the form of a Company Order and shall request that the Trustee execute one or more specifically described instruments, documents and agreements of subordination (which instruments of subordination shall accompany such Subordination Request) and shall (i) include a certified copy of the Board Resolution of Holdings or any of its Subsidiaries in which the Subordination Determination was made, (ii) certify that the subordination requested effects a subordination of the Security Interests only to the extent, and only with respect to the Collateral as to which such subordination is, contemplated by the Subordination Determination,
(iii) be accompanied by an Officers' Certificate, including a certification that no Event of Default, and no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture, (iv) be accompanied by an opinion of outside counsel to the Company and the Guarantors (not by counsel which is an employee of the Company), which counsel shall be reasonably satisfactory to the Trustee, stating that the action contemplated by this Section 1405(b) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with and
(v) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Subordination Request, the Trustee, at Holdings' expense, will execute and deliver, within seven Business Days from the receipt of such Subordination Request, any instruments, documents and agreements specified by Holdings or any of its Subsidiaries to subordinate the Security Interests or any other Liens created by the Security Documents or the Indenture to any Lien that the Board of Directors of Holdings or any of its Subsidiaries determines (each such determination, a "Subordination Determination") to accord priority over the Security Interests in connection with an Approved Project.

                  (c) In connection with any release of any lien pursuant to a Release Notice or the subordination of any lien pursuant to a Subordination Request, the Company and the Guarantors shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

                  (d) Any release or subordination of Collateral made in compliance with the provisions of this Section 1405 shall be deemed for all purposes: (i) not to impair the Security Interests or impair the security under the Indenture in contravention of the terms or provisions of this Indenture or the Security Documents and (ii) not to constitute in any respect or for any purpose a breach, default or violation of any term or provision of this Indenture or the Security Documents and to the extent that any such breach, default or violation would otherwise result the same are hereby waived in all respects.

                  (e) In addition to, and not in limitation of, any other rights, powers or privileges of Holdings and its Subsidiaries, and notwithstanding any provision to the contrary set forth in this Indenture or the Security Documents, Holdings and its Subsidiaries may incur Permitted Liens.

                  (f) To the extent set forth in any Release Notice or Subordination Request or in the terms, provisions or conditions of any such release or subordination or any agreements, documents or instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction, the terms of
Section 1017, 1018 and 1404 hereof shall (i) cease to apply to the Assets that are the subject of such Release Notice or Subordination Request, and to any proceeds thereof or (ii) continue to apply to such Assets and proceeds only to the extent set forth in the terms, provisions or conditions of any such release or subordination or of any such agreements, documents or instruments.

                  SECTION 1406.  Reliance on Opinion of Counsel.

                  The Trustee shall be fully protected in taking any action under this Article Fourteen or omitting to take any action, in reliance upon an Opinion of Counsel, or in the case of Section 1405, an opinion of outside counsel to the Company and the Guarantors.

                  SECTION 1407.  Purchaser May Rely.

                  A purchaser in good faith of the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article Fourteen shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor.

                  SECTION 1408.  Payment of Expenses.

                  On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article Fourteen, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and all such sums shall be a Lien upon the Collateral prior to the Securities and shall be secured thereby.

                                 ARTICLE FIFTEEN

                                  MISCELLANEOUS

                    SECTION 1501.  Counterparts.

                    This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                 GB PROPERTY FUNDING CORP.


                                 By    /s/  Timothy A. Ebling
                                     -------------------------------------------
                                     Title: Executive Vice President
                                            Chief Financial Officer
Attest: /s/ Frederick H. Kraus
      ------------------------
      Title: Secretary


                                 GB HOLDINGS, INC.


                                 By    /s/  Timothy A. Ebling
                                     -------------------------------------------
                                     Title: Executive Vice President
                                            Chief Financial Officer
Attest: /s/ Frederick H. Kraus
      ------------------------
      Title: Secretary
                                 GREATE BAY HOTEL AND CASINO,
                                   INC.


                                 By    /s/  Timothy A. Ebling
                                     -------------------------------------------
                                     Title: Executive Vice President
                                            Chief Financial Officer
Attest: /s/ Frederick H. Kraus
      ------------------------
      Title: Secretary
                                 WELLS FARGO BANK MINNESOTA,
                                 NATIONAL ASSOCIATION


                                 By    /s/   Jane Schweiger
                                     -------------------------------------------
                                      Title: Assistant Vice President
Attest: /s/ Curtis D. Schwegman
      --------------------------
      Title: Assistant Secretary

                                    Exhibit A

--------------------------------------------------------------------------------

                              OFFICERS' CERTIFICATE
                                       OF
                        GREATE BAY HOTEL AND CASINO, INC.

 ------------------------------------------------------------------------------


         Reference is made to that certain Indenture dated as of ____________________ (the "Indenture") among GB Property Funding Corp. (the "Company"), as Issuer, GB Holdings, Inc. ("Holdings") and Greate Bay Hotel and Casino, Inc. ("GBHC"), as guarantors, and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Indenture.

         Pursuant to Section 1008 of the Indenture, the undersigned officer of GBHC hereby certifies to the Trustee as follows:

                  He is now, and at the times mentioned herein has been, the duly elected, qualified and acting officer of GBHC as specified below.

                  To his knowledge, and without regard to any period of grace or requirements of notice under the Indenture or the Security Documents, GBHC is in compliance with all conditions and covenants under the Indenture or the Security Documents.

         IN WITNESS WHEREOF, I have set my hand this ____ day of ______________.


                                               GREATE BAY HOTEL AND CASINO, INC.
                                               t/a "Sands Hotel & Casino"


                                               By:______________________________

                                  Schedule 1.01

                             Permitted Indebtedness


Mortgage in the amount of $700,000 and interest, made by Lieber Check Cashing L.L.C., to Andermatt Corp., dated July 22, 1996.

Mortgage in the amount of $525,000 and interest made by GBHC to Ruth M. Lubin dated January 1, 1983.

Amendment dated April 5, 2000, to Brighton Park Improvements Agreement dated November 5, 1987, by and between Claridge at Park Place, Inc. and GBHC.

Lease Agreement dated April 17, 2000 between Claridge at Park Place, Inc. and GBHC for Lot 11 on Block 47 Tax Map of the City of Atlantic City.

Such liens or interests as are set forth in that certain Commitment No. 102134032 for Title Insurance of Stewart Title Guaranty Company.

The lease, license or management agreement(s) with an energy management company(s), supplier(s), or intermediary(s) related thereto now or hereafter entered into concerning or with respect to the supply and/or management of utility services and/or the operation of existing or newly supplied equipment at the property, including, but not limited to heating, ventilation, and air-conditioning and energy production related equipment.

                                  Schedule 1.02

                        Permitted Affiliate Transactions



Purchase by affiliates of Carl C. Icahn of 4,625,000 shares of common stock for a total purchase price of $65 million cash.

                                                                         ANNEX F
================================================================================


                           GB PROPERTY FUNDING CORP.,
                                   as Issuer,

                      GB HOLDINGS INC. and GREATE BAY HOTEL
                                and CASINO, INC.,
                                 as Guarantors,

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee



                              --------------------



                                 Amendment No. 1

                            dated ____________, 2003

                                       to

                         Amended and Restated Indenture

                          Dated as of October 12, 2001


                              --------------------



                                  $110 Million

                               11% Notes Due 2005



================================================================================

         AMENDMENT NO. 1, dated __________, 2003 ("Amendment No. 1"), to the Amended and Restated Indenture, dated as of October 12, 2001 (the "Indenture") among GB Property Funding Corp. (herein called the "Company"), GB Holdings, Inc. (herein called "Holdings") and Greate Bay Hotel and Casino, Inc. (herein called "GBHC", and, together with Holdings, herein called the "Guarantors"), each of which is a corporation duly organized and existing, in the case of the Company and Holdings, under the laws of the State of Delaware, and in the case of GBHC, under the laws of the State of New Jersey, and each having its principal office c/o Sands Hotel and Casino at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and Wells Fargo Bank Minnesota, National Association, Trustee (herein called the "Trustee").

         The Company has duly authorized and issued its 11% Notes Due 2005 (herein called "Notes" or the "Securities"), under an Indenture dated as of September 29, 2000 (the "Original Indenture") of substantially the tenor and amount set forth in the Original Indenture, and to provide therefore the Company has duly authorized the execution and delivery of the Original Indenture, as amended and restated by the Indenture.

         The Indenture is hereby modified, amended and supplemented by the following:


                                   ARTICLE I
                                   DEFINITIONS

                  Section 1.1       Definitions.
                                    -----------

                  For all purposes of this Amendment No. 1, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) unless otherwise defined herein, all terms used herein shall have the meaning attributed to them under the Indenture.

                  (b) the terms defined in this Amendment No. 1 have the meanings assigned to them in this Article, and include the plural as well as the singular.

                  (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Amendment No. 1 as a whole and not to any particular Article, Section or other subdivision.

         "Asset Transfer Transactions" means the transfer (a) by Holdings of all of its assets (other than the stock of GBHC and the Company) to GBHC;
         (b) by GBHC of substantially all of its assets, including the assets it received from Holdings, to ___________; and (c) by _______ of all such assets (less the cash paid to the holders of the Notes pursuant to the Exchange and Consent) to ________, all as contemplated in the Prospectuses.

         "Exchange and Consent" means the exchange of the Notes for notes issued by ____, and the solicitation of consents of holders of Notes, and all related activities and payments, all as contemplated in the Prospectuses.

         "Merger" means the merger of GB Property Funding Corp. and Greate Bay Hotel and Casino Inc., into GB Holdings, Inc.

         "Prospectuses" means those two registration statements and prospectuses, as amended, filed by ________ on Form S-4 with the Securities and Exchange Commission, with respect to the Transactions.

         "Section 1409 Release Notice" means a written notice of any or all of Holdings, the Company or GBHC in the form of a Company Order, delivered pursuant to Section 1409.

         "Transactions" means the Asset Transfer Transactions, the Merger, the Warrant Distribution, the Exchange and Consent and all of the other acts, activities, actions and transactions contemplated in the Prospectuses.

         "Transfer" means each transfer, assignment, disposition or conveyance occurring as part of or in connection with the Asset Transfer Transactions.

         "Transferee" means any Person that obtains or receives any Transfer of assets in the Asset Transfer Transactions, including, without limitation, _____ and _____.

         "Warrant Distribution" means the distribution by Holdings of warrants to acquire shares of the common stock of _______ as contemplated in the Prospectuses.


                                   ARTICLE II
                    ADDITION OF SECTION 803 TO ARTICLE EIGHTH
          "CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE" OF THE
                                    INDENTURE

         Article Eight of the Indenture is hereby amended by the addition of the following:

                  Section 803.      Asset Transfer Transaction.

                  Notwithstanding any other provision of the Indenture, Holdings and its Subsidiaries may engage without restriction in the Transactions free and clear of: (i) any restrictions or obligations under or created by; and (ii) any Security Interests or other liens or claims under or created by, the Indenture or any Security Documents, and neither Holdings and its Subsidiaries nor any other Person shall be required to act in accordance with the provisions of Section 801 or 802 of the Indenture in connection therewith or to comply with those or any other provisions of the Indenture in connection with the Transactions. No Transferee in any Asset Transfer Transaction, or party to the

         Merger, shall be: (i) required to assume any of the obligations of any person under the Indenture or to grant, perfect or protect any Security Interests or other lien or claim in connection therewith or otherwise;
         (ii) be or be deemed to be a successor to or to succeed or be substituted for, the Company or any Guarantor in any respect; or (iii) be required to provide any certificate or opinion to any person. Any Transferee of assets in any Asset Transfer Transaction and any recipient of securities in the Warrant Distribution shall obtain those assets and securities free and clear of any obligation, guaranty, lien, claim or encumbrance other than, with respect to any Asset Transfer Transaction, any obligation expressly undertaken in writing in the documents implementing such Asset Transfer Transaction.


                                  ARTICLE III
          ADDITION TO SECTION 1013 "LIMITATION ON RESTRICTED PAYMENTS"
                                OF THE INDENTURE

         Section 1013 of the Indenture is hereby amended by the addition of the following as the final paragraph thereof:

         The provisions of this Section 1013 notwithstanding, neither the Warrant Distribution nor any of the other Transactions, nor any portion thereof, shall for any purpose be deemed to constitute or involve a "Restricted Payment" or otherwise be restricted by or subject to the terms of this Section 1013, and the provisions of this Section 1013 set forth in the preceding paragraphs shall have no application to the Transactions in any respect.


                                   ARTICLE IV
                      ADDITION OF SECTION 1017 "LIMITATION
                        ON ASSET SALES" OF THE INDENTURE

         Section 1017 of the Indenture is hereby amended by the addition of the following as the final paragraph thereof:

                  The provisions of Section 101 and this Section 1017 notwithstanding, neither the Asset Transfer Transactions, the Merger nor any of the other Transactions, nor any portion thereof, shall for any purpose be deemed to constitute or involve an "Asset Sale" or otherwise be restricted by or subject to the terms of this Section 1017, and the provisions of this Section 1017 set forth in the preceding paragraphs shall have no application to the Asset Transfer Transactions, the Merger or any of the other Transaction

                                   ARTICLE V
                     ADDITION OF SECTION 1019 "OWNERSHIP OF
                      STOCK OF SUBSIDIARY" OF THE INDENTURE

         Section 1019 of the Indenture is hereby amended by the addition of the following as the final paragraph thereof:

                  The provisions of this Section 1019 notwithstanding, neither the Asset Transfer Transactions, the Merger nor any of the other Transactions, nor any portion thereof, shall for any purpose be deemed to constitute or involve an "Asset Sale" or otherwise be restricted by or subject to the terms of this Section 1019, and the provisions of this Section 1019 set forth in the preceding paragraphs shall have no application to the Asset Transfer Transactions, the Merger or any of the other Transaction


                                   ARTICLE VI
                      ADDITION OF SECTION 1020 "LIMITATION
                ON TRANSACTIONS WITH AFFILIATES" OF THE INDENTURE

         Section 1020 of the Indenture is hereby amended by the addition of the following as the final paragraph thereof:

                  The provisions of this Section 1020 notwithstanding, neither the Asset Transfer Transactions, the Warrant Distribution, the Exchange and Consent nor any of the other Transactions, nor any portion thereof, shall for any purpose be deemed to constitute or involve an "Asset Sale" or otherwise restricted by or subject to the terms of this
         Section 1020, and the provisions of this Section 1020 set forth in the preceding paragraphs shall have no application to the Asset Transfer Transactions, the Merger or any of the other Transaction


                                  ARTICLE VII
                 ADDITION OF SECTION 1409 TO ARTICLE FOURTEENTH,
                      "SECURITY INTEREST" OF THE INDENTURE

         Article Fourteenth of the Indenture is hereby amended by the addition of the following:

         Section 1409.  Release of Liens, Termination of Security Documents.

                  A Section 1409 Release Notice may be delivered in anticipation of the Asset Transfer Transactions. A Section 1409 Release Notice (the "Release Notice") shall be in the form of a Company Order, and shall request that the Trustee execute one or more specifically described release instruments, documents and agreements (which release instruments, documents and agreements shall accompany such Section 1409 Release Notice). Additionally, the Release Notice shall (i) include a certified copy of the Board

         Resolution of Holdings or any of its Subsidiaries in which such Board of Directors approved the delivery thereof, (ii) be accompanied by an opinion of outside counsel to the Company and the Guarantors (not by counsel which is an employee of the Company), which counsel shall be reasonably satisfactory to the Trustee, stating that the action contemplated by this Section 1409 is authorized and permitted by the Indenture as modified by this Amendment No. 1 and that all conditions precedent herein relating to such action have been complied with and
         (iii) if required by the TIA, be accompanied by certificates in accordance with Section 314 of the TIA. Upon receipt of the Release Notice, all of the Security Interests and other Liens created by the Security Documents or the Indenture shall, without any further act or deed, be and be deemed to be released and terminated and all of the Security Documents shall be terminated and shall be of no further force or effect and in order to further evidence the foregoing, the Trustee, at Holdings' expense, shall execute and deliver, within one Business Day from the receipt of such Release Notice, any instruments, documents and agreements specified by Holdings or any of its Subsidiaries to release all or any part of the Collateral from the Security Interests or any other Liens created by the Security Documents or the Indenture including, without limitation, all instruments, documents and agreements necessary to release any and all Liens of record and to terminate the Security Documents.

         The provisions of this Section 1409 are in addition to, and not in limitation of, any other provision of this indenture.


                                  ARTICLE VIII
                                     WAIVER

         It is intended that the Transactions be permitted to occur without conflicting with or constituting any breach of or default under the terms of the Indenture or the Security Documents and that any existing breach or default be waived. Therefore, in furtherance thereof and not in limitation of any terms, provisions or conditions set forth in this Amendment No. 1, any term, provision or condition set forth in the Indenture, the Security Documents or any instrument, document or agreement related thereto that conflicts with, prevents, is inconsistent with, prohibits or otherwise would be violated by, or in connection with, the Transactions, and any breach or default that has occurred, or may occur, in respect of the Transaction and any other breach or default under the Indenture, the Security Documents or any instrument, documents or agreement related thereto occurring on or prior to the execution of this Amendment No. 1, and all consequences of the foregoing, are hereby waived in all respects and any Event of Default arising from or in respect of any of the foregoing shall be deemed to have been cured and released, and compliance with any such terms, provisions and conditions is not required and may be omitted.


                                   ARTICLE IX
                      SECOND AMENDED AND RESTATED INDENTURE

         The Indenture is hereby further amended and restated in its entirety, as set forth in Exhibit A hereto, which shall be effective upon the completion of the Transaction following the delivery of a certificate, to the Trustee, from an officer of Holdings stating that the Transaction has been completed.


                                   ARTICLE X
                                  MISCELLANEOUS


         Section 10.1 Counterparts. This Amendment No. 1 may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

         Section 10.2 Subsidiaries. Following the execution and delivery of this Amendment No. 1, the Indenture shall cease to have any application to any Subsidiary of Holdings, GBHC and the Issuer (other than GBHC and the Issuer).

         Section 10.3 Effect on Indenture. Following the execution and delivery of this Amendment No. 1, the Indenture shall be deemed to include the terms and provisions of this Amendment No. 1.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                              GB PROPERTY FUNDING CORP.


                                              By
                                                 -------------------------------
                                                 Title:


Attest:
        ---------------------------
      Title:


                                              GB HOLDINGS, INC.


                                              By
                                                 -------------------------------
                                                 Title:


Attest:
        ---------------------------
      Title:
                                              GREATE BAY HOTEL AND CASINO, INC.


                                              By
                                                 -------------------------------
                                                 Title:


Attest:
        ---------------------------
      Title:
                                              WELLS FARGO BANK MINNESOTA,
                                              NATIONAL ASSOCIATION


                                              By
                                                 -------------------------------
                                                 Title:

                                    EXHIBIT A

================================================================================


                                 GB HOLDINGS INC

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                   as Trustee



                              --------------------



                      Second Amended and Restated Indenture

                          Dated as of __________, 200_


                              --------------------



                                  $___ Million

                               11% Notes Due 2005




================================================================================

                            GB Property Funding Corp.

               Reconciliation and tie between Trust Indenture Act
                   of 1939 and Indenture, dated as of ________
                   -------------------------------------------


  TIA                                                                           INDENTURE
SECTION                                                                          SECTION
-------                                                                       -------------
310(a)(1).......................................................................607
   (a)(2).......................................................................607
   (a)(3).......................................................................N.A.
   (a)(4).......................................................................N.A.
   (a)(5).......................................................................607
   (b)..........................................................................604, 608
   (c)..........................................................................N.A.
311 ............................................................................604
312 ............................................................................701
313 ............................................................................601, 702
314(a)..........................................................................703, 1008
   (b)..........................................................................N.A.
   (c)(1).......................................................................102
   (c)(2).......................................................................102
   (c)(3).......................................................................N.A.
   (d)..........................................................................N.A.
   (e)..........................................................................102
   (f)..........................................................................N.A.
315(a)..........................................................................602
   (b)..........................................................................601
   (c)..........................................................................602
   (d)..........................................................................602
   (e)..........................................................................N.A.
316(a) (last sentence)..........................................................101("Outstanding")
   (a)(1)(A)....................................................................512
   (a)(1)(B)....................................................................513
   (a)(2).......................................................................N.A.
   (b)..........................................................................508
   (c)..........................................................................104(d)
317(a)(1).......................................................................503
   (a)(2).......................................................................504
   (b)..........................................................................1003
318(a)..........................................................................111

---------------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


                              TABLE OF CONTENTS(1)

PARTIES.......................................................................1
RECITALS......................................................................1

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101. Definitions.....................................................16
Section 102. Compliance Certificates and Opinions............................27
Section 103. Form of Documents Delivered to Trustee..........................27
Section 104. Acts of Holders.................................................28
Section 105. Notices, etc., to Trustee, Company and Guarantors...............29
Section 106. Notice to Holders; Waiver.......................................30
Section 107. Effect of Headings and Table of Contents........................30
Section 108. Successors and Assigns..........................................30
Section 109. Separability Clause.............................................31
Section 110. Benefits of Indenture...........................................31
Section 111. Governing Law...................................................31
Section 112. Legal Holidays..................................................31
Section 113. Casino Control Act..............................................31

                                ARTICLE TWO

                              SECURITY FORMS

Section 201. Forms Generally.................................................32
Section 202. Form of Face of Notes...........................................32
Section 203. Form of Reverse of Notes........................................33
Section 204. Form of Trustee's Certificate of Authentication.................36

                                  ARTICLE THREE

                                 THE SECURITIES

Section 301. Title and Terms.................................................37
Section 302. Denominations...................................................38
Section 303. Execution, Authentication, Delivery and Dating..................38
Section 304. Temporary Securities............................................39
Section 305. Registration, Registration of Transfer and Exchange.............39
Section 306. Mutilated, Destroyed, Lost and Stolen Securities................40


-----------------
(1) This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Section 307. Payment of Interest; Interest Rights Preserved..................41
Section 308. Persons Deemed Owners...........................................42
Section 309. Cancellation....................................................42
Section 310. Computation of Interest.........................................43
Section 311. Maximum Interest Rate...........................................43

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

Section 401. Satisfaction and Discharge of Indenture.........................43
Section 402. Application of Trust Money......................................44

                                  ARTICLE FIVE

                                    REMEDIES

Section 501. Events of Default...............................................45
Section 502. Acceleration of Maturity; Rescission and Annulment..............46
Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.47
Section 504. Trustee May File Proofs of Claim................................48
Section 505. Trustee May Enforce Claims Without Possession of Securities.....48
Section 506. Application of Money Collected..................................49
Section 507. Limitation on Suits.............................................49
Section 508. Unconditional Right of Holders to Receive Principal Premium
             and Interest....................................................50
Section 509. Restoration of Rights and Remedies..............................50
Section 510. Rights and Remedies Cumulative..................................50
Section 511. Delay or Omission Not Waiver....................................50
Section 512. Control by Holders..............................................50
Section 513. Waiver of Defaults and Compliance...............................51

                                   ARTICLE SIX

                                   THE TRUSTEE

Section 601. Notice of Defaults..............................................51
Section 602. Certain Rights of Trustee.......................................52
Section 603. Trustee Not Responsible for Recitals or Issuance of Securities..53
Section 604. May Hold Securities.............................................53
Section 605. Money Held in Trust.............................................54
Section 606. Compensation and Reimbursement..................................54
Section 607. Corporate Trustee Required: Eligibility.........................54
Section 608. Resignation and Removal; Appointment of Successor...............55
Section 609. Acceptance of Appointment by Successor..........................56
Section 610. Merger, Conversion, Consolidation or Succession to Business.....57

                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

Section 701. Disclosure of Names and Addresses of Holders....................57
Section 702. Reports by Trustee..............................................57
Section 703. Reports by Company..............................................58

                                  ARTICLE EIGHT

                            CONSOLIDATION AND MERGER

Section 801. Company May Consolidate.........................................60
Section 802. Successor Substituted...........................................60

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

Section 901. Supplemental Indentures and Amendments Without Consent of
             Holders.........................................................61
Section 902. Supplemental Indentures and Amendments with Consent of Holders..61
Section 903. Execution of Supplemental Indentures and Amendments.............62
Section 904. Effect of Supplemental Indentures...............................62
Section 905. Conformity with Trust Indenture Act.............................63
Section 906. Reference in Securities to Supplemental Indentures..............63
Section 907. Notice of Supplemental Indentures and Amendments................63

                                   ARTICLE TEN

                                    COVENANTS

Section 1001. Payment of Principal, Premium, if any, and Interest............63
Section 1002. Maintenance of Office or Agency................................63
Section 1003. Money for Security Payments to Be Held in Trust................64
Section 1004. Corporate Existence............................................65
Section 1005. Payment of Taxes and Other Claims..............................65
Section 1006. Maintenance of Properties......................................66
Section 1007. [Intentionally Omitted]........................................66
Section 1008. Statement by Officers as to Compliance.........................66
Section 1009. Statement by Officers of Certain Defaults......................66
Section 1010. Purchase of Securities upon Change in Control.
              [Intentionally Omitted]........................................66
Section 1011. [Intentionally Omitted.].......................................66
Section 1012. [Intentionally Omitted.].......................................66
Section 1013. Limitation on Restricted Payments..............................66
Section 1014. [Intentionally Omitted.].......................................66
Section 1015. [Intentionally Omitted.].......................................67
Section 1016. [Intentionally Omitted.].......................................67

Section 1017. Limitation on Asset Sales......................................67
Section 1018. [Intentionally Omitted]........................................67
Section 1019. [Intentionally Omitted]........................................67
Section 1020. [Intentionally Omitted]........................................67
Section 1021. [Intentionally Omitted]........................................67
Section 1022. [Intentionally Omitted]........................................67
Section 1023. [Intentionally Omitted]........................................67
Section 1024. [Intentionally Omitted]........................................67
Section 1025. [Intentionally Omitted]........................................68
Section 1026. [Intentionally Omitted]........................................68
Section 1027. [Intentionally Omitted]........................................68

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

Section 1101. Optional Redemption............................................68
Section 1102. Applicability of Article.......................................68
Section 1103. Election to Redeem; Notice to Trustee..........................68
Section 1104. Selection by Trustee of Securities to Be Redeemed..............68
Section 1105. Notice of Redemption...........................................69
Section 1106. Deposit of Redemption Price....................................70
Section 1107. Securities Payable on Redemption Date..........................70
Section 1108. Securities Redeemed in Part....................................70
Section 1109. Redemption Pursuant to Gaming Laws.............................70

                                 ARTICLE TWELVE

                              INTENTIONALLY OMITTED

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Company's Option to Effect Defeasance or Covenant Defeasance...71
Section 1302. Defeasance and Discharge.......................................72
Section 1303. Covenant Defeasance............................................72
Section 1304. Conditions to Defeasance or Covenant Defeasance................72
Section 1305. Deposited Money and U.S. Government Obligations To Be Held
              in Trust; Other Miscellaneous Provisions.......................74
Section 1306. Reinstatement..................................................75

                                ARTICLE FOURTEEN

                              INTENTIONALLY OMITTED

                                 ARTICLE FIFTEEN

                                  MISCELLANEOUS

Section 1501. Counterparts...................................................75

                              ARTICLE XI Exhibit A


TESTIMONIUM..................................................................

SIGNATURE AND SEALS..........................................................

                  SECOND AMENDED AND RESTATED INDENTURE, dated as of _____, 200_ among GB Holdings, Inc. (herein called the "Company"), successor by merger (the "Merger") to GB Property Funding Corp. (herein called "Funding"), and Greate Bay Hotel and Casino, Inc. (herein called "GBHC", and, together with Funding, herein called the "Merged Companies"), which is a corporation duly organized and existing, under the laws of the State of Delaware, and having its principal office c/o Sands Hotel and Casino at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and Wells Fargo Bank Minnesota, National Association, Trustee (herein called the "Trustee").

                  Company, the Merged Companies and the Trustee were parties to an Amended and Restated Indenture dated as of October 12, 2001 (the "First Amended and Restated Indenture") which was further amended by Amendment No. 1 thereto ("Amendment No. 1"). Funding authorized and issued its 11% Notes Due 2005 (herein called "Notes" or the "Securities"), under an indenture dated as of September 29, 2000 (the "Original Indenture") of substantially the tenor and amount set forth in the Original Indenture in the original principal amount of $110 million. As a result of an exchange transaction completed on or about the date of this indenture, the remaining outstanding principal amount of the Notes is $_____. To provide therefore, the Company has duly authorized the execution and delivery of the Original Indenture, as amended and restated by the Amended and Restated Indenture, Amendment No. 1 to the First Amended and Restated Indenture and this Second Amended and Restated Indenture (this "Indenture").

                  Each of GBHC and the Company were guarantors of the Securities. By virtue of the Merger of GBHC and Funding into the Company, the Company has succeeded to all of the obligations of GBHC and Funding in respect of the Securities and has become the obligor thereof. Any reference herein or in any of the Securities to the Company, GBHC, Holdings "Guarantors" or any guarantor or issuer of the Notes shall, for all purposes, be deemed to refer only to the Company.

                  This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                  SECTION 101.      Definitions.
                                    -----------

                  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

                  (d) [intentionally omitted]; and

                  (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                  "Act", when used with respect to any Holder, has the meaning specified in Section 104.

                  "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other Person having a relationship by blood, marriage or adoption, not more remote than first cousins with such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Amortization Expense" means, for any Person for any period, the amount of the amortization expense (including, without limitation, the write-down of non-current assets, including CRDA Investments) that is reflected on the financial statements of such Person and its Subsidiaries consolidated in such financial statements for such period in accordance with GAAP.

                  "Asset Sale" means, as applied to any Person, any direct or indirect sale, conveyance, transfer, lease or other disposition (other than a Sale-Leaseback Transaction) by such Person or any Subsidiary of such Person to any Person other than such Person or a wholly owned Subsidiary of such Person, in one transaction or a series of related transactions, of any Capital Stock of any Subsidiary of such Person or other similar equity interest of such Subsidiary or any other property or asset of such Person or any Subsidiary of such Person (provided that the term "Asset Sale" shall not include (a) sales, conveyances, transfers, leases or other dispositions in the ordinary course of business, (b) all other dispositions pursuant to which such Person receives, directly or indirectly, Net Cash Proceeds or fair market value of less than or equal to $5,000,000 in the aggregate in any twelve month period and (c) sales, conveyances, transfers, leases or other dispositions of CRDA Investments.

                  "Assets" means, as applied to any Person, any tangible or intangible assets, or rights or real or personal properties of such Person or any of its Subsidiaries including capital stock of Subsidiaries.

                  "Board of Directors" means either the board of directors of a Person or any duly authorized committee of that board.

                  "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

                  "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose hereof, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

                  "Cash Equivalents" means any of the following, to the extent owned by Holdings or any of its Subsidiaries free and clear of all Liens (other than Liens in favor of the Trustee or the Holders) and having a maturity of not greater than 270 days from the date of acquisition: (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof): (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $100,000,000;

(c) commercial paper issued by a corporation (except an Affiliate of Holdings) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc.; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

                  "Casino Control Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq. (New Jersey Public Law 1977, C.110), and the regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq., as from time to time amended, or any successor provision of law.

                  "Casino Control Commission" means the New Jersey Casino Control Commission as established by Section 50 of the Casino Control Act or any successor agency appointed pursuant to the Casino Control Act.

                   "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

                  "Company" means GB Holdings, Inc., until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                  "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

                   "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 6th and Marquette, MAC N9303-120, Minneapolis, MN 55479, except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

                  "Corporation" includes corporations, associations, companies and business trusts.

                  "CRDA Investments" means Investments in securities issued by, and monies deposited with, the Casino Reinvestment Development Authority of the State of New Jersey.

                  "Default" means any Event of Default, or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

                  "Defaulted Interest" has the meaning specified in Section 307.

                  "Disqualified Holders" shall have the meaning provided in
Section 1109.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Securities.

                  "Division of Gaming Enforcement" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety as established by Section 55 of the Casino Control Act or any successor division or agency.

                  "Event of Default" has the meaning specified in Section 501.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchanged Amount" means the principal amount of Securities exchanged in the Exchange Offer.

                  "Exchange Offer" means that certain offer for the exchange of Notes set forth in a prospectus of Atlantic Coast Entertainment Holdings, Inc. dated ___________, 200__.

                  "Fair Market Value" or "fair value" means either, (i) with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (the "Arm's Length Value") as determined by the Board of Directors of the Company acting in good faith and evidenced by a Board Resolution delivered to the Trustee or (ii) with respect to any asset or property, any value within a range of values determined to reflect the Arm's Length Value by an investment banking firm retained by the Company or the Board.

                  "Federal Bankruptcy Code" means the 1978 Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

                  "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance the acquisition or lease of furniture, fixtures or equipment ("FF&E") used by the Person incurring such Indebtedness in the ordinary course in the operation of a Permitted Line of Business and secured by a Lien on such FF&E.

                  "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable as of the Issue Date.

                  "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by Holdings or any of its Subsidiaries.

                  "Gaming Laws" means each gaming law of any applicable Gaming Authority as amended from time to time, and the regulations promulgated and rulings issued thereunder applicable to Holdings or any of its Subsidiaries or shareholders.

                  "Holder" means a Person in whose name a Security is registered in the Security Register.

                  "incur" means to directly or indirectly create, assume, suffer to exist, guarantee in any manner, or in any manner become liable for the payment of.

                  "Indebtedness" of any Person means (a) any liability, contingent or otherwise, of such Person (whether or not the recourse of the lender is to the whole of the assets of such Person, or only to a portion thereof), (i) for borrowed money (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business) or (iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation); (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed including, without limitation, (x) to pay or purchase such liability, (y) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered and (z) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (e) all Interest and Currency Rate Protection Obligations; and (f) any and all deferrals, renewals, extensions and refundings of any liability of the kind described in any of the preceding clauses.

                  "Indenture" means this instrument as originally executed and as it may from time to time be supplemented, changed, modified or amended (by any addition to or elimination of, the provisions hereof, or otherwise) by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

                  "Independent", when used with respect to any Person, means such other Person who (a) does not have any material financial interest in the Company or in any Affiliate of the Company and (b) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person; provided, that with respect to any director of any corporation, such director shall also be deemed to be "Independent" if such director meets the requirements for independence established by any "national securities exchange" (as contemplated in the Securities Exchange Act of 1934) for audit committee membership. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company.

                  "Interest and Currency Rate Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

                  "Interest Payment Date" means the Stated Maturity of an installment of interest on the Securities.

                  "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others (excluding unbilled or uncollected receivables), or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Issue Date" means September 29, 2000.

                  "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, or other title retention agreement relating to such Person.

                  "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

                  "Maturity Date", when used with respect to any Security, means the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable.

                  "Net Cash Proceeds" means, with respect to any Asset Sale the proceeds thereof in the form of cash or Cash Equivalents received by the Company (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale ; (b) provisions for all taxes payable as a result of such Asset Sale ; (c) payments made to retire Indebtedness (other than payments on the Securities) secured by the assets subject to such Asset Sale to the extent required pursuant to the terms of such Indebtedness; and (d) appropriate amounts to be provided by the Company as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company after such Asset Sale , including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale , in each case to the extent, but only to the extent, that the amounts so deducted are, at or around the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale .

                  "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

                  "Officers' Certificate" for any Person means a certificate signed by the Chairman, the President, Executive Vice President or a Vice President, and by the Chief Financial Officer or the Secretary of such Person, and delivered to the Trustee.

                  "Opinion of Counsel" means a written opinion of counsel for the Company or any of the Guarantors or any of their respective Affiliates, including an employee of any such Person, or any other counsel reasonably acceptable to the Trustee.

                  "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                  (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                  (ii) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

                  (iv) Securities in respect of which, pursuant to Section 306, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder or taken any other action, Securities owned by Holdings or its Subsidiaries shall be disregarded and deemed not to be Outstanding (but the Securities of any other Affiliates shall be deemed for all such purposes to be Outstanding). In determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities owned by Holdings or its Subsidiaries which the Trustee knows to be so owned shall be so disregarded. Securities owned by Holdings or its Subsidiaries which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, a Guarantor or a Subsidiary of Holdings.

                  "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any, on) or interest on any Securities on behalf of the Company.

                  "Permitted Investment" means the direct or indirect acquisition, repair or restoration of property or other Assets (including, without limitation, Securities of any person possessing any such Asset or with rights to, any Assets).

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

                  "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

                  "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

                  "Redemption Price", when used with respect to any Security to be redeemed, means 100% of the principal amount of such Security, together with accrued, unpaid interest.

                  "Regular Record Date" for the interest payable on any Interest Payment Date means the September 14 or March 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                  "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

                  "Restricted Payment" means either of the following: (a) the declaration or payment of any dividend or any other distribution on Common Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Common Stock of the Company in respect of that stock (other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Common Stock of the Company.

                  "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by Holdings or any Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company to such Person or its Affiliates in contemplation of such leasing.

                  "Sands" means the Sands Hotel and Casino located in Atlantic City, New Jersey.

                  "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

                  "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                  "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

                  "Stated Maturity", when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof).

                  "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or
(c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

                  "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

                  "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                  "United States Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

                  "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

                  "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

                  SECTION 102.      Compliance Certificates and Opinions.
                                    ------------------------------------

                  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

                  Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

                  (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                  SECTION 103.      Form of Documents Delivered to Trustee.
                                    ---------------------------------------

                  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                  Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

                  Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

                  SECTION 104.      Acts of Holders.
                                    ----------------

                  (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or otherwise to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                  (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                  (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                  (d) If the Company shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

                  (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

                  (f) For the purpose of the Company complying with any requirement of the Casino Control Commission, or the Division of Gaming Enforcement or of the Casino Control Act, every holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security shall be deemed to authorize any Holder and any other holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security, upon written request of an Officer of the Company, or the Trustee expressing reliance on this Section and enclosing a copy of this Section, to release, and any such holder, intermediary holder, intermediary beneficial holder and beneficial holder shall be required to release, to the Company, or the Trustee, as the case may be, the name, address, telephone number, principal contact person, and amount of such holdings, intermediary holdings, intermediary beneficial holdings and beneficial holdings of Securities of each such holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security.

                  SECTION 105.      Notices, etc., to Trustee, Company and
                                    --------------------------------------
                                    Guarantors.
                                    -----------

                  Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                  (1) the Trustee by any Holder or the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trust Administration, or

                  (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this Indenture, with a copy to: Sands Hotel and

         Casino, Indiana Avenue and Brighton Park, Atlantic City, N.J. 08401, or at any other address previously furnished in writing to the Trustee by the Company.

                  SECTION 106.      Notice to Holders; Waiver.
                                    -------------------------

                  Where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

                  Any notices hereunder that are required to be given to the Casino Control Commission shall be addressed to: Document Control Unit, Casino Control Commission, Tennessee Avenue and the Boardwalk, Arcade Building, Atlantic City, New Jersey 08401, Attention: Chief of Administrative Operations. Any notices hereunder that are required to be given to the Division of Gaming Enforcement shall be addressed to: Division of Gaming Enforcement, 140 East Front Street, CN-047, Trenton, New Jersey 08625, Attention: Deputy Director for the Division of Gaming Enforcement.

                  SECTION 107.      Effect of Headings and Table of Contents.
                                    ----------------------------------------

                  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  SECTION 108.      Successors and Assigns.
                                    ----------------------

                  All covenants and agreements in this Indenture and in the Security Documents by the Company shall bind its successors and assigns, whether so expressed or not.

                  SECTION 109.      Separability Clause.
                                    -------------------

                  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 110.      Benefits of Indenture.
                                    ---------------------

                  Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                  SECTION 111.      Governing Law.
                                    -------------

                  This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

                  SECTION 112.      Legal Holidays.
                                    --------------

                  In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

                  SECTION 113.      Casino Control Act.
                                    ------------------

                  Notwithstanding the provisions of Section 111 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. The Securities are to be held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of the Securities in accordance with the provisions of Section 1109 hereof. The Company shall have the right to repurchase the Securities at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or (iii) the market value of such Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

                  SECTION 201.      Forms Generally.
                                    ---------------

                  The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

                  The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

                  SECTION 202. Form of Face of Notes. From and after the effective date of the merger, certificates to be issued to evidence the Security shall be as follows:

                                GB HOLDINGS INC.

                  From and after the effective date of the Merger, certificates to be issued to evidence the Security shall be as follows:

                                11% Note Due 2005

No. _____________                                                     $_________


                  GB Holdings Inc., a Delaware corporation (herein called the "Holdings", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of __________ U.S. Dollars on September 29, 2005 at the office or agency of the Company referred to below, and to pay interest thereon on March 29, 2001 and thereafter, on September 29 and March 29 in each year, from September 29, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 11% per annum, until the principal hereof is paid or duly provided for. Notwithstanding anything contained herein, the rate of interest on the Securities shall not exceed the highest rate permitted by law. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the September 14 or March 14 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular

Record Date, and such defaulted interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of (and premium, if any, on) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register or (ii) by transfer to an account maintained by the payee located in the United States.

                  Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

                  Dated:  _____________                  GB HOLDINGS INC.


                                                         By
                                                            --------------------

Attest:
-----------------------------
    Authorized Signature

                  SECTION 203.      Form of Reverse of Notes
                                    ------------------------

                  This Security is one of a duly authorized issue of securities of the Company designated as its 11% Notes Due 2005 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $110 million, which may be issued under an indenture (herein called the "Indenture") dated as of September 29, 2000 between the GB Property Funding Corp., GB Holdings, Inc. and Greate Bay Hotel and Casino, Inc. and Wells Fargo Bank Minnesota, National Association, trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time after January 1, 2001, as a whole or in part, at the election of the Company, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued, unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

                  Each of the provisions of this Security is subject to and shall be enforced in compliance with the provisions of the Casino Control Act and the regulations promulgated thereunder, to the extent applicable.

                  Each Holder by accepting a Security agrees that all Holders, whether initial holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act. As set forth more fully in the Indenture, in the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, no later than forty-five days after the date that the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have (i) no further right to exercise, directly or through any trustee or nominee, any right conferred by its Securities or (ii) no further right to receive any dividends, interest, or other distribution or payment with respect to any such Securities. In the event a Disqualified Holder fails to so sell its Securities within 30 days after the determination by the Casino Control Commission, the Company shall purchase such Securities within 15 days after the end of such 30 day period at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder paid for the Securities, together with accrued interest up to the date of the determination of disqualification or (iii) the market value of such Securities.

                  In the case of any redemption of Securities, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

                  In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

                  If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

                  The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security.

                  The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such amendment, modification, consent or waiver by or on behalf of the Holder of this Security, or otherwise in accordance with the terms of the Indenture, shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation thereof is made upon this Security.

                  No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amounts will be issued to the designated transferee or transferees.

                  The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                  Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

                  All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                  Each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

                  SECTION 204.      Form of Trustee's Certificate of
                                    --------------------------------
                                    Authentication.
                                    ---------------

                  The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

                  This is one of the Securities referred to in the within-mentioned Indenture.

                                        Wells Fargo Bank Minnesota, National
                                               Association as Trustee



                                        By:
                                            ----------------------------------
                                            Authorized Officer

                                  ARTICLE THREE

                                 THE SECURITIES

                  SECTION 301.      Title and Terms.
                                    ---------------

         (a) The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is limited to $110 million (reduced by the Exchanged Amount), except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities.

         (b) The Notes shall be known and designated as the "11% Notes Due 2005" of the Company. Their Stated Maturity shall be September 29, 2005, and they shall bear interest at the rate of 11% per annum from September 29, 2000, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable on March 29, 2001 and semiannually thereafter on September 29 and March 29 in each year and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         (c) The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         (d) The Securities shall be redeemable as provided in Article Eleven.

         (e) If the Company is served with notice of the disqualification of any Holder under Section 105(d) of the Casino Control Act by the Casino Control Commission, such Holder will be prohibited under Section 105(e) of the Casino Control Act from (a) receiving interest on the Securities held by such Holder,
(b) exercising, directly or through any trustee or nominee, any right conferred on such Securities, and (c) receiving any remuneration in any form from any Person licensed or qualified by the Casino Control Commission (including the Company, the Guarantors and the Trustee) for services rendered or otherwise. Notwithstanding the foregoing, the Trustee shall be entitled to exercise all rights with respect to the Securities held by such Holder including, but not limited to, accelerating the Securities (any monies or securities received by the Trustee on behalf of such Holder to be held in trust for such Holder pursuant to Section 605 hereof). If the Trustee exercises voting rights with respect to such Securities, such votes shall be cast in the same proportion as the votes of the other Outstanding Securities are cast on such issue. A copy of any notice served upon the Company as described above shall be promptly delivered by the Company to the Trustee. Any such notice to the Trustee shall be effective against the Trustee on the second Business Day after receipt thereof by a Responsible Officer of the Trustee.

                  SECTION 302.      Denominations.
                                    -------------

                  The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                  SECTION 303.      Execution, Authentication, Delivery and
                                    ---------------------------------------
                                    Dating.
                                    ------

                  The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, or the Chief Financial Officer. The signature of any officer on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

                  Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                  At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

                  Each Security shall be dated the date of its authentication.

                  No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

                  In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange.

If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

                  SECTION 304.      Temporary Securities.
                                    --------------------

                  Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

                  If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

                  SECTION 305.      Registration, Registration of Transfer and
                                    ------------------------------------------
                                    Exchange.
                                    --------

                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

                  Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount and like terms.

                  At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount and like terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

                  All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

                  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                  No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any transfer.

                  The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

                  SECTION 306.      Mutilated, Destroyed, Lost and Stolen
                                    -------------------------------------
                                    Securities.
                                    -----------

                  If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

                  In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                  Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                  Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                  The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                  SECTION 307.  Payment of Interest; Interest Rights Preserved.
                                ----------------------------------------------

                  Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose pursuant to
Section 1002; provided, however, that each installment of interest may at the Company's option be paid by (i) mailing a check for such interest, payable to or upon the written order of the Person entitled thereto pursuant to Section 308, to the address of such Person as it appears in the Security Register or (ii) transfer to an account maintained by the payee located in the United States.

                  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the Holder on the Regular Record Date by virtue of having been such Holder, and such defaulted interest ("Defaulted Interest") may be paid by the Company, at its election in each case, as provided in clause
(1) or (2) below:

                  (1) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date, and in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given in the manner provided for in Section 106, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so given, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2); or

                  (2) the Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

                  Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                  SECTION 308.      Persons Deemed Owners.
                                    ----------------------

                  Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                  SECTION 309.      Cancellation.
                                    ------------

                  All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

                  SECTION 310.      Computation of Interest.
                                    -----------------------

                  Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

                  SECTION 311.      Maximum Interest Rate.
                                    ---------------------

                  Regardless of any provision contained herein, in the Securities or in any of the Security Documents, the Holders shall not be entitled to receive, collect or apply as interest (whether termed interest in the documents or deemed to be interest by judicial determination or operation of law) on the Securities, any amount in excess of the maximum amount allowed by applicable law, and, if any Holder ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Securities is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount of interest allowed by applicable law, the Company and the Holders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense fee, or premium rather than interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

                  SECTION 401.      Satisfaction and Discharge of Indenture.
                                    ---------------------------------------

                  This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all liens and security interests in the Collateral when

                  (1)      either

                           (a) all Securities theretofore authenticated and
                  delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying

                  Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                           (b) all such Securities not theretofore delivered to the Trustee for cancellation

                                   (i)    have become due and payable, or

                                   (ii)   will become due and payable at their
                           Stated Maturity within one year, or

                                   (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                  (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                  (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 401 relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

                  SECTION 402.      Application of Trust Money.
                                    --------------------------

                  Subject to the provisions of the last paragraph of Section 1003, all money and property deposited with the Trustee pursuant to Section 401 shall be held in trust and, at the direction of the Company, be invested prior to Maturity in United States Government Obligations, and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Any funds remaining following payment of all Securities and all other obligations of the Company hereunder shall be the property of the Company.

                                  ARTICLE FIVE

                                    REMEDIES

                  SECTION 501.      Events of Default.
                                    -----------------

                  "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest on any Security when it becomes due and payable, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of any principal of (or premium, if any, on) any Security at its Maturity; or

                  (3) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of a majority in principal amount of the Outstanding Securities, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Company, is proceeding, and continues to proceed, diligently to cure any such default; or

                  (4)      [intentionally omitted]; or

                  (5)      [intentionally omitted]; or

                  (6)      [intentionally omitted]; or

                  (7) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition or in respect of the Company under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

                  (8) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

                  (9)      [intentionally omitted]; or

                  (10)     [intentionally omitted]; or

                  (11)     [intentionally omitted].

                  SECTION 502.      Acceleration of Maturity; Rescission and
                                    ----------------------------------------
                                    Annulment.
                                    ---------

                  If an Event of Default (other than an Event of Default specified in Section 501(7) or 501(8)) occurs and is continuing, then and in every such case, the Trustee and the Holders of not less than a majority in principal amount of the Securities Outstanding, may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501(7) or 501(8) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee and any Holder.

                  At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Securities Outstanding, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

                  (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                           (A) all Defaulted Interest on all Outstanding Securities,

                           (B) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities, and

                           (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                  (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                  SECTION 503.      Collection of Indebtedness and Suits for
                                    ----------------------------------------
                                    Enforcement by Trustee.
                                    ----------------------

                  The Company covenants that if

                  (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                  (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                  If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in any Security Document or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                  SECTION 504.      Trustee May File Proofs of Claim.
                                    --------------------------------

                  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, or the property of the Company, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                  (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

                  (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

                  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 505.      Trustee May Enforce Claims Without
                                    ----------------------------------
                                    Possession of Securities.
                                    -------------------------

                  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

                  SECTION 506.      Application of Money Collected.
                                    ------------------------------

                  Any money and property collected by the Trustee pursuant to this Article or in connection with the exercise of remedies under any Security Document shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                  FIRST: To the payment of all amounts due the Trustee under
         Section 606;

                  SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

                  THIRD: The balance, if any, to the Person or Persons entitled thereto.

                  SECTION 507.      Limitation on Suits.
                                    -------------------

                  No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                  (1) the Holders of a majority in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                  (2) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                  (3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                  (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Section 507 to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                  SECTION 508.      Unconditional Right of Holders to Receive
                                    -----------------------------------------
                                    Principal Premium and Interest.
                                    -------------------------------

                  Notwithstanding any other provision in this Indenture, the Holder of any of the Securities shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in the terms of each note representing such Securities of the principal of (and premium, if any, on) and (subject to Section 307) interest on, such Securities on the respective Stated Maturities expressed in such Securities (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

                  SECTION 509.      Restoration of Rights and Remedies.
                                    ----------------------------------

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 510.      Rights and Remedies Cumulative.
                                    ------------------------------

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 511.      Delay or Omission Not Waiver.
                                    ----------------------------

                  No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or any Security Document or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                  SECTION 512.      Control by Holders.
                                    -------------------

                  Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Holders of not less than a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture or the Security Documents, provided that

                  (1) such direction shall not be in conflict with any rule of law or with this Indenture,

                  (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

                  (3) the Trustee need not take any action which might involve it in personal liability unless it has obtained appropriate indemnity.

                  SECTION 513.     Waiver of Defaults and Compliance.
                                   ---------------------------------

                  Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded) the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities:

                           (1) waive any past default hereunder and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, and upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and released, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon; and

                           (2) waive future compliance with any term, provision or condition of this Indenture or the Security Documents or any related instruments, agreements or documents (but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived), in which event the Company may omit to comply with any such term, provision or condition of this Indenture or any related instrument, agreement or document.

                                   ARTICLE SIX

                                   THE TRUSTEE

                  SECTION 601.      Notice of Defaults.
                                    ------------------

                  Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA
Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders. The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer in its Corporate Trust Department shall have actual knowledge thereof.

                  SECTION 602.      Certain Rights of Trustee.
                                    -------------------------

                  Subject to the provisions of TIA Sections 315(a) through 315(d):

                  (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                  (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                  (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                  (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                  (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                  (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                  (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

                  (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

                  (9) the Trustee shall not be personally liable, in case of entry by it upon any property subject to the liens of the Security Documents, for debts contracted or liabilities or damages incurred in the management or operation thereof.

                  The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                  The Trustee and its directors, officers, employees and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies.


                  The Trustee may rely on, and shall be protected with respect to any action taken or omitted to be taken in good faith in accordance with, the direction of the Holders of not less than a majority in principal amount of Outstanding Securities.

                  SECTION 603.       Trustee Not Responsible for Recitals or
                                     ---------------------------------------
                                     Issuance of Securities.
                                     -----------------------

                  The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                  SECTION 604.      May Hold Securities.
                                    -------------------

                  The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the

Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

                  SECTION 605.      Money Held in Trust.
                                    -------------------

                  Except as otherwise provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed with the Company.

                  SECTION 606.      Compensation and Reimbursement.
                                    ------------------------------

                  The Company agrees:

                  (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

                  (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                  (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

                  The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

                  SECTION 607.      Corporate Trustee Required: Eligibility.
                                    ---------------------------------------

                  There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

                  SECTION 608.      Resignation and Removal; Appointment of
                                    ---------------------------------------
                                    Successor.
                                    ---------

                  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

                  (b) Subject to the provisions of the Casino Control Act, the Trustee may resign at any time by giving written notice thereof to the Company, the Casino Control Commission and the Division of Gaming Enforcement. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  (c) Subject to the provisions of the Casino Control Act, the Trustee may be removed at any time by Act of the Holders of not less than a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                  (d) If at any time:

                  (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                  (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to the provisions of the Casino Control Act, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, any successor Trustee may be appointed only with the prior, express approval of the Casino Control Commission, in consultation with the Division of Gaming Enforcement, provided that such successor Trustee must first be qualified as a financial source by and cooperate with the Casino Control Commission and the Division of Gaming Enforcement.

                  (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                  SECTION 609.      Acceptance of Appointment by Successor.
                                    --------------------------------------

                  Every successor Trustee appointed hereunder shall take all necessary steps to be approved by the Casino Control Commission and shall execute, acknowledge and deliver to the Company, and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee and the Company shall enter into a supplemental indenture evidencing the appointment of the successor Trustee. Thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

                  SECTION 610.      Merger, Conversion, Consolidation or
                                    ------------------------------------
                                    Succession to Business.
                                    ----------------------

                  Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTORS

                  SECTION 701.      Disclosure of Names and Addresses of
                                    ------------------------------------
                                    Holders.
                                    -------

                  Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

                  SECTION 702.      Reports by Trustee.
                                    ------------------

                  (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

                  The Trustee shall transmit to the Holders, within the times hereinafter specified a brief report with respect to the following:

         (1)      [intentionally omitted]; and

         (2) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of TIA
Section 313(a) (or if no such report has yet been so transmitted, since the date of execution of the Indenture), for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Indenture Securities, on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this clause (2), if such advances remaining unpaid at any time aggregate more than 10 per centum of the aggregate principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days after such time.

                  To the extent required by applicable laws, rules and regulations, a copy of each such report shall, at the time of such transmission to the Holders, be filed with each stock exchange, if any, upon which the Securities are listed, and also with the Commission.

                  (b) The Trustee shall transmit by mail to the Casino Control Commission and the Division of Gaming Enforcement (i) an initial list of the beneficial Holders of the Securities promptly after the issuance of the Securities, (ii) current lists of the Holders appearing in the Security Register on a twice-per-year basis, no later than March 1 and September 1 of each year, and (iii) upon request by the Casino Control Commission or the Division of Gaming Enforcement, such additional information with respect to the beneficial Holders of the Securities as the Trustee may obtain through its good faith efforts.

                  (c) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement, simultaneously with any notice given to the Holders, of any default or acceleration under the Securities, this Indenture or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Securities, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

                  (d) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement of the removal or resignation of the Trustee promptly after such removal or resignation.

                   (e) The Trustee shall provide to the Casino Control Commission and the Division of Gaming Enforcement, promptly after the execution by the Trustee of the same, copies of any and all amendments or modifications to this Indenture, the Securities or any other documents, instrument, agreement, covenant or condition related to the issuance of the Securities.

                  SECTION 703.      Reports by Company.
                                    ------------------

                  The Company shall, to the extent required by the TIA:

                  (1) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or
         Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it may, if it determines to do so, file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

                  (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

                  (4) comply in all material respects with all requirements and provisions of the Casino Control Act and notify the Trustee by mail of all formal hearings and formal proceedings materially relating to the Company before the Casino Control Commission relating to the plenary casino licenses for the Company, as the same are scheduled. Such notice shall be in writing and given at least seven days prior to the hearing to which such notice relates, unless a shorter notice is given to the Company in which event the Company shall notify the Trustee promptly upon receiving such definite information as shall be contained in such notice. The Company hereby agrees that the Trustee may, but shall have no obligation to, attend such hearings and other proceedings if permitted to do so by the Casino Control Commission.

                                  ARTICLE EIGHT

                            CONSOLIDATION AND MERGER

                  SECTION 801.      Company May Merge and Consolidate.
                                    ---------------------------------

                  The Company shall not consolidate with or merge with or into any Person or group of Persons in a single transaction or through a series of transactions, except that:

                  (a) The Company may consolidate with or merge with or into any Person or group of Persons in a single transaction or through a series of transactions if (i) the Company shall be the continuing Person, or the resulting or surviving Person (the "surviving entity") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the surviving entity (other the Company) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities, and this Indenture; and (iii) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of, such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing;

                  (b) [intentionally omitted]; and

                  (c) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this covenant and that all conditions precedent herein provided for relating to such transaction have been complied with.

                  SECTION 802.      Successor Substituted.
                                    ---------------------

                  Upon any consolidation of the Company with or merger of the Company with or into any other Person in accordance with Section 801, the successor Person formed by such consolidation or merger shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

                  SECTION 901.      Supplemental Indentures and Amendments
                                    ---------------------------------------
                                    Without Consent of Holders.
                                    ---------------------------

                  Without the consent of any Holders, the Company, when it is so authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                  (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company, contained herein and in the Securities; or

                  (2) to add to the covenants of the Company for the benefit of the Holders or to surrender any right or power herein conferred upon the Company; or

                  (3)      to add any additional Events of Default; or

                  (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

                  (5) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Security Documents, or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

                  (6)      [intentionally omitted]; or

                  (7)      to add any guarantor; or

                  (8) to make any other change that does not adversely affect the rights of any Holder; or

                  (9)      to secure the Securities.

                  SECTION 902.      Supplemental Indentures and Amendments with
                                    -------------------------------------------
                                    Consent of Holders.
                                    ------------------

                  Upon the request of the Company, by a Board Resolution authorizing the execution thereof, together with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Trustee, the Trustee shall join the Company in an indenture or indentures supplemental hereto or amendments to the Security Documents, for any purpose, including, without limitation, for the purpose of adding any provisions to or changing, modifying or amending in any manner or eliminating any of the provisions of this Indenture or making additions to, changing, modifying, amending or eliminating in any manner the rights of the Holders hereunder; provided, however, that no such supplemental indenture, or addition, change, amendment or modification to, or elimination of any provision of, shall, without the consent of the Holder of each Outstanding Security affected thereby:

                  (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                  (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

                  (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

                  It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendments to the Security Documents, but it shall be sufficient if such Act shall approve the substance thereof.

                  SECTION 903.      Execution of Supplemental Indentures and
                                    ----------------------------------------
                                    Amendments.
                                    ----------

                  In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and all conditions precedent herein provided for relating to such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties, or immunities under this Indenture or otherwise.

                  SECTION 904.      Effect of Supplemental Indentures.
                                    ---------------------------------

                  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                  SECTION 905.      Conformity with Trust Indenture Act.
                                    ------------------------------------

                  Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act.

                  SECTION 906.      Reference in Securities to Supplemental
                                    ---------------------------------------
                                    Indentures.
                                    ----------

                  Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

                  SECTION 907.      Notice of Supplemental Indentures and
                                    -------------------------------------
                                    Amendments.
                                    ----------

                  Promptly after the execution by the Company and the Trustee of any supplemental indenture or amendment pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture or amendment.

                                   ARTICLE TEN

                                    COVENANTS

                  SECTION 1001.     Payment of Principal, Premium, if any, and
                                    ------------------------------------------
                                    Interest.
                                    --------

                  The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with the terms of the Securities and this Indenture.

                  SECTION 1002.     Maintenance of Office or Agency.
                                    -------------------------------

                  The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                  The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

                  SECTION 1003.     Money for Security Payments to Be Held in
                                    -----------------------------------------
                                    Trust.
                                    -----

                  If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                  Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

                  The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                  (1) hold all sums held by it for the payment of the principal of (and premium, if any on) or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                  (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

                  (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                  The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                  SECTION 1004.     Corporate Existence.
                                    -------------------

                  Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company; provided, however, that the Company shall not be required to preserve any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Company.

                  SECTION 1005.     Payment of Taxes and Other Claims.
                                    ---------------------------------

                  The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or upon the income, profits or property of the Company and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

                  SECTION 1006.     Maintenance of Properties.
                                    -------------------------

                  Subject to and as permitted by the terms of this Indenture the Company will cause all properties owned by the Company or used or held for use in the conduct of its business to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

                  SECTION 1007.     [Intentionally Omitted.[.
                                    ----------------------

                  SECTION 1008.     Statement by Officer as to Compliance.
                                    -------------------------------------

                  The Company will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate, which may be in the form attached as Exhibit A, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                  SECTION 1009.     Statement by Officers of Certain Defaults.
                                    -----------------------------------------

                  When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

                  SECTION 1010.     [Intentionally Omitted]

                  SECTION 1011.     [Intentionally Omitted.] .

                  SECTION 1012.     [Intentionally Omitted.] .

                  SECTION 1013.     Limitation on Restricted Payments .

                  The Company shall not make any Restricted Payment if an Event of Default shall have occurred and be continuing at the time of such Restricted Payment.

                  SECTION 1014.     [Intentionally Omitted.] .

                  SECTION 1015.     [Intentionally Omitted.] .

                  SECTION 1016.     [Intentionally Omitted.] .

                  SECTION 1017.     Limitation on Asset Sales.
                                    --------------------------

                  Subject to and as permitted by the terms of this Indenture the Company shall not make any Asset Sale of its properties unless (a) the consideration received in the Asset Sale is equal to Fair Market Value; (b) the proceeds therefrom consist of at least 85% cash and/or Cash Equivalents; and (c) unless otherwise expressly provided herein, the Net Cash Proceeds of such Asset Sale shall be: (i) applied in the manner described in the following paragraph; or (ii) retained by the Company to apply to the payment on its Securities when due.

                  On or before the 180th day after the date on which the Company consummates the relevant Asset Sale and subject to and as permitted by the terms of this Indenture, the Company shall use all of the Net Cash Proceeds from such Asset Sale (other than amounts that the Company has determined to retain pursuant to clause (ii) of the preceding paragraph) to make either (i) an offer to purchase (the "Asset Sale Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; or (ii) a Permitted Investment; provided, that the Company shall not be required to make any Asset Sale Offer if the Net Cash Proceeds of all Asset Sales that are not used to make a Permitted Investment within 180 days, do not exceed $5 million. Each Asset Sale Offer shall remain open for a period of at least 20 business days. If the Asset Sale Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than, $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

                  SECTION 1018.     [Intentionally Omitted]

                  SECTION 1019.     [Intentionally Omitted]

                  SECTION 1020.     [Intentionally Omitted]

                  SECTION 1021.     [Intentionally Omitted]

                  SECTION 1022.     [Intentionally Omitted]

                  SECTION 1023.     [Intentionally Omitted]

                  SECTION 1024.     [Intentionally Omitted]

                  SECTION 1025.     [Intentionally Omitted]

                  SECTION 1026.     [Intentionally Omitted]

                  SECTION 1027.     [Intentionally Omitted]

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

                  SECTION 1101.     Optional Redemption.
                                    -------------------

                           The Securities may be redeemed, at the election of
the Company, as a whole or from time to time in part, at the times, subject to the conditions and at the Redemption Price specified in the form of Security, together with accrued interest to the Redemption Date.

                  SECTION 1102.     Applicability of Article.
                                    ------------------------

                  Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article, other than repurchases made from time to time in the open market.

                  SECTION 1103.     Election to Redeem; Notice to Trustee.
                                    -------------------------------------

                  The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to Section 1104.

                  SECTION 1104.     Selection by Trustee of Securities to Be
                                    ----------------------------------------
                                    Redeemed.
                                    --------

                  If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000 and, provided further that, so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), any such redemption shall be made by the Trustee in accordance with the provisions of such exchange.

                  The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                  For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

                  SECTION 1105.     Notice of Redemption.
                                    --------------------

                  Notice of redemption shall be given in the manner provided for in Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided, however, that in the case of an optional redemption in which the Company has called for redemption all outstanding Securities in connection with a refinancing of such Securities, the Company shall be permitted to (i) specify a proposed redemption date, (ii) change the proposed redemption date once to a final redemption date by notice mailed to Holders not later than five business days prior to the final redemption date, (iii) establish the final redemption date as a date not more than 90 days after the first notice from the Company calling the Securities for optional redemption was mailed to Holders and (iv) rescind the redemption offer at any time prior to the final redemption date, which rescission shall not cause the maturity of the Securities to have changed.

                  All notices of redemption shall state:

                  (1) the Redemption Date,

                  (2) the Redemption Price,

                  (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

                  (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in Section 1107) will become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

                  (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

                  Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                  SECTION 1106.     Deposit of Redemption Price.
                                    ---------------------------

                  Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

                  SECTION 1107.     Securities Payable on Redemption Date.
                                    -------------------------------------

                  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

                  SECTION 1108.     Securities Redeemed in Part.
                                    --------------------------

                  Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

                  SECTION 1109.     Redemption Pursuant to Gaming Laws.
                                    ----------------------------------

                  (a) If required to qualify by the Casino Control Commission, all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. In the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act and/or such Holder fails to submit for qualification as required by the Casino

Control Commission in its sole discretion, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, either directly, indirectly or beneficially, no later than forty-five days after the date the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Securities and
(ii) to receive any dividends, interest, or any other distribution or payment with respect to any such Securities or any remuneration in any form from the Company or the Trustee; provided, however, that after such disqualification, interest on any such Securities shall continue to accrue for the benefit of any subsequent Holder thereof. The Company shall promptly provide to the Trustee a copy of each notice served to a Disqualified Holder.

                  (b) Upon receipt of the notice referred to in clause (a) above, the Disqualified Holder may sell its Securities either directly to any Person then qualified or previously qualified (and not subsequently disqualified) or through a bona fide brokerage transaction, conducted at arm's-length, to a Person not an Affiliate of the Disqualified Holder. In the event the Disqualified Holder fails to so sell its Securities within thirty (30) days after the determination by the Casino Control Commission, the Company shall purchase such Securities within fifteen (15) days after the end of such thirty
(30) day time period, at a time and place as designated by the Company, at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or
(iii) the market value of such Securities. The right of the Company to purchase such Security may be assigned by the Company to any Person approved by the Casino Control Commission.

                  (c) The provisions of this Section shall be construed in accordance with the applicable provisions of the Casino Control Act.

                                 ARTICLE TWELVE

                             [INTENTIONALLY OMITTED]

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 1301.     Company's Option to Effect Defeasance or
                                    ----------------------------------------
                                    Covenant Defeasance.
                                    -------------------

                  The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or
Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

                  SECTION 1302.     Defeasance and Discharge.
                                    ------------------------

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in (A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and releasing the liens and security interests created by the Security Documents, except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

                  SECTION 1303.     Covenant Defeasance.
                                    -------------------

                  Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1005 through 1026 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

                  SECTION 1304.     Conditions to Defeasance or Covenant
                                    ------------------------------------
                                    Defeasance.
                                    ----------

                  The following shall be the conditions to application of either
Section 1302 or Section 1303 to the Outstanding Securities:

                  (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds, for a period of at least 123 days prior to the date of such defeasance, in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest and
         (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is, pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                  (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                  (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

                  (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that
         (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

                  (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

                  (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

                  SECTION 1305.     Deposited Money and U.S. Government
                                    -----------------------------------
                                    Obligations To Be Held in Trust; Other
                                    --------------------------------------
                                    Miscellaneous Provisions.
                                    -------------------------

                  Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                  Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

                  SECTION 1306.     Reinstatement.
                                    -------------

                  If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                             [INTENTIONALLY OMITTED]

                                 ARTICLE FIFTEEN

                                  MISCELLANEOUS

                  SECTION 1501.     Counterparts.
                                    ------------

                    This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

                  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                               GB PROPERTY FUNDING CORP.


                                               By
                                                  -----------------------------
                                                  Title:


Attest:
        ----------------------------
        Title:


                                               GB HOLDINGS, INC.


                                               By
                                                  -----------------------------
                                                  Title:


Attest:
        ----------------------------
        Title:


                                               GREATE BAY HOTEL AND CASINO, INC.


                                               By
                                                  -----------------------------
                                                  Title:


Attest:
        ----------------------------
        Title:
                                               WELLS FARGO BANK MINNESOTA,
                                               NATIONAL ASSOCIATION


                                               By
                                                  -----------------------------
                                                  Title:

                                    Exhibit A
-------------------------------------------------------------------------------

                              OFFICERS' CERTIFICATE
                                       OF
                                GB HOLDINGS, INC.

------------------------------------------------------------------------------


         Reference is made to that certain Indenture dated as of ____________________ (the "Indenture") among GB Holdings, Inc. (the "Company") and Wells Fargo Bank Minnesota, N.A., as Trustee (the "Trustee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Indenture.

         Pursuant to Section 1008 of the Indenture, the undersigned officer of the Company hereby certifies to the Trustee as follows:

                  He is now, and at the times mentioned herein has been, the duly elected, qualified and acting officer of the Company as specified below.

                  To his knowledge, and without regard to any period of grace or requirements of notice under the Indenture, the Company is in compliance with all conditions and covenants under the Indenture.

         IN WITNESS WHEREOF, I have set my hand this ____ day of ______________.


                                                       GB HOLDINGS, INC.


                                                       By:______________________

                                                                         ANNEX G
================================================================================


                  Atlantic Coast Entertainment Holdings, Inc.,
                                    as Issuer

                                ACE Gaming, LLC,
                                  as Guarantor

                                       and


                       [                                 ]
                         -------------------------------

                                   as Trustee




                              --------------------




                                    Indenture

                       Dated as of [___________ __, 2003]


                              --------------------




                                 $[110] Million

                         3% Notes Due September 29, 2008



================================================================================

                   Atlantic Coast Entertainment Holdings, Inc.

               Reconciliation and tie between Trust Indenture Act
                   of 1939 and Indenture, dated as of ________

                                 [TO BE UPDATED]

  TIA                                                       INDENTURE
SECTION                                                      SECTION
-------                                                   -------------

310(a)(1).....................................................607
   (a)(2).....................................................607
   (a)(3).....................................................N.A.
   (a)(4).....................................................N.A.
   (a)(5).....................................................607
   (b)........................................................604, 608
   (c)........................................................N.A.
311 ..........................................................604
312 ..........................................................701
313 ..........................................................601, 702
314(a)........................................................703, 1008
   (b)........................................................1401(d)
   (c)(1).....................................................102
   (c)(2).....................................................102
   (c)(3).....................................................N.A.
   (d)........................................................1404
   (e)........................................................102
   (f)........................................................N.A.
315(a)........................................................602
   (b)........................................................601
   (c)........................................................602
   (d)........................................................602
   (e)........................................................N.A.
316(a) (last sentence)........................................101("Outstanding")
   (a)(1)(A)..................................................512
   (a)(1)(B)..................................................513
   (a)(2).....................................................N.A.
   (b)........................................................508
   (c)........................................................104(d)
317(a)(1).....................................................503
   (a)(2).....................................................504
   (b)........................................................1003
318(a)........................................................111

---------------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS(1)
                               ------------------

PARTIES........................................................................1
RECITALS.......................................................................1

                                   ARTICLE ONE


             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.    Definitions....................................................1
Section 102.    Compliance Certificates and Opinions..........................19
Section 103.    Form of Documents Delivered to Trustee........................19
Section 104.    Acts of Holders...............................................20
Section 105.    Notices, etc., to Trustee, Company and Guarantor..............21
Section 106.    Notice to Holders; Waiver.....................................22
Section 107.    Effect of Headings and Table of Contents......................22
Section 108.    Successors and Assigns........................................23
Section 109.    Separability Clause...........................................23
Section 110.    Benefits of Indenture.........................................23
Section 111.    Governing Law.................................................23
Section 112.    Legal Holidays................................................23
Section 113.    Casino Control Act............................................23

                                   ARTICLE TWO


                                 SECURITY FORMS

Section 201.    Forms Generally...............................................24
Section 202.    Form of Face of Notes.........................................25
Section 203.    Form of Reverse of Notes......................................26
Section 204.    Form of Trustee's Certificate of Authentication...............29

                                  ARTICLE THREE


                                 THE SECURITIES

Section 301.    Title and Terms...............................................30
Section 302.    Denominations.................................................31
Section 303.    Execution, Authentication, Delivery and Dating................31
Section 304.    Temporary Securities..........................................32
Section 305.    Registration, Registration of Transfer and Exchange...........32
Section 306.    Mutilated, Destroyed, Lost and Stolen Securities..............33
Section 307.    Payment of Interest; Interest Rights Preserved................34
Section 308.    Persons Deemed Owners.........................................34
Section 309.    Cancellation..................................................34

--------
(1) This table of contents shall not, for any purpose, be deemed to be a part of this Indenture.

Section 310.    Computation of Interest.......................................35
Section 311.    Maximum Interest Rate.........................................35

                                  ARTICLE FOUR


                           SATISFACTION AND DISCHARGE

Section 401.    Satisfaction and Discharge of Indenture.......................35
Section 402.    Application of Trust Money....................................36

                                  ARTICLE FIVE


                                    REMEDIES

Section 501.    Events of Default.............................................37
Section 502.    Acceleration of Maturity; Rescission and Annulment............39
Section 503.    Collection of Indebtedness and Suits for Enforcement by
                Trustee.......................................................39
Section 504.    Trustee May File Proofs of Claim..............................40
Section 505.    Trustee May Enforce Claims Without Possession of Securities...41
Section 506.    Application of Money Collected................................41
Section 507.    Limitation on Suits...........................................42
Section 508.    Unconditional Right of Holders to Receive Principal Premium
                and Interest..................................................42
Section 509.    Restoration of Rights and Remedies............................42
Section 510.    Rights and Remedies Cumulative................................43
Section 511.    Delay or Omission Not Waiver..................................43
Section 512.    Control by Holders............................................43
Section 513.    Waiver of Defaults and Compliance.............................43

                                   ARTICLE SIX


                                   THE TRUSTEE

Section 601.    Notice of Defaults............................................44
Section 602.    Certain Rights of Trustee.....................................44
Section 603.    Trustee Not Responsible for Recitals or Issuance of
                Securities....................................................46
Section 604.    May Hold Securities...........................................46
Section 605.    Money Held in Trust...........................................46
Section 606.    Compensation and Reimbursement................................46
Section 607.    Corporate Trustee Required; Eligibility.......................47
Section 608.    Resignation and Removal; Appointment of Successor.............47
Section 609.    Acceptance of Appointment by Successor........................49
Section 610.    Merger, Conversion, Consolidation or Succession to
                Business......................................................49

                                  ARTICLE SEVEN


          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

Section 701.    Disclosure of Names and Addresses of Holders..................50
Section 702.    Reports by Trustee............................................50
Section 703.    Reports by Company and Guarantor..............................51

                                  ARTICLE EIGHT


              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 801.    Company and Subsidiaries May Consolidate, etc., Only on
                Certain Terms.................................................52
Section 802.    Successor Substituted.........................................53

                                  ARTICLE NINE


                             SUPPLEMENTAL INDENTURES

Section 901.    Supplemental Indentures and Amendments to Security
                Documents Without Consent of Holders..........................54
Section 902.    Supplemental Indentures and Amendments to Security
                Documents with Consent of Holders.............................55
Section 903.    Execution of Supplemental Indentures and Amendments to
                Security Documents............................................56
Section 904.    Effect of Supplemental Indentures.............................56
Section 905.    Conformity with Trust Indenture Act...........................56
Section 906.    Reference in Securities to Supplemental Indentures............56
Section 907.    Notice of Supplemental Indentures and Amendments to
                Security Documents............................................56

                                   ARTICLE TEN


                                    COVENANTS

Section 1001.   Payment of Principal, Premium, if any, and Interest...........57
Section 1002.   Maintenance of Office or Agency...............................57
Section 1003.   Money for Security Payments to Be Held in Trust...............57
Section 1004.   Corporate Existence...........................................59
Section 1005.   Payment of Taxes and Other Claims.............................59
Section 1006.   Maintenance of Properties.....................................59
Section 1007.   Insurance.....................................................59
Section 1008.   Statement by Officers as to Compliance........................60
Section 1009.   Statement by Officers of Certain Defaults.....................60
Section 1010.   Assumption of Obligations upon Change in Control..............60
Section 1011.   Limitation on Company Indebtedness............................60
Section 1012.   Limitation on Subsidiary Indebtedness and Preferred Stock.....61
Section 1013.   Limitation on Restricted Payments.............................62
Section 1014.   Limitation on Liens...........................................62
Section 1015.   [Intentionally Omitted.]......................................62
Section 1016.   Limitation on Sale-Leaseback Transactions.....................62
Section 1017.   Limitation on Asset Sales.....................................63
Section 1018.   Application of Net Cash Proceeds in Event of Loss.............64
Section 1019.   Ownership of Stock of Subsidiaries............................65
Section 1020.   Limitation on Transactions with Affiliates....................65
Section 1021.   Change in Nature of Business..................................65
Section 1022.   Additional Collateral.........................................65

Section 1023.   CRDA Investments..............................................66
Section 1024.   Subsidiaries..................................................66
Section 1025.   Security Documents............................................66
Section 1026.   Validity of Security Interest.................................66
Section 1027.   Duty of Cooperation...........................................67

                                 ARTICLE ELEVEN


                            REDEMPTION OF SECURITIES

Section 1101.   Redemption....................................................67
Section 1102.   Applicability of Article......................................67
Section 1103.   Election to Redeem; Notice to Trustee.........................67
Section 1104.   Selection by Trustee of Securities to Be Redeemed.............68
Section 1105.   Notice of Redemption..........................................68
Section 1106.   Deposit of Redemption Price...................................69
Section 1107.   Securities Payable on Redemption Date.........................69
Section 1108.   Securities Redeemed in Part...................................69
Section 1109.   Redemption Pursuant to Gaming Laws............................70

                                 ARTICLE TWELVE


                             GUARANTEE ARRANGEMENTS

Section 1201.   Guarantee.....................................................70
Section 1202.   Execution and Delivery of Guarantee...........................72
Section 1203.   Additional Guarantors.........................................72
Section 1204.   Termination of Guarantee......................................73
Section 1203.   Additional Guarantors.........................................73

                                ARTICLE THIRTEEN


                       DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.   Company's Option to Effect Defeasance or Covenant
                Defeasance....................................................73
Section 1302.   Defeasance and Discharge......................................73
Section 1303.   Covenant Defeasance...........................................73
Section 1304.   Conditions to Defeasance or Covenant Defeasance...............74
Section 1305.   Deposited Money and U.S. Government Obligations To
                Be Held in Trust; Other Miscellaneous Provisions..............75
Section 1306.   Reinstatement.................................................76

                                ARTICLE FOURTEEN


                                SECURITY INTEREST

Section 1401.   Assignment of Security Interest...............................76
Section 1402.   Suits to Protect the Collateral...............................77
Section 1403.   Further Assurances and Security...............................78
Section 1404.   Release of Collateral.........................................78
Section 1405.   Release Notice; Subordination Request, Permitted Liens........79
Section 1406.   Reliance on Opinion of Counsel................................81

Section 1407.   Purchaser May Rely............................................81
Section 1408.   Payment of Expenses...........................................81

                                 ARTICLE FIFTEEN


                PAYMENT OF NOTES IN FORM OF COMPANY COMMON STOCK

Section 1501.   Conversion Following Election of Requisite Lenders............82
Section 1502.   Exercise of Conversion Privilege and Required Payment;
                Issuance of Common Stock; No Adjustment for Interest or
                Dividends.....................................................82
Section 1503.   Stated Ratio..................................................83
Section 1504.   Additional Issuances In the Event of Occurrence of
                Certain Events................................................84
Section 1505.   Mergers.......................................................85
Section 1506.   Verification of Computations..................................85
Section 1507.   Notice of Additional Issuances or Other Property..............85
Section 1508.   Fractional Shares.............................................86
Section 1509.   Taxes on Shares Issued........................................86
Section 1510.   Reservation of Shares; Shares to Be Fully Paid;
                Compliance with Governmental Requirements; Listing
                of Company Common Stock.......................................86
Section 1511.   Responsibility of Trustee.....................................86

                                 ARTICLE SIXTEEN


                                  MISCELLANEOUS

Section 1601.   Counterparts..................................................87


TESTIMONIUM.....................................................................

SIGNATURE AND SEALS.............................................................

                                    SCHEDULES

1.01     Permitted Indebtedness

         INDENTURE, dated as of [___________, 2003] between Atlantic Coast Entertainment Holdings, Inc. (the "Company"), a corporation duly organized and existing under the laws of the State of [Delaware], ACE Gaming, LLC (herein called "Guarantor"), a limited liability company duly organized and existing under the laws of the State of New Jersey and each having its principal office c/o Sands Hotel and Casino at Indiana Avenue & Brighton Park, Atlantic City, New Jersey 08401, and [___________________], as Trustee (herein called the "Trustee").

         The Company has duly authorized the creation of an issue of 3% Notes Due 2008 (herein called "Notes" or the "Securities"), of substantially the tenor and amount hereinafter set forth, and to provide therefore the Company has duly authorized the execution and delivery of this Indenture. The Company has duly authorized the creation of Liens to secure the Securities, and to provide therefore the Company has duly authorized the execution and delivery of the Security Documents to which it is a party.

         The Guarantor has duly authorized its guarantee of the Securities, and to provide therefore it has duly authorized the execution and delivery of this Indenture. The Guarantor has duly authorized the creation of Liens to secure its guarantee of the Securities, and to provide therefore it has duly authorized the execution and delivery of the Security Documents to which it is a party.

         This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         All things necessary have been done to make the Securities, when executed by the Company and the Guarantor and authenticated by the Trustee and delivered hereunder and duly issued by the Company, the valid obligations of the Company, to make the Guarantee the valid obligation of Guarantor and to make this Indenture a valid agreement of each of the Company and the Guarantor, in accordance with their and its terms.

         For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

SECTION  101. Definitions.

         For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

               (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

               (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein, and the terms "cash transaction" and "self-liquidating paper", as used in TIA Section 311, shall have the meanings assigned to them in the rules of the Commission adopted under the Trust Indenture Act;

               (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

               (d) any reference herein to any "first priority lien", "first priority security interest" or words of similar import or otherwise regarding the priority of any Lien, shall apply and refer, and shall be deemed to apply and refer, only to the Collateral and all such Liens shall, and shall be deemed to be: (i) subject and inferior to any Lien to secure Working Capital Indebtedness; and (ii) subject to any release or subordination contemplated in Section 1405 hereof. Any reference herein to the "terms of any release or subordination contemplated in
         Section 1405 hereof" or "any release or subordination" or words of similar import shall be deemed to refer to and include, without limitation, any and all terms, provisions and conditions of any such release or subordination and of all agreements, documents and instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction; and

               (e) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

         "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company or is combined or acquired through an asset acquisition, merger or otherwise, with the Company or a Subsidiary of the Company, including, without limitation, Indebtedness incurred by such Person in connection with, or in anticipation of, such Person becoming a Subsidiary of the Company or of such acquisition, in each case which, if secured, is not secured by Collateral.

         "Act", when used with respect to any Holder, has the meaning specified in Section 104.

         "Affiliate" of any Person means any other Person that, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such Person and with respect to any natural Person, any other Person having a relationship by blood, marriage or adoption, not more remote than first cousins with such natural Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of Voting Stock or other equity interests, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Allowed Indebtedness" means any Indebtedness or Preferred Stock the incurrence or issuance of which is consented to by the Requisite Lenders and that: (i) is not secured by a Lien; (ii) is (or to the extent that it is) secured by a Lien on assets other than the Collateral; (iii) is secured by a Lien on Collateral which, except for and subject to any release or subordination contemplated by Section 1405 hereof, is inferior to the Liens of the Trustee on such Collateral; (iv) constitutes Acquired Indebtedness, or (v) is incurred between or among the Company and its Subsidiaries.

         "Amortization Expense" means, for any Person for any period, the amount of the amortization expense (including, without limitation, the write-down of non-current assets, including CRDA Investments) that is reflected on the financial statements of such Person and its Subsidiaries consolidated in such financial statements for such period in accordance with GAAP.

         "Applicable Common Stock" has the meaning set forth in Section 301(f) of this Indenture.

         "Asset Acquisition" means (a) any capital contribution (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock or other similar ownership or profit interest, by the Company or any of its Subsidiaries in any other Person, in either case pursuant to which such Person shall become a Subsidiary of the Company or any of its Subsidiaries or shall be merged with or into the Company or any of its Subsidiaries or (b) any acquisition by the Company or any of its Subsidiaries of the assets of any Person which constitute substantially all of an operating unit or business of such Person.

         "Asset Sale" means, as applied to any Person, any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by means of a Sale-Leaseback Transaction) by such Person or any Subsidiary of such Person to any Person other than such Person or a wholly owned Subsidiary of such Person, in one transaction or a series of related transactions, of any Capital Stock of any Subsidiary of such Person or other similar equity interest of such Subsidiary or any other property or asset of such Person or any Subsidiary of such Person (provided that the term "Asset Sale" shall not include (a) sales, conveyances, transfers, leases or other dispositions in the ordinary course of business, (b) all other dispositions pursuant to which such Person receives, directly or indirectly, Net Cash Proceeds or fair market value of less than or equal to $5,000,000 in the aggregate in any twelve month period, (c) sales, conveyances, transfers, leases, or other dispositions of CRDA Investments) , (d) sales, conveyances, transfers, leases or other transactions or dispositions made in accordance with the provisions of Section 1405 of this Indenture, (e) sales, conveyances, transfers, leases or other transactions or dispositions made pursuant to the terms of any agreement, document or instrument entered into in connection with any release or subordination that has occurred in accordance with the provisions of Section 1405 of this Indenture, including, without limitation, any sale or other disposition resulting from any default or foreclosure, or (f) any transaction (whether or not such transaction has already occurred) that the Requisite Lenders consent and agree shall not be deemed to constitute an "Asset Sale" ).

         "Assets" means, as applied to any Person, any tangible or intangible assets, or rights or real or personal properties of such Person or any of its Subsidiaries including capital stock of Subsidiaries.

         "Board of Directors" means either the board of directors of a Person or any duly authorized committee of that board.

         "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of a Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

         "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York or the State of New Jersey are authorized or obligated by law or executive order to close.

         "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of, such Person's capital stock, whether outstanding on the Issue Date or issued after such date, and any and all rights, warrants or options exchangeable for or convertible into such capital stock.

         "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose hereof, the amount of such obligation at any date of determination shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

         "Cash Equivalents" means any of the following, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than Liens in favor of the Trustee or the Holders) and having a maturity of not greater than 270 days from the date of acquisition: (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof): (b) insured certificates of deposit or acceptances of any commercial bank that is a member of the Federal Reserve System, that issues (or the parent of which issues) commercial paper rated as described in clause (c) below and that has combined capital and surplus and undivided profits of not less than $100,000,000; (c) commercial paper issued by a corporation (except an Affiliate of the Company) organized under the laws of any state of the United States or the District of Columbia and rated at least A-1 (or the then equivalent grade) by Standard & Poor's Corporation or at least Prime-1 (or the then equivalent grade) by Moody's Investors Service, Inc.; and (d) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States government or issued by any agency thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); provided that the terms of such agreements comply with the guidelines set forth in the

Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency.

         "Casino Control Act" means the New Jersey Casino Control Act, N.J. Stat. Ann. 5:12-1 et seq. (New Jersey Public Law 1977, C.110), and the regulations promulgated thereunder, N.J.A.C. 19:40-1.1 et seq., as from time to time amended, or any successor provision of law.

         "Casino Control Commission" means the New Jersey Casino Control Commission as established by Section 50 of the Casino Control Act or any successor agency appointed pursuant to the Casino Control Act.

         "Change of Control" means, after the Issue Date, an event or series of events by which any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than Carl C. Icahn and his Affiliates, or Parent and its Subsidiaries, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly (including through ownership of Voting Stock of a Person owning, directly or indirectly, Voting Stock of the Company or Parent) of securities representing 50% or more of the combined voting power of the Voting Stock of the Company.

         "Collateral" has the meaning attributed to it in the Security Agreement and the Mortgage and includes all of the assets of the Company and its Subsidiaries (other than CRDA Investments and gaming receivables and revenues) as of the Issue Date and assets contemplated in Section 1404 of this Indenture; provided that for purposes of this Indenture and the Security Documents, the Collateral shall not include any asset to the extent that it has ceased to be subject to the Security Interest pursuant to Section 1405 hereof.

         "Collateral Account" shall have the meaning ascribed to such term in the Security Agreement.

         "Collateral Assignment of Leases" means the Assignment, dated as of [_____________ __], 2003, by Licensee in favor of the Trustee for its own benefit and the benefit of the Holders as the same may be amended from time to time.

         "Collateral Proceeds" means, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by
Section 1405 hereof, (a) any Net Cash Proceeds received or receivable by the Company or the Guarantor as a result of an Asset Sale or Event of Loss that involves all or a portion of the Collateral and (b) all interest or other earnings on amounts in deposit in the Collateral Account.

         "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

         "Common Stock" means, with respect to any Person, any and all shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

         "Company" means Atlantic Coast Entertainment Holdings, Inc., until a successor Person shall have assumed the obligations of the Company pursuant to the applicable provisions of Sections 801 and 802 of this Indenture, and thereafter "Company" shall mean such successor Person.

         "Company Common Stock" means the common stock, [$.01] par value per share, of the Company.

         "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

         "Consolidated" or "consolidated" refers to the consolidation of accounts in accordance with GAAP, and each reference to any such consolidation in this Indenture including, without limitation, "Consolidated Cash Flow", "Consolidated Coverage Ratio", "Consolidated Fixed Charges", "Consolidated Income Tax Expense", and "Consolidated Net Income" shall include and be deemed to include, if, prior to the calculation date, one or more acquisitions have been engaged in by the Company or any of its Subsidiaries (including through mergers or consolidations or other asset or business acquisitions or combination transactions), the accounts of such acquired person or business for the entire applicable reference period, and such acquisition shall be deemed to have occurred on the first day of the applicable reference period and shall be given pro forma effect, in all events exclusive of all obligations or charges: (x) of a non-recurring nature, (y) attributable to discontinued operations, and (z) otherwise attributable to operations or businesses disposed of prior to the Transaction Date.

         "Consolidated Cash Flow" means, for any Person for any period, the sum of:

         (a) the Consolidated Net Income of such Person and its Subsidiaries for such period, plus

         (b) the sum of the following items (to the extent deducted in determining Consolidated Net Income and without duplication): (i) all Consolidated Fixed Charges; (ii) Amortization Expense; (iii) Depreciation Expense; and (iv) Consolidated Income Tax Expense.

         "Consolidated Coverage Ratio" means for any Person the ratio of (a) Consolidated Cash Flow of such Person and its Subsidiaries for the four full fiscal quarters for which financial statements are available that immediately precede the date of the transaction or other circumstances giving rise to the need to calculate the Consolidated Coverage Ratio (the "Transaction Date") (or, for purposes of clause (b) of the definition of the term "Permitted Indebtedness", projected as contemplated therein) to (b) the Consolidated Fixed Charges for the fiscal quarter in which the Transaction Date occurs and to be accrued during any balance of such quarter and during the three fiscal quarters immediately following such fiscal quarter (based upon the pro forma amount of Indebtedness of such Person and its Subsidiaries outstanding on the Transaction Date and after giving effect to the transaction in question) (or, for purposes of clause (b) of the definition of the term "Permitted Indebtedness", projected as contemplated therein). For purposes of this definition, if the Transaction Date occurs before the date on which such Person's consolidated financial statements for the four full fiscal quarters after the Issue Date are first available, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis as if the Securities outstanding on the Transaction Date were issued on the first day of such four full fiscal quarter period. In addition, "Consolidated Cash Flow" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to
(i) the incurrence or retirement of any Indebtedness of such Person and its Subsidiaries at any time during the period (the "Reference Period") (A) commencing on the first day of the four full fiscal quarters ended before the Transaction Date for which financial statements are available and (B) to, and including, the Transaction Date, including, without limitation, the incurrence of the Indebtedness giving rise to the need to make such calculation, as if such Indebtedness were incurred or retired on the first day of the Reference Period; provided that if such Person or any of its Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the above clause shall give effect to the incurrence of such guaranteed Indebtedness as if such Person or such Subsidiary had directly incurred such guaranteed Indebtedness and (ii) any Asset Sale, Event of Loss or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or any of its Subsidiaries (including any Person who becomes a Subsidiary as result of the Asset Acquisition) incurring Acquired Indebtedness) occurring during the Reference Period and any retirement of Indebtedness in connection with such Asset Acquisition, as if such Asset Sale, Event of Loss or Asset Acquisition and/or retirement occurred on the first day of the Reference Period. Furthermore, in calculating the denominator (but not the numerator) of this "Consolidated Coverage Ratio," interest on Indebtedness determined on a fluctuating basis that cannot be determined in advance shall be deemed to accrue at the rate in effect on the Transaction Date for such entire period.

         "Consolidated Fixed Charges" means as applied to any Person for any period (a) the sum of the following items (without duplication): (i) the aggregate amount of interest reflected in the financial statements by such Person and its Subsidiaries in respect of their consolidated Indebtedness (including, without limitation, all interest capitalized by such Person and its Subsidiaries during such period, any amortization of debt discount and all commissions, discounts and other similar fees and charges owed by such Person or any of its Subsidiaries for letters of credit and bankers' acceptance financing and the net costs associated with Interest and Currency Rate Protection Obligations of such Person and its Subsidiaries); (ii) the aggregate amount of the interest component of rentals in respect of Capitalized Lease Obligations recognized by such Person and its Subsidiaries; (iii) to the extent any Indebtedness of any other Person is guaranteed by such Person or any of its Subsidiaries, the aggregate amount of interest paid or accrued by such other Person during such period attributable to any such guaranteed Indebtedness; (iv) dividends on Preferred Stock of any Subsidiary that is held by a Person other than such Person or a wholly owned Subsidiary; (v) the interest portion of any deferred payment obligation; and less (b) to the extent included in clause (a) above, amortization or write-off of deferred financing costs of such Person and its Subsidiaries and any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness before its stated maturity, with the foregoing amounts in the case of both clauses (a) and
(b) above, as determined in accordance with GAAP.

         "Consolidated Income Tax Expense" means, as applied to any Person for any period, federal, state, local and foreign income taxes of such Person and its Subsidiaries for such period, determined in accordance with GAAP; provided that, for purposes hereof, "income taxes" shall specifically exclude any taxes paid to or imposed by a Gaming Authority.

         "Consolidated Net Income" means, as applied to any Person for any period, the aggregate of the consolidated Net Income (or net loss) of such Person and its Subsidiaries (determined in accordance with GAAP) less (to the extent included in such Consolidated Net Income): (a) the Net Income of any other Person in which such Person and any of its Subsidiaries has a joint interest with a third party (which interest does not cause the Net Income of such other Person to be consolidated into the Net Income of such Person and its Subsidiaries in accordance with GAAP) except to the extent of the amount of cash dividends or other cash distributions in respect of Capital Stock actually paid (out of funds legally available therefrom) to and received by such Person or a Subsidiary, net of any taxes applicable thereto; (b) items (other than the tax benefit of the utilization of net operating loss carry forwards or alternative minimum tax credits) classified as extraordinary; (c) the net income of any Subsidiary (other than a Guarantor) to the extent that the declaration of dividends or similar distributions by such Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, law, rule or governmental regulations applicable to that Subsidiary or its stockholders; (d) any net gain or loss resulting from an Asset Sale or Event of Loss or reserves relating thereto by such Person or any of its Subsidiaries; (e) any gain (but not loss), net of taxes, realized upon the termination of any employee pension benefit plan; and (f) all income taxes of such Person and its Subsidiaries accrued according to GAAP for such period attributable to extraordinary gains or losses.

         "Convertibility Notice" has the meaning set forth in Section 1501(a) hereof.

         "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at [_________________________], except that with respect to presentation of Securities for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which, at any particular time, its corporate agency business shall be conducted.

         "Corporation" includes corporations, associations, companies and business trusts.

         "CRDA Investments" means Investments in securities issued by, and monies deposited with, the Casino Reinvestment Development Authority of the State of New Jersey.

         "Default" means any Event of Default, or an event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

         "Demand Payment" has the meaning set forth in Section 301 hereof.

         "Demand Payment Date" means the date specified by the Requisite Lenders in the Demand Payment Notice.

         "Demand Payment Notice" has the meaning set forth in Section 301 hereof.

         "Depreciation Expense" means, as applied to any Person for any period, the provision for depreciation that is reflected on the consolidated financial statements of such Person and its Subsidiaries in accordance with GAAP.

         "Disqualified Holders" shall have the meaning provided in Section 1109.

         "Disqualified Stock" means, with respect to any Person, any Capital Stock or other similar ownership or profit interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness, or is redeemable at the option of the holder thereof, in whole or in part, on or before the Maturity Date of the Securities.

         "Division of Gaming Enforcement" means the Division of Gaming Enforcement of the New Jersey Department of Law and Public Safety as established by Section 55 of the Casino Control Act or any successor division or agency.

         "Event of Default" has the meaning specified in Section 501.

         "Event of Loss" means, with respect to any property or asset (tangible or intangible, real or personal), any of the following: (i) any loss, destruction or damage of such property or asset; (ii) the condemnation or seizure of such property or asset or the exercise of any right of eminent domain or navigational servitude; or (iii) any actual condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation of such property or asset or the requisition of the use of such property or asset; provided, that in any such case the Net Cash Proceeds relating thereto are in excess of $5 million; provided that an "Event of Loss" shall not include any event or occurrence (whether or not such event or occurrence has already occurred) that the Requisite Lenders consent and agree shall not be deemed to constitute and "Event of Loss".

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Existing Notes" means the 11% Notes due 2005 of Parent from time to time outstanding.

         "Fair Market Value" or "fair value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a Board Resolution delivered to the Trustee.

         "Federal Bankruptcy Code" means the 1978 Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

         "FF&E Financing" means Indebtedness, the proceeds of which will be used solely to finance the acquisition or lease of furniture, fixtures or equipment ("FF&E") used by the Person incurring such Indebtedness in the ordinary course in the operation of a Permitted Line of Business and secured by a Lien on such FF&E.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable as of the Issue Date.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States federal government or foreign government, any state, province or any city or other political subdivision or otherwise and whether now or hereafter in existence, or any officer or official thereof with authority to regulate any gaming operation (or proposed gaming operation) owned, managed, or operated by the Company or any of its Subsidiaries.

         "Gaming Laws" means each gaming law of any applicable Gaming Authority as amended from time to time, and the regulations promulgated and rulings issued thereunder applicable to the Company or any of its Subsidiaries or shareholders.

         "Grantor" means (i) any "Grantor" as defined in the Security Agreement,
(ii) any "Mortgagor" as defined in the Mortgage and (iii) any other Person that grants a security interest in its assets in favor of the Trustee for its benefit and the benefit of the Holders.

         "Guarantee" means the guarantee of the Guarantor set forth in Article Twelve.

         "Guarantor" means Licensee, until a successor Person shall have assumed the obligations of Licensee pursuant to the applicable provisions of Section 801 or 802 of this Indenture, and thereafter "Guarantor" shall mean such successor Person.

         "Holder" means a Person in whose name a Security is registered in the Security Register. A person shall cease to be a Holder for all purposes upon conversion of such Security into Company Common Stock pursuant to Article Fifteen of this Indenture.

         "incur" means to directly or indirectly create, assume, suffer to exist, guarantee in any manner, or in any manner become liable for the payment of.

         "Indebtedness" of any Person means (a) any liability, contingent or otherwise, of such Person (whether or not the recourse of the lender is to the whole of the assets of such Person, or only to a portion thereof), (i) for borrowed money (ii) evidenced by a note, bond, debenture or similar instrument, letters of credit, acceptances or other similar facilities (other than a trade payable or a current liability incurred in the ordinary course of business) or
(iii) for the payment of money relating to a Capitalized Lease Obligation or other obligation relating to the deferred purchase price of property or services (including a purchase money obligation); (b) any liability of others of the kind described in the preceding clause (a) which such Person has guaranteed including, without limitation, (x) to pay or purchase such liability, (y) to supply funds to or in any other manner invest in the debtor (including an agreement to pay for property or services irrespective of whether such property is received or such services are rendered and (z) to purchase, sell or lease (as lessee or lessor) property or to purchase or sell services, primarily for the purpose of enabling a debtor to make a payment of such Indebtedness or to assure the holder of such Indebtedness against loss; (c) any obligation secured by a Lien to which the property or assets of such Person are subject, whether or not the obligations secured thereby shall have been assumed by or shall otherwise be such Person's legal liability; (d) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Capital Stock of or other ownership or profit interest in such Person or any of its Affiliates or any warrants, rights or options to acquire such Capital Stock, valued, in the case of Disqualified Stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; (e) all Interest and Currency Rate Protection Obligations; and (f) any and all deferrals, renewals, extensions and refundings of any liability of the kind described in any of the preceding clauses.

         "Indenture" means this instrument as originally executed and as it may from time to time be supplemented, changed, modified or amended (by any addition to or elimination of, the provisions hereof, or otherwise) by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

         "Independent", when used with respect to any Person, means such other Person who (a) does not have any material financial interest in the Company or in any Affiliate of the Company and (b) is not an officer, employee, promoter, underwriter, trustee, partner or person performing similar functions for the Company or a spouse, family member or other relative of any such Person; provided, that with respect to any director of any corporation, such director shall also be deemed to be "Independent" if such director meets the requirements for independence established by any "national securities exchange" (as contemplated in the Securities Exchange Act of 1934) for audit committee membership. Whenever it is provided in this Indenture that any Independent Person's opinion or certificate shall be furnished to the Trustee, such Person shall be appointed by the Company.

         "Interest and Currency Rate Protection Obligations" means the obligations of any Person pursuant to any interest rate swap, cap or collar agreement, interest rate future or option contract, currency swap agreement, currency future or option contract and other similar agreement designed to hedge against fluctuations in interest rates or foreign exchange rates.

         "Investment" in any Person means any direct or indirect loan, advance, guarantee or other extension of credit or capital contribution to (including, without limitation, transfers of cash or other property to others or payments for property or services for the account or use of others (excluding unbilled or uncollected receivables), or otherwise), or purchase or acquisition of Capital Stock, warrants, rights, options, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other Person or Indebtedness of any other Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

         "Issue Date" means the date of original issuance of the Securities.

         "Licensee" means ACE Gaming, LLC, a New Jersey limited liability company.

         "Lien" means any mortgage, lien (statutory or other), pledge, security interest, encumbrance, hypothecation, assignment for security, or other security agreement of any kind or nature whatsoever. For purposes of this Indenture, a Person shall be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, or other title retention agreement relating to such Person.

         "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption or otherwise.

         "Maturity Date", when used with respect to any Security, means the date specified in such Security as the fixed date on which the final installment of principal of such Security is due and payable.

         "Mortgage" means the [Mortgage and Fixture Security Agreement], dated as of ______________, duly executed by Guarantor in favor of the Trustee for the benefit of the Holders.

         "Net Cash Proceeds" means, with respect to any Asset Sale or Event of Loss, as the case may be, the proceeds thereof in the form of cash or Cash Equivalents received by the Company or any of its Subsidiaries (whether as initial consideration, through the payment or disposition of deferred compensation or the release of reserves), after deducting therefrom (without duplication): (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finders fees and other similar fees and expenses incurred in connection with such Asset Sale or Event of Loss; (b) provisions for all taxes payable as a result of such Asset Sale or Event of Loss; (c) payments made to retire Indebtedness (other than payments on the Securities) secured by the assets subject to such Asset Sale or Event of Loss to the extent required pursuant to the terms of such Indebtedness; and (d) appropriate amounts to be provided by the Company or any of its Subsidiaries, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale or Event of Loss and retained by the Company or any of its Subsidiaries, as the case may be, after such Asset Sale or Event of Loss, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or Event of Loss, in each case to the extent, but only to the extent, that the amounts so deducted are, at or around the time of receipt of such cash or Cash Equivalents, actually paid to a Person that is not an Affiliate of the Company or, in the case of reserves, are actually established and, in each case, are properly attributable to such Asset Sale or Event of Loss.

         "Net Income" means, with respect to any Person for any period, the net income (or loss) of such Person determined in accordance with GAAP.

         "Officers' Certificate" for any Person means a certificate signed by the Chairman, the President, Executive Vice President or a Vice President, and by the Chief Financial Officer or the Secretary of such Person, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel for the Company or any of its Affiliates, including an employee of any such Person, or any other counsel reasonably acceptable to the Trustee.

         "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

         (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Securities, or portions thereof, for whose payment, redemption or conversion money or Company Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

         (iii) Securities, except to the extent provided in Sections 1302 and 1303, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article Thirteen; and

         (iv) Securities in respect of which, pursuant to Section 306, other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, consent, notice or waiver hereunder or taken any other action, Securities owned by the Company or its Subsidiaries shall be disregarded and deemed not to be Outstanding (but the Securities of any other Affiliates or other Persons shall be deemed for all such purposes to be Outstanding). In determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities owned by the Company or its Subsidiaries which the Trustee knows to be so owned shall be so disregarded. Securities owned by the Company or its Subsidiaries which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company, the Guarantor, or a Subsidiary of the Company.

         "Parent" means [name of GBH successor entity].

         "Parent Indenture" means the [Second Amended and Restated Indenture, dated as of ______________, 2003], between Parent and _____________, as the same may be amended from time to time.

         "Paying Agent" means any Person (including the Company acting as Paying Agent) authorized by the Company to pay the principal of (and premium, if any,
on) or interest on any Securities on behalf of the Company."Permitted Indebtedness" means any of the following Indebtedness to the extent incurred by the Company:

         (a) Indebtedness under the Notes, the Indenture or any Security
     Document;

         (b) Indebtedness if, immediately after giving pro forma effect to the incurrence thereof, the projected Consolidated Coverage Ratio of the Company for the next full fiscal quarter, as determined by the Board of Directors of the Company based upon its projections, would be no less than 1.5:1;

         (c) Indebtedness having a maturity at the time of its incurrence of one year or less incurred solely to provide funds for working capital purposes; provided that such Indebtedness (i) does not exceed $15 million outstanding in the aggregate at any one time and (ii) for a period of 60 consecutive days during any calendar year, does not exceed in the aggregate $5 million;

         (d) FF&E Financing and/or Capitalized Lease Obligations so long as the sum of (x) the aggregate principal amount of such FF&E Financing and (y) the aggregate amount of such Capitalized Lease Obligations does not exceed $50 million in the aggregate at any time;

         (e) Indebtedness of the Company that is outstanding on the Issue Date and the items listed on Schedule 1.01 hereof on the Issue Date; and

         [(f) purchase money mortgage notes or other Indebtedness to acquire Block 47, Lot 8 on the Tax Map of the City of Atlantic City, and to acquire Block 156, Lots 28, 40 and 41 on the Tax Map of the City of Atlantic City in fee simple or by long-term lease, which purchase money mortgage note or similar indebtedness encumbers only such Block and Lot numbers on the Tax Map of the City of Atlantic City, or any other Indebtedness for the purpose of engaging in any transaction in which the value of the assets acquired, for GAAP purposes (including applicable goodwill) is equal to or greater than the financing undertaken in connection with such transaction.]

         "Permitted Liens" means:

         (i) Liens on property acquired after the Issue Date by way of a merger or other business combination of a Person with or into the Company or any Subsidiary or the acquisition of a Person or its assets by the Company or any Subsidiary or otherwise and provided that except as permitted in this Indenture such Liens do not extend to any Collateral;

         (ii) statutory Liens to secure the performance of obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations in respect of the payment of borrowed money), or for taxes, assessments or governmental charges or claims, provided that in each case the obligations are not yet delinquent or are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded and any reserve or other adequate provision as shall be required in conformity with GAAP shall have been made therefor;

         (iii) licenses, leases or subleases granted in the ordinary course of business to others not interfering in any material respect with the business of the Company or any Subsidiary;

         (iv) easement granted to the City of Atlantic City, New Jersey, pursuant to municipal ordinance to extend Mt. Vernon Avenue right-of-way upon part of Block 48, Lot 8 on the Tax Map of the City of Atlantic City;

         (v) with respect to the property involved, easements, rights-of-way, navigational servitudes, restrictions, minor defects or irregularities in title and other similar charges or encumbrances which do not interfere in any material respect with the ordinary conduct of business of the Company and its Subsidiaries as now conducted or as contemplated herein;

         (vi) Liens granting a security interest in CRDA Investments to the Casino Redevelopment Authority of New Jersey or any other entity as required by applicable law;

         (vii) Liens permitted by the Security Documents, including, without limitation, Liens granted under or to secure Permitted Indebtedness;

         (viii) Liens (a) on Assets or property of any kind other than Collateral and (b) on Collateral (including, without limitation, any such Liens incurred to secure Allowed Indebtedness) which, except for and subject to any release or subordination contemplated in Section 1405 hereof, shall be inferior to the Liens of the Trustee on such Collateral;

         (ix) Liens (which shall be superior to the Liens of the Trustee under the Security Documents) to secure Working Capital Indebtedness; and

         (x) Liens consented to by the Requisite Lenders.

         "Permitted Line of Business" means the casino gaming business and any business that is related to, ancillary or supportive of, connected with or arising out of the gaming business (including, without limitation, developing and operating lodging, dining, sports or entertainment facilities, transportation services, software development or other related activities or enterprises and any additions or improvements thereto) and any other business that the Requisite Lenders consent and agree shall be deemed to constitute a "Permitted Line of Business".

         "Permitted Payment" means the payment of (i) current scheduled interest due on the Existing Notes, (ii) normal, ordinary course operating expenses (including legal and accounting costs, directors' and officers' insurance premiums and fees for Commission filings) not to exceed in the aggregate $[250,000] in any twelve month period without the consent of the Requisite Lenders and (iii) any amount required to be paid or reimbursed to the trustee under the second amended and restated indenture, dated as of [___________, 2003], governing the Existing Notes; provided that with respect to clauses (i) and (ii): (a) such payment is made prior to the maturity date of the Existing Notes, (b) at the time of such payment and after giving effect thereto, no Event of Default exists and no event that could result in an Event of Default has occurred or is incipient.

         "Permitted Related Investment" means the direct or indirect acquisition, repair or restoration (including, without limitation, as permitted in Article [9] of the Mortgage) of property or other Assets (including, without limitation, Securities of any person possessing any such Asset or with rights to, any Assets) to be used in connection with a Permitted Line of Business.

         "Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for a mutilated security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

         "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends on or to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

         "Redemption Date", when used with respect to any Security to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

         "Redemption Price", when used with respect to any Security to be redeemed, means 100% of the principal amount of such Security, together with accrued, unpaid interest.

         "Release Notice" means a written notice of the Company or any of its Subsidiaries in the form of a Company Order delivered pursuant to Section 1405(a).

         "Requisite Lenders" means the holders of at least a majority in principal amount of the Outstanding Securities.

         "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Payment" means any of the following: (a) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any Subsidiary or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Subsidiary in respect of that stock (other than (i) dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) and (ii) in the case of a Subsidiary, dividends or distributions (other than the Permitted Payment) payable to the Company or to a wholly owned Subsidiary), (b) the purchase, defeasance, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any Subsidiary (other than Capital Stock of such Subsidiary held by the Company or any of its wholly owned Subsidiaries), and (c) the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value (in each case before any scheduled payment date, scheduled maturity, scheduled repayment or scheduled sinking fund payment) of, any Indebtedness (other than Securities) which is subordinated in any manner in right of payment to the Securities (other than:
(x) Indebtedness acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition or (y) Allowed Indebtedness); provided that the term "Restricted Payment" shall not include any payment, transaction or occurrence that the Requisite Lenders consent and agree shall not be deemed to constitute a "Restricted Payment".

         "Sale-Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Company or any Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or any such Subsidiary to such Person or its Affiliates in contemplation of such leasing.

         "Sands" means the Sands Hotel and Casino located in Atlantic City, New Jersey.

         "Securities" has the meaning stated in the first recital of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

         "Security Agreement" means the Security Agreement contemporaneously herewith made by each of Guarantor and the Company to the Trustee for its benefit and the benefit of the Holders, as the same may be amended from time to time.

         "Security Documents" means this Indenture, the Security Agreement, the [Collateral Assignment of Leases], and the Mortgage and any other mortgage, deed of trust, security agreement or similar instrument securing the Company's or the Guarantor's obligations with respect to the Securities or under this Indenture or any of the other Security Documents.

         "Security Interest" has the meaning specified in Section 1401(a).

         "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

         "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

         "Stated Maturity", when used with respect to any Security, means the earlier of (a) the date specified in such Security as the fixed date on which the principal of such Security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof) and (b) the Demand Payment Date.

         "Stated Ratio" has the meaning specified in Section 1503.

         "Subordination Determination" has the meaning specified in Section 1405(b).

         "Subordination Request" means a written request of the Company or any of its Subsidiaries in the form of a Company Order delivered pursuant to Section 1405(b).

         "Subsidiary" of any Person means any corporation, partnership, joint venture, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership or joint venture or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended from time to time.

         "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

         "United States Government Obligations" means securities which are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

         "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

         "Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only as long as no senior class of securities has such voting power by reason of any contingency.

         "Working Capital Indebtedness" means Indebtedness designated as such by the Board of Directors of the Company, the proceeds of which are to be held or applied for working capital purposes, not to exceed, at any one time outstanding, in the aggregate, principal of $25 million (plus interest accrued for not more than 365 days) for all such Indebtedness of the Company and its Subsidiaries.


         SECTION 102 Compliance Certificates and Opinions.

         Upon any application or request by the Company or the Guarantor to the Trustee to take any action under any provision of this Indenture, the Company or the Guarantor shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than pursuant to Section 1008) shall include:

         (1) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

         (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

         (3) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

         (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

         SECTION 103 Form of Documents Delivered to Trustee.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company or the Guarantor may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or the Guarantor stating that the information with respect to such factual matters is in the possession of the Company or the Guarantor, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

         SECTION 104 Acts of Holders.

         (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture or otherwise to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company or the Guarantor. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company or the Guarantor, if made in the manner provided in this Section.

         (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

         (c) The principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

         (d) If the Company or the Guarantor shall solicit from the Holders of Securities any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company or the Guarantor may, at its option, by or pursuant to Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company or the Guarantor shall have no obligation to do so. Notwithstanding TIA

     Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

         (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof including, without limitation, in respect of anything done, omitted or suffered to be done by the Trustee or the Company or the Guarantor in reliance thereon, whether or not notation of such action is made upon such Security.

         (f) For the purpose of the Company or the Guarantor complying with any requirement of the Casino Control Commission, or the Division of Gaming Enforcement or of the Casino Control Act, every holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security shall be deemed to authorize any Holder and any other holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security, upon written request of an Officer of the Company, the Guarantor, or the Trustee expressing reliance on this Section and enclosing a copy of this Section, to release, and any such holder, intermediary holder, intermediary beneficial holder and beneficial holder shall be required to release, to the Company, the Guarantor, or the Trustee, as the case may be, the name, address, telephone number, principal contact person, and amount of such holdings, intermediary holdings, intermediary beneficial holdings and beneficial holdings of Securities of each such holder, intermediary holder, intermediary beneficial holder and beneficial holder of a Security.

         SECTION 105 Notices, etc., to Trustee, Company and Guarantor.


         Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

         (1) the Trustee by any Holder, the Company or the Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention:
     Corporate Trust Administration, or

         (2) the Company or the Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company or the Guarantor, as the case may be, addressed to it at the address of its principal office specified in the first paragraph of this Indenture, with a copy to: Sands Hotel and Casino, Indiana Avenue and Brighton Park, Atlantic City, N.J. 08401, or at any other address previously furnished in writing to the Trustee by the Company or the Guarantor, as the case may be.

         SECTION 106. Notice to Holders; Waiver.


         Where this Indenture provides for notice of any event to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

         Any notices hereunder that are required to be given to the Casino Control Commission shall be addressed to: Document Control Unit, Casino Control Commission, Tennessee Avenue and the Boardwalk, Arcade Building, Atlantic City, New Jersey 08401, Attention: Chief of Administrative Operations. Any notices hereunder that are required to be given to the Division of Gaming Enforcement shall be addressed to: Division of Gaming Enforcement, 140 East Front Street, CN-047, Trenton, New Jersey 08625,
     Attention: Deputy Director for the Division of Gaming Enforcement.

         SECTION 107. Effect of Headings and Table of Contents.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 108. Successors and Assigns.

         All covenants and agreements in this Indenture and in the Security Documents by each of the Company or the Guarantor shall bind its successors and assigns, whether so expressed or not.

         SECTION 109. Separability Clause.

         In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         SECTION 110. Benefits of Indenture.

         Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 111. Governing Law.

         This Indenture and the Securities shall be governed by and construed in accordance with the law of the State of New York. This Indenture is subject to the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of this Indenture and shall, to the extent applicable, be governed by such provisions.

         SECTION 112. Legal Holidays.

         In any case where any Interest Payment Date, Redemption Date, sinking fund payment date or Stated Maturity or Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or sinking fund payment date, or at the Stated Maturity or Maturity; provided that no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date, sinking fund payment date, Stated Maturity or Maturity, as the case may be.

         SECTION 113. Casino Control Act.

         Notwithstanding the provisions of Section 111 hereof, each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the Casino Control Act, to the extent applicable, and the regulations promulgated thereunder, unless such provisions are in conflict with the TIA, in which case the TIA shall control. The Securities are to be held subject to the condition that if a holder thereof is found to be disqualified by the Casino Control Commission pursuant to the provisions of the Casino Control Act, such holder shall dispose of the Securities in accordance with the provisions of Section 1109 hereof. The Company shall have the right to repurchase the Securities at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or (iii) the market value of such Securities.

                                   ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201. Forms Generally.

         The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

         The definitive Securities shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

         SECTION 202. Form of Face of Notes.

                   Atlantic Coast Entertainment Holdings, Inc.

                                3% Note Due 2008

No.                                                               $
   ----------------                                                -------------

         Atlantic Coast Entertainment Holdings, Inc., a Delaware corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns in full satisfaction of the principal sum of __________ U.S. Dollars, together with interest which shall accrue thereon at a rate of 3% per annum compounded annually on each [__________], (i) on the Demand Payment Date, the Applicable Common Stock or (ii) if the Demand Payment Date does not occur on or prior to September 29, 2008, then on September 29, 2008 cash in the amount of such principal plus accrued interest. The obligations under this Security shall be deemed fully paid, satisfied, discharged and extinguished as contemplated in the Indenture. Notwithstanding anything contained herein, the rate of interest on the Securities shall not exceed the highest rate permitted by law. Payment of this Security will be made at the office or agency of the Company maintained for that purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose either (a) in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts in the case of payment pursuant to clause (i) above or (b) in Applicable Common Stock in the case of payment pursuant to clause (ii) above.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place. Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

         Dated: [__________]Atlantic Coast Entertainment Holdings, Inc.


                                                    By
                                                        ------------------------

Attest:


--------------------------
    Authorized Signature



         SECTION 203. Form of Reverse of Notes

         This Security is one of a duly authorized issue of securities of the Company designated as its 3% Notes Due 2008 (herein called the "Securities"), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $[110] million, which may be issued under an indenture (herein called the "Indenture") dated as of [____________] between the Company, [Name of Guarantor] (the "Guarantor") and [___________________], trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         The Securities are subject to redemption upon not less than 30 nor more than 60 days' notice, at any time prior to the Company's receipt of a Demand Payment Notice (or, with respect to a particular Note, a notice of payment in accordance with Section 1502 of the Indenture), as a whole or in part, at the election of the Company but only if such election is consented to by the Requisite Lenders, at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued, unpaid interest to the Redemption Date, all as provided in the Indenture.

         Each of the provisions of this Security is subject to and shall be enforced in compliance with the provisions of the Casino Control Act and the regulations promulgated thereunder, to the extent applicable.

         Each Holder by accepting a Security or becoming the beneficial owner thereof shall for all purposes be deemed to agree and consent (a) to all of the terms and provisions of the Indenture and (b) that all Holders, whether initial holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act. As set forth more fully in the Indenture, in the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, no later than forty-five days after the date that the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have (i) no further right to exercise, directly or through any trustee or nominee, any right conferred by its Securities or (ii) no further right to receive any dividends, interest, or other distribution or payment with respect to any such Securities. In the event a Disqualified Holder fails to so sell its Securities within 30 days after the determination by the Casino Control Commission, the Company shall purchase such Securities within 15 days after the end of such 30 day period (I) at the lowest of (i) the principal amount thereof,
(ii) the amount which the Disqualified Holder paid for the Securities, together with accrued interest up to the date of the determination of disqualification or
(iii) the market value of such Securities or (II) in lieu of a purchase pursuant to clause (I), at the election of the Company if the same is consented to by the Requisite Lenders, in exchange for the number of shares of Applicable Common Stock that would apply to such Securities in the event of a Demand Payment.

         In the case of any redemption of Securities in accordance with Article Eleven of the Indenture, interest that has accrued on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Date referred to on the face hereof. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

         In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

         If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness of the Company on this Security and (b) certain restrictive covenants and the related Defaults and Events of Default, upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Security. Any Lien that may from time to time secure the Securities is subject to subordination or termination.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor and the rights of the Holders under the Indenture at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such amendment, modification, consent or waiver by or on behalf of the Holder of this Security, or otherwise in accordance with the terms of the Indenture, shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange here for or in lieu hereof whether or not notation thereof is made upon this Security.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable on the Security Register of the Company, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained for such purpose in The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amounts will be issued to the designated transferee or transferees.

         The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Securities are entitled to the benefit of the Guarantee by the Guarantor to the extent provided in the Guarantee.

         Subject to the provisions of the Indenture, the Requisite Lenders may elect, upon delivery of notice to the Trustee, at their sole discretion, at any time after the original issuance of any Notes through the close of business on the final maturity date of the Notes, to cause all (but not less than all) outstanding Notes to be convertible at the option of the Holder, in whole or in part, into that number of shares of Company Common Stock (as such shares shall be constituted at the date of conversion) obtained by multiplying the principal amount of this Note by the Stated Ratio in effect at such time, by surrender of the Note so to be converted, together with any required funds as provided in
Section 1502 of the Indenture.

         All fractions will be rounded down to the nearest whole number of shares, and no fractional shares will be issued upon any conversion or Demand Payment referred to above and no payment will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes for conversion or payment in shares upon a Demand Payment.

         Prior to the time of due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

         All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         The Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, (a) the due and punctual payment of the principal of and interest on the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal, and, to the extent permitted by law, interest, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms set forth in the Indenture and
(b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

         The obligations of the Guarantor to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

                                           Guarantor:
                                           ---------

                                           [Name of Licensee]



                                           By:
                                                --------------------------------


         SECTION 204. Form of Trustee's Certificate of Authentication.

         The Trustee's certificate of authentication shall be in substantially the following form:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

  This is one of the Securities referred to in the within-mentioned Indenture.

                                           [                    ]
                                            -------------------
                                                          as Trustee



                                           By:
                                               ---------------------------------
                                               Authorized Officer

                                  ARTICLE THREE

                                 THE SECURITIES

         SECTION 301. Title and Terms.

         (a) The aggregate principal amount of securities which may be authenticated and delivered under this Indenture is limited to $[110 million], except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities.

         (b) The Notes shall be known and designated as the "3% Notes Due 2008" of the Company. Their Stated Maturity shall be September 29, 2008, and they shall accrue interest (which shall be payable only at the Stated Maturity of the Notes) at the rate of 3% per annum from [Issue Date], accruing and compounding on each [__________________] and annually thereafter and at said Stated Maturity, until the principal thereof is paid or duly provided for.

         (c) The principal of (and premium, if any, on) and interest on the Securities shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose; provided, however, that, at the option of the Company, interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Security Register.

         (d) The Securities shall be redeemable as provided in Article Eleven.

         (e) The Securities shall be payable or convertible into Company Common Stock as provided in Article Fifteen.

         (f) At any time after the Issue Date, the Requisite Lenders shall be entitled (in their sole and absolute discretion) to demand payment (a "Demand Payment") of all of the Notes by delivering a notice (a "Demand Payment Notice") to the Company demanding payment pursuant to this Section 301(f). Upon receipt of a Demand Payment Notice, the Notes shall thereafter be satisfied (and such Notes thereby extinguished) through the delivery by the Company to the Holder thereof of such number of shares of Company Common Stock (as such shares shall be constituted at the date of such payment) obtained by multiplying the principal amount of each Note by the Stated Ratio in effect at such time, plus any other securities or property that would be required to be issued in respect of such Note, as contemplated in Article Fifteen, in the case of Demand Payment (collectively, the "Applicable Common Stock"). All fractions will be rounded down to the nearest whole number of shares, and no fractional shares will be issued upon any Demand Payment and no payment will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of any Note or Notes in connection therewith. On the Demand Payment Date the Notes shall for all purposes cease to be (and shall be deemed to cease to be) outstanding and shall be discharged and all principal and accrued interest thereon extinguished and shall thereafter represent solely the right of the Holder to receive the Applicable Common Stock contemplated herein by surrender of such Notes in the manner provided in Article Fifteen hereof.

         (g) If the Company is served with notice of the disqualification of any Holder under Section 105(d) of the Casino Control Act by the Casino Control Commission, such Holder will be prohibited under Section 105(e) of the Casino Control Act from (a) receiving interest on the Securities held by such Holder,
(b) exercising, directly or through any trustee or nominee, any right conferred on such Securities, and (c) receiving any remuneration in any form from any Person licensed or qualified by the Casino Control Commission (including the Company, the Guarantor and the Trustee) for services rendered or otherwise. Notwithstanding the foregoing, the Trustee shall be entitled to exercise all rights with respect to the Securities held by such Holder including, but not limited to, accelerating the Securities (any monies or securities received by the Trustee on behalf of such Holder to be held in trust for such Holder pursuant to Section 605 hereof). If the Trustee exercises voting rights with respect to such Securities, such votes shall be cast in the same proportion as the votes of the other Outstanding Securities are cast on such issue. A copy of any notice served upon the Company as described above shall be promptly delivered by the Company to the Trustee. Any such notice to the Trustee shall be effective against the Trustee on the second Business Day after receipt thereof by a Responsible Officer of the Trustee.

         SECTION 302. Denominations.

         The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

         SECTION 303. Execution, Authentication, Delivery and Dating.

         The Securities shall be executed on behalf of the Company by its Chairman, its President, a Vice President, or the Chief Financial Officer. The signature of any officer on the Securities may be manual or facsimile signatures of the present or any future such authorized officer and may be imprinted or otherwise reproduced on the Securities.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities.

         Each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

         In case the Company, pursuant to Article Eight, shall be consolidated or merged with or into any other Person or shall convey, transfer, lease or otherwise dispose of its properties and assets substantially as an entirety to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Company shall have been merged, or the Person which shall have received a conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

         SECTION 304.Temporary Securities.

         Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

         If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

         SECTION 305. Registration, Registration of Transfer and Exchange.

         The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Security Register shall be in written form or any other form capable of being converted into written form within a reasonable time. At all reasonable times, the Security Register shall be open to inspection by the Trustee. The Trustee is hereby initially appointed as security registrar (the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided.

         Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations of a like aggregate principal amount and like terms.

         At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount and like terms, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges not involving any transfer.

         The Company shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the selection of Securities to be redeemed under Section 1104 and ending at the close of business on the day of such mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register a transfer of any Security surrendered for conversion or in respect of any Demand Payment pursuant to Article Fifteen.

         SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

         If (i) any mutilated Security is surrendered to the Trustee, or (ii) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company Order the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 307. Payment of Interest; Interest Rights Preserved.

         Interest on any Security shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Stated Maturity Date at the office or agency of the Company maintained for such purpose pursuant to Section 1002.

         SECTION 308. Persons Deemed Owners.

         Prior to the due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of (and premium, if any, on) and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

         SECTION 309. Cancellation.

         All Securities surrendered for payment, redemption, conversion, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. If the Company shall so acquire any of the Securities, however, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are surrendered to the Trustee for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with its customary procedures and certification of their disposal delivered to the Company.

         SECTION 310. Computation of Interest.

         Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

         SECTION 311. Maximum Interest Rate. Regardless of any provision contained herein, in the Securities or in any of the Security Documents, the Holders shall not be entitled to receive, collect or apply as interest (whether termed interest in the documents or deemed to be interest by judicial determination or operation of law) on the Securities, any amount in excess of the maximum amount allowed by applicable law, and, if any Holder ever receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be deemed to be a partial prepayment of principal and treated hereunder as such; and, if the principal amount of the Securities is paid in full, any remaining excess shall forthwith be paid to the Company. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum amount of interest allowed by applicable law, the Company and the Holders shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense fee, or premium rather than interest; (ii) exclude voluntary prepayments and the effects thereof; and (iii) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Securities.

                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401. Satisfaction and Discharge of Indenture.

         This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture and releasing all liens and security interests in the Collateral when

         (1) either

               (a) all Securities theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306, (ii) Securities for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the

         Company or discharged from such trust, as provided in Section 1003 and
         (iii) securities that have been duly delivered to the Trustee for conversion or payment pursuant to Article Fifteen hereof) have been delivered to the Trustee for cancellation; or

               (b) all such Securities not theretofore delivered to the Trustee for cancellation

                    (i) have become due and payable as the result of a Demand
               Payment, or

                    (ii) will become due and payable at their Stated Maturity
               within one year, or

                    (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

         and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount (including any shares of Company Common Stock) sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, or to satisfy the rights of holders of Securities under this Indenture to obtain Applicable Common Stock in respect of any Demand Payment;

         (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

         (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Section 401 relating to the satisfaction and discharge of this Indenture have been complied with.

         Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 606 and, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003, shall survive.

         SECTION 402. Application of Trust Money.

         Subject to the provisions of the last paragraph of Section 1003, all money and property deposited with the Trustee pursuant to Section 401 shall be held in trust and, at the direction of the Company, be invested prior to Maturity in United States Government Obligations, and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law. Any funds remaining following payment of all Securities and all other obligations of the Company hereunder shall be the property of the Company.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501. Events of Default.

         "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

         (1) default in the payment of any principal of (or premium, if any, on) any Security, or interest thereon, at its Maturity; or

         (2) default in the performance, or breach, of any covenant or warranty of the Company or any of its Subsidiaries in this Indenture or of the Company or Guarantor in the Security Documents (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere in this Section), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company and the Guarantor by the Trustee or to the Company and the Guarantor and the Trustee by the Requisite Lenders a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder, unless the Company or any of its Subsidiaries is proceeding, and continues to proceed, diligently to cure any such default; or

         (3) (A) there shall have occurred one or more defaults by the Company or any of its Subsidiaries in the payment of the principal of or premium, if any, on Indebtedness aggregating $5 million or more, when the same becomes due and payable at the stated maturity thereof, and such default or defaults shall have continued after any applicable grace period and shall not have been cured or waived or (B) in accordance with the terms of an agreement or instrument binding upon the Company or any of its Subsidiaries, Indebtedness of the Company or any of its Subsidiaries aggregating $5 million or more shall have been accelerated or otherwise declared due and payable, or required to be prepaid or repurchased (other than by regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (4) any Person entitled to take the actions described in this Section 501(4), after the occurrence of any event of default under any agreement or instrument evidencing any Indebtedness in excess of $5 million in the aggregate of the Company or any of its Subsidiaries, shall notify the Trustee of the intended sale or disposition of any assets of the Company or any of its Subsidiaries that have been pledged to or for the benefit of such Person to secure such Indebtedness or shall commence proceedings, or take any action (including by way of set-off) to retain in satisfaction of any Indebtedness, or to collect on, seize, dispose of or apply, any such assets of the Company or any of its Subsidiaries (including funds on deposit or held pursuant to lock-box and other similar arrangements), pursuant to the terms of any agreement or instrument evidencing any such Indebtedness of the Company or any of its Subsidiaries or in accordance with applicable law; or

         (5) final judgments or orders rendered against the Company or any of its Subsidiaries which require the payment in money, either individually or in an aggregate amount, that is more than $10 million and (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment or order and (ii) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of pending appea1 or otherwise, was not in effect; or

         (6) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company or any of its Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition or in respect of the Company or any such Subsidiary under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Subsidiary or of any substantial part of their respective property, or ordering the winding up or liquidation of their respective affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (7) the institution by the Company or any of its Subsidiaries of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or any such Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due; or

         (8) any of the Security Documents ceases to be in full force and effect in any material respect or any of the Security Documents ceases to create in favor of the Trustee, with respect to any material amount of Collateral, a valid and perfected first priority Lien on the Collateral purported to be covered thereby, except for any cessation, release or subordination contemplated or permitted (or resulting from any act contemplated or permitted) by Section 1405 or as may be otherwise contemplated by this Indenture; or

         (9) the cessation of substantially all gaming operations at the Sands for more than 60 consecutive days, except as a result of an Event of Loss; or

         (10) the loss by Guarantor or its successor or assigns of its legal right to own or operate the Sands and such loss continues for more than 60 consecutive days.

         SECTION 502. Acceleration of Maturity; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 501(6) or 501(7)) occurs and is continuing, then and in every such case, the Trustee and the Requisite Lenders, may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company and the Guarantor, and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in
Section 501(6) or 501(7) occurs and is continuing, then the principal amount of all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee and any Holder.

         At any time after a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Requisite Lenders, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

         (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

               (A) all unpaid principal of (and premium, if any, on) any Outstanding Securities which has become due otherwise than by such declaration of acceleration, and interest on such unpaid principal at the rate borne by the Securities, and

               (B) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

         (2) all Events of Default, other than the non-payment of amounts of principal of (or premium, if any, on) or interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         Notwithstanding the preceding paragraph, in the event of a declaration of acceleration in respect of the Securities because of an Event of Default specified in Section 501(3) shall have occurred and be continuing, such declaration of acceleration shall be automatically annulled if the Indebtedness that is the subject of such Event of Default has been discharged or the holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness or the same has been waived or stayed, and written notice of such discharge, rescission, waiver or stay, as the case may be, shall have been given to the Trustee by the Company and countersigned by the holders of such Indebtedness or a trustee, fiduciary or agent for such holders, within 30 days after such declaration of acceleration in respect of the Securities, and no other Event of Default has occurred during such 30-day period which has not been cured or waived during such period.

         SECTION 503. Collection of Indebtedness and Suits for Enforcement by
                      Trustee.

         The Company covenants that if

         (a) default is made in the payment of any installment of interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

         (b) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and interest on any overdue principal (and premium, if any), and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in any Security Document or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 504. Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company, the Guarantor or any other obligor upon the Securities or the property of the Company, the Guarantor or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

         (i) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

         (ii) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 606.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 505. Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the holders of the Securities in respect of which such judgment has been recovered.

         SECTION 506. Application of Money Collected.

         Any money and property collected by the Trustee pursuant to this Article or in connection with the exercise of remedies under any Security Document shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the payment of all amounts due the Trustee under Section 606;

         SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on,) and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively; and

         THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 507. Limitation on Suits.

         No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

         (1) the Requisite Lenders shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

         (2) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

         (3) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

         (4) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Section 507 to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 508. Unconditional Right of Holders to Receive Principal Premium and Interest.


         The Holder of any of the Securities shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, Article Thirteen) and in the terms of each note representing such Securities of the principal of (and premium, if any, on) and interest on, such Securities on the respective Stated Maturities expressed in such Securities (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder; provided, however, that by a Holder's acquisition of any of the Securities, such Holder or the beneficial owner thereof shall be deemed to have consented to each and every provision of the Indenture including, without limitation, the provisions of Sections 301, 1405 and Article Fifteen hereof.

         SECTION 509. Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Security Document and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

         SECTION 510. Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511. Delay or Omission Not Waiver.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or any Security Document or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 512. Control by Holders.

         Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded), the Requisite Lenders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Indenture or the Security Documents, provided that

         (1) such direction shall not be in conflict with any rule of law or with this Indenture,

         (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

         (3) the Trustee need not take any action which might involve it in personal liability unless it has obtained appropriate indemnity.

         SECTION 513. Waiver of Defaults and Compliance.

         Notwithstanding anything to the contrary set forth in Section 316(a) of the TIA (the provisions of which are hereby excluded) the Requisite Lenders may on behalf of the Holders of all the Securities:

               (1) waive any past default hereunder and its consequences, except a default in respect of the payment of the principal of (or premium, if any, on) or interest on any Security, and upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured and released, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon; and

               (2) waive future compliance with any term, provision or condition of this Indenture or the Security Documents or any related instruments, agreements or documents (but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived), in which event the Company and the Guarantor may omit to comply with any such term, provision or condition of this Indenture, the Security Documents or any related instrument, agreement or document.

         The provisions of this Section 513 and Section 512 hereof apply to all provisions of this Indenture and the Security Documents and the fact that various provisions of this Indenture and the Security Documents may include specific reference to the consent or other approval or agreement of or by the Requisite Lenders shall not, for any purpose, be deemed to limit the application of Section 512 or this Section 513.

                                   ARTICLE SIX

                                   THE TRUSTEE

         SECTION 601. Notice of Defaults.

         Within 90 days after the occurrence of any Default hereunder, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided further that in the case of any Default of the character specified in Section 501(4) no such notice to Holders shall be given until at least 30 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default or Event of Default hereunder unless a Responsible Officer in its Corporate Trust Department shall have actual knowledge thereof.

         SECTION 602. Certain Rights of Trustee.

         Subject to the provisions of TIA Sections 315(a) through 315(d):

         (1) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (2) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

         (3) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

         (4) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

         (5) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

         (6) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

         (7) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

         (8) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

         (9) the Trustee shall not be personally liable, in case of entry by it upon any property subject to the liens of the Security Documents, for debts contracted or liabilities or damages incurred in the management or operation thereof.

         The Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

         The Trustee and its directors, officers, employees and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies.


         The Trustee may rely on, and shall be protected with respect to any action taken or omitted to be taken in good faith in accordance with, the direction of the Requisite Lenders.



         SECTION 603. Trustee Not Responsible for Recitals or Issuance of Securities.

         The recitals contained herein and in the Securities, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification of Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

         The Trustee makes no representations with respect to the effectiveness or adequacy of any Security Document, or the validity, perfection or priority, if any, of liens granted to it under this Indenture or the Security Documents. The Trustee shall not be responsible for ascertaining or maintaining such validity, perfection or priority, if any, and shall be fully protected in relying upon certificates and opinions delivered to it in accordance with the terms of this Indenture or the Security Documents.

         SECTION 604. May Hold Securities.

         The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar or such other agent.

         SECTION 605. Money Held in Trust.

         Except as otherwise provided herein, money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise provided herein or agreed with the Company.

         SECTION 606. Compensation and Reimbursement.

         The Company agrees:

         (1) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree for all services rendered by it hereunder and under the Security Documents (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust); and

         (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture and under the Security Documents (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

         (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust and under the Security Documents, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder.

         The obligations of the Company under this Section to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. As security for the performance of such obligations of the Company, the Trustee shall have a claim prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any, on) or interest on particular Securities.

         SECTION 607. Corporate Trustee Required; Eligibility.

         There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 608. Resignation and Removal; Appointment of Successor.

         (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 609.

         (b) Subject to the provisions of the Casino Control Act, the Trustee may resign at any time by giving written notice thereof to the Company, the Casino Control Commission and the Division of Gaming Enforcement. If the instrument of acceptance by a successor Trustee required by Section 609 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (c) Subject to the provisions of the Casino Control Act, the Trustee may be removed at any time by Act of the Requisite Lenders, delivered to the Trustee and to the Company.

         (d) If at any time:

         (1) the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (2) the Trustee shall cease to be eligible under Section 607 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

         (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, subject to the provisions of the Casino Control Act, (i) the Company, by a Board Resolution, may remove the Trustee, or (ii) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Requisite Lenders delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Notwithstanding the foregoing, any successor Trustee may be appointed only with the prior, express approval of the Casino Control Commission, in consultation with the Division of Gaming Enforcement, provided that such successor Trustee must first be qualified as a financial source by and cooperate with the Casino Control Commission and the Division of Gaming Enforcement.

         (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders of Securities in the manner provided for in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

         SECTION 609. Acceptance of Appointment by Successor.

         Every successor Trustee appointed hereunder shall take all necessary steps to be approved by the Casino Control Commission and shall execute, acknowledge and deliver to the Company, to the Guarantor and to the retiring Trustee an instrument accepting such appointment, and the successor Trustee, the Company and the Guarantor shall enter into a supplemental indenture evidencing the appointment of the successor Trustee and, as required, any amendment or modification to any Security Document or any additional Security Document. Thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

         No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 610. Merger, Conversion, Consolidation or Succession to
Business.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities; and in case at that time any of the Securities shall not have been authenticated, any successor Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                  ARTICLE SEVEN

          HOLDERS' LISTS AND REPORTS BY TRUSTEE, COMPANY AND GUARANTOR

         SECTION 701. Disclosure of Names and Addresses of Holders.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company or the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

         SECTION 702. Reports by Trustee.

         (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities, the Trustee shall transmit to the Holders, in the manner and to the extent provided in TIA Section 313(c), a brief report dated as of such May 15 if required by TIA Section 313(a).

         The Trustee shall transmit to the Holders, within the times hereinafter specified a brief report with respect to the following:

         (1) the release, or release and substitution, of property subject to any Lien of this Indenture (and the consideration therefor, if any) unless the fair value of such property, as set forth in the Officers' Certificate or Opinion of Counsel required by TIA Section 314(d), is less than 10 per centum of the aggregate principal amount of the Securities Outstanding at the time of such release, or such release and substitution, such report to be so transmitted within 90 days after such time; and

         (2) the character and amount of any advances made by it as such since the date of the last report transmitted pursuant to the provisions of TIA
     Section 313(a) (or if no such report has yet been so transmitted, since the date of execution of the Indenture), for the reimbursement of which it claims or may claim a Lien or charge, prior to that of the Indenture Securities, on the trust estate or on property or funds held or collected by it as such Trustee, and which it has not previously reported pursuant to this clause (2), if such advances remaining unpaid at any time aggregate more than 10 per centum of the aggregate principal amount of the Securities Outstanding at such time, such report to be so transmitted within 90 days after such time.

         To the extent required by applicable laws, rules and regulations, a copy of each such report shall, at the time of such transmission to the Holders, be filed with each stock exchange, if any, upon which the Securities are listed, and also with the Commission.

         (b) The Trustee shall transmit by mail to the Casino Control Commission and the Division of Gaming Enforcement (i) an initial list of the beneficial Holders of the Securities promptly after the issuance of the Securities, (ii) current lists of the Holders appearing in the Security Register on a twice-per-year basis, no later than March 1 and September 1 of each year, and
(iii) upon request by the Casino Control Commission or the Division of Gaming Enforcement, such additional information with respect to the beneficial Holders of the Securities as the Trustee may obtain through its good faith efforts.

         (c) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement, simultaneously with any notice given to the Holders, of any default or acceleration under the Securities, this Indenture, the Security Documents, or any other documents, instrument, agreement, covenant, or condition related to the issuance of the Securities, whether declared or effectuated by the Trustee or the Holders. The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement on a continuing basis and in writing, of any actions taken by the Trustee or the Holders with regard to such default, acceleration or similar matters related thereto.

         (d) The Trustee shall notify the Casino Control Commission and the Division of Gaming Enforcement of the removal or resignation of the Trustee promptly after such removal or resignation.

         (e) The Trustee shall provide to the Casino Control Commission and the Division of Gaming Enforcement, promptly after the execution by the Trustee of the same, copies of any and all amendments or modifications to this Indenture, the Securities, the Security Documents, or any other documents, instrument, agreement, covenant or condition related to the issuance of the Securities.

         SECTION 703. Reports by Company and Guarantor.

         The Company and the Guarantor shall, to the extent required by the TIA:

         (1) file with the Trustee, within 15 days after the Company or the Guarantor, as the case may be, is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to
     Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company or the Guarantor, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

         (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company or the Guarantor, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations;

         (3) transmit by mail to all Holders, in the manner and to the extent provided in TIA Section 313(c), within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company or the Guarantor, as the case may be, pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission; and

         (4) comply in all material respects with all requirements and provisions of the Casino Control Act and notify the Trustee by mail of all formal hearings and formal proceedings materially relating to the Company, the Guarantor or their respective successors, before the Casino Control Commission relating to the plenary casino licenses for the Casino, as the same are scheduled. Such notice shall be in writing and given at least seven days prior to the hearing to which such notice relates, unless a shorter notice is given to the Company in which event the Company shall notify the Trustee promptly upon receiving such definite information as shall be contained in such notice. The Company hereby agrees that the Trustee may, but shall have no obligation to, attend such hearings and other proceedings if permitted to do so by the Casino Control Commission.

                                  ARTICLE EIGHT

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

         SECTION 801. Company and Subsidiaries May Consolidate, etc., Only on Certain Terms.

         Neither the Company nor any of its Subsidiaries shall consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to any Person or group of affiliated Persons in a single transaction or through a series of transactions, except that:

         (a) The Company or any of its Subsidiaries may consolidate with or merge with or into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets (x) if consented to by the Requisite Lenders; and (y) the following requirements are complied with, unless otherwise consented to by the Requisite Lenders: (i) the Company or such Subsidiary shall be the continuing Person, or the resulting, surviving or transferee Person (the "surviving entity") shall be a Person organized and existing under the laws of the United States or any State thereof or the District of Columbia; (ii) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of the Company or such Subsidiary, as applicable under the Securities, the Guarantee, this Indenture and the Security Documents, and the Company or the surviving entity shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents (including, without limitation, the priority thereof) in the applicable Collateral, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements; (iii) immediately before and immediately after giving effect to such transaction, or series of transactions (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of, such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing; (iv) such transaction will not result in the loss, unless appropriately replaced, of any gaming or other license necessary for the continued operation of the Company or any Subsidiary as conducted immediately prior to such consolidation, merger, conveyance, transfer or lease; and (v) neither the Company nor any Subsidiary would thereupon become obligated with respect to any Indebtedness, nor any of its property subject to any Lien, unless the Company or such Subsidiary could incur such Indebtedness or create such Lien without violation of the terms of this Indenture;

         (b) a Subsidiary may consolidate with or merge into or sell, assign, convey, lease or transfer all or substantially all of its properties and assets to or with the Company or any Subsidiary of the Company: (x) if consented to by the Requisite Lenders; and (y) the following requirements are complied with, unless otherwise consented to by the Requisite Lenders:
     (i) the surviving entity (other than an existing Guarantor) shall expressly assume, by a supplemental indenture executed and delivered to the Trustee, in form and substance reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary under the Securities, the Guarantee, this Indenture and the Security Documents, and such Subsidiary or surviving entity, as the case may be, shall have taken all steps necessary or desirable to perfect and protect the security interests granted or purported to be granted by the Security Documents (including, without limitation, the priority thereof), including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements, (ii) such transaction will not impair the pledge of the stock of such Subsidiary granted or purported to be granted pursuant to the Security Documents, and (iii) such transaction will not result in the loss (unless appropriately replaced) of any gaming or other license necessary for the continued operation of the Company and its Subsidiaries as conducted immediately prior to such sale, assignment, conveyance, transfer or lease; and

         (c) the Company or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Section 801.

         SECTION 802. Successor Substituted.

         Upon any consolidation of the Company or the Guarantor with or merger of the Company or any Guarantor with or into any other Person or any conveyance, transfer or lease of the properties and assets of the Company or the Guarantor substantially as an entirety to any Person in accordance with Section 801, unless otherwise consented to by the Requisite Lenders, the successor Person formed by such consolidation or into which the Company or the Guarantor is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or the Guarantor under this Indenture with the same effect as if such successor Person had been named as the Company or the Guarantor herein, and in the event of any such conveyance or transfer, the Company or the Guarantor (which term shall for this purpose mean the Person named as the "Company" or the "Guarantor," as the case may be, in the first paragraph of this Indenture or any successor Person which shall theretofore become such in the manner described in
Section 801), except in the case of a lease, shall be discharged of all obligations and covenants under this Indenture and the Securities and may be dissolved and liquidated.

                                  ARTICLE NINE

                             SUPPLEMENTAL INDENTURES

         SECTION 901. Supplemental Indentures and Amendments to Security Documents Without Consent of Holders.


         Without the consent of any Holders, the Company and the Guarantor, when each is authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or amendment to any Security Document, in form satisfactory to the Trustee, for any of the following purposes:

         (1) to evidence the succession of another Person to the Company or the Guarantor and the assumption by any such successor of the covenants of the Company or the Guarantor, as the case may be, contained herein, in the Securities and in the Security Documents; or

         (2) to add to the covenants of the Company or the Guarantor for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or the Guarantor; or

         (3) to add any additional Events of Default; or

         (4) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Section 609; or

         (5) to cure any ambiguity, to correct or supplement any provision herein or in the Security Documents which may be inconsistent with any other provision herein or in the Security Documents, or to make any other provisions with respect to matters or questions arising under this Indenture or under the Security Documents; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

         (6) to establish or maintain the Lien of this Indenture and the other Security Documents or to correct or amplify the description of any Collateral subject to the Lien of this Indenture or the other Security Documents, or to subject additional property to the Lien of this Indenture or other Security Documents; or

         (7) to add any additional Guarantor; or

         (8) to make any other change that does not adversely affect the rights of any Holder; or

         (9) to secure the Securities.

         SECTION 902. Supplemental Indentures and Amendments to Security Documents with Consent of Holders.

         Upon the request of the Company and the Guarantor, by a Board Resolution authorizing the execution thereof, together with the consent of the Requisite Lenders, by Act of said Holders delivered to the Trustee, the Trustee shall join the Company and the Guarantor in an indenture or indentures supplemental hereto or amendments to the Security Documents, for any purpose, including, without limitation, for the purpose of adding any provisions to or changing, modifying or amending in any manner or eliminating any of the provisions of this Indenture or the Security Documents or making additions to, changing, modifying, amending or eliminating in any manner the rights of the Holders hereunder or thereunder; provided, however, that no such supplemental indenture, or addition, change, amendment or modification to, or elimination of any provision of, any Security Document, shall, without the consent of the Holder of each Outstanding Security affected thereby:

         (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption
     Date), or

         (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture, or

         (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

         It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture or amendments to the Security Documents, but it shall be sufficient if such Act shall approve the substance thereof.

         SECTION 903. Execution of Supplemental Indentures and Amendments to Security Documents.

         In executing, or accepting the additional trusts created by, any supplemental indenture or amendment to the Security Documents permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Security Documents, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture or amendment to the Security Documents is authorized or permitted by this Indenture and all conditions precedent herein provided for relating to such supplemental indenture have been complied with. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture or amendment to the Security Documents which affects the Trustee's own rights, duties, or immunities under this Indenture or under the Security Documents or otherwise.

         SECTION 904. Effect of Supplemental Indentures.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 905. Conformity with Trust Indenture Act.

         Every supplemental indenture executed pursuant to the Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 906. Reference in Securities to Supplemental Indentures.

         Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

         SECTION 907. Notice of Supplemental Indentures and Amendments to Security Documents

         Promptly after the execution by the Company, the Guarantor and the Trustee of any supplemental indenture or amendment to the Security Documents pursuant to the provisions of Section 902, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 106, setting forth in general terms the substance of such supplemental indenture or amendment to the Security Documents.

                                   ARTICLE TEN

                                    COVENANTS

         SECTION 1001. Payment of Principal, Premium, if any, and Interest.

         The Company covenants and agrees for the benefit of the Holders that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Securities in accordance with, and subject to, the terms of the Securities and this Indenture.

         SECTION 1002. Maintenance of Office or Agency.

         The Company will maintain in The City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, conversion or in respect of a Demand Payment and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

         The Company may also from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in The City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

         SECTION 1003. Money for Security Payments to Be Held in Trust.

         If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for the Securities, it will, on or before each due date of the principal of (and premium, if any, on), or interest on, any Securities, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due (or in the case of a Demand Payment, shall deposit the Applicable Common Stock), such sum (or securities) to be held in trust for the benefit of the

Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

         The Company will cause each Paying Agent (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

         (1) hold all sums held by it for the payment of the principal of (and premium, if any on) or interest on Securities (or in the case of a Demand Payment, the Applicable Common Stock) in trust for the benefit of the Persons entitled thereto until such sums (or securities) shall be paid to such Persons or otherwise disposed of as herein provided;

         (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest; and

         (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums (or securities) so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums (or securities) held in trust by the Company or such Paying Agent, such sums (or securities) to be held by the Trustee upon the same trusts as those upon which such sums (or securities) were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Security (or securities deposited as contemplated above) and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable (or in the case of a Demand Payment, two years after the Demand Payment Date) shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money (or securities), and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money (or securities) remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 1004. Corporate Existence.

         Subject to Article Eight, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each of its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right or franchise if (i) the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders and (ii) the Company and its Subsidiaries shall have taken all steps necessary or desirable to protect or perfect the security interests granted or purported to be granted by the Security Documents, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, including, without limitation, the execution, delivery, filing and recordation of additional mortgages, pledges, assignments and security agreements.

         SECTION 1005. Payment of Taxes and Other Claims.

         The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent and in accordance with applicable provisions of the Security Documents, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any such Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any such Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         SECTION 1006. Maintenance of Properties.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company will cause all properties owned by the Company or any of its Subsidiaries or used or held for use in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as required by the Security Documents and as otherwise in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Holders.

         SECTION 1007. Insurance.

         The Company will, and will cause its Subsidiaries to, maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Company or such Subsidiary operates; provided that with respect to the Collateral the Company will, and will cause its Subsidiaries to, maintain insurance on the terms required by each of the Security Documents or, if the Lien contemplated therein is released or subordinated as contemplated and permitted in Section 1405, then in accordance with the requirements of the holder of any other lien on the Collateral.

         SECTION 1008. Statement by Officer as to Compliance.

         The Company and the Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate, which may be in the form attached as Exhibit A, from the principal executive officer, principal financial officer or principal accounting officer as to his or her knowledge of the Company's or the Guarantor's compliance with all conditions and covenants under this Indenture or the Security Documents. For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture or the Security Documents.

         SECTION 1009. Statement by Officers of Certain Defaults.

         When any Default has occurred and is continuing under this Indenture, or if the trustee for or the holder of any other evidence of Indebtedness of the Company or any of its Subsidiaries gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness in the principal amount of less than $5 million), the Company shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

         SECTION 1010. Assumption of Obligations upon Change of Control.

         Upon the occurrence of a Change of Control in accordance with the provisions of Section 801 of this Indenture, the Securities shall be assumable by the successor to the Company.

         SECTION 1011. Limitation on Company Indebtedness.

         Unless otherwise consented to by the Requisite Lenders, the Company shall not, directly or indirectly, create, incur, assume, suffer to exist, guarantee or in any manner become liable for the payment of ("incur"), any Indebtedness other than any or all of the following:

         (a) Indebtedness in connection with the Securities, this Indenture or any Security Document;

         (b) Indebtedness outstanding on the Issue Date and included on Schedule
     1.01 hereto;

         (c) Allowed Indebtedness;

         (d) Working Capital Indebtedness; and

         (e) any Indebtedness issued in exchange for or to repay, prepay, repurchase, redeem, defease, retire or refinance ("refinance") any Indebtedness permitted by clauses (a) through (d) above; provided that (i) if the principal amount of the Indebtedness so issued shall exceed the principal amount of the Indebtedness so exchanged or refinanced, plus any required premium, transaction costs and fees incurred in connection with such exchange or refinancing, then such excess shall be permitted only to the extent that such Indebtedness is otherwise permitted to be incurred under this covenant and (ii) the Indebtedness so issued either: (x) (A) has a stated maturity not earlier than the stated maturity of the Indebtedness so exchanged or refinanced, (B) has an average life to stated maturity equal to or greater than the remaining average life to stated maturity of the Indebtedness so exchanged or refinanced, and (C) is subordinated to the obligations of the Company under this Indenture to at least the same extent, if any, as the Indebtedness so exchanged or refinanced; or (y) is otherwise permitted to be incurred under this covenant.

         SECTION 1012. Limitation on Subsidiary Indebtedness and Preferred
Stock.

         The Company shall not cause or permit any Subsidiary to incur or issue, directly or indirectly, any Indebtedness or Preferred Stock other than any or all of the following:

         (a) Indebtedness under the Guarantee or in connection with the Securities, this Indenture and the Security Documents;

         (b) Indebtedness or Preferred Stock issued to and held by the Company or a wholly owned Subsidiary of the Company to the extent such Indebtedness or Preferred Stock is subject to a first priority lien in favor of the Trustee; provided that (i) any subsequent issuance or transfer of any Capital Stock that results in any such wholly owned Subsidiary ceasing to be a wholly owned Subsidiary or (ii) any transfer of such Indebtedness or Preferred Stock to a Person other than the Company or a wholly owned Subsidiary of the Company will be deemed to be the issuance of such Indebtedness or Preferred Stock by the issuer thereof;

         (c) Allowed Indebtedness;

         (d) Working Capital Indebtedness; and

         (e) any Indebtedness issued in exchange for or to refinance any Indebtedness permitted by clause (a) through (d) above; provided that (i) if the principal amount of the Indebtedness so issued does not exceed the principal amount of the Indebtedness so exchanged or refinanced, plus any required premium, transaction costs and fees incurred in connection with such exchange or refinancing, then such excess shall be permitted only to the extent that such Indebtedness is otherwise permitted to be incurred under this covenant, and (ii) the Indebtedness so issued either (x) (A) has a stated maturity date or an initial mandatory redemption date later than the stated maturity date of the Indebtedness so exchanged or refinanced,
     (B) has an average life to stated maturity equal to or greater than the remaining average life to stated maturity of the Indebtedness so exchanged or refinanced and (C) is subordinated to the Notes on the Guarantee of

     Guarantor or any other subsidiary guarantee to at least the same extent as the Indebtedness so exchanged or refinanced; or (y) is otherwise permitted to be incurred under this covenant.

         SECTION 1013. Limitation on Restricted Payments.

         The Company shall not make, directly or indirectly, and shall not permit any Subsidiary to make, directly or indirectly, any Restricted Payment, provided that the foregoing shall not limit the right or power of:

         (a) the Company or any Subsidiary to make or provide for the Permitted Payment; or

         (b) the Guarantor to make any payments or distributions to the Company to provide for (i) the payment or performance by the Company of its obligations under this Indenture, the Security Documents and the Securities and (ii) such other amounts as may be necessary to pay its normal, ordinary course operating expenses (such as legal and accounting costs and fees for Commission filings).

         SECTION 1014. Limitation on Liens.

         The Company shall not, and shall not permit, cause or suffer any Subsidiary to create, incur, assume or suffer to exist any Lien of any kind upon any of its property or assets (including, without limitation, any income or profits) now owned or hereafter acquired by it, other than any or all of the following:

         (a) Liens existing on the Issue Date;

         (b) Liens created by this Indenture and the Security Documents or that otherwise secure the Guaranty or the Securities;

         (c) Liens securing Permitted Indebtedness, FF&E Financing and/or Capitalized Lease Obligations permitted pursuant to the Indenture;

         (d) Permitted Liens; and

         (e) The replacement, extension or renewal of any Lien permitted by clauses (a), (b), (c) or (d) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the principal amount, except as permitted hereunder) of the Indebtedness secured thereby, or otherwise permitted by this Indenture.

         SECTION 1015. [Intentionally Omitted.]

         SECTION 1016. Limitation on Sale-Leaseback Transactions.

         Unless otherwise consented to by the Requisite Lenders, the Company shall not, directly or indirectly, and shall not permit any Subsidiary to, directly or indirectly, enter into, guarantee or otherwise become liable with respect to any Sale-Leaseback Transaction with respect to any Collateral unless (a) such Sale-Leaseback Transaction is otherwise permitted pursuant to Section 1014, (b) the consideration received by the Company and/or any of its Subsidiaries for such Sale-Leaseback Transaction is at least equal to the Fair Market Value of such property being transferred, and (c) the Net Cash Proceeds of the sale shall be applied in accordance with Section 1017. Notwithstanding anything contained in this covenant, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, guarantee or otherwise become liable with respect to any other Sale-Leaseback Transaction involving the Collateral.

         SECTION 1017. Limitation on Asset Sales.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company shall not, directly or indirectly, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of Collateral unless (a) at the time of such Asset Sale, the Company or such Subsidiary, as the case may be, receives consideration at least equal to the Fair Market Value of the assets sold or otherwise disposed of (or in the case of a lease or similar arrangement, receives an agreement for the payment pursuant to the terms of such lease of rents from time to time at fair value); (b) the proceeds therefrom (in the case of a lease, when paid from time to time) consist of at least 85% cash and/or Cash Equivalents; (c) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such Asset Sale; (d) unless otherwise expressly provided herein, the Net Cash Proceeds of such Asset Sale shall be applied in connection with the offer to purchase the Securities described below; and (e) the Company and its Subsidiaries may engage in an Asset Sale involving Collateral only in accordance with Article Fourteen.

         On or before the 180th day after the date on which the Company or any Subsidiary consummates the relevant Asset Sale of Collateral and subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, the Company shall use all of the Net Cash Proceeds from such Asset Sale to make either (i) an offer to purchase (the "Asset Sale Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to such Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; or (ii) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by the Company or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof; provided, that the Company shall not be required to make any Asset Sale Offer if the Net Cash Proceeds of all Asset Sales and Events of Loss that are not used to make a Permitted Related Investment within 180 days or 365 days, respectively, do not exceed $5 million. Each Asset Sale Offer shall remain open for a period of at least 20 business days. To the extent the Asset Sale Offer is not fully subscribed to by the holders of the Securities, the Company or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Asset Sale Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than, $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the sale of Collateral to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with Section 1404.

         SECTION 1018. Application of Net Cash Proceeds in Event of Loss.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, in the event that the Company or any Subsidiary suffers any Event of Loss to any Collateral, on or before the 365th day after the date that the Company or such Subsidiary receives any Net Cash Proceeds from such Event of Loss to Collateral, the Company shall use all of the Net Cash Proceeds from such Event of Loss to make either (i) an offer to purchase (the "Event of Loss Offer") from all holders of Securities up to a maximum principal amount (expressed as a multiple of $1,000) of Securities equal to the Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase; or (ii) a Permitted Related Investment, upon consummation of which the Trustee shall have received a first priority fully perfected security interest in the property on assets acquired by the Company or any of its Subsidiaries in connection therewith, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof; provided, that the Company shall not be required to make any Event of Loss Offer if the Net Cash Proceeds of all Events of Loss to and Asset Sales of Collateral that are not used to make a Permitted Related Investment within 365 days or 180 days, respectively, do not exceed $5 million. Each Event of Loss Offer shall remain open for a period of at least 20 Business Days. To the extent the Event of Loss Offer is not fully subscribed to by the holders of the Securities, the Company or the relevant Subsidiary may retain such unutilized portion of the Net Cash Proceeds. If the Event of Loss Offer is more than fully subscribed to by the Holders of the Securities, the particular Securities to be accepted shall be selected by such method as the Trustee shall deem fair and appropriate and which may provide for the selection of portions of the principal of Securities; provided, however, that no such partial acceptance shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000; and provided further that so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), such selection shall be made by the Trustee in accordance with the provisions of such exchange.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company or such Subsidiary, as the case may be, shall cause such Net Cash Proceeds derived from the loss of Collateral to be deposited in the Collateral Account on the Business Day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account only in accordance with Section 1404.

         SECTION 1019. Ownership of Stock of Subsidiaries.

         The Company shall at all times maintain, or cause each Subsidiary to maintain, ownership of all of each class of Voting Stock of, and all other equity securities in, each Person that, as of the Issue Date was a Subsidiary of the Company, to the extent the same is included in the Collateral, except any Subsidiary that shall be disposed of in its entirety, or consolidated or merged with or into the Company or another Subsidiary, in each case in accordance with Article Eight. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, such stock will be subject to a first priority fully perfected security interest in favor of the Trustee.

         SECTION 1020. Limitation on Transactions with Affiliates.

         The Company shall not, and shall not permit, cause or suffer any Subsidiary to, conduct any business or enter into any transaction or series of transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange, lease or use of assets, property or services) or enter into any contract, agreement, understanding, loan, advance or guarantees with any of their respective Affiliates, (each an "Affiliate Transaction") other than (i) transactions among the Company and its Subsidiaries; (ii) transactions involving aggregate payments or other Fair Market Value, of less than $5 million in any consecutive 365-day period; (iii) transactions made available to all Holders on a basis pro rata to their holdings of Securities; (iv) the transactions described in the Company's filings on Form S-4 filed with the Commission on [__________] and [___________] and (v) those that are hereafter set forth in writing and are determined by the Board of Directors of the Company (including a majority of the Independent members of such Board), to be on terms which are no less favorable to the Company and its Subsidiaries than would be obtained in an arm's length transaction with an unaffiliated third party. the Company shall deliver to the Trustee an Officers' Certificate certifying that any such Affiliate Transaction contemplated in clause (v) above has received the requisite approval of its Board of Directors.

         SECTION 1021. Change in Nature of Business.

         Guarantor shall not, and shall not permit any of its Subsidiaries to, own, manage or conduct any operation other than a Permitted Line of Business.

         SECTION 1022. Additional Collateral.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company will, and will cause each of its Subsidiaries that owns any Collateral to, grant to the Trustee a valid and perfected first priority security interest in such Collateral enforceable against all third parties, and to execute and deliver all documents and to take all action reasonably necessary or desirable to perfect and protect such a security interest in favor of the Trustee, including the execution of the form of Security Agreement Supplement appended to the Security Agreement.

         SECTION 1023. CRDA Investments.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly (i) grant a security interest in its CRDA Investments to any Person other than any grant of a security interest or other Lien (a "Permitted Grant") to: (x) the Casino Reinvestment Development Authority of the State of New Jersey ("CRDA"); (y) any other entity as required by applicable law; or (z) any person so long as such action will not result in a violation of applicable law; or (ii) sell, convey, transfer, lease or otherwise dispose of its CRDA Investments otherwise than either (I) in accordance with the terms of a Permitted Grant, or (II) for fair value (in either cases except to or on behalf of the CRDA for a CRDA project), which shall be determined by, in their absolute discretion, and evidenced by a resolution of, the Board of Directors of the Company or such Subsidiary, as the case may be.

         SECTION 1024. Subsidiaries.

         The Trustee will receive a pledge of the stock of any Person that is a Subsidiary of the Company on the Issue Date in accordance with the Security Agreement, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof. Except as otherwise provided in this Indenture, the Company will not, and will not permit any Subsidiary to, take any action or enter into any transaction or series of transactions that would result in a Person becoming a Subsidiary (whether through an acquisition or otherwise) unless, after giving effect to such action, transaction or series of transactions, before and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing.

         SECTION 1025. Security Documents.

         Simultaneously herewith, the Company shall execute, and shall cause its Subsidiaries to execute, the respective Security Documents, as appropriate, securing its obligations under this Indenture, the Security Documents and the Securities. Each Holder, by accepting a Security, agrees to all terms and provisions of the Security Documents as the same may be amended or supplemented from time to time pursuant to the provisions hereof and thereof, including, without limitation, the terms of any release or subordination contemplated in
Section 145 hereof. The terms of the release of the Collateral and the rights of the Holders with respect thereto shall be governed by the Security Documents and this Indenture, including, without limitation, the terms of any release or subordination contemplated in Section 1405 hereof.

         SECTION 1026. Validity of Security Interest.

         Each of the Company and the Guarantor represents and warrants that it has, and covenants that it shall continue to have, full power and lawful authority to grant, release, convey, assign, transfer, mortgage, pledge, hypothecate and otherwise create the Security Interest referred to in Article Fourteen; and, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, each of the Company and the Guarantor shall warrant, preserve and defend the Security Interest of the Trustee in and to the Collateral or any asset that should constitute Collateral (other than real property with respect to matters covered by title insurance policies obtained by the Company or its Subsidiaries) but for the fact that the Company and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents against the claims of all persons, and will maintain and preserve the Security Interest contemplated by Article Fourteen. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, the Company and its Subsidiaries shall be required to execute and deliver all documents and take all action reasonably necessary or desirable to perfect and protect a security interest in Collateral or any asset that would constitute Collateral but for the fact that the Company and/or its Subsidiaries failed to comply with the provisions of the Indenture or the Security Documents, before engaging in any sale, transfer, conveyance, or other disposition of such assets to the Company or any of its wholly owned Subsidiaries.

         SECTION 1027. Duty of Cooperation.

         The Guarantors and their respective directors, officers and Affiliates shall cooperate with the Casino Control Commission and the Division of Gaming Enforcement and provide such information and documentation as may from time to time be requested by such agencies unless being contested in good faith by appropriate proceedings.

                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

         SECTION 1101. Redemption.

         With the consent of the Requisite Lenders, the Securities may be redeemed, at the election of the Company, as a whole or from time to time in part, at the times, subject to the conditions and at the Redemption Price specified in the form of Security, together with accrued interest to the Redemption Date.

         SECTION 1102. Applicability of Article.

         Redemption of Securities pursuant to Section 1101 or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article, other than repurchases made from time to time in the open market.

         SECTION 1103. Election to Redeem; Notice to Trustee.

         The election of the Company to redeem any Securities pursuant to
Section 1101 shall be evidenced by a Board Resolution and a consent executed by the Requisite Lenders. In case of any redemption at the election of the Company, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Securities to be redeemed pursuant to
Section 1104.

         SECTION 1104. Selection by Trustee of Securities to Be Redeemed.

         If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Securities; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Security not redeemed to less than $1,000 and, provided further that, so long as the Securities are listed on any national securities exchange (as such term is defined in the Exchange Act), any such redemption shall be made by the Trustee in accordance with the provisions of such exchange.

         The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 1105. Notice of Redemption.

         Notice of redemption shall be given in the manner provided for in
Section 106 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed; provided, however, that in the case of an optional redemption in which the Company has called for redemption all outstanding Securities in connection with a refinancing of such Securities, the Company shall be permitted to (i) specify a proposed redemption date, (ii) change the proposed redemption date once to a final redemption date by notice mailed to Holders not later than five business days prior to the final redemption date, (iii) establish the final redemption date as a date not more than 90 days after the first notice from the Company calling the Securities for optional redemption was mailed to Holders and (iv) rescind the redemption offer at any time prior to the final redemption date, which rescission shall not cause the maturity of the Securities to have changed.

         All notices of redemption shall state:

         (1) the Redemption Date,

         (2) the Redemption Price,

         (3) if less than all Outstanding Securities are to be redeemed, the identification (and, in the case of a partial redemption, the principal amounts) of the particular Securities to be redeemed,

         (4) that on the Redemption Date the Redemption Price (together with accrued interest, if any, to the Redemption Date payable as provided in
     Section 1107) will
     become due and payable upon each such Security, or the portion thereof, to be redeemed, and that interest thereon will cease to accrue on and after said date, and

         (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 1106. Deposit of Redemption Price.

         Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) in immediately available funds an amount of money sufficient to pay the Redemption Price of, and accrued interest on, all the Securities which are to be redeemed on that date.

         SECTION 1107. Securities Payable on Redemption Date.

         Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued interest, if any, to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest, if any, to the Redemption Date.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Securities.

         SECTION 1108. Securities Redeemed in Part.

         Any Security which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

         SECTION 1109. Redemption Pursuant to Gaming Laws.

         (a) If required to qualify by the Casino Control Commission, all Holders, whether initial Holders or subsequent transferees, shall be subject to the qualification provisions of the Casino Control Act relating to financial sources and/or security holders. In the event that the Casino Control Commission determines that a Holder is not qualified under the Casino Control Act and/or such Holder fails to submit for qualification as required by the Casino Control Commission in its sole discretion, the Company shall have the absolute right and obligation to purchase from such Holder (the "Disqualified Holder") the Securities the Disqualified Holder may then possess, either directly, indirectly or beneficially, no later than forty-five days after the date the Company serves notice on any Disqualified Holder of such determination. Immediately upon such determination, the Disqualified Holder shall have no further right (i) to exercise, directly or indirectly, through any trustee or nominee or any other person or entity, any right conferred by any Securities and (ii) to receive any dividends, interest, or any other distribution or payment with respect to any such Securities or any remuneration in any form from the Company or the Trustee; provided, however, that after such disqualification, interest on any such Securities shall continue to accrue for the benefit of any subsequent Holder thereof. The Company shall promptly provide to the Trustee a copy of each notice served to a Disqualified Holder.

         (b) Upon receipt of the notice referred to in clause (a) above, the Disqualified Holder may sell its Securities either directly to any Person then qualified or previously qualified (and not subsequently disqualified) or through a bona fide brokerage transaction, conducted at arm's-length, to a Person not an Affiliate of the Disqualified Holder. In the event the Disqualified Holder fails to so sell its Securities within thirty (30) days after the determination by the Casino Control Commission, the Company shall purchase such Securities within fifteen (15) days after the end of such thirty (30) day time period, at a time and place as designated by the Company: (I) at the lowest of (i) the principal amount thereof, (ii) the amount which the Disqualified Holder or beneficial owner paid for the Securities, together with accrued interest up to the date of the determination of disqualification, or (iii) the market value of such Securities. The right of the Company to purchase such Security may be assigned by the Company to any Person approved by the Casino Control Commission or (II) in lieu of a purchase pursuant to clause (I), at the election of the Company if the same is consented to by the Requisite Lenders, in exchange for the number of shares of Applicable Common Stock that would be payable in respect of such Securities in the event of a Demand Payment.

         (c) The provisions of this Section shall be construed in accordance with the applicable provisions of the Casino Control Act.

                                 ARTICLE TWELVE

                             GUARANTEE ARRANGEMENTS

         SECTION 1201. Guarantee.

         Guarantor hereby unconditionally guarantees (such guarantee referred to as the "Guarantee") to each Holder of a Security authenticated and delivered by the Trustee and to the

Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities, any of the Security Documents or the obligations of the Company to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, any interest on the Securities (including, without limitation, any interest that accrues after the filing of a proceeding of the type described in Sections 501(7) and (8) hereof), premium, fees, expenses and all other amounts will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder including fees, expenses or other charges whether now or hereafter existing will be promptly paid in full or performed, all strictly in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligations of the Company to the Holders, for whatever reason, Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture, any Security Document or the Securities shall constitute an event of default under this Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Guarantor hereunder in the same manner and to the same extent as the obligations of the Company. The obligations of the Guarantor are independent of any obligation of the Company. The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of the Securities, any Security Document, this Indenture or any other document relating thereto, the absence of any action to enforce the same, any waiver or consent by any Holder with respect to any provisions hereof or thereof, any release or non-perfection of Collateral, any delays in obtaining or realizing upon or failure to obtain or realize upon or application of Collateral, the recovery of any judgment against the Company or any other Person, any action to enforce the same or any other circumstance (including, without limitation, any statute of limitations) which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The Guarantor hereby waives promptness, diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company or any other Person, any right to require a proceeding first against the Company or any other Person, protest, notice and all demands whatsoever and covenants that its Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture, the Security Documents and this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company or to the Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or the Guarantor, any amount paid by the Company or the Guarantor to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Company or any other insider guarantor that arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guarantee, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Holders or the Trustee against the Company or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the later of the payment in full of the Securities and all other amounts payable under this Guarantee and the Maturity Date, such amount shall be held in trust for the benefit of the Holders and the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Securities and all other amounts payable under this Guarantee, whether matured or unmatured, in accordance with the terms of this Indenture, or to be held as Collateral for any obligations or other amounts payable under this Guarantee thereafter arising. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this subsection is knowingly made in contemplation of such benefits. The Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) subject to this Article Twelve, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in Article Five hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantor for the purpose of this Guarantee.

         SECTION 1202. Execution and Delivery of Guarantee.

         To further evidence the Guarantee set forth in Section 1201, the Guarantor hereby agrees that notation of such Guarantee shall be endorsed on each security authenticated and delivered by the Trustee and executed by either manual or facsimile signature of an authorized Officer of the Guarantor.

         The Guarantor hereby agrees that its Guarantee set forth in Section 1201 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

         If an Officer of Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, Guarantor's Guarantee of such Security shall be valid nevertheless.

         The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Guarantee set forth in this Indenture on behalf of the Guarantor.

         SECTION 1203. Additional Guarantors.

         Any Person that was not a Guarantor on the date of this Indenture may become a Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such Person to the provisions (including the representations and warranties) of the Indenture as a Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person

(subject to such customary exceptions concerning creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

         SECTION 1204. Termination of Guarantee. This Guarantee and all of the obligations of the Guarantor under this Indenture, the Security Documents, and the Securities and any other related documents or agreements may be amended, modified or terminated by the Company with the consent of the Requisite Lenders.

                                ARTICLE THIRTEEN

                       DEFEASANCE AND COVENANT DEFEASANCE

         SECTION 1301. Company's Option to Effect Defeasance or Covenant Defeasance.

         The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 1302 or Section 1303 be applied to all Outstanding Securities upon compliance with the conditions set forth below in this Article Thirteen.

         SECTION 1302. Defeasance and Discharge.

         Upon the Company's exercise under Section 1301 of the option applicable to this Section 1302, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Securities on the date the conditions set forth in Section 1304 are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 1305 and the other Sections of this Indenture referred to in
(A) and (B) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same) and releasing the liens and security interests created by the Security Documents, except for the following, which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in
Section 1304 and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any, on) and interest on such Securities when such payments are due, (B) the Company's obligations with respect to such Securities under Sections 304, 305, 306, 1002 and 1003, (C) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (D) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option under this Section 1302 notwithstanding the prior exercise of its option under Section 1303 with respect to the Securities.

         SECTION 1303. Covenant Defeasance.

         Upon the Company's exercise under Section 1301 of the option applicable to this Section 1303, the Company shall be released from its obligations under any covenant contained in Section 801 and in Sections 1005 through 1026 with respect to the Outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Securities shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Outstanding Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under
Section 501(3) or otherwise, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.

         SECTION 1304. Conditions to Defeasance or Covenant Defeasance.

         The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities:

         (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 607 who shall agree to comply with the provisions of this Article Thirteen applicable to it) as trust funds, for a period of at least 123 days prior to the date of such defeasance, in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Securities on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. Before such a deposit the Company may give to the Trustee, in accordance with Section 1103 hereof, a notice of its election to redeem all of the Outstanding Securities at a future date in accordance with Article Eleven hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is, pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

         (2) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, insofar as paragraphs (7) and (8) of Section 501 hereof are concerned, at any time during the period ending on the 123rd day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

         (3) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound.

         (4) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

         (5) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

         (6) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1302 or the covenant defeasance under Section 1303 (as the case may be) have been complied with.

         SECTION 1305. Deposited Money and U.S. Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

         Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1305, the "Trustee") pursuant to Section 1304 in respect of the Outstanding Securities shall be held in trust and applied by the

Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

         Anything in this Article Thirteen to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1304 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance, as applicable, in accordance with this Article.

         SECTION 1306. Reinstatement.

         If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 1305 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 1302 or 1303, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with
Section 1305; provided, however, that if the Company makes any payment of principal of (or premium, if any, on) or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                                ARTICLE FOURTEEN

                                SECURITY INTEREST

         SECTION 1401. Assignment of Security Interest.

         (a) In order to secure the performance of the Company's and the Guarantor's obligations to the Holders and the Trustee under this Indenture and the Securities, according to the terms hereunder or thereunder, any Grantor pursuant to the Security Documents has unconditionally and absolutely assigned to the Trustee for the benefit of itself and all Holders, a first priority security interest in the Collateral, subject to the limitations set forth in this Indenture, including, without limitation, Section 1405 hereof (the "Security Interest").

         (b) The Security Interest as now or hereafter in effect shall be held for the Trustee and for the equal and ratable benefit and security of the Securities without preference, priority or distinction of any thereof over any other by reason, or difference in time, of issuance,

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sale or otherwise, and for the enforcement of the payment of principal of, premium, if any, and interest on the Securities in accordance with their terms.

         (c) Each of the Company and Guarantor has executed and delivered, filed and recorded and/or will execute and deliver, file and record, all instruments and documents, and has done or will do or cause to be done all such acts and other things as are necessary or desirable, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated in Section 1405 hereof, to subject the Collateral to the Lien of the Security Documents. Each of the Company and Guarantor will execute and deliver, file and record all instruments and do all acts and other things as may be reasonably necessary or advisable to perfect, maintain and protect the Security Interest (including, without limitation, the first priority nature thereof) and shall pay all filing, recording, mortgage or other taxes or fees incidental thereto.

         (d) Each of the Company and Guarantor shall furnish to the Trustee (i) promptly after the recording or filing, or re-recording or re-filing of the Security Documents and other security filings, an Opinion of Counsel (who may be counsel for the Company or the Guarantor) stating that in the opinion of such counsel the Security Documents and other security filings have been properly recorded, filed, re-recorded or re-filed so as to make effective and perfect the Security Interest intended to be created thereby and reciting the details of such action; and (ii) except for Collateral released as contemplated in Section 1405 hereof at least annually on the anniversary of the Issue Date, an Opinion of Counsel (who may be counsel for the Company or the Guarantor) either stating that in the opinion of such counsel such action with respect to the recording, filing, re-recording or re-filing of the Security Documents and other security filings has been taken as is necessary to maintain the Lien and Security Interest of the Security Documents and other security filings, subject to any subordination contemplated in Section 1405 hereof, and reciting the details of such action, or stating that in the opinion of such counsel no such action is necessary to maintain such Lien and Security Interest. In giving the opinions required by this Section 1401(d) above, such counsel may rely, to the extent recited in such opinions, on (i) certificates of relevant public officials; (ii) certificates of an officer or officers of the Company, the Guarantors or any other Grantor; (iii) photocopies of filed and recorded documents certified by public officials as being accurate copies of such documents; (iv) the opinions of other counsel acceptable to the Trustee with respect to matters governed by law of any jurisdiction other than the state in which such counsel is licensed to practice law; and (v) title insurance policies and commitments. In addition, such opinions may contain such qualifications, exceptions and limitations as are appropriate for similar opinions relating to the nature of the Collateral.

         SECTION 1402. Suits to Protect the Collateral.

         To the extent permitted under the Security Documents and this Indenture, the Trustee shall have power, but not be obliged, to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or the Security Documents and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interest of the Holders in the Collateral and in the profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the Security Interest thereunder or be prejudicial to the interest of the Holders or of the Trustee).

         SECTION 1403. Further Assurances and Security.

         Each of the Company and the Guarantor represents and warrants that at the time the Security Documents and this Indenture are executed, the Company and/or its Subsidiaries (i) will have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer and confirm, absolutely, the Collateral, in the manner and form done, or intended to be done, in the Security Documents, free and clear of all Liens, except for the Liens created by the Security Documents or otherwise permitted by the Indenture or the Security Documents, and will forever warrant and defend the title to the same against the claims of all Persons whatsoever; (ii) will execute, acknowledge and deliver to the Trustee, at the Company's and/or its Subsidiaries' expense, at any time and from time to time such further assignments, transfer, assurances or other instruments as may be required to effectuate the terms of this Indenture or the Security Documents; and (iii) will at any time and from time to time do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the Trustee, to assure and confirm to the Trustee the Security Interest in the Collateral contemplated hereby and by the Security Documents in each case, subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof.

         SECTION 1404. Release of Collateral.

         Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof and unless otherwise consented to by the Requisite Lenders, the Company or any Subsidiary, as the case may be, shall cause such Net Cash Proceeds of any Asset Sale pursuant to Section 1017 that involves the sale of Collateral or any Event of Loss pursuant to Section 1018 that involves a loss of Collateral to be deposited in the Collateral Account on the business day on which such Net Cash Proceeds are received by the Company or such Subsidiary. Subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, Collateral Proceeds (including any earnings thereon) may be released from the Collateral Account in order to, and in only such amount as is required to, (x) pay the principal amount of Securities tendered pursuant to an Asset Sale Offer or Event of Loss Offer or (y) make a Permitted Related Investment; provided that upon consummation of such Permitted Related Investment the Trustee shall subject to and as permitted by the terms of this Indenture and the terms of any release or subordination contemplated by Section 1405 hereof, have received a first priority security interest in the property or assets acquired by the Company or any of its Subsidiaries in connection therewith and the Company delivers to the Trustee each of the following:

         (1) an Officers' Certificate, dated the date on which Collateral Proceeds shall be released from the Collateral Account (the "Collateral Proceeds Release Date"), stating in substance as to the following matters (which statements shall, on the Collateral Proceeds Release Date, be true):

               (A) the reason the Company is requesting a release of the Collateral Proceeds and a description of the use to be made of the Collateral Proceeds to be released;

               (B) in the case of clause (x) above, the aggregate principal amount of Securities purchased on the Collateral Proceeds Release Date and, in the case of clause (y) above, a description of the property or assets being acquired and the Fair Market Value and the purchase price of each such property or asset to be acquired by the Company and/or its Subsidiaries (if more than one);

               (C) that the amount to be released from the Collateral Account does not exceed the aggregate principal amount of Securities to be purchased on the Collateral Proceeds Release Date or the purchase price of the property or assets to be acquired by the Company or any of its Subsidiaries, as the case may be;

               (D) that, in the case of clause (y) above, the Company and/or its Subsidiaries, as the case may be, have taken all steps necessary or desirable so that upon consummation of such Permitted Related Investment the Trustee shall, subject to the terms of any release or subordination contemplated in Section 1405 hereof, receive a first priority security interest in such property or assets; and

               (E) that no Default or Event of Default has occurred and is continuing at the time of or after giving effect to such release of Collateral Proceeds.

         (2) An Opinion of Counsel stating that the certificate, opinions, other instruments or cash which have been or are therewith delivered to and deposited with the Trustee conform to the requirements of this Indenture and that the property to be released may be lawfully released from the Lien of the Security Documents and that all conditions precedent in this Indenture and the Security Documents relating to such release have been complied with.

         In connection with any release of any lien in favor of the Trustee granted pursuant to the Security Documents on Collateral, the Company and the Guarantor shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

         SECTION 1405. Release Notice; Subordination Request; Permitted Liens.


         (a) At the request of the Requisite Lenders the Company shall deliver a Release Notice to the Trustee. A Release Notice may only be delivered by the Company from time to time with the consent of the Requisite Lenders. A Release Notice shall request that the Trustee execute one or more specifically described release instruments, documents and agreements (which release instruments, documents and agreements shall accompany such Release Notice) and shall (i) include a certified copy of the Board Resolution of the Company or any of its Subsidiaries in which such Board of Directors approved the delivery of the Release Notice, (ii) include a copy of the written consent of the Requisite Lenders to the Release Notice, (iii) be accompanied by an Officers' Certificate, including a certification that no Event of Default, or no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture, (iv) be accompanied by an Opinion of Counsel stating that the action contemplated by this Section 1405(a) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with and (v) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Release Notice the Trustee, at the Company's expense, shall execute and deliver, within seven Business Days from the receipt of such Release Notice, any instruments, documents and agreements specified by the Company or any of its Subsidiaries to release all or any part of the Collateral from the Security Interests or any other Liens created by the Security Documents or the Indenture including, without limitation, all instruments, documents and agreements necessary to release any and all Liens of record and to terminate the Security Documents.

         (b) At the request of the Requisite Lenders the Company shall deliver a Subordination Request to the Trustee. A Subordination Request may only be delivered by the Company from time to time with the consent of the Requisite Lenders. A Subordination Request shall request that the Trustee execute one or more specifically described instruments, documents and agreements of subordination (which instruments of subordination shall accompany such Subordination Request) and shall (i) include a certified copy of the Board Resolution of the Company or any of its Subsidiaries in which such Board of Directors approved the delivery of the Subordination Request, (ii) include a copy of the written consent of the Requisite Lenders to the Subordination Request, (iii) certify that the subordination requested effects a subordination of the Security Interests only to the extent, and only with respect to the Collateral as to which such subordination is, contemplated by the Subordination Determination, (iv) be accompanied by an Officers' Certificate, including a certification that no Event of Default, and no default which with the passage of time or giving of notice would become an Event of Default, has occurred or is continuing, in each case unless waived in accordance with the terms of this Indenture, (v) be accompanied by an Opinion of Counsel stating that the action contemplated by this Section 1405(b) is authorized and permitted by the Indenture and that all conditions precedent herein relating to such action have been complied with and (vi) if required by the TIA, certificates in accordance with Section 314 of the TIA. Upon receipt of a Subordination Request, the Trustee, at the Company's expense, will execute and deliver, within seven Business Days from the receipt of such Subordination Request, any instruments, documents and agreements specified by the Company or any of its Subsidiaries to subordinate the Security Interests or any other Liens created by the Security Documents or the Indenture to any Lien that the Board of Directors of the Company or any of its Subsidiaries determines (each such determination, a "Subordination Determination") to accord priority over the Security Interests.

         (c) In connection with any release of any lien pursuant to a Release Notice or the subordination of any lien pursuant to a Subordination Request, the Company and the Guarantor shall comply, to the extent required thereby, with the applicable provisions of the TIA, including Section 314 thereof.

         (d) Any release or subordination of Collateral made in compliance with the provisions of this Section 1405 shall be deemed for all purposes: (i) not to impair the Security Interests or impair the security under the Indenture in contravention of the terms or provisions of this Indenture or the Security

Documents and (ii) not to constitute in any respect or for any purpose a breach, default or violation of any term or provision of this Indenture or the Security Documents and to the extent that any such breach, default or violation would otherwise result the same are hereby waived in all respects.

         (e) In addition to, and not in limitation of, any other rights, powers or privileges of the Company and its Subsidiaries, the Company and its Subsidiaries may incur Permitted Liens as and to the extent such action is in compliance with the terms of this Indenture and the Security Documents.

         (f) To the extent set forth in any Release Notice or Subordination Request or in the terms, provisions or conditions of any such release or subordination or any agreements, documents or instruments related thereto, associated therewith or arising from or in connection with any such release or subordination or any related or associated transaction, the terms of Section 1017, 1018 and 1404 hereof shall (i) cease to apply to the Assets that are the subject of such Release Notice or Subordination Request, and to any proceeds thereof or (ii) continue to apply to such Assets and proceeds only to the extent set forth in the terms, provisions or conditions of any such release or subordination or of any such agreements, documents or instruments.

         SECTION 1406. Reliance on Opinion of Counsel.

         The Trustee shall be fully protected in taking any action under this Article Fourteen or omitting to take any action, in reliance upon an Opinion of Counsel.

         SECTION 1407. Purchaser May Rely.

         Any person that acquires, obtains a Lien on or otherwise obtains any interest in good faith in the Collateral or any part thereof or interest therein which is purported to be transferred, granted or released by the Trustee as provided in this Article Fourteen shall not be bound to ascertain, and may rely on the authority of the Trustee to execute, transfer, grant or release, or to inquire as to the satisfaction of any conditions precedent to the exercise of such authority, or to see to the application of the purchase price therefor or any loan proceeds or other consideration relating thereto.

         SECTION 1408. Payment of Expenses.

         On demand of the Trustee, the Company forthwith shall pay or satisfactorily provide for the payment of all reasonable expenditures incurred by the Trustee under this Article Fourteen, including, without limitation, the costs of title insurance, surveys, attorneys' fees and expenses, recording fees and taxes, transfer taxes, taxes on indebtedness and other expenses incidental thereto and all such sums shall be a Lien upon the Collateral prior to the Securities and shall be secured thereby.

                                 ARTICLE FIFTEEN

                          CONVERSION AND DEMAND PAYMENT


         SECTION 1501. Conversion Following Election of Requisite Lenders.

         (a) Following delivery of written notice from the Requisite Lenders (which notice shall be deliverable in their sole and absolute discretion) to the Company and the Trustee stating that the Securities shall thereafter be convertible under this Section 1501(a) (the "Convertibility Election"), the Holder of any Note shall have the right, at its option, at any time following the date the Convertibility Notice was received by the Trustee, through the close of business on the final maturity date of the Notes (except that, with respect to any Note or portion of a Note that shall be called for redemption, such right shall terminate, except as provided in Section 1502, Section 1104 or
Section 1105, at the close of business on the Business Day next preceding the date fixed for redemption of such Note or portion of a Note unless the Company shall default in payment due upon redemption thereof) to convert any such Note into that number of fully paid and non-assessable shares of Company Common Stock (as such shares shall then be constituted) obtained by multiplying the principal amount of the Note or portion thereof surrendered for conversion by the Stated Ratio (and shall also be entitled to receive any other securities required to be issued in respect of such Note as contemplated in Section 1504 below), by surrender of the Note so to be converted in whole or in part in the manner provided in Section 1502.

(b) A holder of Notes is not entitled to any rights of a holder of Company Common Stock or other securities deliverable hereunder until such Notes are surrendered as provided in Section 1502.

         SECTION 1502. Exercise of Conversion Privilege; Demand Payment; Issuance of Common Stock; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege or obtain Applicable Common Stock in connection with a Demand Payment with respect to any Note in certificated form, the Holder of any such Note to be converted or so paid shall surrender such Note, duly endorsed, at an office or agency maintained by the Company pursuant to Section 1002, accompanied by the funds, if any, required by the penultimate paragraph of this Section 1502, and, with respect to a conversion under Section 1501(a) , shall give written notice of conversion (in the form of Exhibit B hereto or another form acceptable to the Company) to the office or agency that the Holder elects to convert such Note or the portion thereof specified in said notice. In connection with such surrender, the Holder shall also state the name or names (with address or addresses) in which certificates for securities which shall be issuable on such conversion or payment shall be issued, and such surrender shall be accompanied by transfer taxes, if required pursuant to
Section 1511. Each such Note surrendered for conversion or Demand Payment shall, unless the shares issuable on conversion or such payment are to be issued in the same name as the registration of such Note, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

         As promptly as practicable after satisfaction of the requirements for conversion or in respect of a Demand Payment in the form of the Applicable Common Stock, subject to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted or paid), the Company shall issue and shall deliver to such Noteholder a certificate or certificates for the securities issuable upon the conversion or payment in respect of a Demand Payment in the form of the Applicable Common Stock, of such Note or (in the case of a conversion) portion thereof as determined by the Company in accordance with the provisions of this Article Fifteen, calculated by the Company as provided in Section 1503. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 302, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.

         If a Note is surrendered for conversion in part, then a new Note will be issued but any such issuance will only be made in multiples of $1,000.

         Each conversion or payment in respect of a Demand Payment in the form of the Applicable Common Stock shall be deemed to have been effected so as to result in any Holder becoming a holder of Company Common Stock (or other securities issuable in respect of such conversion or Demand Payment as contemplated in Section 1504) on the date on which the requirements set forth above in this Section 1502 have been satisfied as to such Note (or portion thereof), and the Person in whose name any certificate or certificates for shares of Company Common Stock (or other securities issuable in respect of such conversion or payment as contemplated in Section 1504) shall be issuable upon such conversion or payment shall be deemed to have become on said date the holder of record of the shares represented thereby and such Holder shall be entitled to all of the rights of a record holder of Company Common Stock or other securities deliverable hereunder (all of which shall be and be deemed to be issued to such person) and such person shall be deemed to be the owner of such shares of Company Common Stock or other securities, whether or not certificates representing the same have been issued to such person. In the case of any conversion pursuant to Section 1501(a) any Note (or portion thereof) so surrendered shall cease to be outstanding and shall be discharged and all principal and accrued interest thereon extinguished in all respects as of the date or such surrender. In the case of any Demand Payment, the Note so surrendered shall be discharged and extinguished as contemplated in Section 301(f).

         No adjustment in respect of accrued interest on any Note converted or paid, or dividends on any shares issued upon conversion or payment of such Note will be made upon any conversion or payment.

         SECTION 1503. Stated Ratio. The "Stated Ratio" shall equal [______] shares of Company Common Stock per $1,000 principal amount of Notes. In the event of any transaction or occurrence not contemplated in Section 1504 in which it is equitable that the Stated Ratio be adjusted, then, upon the request and with the consent of the Requisite Lenders, and with the approval of the Board of Directors of the Company acting in good faith, the Stated Ratio shall be equitably adjusted. Any such adjustment shall be made by and set forth in a supplemental indenture between the Company, or any successor thereto, and the Trustee and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment.

         SECTION 1504. Additional Issuances In the Event of Occurrence of Certain Events. In addition to or instead of the shares of Company Common Stock otherwise issuable upon conversion pursuant to this Article Fifteen or payment in respect of a Demand Payment in the form of Applicable Common Stock:

               (a) In case the Company shall, at any time after the date hereof and on or prior to (x) the date of such conversion as contemplated in
         Section 1501(a) in respect of any conversion or (y) the Demand Payment Date in respect of any Demand Payment (i) declare a dividend or make a distribution on the Company Common Stock in shares of Company Common Stock, (ii) subdivide the outstanding shares of Company Common Stock into a greater number of shares, (iii) combine the outstanding shares of its Company Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock by reclassification of the Company Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then upon conversion or payment of a Note in respect of a Demand Payment in the form of Applicable Common Stock the Holder of such Note shall be entitled to receive the aggregate number and kind of shares which, if such Note had been converted or so paid immediately prior to such time, such Holder would have owned upon such conversion or payment, as applicable, and by virtue of such dividend, subdivision, combination, or reclassification.

               (b) In case the Company shall, at any time after the date hereof and on or prior to (x) the date of such conversion as contemplated in
         Section 1501(a) in respect of any conversion or (y) the Demand Payment Date in respect of any Demand Payment, issue to all holders of Company Common Stock rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock), and if the same are not issued or otherwise provided to the Holders of Notes at such time pro rata on a fully-diluted basis as if such Notes were then convertible or payable as contemplated herein, together with all warrants, other rights, options or convertible securities in respect of Company Common Stock, and as if all such securities were exercised or converted, then upon conversion or Demand Payment of a Note in the form of Applicable Common Stock the Holder of such Note so converted or so paid shall be entitled to receive the aggregate number and kind of rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock such holder would have received by virtue of such issuance of rights, options, or warrants to subscribe for or purchase Company Common Stock (or securities convertible into or exchangeable for Company Common Stock)), if such Note had been converted or paid in the form of Applicable Common Stock immediately prior to such time.

         (c) For the avoidance of doubt, the exercise or conversion of any option, warrant or other convertible or similar security shall not be deemed to constitute a distribution, subdividion or issuance contemplated by Section 1504(a) and (b) or otherwise require the issuance of any additional securities under Section 1504(a) or (b) or otherwise in respect of, or upon, conversion of Notes or a Demand Payment.

         SECTION 1505. Mergers. In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company is the continuing corporation and which does not result in any reclassification of the outstanding shares of Company Common Stock or the conversion of such outstanding shares of Company Common Stock into shares of other stock or other securities or property) (such actions being hereinafter collectively referred to as a "Merger"), there shall thereafter be deliverable upon conversion or Demand Payment of any Note (in lieu of the securities otherwise deliverable as contemplated in this Article Fifteen and Section 301(f)), the number of shares of stock or other securities or property to which a holder of the number of shares of Company Common Stock which would otherwise have been deliverable upon the conversion or such payment of such Note would have been entitled upon such Merger if such Note had been converted or so paid in full immediately prior to such Merger. In case of any Merger, appropriate adjustment, as determined in good faith by the Board of Directors of the Company and consented to by the Requisite Lenders, shall be made in the application of the provisions herein set forth with respect to the rights and interests of Note holders so that the provisions set forth herein shall thereafter be applicable, as nearly as possible, in relation to any shares or other property thereafter deliverable upon conversion or Demand Payment of Notes. Any such adjustment shall be made by and set forth in a supplemental indenture between the Company, or any successor thereto, and the Trustee and shall for all purposes hereof conclusively be deemed to be an appropriate adjustment. The Company shall not effect any such Merger unless upon or prior to the consummation thereof the successor corporation, or if the Company shall be the surviving corporation in any such Merger and is not the issuer of the shares of stock or other securities or property to be delivered to holders of shares of the Company Common Stock outstanding at the effective time thereof, then such issuer, shall assume by written instrument the obligation to deliver to the registered holder of any Note such shares of stock, securities, cash, or other property as such holder shall be entitled to purchase in accordance with the foregoing provisions.

         SECTION 1506. Verification of Computations. Whenever the Stated Ratio is adjusted as provided pursuant to Section 1504 hereof, the Company will promptly obtain a certificate of the chief financial officer of the Company setting forth the Stated Ratio as so adjusted and a brief statement of the facts accounting for such adjustment, and the Company will make available a brief summary thereof to the holders of the Notes, at their addresses listed on the register maintained for that purpose by the Trustee.

         SECTION 1507. Notice of Additional Issuances or Other Property. Whenever Holders of Notes become entitled to an additional issuance of securities or other property pursuant to this Article Fifteen, the Company shall cause notice of such matter to be mailed to the Trustee within 15 days thereafter, such notice to include in reasonable detail (a) the events precipitating such occurrence and (b) the computation of any such additional consideration, which computation shall include the number of shares or the securities or other property purchasable upon conversion or Demand Payment of each Note after giving effect thereto. The Trustee shall within 15 days after receipt of such notice from the Company cause a similar notice to be mailed to each registered holder of a Note.

         SECTION 1508. Fractional Shares. Upon the conversion or Demand Payment of any Note, all fractions will be rounded down to the nearest whole number of shares, and the Company shall not be required to issue fractional shares of Company Common Stock. If more than one Note is converted or paid in respect of any Demand Payment at one time by the same registered holder, the number of full shares of Company Common Stock which shall be deliverable shall be computed based on the number of shares deliverable in exchange for the aggregate principal amount of Notes converted or so paid. The Company shall not make any cash payments to holders of Notes with respect to any final fraction of a share called for upon the conversion or such payment of any Note.

         SECTION 1509. Taxes on Shares Issued. The issue of stock certificates on conversions or Demand Payment of Notes shall be made without charge to the Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted or so paid, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

         SECTION 1510. Reservation of Shares; Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Company Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Company Common Stock to provide for the conversion or Demand Payment of the Notes from time to time as such Notes are presented for conversion or such payment.

         The Company covenants that, if any shares of Company Common Stock to be provided for the purpose of conversion or Demand Payment of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion or Demand Payment, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Securities and Exchange Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

         The Company shall have no obligation to cause any securities to be listed on any national securities exchange or automated quotation system.

         SECTION 1511. Responsibility of Trustee. The Trustee and any other conversion agent shall not at any time be under any duty or responsibility to any holder of Notes to determine the Stated Ratio or whether any facts exist which may require any adjustment of the Stated Ratio, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other conversion or payment agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Company Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion or Demand Payment of any Note; and the Trustee and any other conversion or payment agent make no representations with respect thereto. Neither the Trustee nor any conversion or payment agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Company Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or Demand Payment or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article Fifteen.

         Without limiting the generality of the foregoing, neither the Trustee nor any conversion or payment agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant hereto relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion or Demand Payment of their Notes, but, subject to the provisions of Article Six, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

                                 ARTICLE SIXTEEN

                                  MISCELLANEOUS

         SECTION 1601. Counterparts.

         This Indenture may be signed in any number of counterparts each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Indenture.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                         ATLANTIC COAST ENTERTAINMENT
                                         HOLDINGS, INC.


                                         By
                                            ---------------------------------
                                              Title:

Attest:
      ---------------------------------
      Title:


                                         ACE Gaming, LLC


                                         By
                                            ---------------------------------
                                              Title:

Attest:
      ---------------------------------
      Title:

                                         [                          ]
                                          --------------------------

                                         By
                                            ---------------------------------
                                              Title:

                                    EXHIBIT A
                                    ---------

--------------------------------------------------------------------------

                              OFFICER'S CERTIFICATE
                                       OF
                                 ACE GAMING, LLC

------------------------------------------------------------------------------


         Reference is made to that certain Indenture dated as of ____________________ (the "Indenture") among Atlantic Coast Entertainment Holdings, Inc. (the "Company"), as Issuer, ACE Gaming, LLC, as guarantor, and [__________________________], as Trustee (the "Trustee"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Indenture.

         Pursuant to Section 1008 of the Indenture, the undersigned officer of Licensee hereby certifies to the Trustee as follows:

                  He is now, and at the times mentioned herein has been, the duly elected, qualified and acting officer of Licensee as specified below.

                  To his knowledge, and without regard to any period of grace or requirements of notice under the Indenture or the Security Documents, Licensee is in compliance with all conditions and covenants under the Indenture or the Security Documents.

         IN WITNESS WHEREOF, I have set my hand this ____ day of ______________.


                                          ACE GAMING, LLC
                                          t/a "Sands Hotel & Casino"


                                          By:___________________________________

                                  SCHEDULE 1.01
                                  -------------

                             PERMITTED INDEBTEDNESS
                             ----------------------



[Mortgage in the amount of $700,000 and interest, made by Lieber Check Cashing L.L.C., to Andermatt Corp., dated July 22, 1996.

Mortgage in the amount of $525,000 and interest made by GBHC to Ruth M. Lubin dated January 1, 1983.

Amendment dated April 5, 2000, to Brighton Park Improvements Agreement dated November 5, 1987, by and between Claridge at Park Place, Inc. and GBHC.

Lease Agreement dated April 17, 2000 between Claridge at Park Place, Inc. and GBHC for Lot 11 on Block 47 Tax Map of the City of Atlantic City.

Such liens or interests as are set forth in that certain Commitment No. 102134032 for Title Insurance of Stewart Title Guaranty Company.

The lease, license or management agreement(s) with an energy management company(s), supplier(s), or intermediary(s) related thereto now or hereafter entered into concerning or with respect to the supply and/or management of utility services and/or the operation of existing or newly supplied equipment at the property, including, but not limited to heating, ventilation, and air-conditioning and energy production related equipment.]

                                    EXHIBIT B
                                    ---------

                                CONVERSION NOTICE
                                -----------------

       TO: ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC. AND [NAME OF AGENT]

The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Atlantic Coast Entertainment Holdings, Inc.in accordance with the terms of the Indenture referred to in the Note below, and directs that the shares issuable and deliverable upon such conversion, and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated: ___________________
Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:

(Name)

(Street Address)

(City, State and Zip Code)

Please print name and address

Principal amount to be converted (if less than all):

$-------------------------------

Social Security or Other Taxpayer
Identification Number:

Name of Registered Owner of Note being Converted:
                                                  ---------------------------

Principal Amount of Note being Converted: $
                                            -------------------------------

Certificate Number of Note being Converted:
                                            ---------------------------------

                                  [BACK COVER]

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         As permitted by Section 102(b)(7) of the Delaware General Corporation Law, our Certificate of Incorporation provides that directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of their duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, relating to prohibited dividends or distributions or the repurchase or redemption of stock, or (iv) for any transaction from which our director derives an improper personal benefit. In addition, our by-laws provide for indemnification of our officers and directors to the fullest extent permitted under Delaware law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons who control us, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         We maintain directors' and officers' liability insurance against any actual or alleged error, misstatement, misleading statement, act, omission, neglect or breach of duty by any director or officer, excluding certain matters including fraudulent, dishonest or criminal acts or self-dealing.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

a.       Exhibits


  EXHIBIT
   NUMBER                          DESCRIPTION OF DOCUMENT
   ------                          -----------------------

3.1 Certificate of Incorporation of Atlantic Coast Entertainment Holdings, Inc. ("Atlantic"), filed October 31, 2003 (Incorporated herein by reference to Annex A to the solicitation statement and prospectus, which is a part of this registration statement).

3.2 Certificate of Formation of ACE Gaming, LLC ("Licensee"), filed November 5, 2003.

3.3 By-Laws of Atlantic (Incorporated herein by reference to Annex B to the solicitation statement and prospectus, which is a part of this registration statement).

4.1      Specimen form of Atlantic's Common Stock certificate.

4.2      Operating Agreement of Licensee, dated November 5, by Atlantic.

4.3 Amended and Restated Indenture, dated as of October 12, 2001, among GB Property Funding Corp. ("Funding"), as issuer, GB Holdings, Inc. ("Parent") and Greate Bay Hotel and Casino, Inc. ("Operating"), as guarantors, and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as trustee (Incorporated herein by reference to Annex E to the solicitation statement and prospectus, which is a part of this registration statement).

4.4 Form of Amendment to the Amended and Restated Indenture among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo, as trustee, and Form of Second Amended and Restated Indenture among Parent, as obligor, and Wells Fargo, as trustee (Incorporated herein by reference to Annex F to the solicitation statement and prospectus, which is a part of this registration statement).

4.5 Form of Indenture among Atlantic, as issuer, Licensee, as guarantor, and ________________________, as trustee (Incorporated herein by reference to Annex G to the solicitation statement and prospectus, which is a part of this registration statement).

4.6 Form of Warrant Agreement (Incorporated herein by reference to Annex D to the solicitation statement and prospectus, which is a part of this registration statement).

4.7*     Form of Registration Rights Agreement, between Atlantic and Cyprus,
         LLC.

5.1      Opinion of Katten Muchin Zavis Rosenman.

10.1 Form of Contribution Agreement among Parent, Operating, Atlantic and Licensee (Incorporated herein by reference to Annex C to the solicitation statement and prospectus, which is a part of this registration statement).

10.2*    Form of Security Agreement, by and among Atlantic, Licensee and
         Trustee.

10.3*    Form of Collateral Assignment of Leases, between Licensee and Trustee.

10.4* Form of Mortgage and Fixture Security Agreement, between Licensee and Trustee.

10.5*    Solicitation Agent Agreement with            , dated                  .

10.6*    Information Agent Agreement with             , dated                  .

10.7*    Exchange Agent Agreement with with           , dated                  .

12.1     Statement regarding computation of ratios.

21.1     List of Subsidiaries of Atlantic.

23.1     Consents of KPMG LLP.

23.2     Opinion of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).

25.1* Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo.

99.1     Form of Consent and Letter of Transmittal.

99.2     Form of Notice of Guaranteed Delivery.

------------------
*  To be filed by amendment.

b.       Financial Statement Schedules

         All financial statement schedules are omitted because the information is not required, is not material or is otherwise included in the financial statements or related notes thereto.

ITEM 22.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants, pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlantic City, New Jersey, on November 13, 2003.

                                ATLANTIC COAST ENTERTAINMENT HOLDINGS, INC.

                                By: /s/ Timothy A. Ebling
                                    ----------------------------------------
                                    Name:  Timothy A. Ebling
                                    Title: Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Richard P. Brown, Timothy A. Ebling, Phyllis LeTart and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                          TITLE                                   DATE
                ---------                                          -----                                   ----
      /s/   RICHARD P. BROWN               Chief Executive Officer (Principal Executive Officer)      November 13, 2003
------------------------------------------
            RICHARD P. BROWN

      /s/   TIMOTHY A. EBLING               Chief Financial Officer (Principal Accounting Officer)    November 13, 2003
------------------------------------------
            TIMOTHY A. EBLING

      /s/     MARTIN HIRSCH                                       Director                            November 13, 2003
------------------------------------------
              MARTIN HIRSCH

      /s/  JOHN P. SALDARELLI                                     Director                            November 13, 2003
------------------------------------------
           JOHN P. SALDARELLI

      /s/   MICHAEL L. ASHNER                                     Director                            November 13, 2003
------------------------------------------
            MICHAEL L. ASHNER

      /s/     HAROLD FIRST                                        Director                            November 13, 2003
------------------------------------------
              HAROLD FIRST

      /s/ AUGUST E. RIMPEL, JR.                                   Director                            November 13, 2003
------------------------------------------
          AUGUST E. RIMPEL, JR.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlantic City, New Jersey, on November 13, 2003.

                                ACE GAMING, LLC

                                By: /s/ Timothy A. Ebling
                                    ----------------------------------------
                                    Name:  Timothy A. Ebling
                                    Title: Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, the undersigned hereby constitute and appoint Richard P. Brown, Timothy A. Ebling, Phyllis LeTart and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, or any related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                          TITLE                                   DATE
                ---------                                          -----                                   ----
      /s/   RICHARD P. BROWN               Chief Executive Officer (Principal Executive Officer)      November 13, 2003
------------------------------------------
            RICHARD P. BROWN

      /s/   TIMOTHY A. EBLING              Chief Financial Officer (Principal Accounting Officer)     November 13, 2003
------------------------------------------
            TIMOTHY A. EBLING

      /s/     MARTIN HIRSCH                                       Director                            November 13, 2003
------------------------------------------
              MARTIN HIRSCH

      /s/  JOHN P. SALDARELLI                                     Director                            November 13, 2003
------------------------------------------
           JOHN P. SALDARELLI

      /s/   MICHAEL L. ASHNER                                     Director                            November 13, 2003
------------------------------------------
            MICHAEL L. ASHNER

      /s/     HAROLD FIRST                                        Director                            November 13, 2003
------------------------------------------
              HAROLD FIRST

      /s/ AUGUST E. RIMPLE, JR.                                   Director                            November 13, 2003
------------------------------------------
          AUGUST E. RIMPEL, JR.

  EXHIBIT
   NUMBER                                             DESCRIPTION OF DOCUMENT
   ------                                             -----------------------

3.1 Certificate of Incorporation of Atlantic Coast Entertainment Holdings, Inc. ("Atlantic"), filed October 31, 2003 (Incorporated herein by reference to Annex A to the solicitation statement and prospectus, which is a part of this registration statement).

3.2 Certificate of Formation of ACE Gaming, LLC ("Licensee"), filed November 5, 2003.

3.3 By-Laws of Atlantic (Incorporated herein by reference to Annex B to the solicitation statement and prospectus, which is a part of this registration statement).

4.1      Specimen form of Atlantic's Common Stock certificate.

4.2      Operating Agreement of Licensee, dated November 5, by Atlantic.

4.3 Amended and Restated Indenture, dated as of October 12, 2001, among GB Property Funding Corp. ("Funding"), as issuer, GB Holdings, Inc. ("Parent") and Greate Bay Hotel and Casino, Inc. ("Operating"), as guarantors, and Wells Fargo Bank Minnesota, National Association ("Wells Fargo"), as trustee (Incorporated herein by reference to Annex E to the solicitation statement and prospectus, which is a part of this registration statement).

4.4 Form of Amendment to the Amended and Restated Indenture among Funding, as issuer, Parent and Operating, as guarantors, and Wells Fargo, as trustee, and Form of Second Amended and Restated Indenture among Parent, as obligor, and Wells Fargo, as trustee (Incorporated herein by reference to Annex F to the solicitation statement and prospectus, which is a part of this registration statement).

4.5 Form of Indenture among Atlantic, as issuer, Licensee, as guarantor, and ________________________, as trustee (Incorporated herein by reference to Annex G to the solicitation statement and prospectus, which is a part of this registration statement).

4.6 Form of Warrant Agreement (Incorporated herein by reference to Annex D to the solicitation statement and prospectus, which is a part of this registration statement).

4.7*     Form of Registration Rights Agreement, between Atlantic and Cyprus,
         LLC.

5.1      Opinion of Katten Muchin Zavis Rosenman.

10.1 Form of Contribution Agreement among Parent, Operating, Atlantic and Licensee (Incorporated herein by reference to Annex C to the solicitation statement and prospectus, which is a part of this registration statement).

10.2*    Form of Security Agreement, by and among Atlantic, Licensee and
         Trustee.

10.3*    Form of Collateral Assignment of Leases, between Licensee and Trustee.

10.4* Form of Mortgage and Fixture Security Agreement, between Licensee and Trustee.

10.5*    Solicitation Agent Agreement with            , dated                  .

10.6*    Information Agent Agreement with             , dated                  .

10.7*    Exchange Agent Agreement with with           , dated                  .

12.1     Statement regarding computation of ratios.

21.1     List of Subsidiaries of Atlantic.

23.1     Consents of KPMG LLP.

23.2     Opinion of Katten Muchin Zavis Rosenman (included in Exhibit 5.1).

24.1     Powers of Attorney (included on signature page).

25.1* Statement of Eligibility under the Trust Indenture Act of 1939 on Form T-1 of Wells Fargo.

99.1     Form of Consent and Letter of Transmittal.

99.2     Form of Notice of Guaranteed Delivery.

------------------
*  To be filed by amendment.